Filed Pursuant to Rule 424(b)(3)
Registration No. 333-280059
BLACKSTONE REAL ESTATE INCOME TRUST, INC.
SUPPLEMENT NO. 1 DATED AUGUST 15, 2025
TO THE PROSPECTUS DATED AUGUST 5, 2025

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Blackstone Real Estate Income Trust, Inc., dated August 5, 2025 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. References herein to the "Company," "BREIT," "we," "us," or "our" refer to Blackstone Real Estate Income Trust, Inc. and its subsidiaries unless the context specifically requires otherwise.

The purposes of this Supplement are as follows:
•to provide an update to BREIT’s portfolio;
•to disclose the transaction price for each class of our common stock as of September 1, 2025;
•to disclose the calculation of our July 31, 2025 NAV per share for all share classes;
•to provide an update on the status of our current public offering (the “Offering”);
•to otherwise update the prospectus; and
•to include our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025

Portfolio Update

For the month ended July 31, 2025, BREIT’s Class I NAV per share was $13.82 and Class I total return was 0.5% (not annualized).1

September 1, 2025 Transaction Price
The transaction price for each share class of our common stock for subscriptions accepted as of September 1, 2025 (and repurchases as of August 31, 2025) is as follows:

Transaction Price (per share)
Class S	$13.8075
Class I	$13.8168
Class T	$13.5762
Class D	$13.4820
Class C	$15.5529
The September 1 transaction price for each of our share classes is equal to such class’s NAV per share as of July 31, 2025. A detailed calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees. The repurchase price for each share class equals the transaction price of such class.

July 31, 2025 NAV per Share
We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.breit.com and is made available on our toll-free, automated telephone line at (844) 702-1299. Please refer to “Net Asset Value Calculation and Valuation Guidelines” in the Prospectus for how our NAV is determined. The Adviser is ultimately responsible for determining our NAV. All our property investments are appraised annually by third party appraisal firms in accordance with our valuation guidelines. Transactions or events have occurred since July 31, 2025 that could have a material impact on our NAV per share, upon which our transaction price is based. We have included a breakdown of the components of total NAV and NAV per share for July 31, 2025 along with the immediately preceding month.

1 BREIT’s Class D NAV per share was $13.48, Class S NAV per share was $13.81, Class T NAV per share was $13.58 and Class C NAV per share was $15.55. BREIT’s Class D total return was 0.5%, Class S total return was 0.4%, Class T total return was 0.4%, and Class C total return was 0.5% for July 2025.

Our total NAV presented in the following tables includes the NAV of our Class S, Class I, Class T, Class D, and Class C common stockholders, as well as partnership interests of BREIT Operating Partnership held by parties other than the Company. The following table provides a breakdown of the major components of our total NAV as of July 31, 2025 ($ and shares in thousands):

Components of NAV	July 31, 2025
Investments in real estate(1)	$99,369,424
Investments in real estate debt	5,937,634
Investments in unconsolidated entities(2)	14,454,244
Cash and cash equivalents	1,568,270
Restricted cash	812,632
Other assets	3,369,390
Mortgage notes, term loans, and revolving credit facilities, net	(60,064,646)
Secured financings on investments in real estate debt	(3,414,836)
Subscriptions received in advance	(148,062)
Other liabilities	(2,610,027)
Accrued performance participation allocation	(38,201)
Management fee payable	(55,596)
Accrued stockholder servicing fees(3)	(13,341)
Non-controlling interests in joint ventures	(6,099,807)
Net asset value	$53,067,078
Number of outstanding shares/units	3,844,396
_____________
(1)Investments in real estate reflects the entire value of our consolidated real estate properties, including the $88.0 billion allocable to us and $11.3 billion allocable to third-party joint venture interests in such investments as of July 31, 2025.
(2)Investments in unconsolidated entities reflects the value of our net equity investment in entities we do not consolidate. As of July 31, 2025, our allocable share of the gross real estate asset value held by such entities was $32.6 billion.
(3)Stockholder servicing fees only apply to Class S, Class T and Class D shares. For purposes of NAV we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. Under accounting principles generally accepted in the United States of America (“GAAP”), we accrue the full cost of the stockholder servicing fee as an offering cost at the time we sell Class S, Class T and Class D shares. As of July 31, 2025, the Company has accrued under GAAP $0.8 billion of stockholder servicing fees payable to the Dealer Manager related to the Class S, Class T and Class D shares sold. The Dealer Manager does not retain any of these fees, all of which are retained by, or re-allowed (paid) to, participating broker-dealers.

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of July 31, 2025 ($ and shares/units in thousands, except per share/unit data):

						Third-party
						Operating
	Class S	Class I	Class T	Class D	Class C	Partnership
NAV Per Share/Unit	Shares	Shares	Shares	Shares	Shares	Units(1)	Total
Net asset value	$17,484,339	$29,390,140	$507,926	$1,407,950	$50,006	$4,226,717	$53,067,078
Number of outstanding shares/units	1,266,290	2,127,134	37,413	104,432	3,215	305,912	3,844,396
NAV Per Share/Unit as of July 31, 2025	$13.8075	$13.8168	$13.5762	$13.4820	$15.5529	$13.8168
_____________
(1)Includes the partnership interests of BREIT Operating Partnership held by BREIT Special Limited Partner, Class B unit holders, and other BREIT Operating Partnership interests held by parties other than the Company.

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the July 31, 2025 valuations, based on property types.

Property Type	Discount Rate	Exit Capitalization Rate
Rental Housing	7.3%	5.4%
Industrial	7.6%	5.7%
Net Lease	6.8%	5.6%
Hospitality	10.8%	9.1%
Data Centers	7.9%	6.0%
Self Storage	8.3%	6.5%
Office	7.7%	5.6%
Retail	7.9%	6.3%

These assumptions are determined by the Adviser, and reviewed by our independent valuation advisor. A change in these assumptions or factors would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Rental
		Housing	Industrial	Net Lease	Hospitality	Data Centers	Self Storage	Office	Retail
	Hypothetical	Investment	Investment	Investment	Investment	Investment	Investment	Investment	Investment
Input	Change	Values	Values	Values	Values	Values	Values	Values	Values
Discount Rate	0.25% decrease	+1.8%	+2.0%	+1.8%	+1.7%	+0.7%	+1.8%	+1.9%	+1.9%
(weighted average)	0.25% increase	(1.8)%	(1.9)%	(1.8)%	(1.7)%	(0.5)%	(1.7)%	(1.9)%	(1.8)%
Exit Capitalization Rate	0.25% decrease	+2.9%	+3.4%	+2.7%	+1.5%	+0.8%	+2.2%	+3.1%	+2.5%
(weighted average)	0.25% increase	(2.7)%	(3.1)%	(2.5)%	(1.4)%	(0.7)%	(2.1)%	(2.9)%	(2.3)%
Our total NAV presented in the following tables includes the NAV of our Class S, Class I, Class T, and Class D common stockholders, as well as partnership interests of BREIT Operating Partnership held by parties other than the Company. The following table provides a breakdown of the major components of our total NAV as of June 30, 2025 ($ and shares in thousands):

Components of NAV	June 30, 2025
Investments in real estate(1)	$99,569,813
Investments in real estate debt	6,233,333
Investments in unconsolidated entities(2)	14,327,349
Cash and cash equivalents	2,065,597
Restricted cash	812,075
Other assets	3,152,231
Mortgage notes, term loans, and revolving credit facilities, net	(60,539,739)
Secured financings on investments in real estate debt	(3,585,679)
Subscriptions received in advance	(124,336)
Other liabilities	(2,508,054)
Accrued performance participation allocation	(88,824)
Management fee payable	(55,634)
Accrued stockholder servicing fees(3)	(13,080)
Non-controlling interests in joint ventures	(6,191,709)
Net asset value	$53,053,343
Number of outstanding shares/units	3,848,160
__________
(1)Investments in real estate reflects the entire value of our consolidated real estate properties, including the $88.2 billion allocable to us and $11.4 billion allocable to third-party joint venture interests in such investments as of June 30, 2025.
(2)Investments in unconsolidated entities reflects the value of our net equity investment in entities we do not consolidate. As of June 30, 2025, our allocable share of the gross real estate asset value held by such entities was $32.0 billion.

(3)Stockholder servicing fees only apply to Class S, Class T and Class D shares. For purposes of NAV we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. Under GAAP, we accrue the full cost of the stockholder servicing fee as an offering cost at the time we sell Class S, Class T and Class D shares. As of June 30, 2025, the Company has accrued under GAAP $0.8 billion of stockholder servicing fees payable to the Dealer Manager related to the Class S, Class T and Class D shares sold. The Dealer Manager does not retain any of these fees, all of which are retained by, or reallowed (paid) to, participating broker-dealers.
The following table provides a breakdown of our total NAV and NAV per share/unit by class as of June 30, 2025 ($ and shares/units in thousands, except per share/unit data):

						Third-party
						Operating
	Class S	Class I	Class T	Class D	Class C	Partnership
NAV Per Share/Unit	Shares	Shares	Shares	Shares	Shares	Units(1)	Total
Net asset value	$17,606,364	$29,026,172	$515,701	$1,790,353	$47,378	$4,067,375	$53,053,343
Number of outstanding shares/units	1,276,460	2,103,003	38,023	132,923	3,062	294,689	3,848,160
NAV Per Share/Unit as of June 30, 2025	$13.7931	$13.8022	$13.5629	$13.4691	$15.4749	$13.8022
____________
(1)Includes the partnership interests of BREIT Operating Partnership held by BREIT Special Limited Partnership, Class B unit holders, and other BREIT Operating Partnership interests held by parties other than the Company.

Status of our Current Public Offering

We are currently offering on a continuous basis up to $60.0 billion in shares of common stock, consisting of up to $48.0 billion in shares in our primary offering and up to $12.0 billion in shares pursuant to our distribution reinvestment plan. As of the date of this Supplement, we have not sold any shares in the Offering. As of July 31, 2025, our aggregate NAV was $53.1 billion. We intend to continue selling shares in the Offering on a monthly basis.

Updates to the Prospectus

The following supersedes and replaces the “Management – Directors and Executive Officers” section of the Prospectus and all similar disclosure in the Prospectus.

Management

On August 7, 2025, the Board of Directors (the “Board”) of the Company appointed Robert Harper as Interim Chief Executive Officer of the Company, effective immediately. Mr. Harper will continue to serve as the Company’s Co-President and a director. Mr. Harper’s appointment follows the loss of Wesley M. LePatner, who served as the Company’s Chief Executive Officer until her tragic passing on July 28, 2025.

Mrs. LePatner was instrumental in building BREIT, serving as Chief Operating Officer and a director before becoming Chief Executive Officer earlier this year. Mrs. LePatner’s brilliance, generosity, and impact on Blackstone and beyond will never be forgotten, and we will continue to honor her powerful legacy.

On August 7, 2025, Mr. Harper appointed Kate O’Neil as Deputy Chief Legal Officer and Secretary in accordance with the Company’s bylaws.

Directors and Executive Officers

Our directors and executive officers are set forth below.

Name	Age	Position
Robert Harper	47	Interim Chief Executive Officer, Co-President and Director
A.J. Agarwal	58	Co-President and Director
Glen Bartley	39	Chief Operating Officer
Anthony F. Marone, Jr.	43	Chief Financial Officer and Treasurer
Leon Volchyok	41	Chief Legal Officer
Zaneta Koplewicz	41	Head of Shareholder Relations
Paul Kolodziej	46	Deputy Chief Financial Officer
Kate O'Neil	33	Deputy Chief Legal Officer and Secretary*
Frank Cohen	52	Chairman of the Board
Raymond J. Beier	69	Independent Director
Susan Carras	71	Independent Director
Richard I. Gilchrist	79	Independent Director
Field Griffith	71	Independent Director
Edward Lewis	85	Independent Director
__________________
As of August 14, 2025
*Non-executive officer position

Robert Harper has been a director of the Company since August 2023 and Interim Chief Executive Officer and Co-President of the Company since August 2025 and March 2025, respectively. Previously, Mr. Harper was the President of the Company from August 2023 through February 2025, and the Head of Asset Management of the Company from August 2016 to August 2023. He is a Senior Managing Director and the Head of Real Estate Asset Management Americas for Blackstone. Since joining Blackstone in 2002, Mr. Harper has been involved in analyzing Blackstone’s real estate equity and debt investments in all property types. Mr. Harper has previously worked for Blackstone in Los Angeles and London, where he served as Head of Europe for the Blackstone Real Estate Debt Strategies business. Mr. Harper currently serves as a board member for the World Monuments Fund and the McIntire School of Commerce Foundation board at the University of Virginia. His prior board memberships include Invitation Homes, Park Hotels & Resorts and Extended Stay America. Prior to joining Blackstone, Mr. Harper worked for Morgan Stanley’s real estate private equity group in Los Angeles and San Francisco. Mr. Harper received a BS from the McIntire School of Commerce at the University of Virginia. Mr. Harper is a valuable member of our board of directors because of his extensive real estate experience, his history with Blackstone and BREIT, and his leadership within Blackstone Real Estate’s business.

A.J. Agarwal has been a director and Co-President of the Company since March 2025. Mr. Agarwal is also a Senior Managing Director in Blackstone Real Estate, where he focuses on the Global Core+ business. Mr. Agarwal was previously President and a director of the Company from December 2015 to August 2023. Prior to the launch of the Blackstone Real Estate Core+ business, Mr. Agarwal was co-head of the U.S. Acquisitions team and oversaw more than $50 billion of investment transactions across all real estate asset classes for Blackstone’s opportunistic real estate funds. Mr. Agarwal joined Blackstone in 1992 and is a member of Blackstone’s Real Estate Investment Committee. Mr. Agarwal is also a member of the Council on Foreign Relations. Mr. Agarwal graduated from Princeton University, where he graduated magna cum laude and Phi Beta Kappa, and received his M.B.A. from Stanford University Graduate School of Business. Mr. Agarwal is a valuable member of our board of directors because of his extensive real estate and investment experience, his history with Blackstone and BREIT, and his leadership within Blackstone Real Estate’s business.

Glen Bartley has been Chief Operating Officer of the Company since March 2025. He is also a Managing Director with Blackstone Real Estate. Mr. Bartley is involved in the management and operations of the Company and was previously a member of Blackstone Real Estate’s investment team where he focused primarily on driving performance in its office and lab office investments. Before joining Blackstone in July 2019, Mr. Bartley worked at Goldman Sachs for 10 years in various roles across the real estate business including acquisitions, asset management, and debt originations and restructurings. Mr. Bartley received a BE in Mechanical Engineering from Vanderbilt University and an MBA from Columbia Business School.

Anthony F. Marone, Jr. has been Chief Financial Officer and Treasurer of the Company since March 2021. He is a Managing Director of Blackstone and the Head of Real Estate Finance Americas. Mr. Marone also serves as the Chief Financial Officer of Blackstone Mortgage Trust (NYSE: BXMT). Prior to joining Blackstone in 2012, Mr. Marone was a Vice President and Controller at Capital Trust, Inc., the predecessor business to BXMT. Previously, Mr. Marone worked in the Real Estate Assurance practice of PricewaterhouseCoopers LLP. Mr. Marone received a BS and an MBA from Rutgers University and is a Certified Public Accountant and Chartered Global Management Accountant.

Leon Volchyok has been the Chief Legal Officer of the Company since September 2017. He was previously Secretary of the Company from June 2016 to August 2025. Mr. Volchyok is the General Counsel for Blackstone’s Private Wealth business. Mr. Volchyok plays a key role in the structuring, launch and operations of the firm's individual investor-focused vehicles. Mr. Volchyok is a member of the board for the Institute for Portfolio Alternatives and on the Executive Committee of NAREIT’s Public Non-listed REIT Council. Mr. Volchyok received a BBA from Baruch College – Zicklin School of Business and a JD from Fordham Law School.

Zaneta Koplewicz has been the Head of Shareholder Relations of the Company since December 2023. She is a Senior Managing Director with Blackstone Real Estate. Since joining Blackstone in 2021, Ms. Koplewicz’s primary responsibility has been managing the Company’s interface with clients and other key stakeholders. Before joining Blackstone, Ms. Koplewicz spent 14 years at BlackRock where she was most recently a Managing Director responsible for developing and growing relationships with large, strategic clients in North America. Prior to that, she held several roles within BlackRock Alternative Investors including Global Head of Product Strategy for the Event Driven business, where she led client engagement and business strategy for the platform across institutional and private wealth clients. Ms. Koplewicz received a BA in Politics with a certificate in African American Studies from Princeton University.

Paul Kolodziej has been the Deputy Chief Financial Officer of the Company since December 2023 and was the Company’s Chief Accounting Officer from March 2019 to December 2023. He is also a Managing Director with Blackstone Real Estate and previously served as Controller of the Company from June 2016 to March 2019. Prior to joining Blackstone in June 2016, Mr. Kolodziej was a Senior Manager at PricewaterhouseCoopers LLP, where he provided assurance services to financial service clients focused on REITs, private real estate funds and hedge funds. During his time at PricewaterhouseCoopers LLP, Mr. Kolodziej also completed a two-year rotation in PricewaterhouseCoopers LLP’s SEC Services Group within their National Office, focusing on client consultations over a wide range of matters related to security registrations and ongoing SEC filing requirements. Mr. Kolodziej received a BS in Accountancy from DePaul University and is a Certified Public Accountant.

Kate O’Neil has been the Deputy Chief Legal Officer and Secretary of the Company since August 2025. She is a Senior Vice President with Blackstone. Ms. O’Neil also serves as the Chief Legal Officer for Blackstone Private Equity Strategies Fund and Blackstone Infrastructure Strategies, the firm’s individual investor focused vehicles for private equity and infrastructure strategies, respectively. Prior to joining Blackstone in 2022, Ms. O’Neil was an attorney with Simpson Thacher & Bartlett LLP and Fried, Frank, Harris, Shriver & Jacobson LLP, where she focused on alternative investment products, including registered funds, private funds, REITs and BDCs. Ms. O’Neil received a B.S., magna cum laude, in Financial Management from Clemson University and a J.D. from the University of Virginia School of Law.

Frank Cohen has been Chairman of our board of directors since July 2016 and previously served as the Company’s Chief Executive Officer from July 2016 to December 31, 2024. He was previously a Senior Managing Director with Blackstone Real Estate, the Global Chairman of Blackstone’s Global Core+ real estate business and a member of Blackstone Real Estate’s Investment Committee. Mr. Cohen joined Blackstone in 1996 and played an integral role in the growth of the real estate business. He previously held multiple leadership positions, overseeing Blackstone Real Estate’s Americas Acquisitions and later the Core+ real estate business from its early days. Mr. Cohen was involved in over $100 billion of real estate transactions, including many of Blackstone’s notable investments, including Equity Office, CarrAmerica Realty, Trizec and IndCor Properties. Mr. Cohen received a BA from Northwestern University, where he graduated from the Honors Program in Mathematical Methods in the Social Sciences, with a double major in political science. Mr. Cohen served as a director of Tricon Residential Inc. from September 2020 until May 2024 after the delisting of its shares from the New York Stock Exchange and the Toronto Stock Exchange. He serves as a director for several private Blackstone portfolio companies, including Equity Office, and served as a director for Hudson Pacific Properties (NYSE: HPP) from 2015 until 2017. He also serves on the board of trustees for Northwestern University, as a Trustee of the Urban Land Institute and on the advisory board of governors for NAREIT. Mr. Cohen is a valuable member of our board of directors because of his extensive real estate experience and his history with Blackstone.

Raymond J. Beier has been a director and Audit Committee Chair of the Company since July 2016. Mr. Beier also serves as a director and audit committee chair of Blackstone Private Equity Strategies Fund L.P.. Before then, he was a partner in the financial services practice at PricewaterhouseCoopers LLP, having been with the firm from 1993 to 2016. Mr. Beier has extensive experience in financial reporting matters relating to mergers, acquisitions and corporate finance transactions. Mr. Beier served in a variety of roles at PricewaterhouseCoopers LLP, including as a member of the National Office leadership team responsible for its strategic policy and analysis group and as a senior partner in the transaction services group. Mr. Beier also served on various PricewaterhouseCoopers committees, including the Global Private Equity Committee and the Extended Leadership Committee. Mr. Beier received a B.S. in Accounting, summa cum laude, from the University of Minnesota—Duluth and an M.B.A. from the University of Minnesota—Carlson School of Management. Mr. Beier is a valuable member of our board of directors because of his extensive experience with accounting and financial reporting matters, especially relating to mergers, acquisitions and corporate finance transactions.

Susan Carras has been a director of the Company since January 2021. She is a Senior Managing Director in the Washington, DC office of JLL Capital Markets, America. Ms. Carras served as Co-Head of HFF’s Washington, DC office from 2011 to 2019 and she joined JLL as part of JLL’s 2019 acquisition of HFF. Prior to HFF, she was a Principal and Managing Director at Sonnenblick Goldman where she served on the operating committee and headed offices in Washington, DC and Tampa, FL. Earlier in her career, she was with the Real Estate Finance Division of Chase Manhattan Bank. Ms. Carras received a BA, magna cum laude with departmental honors, from Lafayette College and a Diploma in Real Estate Analysis and Appraisal from New York University. She is a trustee emerita of Lafayette College and previously chaired the Development and Alumni Relations Committee, served on the Executive Committee and was a member of the search committee for Lafayette’s 16th president. Together with a fellow trustee, Ms. Carras started the First Women of Lafayette Scholarship Fund. Ms. Carras is a past chair of the board of trustees of the McLean School of Maryland. In September 2023, Ms. Carras was appointed as an independent director to the board of trustees of Elme Communities (NYSE: ELME). She is active in the Urban Land Institute serving on the UDMUC Blue Council and on the Washington Full Member Engagement Committee. She is a past recipient of the Greater Washington

Commercial Association of Realtors Top Financing Award and Top Sales Award for the Washington, DC Metro and has been recognized by Real Estate Forum’s Women of Influence, by BIsnow’s Women of Influence in Commercial Real Estate and by Connect Media’s Women in Real Estate. Ms. Carras is a valuable member of our board of directors because of her significant experience in the real estate industry.

Richard I. Gilchrist has been a director of the Company since July 2016. He served as Senior Advisor for acquisitions and investments at The Irvine Company, a privately-held real estate investment company, a position he held from July 2011 until July 2018, after having served as President of its Investment Properties Group from 2006 to 2011. He served as President and Co-Chief Executive Officer and on the board of directors of Maguire Properties, Inc., a publicly-held REIT, from 2002 to 2006. From 1997 to 2001, Mr. Gilchrist served as Chief Executive Officer, President and member of the board of directors of Commonwealth Atlantic Properties, a privately-held REIT. From 1995 to 1997, he served as the Co-Chairman and Managing Partner of CommonWealth Partners, a private real estate company he co-founded. He served as chairman of the board and on the compensation committee of Spirit Realty Capital, Inc. (NYSE: SRC) from 2012 to January, 2024, when Spirit was acquired by Realty Income (NYSE: O). He has previously served as a director of Ventas (NYSE: VTR) from 2011 to August 2021 and was a chairman of both its compensation and investment committees. He has also previously served as a director of BioMed Realty Trust, Inc. (NYSE: BMR) from 2007 to 2014, Nationwide Health Properties, Inc. from 2008 to 2011, and TIER REIT, Inc. (NYSE: TIER) from 2013 to August 2019, and as chairman from 2016 to August 2019 until TIER REIT, Inc. was acquired by Cousins Properties Inc. (NYSE: CUZ). Mr. Gilchrist is a member of the Whittier College board of trustees, where he earned his BA in 1968. He rejoined the board in May 2023 and previously served as chairman from 2003 to 2011. He is also a member of the advisory board of the University of California, Los Angeles Law School, where he earned a JD in 1971. Mr. Gilchrist is a valuable member of our board of directors because of his extensive experience in the real estate industry, including having served as an executive officer of several REITs, his knowledge and experience in internal and external risk oversight, and his experience as a member of the board of directors of five public REITs, including as chairman of two.

Field Griffith has been a director of the Company since July 2016. He also currently serves as a non-executive director on the board of The Forest Company Limited and as a director for the Prime Property Fund LLC, positions he has held since March 2017 and February 2018, respectively. Mr. Griffith was most recently employed full time as the Director of Real Assets Investments for the Virginia Retirement System from 2004 to 2016 where he was responsible for managing all aspects of the System’s global real estate, infrastructure and natural resource portfolios. The global real estate portfolio consisted of publicly- and privately-traded equity and debt investments in the form of separate accounts, joint ventures, closed-end funds and open-end funds. Mr. Griffith was also a member of the management committee of the Virginia Retirement System. From 1999 to 2004, he was a senior executive at Gemini Rosemont Commercial Real Estate where he was engaged in real estate portfolio management activities. From 1985 to 1999, Mr. Griffith was employed in the real estate investment group for UNUM Life Insurance Company engaged in mortgage and equity underwriting, structuring, property acquisitions/dispositions and portfolio management of the commercial real estate equity group. From 1983 to 1985, he worked in the real estate investment group at Phoenix Home Life Insurance Company. Mr. Griffith is a Chartered Financial Analyst and received a BA from Beloit College and an MBA from the University of Washington. From 2007 to 2013, he served as a board member of the Pension Real Estate Association. From August 2017 to March 2021, he served on the board of directors of Tedford Housing, Inc., a non-profit organization focused on serving the regional homeless population. Mr. Griffith is a valuable member of our board of directors because of his extensive experience with real estate investments.

Edward Lewis has been a director of the Company since July 2016. From 2000 until February 2017, he was Senior Advisor to Solera Capital, a private equity firm. In 1969, he co-founded Essence Communications Partners, a multimedia company targeting African American women, serving as Chief Executive Officer, publisher and chairman for 35 years. Previously, he served on the boards of Great Atlantic & Pacific Tea Company, Inc. (NYSE: GAP), the Apollo Theater Foundation, the Boys and Girls Clubs of America and the Economic Club of New York. He also served as chairman of the Magazine Publishers of America from 1997 to 1999, becoming the first African American to hold this position in the 75-year history of the organization. Mr. Lewis received a BA and MA in Political Science and International Affairs from the University of New Mexico. Mr. Lewis is a valuable member of our board of directors because of his extensive business experience as founder and chairman of Essence Communications, as well as the skills he gained during his active board service to a number of diverse organizations.

Although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of the Adviser, they have certain duties as executive officers of our company arising from Maryland law, our charter and our bylaws. These duties include executing contracts and other instruments in our name and on our behalf and such other duties as may be prescribed by our board of directors from time to time.

Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Upfront Selling Commissions and Dealer Manager Fees

The following supersedes and replaces the paragraph entitled “Upfront Selling Commissions and Dealer Manager Fees” in the Plan of Distribution—Underwriting Compensation section of the Prospectus:

Class T-2, Class S-2 and Class D-2 Shares. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T-2 share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S-2 share sold in the primary offering. Subject to any discounts described below, the Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D-2 share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

Investors who purchase $150,000 or more in Class T-2 or Class S-2 shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, subject to the Company’s discretion and depending on the policies of their participating broker-dealer, for volume discounts on the upfront selling commissions. For any participating broker-dealers, amounts previously invested by an investor in Class T or Class S shares may be aggregated with such investor’s purchase of Class T-2 or Class S-2 shares, respectively, when determining whether such investor qualifies for a volume discount. The Dealer Manager and any participating broker-dealers that offer volume discounts to their clients and their registered representatives will be responsible for implementing the volume discounts. The net offering proceeds we receive will not be affected by any reduction of upfront selling commissions. Certain participating broker-dealers may elect not to offer volume discounts to their clients.

The following table illustrates the various discount levels that may be offered for Class T-2 and Class S-2 shares purchased in the primary offering:

Your Investment	Upfront Selling Commissions as a % of Transaction Price of Class S-2 Share	Upfront Selling Commissions as a % of Transaction Price of Class T-2 Share
Up to $149,999.99	3.50%	3.00%
$150,000 to $499,999.99	3.00%	2.50%
$500,000 to $999,999.99	2.50%	2.00%
$1,000,000 and up	2.00%	1.50%

If you qualify for a volume discount as the result of multiple purchases of our Class T-2 or Class S-2 shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer in eligible accounts. For this purpose, if you purchase Class T-2 or Class S-2 shares issued and sold in this offering you will receive the benefit of such Class T-2 or Class S-2 share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable may combine their purchases as a “single purchaser” provided that, certain participating broker-dealers may also combine purchases by an individual investor and his or her spouse, subject to the purchase being made in the same account, for purposes of determining the applicable volume discount.

Further, requests to combine purchase orders of Class T-2 or Class S-2 shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be submitted to the Company in writing by the broker-dealer, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class T-2 or Class S-2 shares. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class T-2 or Class S-2 shares.

Class I Shares. No upfront selling commissions will be paid with respect Class I shares sold in this offering.

Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2025

On August 13, 2025, we filed our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2025
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE TRANSITION PERIOD FROM                  TO
Commission File Number: 000-55931

Blackstone Real Estate Income Trust, Inc.
(Exact name of Registrant as specified in its charter)

Maryland		81-0696966
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
345 Park Avenue
New York,	NY	10154
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 583-5000

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes  ☒    No  ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒
As of August 13, 2025, the registrant had the following shares outstanding (in thousands): 1,270,281 shares of Class S common stock, 2,135,920 shares of Class I common stock, 37,544 shares of Class T common stock, 104,379 shares of Class D common stock, 3,215 shares of Class C common stock. There were no outstanding shares of Class F, Class T-2, Class S-2, and Class D-2 common stock.

PART I. FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS

Blackstone Real Estate Income Trust, Inc. Condensed Consolidated Balance Sheets (Unaudited) (in thousands, except per share data)

	June 30, 2025	December 31, 2024
Assets
Investments in real estate, net	$77,906,189	$81,457,935
Investments in unconsolidated entities (includes $4,011,447 and $3,861,077 at fair value as of June 30, 2025 and December 31, 2024, respectively)	6,342,029	6,866,405
Investments in real estate debt	5,067,463	5,279,928
Real estate loans held by consolidated securitization vehicles, at fair value	11,512,832	13,616,526
Cash and cash equivalents	2,065,595	1,933,084
Restricted cash	812,075	843,810
Other assets	5,297,755	6,240,553
Total assets	$109,003,938	$116,238,241

Liabilities and Equity
Mortgage loans, secured term loans, and secured revolving credit facilities, net	$58,153,793	$58,540,235
Secured financings of investments in real estate debt	3,585,679	3,624,698
Senior obligations of consolidated securitization vehicles, at fair value	10,346,961	12,233,141
Unsecured revolving credit facilities and term loans	2,646,923	2,501,923
Due to affiliates	985,518	682,747
Other liabilities	3,833,354	3,787,705
Total liabilities	79,552,228	81,370,449

Commitments and contingencies	—	—
Redeemable non-controlling interests	222,399	173,662

Equity
Common stock — Class S shares, $0.01 par value per share, 3,000,000 shares authorized; 1,276,460 and 1,339,547 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	12,765	13,395
Common stock — Class I shares, $0.01 par value per share, 6,000,000 shares authorized; 2,103,003 and 2,165,077 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	21,030	21,651
Common stock — Class T shares, $0.01 par value per share, 500,000 shares authorized; 38,023 and 43,941 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	380	439
Common stock — Class D shares, $0.01 par value per share, 1,500,000 shares authorized; 132,923 and 138,946 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	1,329	1,389
Common stock — Class C shares, $0.01 par value per share, 500,000 shares authorized; 3,062 and 2,848 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	31	28
Additional paid-in capital	40,555,177	42,781,930
Accumulated other comprehensive income	306,101	383,272
Accumulated deficit and cumulative distributions	(19,135,477)	(15,848,197)
Total stockholders’ equity	21,761,336	27,353,907
Non-controlling interests attributable to third party joint ventures	4,183,837	4,375,668
Non-controlling interests attributable to BREIT OP	3,284,138	2,964,555
Total equity	29,229,311	34,694,130
Total liabilities and equity	$109,003,938	$116,238,241
See accompanying notes to condensed consolidated financial statements.
1

Blackstone Real Estate Income Trust, Inc. Condensed Consolidated Statements of Operations (Unaudited) (in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Rental revenue	$1,770,660	$1,912,544	$3,603,049	$3,875,609
Hospitality revenue	139,199	150,129	273,315	283,306
Other revenue	88,522	95,874	177,189	188,546
Total revenues	1,998,381	2,158,547	4,053,553	4,347,461

Expenses
Rental property operating	828,825	902,711	1,687,775	1,816,167
Hospitality operating	97,968	101,969	192,107	193,884
General and administrative	16,886	17,950	33,000	34,300
Management fee	166,892	180,655	335,317	367,776
Performance participation allocation	88,824	(104,966)	230,999	—
Impairment of investments in real estate	171,113	118,044	341,371	183,758
Depreciation and amortization	808,651	889,334	1,635,750	1,802,542
Total expenses	2,179,159	2,105,697	4,456,319	4,398,427

Other income (expense)
Income (loss) from unconsolidated entities	26,991	(37,998)	(738,024)	(62,356)
Income from investments in real estate debt	133,654	157,075	266,532	425,268
Change in net assets of consolidated securitization vehicles	38,207	41,013	70,392	116,426
(Loss) income from interest rate derivatives	(236,097)	(52,637)	(598,759)	262,562
Net gain on dispositions of real estate	464,394	175,890	600,303	282,444
Interest expense, net	(777,766)	(857,855)	(1,543,562)	(1,689,570)
Loss on extinguishment of debt	(25,360)	(21,404)	(36,874)	(52,052)
Other (expense) income	(12,228)	(38,941)	(26,009)	16,167
Total other income (expense)	(388,205)	(634,857)	(2,006,001)	(701,111)
Net loss	$(568,983)	$(582,007)	$(2,408,767)	$(752,077)
Net loss attributable to non-controlling interests in third party joint ventures	$40,124	$37,386	$60,252	$69,059
Net loss attributable to non-controlling interests in BREIT OP	40,381	26,122	163,400	31,506
Net loss attributable to BREIT stockholders	$(488,478)	$(518,499)	$(2,185,115)	$(651,512)
Net loss per share of common stock — basic and diluted	$(0.14)	$(0.13)	$(0.61)	$(0.17)
Weighted-average shares of common stock outstanding, basic and diluted	3,563,370	3,847,540	3,599,046	3,924,186

See accompanying notes to condensed consolidated financial statements.

2

Blackstone Real Estate Income Trust, Inc. Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited) (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(568,983)	$(582,007)	$(2,408,767)	$(752,077)
Other comprehensive income (loss):
Foreign currency translation gain (loss), net	64,491	(4,787)	88,098	(21,192)
Unrealized (loss) gain on derivatives	(59,388)	3,946	(154,843)	105,299
Unrealized (loss) gain on derivatives from unconsolidated entities	(16,511)	12,682	(49,812)	62,067
Other comprehensive (loss) income	(11,408)	11,841	(116,557)	146,174
Comprehensive loss	(580,391)	(570,166)	(2,525,324)	(605,903)
Comprehensive loss attributable to non-controlling interests in third party joint ventures	50,955	35,945	94,263	41,017
Comprehensive loss attributable to non-controlling interests in BREIT OP	40,414	25,700	168,775	25,585
Comprehensive loss attributable to BREIT stockholders	$(489,022)	$(508,521)	$(2,262,286)	$(539,301)

See accompanying notes to condensed consolidated financial statements.
3

Blackstone Real Estate Income Trust, Inc. Condensed Consolidated Statements of Changes in Equity (Unaudited) (in thousands, except per share data)

	Par Value						Accumulated Other Comprehensive Income (loss)	Accumulated Deficit and Cumulative Distributions		Non- controlling Interests Attributable to Third Party Joint Ventures	Non- controlling Interests Attributable to BREIT OP Unitholders
	Common Stock Class S	Common Stock Class I	Common Stock Class T	Common Stock Class D	Common Stock Class C	Additional Paid-in Capital			Total Stockholders’ Equity			Total Equity
Balance at March 31, 2025	$12,994	$21,213	$407	$1,348	$29	$41,500,103	$306,645	$(18,101,064)	$23,741,675	$4,283,753	$2,988,770	$31,014,198
Common stock issued (transferred)	18	190	(22)	18	3	574,485	—	—	574,692	—	—	574,692
Increase in accrual for offering costs, net	—	—	—	—	—	(343,220)	—	—	(343,220)	—	—	(343,220)
Distribution reinvestment	71	108	3	8	—	260,542	—	—	260,732	—	36,133	296,865
Common stock/units repurchased	(318)	(685)	(8)	(45)	(1)	(1,455,702)	—	—	(1,456,759)	—	(21,393)	(1,478,152)
Amortization of compensation awards	—	204	—	—	—	20,259	—	—	20,463	—	—	20,463
Net loss ($1,168 of net loss allocated to redeemable non‑controlling interests)	—	—	—	—	—	—	—	(488,478)	(488,478)	(39,584)	(39,753)	(567,815)
Other comprehensive loss ($160 of other comprehensive income allocated to redeemable non‑controlling interests)	—	—	—	—	—	—	(544)	—	(544)	(10,991)	(33)	(11,568)
Distributions declared on common stock and OP units ($0.1646 gross per share/unit)	—	—	—	—	—	—	—	(545,935)	(545,935)	—	(46,655)	(592,590)
Contributions from non-controlling interests	—	—	—	—	—	—	—	—	—	24,614	367,069	391,683
Operating distributions to non-controlling interests	—	—	—	—	—	—	—	—	—	(41,911)	—	(41,911)
Capital distributions to and redemptions of non-controlling interests	—	—	—	—	—	1,270	—	—	1,270	(32,044)	—	(30,774)
Allocation to redeemable non-controlling interests	—	—	—	—	—	(2,560)	—	—	(2,560)	—	—	(2,560)
Balance at June 30, 2025	$12,765	$21,030	$380	$1,329	$31	$40,555,177	$306,101	$(19,135,477)	$21,761,336	$4,183,837	$3,284,138	$29,229,311

	Par Value						Accumulated Other Comprehensive Income	Accumulated Deficit and Cumulative Distributions		Non- controlling Interests Attributable to Third Party Joint Ventures	Non- controlling Interests Attributable to BREIT OP Unitholders
	Common Stock Class S	Common Stock Class I	Common Stock Class T	Common Stock Class D	Common Stock Class C	Additional Paid-in Capital			Total Stockholders’ Equity			Total Equity
Balance at March 31, 2024	$14,374	$23,127	$551	$1,513	$22	$46,358,005	$448,208	$(13,359,204)	$33,486,596	$4,742,049	$2,770,015	$40,998,660
Common stock issued (transferred)	60	191	(22)	14	5	595,448	—	—	595,696	—	—	595,696
Reduction in accrual for offering costs, net	—	—	—	—	—	70,126	—	—	70,126	—	—	70,126
Distribution reinvestment	73	115	3	8	—	282,715	—	—	282,914	—	27,033	309,947
Common stock/units repurchased	(647)	(1,514)	(27)	(92)	—	(3,224,549)	—	—	(3,226,829)	—	(99,335)	(3,326,164)
Amortization of compensation awards	—	172	—	—	—	17,007	—	—	17,179	—	2,704	19,883
Net loss ($1,713 of net loss allocated to redeemable non‑controlling interests)	—	—	—	—	—	—	—	(518,499)	(518,499)	(35,798)	(25,997)	(580,294)
Other comprehensive income ($12 of other comprehensive loss allocated to redeemable non‑controlling interests)	—	—	—	—	—	—	9,978	—	9,978	1,462	413	11,853
Distributions declared on common stock and OP units ($0.1653 gross per share/unit)	—	—	—	—	—	—	—	(590,269)	(590,269)	—	(37,683)	(627,952)
Contributions from non-controlling interests	—	—	—	—	—	—	—	—	—	5,613	179,922	185,535
Operating distributions to non-controlling interests	—	—	—	—	—	—	—	—	—	(38,163)	—	(38,163)
Capital distributions to and redemptions of non-controlling interests						8,989	—	—	8,989	(145,641)	—	(136,652)
Allocation to redeemable non-controlling interests	—	—	—	—	—	19,192	—	—	19,192	—	—	19,192
Balance at June 30, 2024	$13,860	$22,091	$505	$1,443	$27	$44,126,933	$458,186	$(14,467,972)	$30,155,073	$4,529,522	$2,817,072	$37,501,667
See accompanying notes to condensed consolidated financial statements.

4

Blackstone Real Estate Income Trust, Inc. Condensed Consolidated Statements of Changes in Equity (Unaudited) (in thousands, except per share data)

	Par Value						Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit and Cumulative Distributions		Non- controlling Interests Attributable to Third Party Joint Ventures	Non- controlling Interests Attributable to BREIT OP
	Common Stock Class S	Common Stock Class I	Common Stock Class T	Common Stock Class D	Common Stock Class C	Additional Paid-in Capital			Total Stockholders' Equity			Total Equity
Balance at December 31, 2024	$13,395	$21,651	$439	$1,389	$28	$42,781,930	$383,272	$(15,848,197)	$27,353,907	$4,375,668	$2,964,555	$34,694,130
Common stock issued (transferred)	48	409	(41)	26	4	1,095,806	—	—	1,096,252	—	—	1,096,252
Increase in accrual for offering costs, net	—	—	—	—	—	(309,441)	—	—	(309,441)	—	—	(309,441)
Distribution reinvestment	143	220	6	16	—	527,863	—	—	528,248	—	69,876	598,124
Common stock/units repurchased	(821)	(1,655)	(24)	(102)	(1)	(3,578,985)	—	—	(3,581,588)	—	(29,815)	(3,611,403)
Amortization of compensation awards	—	405	—	—	—	40,140	—	—	40,545	—	—	40,545
Net loss ($2,055 of net loss allocated to redeemable non‑controlling interests)	—	—	—	—	—	—	—	(2,185,115)	(2,185,115)	(59,369)	(162,228)	(2,406,712)
Other comprehensive loss ($135 of other comprehensive income allocated to redeemable non‑controlling interests)	—	—	—	—	—	—	(77,171)	—	(77,171)	(34,170)	(5,351)	(116,692)
Distributions declared on common stock and OP Units ($0.3289 gross per share/unit)	—	—	—	—	—	—	—	(1,102,165)	(1,102,165)	—	(88,982)	(1,191,147)
Contributions from non-controlling interests	—	—	—	—	—	—	—	—	—	43,185	536,083	579,268
Operating distributions to non-controlling interests	—	—	—	—	—	—	—	—	—	(78,203)	—	(78,203)
Capital distributions to and redemptions of non-controlling interests	—	—	—	—	—	1,270	—	—	1,270	(63,274)	—	(62,004)
Allocation to redeemable non-controlling interests	—	—	—	—	—	(3,406)	—	—	(3,406)	—	—	(3,406)
Balance at June 30, 2025	$12,765	$21,030	$380	$1,329	$31	$40,555,177	$306,101	$(19,135,477)	$21,761,336	$4,183,837	$3,284,138	$29,229,311

	Par Value						Accumulated Other Comprehensive Income	Accumulated Deficit and Cumulative Distributions		Non- controlling Interests Attributable to Third Party Joint Ventures	Non- controlling Interests Attributable to BREIT OP
	Common Stock Class S	Common Stock Class I	Common Stock Class T	Common Stock Class D	Common Stock Class C	Additional Paid-in Capital			Total Stockholders' Equity			Total Equity
Balance at December 31, 2023	$14,882	$24,030	$592	$1,548	$21	$48,576,100	345,975	$(12,612,581)	$36,350,567	$4,709,621	$2,562,306	$43,622,494
Common stock issued (transferred)	87	363	(44)	16	6	1,043,615	—	—	1,044,043	—	—	1,044,043
Reduction in accrual for offering costs, net	—	—	—	—	—	100,649	—	—	100,649	—	—	100,649
Distribution reinvestment	148	233	7	17	—	572,539	—	—	572,944	—	51,732	624,676
Common stock/units repurchased	(1,257)	(2,896)	(50)	(138)	—	(6,129,619)	—	—	(6,133,960)	—	(109,082)	(6,243,042)
Amortization of compensation awards	—	361	—	—	—	35,701	—	—	36,062	—	5,408	41,470
Net loss ($2,600 of net loss allocated to redeemable non-controlling interests)	—	—	—	—	—	—	—	(651,512)	(651,512)	(66,584)	(31,381)	(749,477)
Other comprehensive income ($94 of other comprehensive loss allocated to redeemable non-controlling interests)	—	—	—	—	—	—	112,211	—	112,211	28,145	5,912	146,268
Distributions declared on common stock and OP units ($0.3307 gross per share/unit)	—	—	—	—	—	—	—	(1,203,879)	(1,203,879)	—	(73,555)	(1,277,434)
Contributions from non-controlling interests	—	—	—	—	—	—	—	—	—	134,700	405,732	540,432
Operating distributions to non-controlling interests	—	—	—	—	—	—	—	—	—	(73,310)	—	(73,310)
Capital distributions to and redemptions of non-controlling interests	—	—	—	—	—	(92,120)	—	—	(92,120)	(203,050)	—	(295,170)
Allocation to redeemable non-controlling interests	—	—	—	—	—	20,068	—	—	20,068	—	—	20,068
Balance at June 30, 2024	$13,860	$22,091	$505	$1,443	$27	$44,126,933	$458,186	$(14,467,972)	$30,155,073	$4,529,522	$2,817,072	$37,501,667
 See accompanying notes to condensed consolidated financial statements.
5

Blackstone Real Estate Income Trust, Inc. Condensed Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(2,408,767)	$(752,077)
Adjustments to reconcile net loss to net cash provided by operating activities:
Management fee	335,317	367,776
Performance participation allocation	230,999	—
Impairment of investments in real estate	341,371	183,758
Depreciation and amortization	1,635,750	1,802,542
Net gain on dispositions of real estate	(600,303)	(282,444)
Loss on extinguishment of debt	36,874	52,052
Unrealized loss (gain) on fair value of financial instruments	523,569	(365,470)
Loss from unconsolidated entities	738,024	62,356
Distributions of earnings from unconsolidated entities	208,016	113,931
Other items	75,294	(44,531)
Change in assets and liabilities:
Decrease in other assets	79,584	53,128
Increase in due to affiliates	1,214	19,746
Decrease in other liabilities	(15,365)	(58,450)
Net cash provided by operating activities	1,181,577	1,152,317
Cash flows from investing activities:
Capital improvements to real estate	(513,660)	(529,664)
Proceeds from disposition of real estate	2,947,093	2,081,578
Investment in unconsolidated entities	(540,590)	(316,194)
Dispositions of and return of capital from unconsolidated entities	101,635	772,571
Purchase of investments in real estate debt	(91,705)	(50,078)
Proceeds from sale/repayment of investments in real estate debt	395,535	1,393,750
Proceeds from repayments of real estate loans held by consolidated securitization vehicles	2,201,454	410,492
Collateral posted under derivative contracts	(1,889)	(7,750)
Other investing activities	(41,078)	27,911
Net cash provided by investing activities	4,456,795	3,782,616
Cash flows from financing activities:
Borrowings under mortgage loans, secured term loans, and secured revolving credit facilities	5,365,475	11,654,277
Repayments of mortgage loans, secured term loans, and secured revolving credit facilities	(5,761,826)	(10,055,756)
Borrowings under secured financings of investments in real estate debt	261,798	222,787
Repayments of secured financings of investments in real estate debt	(316,851)	(886,810)
Borrowings under unsecured revolving credit facilities and term loans	2,965,000	1,490,000
Repayments of unsecured revolving credit facilities and term loans	(2,820,000)	(990,000)
Payment of deferred financing costs	(99,250)	(166,601)
Sales of senior obligations of consolidated securitization vehicles	—	70,898
Repayments of senior obligations of consolidated securitization vehicles	(1,963,927)	(377,845)
Proceeds from issuance of common stock	953,246	885,158
Subscriptions received in advance	124,336	98,837
Offering costs paid	(95,234)	(106,775)
Distributions	(576,951)	(646,548)
Repurchase of common stock	(3,540,847)	(5,903,091)
Contributions from redeemable non-controlling interest	3,876	1,002
Distributions to and redemption of redeemable non-controlling interest	(2,270)	(7,329)
Redemption of affiliated service provider incentive compensation awards	(8,984)	(879)
Contributions from non-controlling interests	207,846	7,709
Distributions to and redemptions of non-controlling interests	(249,827)	(330,505)
Net cash used in financing activities	(5,554,390)	(5,041,471)
Net change in cash and cash equivalents and restricted cash	83,982	(106,538)
Cash, cash equivalents and restricted cash, beginning of period	2,776,894	2,695,020
Effects of foreign currency translation on cash, cash equivalents and restricted cash	16,794	(1,530)
Cash, cash equivalents and restricted cash, end of period	$2,877,670	$2,586,952
Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$2,065,595	$1,629,851
Restricted cash	812,075	957,101
Total cash, cash equivalents and restricted cash	$2,877,670	$2,586,952
6

Non-cash investing and financing activities:
Issuance of Class I shares for settlement of joint venture promote liability	$—	$43,219
Issuance of BREIT OP units for settlement of joint venture promote liability	$—	$36,499
Accrued capital expenditures and acquisition related costs	$—	$2,033
Change in accrued stockholder servicing fee due to affiliate	$297,042	$(208,207)
Redeemable non-controlling interest issued as settlement of performance participation allocation	$45,963	$15,370
Issuance of Class B units for payment of management fees	$336,083	$372,061
Allocation to redeemable non-controlling interest	$3,406	$20,068
Distribution reinvestment	$598,124	$624,676
Accrued repurchases	$439,289	$808,612
Conversion of equity securities to investments in unconsolidated entities	$—	$396,120
Collateral used in repayment of mortgage payable	$—	$23,414
Receivable for proceeds from disposition of real estate	$—	$1,016
Receivable for unsettled investments in real estate debt	$—	$16,819
Increases (decreases) in assets and liabilities resulting from change in control transactions:
Investments in real estate, net	$127,634	$211,768
Other assets	$2,806	$705
Mortgage loans, net	$(56,050)	$(88,722)
Other liabilities	$(2,464)	$(11,405)
Non-controlling interests attributable to third party joint ventures	$(35,344)	$(34,126)

See accompanying notes to condensed consolidated financial statements.

7

Blackstone Real Estate Income Trust, Inc.
Notes to Condensed Consolidated Financial Statements (Unaudited)
1. Organization and Business Purpose
Blackstone Real Estate Income Trust, Inc. (“BREIT” or the “Company”) invests primarily in stabilized, income-generating commercial real estate in the United States and, to a lesser extent, outside the United States. The Company to a lesser extent invests in real estate debt investments. The Company is the sole general partner and majority limited partner of BREIT Operating Partnership L.P., a Delaware limited partnership (“BREIT OP”). BREIT Special Limited Partner L.P. (the “Special Limited Partner”), a wholly owned subsidiary of Blackstone Inc. (together with its affiliates, “Blackstone”), owns a special limited partner interest in BREIT OP. Substantially all of the Company’s business is conducted through BREIT OP. The Company and BREIT OP are externally managed by BX REIT Advisors L.L.C. (the “Adviser”). The Adviser is part of the real estate group of Blackstone, a leading global investment manager. The Company was formed on November 16, 2015 as a Maryland corporation and qualifies as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.
The Company registered an offering with the Securities and Exchange Commission (the “SEC”) of up to $60.0 billion in shares of common stock, consisting of up to $48.0 billion in shares in its primary offering and up to $12.0 billion in shares pursuant to its distribution reinvestment plan, which the Company began using to offer shares of its common stock in March 2022 (the “Current Offering”). The Company intends to sell any combination of its Class S, I, T and D shares of its common stock, with a dollar value up to the maximum aggregate amount of the Current Offering. The share classes have different upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees. In addition to the Current Offering, the Company is conducting private offerings of Class I and Class C shares to certain feeder or other vehicles created to hold the Company’s shares and other assets, which in turn sell interests in themselves to other investors, including non-U.S. persons, as described in the Company’s prospectus. In addition, the Company may conduct one or more private offerings of Class F shares to certain feeder or other vehicles created to hold the Company’s shares and other assets, which in turn will sell interests in themselves to other investors, as described in the Company’s prospectus. All such private offerings are or will be, as applicable, exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) and/or Regulation D or Regulation S promulgated thereunder. The Company intends to continue selling shares in the Current Offering and private offerings on a monthly basis.
As of June 30, 2025, the Company owned, in whole or in part, 4,530 properties and 62,150 single family rental homes. The Company currently operates in nine reportable segments: Rental Housing, Industrial, Net Lease, Office, Hospitality, Retail, Data Centers, Self Storage, and Investments in Real Estate Debt. Rental Housing includes multifamily and other types of rental housing such as student, affordable, manufactured and single family rental housing, as well as senior living. Net Lease includes the real estate assets of The Bellagio Las Vegas, The Cosmopolitan of Las Vegas, and the Company’s unconsolidated investment in a Net Lease platform. Financial results by segment are reported in Note 16 — Segment Reporting.
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. The condensed consolidated financial statements, including the condensed notes thereto, are unaudited and exclude some of the disclosures required in audited financial statements. Management believes it has made all necessary adjustments, consisting of only normal recurring items, so that the condensed consolidated financial statements are presented fairly and that estimates made in preparing the Company’s condensed consolidated financial statements are reasonable and prudent. The accompanying unaudited condensed consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC.
The accompanying condensed consolidated financial statements include the accounts of the Company, the Company’s subsidiaries, and joint ventures in which the Company has a controlling financial interest. All intercompany balances and transactions have been eliminated in consolidation.

8

Principles of Consolidation
The Company consolidates all entities in which it has a controlling financial interest through majority ownership or voting rights and variable interest entities (“VIEs”) whereby the Company is the primary beneficiary. In determining whether the Company has a controlling financial interest in a partially owned entity and the requirement to consolidate the accounts of that entity, the Company considers whether the entity is a VIE and whether the Company is the primary beneficiary. The Company is the primary beneficiary of a VIE when it has (i) the power to direct the most significant activities impacting the economic performance of the VIE, and (ii) the obligation to absorb losses or receive benefits significant to the VIE. Entities that do not qualify as VIEs are generally considered voting interest entities (“VOEs”) and are evaluated for consolidation under the voting interest model. VOEs are consolidated when the Company controls the entity through a majority voting interest or other means.
For consolidated joint ventures, the non-controlling partner’s share of the assets, liabilities, and operations is included in non-controlling interests as equity of the Company. The non-controlling partner’s interest is generally computed as the non-controlling partner’s ownership percentage. Certain of the joint ventures formed by the Company provide the non-controlling partner a profits interest based on certain internal rate of return hurdles being achieved. Any profits interest due to the non-controlling partner is also reported within non-controlling interests.
When the requirements for consolidation are not met and the Company has significant influence over the operations of the entity, the investment is accounted for under the equity method of accounting. Investments in unconsolidated entities for which the Company has not elected the fair value option (“FVO”) are initially recorded at cost and subsequently adjusted for the Company’s pro-rata share of net income, contributions and distributions. When the Company elects the FVO, the Company records its share of net asset value of the entity and any related unrealized gains and losses.
The Company owns certain subordinate securities in CMBS securitizations that give the Company certain rights with respect to the underlying loans that serve as collateral for the CMBS securitization. In particular, these subordinate securities typically give the holder the right to direct certain activities of the securitization on behalf of all securityholders, which could impact the securitization's overall economic performance. Such rights, along with the obligation to absorb losses and receive benefits from the ownership of the subordinate securities, require consolidation of these securitizations, which are considered VIEs under GAAP.
As of June 30, 2025, the total assets and liabilities of the Company’s consolidated VIEs, excluding BREIT OP, were $41.8 billion and $30.3 billion, respectively, compared to $44.7 billion and $32.4 billion, respectively, as of December 31, 2024. Such amounts are included on the Company’s Condensed Consolidated Balance Sheets.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may ultimately differ materially from those estimates.
Fair Value Measurements
Under normal market conditions, the fair value of an investment is the amount that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). The Company uses a hierarchical framework that prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is impacted by a number of factors, including the type of investment and the characteristics specific to the investment, and the state of the marketplace, including the existence and transparency of transactions between market participants. Investments with readily available actively quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.
Investments measured and reported at fair value are classified and disclosed in one of the following levels within the fair value hierarchy:
Level 1 — quoted prices are available in active markets for identical investments as of the measurement date. The Company does not adjust the quoted price for these investments.
Level 2 — quoted prices are available in markets that are not active or model inputs are based on inputs that are either directly or indirectly observable as of the measurement date.
9

Level 3 — pricing inputs are unobservable and include instances where there is minimal, if any, market activity for the investment. These inputs require significant judgment or estimation by management or third parties when determining fair value and generally represent anything that does not meet the criteria of Levels 1 and 2. Due to the inherent uncertainty of these estimates, these values may differ materially from the values that would have been used had a ready market for these investments existed.
Valuation of assets and liabilities measured at fair value
The Company’s investments in real estate debt are reported at fair value. As of June 30, 2025 and December 31, 2024, the Company’s investments in real estate debt, directly or indirectly, consisted of commercial mortgage-backed securities (“CMBS”) and residential mortgage-backed securities (“RMBS”), which are securities backed by one or more mortgage loans secured by real estate assets, as well as corporate bonds, term loans, mezzanine loans, and other investments in debt issued by real estate-related companies or secured by real estate assets. The Company generally determines the fair value of its investments in real estate debt by utilizing third party pricing service providers whenever available.
In determining the fair value of a particular investment, pricing service providers may use broker-dealer quotations, reported trades or valuation estimates from their internal pricing models. The pricing service providers’ internal models for securities such as real estate debt generally consider the attributes applicable to a particular class of the security (e.g., credit rating, seniority), current market data, and estimated cash flows for each security, and incorporate specific collateral performance, as applicable.
Certain of the Company’s investments in real estate debt, such as mezzanine loans and other investments, are unlikely to have readily available market quotations. In such cases, the Company will generally determine the initial value based on the acquisition price of such investment if acquired by the Company or the par value of such investment if originated by the Company. Following the initial measurement, the Company generally engages third party service providers to perform valuations for such investments. The third party service provider will determine fair value by utilizing or reviewing certain of the following (i) market yield data, (ii) discounted cash flow modeling, (iii) collateral asset performance, (iv) local or macro real estate performance, (v) capital market conditions, (vi) debt yield or loan-to-value (“LTV”) ratios, and (vii) borrower financial condition and performance. Refer to Note 5 for additional details on the Company’s investments in real estate debt.
For CMBS securitizations the Company consolidates, it has elected to apply the measurement alternative under GAAP and measures both the financial assets and financial liabilities of the securitizations using the fair value of such financial liabilities, which it considers more observable than the fair value of such financial assets.
The Company has elected the FVO for certain of its investments in unconsolidated entities and therefore, reports these investments at fair value. The Company separately values the assets and liabilities of the investments in unconsolidated entities. To determine the fair value of the real estate assets of the investments in unconsolidated entities, the Company utilizes a discounted cash flow methodology, taking into consideration various factors including discount rate and exit capitalization rate. The Company utilizes third party service providers to perform valuations of the indebtedness of the investments in unconsolidated entities. The fair value of the indebtedness of the investments in unconsolidated entities is determined by modeling the cash flows and discounting them back to the present value using the weighted average cost of debt. Additionally, current market rates and conditions are considered by evaluating similar borrowing agreements with comparable LTV ratios and credit profiles. After the fair value of the assets and liabilities are determined, the Company applies its ownership interest to the net asset value and reflects this amount as its investments in unconsolidated entities at fair value. The inputs used in determining the Company’s investments in unconsolidated entities carried at fair value are considered Level 3. The Company discloses the weighted average cost of capital, which combines the discount rate on the fair value of real estate and the weighted average cost of debt on the fair value of the indebtedness, and the exit capitalization rate as key Level 3 inputs.
The Company’s derivative financial instruments are reported at fair value and consist of foreign currency and interest rate contracts. The fair values of the Company’s foreign currency and interest rate contracts were estimated using advice from a third party derivative specialist, based on contractual cash flows and observable inputs comprising yield curves, foreign currency rates and credit spreads (Level 2 inputs).
10

The following table details the Company’s assets and liabilities measured at fair value on a recurring basis ($ in thousands):

	June 30, 2025				December 31, 2024
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Assets:
Investments in real estate debt(1)	$—	$3,865,305	$921,258	$4,786,563	$—	$3,973,217	$1,047,742	$5,020,959
Real estate loans held by consolidated securitization vehicles, at fair value	—	11,512,832	—	11,512,832	—	13,616,526	—	13,616,526
Investments in unconsolidated entities	—	—	4,011,447	4,011,447	—	—	3,861,077	3,861,077
Interest rate and foreign currency hedging derivatives(2)	—	1,259,325	—	1,259,325	—	2,002,173	—	2,002,173
Total	$—	$16,637,462	$4,932,705	$21,570,167	$—	$19,591,916	$4,908,819	$24,500,735

Liabilities:
Senior obligations of consolidated securitization vehicles, at fair value	$—	$10,346,961	$—	$10,346,961	$—	$12,233,141	$—	$12,233,141
Interest rate and foreign currency hedging derivatives(3)	—	22,270	—	22,270	—	11,243	—	11,243
Total	$—	$10,369,231	$—	$10,369,231	$—	$12,244,384	$—	$12,244,384
(1)Excludes $280.9 million and $259.0 million of investments measured at fair value using net asset value as a practical expedient that are not classified in the fair value hierarchy, as of June 30, 2025 and December 31, 2024, respectively.
(2)Included in Other Assets in the Company’s Condensed Consolidated Balance Sheets.
(3)Included in Other Liabilities in the Company’s Condensed Consolidated Balance Sheets.
The following table details the Company’s assets and liabilities measured at fair value on a recurring basis using Level 3 inputs ($ in thousands):

	Investments in Real Estate Debt	Investments in Unconsolidated Entities	Total
Balance as of December 31, 2024	$1,047,742	$3,861,077	$4,908,819
Purchases and contributions	3,443	8,204	11,647
Sales and repayments	(139,238)	—	(139,238)
Distributions received	—	(80,547)	(80,547)
Included in net income (loss)
Income from unconsolidated entities measured at fair value	—	222,713	222,713
Realized gain	2	—	2
Unrealized gain	9,309	—	9,309
Balance as of June 30, 2025	$921,258	$4,011,447	$4,932,705

11

The following tables contain the quantitative inputs and assumptions used for items categorized in Level 3 of the fair value hierarchy ($ in thousands):

	June 30, 2025
	Fair Value	Valuation Technique	Unobservable Inputs	Weighted Average Rate	Impact to Valuation from an Increase in Input
Assets
Investments in real estate loans	$921,258	Yield method	Market yield	9.3%	Decrease
Investments in unconsolidated entities	$4,011,447	Discounted cash flow	Weighted average cost of capital	8.8%	Decrease
			Exit capitalization rate	5.4%	Decrease

	December 31, 2024
	Fair Value	Valuation Technique	Unobservable Inputs	Weighted Average Rate	Impact to Valuation from an Increase in Input
Assets
Investments in real estate loans	$1,047,742	Yield method	Market yield	9.5%	Decrease
Investments in unconsolidated entities	$3,861,077	Discounted cash flow	Weighted average cost of capital	8.2%	Decrease
			Exit capitalization rate	5.3%	Decrease
Valuation of assets measured at fair value on a nonrecurring basis
Certain of the Company’s assets are not measured at fair value on an ongoing basis but are subject to fair value adjustments, such as when there is evidence of impairment, and therefore measured at fair value on a nonrecurring basis. The Company reviews its real estate properties for impairment each quarter or when there is an event or change in circumstances that could indicate the carrying amount of the real estate value may not be recoverable.
During the three months ended June 30, 2025, the Company recognized $125.3 million of impairment charges, which were the result of updates to the undiscounted cash flow assumptions. The cumulative fair value of such real estate investments at the time of impairment was $226.2 million, and was estimated utilizing a discounted cash flow method. The significant unobservable inputs utilized in the analysis were the discount rate (Level 3), which ranged from 7.1% to 9.3%, and the exit capitalization rate (Level 3), which ranged from 4.6% to 9.0%.
Additionally, during the three months ended June 30, 2025, the Company recognized $45.8 million of impairment charges related to certain held-for-sale real estate investments where their GAAP carrying amount exceeded their fair value, less estimated closing costs. The fair value, less estimated costs to sell, of such real estate investments at the time of impairment was $233.5 million as of June 30, 2025. The significant input utilized in the analysis was the purchase price, which is considered a Level 2 input. Refer to Note 3 for additional details of the impairments.
Valuation of liabilities not measured at fair value
As of June 30, 2025 and December 31, 2024, the fair value of the Company’s mortgage loans, secured term loans, secured revolving credit facilities, secured financings on investments in real estate debt, and unsecured revolving credit facilities was $0.8 billion and $0.9 billion, respectively, below carrying value. Fair value of the Company’s indebtedness is estimated by modeling the cash flows required by the Company’s debt agreements and discounting them back to the present value using its equity discount rate. Additionally, current market rates and conditions are considered by evaluating similar borrowing agreements with comparable loan-to-value ratios and credit profiles. The Company utilizes third party service providers to perform these valuations. The inputs used in determining the fair value of the Company’s indebtedness are considered Level 3.
12

Stock-Based Compensation
The Company’s stock-based compensation consists of incentive compensation awards issued to certain employees of Home Partners of America (“HPA”), April Housing, and American Campus Communities (“ACC”), all of which are consolidated subsidiaries of BREIT, and certain employees of portfolio company service providers owned by Blackstone-advised investment vehicles. Such awards vest over time and stock-based compensation expense is recognized for these awards using a graded vesting attribution method over the applicable vesting period of each award, based on the value of the awards on their grant date, as adjusted for forfeitures. The awards are subject to service periods ranging from three to four years. The vesting conditions that are based on the Company achieving certain returns, or other key performance metrics, over a stated hurdle amount are considered market conditions. The achievement of returns, or other key performance metrics, over the stated hurdle amounts, which affect the quantity of awards that vest, is considered a performance condition. If the Company determines it is probable that the performance conditions will be met, the value of the award will be amortized over the service periods, as adjusted for forfeitures. If the Company determines it is not probable that the performance conditions will be met, the value of the award is considered zero and any previous amortization will be reversed. The number of awards expected to vest is evaluated each reporting period and compensation expense is recognized for those awards for which achievement of the performance criteria is considered probable.
Refer to Note 10 for additional information on the awards issued to certain employees of portfolio companies owned by Blackstone-advised investment vehicles. The following table details the incentive compensation awards issued to certain employees of HPA, April Housing and ACC ($ in thousands):

	December 31, 2024	For the Six Months Ended June 30, 2025			June 30, 2025
Plan Year	Unrecognized Compensation Cost	Value of Awards Issued	Forfeiture of Unvested Awards	Amortization of Compensation Cost	Unrecognized Compensation Cost	Remaining Amortization Period
2022	$3,107	$—	$(1,250)	$(1,578)	$279	0.5 years
2023	6,070	—	(79)	(3,285)	2,706	1.3 years
2024	11,692	—	(3,072)	(1,121)	7,499	2.0 years
2025	—	16,736	(447)	(2,692)	13,597	2.8 years
Total	$20,869	$16,736	$(4,848)	$(8,676)	$24,081
Recent Accounting Pronouncements

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-03 “Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” (“ASU 2024-03”). ASU 2024-03 requires disclosures in the notes to the financial statements on specified information about certain costs and expenses for each interim and annual reporting period. ASU 2024-03 is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2026 and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company did not early adopt ASU 2024-03 and is still evaluating the impact on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” or (“ASU 2023-09”). ASU 2023-09 requires additional disaggregated disclosures on the entity’s effective tax rate reconciliation and additional details on income taxes paid. ASU 2023-09 is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2024 and early adoption is permitted. The Company did not early adopt ASU 2023-09 and does not expect the adoption of ASU 2023-09 to have a material impact on its consolidated financial statements.

13

3. Investments in Real Estate
Investments in real estate, net consisted of the following ($ in thousands):

	June 30, 2025	December 31, 2024
Building and building improvements	$70,128,229	$72,126,536
Land and land improvements	15,964,471	16,406,385
Furniture, fixtures and equipment	2,365,153	2,389,177
Right of use asset - operating leases(1)	1,047,413	1,050,921
Right of use asset - financing leases(1)	72,862	72,862
Total	89,578,128	92,045,881
Accumulated depreciation and amortization	(11,671,939)	(10,587,946)
Investments in real estate, net	$77,906,189	$81,457,935
(1)Refer to Note 15 for additional details on the Company’s leases.

Acquisitions

There were no acquisitions during the six months ended June 30, 2025.
Dispositions
The following tables detail the dispositions during the periods set forth below ($ in thousands):

	Three Months Ended			Six Months Ended
	June 30, 2025			June 30, 2025
Segments	Number of Properties	Net Proceeds	Net Gain(1)	Number of Properties	Net Proceeds	Net Gain(1)
Rental Housing properties(2)	18	$1,215,368	$174,389	37	$2,047,294	$244,321
Industrial properties	42	706,483	287,720	50	838,772	348,942
Hospitality properties	1	18,480	952	1	18,480	952
Retail properties	1	15,532	1,333	3	44,463	6,088
Total	62	$1,955,863	$464,394	91	$2,949,009	$600,303

	Three Months Ended			Six Months Ended
	June 30, 2024			June 30, 2024
Segments	Number of Properties	Net Proceeds	Net Gain(1)	Number of Properties	Net Proceeds	Net Gain(1)
Rental Housing properties(2)	21	$682,826	$32,825	54	$1,202,800	$77,246
Industrial properties	17	366,269	121,900	31	692,150	185,441
Retail properties	9	161,105	21,165	10	187,644	19,757
Total	47	$1,210,200	$175,890	95	$2,082,594	$282,444
(1)For the three months ended June 30, 2025, net gain includes gains of $474.2 million and losses of $9.8 million. For the six months ended June 30, 2025, net gain includes gains of $625.4 million and losses of $25.1 million. For the three months ended June 30, 2024, net gain includes gains of $201.0 million and losses of $25.1 million. For the six months ended June 30, 2024, net gain includes gains of $313.6 million and losses of $31.2 million.
(2)The number of properties excludes single family rental homes sold.

For the three months ended June 30, 2025, the Company disposed of four properties alongside other Blackstone-advised investment vehicles for a total sale price of $78.0 million attributable to BREIT. These transactions were conducted as either single or joint transactions alongside other Blackstone-advised investment vehicles and the terms for the Company and the other Blackstone-advised investment vehicles were substantially similar and the prices of each property were negotiated with a third-party buyer. A portion of these dispositions were structured as combined portfolio transactions where the Company and one or more other Blackstone advised investment vehicles were disposing of like-kind assets to a single buyer.
14

Properties Held-for-Sale
As of June 30, 2025, 13 properties in the rental housing segment, three properties in the hospitality segment, one property in the industrial segment, one property in the retail segment and various single family rental homes were classified as held-for-sale. The held-for-sale assets and related liabilities are included as components of Other Assets and Other Liabilities, respectively, on the Company’s Condensed Consolidated Balance Sheets.
The following table details the assets and liabilities of the Company’s properties classified as held-for-sale ($ in thousands):

Assets:	June 30, 2025
Investments in real estate, net	$745,770
Other assets	3,084
Total assets	$748,854

Liabilities:
Mortgage loans, net	$436,236
Other liabilities	16,043
Total liabilities	$452,279
Impairment
During the three months ended June 30, 2025, the Company recognized an aggregate $171.1 million of impairment charges including (i) $125.3 million related to 11 rental housing properties, two industrial properties and various single family rental homes as a result of updates to the undiscounted cash flow assumptions, primarily a shorter hold period, and (ii) $45.8 million related to certain held-for-sale real estate investments where their GAAP carrying amount exceeded their fair value, less estimated closing costs.

During the six months ended June 30, 2025, the Company recognized an aggregate $341.4 million of impairment charges including (i) $272.1 million related to 18 rental housing properties, two hospitality properties, two industrial properties and various single family rental homes as a result of updates to the undiscounted cash flow assumptions, primarily a shorter hold period, and (ii) $69.3 million related to certain held-for-sale real estate investments where their GAAP carrying amount exceeded their fair value, less estimated closing costs.
During the three months ended June 30, 2024, the Company recognized an aggregate $118.0 million of impairment charges including (i) $75.6 million related to two student housing properties, one industrial property, and various single family rental homes as a result of updates to the undiscounted cash flow assumptions, primarily a shorter hold period, and (ii) $42.4 million related to certain held-for-sale real estate investments where their GAAP carrying amount exceeded their fair value, less estimated closing costs.
During the six months ended June 30, 2024, the Company recognized an aggregate $183.8 million of impairment charges including (i) $112.1 million related to three student housing properties, two affordable housing properties, one industrial property, and various single family rental homes as a result of updates to the undiscounted cash flow assumptions, primarily a shorter hold period, and (ii) $71.7 million related to certain held-for-sale real estate investments where their GAAP carrying amount exceeded their fair value, less estimated closing costs.
15

4. Investments in Unconsolidated Entities
The Company holds investments in joint ventures that it accounts for under the equity method of accounting or the FVO, as the Company’s ownership interest in each joint venture does not meet the requirements for consolidation. Refer to Note 2 for additional details.
The following tables detail the Company’s investments in unconsolidated entities ($ in thousands):

	June 30, 2025
Investments in Unconsolidated Entities	Segment	Number of Investments	Number of Properties	Ownership Interest	Book Value
Unconsolidated entities carried at historical cost:
QTS Data Centers(1)	Data Centers	1	110	35.7%	$1,033,559
Rental Housing investments(2)	Rental Housing	8	4	12.2% - 44.2%	731,626
Industrial investments(3)	Industrial	3	55	10.1% - 22.4%	253,747
Hospitality investment	Hospitality	1	196	30.0%	209,652
Retail investments	Retail	2	8	50.0%	85,015
Net Lease investments(4)	Net Lease	1	52	25.0%	16,983
Total unconsolidated entities carried at historical cost		16	425		2,330,582
Unconsolidated entities carried at fair value:
Industrial investments(5)	Industrial	11	2,063	12.4% - 85.0%	3,193,993
Office investment	Office	1	1	49.0%	459,905
Rental Housing investment(6)	Rental Housing	1	10	11.6%	357,549
Total unconsolidated entities carried at fair value		13	2,074		4,011,447
Total		29	2,499		$6,342,029
(1)Represents Company’s investment in QTS Data Centers through a joint venture formed by the Company and certain Blackstone-advised investment vehicles.
(2)The number of properties excludes 10,005 single family rental homes related to four joint ventures.
(3)Consists of $253.7 million from investments in three joint ventures formed by the Company and certain Blackstone-advised investment vehicles.
(4)Consists of $17.0 million from investments in a joint venture formed by the Company and another Blackstone-advised investment vehicle.
(5)Includes $2.4 billion from investments in four joint ventures formed by the Company and certain Blackstone-advised investment vehicles.
(6)Consists of $357.5 million from investments in a joint venture formed by the Company and another Blackstone-advised investment vehicle. The number of properties excludes 37,870 single family rental homes.

16

	December 31, 2024
Investments in Unconsolidated Entities	Segment	Number of Investments	Number of Properties	Ownership Interest	Book Value
Unconsolidated entities carried at historical cost:
QTS Data Centers(1)	Data Centers	1	106	35.7%	$1,625,457
Rental Housing investments(2)	Rental Housing	11	7	12.2% - 66.9%	775,401
Industrial investments(3)	Industrial	3	56	10.1% - 22.4%	237,825
Hospitality investment	Hospitality	1	196	30.0%	276,218
Retail investments	Retail	2	8	50.0%	89,093
Net Lease investments(4)	Net Lease	1	—	25.0%	1,334
Total unconsolidated entities carried at historical cost		19	373		3,005,328
Unconsolidated entities at carried at fair value:
Industrial investments(5)	Industrial	11	2,064	12.4% - 85.0%	2,987,036
Office investment	Office	1	1	49.0%	471,959
Rental Housing investment(6)	Rental Housing	1	11	11.6%	402,082
Total unconsolidated entities carried at fair value		13	2,076		3,861,077
Total		32	2,449		$6,866,405
(1)Represents Company’s investment in QTS Data Centers through a joint venture formed by the Company and certain Blackstone-advised investment vehicles.
(2)The number of properties excludes 10,308 single family rental homes.
(3)Consists of $237.8 million from investments in three joint ventures formed by the Company and certain Blackstone-advised investment vehicles.
(4)Includes a joint venture formed by the Company and another Blackstone-advised investment vehicle. As of December 31, 2024, the joint venture had not made any investments. Book value represents the Company’s capital contribution less the company's share of start-up costs.
(5)Includes $2.2 billion from investments in three joint ventures formed by the Company and certain Blackstone-advised investment vehicles.
(6)On May 1, 2024, the Company alongside another Blackstone-advised investment vehicle formed a joint venture that acquired all of the outstanding common shares of Tricon Residential Inc. (“Tricon”) for a total equity transaction value of $3.5 billion. As part of the transaction, the Company converted its prior investment in common and preferred stock of Tricon to an interest in the newly formed joint venture, which is recorded under Investments in Unconsolidated Entities. As of December 31, 2024, the number of properties excludes 37,195 single family rental homes.
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The following tables detail the Company’s income (loss) from unconsolidated entities ($ in thousands):

		For the Three Months Ended June 30,
BREIT Income (Loss) from Unconsolidated Entities	Segment	2025	2024
Unconsolidated entities carried at historical cost:
QTS Data Centers	Data Centers	$(95,910)	$(8,396)
Rental Housing investments	Rental Housing	(11,348)	(5,268)
Industrial investments	Industrial	(2,313)	(2,145)
Hospitality investment	Hospitality	(2,278)	(800)
Retail investments	Retail	(1,133)	(579)
Net Lease investments	Net Lease	(106)	—
Total unconsolidated entities carried at historical cost		(113,088)	(17,188)
Unconsolidated entities carried at fair value:
Industrial investments	Industrial	128,497	(28,308)
Rental Housing investments	Rental Housing	5,933	(245)
Office investment	Office	5,649	7,743
Total unconsolidated entities carried at fair value		140,079	(20,810)
Total		$26,991	$(37,998)

		For the Six Months Ended June 30,
BREIT Loss from Unconsolidated Entities	Segment	2025	2024
Unconsolidated entities carried at historical cost:
QTS Data Centers	Data Centers	$(923,380)	$15,986
Rental Housing investments	Rental Housing	(25,201)	(13,878)
Industrial investments	Industrial	(5,512)	(2,466)
Hospitality investment	Hospitality	(5,066)	(5,105)
Retail investments	Retail	(2,554)	(1,728)
Net Lease investments	Net Lease	(397)	—
Total unconsolidated entities carried at historical cost		(962,110)	(7,191)
Unconsolidated entities carried at fair value:
Industrial investments	Industrial	218,437	(50,810)
Data Center investments(1)	Data Centers	—	(17,698)
Office investment	Office	7,890	13,588
Rental Housing investments	Rental Housing	(2,241)	(245)
Total unconsolidated entities carried at fair value		224,086	(55,165)
Total		$(738,024)	$(62,356)
(1)On March 27, 2024, the Company sold its remaining 8.8% interest in a digital towers joint venture for cash consideration of $531.4 million, resulting in a realized loss on sale of $17.4 million, which was primarily driven by transaction costs.
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5. Investments in Real Estate Debt
The following tables detail the Company’s investments in real estate debt ($ in thousands):

	June 30, 2025
Type of Security/Loan(1)	Weighted Average Coupon(2)	Weighted Average Maturity Date(3)	Face Amount	Cost Basis	Fair Value
CMBS(4)	+4.3%	5/9/2032	$3,889,646	$3,871,888	$3,666,612
RMBS	4.1%	10/16/2058	117,737	115,005	91,755
Corporate bonds	4.9%	5/28/2028	56,668	56,003	54,099
Total real estate securities	8.3%	12/6/2032	4,064,051	4,042,896	3,812,466
Commercial real estate loans	+4.5%	10/19/2027	919,484	892,832	905,733
Other investments(5)(6)	5.7%	9/21/2029	287,094	275,910	349,264
Total investments in real estate debt	8.2%	10/18/2031	$5,270,629	$5,211,638	$5,067,463

	December 31, 2024
Type of Security/Loan(1)	Weighted Average Coupon(2)	Weighted Average Maturity Date(3)	Face Amount	Cost Basis	Fair Value
CMBS(4)	+4.2%	5/1/2032	$3,970,222	$3,956,637	$3,728,985
RMBS	4.2%	7/25/2056	190,626	187,552	141,767
Corporate bonds	4.9%	5/30/2028	55,355	56,003	51,652
Total real estate securities	8.3%	2/26/2033	4,216,203	4,200,192	3,922,404
Commercial real estate loans	+4.6%	8/29/2027	1,037,985	1,044,460	1,032,821
Other investments(5)(6)	5.7%	9/21/2029	287,768	276,584	324,703
Total investments in real estate debt	8.2%	11/14/2031	$5,541,956	$5,521,236	$5,279,928

(1)This table does not include the Company’s Controlling Class Securities in certain CMBS securitizations that have been consolidated on the Company’s condensed consolidated financial statements. The underlying collateral loans and the senior CMBS positions owned by third parties of such securitizations are presented separately on the Company’s Condensed Consolidated Balance Sheets. See Note 6 to the condensed consolidated financial statements.
(2)The symbol “+” means that the figure represents a spread over the relevant floating benchmark rates, which include Secured Overnight Financing Rate (“SOFR”), Sterling Overnight Index Average (“SONIA”), and Euro Interbank Offer Rate (“EURIBOR”), as applicable to each security and loan. Fixed rate CMBS and commercial real estate loans represent a spread over the relevant floating benchmark rates for purposes of the weighted-averages. Weighted Average Coupon for CMBS does not include zero-coupon securities.
(3)Weighted average maturity date is based on the fully extended maturity date of the instrument.
(4)Face amount excludes interest-only securities with a notional amount of $1.8 billion as of both June 30, 2025 and December 31, 2024.
(5)Includes interests in unconsolidated joint ventures that hold investments in real estate debt.
(6)Weighted average coupon and weighted average maturity date exclude the Company's investment in a joint venture with the Federal Deposit Insurance Corporation.
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The following table details the collateral type of the properties securing the Company’s investments in real estate debt ($ in thousands):

	June 30, 2025			December 31, 2024
Collateral(1)	Cost Basis	Fair Value	Percentage Based on Fair Value	Cost Basis	Fair Value	Percentage Based on Fair Value
Industrial	$1,950,928	$1,933,526	38%	$1,972,592	$1,940,709	37%
Rental Housing(2)	1,753,923	1,798,962	35%	1,873,616	1,850,255	35%
Net Lease	884,047	886,291	17%	858,605	860,465	16%
Hospitality	218,395	207,890	4%	332,623	322,052	6%
Office	350,887	189,223	4%	379,257	209,882	4%
Other	24,328	23,890	1%	52,257	49,900	1%
Diversified	29,130	27,681	1%	52,286	46,665	1%
Total	$5,211,638	$5,067,463	100%	$5,521,236	$5,279,928	100%
(1)This table does not include the Company’s Controlling Class Securities in certain CMBS securitizations that have been consolidated on the Company’s condensed consolidated financial statements. The underlying collateral loans and the senior CMBS positions owned by third parties of such securitizations are presented separately on the Company’s Condensed Consolidated Balance Sheets. See Note 6 to the condensed consolidated financial statements.
(2)Rental Housing investments in real estate debt are collateralized by various forms of rental housing including apartments and single family rental homes.
The following table details the credit rating of the Company’s investments in real estate debt ($ in thousands):

	June 30, 2025			December 31, 2024
Credit Rating(1)(2)	Cost Basis	Fair Value	Percentage Based on Fair Value	Cost Basis	Fair Value	Percentage Based on Fair Value
A	$818	$747	—%	$28,200	$27,735	1%
BBB	822,445	813,758	16%	807,228	799,005	15%
BB	728,484	706,247	14%	797,219	759,361	14%
B	546,270	513,266	10%	576,629	523,784	9%
CCC and below	132,271	42,253	1%	143,548	38,704	1%
Private commercial real estate loans	892,832	905,733	18%	1,044,460	1,032,821	20%
Not rated(2)	2,088,518	2,085,459	41%	2,123,952	2,098,518	40%
Total	$5,211,638	$5,067,463	100%	$5,521,236	$5,279,928	100%
(1)This table does not include the Company’s Controlling Class Securities in certain CMBS securitizations that have been consolidated on the Company’s condensed consolidated financial statements. The underlying collateral loans and the senior CMBS positions owned by third parties of such securitizations are presented separately on the Company’s Condensed Consolidated Balance Sheets. See Note 6 to the condensed consolidated financial statements.
(2)A represents credit ratings of A+, A, and A-, BBB represents credit ratings of BBB+, BBB, and BBB-, BB represents credit ratings of BB+, BB, and BB-, B represents credit ratings of B+, B, and B-, and CCC and below represents credit ratings of CCC+ and below.
(3)As of June 30, 2025, not rated positions have a weighted-average LTV at origination of 54%, and are primarily composed of 57% industrial and 42% rental housing assets.
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The following table details the Company’s income from investments in real estate debt ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Interest income	$119,519	$155,392	$232,877	$334,230
Unrealized gain	40,521	30,977	81,833	125,369
Realized loss	(5,926)	(27,414)	(14,719)	(38,350)
Total	154,114	158,955	299,991	421,249
Net realized and unrealized (loss) gain on derivatives	(7,107)	841	(11,282)	4,961
Net realized and unrealized (loss) gain on secured financings of investments in real estate debt	(12,214)	1,404	(17,685)	6,846
Other expense	(1,139)	(4,125)	(4,492)	(7,788)
Total income from investments in real estate debt	$133,654	$157,075	$266,532	$425,268

The Company’s investments in real estate debt included certain CMBS and loans collateralized by properties owned by other Blackstone-advised investment vehicles. The following table details the Company’s investments in such real estate debt ($ in thousands):

	Fair Value		Income
			Three Months Ended June 30,		Six Months Ended June 30,
	June 30, 2025	December 31, 2024	2025	2024	2025	2024
CMBS	$652,674	$746,773	$19,367	$27,676	$39,776	$89,386
Commercial real estate loans	316,772	416,942	19,868	11,516	26,702	26,293
Total	$969,446	$1,163,715	$39,235	$39,192	$66,478	$115,679
The Company acquired such CMBS from third parties on market terms negotiated by the majority third party investors. The Company has forgone all non-economic rights under these CMBS, including voting rights, so long as the Blackstone-advised investment vehicles either own the properties collateralizing the underlying loans, or have an interest in a different part of the capital structure of such CMBS.
The Company acquired commercial real estate loans to borrowers that are owned by Blackstone-advised investment vehicles. The Company has forgone all non-economic rights under these loans, including voting rights, so long as the Blackstone-advised investment vehicle controls the borrowers. These loans were negotiated by third parties without the Company’s involvement.
As of June 30, 2025 and December 31, 2024, the Company’s investments in real estate debt also included $1.8 billion and $1.7 billion, respectively, of CMBS collateralized, in part, by certain of the Company’s mortgage loans. During the three and six months ended June 30, 2025, the Company recognized $38.8 million and $76.4 million of income, respectively, related to such CMBS. During the three and six months ended June 30, 2024, the Company recognized $50.3 million and $139.0 million of income, respectively, related to such CMBS.

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6. Consolidated Securitization Vehicles

The Company has acquired the controlling class securities of certain CMBS securitizations resulting in the consolidation of such securitizations on its Condensed Consolidated Balance Sheets. The consolidation of these securitizations results in a gross presentation of the underlying collateral loans as discrete assets, as well as inclusion of the senior CMBS positions owned by third parties, which are presented as liabilities on the Company’s Condensed Consolidated Balance Sheets. The assets of any particular consolidated securitization can only be used to satisfy the liabilities of that securitization and such assets are not available to the Company for any other purpose. Similarly, the senior CMBS obligations of these securitizations can only be satisfied through repayment of the underlying collateral loans, as they do not have any recourse to the Company or its assets, nor has the Company provided any guarantees with respect to the performance or repayment of the senior CMBS obligations.
The following tables detail the real estate loans held by the consolidated securitization vehicles and the related senior obligations of consolidated securitization vehicles ($ in thousands):

	June 30, 2025
	Count	Principal Value	Fair Value	Wtd. Avg. Yield/Cost(1)	Wtd. Avg. Term(2)
Real estate loans held by consolidated securitization vehicles	197	$11,085,145	$11,512,832	6.0%	8/17/2026
Senior obligations of consolidated securitization vehicles	17	9,874,221	10,346,961	5.9%	8/22/2026
Real estate loans held by consolidated securitization vehicles in excess of senior obligations of consolidated securitization vehicles	17	$1,210,924	$1,165,871	7.4%	7/5/2026

	December 31, 2024
	Count	Principal Value	Fair Value	Wtd. Avg. Yield/Cost(1)	Wtd. Avg. Term(2)
Real estate loans held by consolidated securitization vehicles	199	$13,286,605	$13,616,526	6.1%	5/8/2026
Senior obligations of consolidated securitization vehicles	19	11,838,154	12,233,141	5.9%	5/16/2026
Real estate loans held by consolidated securitization vehicles in excess of senior obligations of consolidated securitization vehicles	19	$1,448,451	$1,383,385	7.6%	3/1/2026

(1)The weighted-average yield and cost represent the all-in rate, which includes both fixed and floating rates, as applicable to each securitization vehicle.
(2)Repayments of senior obligations of consolidated securitization vehicles are tied to timing of the related collateral loan asset repayments. The term of these obligations represents the rated final distribution date of the securitizations.

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7. Mortgage Loans, Secured Term Loans, and Secured Revolving Credit Facilities
The following table details the mortgage loans, secured term loans, and secured revolving credit facilities secured by the Company’s real estate ($ in thousands):

	June 30, 2025			Principal Balance Outstanding
Indebtedness	Weighted Average Interest Rate(1)	Weighted Average Maturity Date (2)(3)	Maximum Facility Size	June 30, 2025	December 31, 2024
Fixed rate loans:
Fixed rate mortgages(4)	3.8%	3/23/2030	N/A	$20,980,896	$21,645,080
Variable rate loans:
Variable rate mortgages and secured term loans	+2.3%	5/22/2028	N/A	32,907,515	32,006,218
Variable rate secured revolving credit facilities	+1.9%	4/17/2028	$3,490,870	2,878,088	3,490,870
Variable rate warehouse facilities(5)	+2.1%	7/17/2028	$2,785,986	1,893,431	1,929,037
Total variable rate loans	+2.3%	5/22/2028		37,679,034	37,426,125
Total loans secured by real estate	5.5%	1/17/2029		58,659,930	59,071,205
(Discount) premium on assumed debt, net				(92,900)	(96,048)
Deferred financing costs, net				(413,237)	(434,922)
Mortgage loans, secured term loans, and secured revolving credit facilities, net				$58,153,793	$58,540,235
(1)“+” means that the figure represents a spread over the relevant floating benchmark rates, primarily SOFR and similar indices for non-USD facilities, as applicable to each loan. As of June 30, 2025, the Company had outstanding interest rate swaps with an aggregate notional balance of $32.4 billion and interest rate caps with an aggregate notional balance of $22.1 billion that mitigate its exposure to potential future interest rate increases under its floating-rate debt. Total weighted average interest rate does not include the impact of derivatives.
(2)Weighted average maturity assumes maximum maturity date, including any extensions, where the Company, at its sole discretion, has one or more extension options.
(3)The majority of the Company’s mortgages contain yield or spread maintenance provisions.
(4)Includes $246.4 million and $261.6 million of loans related to investments in affordable housing properties as of June 30, 2025 and December 31, 2024, respectively. Such loans are generally from municipalities, housing authorities, and other third parties administered through government sponsored affordable housing programs. Certain of these loans may be forgiven if specific affordable housing conditions are maintained.
(5)Additional borrowings under the Company’s variable rate warehouse facilities require additional collateral, which are subject to lender approval.

The following table details the future principal payments due under the Company’s mortgage loans, secured term loans, and secured revolving credit facilities as of June 30, 2025 ($ in thousands):

Year	Amount
2025 (remaining)	$259,233
2026	12,030,318
2027	16,517,117
2028	5,689,702
2029	11,403,056
2030	5,185,494
Thereafter	7,575,010
Total	$58,659,930

The Company repaid certain of its loans in conjunction with the sale or refinancing of the underlying properties and incurred an aggregate realized net loss on extinguishment of debt of $25.4 million and $36.9 million for the three and six months ended June 30, 2025, respectively. The Company incurred a net realized loss on extinguishment of debt of $21.4 million and $52.1 million for the three and six months ended June 30, 2024, respectively. Such losses primarily resulted from the acceleration of related deferred financing costs, prepayment penalties, and transaction costs.
23

The Company is subject to various financial and operational covenants under certain of its mortgage loans, secured term loans, and secured revolving credit facilities. These covenants require the Company to maintain certain financial ratios, which include leverage, debt yield, and debt service coverage, among others. As of June 30, 2025 and December 31, 2024, the Company was in compliance with all of its loan covenants.
8. Secured Financings of Investments in Real Estate Debt
The Company has entered into master repurchase agreements and other financing agreements secured by certain of its investments in real estate debt. The terms of the master repurchase agreements and other financing agreements provide the lenders the ability to determine the size and terms of the financing provided based upon the particular collateral pledged by the Company from time to time, and may require the Company to provide additional collateral in the form of cash, securities, or other assets if the market value of such financed investments declines.
As of both June 30, 2025 and December 31, 2024, the Company’s secured financings of investments in real estate debt was $3.6 billion. As of June 30, 2025, the secured financings had a weighted average maturity date of August 19, 2026, and a weighted average interest rate of 1.6% over the relevant floating benchmark rates of the applicable financings, primarily SOFR and similar indices for non-USD facilities.
As of both June 30, 2025 and December 31, 2024, the Company had interest rate swaps outstanding with a notional value of $0.4 billion that effectively convert a portion of its fixed rate investments in real estate debt to floating rates to mitigate its exposure to potential future interest rate increases under its floating-rate debt. The weighted average interest rate does not include the impact of such interest rate swaps or other derivatives.
9. Unsecured Revolving Credit Facilities and Term Loans
The Company is party to unsecured credit facilities with multiple banks. The credit facilities have a weighted average maturity date of September 27, 2027, which may be extended for one year, and an interest rate of SOFR +2.5%. As of both June 30, 2025 and December 31, 2024, the maximum capacity of the credit facilities was $6.1 billion. As of both June 30, 2025 and December 31, 2024, the aggregate outstanding balance of borrowings under these unsecured credit facilities was $1.4 billion.
The Company is party to unsecured term loans with multiple banks. The term loans have a weighted average maturity date of December 15, 2027 and an interest rate of SOFR +2.5%. As of June 30, 2025 and December 31, 2024, the aggregate outstanding balance of the unsecured term loans was $1.2 billion and $1.1 billion, respectively.
The Company is party to an unsecured, uncommitted line of credit (the “Line of Credit”) up to a maximum amount of $75.0 million with an affiliate of Blackstone (the “Affiliate Lender”). The Line of Credit expires on January 24, 2026, and may be extended for up to 12 months, subject to Affiliate Lender approval. The interest rate is equivalent to the then-current rate offered to the Company by a third party lender, or, if no such rate is available, SOFR +2.5%. Each advance under the Line of Credit is repayable on the earliest of (i) the expiration of the Line of Credit, (ii) Affiliate Lender’s demand, and (iii) the date on which the Adviser no longer acts as the Company’s external manager, provided that the Company will have 180 days to make such repayment in the cases of clauses (i) and (ii) and 45 days to make such repayment in the case of clause (iii). As of June 30, 2025 and December 31, 2024, the Company had no outstanding borrowings under the Line of Credit.
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10. Related Party and Other Transactions
Due to Affiliates
The following table details the components of due to affiliates ($ in thousands):

	June 30, 2025	December 31, 2024
Accrued stockholder servicing fee	$837,955	$624,579
Performance participation allocation	88,824	—
Accrued management fee	55,634	56,401
Other	3,105	1,767
Total	$985,518	$682,747
Accrued Stockholder Servicing Fee
The Company accrues the full amount of the future stockholder servicing fees payable to Blackstone Securities Partners L.P., the dealer manager, a registered broker-dealer affiliated with the Adviser (the “Dealer Manager”), for Class S, Class T, and Class D shares, up to the 8.75% of gross proceeds limit, at the time such shares are sold. The Dealer Manager has entered into agreements with the selected dealers distributing the Company’s shares as part of its continuous public offering, that provide, among other things, for the payment of the full amount of the selling commissions and dealer manager fee, and all or a portion of the stockholder servicing fees received by the Dealer Manager to such selected dealers.
Performance Participation Allocation
The Special Limited Partner holds a performance participation interest in BREIT OP that entitles it to receive an allocation of BREIT OP’s total return. Total return is defined as distributions paid or accrued plus the change in the Company’s net asset value (“NAV”), adjusted for subscriptions and repurchases. Under the BREIT OP agreement, the annual total return will be allocated solely to the Special Limited Partner only after the other unitholders have received a total return of 5% (after recouping any loss carryforward amount) and such allocation will continue until the allocation between the Special Limited Partner and all other BREIT OP unitholders is equal to 12.5% and 87.5%, respectively. Thereafter, the Special Limited Partner will receive an allocation of 12.5% of the annual total return. The allocation of the performance participation interest is ultimately measured on a calendar year basis and will be paid quarterly in certain classes of units of BREIT OP or cash, at the election of the Special Limited Partner. To date, the Special Limited Partner has always elected to be paid in a combination of Class I and Class B units, resulting in a non-cash expense.
At the end of each calendar quarter that is not also the end of a calendar year, the Special Limited Partner is entitled to a performance participation allocation as described above calculated in respect of the portion of the year to date, less any performance participation allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The performance participation allocation that the Special Limited Partner is entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Quarterly Allocations that year. If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same calendar year the Special Limited Partner is entitled to less than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end performance allocations in that calendar year will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a calendar year following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end performance allocations in the subsequent four calendar years will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the calendar year following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the Special Limited Partner (or its affiliate) may make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided, further, that if any Quarterly Shortfall Obligation remains following such subsequent four calendar years, then the Special Limited Partner (or its affiliate) will promptly pay BREIT OP the remaining Quarterly Shortfall Obligation in cash.

25

During the three and six months ended June 30, 2025, the Company’s total return exceeded the current period hurdle amount, resulting in $88.8 million and $231.0 million, respectively, of performance participation allocation expense in the Company’s Condensed Consolidated Statements of Operations. For the three and six months ended June 30, 2024 the Company’s total return did not exceed the year-to-date hurdle amount.

During the year ended December 31, 2024, the Company’s total return did not exceed the year-to-date hurdle amount, resulting in a Quarterly Shortfall with respect to the $105.0 million performance participation allocation recorded during the three months ended March 31, 2024 (the “2024 Shortfall Obligation”). Beginning January 1, 2025, interest on the 2024 Shortfall Obligation, net of $9.9 million of performance participation allocation previously earned by the Special Limited Partner but not paid by the Company, began accruing at a 5% annual rate, compounded quarterly. During the six months ended June 30, 2025, the Company accrued interest income of $1.1 million related to such net 2024 Shortfall Obligation. During the three months ended June 30, 2025, the Company did not record any such interest income because the 2024 Quarterly Shortfall was no longer outstanding.

The net 2024 Shortfall Obligation and related $1.1 million of interest accrued was satisfied with the $231.0 million performance participation accrual for the six months ended June 30, 2025. In April 2025, the Company issued 3.3 million units of BREIT OP to the Special Limited Partner as payment for the $46.0 million of net performance participation allocation previously accrued. The remaining $88.8 million of the performance participation allocation expense relating to the six month period ended June 30, 2025 is recorded as a liability within Due to Affiliates on the Condensed Consolidated Balance Sheets. Subsequent to June 30, 2025, the Company issued 6.4 million units of BREIT OP to the Special Limited Partner as payment for the remaining $88.8 million of performance participation allocation.
As of August 13, 2025, Blackstone owned shares of the Company and units of BREIT OP valued at an aggregate $3.8 billion. In addition, Blackstone employees, including the Company’s executive officers, owned shares of the Company and units of BREIT OP valued at an aggregate $1.3 billion.
Accrued Management Fee
The Adviser is entitled to an annual management fee equal to 1.25% of the Company’s NAV, payable monthly, as compensation for the services it provides to the Company. The management fee can be paid, at the Adviser’s election, in cash, certain classes of shares of the Company’s common stock, or certain classes of BREIT OP units. To date, the Adviser has always elected to be paid the management fee in shares of the Company’s common stock and units of BREIT OP, resulting in a non-cash expense. During the three and six months ended June 30, 2025, the Company incurred management fees of $166.9 million and $335.3 million, respectively. During the three and six months ended June 30, 2024, the Company incurred management fees of $180.7 million, and $367.8 million, respectively.
During the six months ended June 30, 2025 and 2024, the Company issued BREIT OP units of 24.4 million and 26.3 million, respectively, to the Adviser as payment for management fees. The Company also had a payable of $55.6 million and $56.4 million related to the management fees as of June 30, 2025 and December 31, 2024, respectively. During July 2025, the Adviser was issued 4.0 million units of BREIT OP as payment for the management fees accrued as of June 30, 2025. The shares and units issued to the Adviser for payment of the management fee were issued at the applicable NAV per share/unit at the end of each month for which the fee was earned. The Adviser did not submit any repurchase requests for shares previously issued as payment for management fees during the three and six months ended June 30, 2025 and 2024.
Other
As of June 30, 2025 and December 31, 2024, the Company had an outstanding balance due to the Adviser of $3.1 million and $1.8 million, respectively, related to general corporate expenses provided by unaffiliated third parties that the Adviser paid on the Company's behalf. Such expenses are reimbursed by the Company to the Adviser in the ordinary course of business.
26

Affiliate Title Service Provider
Blackstone owns Lexington National Land Services (“LNLS”), a title agent company. LNLS acts as an agent for one or more underwriters in issuing title policies and/or providing support services in connection with investments by the Company, Blackstone and their affiliates and related parties, and third parties. LNLS focuses on transactions in rate-regulated states where the cost of title insurance is non-negotiable. LNLS will not perform services in non-regulated states for the Company, except (i) in the context of a portfolio transaction that includes properties in rate-regulated states, (ii) as part of a syndicate of title insurance companies where the rate is negotiated by other insurers or their agents, (iii) when a third party is paying all or a material portion of the premium, or (iv) when providing only support services to the underwriter. LNLS earns fees, which would have otherwise been paid to third parties, by providing title agency services and facilitating placement of title insurance with underwriters. Blackstone receives distributions from LNLS in connection with investments by the Company based on its equity interest in LNLS. In each case, there will be no related expense offset to the Company.
During the three and six months ended June 30, 2025, the Company paid LNLS $8.9 million and $19.6 million, respectively, for title services related to certain investments. Amounts paid to LNLS were either (i) included in calculating Net Gain on Dispositions of Real Estate on the Condensed Consolidated Statements of Operations, or (ii) recorded as deferred financing costs, which is a reduction to Mortgage Loans, Secured Term Loans, and Secured Revolving Credit Facilities on the Condensed Consolidated Balance Sheets.
Captive Insurance Company
During the three and six months ended June 30, 2025, the Company received a net refund of $0.4 million and $0.5 million, respectively, of insurance premiums previously paid to a captive insurance company owned by us and other Blackstone-advised investment vehicles. The net refund was attributable to dispositions of real estate and represented the pro-rata unused period of the annual premiums incurred to insure such dispositions.
During the three months ended June 30, 2024, the Company did not receive a refund nor contribute capital to the captive insurance company owned by it and other Blackstone-advised investment vehicles. During the six months ended June 30, 2024, the Company received a net refund of $0.3 million related to insurance premiums previously paid to the captive insurance company.
Other Transactions
Accrued service provider expenses and incentive compensation awards
The Company has engaged certain portfolio companies owned by Blackstone-advised investment vehicles, to provide, as applicable, operational services (including, without limitation, construction and project management), management services, loan management services, corporate support services (including, without limitation, accounting, information technology, legal, tax and human resources) and transaction support services for certain of the Company’s properties, and any such arrangements will be at or below market rates. The Company also engaged such portfolio companies for transaction support services related to acquisitions and dispositions, and such costs were either (i) capitalized to Investments in Real Estate or (ii) included as part of the Net Gain on Dispositions of Real Estate. For further details on the Company’s relationships with these service providers, see Note 10 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
The expenses related to these providers, including incentive compensation awards, are included as a component of Rental Property Operating expense and Hospitality Operating expense, as applicable, in the Company’s Condensed Consolidated Statements of Operations. Transaction support service fees were capitalized to Investments in Real Estate on the Company’s Condensed Consolidated Balance Sheets. Neither Blackstone nor the Adviser receives any fees from these arrangements.

Beginning in January 2025, the Company engaged TAH Operations LLC (“Tricon”), a portfolio company owned by certain Blackstone-advised investment vehicles, to provide, as applicable, management services, corporate support services and transaction support services for the Company’s rental housing properties.

Beginning in January 2025, the Company engaged Perform Properties LLC (“Perform Properties”), a portfolio company owned by a Blackstone-advised fund, to provide the services that ShopCore Properties TRS Management LLC and EQ Management, LLC had previously provided to the Company’s retail and office properties. Those services include management services, corporate support services and transaction support services.

Beginning in February 2025, the Company engaged Apartment Income REIT, L.P., a portfolio company owned by certain Blackstone-advised investment vehicles, to provide, as applicable, management services, corporate support services and transaction support services for the Company’s rental housing properties.
27

The following tables detail the amounts incurred for portfolio companies owned by Blackstone-advised investment vehicles ($ in thousands):

	Service Provider Expenses		Amortization of Service Provider Incentive Compensation Awards		Capitalized Transaction Support Services
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2025	2024	2025	2024	2025	2024
Link Logistics Real Estate LLC	$30,377	$31,578	$6,398	$5,122	$6,578	$364
Tricon	27,264	—	2,083	—	—	—
LivCor, LLC	26,162	22,922	4,988	6,047	2,111	2,510
Perform Properties LLC(1)	7,209	10,403	126	170	277	1,172
Revantage(2)	7,128	7,433	2,443	2,129	15	—
BRE Hotels and Resorts LLC	3,337	3,177	336	315	25	—
BPP MFNY Employer LLC	828	895	300	334	—	—
Apartment Income REIT, L.P.	577	—	—	—	20	—
Longview Senior Housing, LLC	320	253	—	—	—	—
	$103,202	$76,661	$16,674	$14,117	$9,026	$4,046

	Service Provider Expenses		Amortization of Service Provider Incentive Compensation Awards		Capitalized Transaction Support Services
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024	2025	2024
Link Logistics Real Estate LLC	$59,049	$59,110	$12,795	$11,104	$8,902	$816
Tricon	39,022	—	2,083	—	—	—
LivCor, LLC	54,456	50,651	9,977	11,552	3,409	4,480
Perform Properties LLC(1)	15,680	20,826	250	762	544	1,523
Revantage(2)	16,434	11,028	4,887	4,404	15	—
BRE Hotels and Resorts LLC	6,349	6,324	673	824	25	—
BPP MFNY Employer LLC	1,694	1,716	601	729	—	—
Apartment Income REIT, L.P.	577	—	—	—	20	—
Longview Senior Housing, LLC	602	510	—	—	—	—
	$193,863	$150,165	$31,266	$29,375	$12,915	$6,819
(1)Includes Shopcore Properties TRS Management LLC and EQ Management, LLC for three and six months ended June 30, 2024.
(2)Includes Revantage Corporate Services, LLC and Revantage Global Services Europe S.à r.l.

As of June 30, 2025 and December 31, 2024, $34.6 million and $33.7 million, respectively, of accrued service provider expenses were outstanding and are included within Other Liabilities. See Note 11 for further details.
The Company issues incentive compensation awards to certain employees of portfolio company service providers. None of Blackstone, the Adviser, or the portfolio company service providers owned by Blackstone-advised investment vehicles receive any incentive compensation from the aforementioned arrangements.
The following table details the incentive compensation awards ($ in thousands):

	December 31, 2024	For the Six Months Ended June 30, 2025			June 30, 2025
Plan Year	Unrecognized Compensation Cost	Value of Awards Issued	Forfeiture of Unvested Awards	Amortization of Compensation Cost	Unrecognized Compensation Cost	Remaining Amortization Period
2022	$7,786	$—	$—	$(3,893)	$3,893	0.5 years
2023	14,673	—	—	(4,585)	10,088	1.3 years
2024	40,265	—	—	(10,060)	30,205	2.0 years
2025	—	76,371	—	(12,728)	63,643	2.8 years
	$62,724	$76,371	$—	$(31,266)	$107,829

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For the three and six months ended June 30, 2025, certain portfolio companies owned by the Company earned revenue of $1.3 million and $2.4 million, respectively, from certain other Blackstone-advised investment vehicles in relation to corporate service fees and property management services. There were no such fees for the three and six months ended June 30, 2024.
As of June 30, 2025 and December 31, 2024, the Company had a receivable of $50.9 million and $52.8 million, respectively, from certain portfolio companies owned by Blackstone-advised investment vehicles related to the prepayment of certain corporate service fees and incentive compensation awards. Such amount is included in Other Assets on the Company’s Condensed Consolidated Balance Sheets.
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11. Other Assets and Other Liabilities
The following table details the components of Other Assets ($ in thousands):

	June 30, 2025	December 31, 2024
Interest rate and foreign currency hedging derivatives	$1,259,325	$2,002,173
Straight-line rent receivable	877,692	808,936
Intangible assets, net	750,840	826,900
Held-for-sale assets	748,854	753,533
Receivables, net	592,694	641,551
Single family rental homes risk retention securities	300,718	300,718
Securities held in trust	215,729	179,498
Deferred leasing costs, net	151,447	148,889
Prepaid expenses	117,872	175,167
Deferred financing costs, net	99,084	114,560
Due from affiliate(1)	—	95,024
Other	183,500	193,604
Total	$5,297,755	$6,240,553
(1)Refer to the Performance Participation Allocation section of Note 10 for additional information.
The following table details the components of Other Liabilities ($ in thousands):

	June 30, 2025	December 31, 2024
Right of use lease liability - operating leases	$608,230	$605,923
Liabilities related to held-for-sale assets	452,279	380,179
Stock repurchases payable	439,289	462,894
Accounts payable and accrued expenses	404,166	372,281
Accrued interest expense	326,108	338,509
Real estate taxes payable	314,544	284,392
Financing of affordable housing development	216,002	177,902
Distribution payable	200,708	202,801
Tenant security deposits	198,803	205,853
Intangible liabilities, net	154,915	178,510
Subscriptions received in advance	124,336	143,030
Prepaid rental income	118,034	179,464
Right of use lease liability - financing leases	80,106	79,493
Accrued service provider expenses(1)	34,566	33,685
Interest rate and foreign currency hedging derivatives	22,270	11,243
Other	138,998	131,546
Total	$3,833,354	$3,787,705
(1)Refer to the accrued service provider expenses and incentive compensation awards section of Note 10 for additional information.
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12. Intangibles
The following tables detail the gross carrying amount and accumulated amortization of the Company’s intangible assets and liabilities ($ in thousands):

	June 30, 2025
	Gross Carrying Amount	Accumulated Amortization	Total Intangible Assets/Liabilities, net
Intangible assets
In-place lease intangibles	$1,145,480	$(766,493)	$378,987
Indefinite life intangibles	94,082	—	94,082
Above-market lease intangibles	53,196	(36,267)	16,929
Other intangibles	421,457	(160,615)	260,842
Total intangible assets	$1,714,215	$(963,375)	$750,840

Intangible liabilities
Below-market lease intangibles	366,576	(211,661)	154,915
Total intangible liabilities	$366,576	$(211,661)	$154,915

	December 31, 2024
	Gross Carrying Amount	Accumulated Amortization	Total Intangible Assets/Liabilities, net
Intangible assets
In-place lease intangibles	$1,187,182	(754,448)	$432,734
Indefinite life intangibles	94,082	—	94,082
Above-market lease intangibles	54,965	(35,086)	19,879
Other intangibles	415,767	(135,562)	280,205
Total intangible assets	$1,751,996	$(925,096)	$826,900

Intangible liabilities
Below-market lease intangibles	386,679	(208,169)	178,510
Total intangible liabilities	$386,679	$(208,169)	$178,510
The estimated future amortization on the Company’s intangibles for each of the next five years and thereafter as of June 30, 2025 is as follows ($ in thousands):

	In-place Lease Intangibles	Above-market Lease Intangibles	Other Intangibles	Below-market Lease Intangibles
2025 (remaining)	$52,703	$2,499	$14,669	$(19,468)
2026	86,975	4,129	28,181	(33,748)
2027	64,897	2,959	26,604	(23,903)
2028	51,064	2,225	25,233	(18,643)
2029	38,450	1,736	23,091	(14,459)
2030	26,722	1,286	21,043	(10,736)
Thereafter	58,176	2,095	122,021	(33,958)
Total	$378,987	$16,929	$260,842	$(154,915)
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13. Derivatives
The Company uses derivative financial instruments to minimize the risks and/or costs associated with the Company’s investments and financing transactions. These derivatives may or may not qualify as net investment, cash flow, or fair value hedges under the hedge accounting requirements of Accounting Standards Codification Topic 815 - “Derivatives and Hedging.” Derivatives not designated as hedges are not speculative and are used to manage the Company’s exposure to interest rate movements, fluctuations in foreign exchange rates, and other identified risks.
The use of derivative financial instruments involves certain risks, including the risk that the counterparties to these contractual arrangements do not perform as agreed. To mitigate this risk, the Company enters into derivative financial instruments with counterparties it believes to have appropriate credit ratings and that are major financial institutions with which the Company and its affiliates may also have other financial relationships.
Interest Rate Contracts
Certain of the Company’s transactions expose the Company to interest rate risks, which include exposure to variable interest rates on certain loans secured by the Company’s real estate in addition to its secured financings of investments in real estate debt. The Company uses derivative financial instruments, which includes interest rate swaps and caps, and may also include options, floors, and other interest rate derivative contracts, to limit the Company’s exposure to the future variability of interest rates. The Company has the right of offset for certain derivatives, and presents them net on its condensed consolidated financial statements.

The following tables detail the Company’s outstanding interest rate derivatives (notional amount in thousands):

	June 30, 2025
Interest Rate Derivatives	Number of Instruments	Notional Amount(1)	Weighted Average Strike	Index	Weighted Average Maturity (Years)
Derivatives designated as hedging instruments
Interest rate swaps – property debt	20	$6,316,105	2.6%	SOFR	3.1
Derivatives not designated as hedging instruments
Interest rate caps – property debt	162	22,110,445	5.8%	SOFR	0.8
Interest rate swaps – property debt	55	26,132,921	1.4%	SOFR, EURIBOR	2.5
Interest rate swaps – secured financings of investments in real estate debt	9	365,165	4.2%	SOFR	4.8
Total		$48,608,531
	December 31, 2024
Interest Rate Derivatives	Number of Instruments	Notional Amount(1)	Weighted Average Strike	Index	Weighted Average Maturity (Years)
Derivatives designated as hedging instruments
Interest rate swaps – property debt	20	$6,316,906	2.6%	SOFR	3.6
Derivatives not designated as hedging instruments
Interest rate caps – property debt	153	17,189,532	6.6%	SOFR	0.9
Interest rate swaps – property debt	53	26,004,711	1.4%	SOFR, EURIBOR	3.0
Interest rate swaps – secured financings of investments in real estate debt	10	433,915	4.1%	SOFR	5.4
Total		$43,628,158
(1)Includes interest rate caps presented on a net basis with an aggregate notional amount of $15.8 billion and $15.7 billion as of June 30, 2025 and December 31, 2024, respectively.

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Foreign Currency Forward Contracts

Certain of the Company’s international investments expose it to fluctuations in foreign currency exchange rates and interest rates. These fluctuations may impact the value of the Company’s cash receipts and payments in terms of its functional currency, the U.S. dollar. The Company uses foreign currency forward contracts to protect the value or fix the amount of certain investments or cash flows in terms of the U.S. dollar.

The following table details the Company’s outstanding foreign currency forward contracts that were non-designated hedges of foreign currency risk (notional amount in thousands):

	June 30, 2025		December 31, 2024
Foreign Currency Forward Contracts	Number of Instruments	Notional Amount	Number of Instruments	Notional Amount
Buy USD / Sell EUR Forward	7	€46,119	8	€147,630
Buy USD / Sell GBP Forward	5	£36,514	6	£36,711
Valuation and Financial Statement Impact
The following table details the fair value of the Company’s derivative financial instruments ($ in thousands):

	Fair Value of Derivatives in an Asset Position(1)		Fair Value of Derivatives in a Liability Position(2)
	June 30, 2025	December 31, 2024	June 30, 2025	December 31, 2024
Derivatives designated as hedging instruments
Interest rate swaps – property debt	$146,801	$295,596	$878	$—
Total derivatives designated as hedging instruments	146,801	295,596	878	—
Derivatives not designated as hedging instruments
Interest rate swaps – property debt	1,103,869	1,686,623	3,950	1,406
Interest rate caps – property debt(3)	7,308	15,873	2,144	5,426
Interest rate swaps – secured financings of investments in real estate debt	235	488	11,278	4,411
Foreign currency forward contracts	1,112	3,593	4,020	—
Total derivatives not designated as hedging instruments	1,112,524	1,706,577	21,392	11,243
Total interest rate and foreign currency hedging derivatives	$1,259,325	$2,002,173	$22,270	$11,243
(1)Included in Other Assets in the Company’s Condensed Consolidated Balance Sheets.
(2)Included in Other Liabilities in the Company’s Condensed Consolidated Balance Sheets.
(3)Includes interest rate caps presented on a net basis with an aggregate fair value of $65.5 million and $117.2 million as of June 30, 2025 and December 31, 2024, respectively.

33

The following tables detail the effect of the Company’s derivative financial instruments on the Condensed Consolidated Statements of Operations and Condensed Consolidated Statements of Comprehensive Income (Loss) ($ in thousands):

Type of Derivative	Realized/Unrealized Gain (Loss)	Location of Gain (Loss) Recognized	Three Months Ended June 30,
			2025	2024
Included in Net Income (Loss)
Interest rate swap – property debt	Unrealized loss	(1)	$(231,099)	$(41,792)
Interest rate caps – property debt	Unrealized loss	(1)	(4,353)	(6,094)
Interest rate caps – property debt	Realized gain	(1)	—	31
Interest rate swap – secured financings of investments in real estate debt	Unrealized loss	(1)	(645)	(4,782)
Foreign currency forward contract	Realized (loss) gain	(2)	(6,369)	801
Foreign currency forward contract	Unrealized (loss) gain	(2)	(738)	40
Total			$(243,204)	$(51,796)
Included in Other Comprehensive Income
Interest rate swap – property debt(3)	Unrealized (loss) gain		(59,388)	3,946
Total			$(302,592)	$(47,850)

Type of Derivative	Realized/Unrealized Gain (Loss)	Location of Gain (Loss) Recognized	Six Months Ended June 30,
			2025	2024
Included in Net Loss
Interest rate swap – property debt	Unrealized (loss) gain	(1)	$(578,706)	$268,419
Interest rate caps – property debt	Unrealized loss	(1)	(12,796)	(16,972)
Interest rate caps – property debt	Realized (loss) gain	(1)	(18)	542
Interest rate swaps – secured financings of investments in real estate debt	Unrealized (loss) gain	(1)	(7,239)	10,573
Foreign currency forward contract	Realized (loss) gain	(2)	(4,780)	799
Foreign currency forward contract	Unrealized (loss) gain	(2)	(6,502)	4,162
Total			$(610,041)	$267,523
Included in Other Comprehensive Income
Interest rate swap – property debt(3)	Unrealized (loss) gain		(154,843)	105,299
Total			$(764,884)	$372,822

(1)Included in (Loss) Income from Interest Rate Derivatives in the Company’s Condensed Consolidated Statements of Operations.
(2)Included in Income from Investments in Real Estate Debt in the Company’s Condensed Consolidated Statements of Operations.
(3)During the three and six months ended June 30, 2025, net gain of $30.3 million and $60.6 million, respectively, was reclassified from accumulated other comprehensive income into net income.

Credit-Risk Related Contingent Features
The Company has entered into agreements with certain of its derivative counterparties that contain provisions whereby if the Company were to default on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, the Company may also be declared in default under its derivative obligations. In addition, certain of the Company’s agreements with its derivative counterparties require the Company to post collateral based on a percentage of derivative notional amounts and/or to secure net liability positions.
As of June 30, 2025, the Company was in a net liability position and posted collateral of $13.2 million with one of its counterparties as required under the derivative contracts. As of December 31, 2024, the Company was in a net liability position and posted collateral of $7.8 million with one of its counterparties as required under the derivatives contracts.
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14. Equity and Redeemable Non-controlling Interest
Authorized Capital
As of June 30, 2025, the Company had the authority to issue 12,100,000,000 shares, consisting of the following:

	Number of Shares (in thousands)	Par Value Per Share
Preferred Stock	100,000	$0.01
Class S Shares	3,000,000	$0.01
Class I Shares	6,000,000	$0.01
Class T Shares	500,000	$0.01
Class D Shares	1,500,000	$0.01
Class C Shares	500,000	$0.01
Class F Shares	500,000	$0.01
Total	12,100,000
Common Stock
The following tables detail the movement in the Company’s outstanding shares of common stock (in thousands):

	Three Months Ended June 30, 2025(1)
	Class S	Class I	Class T	Class D	Class C	Total
March 31, 2025	1,299,418	2,121,268	40,676	134,829	2,922	3,599,113
Common stock issued (converted)(2)	1,808	39,371	(2,133)	1,815	300	41,161
Distribution reinvestment	7,021	10,845	267	799	—	18,932
Common stock repurchased	(31,787)	(68,481)	(787)	(4,520)	(160)	(105,735)
June 30, 2025	1,276,460	2,103,003	38,023	132,923	3,062	3,553,471

	Six Months Ended June 30, 2025(1)
	Class S	Class I	Class T	Class D	Class C	Total
December 31, 2024	1,339,547	2,165,077	43,941	138,946	2,848	3,690,359
Common stock issued (converted)(2)	4,791	81,389	(4,088)	2,589	399	85,080
Distribution reinvestment	14,224	22,038	553	1,593	—	38,408
Common stock repurchased	(82,102)	(165,501)	(2,383)	(10,205)	(185)	(260,376)
June 30, 2025	1,276,460	2,103,003	38,023	132,923	3,062	3,553,471
(1)As of June 30, 2025, no Class F shares were issued and outstanding.
(2)Includes conversion of shares from Class S, Class T and Class D to Class I during the three and six months ended June 30, 2025.
The Company registered a new offering with the SEC of up to $60.0 billion in shares of our common stock, consisting of up to $48.0 billion in any combination of Class S-2, Class T-2, Class D-2 and Class I shares in our primary offering and up to $12.0 billion in any combination of Class S-2, Class T-2, Class D-2, Class I, Class S, Class T and Class D shares pursuant to our distribution reinvestment plan, which was declared effective on August 5, 2025. The prior offering was terminated concurrently with the effectiveness of the new offering. As of August 13, 2025, no shares have yet to be issued under the new offering.

Share and Unit Repurchases
The Company has adopted a Share Repurchase Plan (the “Repurchase Plan”), which is approved and administered by the Company’s board of directors, whereby, subject to certain limitations, stockholders may request on a monthly basis that the Company repurchases all or any portion of their shares. The Repurchase Plan will be limited to no more than 2% of the Company’s aggregate NAV per month (measured using the aggregate NAV as of the end of the immediately preceding month) and no more than 5% of the Company’s aggregate NAV per calendar quarter (measured using the average aggregate NAV as of the end of the immediately preceding three months). For the avoidance of doubt, both of these limits are assessed during each month in a calendar quarter. The Company has in the past received, and may in the future receive, repurchase requests that exceed the limits under the Repurchase Plan, and the Company has in the past repurchased less than the full amount of shares requested, resulting in the repurchase of shares on a pro rata basis.
35

Should repurchase requests, in the board of directors’ judgment, place an undue burden on its liquidity, adversely affect its operations or risk having an adverse impact on the Company as a whole, or should the board of directors otherwise determine that investing its liquid assets in real properties or other investments rather than repurchasing its shares is in the best interests of the Company as a whole, the Company’s board of directors may determine to repurchase fewer shares than have been requested to be repurchased (including relative to the 2% monthly limit and 5% quarterly limit under the Repurchase Plan), or none at all. Further, the Company’s board of directors has in the past made exceptions to the limitations in the Repurchase Plan and may in the future, in certain circumstances, make exceptions to such repurchase limitations (or repurchase fewer shares than such repurchase limitations), or modify or suspend the Repurchase Plan if, in its reasonable judgement, it deems such action to be in the Company’s best interest and the best interest of its stockholders. In the event that the Company receives repurchase requests in excess of the 2% or 5% limits, then repurchase requests will be satisfied on a pro rata basis after the Company has repurchased all shares for which repurchase has been requested due to death, disability or divorce and other limited exceptions. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the Repurchase Plan, as applicable.
For the six months ended June 30, 2025, the Company repurchased 260.4 million shares of common stock and 2.2 million units of BREIT OP for a total of $3.6 billion, satisfying all repurchase requests for the six months ended June 30, 2025.
Distributions

The Company considers a variety of factors when determining its distributions, including cash flows from operations, Funds Available for Distribution, NAV, and total return, and in any case, generally intends to distribute substantially all of its taxable income to its stockholders each year to comply with the REIT provisions of the Internal Revenue Code of 1986. Taxable income does not equal net income as calculated in accordance with GAAP.
Each class of common stock receives the same gross distribution per share. The net distribution varies for each class based on the applicable stockholder servicing fee, which is deducted from the monthly distribution per share and paid directly to the applicable distributor. Class C shares currently have no distribution amount presented as the class is generally an accumulating share class whereby its share of income will accrete into its NAV.
The following tables detail the aggregate distributions declared for each applicable class of common stock:

	Three Months Ended June 30, 2025
	Class S	Class I	Class T	Class D
Aggregate gross distributions declared per share of common stock	$0.1646	$0.1646	$0.1646	$0.1646
Stockholder servicing fee per share of common stock	(0.0293)	—	(0.0288)	(0.0085)
Net distributions declared per share of common stock	$0.1353	$0.1646	$0.1358	$0.1561

	Six Months Ended June 30, 2025
	Class S	Class I	Class T	Class D
Aggregate gross distributions declared per share of common stock	$0.3289	$0.3289	$0.3289	$0.3289
Stockholder servicing fee per share of common stock	(0.0583)	—	(0.0573)	(0.0169)
Net distributions declared per share of common stock	$0.2706	$0.3289	$0.2716	$0.3120
Redeemable Non-controlling Interest
In connection with its performance participation interest, the Special Limited Partner holds Class I units in BREIT OP. See Note 10 for further details of the Special Limited Partner’s performance participation interest. Because the Special Limited Partner has the ability to redeem its Class I units for Class I shares in the Company or cash, at the election of the Special Limited Partner, the Company has classified these Class I units as Redeemable Non-controlling Interest in mezzanine equity on the Company’s Condensed Consolidated Balance Sheets.
36

The following table details the Redeemable Non-controlling Interest activity related to the Special Limited Partner for the six months ended June 30, 2025 and 2024 ($ in thousands):

	Six Months Ended June 30,
	2025	2024
Balance at the beginning of the period	$15,688	$351
Settlement of prior quarter(s) performance participation allocation	45,963	15,370
GAAP income allocation	(1,196)	(124)
Distributions	(185)	(60)
Fair value allocation	2,205	216
Ending balance	$62,475	$15,753
In addition to the Special Limited Partner’s interest noted above, certain of the Company’s third party joint ventures also have a Redeemable Non-controlling Interest in such joint ventures. As of June 30, 2025 and December 31, 2024, $159.9 million and $158.0 million, respectively, related to such third party joint ventures was included in Redeemable Non-controlling Interests on the Company’s Condensed Consolidated Balance Sheets.
The Redeemable Non-controlling Interests are recorded at the greater of (i) their carrying amount, adjusted for their share of the allocation of GAAP net income (loss) and distributions, or (ii) their redemption value, which is equivalent to the fair value of such interests at the end of each measurement period. Accordingly, the Company recorded an allocation adjustment between Additional Paid-in Capital and Redeemable Non-controlling Interests of $2.6 million and $3.4 million, during the three and six months ended June 30, 2025, respectively, and $19.2 million and $20.1 million, during the three and six months ended June 30, 2024, respectively, to reflect their redemption value.

37

15. Leases
Lessor
The Company’s rental revenue primarily consists of rent earned from operating leases at the Company’s rental housing, industrial, net lease, office, hospitality, retail, data centers and self storage properties. Leases at the Company’s industrial, office, retail and data centers properties generally include a fixed base rent, and certain leases also contain a variable rent component. The variable component of the Company’s operating leases at its industrial, office, retail and data centers properties primarily consist of the reimbursement of operating expenses such as real estate taxes, insurance, and common area maintenance costs. Rental revenue earned from leases at the Company’s rental housing properties primarily consist of a fixed base rent, and certain leases contain a variable component that allows for the pass-through of certain operating expenses such as utilities. Rental revenue earned from leases at the Company’s self storage properties primarily consist of a fixed base rent only.
Rental revenue from leases at the Company’s net lease properties consists of a fixed annual rent that escalates annually throughout the term of the applicable leases, and the tenant is generally responsible for all property-related expenses, including taxes, insurance, and maintenance. The Company’s net lease properties are leased to a single tenant. The Company assessed the lease classification of the net lease properties and determined the leases were each operating leases. The Company’s assessment included the consideration of the present value of the applicable lease payments over the lease terms and the residual value of the leased assets.
Leases at the Company’s industrial, net lease, office, retail and data centers properties are generally longer term (greater than 12 months in length), and may contain extension and termination options at the lessee’s election. Often, these leases have annual escalations that are tied to the consumer price index. Leases at the Company’s rental housing and self storage properties are short term, generally not greater than 12 months in length.
The following table details the components of operating lease income from leases in which the Company is the lessor ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Fixed lease payments	$1,637,212	$1,765,926	$3,325,392	$3,580,530
Variable lease payments	133,448	146,618	277,657	295,079
Rental revenue	$1,770,660	$1,912,544	$3,603,049	$3,875,609
The following table presents the undiscounted future minimum rents the Company expects to receive for its industrial, net lease, data centers, retail, and office properties as of June 30, 2025 ($ in thousands). Leases at the Company’s rental housing and self storage properties are short term, generally 12 months or less, and are therefore not included.

Year	Future Minimum Rents
2025 (remaining)	$871,326
2026	1,697,873
2027	1,528,241
2028	1,334,046
2029	1,149,456
2030	961,773
Thereafter	14,201,413
Total	$21,744,128
38

Lessee
Certain of the Company’s investments in real estate are subject to ground leases. The Company’s ground leases are classified as either operating leases or financing leases based on the characteristics of each lease. As of June 30, 2025, the Company had 89 ground leases classified as operating and three ground leases classified as financing. Each of the Company’s ground leases was acquired as part of the acquisition of real estate, and no incremental costs were incurred for such ground leases. The Company’s ground leases are non-cancelable and certain operating leases contain renewal options.
The following table details the future lease payments due under the Company’s ground leases as of June 30, 2025 ($ in thousands):

	Operating Leases	Financing Leases
2025 (remaining)	$20,135	$2,221
2026	36,101	4,507
2027	36,454	4,633
2028	36,739	4,763
2029	36,861	4,896
2030	37,037	5,033
Thereafter	2,034,886	549,465
Total undiscounted future lease payments	2,238,213	575,518
Difference between undiscounted cash flows and discounted cash flows	(1,629,983)	(495,412)
Total lease liability	$608,230	$80,106
The Company utilized its incremental borrowing rate at the time of entering such leases, which was between 5% and 7%, to determine its lease liabilities. As of June 30, 2025, the weighted average remaining lease term of the Company’s operating leases and financing leases were 58 years and 76 years, respectively.
Payments under the Company’s ground leases primarily contain fixed payment components that may include periodic increases based on an index or periodic fixed percentage escalations. Three of the Company’s ground leases contains a variable component based on a percentage of revenue.
The following table details the fixed and variable components of the Company’s operating leases ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Fixed ground rent expense	$3,393	$3,724	$7,027	$7,672
Variable ground rent expense	9,483	8,084	18,488	16,319
Total cash portion of ground rent expense	12,876	11,808	25,515	23,991
Straight-line ground rent expense	4,343	5,352	9,213	10,686
Total operating lease costs	$17,219	$17,160	$34,728	$34,677
The following table details the fixed and variable components of the Company’s financing leases ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Interest on lease liabilities	$1,079	$1,040	$2,166	$2,131
Amortization of right-of-use assets	309	317	613	616
Total financing lease costs	$1,388	$1,357	$2,779	$2,747
39

16. Segment Reporting
The Company operates in nine reportable segments: Rental Housing, Industrial, Net Lease, Office, Hospitality, Retail, Data Centers, Self Storage properties, and Investments in Real Estate Debt. The Company allocates resources and evaluates results based on the performance of each segment individually. The Company believes that GAAP Segment Income (Loss) is the key performance metric that is most consistent with the amounts included in its condensed consolidated financial statements and captures the unique operating characteristics of each segment to enable its chief operating decision maker to assess performance and allocate resources.
The following table details the total assets by segment ($ in thousands):

	June 30, 2025	December 31, 2024
Rental Housing	$55,816,287	$58,567,894
Industrial	17,182,149	17,771,159
Net Lease	8,005,793	8,029,195
Office	2,807,157	2,759,646
Hospitality	2,575,302	2,696,612
Retail	2,022,286	2,119,705
Data Centers	1,841,163	2,442,748
Self Storage	705,197	714,617
Investments in Real Estate Debt and Real Estate Loans Held by Consolidated Securitization Vehicles, at Fair Value	16,566,057	18,801,660
Other (Corporate)	1,482,547	2,335,005
Total assets	$109,003,938	$116,238,241

40

The following table details the financial results by segment for the three months ended June 30, 2025 ($ in thousands):

	Rental Housing	Industrial	Net Lease	Office	Hospitality	Retail	Data Centers	Self Storage	Investments in Real Estate Debt(1)	Total
Revenues:
Rental revenue	$1,170,522	$323,289	$150,385	$43,379	$—	$51,589	$13,504	$17,992	$—	$1,770,660
Hospitality revenue	—	—	—	—	139,199	—	—	—	—	139,199
Other revenue	81,944	2,311	—	1,925	192	907	19	1,224	—	88,522
Total revenues	1,252,466	325,600	150,385	45,304	139,391	52,496	13,523	19,216	—	1,998,381
Expenses:
Rental property operating	670,569	109,291	655	16,797	—	19,682	2,993	8,838	—	828,825
Hospitality operating	—	—	—	—	97,968	—	—	—	—	97,968
Total expenses	670,569	109,291	655	16,797	97,968	19,682	2,993	8,838	—	926,793
(Loss) Income from unconsolidated entities	(5,416)	126,185	(106)	5,649	(2,278)	(1,133)	(95,910)	—	—	26,991
Income from investments in real estate debt	—	—	—	—	—	—	—	—	133,654	133,654
Changes in net assets of consolidated securitization vehicles	—	—	—	—	—	—	—	—	38,207	38,207
GAAP segment income (loss)	$576,481	$342,494	$149,624	$34,156	$39,145	$31,681	$(85,380)	$10,378	$171,861	$1,270,440

Depreciation and amortization	$(520,797)	$(162,066)	$(49,556)	$(21,696)	$(22,989)	$(19,259)	$(5,546)	$(6,742)	$—	$(808,651)

General and administrative										(16,886)
Management fee										(166,892)
Performance participation allocation										(88,824)
Impairment of investments in real estate										(171,113)
Loss from interest rate derivatives										(236,097)
Net gain on dispositions of real estate										464,394
Interest expense, net										(777,766)
Loss on extinguishment of debt										(25,360)
Other expense										(12,228)
Net loss										$(568,983)
Net loss attributable to non-controlling interests in third party joint ventures										$40,124
Net loss attributable to non-controlling interests in BREIT OP										40,381
Net loss attributable to BREIT stockholders										$(488,478)
(1)Includes real estate loans held by consolidated securitization vehicles, at fair value.

41

The following table details the financial results by segment for the three months ended June 30, 2024 ($ in thousands):

	Rental Housing	Industrial	Net Lease	Office	Hospitality	Retail	Data Centers	Self Storage	Investments in Real Estate Debt(1)	Total
Revenues:
Rental revenue	$1,276,380	$356,620	$150,384	$42,733	$—	$55,491	$13,356	$17,580	$—	$1,912,544
Hospitality revenue	—	—	—	—	150,129	—	—	—	—	150,129
Other revenue	85,375	5,212	—	2,698	—	1,194	—	1,395	—	95,874
Total revenues	1,361,755	361,832	150,384	45,431	150,129	56,685	13,356	18,975	—	2,158,547
Expenses:
Rental property operating	732,169	119,108	660	15,643	—	23,533	2,594	9,004	—	902,711
Hospitality operating	—	—	—	—	101,969	—	—	—	—	101,969
Total expenses	732,169	119,108	660	15,643	101,969	23,533	2,594	9,004	—	1,004,680
(Loss) income from unconsolidated entities	(5,513)	(30,452)	—	7,743	(800)	(580)	(8,396)	—	—	(37,998)
Income from investments in real estate debt	—	—	—	—	—	—	—	—	157,075	157,075
Changes in net assets of consolidated securitization vehicles	—	—	—	—	—	—	—	—	41,013	41,013
Income from investments in equity securities(2)	4,509	—	—	—	—	—	—	—	—	4,509
GAAP Segment net income	$628,582	$212,272	$149,724	$37,531	$47,360	$32,572	$2,366	$9,971	$198,088	$1,318,466

Depreciation and amortization	$(570,934)	$(183,749)	$(51,878)	$(23,060)	$(22,990)	$(24,529)	$(5,541)	$(6,653)	$—	$(889,334)

General and administrative										(17,950)
Management fee										(180,655)
Performance participation allocation										104,966
Impairment of investments in real estate										(118,044)
Loss from interest rate derivatives										(52,637)
Net gain on dispositions of real estate										175,890
Interest expense, net										(857,855)
Loss on extinguishment of debt										(21,404)
Other expense(2)										(43,450)
Net loss										$(582,007)
Net loss attributable to non-controlling interests in third party joint ventures										$37,386
Net loss attributable to non-controlling interests in BREIT OP										26,122
Net loss attributable to BREIT stockholders										$(518,499)
(1)Includes real estate loans held by consolidated securitization vehicles, at fair value.
(2)Included within Other (expense) income on the Condensed Consolidated Statements of Operations is $3.8 million of net unrealized/realized gain related to equity securities.

42

The following table details the financial results by segment for the six months ended June 30, 2025 ($ in thousands):

	Rental Housing	Industrial	Net Lease	Office	Hospitality	Retail	Data Centers	Self Storage	Investments in Real Estate Debt(1)	Total
Revenues:
Rental revenue	$2,392,227	$658,146	$300,769	$85,936	$—	$103,349	$27,247	$35,375	$—	$3,603,049
Hospitality revenue	—	—	—	—	273,315	—	—	—	—	273,315
Other revenue	160,097	8,162	—	3,902	259	2,131	19	2,619	—	177,189
Total revenues	2,552,324	666,308	300,769	89,838	273,574	105,480	27,266	37,994	—	4,053,553
Expenses:
Rental property operating	1,361,862	229,726	1,343	31,960	—	40,023	6,077	16,784	—	1,687,775
Hospitality operating	—	—	—	—	192,107	—	—	—	—	192,107
Total expenses	1,361,862	229,726	1,343	31,960	192,107	40,023	6,077	16,784	—	1,879,882
(Loss) Income from unconsolidated entities	(27,443)	212,926	(397)	7,890	(5,066)	(2,554)	(923,380)	—	—	(738,024)
Income from investments in real estate debt	—	—	—	—	—	—	—	—	266,532	266,532
Changes in net assets of consolidated securitization vehicles	—	—	—	—	—	—	—	—	70,392	70,392
GAAP segment income (loss)	$1,163,019	$649,508	$299,029	$65,768	$76,401	$62,903	$(902,191)	$21,210	$336,924	$1,772,571

Depreciation and amortization	$(1,054,756)	$(328,192)	$(99,111)	$(42,941)	$(45,953)	$(40,299)	$(11,092)	$(13,406)	$—	$(1,635,750)

General and administrative										(33,000)
Management fee										(335,317)
Performance participation allocation										(230,999)
Impairment of investments in real estate										(341,371)
Loss from interest rate derivatives										(598,759)
Net gain on dispositions of real estate										600,303
Interest expense, net										(1,543,562)
Loss on extinguishment of debt										(36,874)
Other expense										(26,009)
Net loss										$(2,408,767)
Net loss attributable to non-controlling interests in third party joint ventures										$60,252
Net loss attributable to non-controlling interests in BREIT OP										163,400
Net loss attributable to BREIT stockholders										$(2,185,115)
(1)Includes real estate loans held by consolidated securitization vehicles, at fair value.

43

The following table details the financial results by segment for the six months ended June 30, 2024 ($ in thousands):

	Rental Housing	Industrial	Net Lease	Office	Hospitality	Retail	Data Centers	Self Storage	Investments in Real Estate Debt(1)	Total
Revenues:
Rental revenue	$2,590,537	$723,678	$300,769	$85,842	$—	$113,082	$26,436	$35,265	$—	$3,875,609
Hospitality revenue	—	—	—	—	283,306	—	—	—	—	283,306
Other revenue	168,805	9,042	—	5,137	—	2,690	—	2,872	—	188,546
Total revenues	2,759,342	732,720	300,769	90,979	283,306	115,772	26,436	38,137	—	4,347,461
Expenses:
Rental property operating	1,473,115	241,602	1,326	30,205	—	47,601	5,003	17,315	—	1,816,167
Hospitality operating	—	—	—	—	193,884	—	—	—	—	193,884
Total expenses	1,473,115	241,602	1,326	30,205	193,884	47,601	5,003	17,315	—	2,010,051
(Loss) income from unconsolidated entities	(14,124)	(53,276)	—	13,588	(5,105)	(1,728)	(1,711)	—	—	(62,356)
Income from investments in real estate debt	—	—	—	—	—	—	—	—	425,268	425,268
Changes in net assets of consolidated securitization vehicles	—	—	—	—	—	—	—	—	116,426	116,426
Income from investments in equity securities(2)	61,482	—	—	—	—	—	—	—	—	61,482
GAAP segment income	$1,333,585	$437,842	$299,443	$74,362	$84,317	$66,443	$19,722	$20,822	$541,694	$2,878,230

Depreciation and amortization	$(1,157,124)	$(371,767)	$(103,756)	$(47,748)	$(45,666)	$(52,138)	$(11,082)	$(13,261)	$—	$(1,802,542)

General and administrative										(34,300)
Management fee										(367,776)
Impairment of investments in real estate										(183,758)
Income from interest rate derivatives										262,562
Net gain on dispositions of real estate										282,444
Interest expense, net										(1,689,570)
Loss on extinguishment of debt										(52,052)
Other expense(1)										(45,315)
Net loss										$(752,077)
Net loss attributable to non-controlling interests in third party joint ventures										$69,059
Net loss attributable to non-controlling interests in BREIT OP										31,506
Net loss attributable to BREIT stockholders										$(651,512)
(1)Includes real estate loans held by consolidated securitization vehicles, at fair value.
(2)Included within Other (expense) income on the Condensed Consolidated Statements of Operations is $58.8 million of net unrealized/realized gain related to equity securities.

17. Commitments and Contingencies
Litigation
From time to time, the Company may be involved in various claims and legal actions arising in the ordinary course of business. The Company accrues a liability for legal proceedings only when those matters present loss contingencies that are both probable and reasonably estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. As of June 30, 2025 and December 31, 2024, the Company was not involved in any material legal proceedings.
44

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
References herein to “Blackstone Real Estate Income Trust,” “BREIT,” the “Company,” “we,” “us,” or “our” refer to Blackstone Real Estate Income Trust, Inc. and its subsidiaries unless the context specifically requires otherwise.
The following discussion should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto appearing elsewhere in this Quarterly Report on Form 10-Q.
Forward-Looking Statements
This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “identify” or other similar words or the negatives thereof. These may include our financial estimates and their underlying assumptions, statements about plans, objectives, intentions and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, future operations, repurchases, acquisitions, future performance, and statements about identified but not yet disclosed acquisitions. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or our prospectus and other filings). Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.
Website Disclosure
We use our website (www.breit.com) as a channel of distribution of company information. The information we post through this channel may be deemed material. Accordingly, investors should monitor this channel, in addition to following our press releases and SEC filings. The contents of our website are not, however, a part of this Quarterly Report on Form 10-Q.
Overview
We invest primarily in stabilized, income-generating commercial real estate in the United States and to a lesser extent, outside the United States. We also, to a lesser extent, invest in real estate debt investments. We are the sole general partner and majority limited partner of BREIT Operating Partnership L.P. (“BREIT OP”), a Delaware limited partnership, and we own substantially all of our assets through BREIT OP. We are externally managed by BX REIT Advisors L.L.C. (the “Adviser”). The Adviser is part of the real estate group of Blackstone Inc. (“Blackstone”), a leading investment manager. We currently operate our business in nine reportable segments: Rental Housing, Industrial, Data Centers, Net Lease, Office, Hospitality, Retail, Self Storage, and Investments in Real Estate Debt. Rental Housing includes multifamily and other types of rental housing such as manufactured, student, affordable, and single family rental housing, as well as senior living. Net Lease includes the real estate assets of The Bellagio Las Vegas, The Cosmopolitan of Las Vegas, and our unconsolidated investment in a Net Lease platform. Unconsolidated interests are included in the respective property segment.
BREIT is a non-listed, perpetual life real estate investment trust (“REIT”) that qualifies as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our net taxable income to stockholders and maintain our qualification as a REIT.

As of August 13, 2025, we had received cumulative net proceeds of $78.3 billion from the sale of 6.1 billion shares of our Class S, Class I, Class T, Class D and Class C common stock in our continuous public offering and private offerings, and units of BREIT OP. We contributed the net proceeds from the sale of shares to BREIT OP in exchange for a corresponding number of Class S, Class I, Class T, Class D and Class C units. As of August 13, 2025, there are no Class S-2, Class T-2, Class D-2 and Class F shares or Class S-2, Class T-2, Class D-2 and Class F units outstanding. BREIT OP has primarily used the net proceeds to make investments in real estate and real estate debt and for other general corporate purposes (including to fund repurchase requests under our share repurchase plan (the “Share Repurchase Plan”) from time to time) as further described below under “Investment Portfolio.” We intend to continue selling shares of our common stock on a monthly basis through our continuous public offering and private offerings.
45

Recent Developments

Earlier this year, tariff announcements in the U.S. and ongoing global trade negotiations contributed to significant uncertainty and volatility of debt and equity markets. More recently, greater clarity in the U.S. policy environment and lower market volatility have contributed to stronger real estate transaction activity. We believe commercial real estate is increasingly well-positioned for a recovery from its cyclical downturn, which is further supported by continuing low supply (including in sectors in which our portfolio is concentrated, such as multifamily) and continued improvement in the cost and availability of debt. Continued deceleration in inflation may also encourage the lowering of interest rates, which should be constructive for real estate values. Nevertheless, a resurfacing of policy-driven uncertainty or market volatility could adversely affect us, our investors, their tenants and the value of the real estate assets related to our investments.
46

Q2 2025 Highlights
Operating Results:
•Declared monthly net distributions totaling $592.6 million for the three months ended June 30, 2025. The details of the average annualized distribution rates and total returns are shown in the following table:

	Class S	Class I	Class T	Class D
Average Annualized Distribution Rate(1)	3.9%	4.8%	4.0%	4.6%
Year-to-Date Total Return, without upfront selling commissions(2)	2.6%	3.1%	2.6%	3.0%
Year-to-Date Total Return, assuming maximum upfront selling commissions(2)	(0.8)%	n/a	(0.8)%	1.4%
Inception-to-Date Total Return, without upfront selling commissions(2)	8.3%	9.3%	8.5%	9.0%
Inception-to-Date Total Return, assuming maximum upfront selling commissions(2)	7.9%	n/a	8.0%	8.8%
Investments:
•Sold 18 rental housing properties, 42 industrial properties, one hospitality property, and one retail property for total net proceeds of $2.0 billion. We recognized a net realized gain of $293.3 million, net of the impairments recorded during the quarter, related to the disposition of such properties.
Capital and Financing Activity:
•Raised $1.1 billion from the sale of shares of our common stock and units of BREIT OP during the three months ended June 30, 2025. Repurchased $1.5 billion of our shares and units from investors during the three months ended June 30, 2025.
•Decreased financings by a net $0.8 billion during the quarter.
Current Portfolio:
•Our portfolio as of June 30, 2025 consisted of investments in real estate (95% based on fair value) and investments in real estate debt (5%).
•Our 4,530 properties(3) as of June 30, 2025 consisted primarily of Rental Housing (46% based on fair value), Industrial (24%) and Data Centers (17%), and our real estate portfolio was primarily concentrated in the following regions: South (37%), West (28%) and East (20%).
•Our investments in real estate debt as of June 30, 2025 consisted of a diversified portfolio of commercial mortgage-backed securities (“CMBS”), residential-backed securities (“RMBS”), mortgage and mezzanine loans, and other real estate-related debt. For further details on credit rating and underlying real estate collateral, refer to “Investment Portfolio – Investments in Real Estate Debt” below.

(1)The annualized distribution rate is calculated by averaging each of the three months’ annualized distribution, divided by the prior month’s net asset value, which is inclusive of all fees and expenses. We believe the annualized distribution rate is a useful measure of our overall investment performance.
(2)Total return is calculated as the change in NAV per share during the respective periods plus any distributions per share declared in the period, and assumes any distributions are reinvested under our distribution reinvestment plan. Total return for periods greater than one year is annualized. We believe total return is a useful measure of our overall investment performance.
(3)Excludes 62,150 single family rental homes. Such single family rental homes are included in the fair value amounts.

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Investment Portfolio
Portfolio Summary
The following chart shows the allocation of our investments between real estate and real estate debt based on fair value as of June 30, 2025:

Investment Allocation[1]

Real Estate Debt
5%
Real Estate
95%

Real Estate Investments
The following charts further describe the diversification of our investments in real estate based on fair value as of June 30, 2025:
(1) “Real estate investments” include wholly owned property investments, BREIT’s share of property investments held through joint ventures and equity in public and private real estate-related companies. “Real estate debt” includes BREIT’s investments in CMBS, RMBS, mortgage and mezzanine loans, and other debt secured by real estate and real estate related assets, and excludes the impact of consolidating the loans that serve as collateral for certain of our debt securities on our Condensed Consolidated Generally Accepted Accounting Principles (“GAAP”) Balance Sheets. “Property Sector” weighting is measured as the asset value of real estate investments for each sector category divided by the asset value of all real estate investments, excluding the value of any third party interests in such real estate investments. “Region Concentration” represents regions as defined by the National Council of Real Estate Investment Fiduciaries (“NCREIF”) and the weighting is measured as the asset value of our real estate properties for each regional category divided by the asset value of all real estate properties, excluding the value of any third party interests in such real estate properties. “Non-U.S.” reflects investments in Europe and Canada.
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The following map identifies the top markets of our real estate portfolio composition based on fair value as of June 30, 2025:
The select states highlighted represent BREIT’s top three states by portfolio weighting. Portfolio weighting is measured as the asset value of real estate properties for each state divided by the total asset value of all real estate properties, excluding the value of any third party interests in such real estate investments. Sunbelt refers to ~70% concentration in the South and West regions of the U.S. as defined by NCREIF. BREIT is invested in additional states that are not highlighted above.
As of June 30, 2025, we owned, in whole or in part, a diversified portfolio of income producing assets comprising 4,530 properties and 62,150 single family rental homes concentrated in growth markets primarily focused in Rental Housing, Industrial, Data Centers and Net Lease properties, and to a lesser extent Office, Hospitality, Retail, and Self Storage properties.
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The following table provides a summary of our portfolio by property sector as of June 30, 2025:

		Sq. Feet (in thousands)/ Units/Keys(1)(2)(3)		Average Effective Annual Base Rent Per Leased Square Foot/Units/Keys(3)(5)	Gross Asset Value(6) ($ in thousands)	Property Sector Revenue(7) For the Six Months Ended June 30,
Property Sector	Number of Properties(1)(2)		Occupancy Rate(3)(4)			2025 ($ in thousands)	2024 ($ in thousands)
Rental Housing(8)	934	270,423 units	93%	$21,564	$55,475,666	$2,292,405	$2,435,339
Industrial	3,019	411,491 sq. ft.	92%	$6.58	28,298,425	862,530	912,572
Data Centers	124	12,763 sq. ft.	100%	$15.30	20,201,622	364,935	264,827
Net Lease	54	15,784 sq. ft.	100%	N/A	5,889,758	257,675	257,174
Office	14	5,171 sq. ft.	97%	$43.63	3,260,783	134,557	134,416
Hospitality	244	33,440 keys	72%	$192.36/$138.75	2,869,520	328,402	324,012
Retail	62	8,659 sq. ft.	96%	$21.68	2,614,204	114,287	125,723
Self Storage	79	5,050 sq. ft.	86%	$14.36	840,548	37,234	37,374
Total	4,530		93%		$119,450,526	$4,392,025	$4,491,437
(1)Single family rental homes are included in rental housing units and are not reflected in the number of properties.
(2)Includes properties owned by unconsolidated entities.
(3)Excludes land under development related to our rental housing, industrial and data centers investments.
(4)For our industrial, net lease, data centers, retail and office investments, occupancy includes all leased square footage as of June 30, 2025. For our multifamily, student housing and affordable housing investments, occupancy is defined as the percentage of actual rent divided by gross potential rent (defined as actual rent for occupied units and market rent for vacant units) for the three months ended June 30, 2025. For our single family rental housing investments, the occupancy rate includes occupied homes for the month ended June 30, 2025. For our self storage, manufactured housing and senior living investments, the occupancy rate includes occupied square footage, occupied sites and occupied units, respectively, as of June 30, 2025. The average occupancy rate for our hospitality investments includes paid occupied rooms for the 12 months ended June 30, 2025. Hospitality investments owned less than 12 months are excluded from the average occupancy rate calculation. Total occupancy is weighted by the total value of all consolidated real estate properties, excluding our hospitality investments, and any third party interests in such properties. Unconsolidated investments are excluded from occupancy rate calculations.
(5)For multifamily and rental housing properties other than manufactured housing and senior living, average effective annual base rent represents the base rent for the three months ended June 30, 2025 per leased unit, and excludes tenant recoveries, straight-line rent, and above-market and below-market lease amortization. For manufactured housing, senior living, industrial, net lease, data centers, self storage, office, and retail properties, average effective annual base rent represents the annualized June 30, 2025 base rent per leased square foot or unit and excludes tenant recoveries, straight-line rent, and above-market and below-market lease amortization. For hospitality properties, average effective annual base rent represents average daily rate (“ADR”) and revenue per available Room (“RevPAR”), respectively, for the 12 months ended June 30, 2025. Hospitality investments owned less than 12 months are excluded from the ADR and RevPAR calculations. Unconsolidated investments are excluded from average effective annual base rent calculations.
(6)Gross Asset Value consists of our $88.1 billion allocable share of consolidated real estate properties and our $31.3 billion allocable share of the gross real estate value held by unconsolidated entities, in each case excluding the value of any third-party interests in such real estate investments. Such amounts are measured on a fair value basis.
(7)Includes the revenues from our consolidated real estate properties and our allocable share of revenues from properties held by unconsolidated entities. The prior period has been recast to exclude the non-controlling interest's allocable share of revenue to be consistent with the current period presentation. See the Property Sector Revenue disclosure immediately following this table for certain Non-GAAP disclosures and reconciliations.
(8)Rental Housing includes multifamily and other types of rental housing such as student, affordable, manufactured and single family rental housing, as well as senior living. Rental Housing units include multifamily units, student housing units, affordable housing units, manufactured housing sites, single family rental homes and senior living units.

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Property Sector Revenue

Property Sector Revenue is a supplemental non-GAAP measure of revenue that includes our allocable share of the revenues from all consolidated and unconsolidated properties in our portfolio, which we believe is meaningful for management, investors, and other users of our financial statements to assess the scale of our exposure to different property sectors. We define Property Sector Revenue as our allocable share of the revenues from our consolidated properties plus our allocable share of revenues from unconsolidated entities. Property Sector Revenue may not be comparable to that of other companies and should not be considered to be more relevant or accurate in evaluating our operating performance than GAAP total revenues.

The following table provides a reconciliation of GAAP total revenues to Property Sector Revenue ($ in thousands):

	For the Six Months Ended June 30,
	2025	2024
Total revenues(1)	$4,053,553	$4,347,461
Less: revenues allocable to non-controlling interests	(411,655)	(424,249)
Allocable share of revenues from unconsolidated entities	750,127	568,225
Property Sector Revenue	$4,392,025	$4,491,437
(1)Reflects total revenues determined in accordance with GAAP. See condensed consolidated statements of operations for details of revenue components.
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Real Estate
The following table provides information regarding our real estate portfolio as of June 30, 2025:

Segment and Investment	Number of Properties(1)(2)	Location	Acquisition Date	Ownership Interest(3)	Sq. Feet (in thousands)/Units/Keys(2)(4)	Occupancy Rate(4)(5)
Rental Housing:
TA Multifamily Portfolio	2	Palm Beach Gardens, FL & Gurnee, IL	Apr. 2017	100%	959 units	95%
Emory Point	1	Atlanta, GA	May 2017	100%	750 units	92%
Nevada West Multifamily	3	Las Vegas, NV	May 2017	100%	972 units	94%
Mountain Gate & Trails Multifamily	2	Las Vegas, NV	June 2017	100%	539 units	93%
Elysian West Multifamily	1	Las Vegas, NV	July 2017	100%	466 units	94%
Gilbert Multifamily	1	Gilbert, AZ	Sept. 2017	90%	366 units	94%
ACG II Multifamily	3	Various	Sept. 2017	94%	740 units	95%
Olympus Multifamily	3	Jacksonville, FL	Nov. 2017	95%	1,032 units	94%
Amberglen West Multifamily	1	Hillsboro, OR	Nov. 2017	100%	396 units	94%
Aston Multifamily Portfolio	3	Various	Various	100%	576 units	94%
Talavera and Flamingo Multifamily	2	Las Vegas, NV	Dec. 2017	100%	674 units	95%
Montair Multifamily	1	Thornton, CO	Dec. 2017	100%	320 units	89%
Signature at Kendall Multifamily	2	Miami, FL	Dec. 2017	100%	546 units	95%
Wave Multifamily Portfolio	3	Various	May 2018	100%	1,248 units	93%
ACG III Multifamily	2	Gresham, OR & Turlock, CA	May 2018	95%	475 units	95%
Carroll Florida Multifamily	1	Jacksonville, FL	May 2018	100%	320 units	93%
Solis at Flamingo	1	Las Vegas, NV	June 2018	95%	524 units	94%
Coyote Multifamily Portfolio	5	Phoenix, AZ	Aug. 2018	100%	1,398 units	94%
Avanti Apartments	1	Las Vegas, NV	Dec. 2018	100%	414 units	94%
Gilbert Heritage Apartments	1	Phoenix, AZ	Feb. 2019	90%	256 units	95%
Roman Multifamily Portfolio	9	Various	Feb. 2019	100%	2,403 units	93%
Citymark Multifamily 2-Pack	1	Lithia Springs, GA	Apr. 2019	100%	240 units	94%
Raider Multifamily Portfolio	4	Las Vegas, NV	Various	100%	1,514 units	94%
Bridge II Multifamily Portfolio	4	Various	Various	100%	1,562 units	92%
Miami Doral 2-Pack	2	Miami, FL	May 2019	100%	720 units	95%
Davis Multifamily 2-Pack	2	Raleigh, NC & Jacksonville, FL	May 2019	100%	454 units	93%
Slate Savannah	1	Savannah, GA	May 2019	90%	272 units	94%
Amara at MetroWest	1	Orlando, FL	May 2019	95%	411 units	92%
Edge Las Vegas	1	Las Vegas, NV	June 2019	95%	296 units	93%
ACG IV Multifamily	2	Woodland, CA & Puyallup, WA	June 2019	95%	606 units	94%
Anson at the Lakes	1	Charlotte, NC	June 2019	100%	694 units	94%
Edgewater at the Cove	1	Oregon City, OR	Aug. 2019	100%	248 units	94%
Haven 124 Multifamily	1	Denver, CO	Sept. 2019	100%	562 units	89%
Villages at McCullers Walk Multifamily	1	Raleigh, NC	Oct. 2019	100%	412 units	95%
Canopy at Citrus Park Multifamily	1	Largo, FL	Oct. 2019	90%	318 units	93%
Ridge Multifamily Portfolio	2	Las Vegas, NV	Oct. 2019	90%	456 units	92%
Evolve at Timber Creek Multifamily	1	Garner, NC	Nov. 2019	100%	304 units	94%
Arium Multifamily Portfolio	3	Various	Dec. 2019	100%	972 units	94%
Acorn Multifamily Portfolio	16	Various	Feb. & May 2020	98%	6,636 units	93%
Indigo West Multifamily	1	Orlando, FL	Mar. 2020	100%	456 units	92%
Park & Market Multifamily	1	Raleigh, NC	Oct. 2020	100%	409 units	95%
The Palmer Multifamily	1	Charlotte, NC	Oct. 2020	90%	318 units	95%
Jaguar Multifamily Portfolio	5	Various	Nov. & Dec. 2020	100%	1,935 units	94%
Kansas City Multifamily Portfolio	1	Overland Park, KS	Dec. 2020	100%	380 units	96%
Cortona South Tampa Multifamily	1	Tampa, FL	Apr. 2021	100%	300 units	93%
Rosery Multifamily Portfolio	1	Largo, FL	Apr. 2021	100%	224 units	93%
Encore Tessera Multifamily	1	Phoenix, AZ	May 2021	80%	240 units	95%
Acorn 2.0 Multifamily Portfolio	14	Various	Various	98%	5,921 units	92%
Vue at Centennial Multifamily	1	Las Vegas, NV	June 2021	100%	372 units	94%
Charlotte Multifamily Portfolio	2	Charlotte, NC	June & Aug. 2021	100%	576 units	93%
Haven by Watermark Multifamily	1	Denver, CO	June 2021	100%	206 units	94%
Legacy North Multifamily	1	Plano, TX	Aug. 2021	100%	1,675 units	94%
The Brooke Multifamily	1	Atlanta, GA	Aug. 2021	100%	537 units	92%
One Boynton Multifamily	1	Boynton Beach, FL	Aug. 2021	100%	494 units	93%
Town Lantana Multifamily	1	Lantana, FL	Sept. 2021	90%	360 units	93%
Ring Multifamily Portfolio	12	Various	Sept. 2021	100%	3,030 units	94%
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Segment and Investment	Number of Properties(1)(2)	Location	Acquisition Date	Ownership Interest(3)	Sq. Feet (in thousands)/Units/Keys(2)(4)	Occupancy Rate(4)(5)
Villages at Pecan Grove Multifamily	1	Holly Springs, NC	Nov. 2021	100%	336 units	95%
Cielo Morrison Multifamily Portfolio	2	Charlotte, NC	Nov. 2021	90%	419 units	95%
FiveTwo at Highland Multifamily	1	Austin, TX	Nov. 2021	90%	390 units	92%
Roman 2.0 Multifamily Portfolio	18	Various	Dec. 2021 & Jan. 2022	100%	5,876 units	94%
Kapilina Beach Homes Multifamily	1	Ewa Beach, HI	Dec. 2021	100%	1,459 units	92%
SeaTac Multifamily Portfolio	2	Edgewood & Everett, WA	Dec. 2021	90%	480 units	93%
Villages at Raleigh Beach Multifamily	1	Raleigh, NC	Jan. 2022	100%	392 units	94%
Raider 2.0 Multifamily Portfolio	3	Las Vegas & Henderson, NV	Mar. & Apr. 2022	100%	1,390 units	94%
Dallas Multifamily Portfolio	2	Irving & Fort Worth, TX	Apr. 2022	90%	759 units	94%
Carlton at Bartram Park Multifamily	1	Jacksonville, FL	Apr. 2022	100%	750 units	94%
Overlook Multifamily Portfolio	2	Malden & Revere, MA	Apr. 2022	100%	1,386 units	93%
Harper Place at Bees Ferry Multifamily	1	Charleston, SC	Apr. 2022	100%	195 units	95%
Rapids Multifamily Portfolio	35	Various	May 2022	100%	10,431 units	93%
8 Spruce Street Multifamily	1	New York, NY	May 2022	100%	900 units	95%
Pike Multifamily Portfolio(6)	37	Various	June 2022	100%	10,205 units	94%
ACG V Multifamily	2	Stockton, CA	Sept. 2022	95%	449 units	95%
Tricon - Multifamily(7)	10	Various	May 2024	Various(7)	2,032 units	(5)
Highroads MH	2	Phoenix, AZ	Apr. 2018	99.6%	198 units	97%
Evergreen Minari MH	2	Phoenix, AZ	June 2018	99.6%	115 units	96%
Southwest MH	9	Various	June 2018	99.6%	2,164 units	91%
Hidden Springs MH	1	Desert Hot Springs, CA	July 2018	99.6%	317 units	87%
SVPAC MH	2	Phoenix, AZ	July 2018	99.6%	233 units	100%
Riverest MH	1	Tavares, FL	Dec. 2018	99.6%	130 units	96%
Angler MH Portfolio	4	Phoenix, AZ	Apr. 2019	99.6%	770 units	94%
Florida MH 4-Pack	4	Various	Apr. & July 2019	99.6%	797 units	92%
Impala MH	3	Phoenix & Chandler, AZ	July 2019	99.6%	333 units	96%
Clearwater MHC 2-Pack	2	Clearwater, FL	Mar. & Aug. 2020	99.6%	207 units	89%
Legacy MH Portfolio	7	Various	Apr. 2020	99.6%	1,896 units	91%
May Manor MH	1	Lakeland, FL	June 2020	99.6%	297 units	78%
Royal Oaks MH	1	Petaluma, CA	Nov. 2020	99.6%	94 units	100%
Southeast MH Portfolio	22	Various	Dec. 2020	99.6%	5,858 units	93%
Redwood Village MH	1	Santa Rosa, CA	July 2021	99.6%	67 units	100%
Courtly Manor MH	1	Hialeah, FL	Oct. 2021	99.6%	525 units	100%
Crescent Valley MH	1	Newhall, CA	Nov. 2021	99.6%	85 units	93%
EdR Student Housing Portfolio	1	Athens, GA	Sept. 2018	60%	267 units	93%
Mercury 3100 Student Housing	1	Orlando, FL	Feb. 2021	100%	228 units	90%
Signal Student Housing Portfolio	8	Various	Aug. 2021	96%	1,749 units	93%
Standard at Fort Collins Student Housing	1	Fort Collins, CO	Nov. 2021	97%	237 units	98%
Intel Student Housing Portfolio	4	Reno, NV	Various	98%	805 units	94%
Signal 2.0 Student Housing Portfolio	2	Buffalo, NY & Athens, GA	Dec. 2021	97%	366 units	92%
Robin Student Housing Portfolio	6	Various	Mar. 2022	98%	1,205 units	85%
Legacy on Rio Student Housing	1	Austin, TX	Mar. 2022	97%	149 units	91%
Mark at Tucson Student Housing	1	Mountain, AZ	Apr. 2022	97%	154 units	91%
Legacy at Baton Rouge Student Housing	1	Baton Rouge, LA	May 2022	97%	300 units	96%
American Campus Communities	140	Various	Aug. 2022	69%	33,545 units	91%
Home Partners of America(8)	N/A(1)	Various	Various	Various(8)	24,280 units	94%
Tricon - Single Family Rental(9)	N/A(1)	Various	May 2024	Various(9)	37,870 units	(5)
Quebec Independent Living Portfolio	5	Quebec, Canada	Aug. 2021 & Aug. 2022	100%	1,449 units	96%
Ace Affordable Housing Portfolio(10)	394	Various	Dec. 2021	Various(10)	54,925 units	92%
Florida Affordable Housing Portfolio	43	Various	Various	100%	10,965 units	96%
Palm Park Affordable Housing	1	Boynton Beach, FL	May 2022	100%	160 units	96%
Wasatch 2-Pack	2	Spring Valley, CA & Midvale, UT	Oct. 2022	100%	350 units	94%
Total Rental Housing	934				270,423 units

Industrial:
HS Industrial Portfolio	30	Various	Apr. 2017	100%	4,903 sq. ft.	96%
Southeast Industrial Portfolio	2	Jacksonville, FL & La Vergne, TN	Nov. 2017	100%	806 sq. ft.	50%
Kraft Chicago Industrial Portfolio	3	Aurora, IL	Jan. 2018	100%	1,693 sq. ft.	100%
Canyon Industrial Portfolio	104	Various	Mar. 2018	100%	16,058 sq. ft.	95%
HP Cold Storage Industrial Portfolio	6	Various	May 2018	100%	2,259 sq. ft.	100%
Meridian Industrial Portfolio	48	Various	Nov. 2018	100%	7,227 sq. ft.	92%
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Segment and Investment	Number of Properties(1)(2)	Location	Acquisition Date	Ownership Interest(3)	Sq. Feet (in thousands)/Units/Keys(2)(4)	Occupancy Rate(4)(5)
Summit Industrial Portfolio	8	Atlanta, GA	Dec. 2018	100%	631 sq. ft.	88%
4500 Westport Drive	1	Harrisburg, PA	Jan. 2019	100%	179 sq. ft.	100%
Minneapolis Industrial Portfolio	34	Minneapolis, MN	Apr. 2019	100%	2,459 sq. ft.	95%
Atlanta Industrial Portfolio	61	Atlanta, GA	May 2019	100%	3,779 sq. ft.	97%
Patriot Park Industrial Portfolio	2	Durham, NC	Sept. 2019	100%	323 sq. ft.	100%
Denali Industrial Portfolio	13	Various	Sept. 2019	100%	3,510 sq. ft.	99%
Jupiter 12 Industrial Portfolio	259	Various	Sept. 2019	100%	50,171 sq. ft.	94%
2201 Main Street	1	San Diego, CA	Oct. 2019	100%	260 sq. ft.	100%
Triangle Industrial Portfolio	24	Greensboro, NC	Jan. 2020	100%	2,434 sq. ft.	85%
Midwest Industrial Portfolio	27	Various	Feb. 2020	100%	5,941 sq. ft.	78%
Pancal Industrial Portfolio	8	Various	Feb. & Apr. 2020	100%	1,867 sq. ft.	95%
Diamond Industrial	1	Pico Rivera, CA	Aug. 2020	100%	243 sq. ft.	100%
Inland Empire Industrial Portfolio	2	Etiwanda & Fontana, CA	Sept. 2020	100%	404 sq. ft.	100%
Shield Industrial Portfolio	12	Various	Dec. 2020	100%	1,978 sq. ft.	100%
7520 Georgetown Industrial	1	Indianapolis, IN	Dec. 2020	100%	425 sq. ft.	100%
WC Infill Industrial Portfolio(11)	18	Various	Jan. & Aug. 2021	85%	3,147 sq. ft.	(5)
Vault Industrial Portfolio(11)	35	Various	Jan. 2021	46%	6,597 sq. ft.	(5)
Chicago Infill Industrial Portfolio	7	Various	Feb. 2021	100%	1,058 sq. ft.	100%
Greensboro Industrial Portfolio	19	Various	Apr. 2021	100%	2,068 sq. ft.	80%
I-85 Southeast Industrial Portfolio	4	Various	July & Aug. 2021	100%	739 sq. ft.	100%
Alaska Industrial Portfolio(11)	27	Various UK	July & Oct. 2021	22%	8,735 sq. ft.	(5)
Capstone Industrial Portfolio	2	Brooklyn Park, MN	Sept. 2021	100%	219 sq. ft.	87%
Winston Industrial Portfolio(12)	112	Various	Oct. 2021	Various(12)	29,093 sq. ft.	92%
Procyon Distribution Center Industrial	1	Las Vegas, NV	Oct. 2021	100%	122 sq. ft.	45%
Northborough Industrial Portfolio	2	Marlborough, MA	Oct. 2021	100%	600 sq. ft.	100%
Coldplay Logistics Portfolio(11)	17	Various Germany	Oct. 2021	10%	1,742 sq. ft.	(5)
Canyon 2.0 Industrial Portfolio	89	Various	Nov. 2021	99%	13,699 sq. ft.	89%
Tropical Sloane Las Vegas Industrial	1	Las Vegas, NV	Nov. 2021	100%	171 sq. ft.	100%
Explorer Industrial Portfolio(11)	324	Various	Nov. 2021	12%	69,641 sq. ft.	(5)
Evergreen Industrial Portfolio(11)	11	Various Europe	Dec. 2021	10%	5,545 sq. ft.	(5)
Maplewood Industrial	13	Various	Dec. 2021	100%	2,969 sq. ft.	75%
Meadowland Industrial Portfolio	3	Las Vegas, NV	Dec. 2021	100%	1,138 sq. ft.	92%
Bulldog Industrial Portfolio	7	Suwanee, GA	Dec. 2021	100%	512 sq. ft.	99%
SLC NW Commerce Industrial	3	Salt Lake City, UT	Dec. 2021	100%	529 sq. ft.	100%
Bluefin Industrial Portfolio(11)	68	Various	Dec. 2021	23%	10,559 sq. ft.	(5)
73 Business Center Industrial Portfolio	1	Greensboro, NC	Dec. 2021	100%	217 sq. ft.	54%
Amhurst Industrial Portfolio	8	Waukegan, IL	Mar. 2022	100%	1,280 sq. ft.	80%
Shoals Logistics Center Industrial	1	Austell, GA	Apr. 2022	100%	254 sq. ft.	100%
Durham Commerce Center Industrial	1	Durham, NC	Apr. 2022	100%	132 sq. ft.	100%
Mileway Industrial Portfolio(11)	1,598	Various Europe	Various	15%	143,175 sq. ft.	(5)
Total Industrial	3,019				411,491 sq. ft.

Data Centers:
D.C. Powered Shell Warehouse Portfolio	9	Ashburn & Manassas, VA	June & Dec. 2019	90%	1,471 sq. ft.	100%
Highpoint Powered Shell Portfolio	2	Sterling, VA	June 2021	100%	434 sq. ft.	100%
QTS Data Centers(11)	110	Various	Aug. 2021	35.5%	10,066 sq. ft.	(5)
Atlantic Powered Shell Portfolio	3	Sterling, VA	Apr. 2022	100%	792 sq. ft.	100%
Total Data Centers	124				12,763 sq. ft.

Net Lease:
Bellagio Net Lease	1	Las Vegas, NV	Nov. 2019	49%	8,507 sq. ft.	100%
Cosmopolitan Net Lease	1	Las Vegas, NV	May 2022	80%	6,902 sq. ft.	100%
Reliant Net Lease	52	Various	Various	25%	375 sq. ft.	(5)
Total Net Lease	54				15,784 sq. ft.

Office:
EmeryTech Office	1	Emeryville, CA	Oct. 2019	100%	234 sq. ft.	88%
Coleman Highline Office	1	San Jose, CA	Oct. 2020	100%	357 sq. ft.	100%
Atlanta Tech Center Office	1	Atlanta, GA	May 2021	100%	361 sq. ft.	100%
Atlantic Complex Office	3	Toronto, Canada	Nov. 2021	97%	259 sq. ft.	99%
One Manhattan West(11)	1	New York, NY	Mar. 2022	49%	2,081 sq. ft.	(5)
54

Segment and Investment	Number of Properties(1)(2)	Location	Acquisition Date	Ownership Interest(3)	Sq. Feet (in thousands)/Units/Keys(2)(4)	Occupancy Rate(4)(5)
One Culver Office	1	Culver City, CA	Mar. 2022	90%	373 sq. ft.	100%
Montreal Office Portfolio	2	Westmount & Montreal, QC	Mar. 2022	98%	412 sq. ft.	95%
Atlanta Tech Center 2.0 Office	1	Atlanta, GA	June 2022	100%	318 sq. ft.	100%
Pike Office Portfolio(6)	2	San Antonio, TX	June 2022	100%	259 sq. ft.	86%
Adare Office	1	Dublin, Ireland	Aug. 2022	75%	517 sq. ft.	100%
Total Office	14				5,171 sq. ft.

Hospitality:
Hyatt Place UC Davis	1	Davis, CA	Jan. 2017	100%	127 keys	66%
Hyatt Place San Jose Downtown	1	San Jose, CA	June 2017	100%	240 keys	71%
Florida Select-Service 4-Pack	1	Tampa, FL	July 2017	100%	113 keys	82%
Hyatt House Downtown Atlanta	1	Atlanta, GA	Aug. 2017	100%	150 keys	66%
Boston/Worcester Select-Service 3-Pack	1	Chelsea, MA	Oct. 2017	100%	140 keys	83%
Henderson Select-Service 2-Pack	2	Henderson, NV	May 2018	100%	228 keys	75%
Orlando Select-Service 2-Pack	2	Orlando, FL	May 2018	100%	254 keys	84%
Corporex Select Service Portfolio	1	Rohnert Park, CA	Aug. 2018	100%	102 keys	68%
Hampton Inn & Suites Federal Way	1	Seattle, WA	Oct. 2018	100%	142 keys	71%
Courtyard Kona	1	Kailua-Kona, HI	Mar. 2019	100%	455 keys	74%
Raven Select Service Portfolio	13	Various	June 2019	100%	1,542 keys	71%
Urban 2-Pack	1	Chicago, IL	July 2019	100%	337 keys	71%
Hyatt Regency Atlanta	1	Atlanta, GA	Sept. 2019	100%	1,260 keys	68%
RHW Select Service Portfolio	6	Various	Nov. 2019	100%	557 keys	67%
Key West Select Service Portfolio	4	Key West, FL	Oct. 2021	100%	519 keys	80%
Sunbelt Select Service Portfolio	3	Various	Dec. 2021	100%	716 keys	70%
HGI Austin University Select Service	1	Austin, TX	Dec. 2021	100%	214 keys	67%
Sleep Extended Stay Hotel Portfolio(11)	196	Various	July 2022	30%	24,935 keys	(5)
Halo Select Service Portfolio	7	Various	Aug. & Oct. 2022	100%	1,409 keys	75%
Total Hospitality	244				33,440 keys

Retail:
Bakers Centre	1	Philadelphia, PA	Mar. 2017	100%	238 sq. ft.	100%
Plaza Del Sol Retail	1	Burbank, CA	Oct. 2017	100%	167 sq. ft.	99%
Vista Center	1	Miami, FL	Aug. 2018	100%	89 sq. ft.	96%
El Paseo Simi Valley	1	Simi Valley, CA	June 2019	100%	108 sq. ft.	97%
Towne Center East	1	Signal Hill, CA	Sept. 2019	100%	163 sq. ft.	99%
Plaza Pacoima	1	Pacoima, CA	Oct. 2019	100%	204 sq. ft.	100%
Canarsie Plaza	1	Brooklyn, NY	Dec. 2019	100%	274 sq. ft.	100%
SoCal Grocery Portfolio	6	Various	Jan. 2020	100%	685 sq. ft.	97%
Northeast Tower Center	1	Philadelphia, PA	Aug. 2021	100%	301 sq. ft.	100%
Southeast Retail Portfolio(11)	6	Various	Oct. 2021	50%	1,226 sq. ft.	(5)
Bingo Retail Portfolio	10	Various	Dec. 2021	100%	1,767 sq. ft.	98%
Pike Retail Portfolio(6)(13)	31	Various	June 2022	Various(13)	3,406 sq. ft.	95%
Tricon-Retail(11)	1	Toronto, Canada	May 2024	12%	31 sq. ft.	(5)
Total Retail	62				8,659 sq. ft.

Self Storage:
East Coast Storage Portfolio	20	Various	Aug. 2019	98%	1,250 sq. ft.	87%
Phoenix Storage 2-Pack	2	Phoenix, AZ	Mar. 2020	98%	111 sq. ft.	87%
Cactus Storage Portfolio	18	Various	Sept. & Oct. 2020	98%	1,089 sq. ft.	87%
Caltex Storage Portfolio	4	Various	Nov. & Dec. 2020	98%	241 sq. ft.	90%
Florida Self Storage Portfolio	2	Cocoa & Rockledge, FL	Dec. 2020	98%	158 sq. ft.	84%
Pace Storage Portfolio	1	Pace, FL	Dec. 2020	98%	72 sq. ft.	83%
Flamingo Self Storage Portfolio	6	Various	Various	98%	376 sq. ft.	84%
Alpaca Self Storage Portfolio	26	Various	Apr. 2022	98%	1,753 sq. ft.	85%
Total Self Storage	79				5,050 sq. ft.

Total Investments in Real Estate	4,530
55

(1)Rental Housing includes multifamily and other types of rental housing such as student, affordable, manufactured and single family rental housing, as well as senior living. Rental Housing units include multifamily units, student housing units, affordable housing units, manufactured housing sites, single family rental homes and senior living units. Single family rental homes are accounted for in rental housing units and are not reflected in the number of properties.
(2)Includes properties owned by unconsolidated entities.
(3)Certain of our joint venture agreements provide the seller or the other partner a profits interest based on achieving certain internal rate of return hurdles. Such investments are consolidated by us and any profits interest due to the other partners is reported within non-controlling interests.
(4)Excludes land under development related to our rental housing, industrial and data centers investments.
(5)For our industrial, net lease, data centers, retail and office investments, occupancy includes all leased square footage as of June 30, 2025. For our multifamily, student housing and affordable housing investments, occupancy is defined as the percentage of actual rent divided by gross potential rent (defined as actual rent for occupied units and market rent for vacant units) for the three months ended June 30, 2025. For our single family rental housing investments, the occupancy rate includes occupied homes for the month ended June 30, 2025. For our self storage, manufactured housing and senior living investments, the occupancy rate includes occupied square footage, occupied sites and occupied units, respectively, as of June 30, 2025. The average occupancy rate for our hospitality investments includes paid occupied rooms for the 12 months ended June 30, 2025. Hospitality investments owned less than 12 months are excluded from the average occupancy rate calculation. Unconsolidated investments are excluded from occupancy rate calculations.
(6)Represents acquisition of Preferred Apartment Communities (“PAC”).
(7)Includes various ownership interests in 10 unconsolidated multifamily properties.
(8)Includes a 100% interest in 14,275 consolidated single family rental homes, a 44% interest in 8,420 unconsolidated single family rental homes, and a 12% interest in 1,585 unconsolidated single family rental homes.
(9)Includes various ownership interests in 37,870 unconsolidated single family rental homes.
(10)Includes various ownership interests in 390 consolidated affordable housing properties and four unconsolidated affordable housing properties.
(11)Investment is unconsolidated.
(12)Includes various ownership interests in 92 consolidated industrial properties and 20 unconsolidated industrial properties.
(13)Includes 30 wholly owned retail properties and a 50% interest in one unconsolidated retail property.

56

Lease Expirations
The following schedule details the expiring leases at our consolidated industrial, net lease, data centers, retail, and office properties by annualized base rent and square footage as of June 30, 2025 ($ and square feet data in thousands). The table below excludes our rental housing and self-storage properties as substantially all leases at such properties expire within 12 months:

Year	Number of Expiring Leases	Annualized Base Rent(1)	% of Total Annualized Base Rent Expiring	Square Feet	% of Total Square Feet Expiring
2025 (remaining)	277	$63,008	4%	19,584	11%
2026	593	180,804	10%	27,837	15%
2027	715	219,985	12%	29,688	16%
2028	629	206,750	12%	27,898	15%
2029	476	194,748	11%	23,015	13%
2030	380	187,743	11%	21,601	12%
2031	140	53,109	3%	6,362	3%
2032	88	51,098	3%	4,603	3%
2033	78	35,839	2%	2,645	1%
2034	64	25,262	1%	3,196	2%
Thereafter	147	568,878	31%	15,706	9%
Total	3,587	$1,787,224	100%	182,135	100%
(1)Annualized base rent is determined from the annualized base rent per leased square foot as of June 30, 2025 and excludes tenant recoveries, straight-line rent, and above-market and below-market lease amortization.
57

Investments in Real Estate Debt
The following charts further describe the diversification of our investments in real estate debt by credit rating and collateral type, and includes our investments in CMBS, RMBS, mortgage loans, and other debt secured by real estate assets, and excludes the impact of consolidating the loans that serve as collateral for certain of our debt securities on our Condensed Consolidated GAAP Balance Sheets, based on fair value as of June 30, 2025:

Collateral Type

Diversified
1%
Hospitality
3%
Office
5%
Net Lease
14%
Industrial
35%
Rental Housing
42%

Credit Rating[1]

BBB
13%
BB
13%
B
11%
CCC and
Below
1%
Private
CRE Loans
15%
Not Rated[2]
47%

(1)BBB represents credit ratings of BBB+, BBB, and BBB-, BB represents credit ratings of BB+, BB, and BB-, B represents credit ratings of B+, B, and B-, and CCC and below represents credit ratings of CCC+ and below.
(2)Not rated positions have a weighted-average LTV at origination of 55% and are primarily composed of 47% industrial and 52% rental housing assets.
58

The following table details our investments in real estate debt as of June 30, 2025 ($ in thousands):

	June 30, 2025
Type of Security/Loan(1)	Weighted Average Coupon(2)	Weighted Average Maturity Date(3)	Face Amount	Cost Basis	Fair Value
CMBS(4)	+4.3%	5/18/2033	$5,100,570	$5,051,029	$4,832,483
RMBS	4.1%	10/16/2058	117,737	115,005	91,755
Corporate bonds	4.9%	5/28/2028	56,668	56,003	54,099
Total real estate securities	8.3%	10/17/2033	5,274,975	5,222,037	4,978,337
Commercial real estate loans	+4.5%	10/19/2027	919,484	892,832	905,733
Other investments(5)(6)	5.7%	9/21/2029	287,094	275,910	349,264
Total investments in real estate debt	8.2%	9/10/2032	$6,481,553	$6,390,779	$6,233,334
(1)Includes our investments in CMBS, RMBS, mortgage loans, and other debt secured by real estate assets, and exclude the impact of consolidating the loans that serve as collateral for certain of our debt securities on our Condensed Consolidated GAAP Balance Sheets.
(2)The symbol “+” means that the figure represents a spread over the relevant floating benchmark rates, which include Secured Overnight Financing Rate (“SOFR”), Sterling Overnight Index Average (“SONIA”), and Euro Interbank Offer Rate (“EURIBOR”), as applicable to each security and loan. Fixed rate CMBS and commercial real estate loans are reflected as a spread over the relevant floating benchmark rates as of June 30, 2025 for purposes of the weighted averages. Weighted average coupon for CMBS does not include zero-coupon securities. As of June 30, 2025, we have interest rate swaps outstanding with a notional value of $0.4 billion that effectively convert a portion of our fixed rate investments in real estate debt to floating rates. Total weighted average coupon does not include the impact of such interest rate swaps or other derivatives.
(3)Weighted average maturity date is based on the fully extended maturity date of the instrument.
(4)Face amount excludes interest-only securities with a notional amount of $3.7 billion as of June 30, 2025. In addition, CMBS includes zero-coupon securities of $0.2 billion as of June 30, 2025.
(5)Includes interests in unconsolidated joint ventures that hold investments in real estate debt.
(6)Weighted average coupon rate and weighted average maturity date exclude our investment in a joint venture with the Federal Deposit Insurance Corporation.
59

Results of Operations
The following table sets forth information regarding our consolidated results of operations for the three months ended June 30, 2025 and 2024 ($ in thousands, except per share data):

	Three Months Ended June 30,		Change
	2025	2024	$
Revenues
Rental revenue	$1,770,660	$1,912,544	$(141,884)
Hospitality revenue	139,199	150,129	(10,930)
Other revenue	88,522	95,874	(7,352)
Total revenues	1,998,381	2,158,547	(160,166)
Expenses
Rental property operating	828,825	902,711	(73,886)
Hospitality operating	97,968	101,969	(4,001)
General and administrative	16,886	17,950	(1,064)
Management fee	166,892	180,655	(13,763)
Performance participation allocation	88,824	(104,966)	193,790
Impairment of investments in real estate	171,113	118,044	53,069
Depreciation and amortization	808,651	889,334	(80,683)
Total expenses	2,179,159	2,105,697	73,462
Other income (expense)
Income (loss) from unconsolidated entities	26,991	(37,998)	64,989
Income from investments in real estate debt	133,654	157,075	(23,421)
Change in net assets of consolidated securitization vehicles	38,207	41,013	(2,806)
Loss from interest rate derivatives	(236,097)	(52,637)	(183,460)
Net gain on dispositions of real estate	464,394	175,890	288,504
Interest expense, net	(777,766)	(857,855)	80,089
Loss on extinguishment of debt	(25,360)	(21,404)	(3,956)
Other expense	(12,228)	(38,941)	26,713
Total other income (expense)	(388,205)	(634,857)	246,652
Net loss	$(568,983)	$(582,007)	$13,024
Net loss attributable to non-controlling interests in third party joint ventures	$40,124	$37,386	$2,738
Net loss attributable to non-controlling interests in BREIT OP	40,381	26,122	14,259
Net loss attributable to BREIT stockholders	$(488,478)	$(518,499)	$30,021
Net loss per share of common stock — basic and diluted	$(0.14)	$(0.13)	$(0.01)
Rental Revenue
During the three months ended June 30, 2025, rental revenue decreased $141.9 million as compared to the three months ended June 30, 2024. The decrease can primarily be attributed to a $179.2 million decrease in Non-Same Property revenues due to the real estate dispositions from April 1, 2024 to June 30, 2025, partially offset by a $37.3 million increase in Same Property revenues. See “Same Property NOI” section for further details of the increase in Same Property revenues.
Hospitality Revenue
During the three months ended June 30, 2025, hospitality revenue decreased $10.9 million as compared to the three months ended June 30, 2024. The decrease can primarily be attributed to a $5.8 million decrease in Same Property revenues and a $5.1 million decrease in Non-Same Property revenues due to the real estate dispositions from April 1, 2024 to June 30, 2025. See “Same Property NOI” section for further details of the decrease in Same Property revenues.

Other Revenue

During the three months ended June 30, 2025, other revenue decreased $7.4 million as compared to the three months ended June 30, 2024. The decrease can primarily be attributed to a $22.3 million decrease in Non-Same Property revenues due to the real estate dispositions we made from April 1, 2024 to June 30, 2025, partially offset by a $14.9 million increase in Same Property revenues. See “Same Property NOI” section for further details of the increase in Same Property revenues.
60

Rental Property Operating Expenses
During the three months ended June 30, 2025, rental property operating expenses decreased $73.9 million as compared to the three months ended June 30, 2024. The decrease can primarily be attributed to a $96.5 million decrease in Non-Same Property operating expenses, due to the real estate dispositions we made from April 1, 2024 to June 30, 2025, partially offset by a $22.6 million increase in Same Property operating expenses. See “Same Property NOI” section for further details of the increase in Same Property operating expenses.
Hospitality Operating Expenses
During the three months ended June 30, 2025, hospitality operating expenses decreased $4.0 million as compared to the three months ended June 30, 2024. The decrease can primarily be attributed to a $3.8 million decrease in Non-Same Property operating expenses, due to the real estate dispositions we made from April 1, 2024 to June 30, 2025, in addition to a $0.2 million decrease in Same Property operating expenses. See “Same Property NOI” section for further details of the decrease in Same Property operating expenses.
General and Administrative Expenses
During the three months ended June 30, 2025, general and administrative expenses decreased $1.1 million compared to the three months ended June 30, 2024. The decrease was due to a decrease in various corporate level expenses during the three months ended June 30, 2025 as compared to the three months ended June 30, 2024.
Management Fee
During the three months ended June 30, 2025, the management fee decreased $13.8 million compared to the three months ended June 30, 2024. The decrease was due to a lower average NAV during the three months ended June 30, 2025 as compared to the three months ended June 30, 2024.
Performance Participation Allocation
During the three months ended June 30, 2025, the performance participation allocation expense increased $193.8 million compared to the three months ended June 30, 2024. The increase was primarily the result of a higher total return for the three months ended June 30, 2025 compared to the three months ended June 30, 2024, in addition to the reversal of the previously accrued performance participation allocation during the three months ended June 30, 2024.
Impairment of Investments in Real Estate

During the three months ended June 30, 2025, impairments of investments in real estate increased $53.1 million compared to the three months ended June 30, 2024. During the three months ended June 30, 2025, we recognized an aggregate $171.1 million of impairment charges including (i) $125.3 million related to certain properties as a result of updates to the undiscounted cash flow assumptions, primarily a shorter hold period, and (ii) $45.8 million related to certain held-for-sale real estate investments where their GAAP carrying amount exceeded their fair value, less estimated closing costs.

During the three months ended June 30, 2024, we recognized an aggregate $118.0 million of impairment charges including (i) $75.6 million related to certain properties as a result of updates to the undiscounted cash flow assumptions to account for a shorter hold period, and (ii) $42.4 million related to certain held-for-sale real estate investments where their GAAP carrying amount exceeded their fair value, less estimated closing costs.
Depreciation and Amortization
During the three months ended June 30, 2025, depreciation and amortization decreased $80.7 million compared to the three months ended June 30, 2024. The decrease was primarily driven by the impact of disposition activity from April 1, 2024 through June 30, 2025.
Income (loss) from Unconsolidated Entities
During the three months ended June 30, 2025, we had a net income from unconsolidated entities of $27.0 million, primarily related to the change in the fair value of unconsolidated entities carried at fair value. During the three months ended June 30, 2024, we had a net loss from unconsolidated entities of $38.0 million primarily attributable to unrealized losses related to the change in the fair value of unconsolidated entities carried at fair value.
61

Income from Investments in Real Estate Debt
During the three months ended June 30, 2025, income from investments in real estate debt decreased $23.4 million compared to the three months ended June 30, 2024. The decrease was primarily attributable to a decrease of $35.9 million in interest income as a result of sales and repayments, partially offset by an increase of $9.5 million in net unrealized/realized gains on our investments in real estate debt and related derivatives.
Change in Net Assets of Consolidated Securitization Vehicles
During the three months ended June 30, 2025, the change in net assets of consolidated securitization vehicles decreased $2.8 million compared to the three months ended June 30, 2024. The decrease was primarily attributable to a decrease of $8.3 million in interest income, partially offset by an increase of $5.5 million in net unrealized/realized gains.
Loss from Interest Rate Derivatives
During the three months ended June 30, 2025, income from interest rate derivatives decreased $183.5 million compared to the three months ended June 30, 2024. The decrease was primarily attributable to a decrease in the fair value of derivatives.
Net Gain on Dispositions of Real Estate
During the three months ended June 30, 2025, net gain on dispositions of real estate increased $288.5 million compared to the three months ended June 30, 2024. During the three months ended June 30, 2025, we recorded $464.4 million of net gains from the disposition of 42 industrial properties, 18 rental housing properties, one hospitality property, and one retail property. During the three months ended June 30, 2024, we recorded $175.9 million of net gains from the disposition of 21 rental housing properties, 17 industrial properties and nine retail properties.
Interest Expense, Net
During the three months ended June 30, 2025, net interest expense decreased $80.1 million compared to the three months ended June 30, 2024, The decrease was primarily due to lower outstanding borrowings, primarily resulting from real estate dispositions and the corresponding payoff of debt related to such dispositions from April 1, 2024 to June 30, 2025.
Loss on Extinguishment of Debt
During the three months ended June 30, 2025, loss on extinguishment of debt increased $4.0 million compared to the three months ended June 30, 2024. The increase was primarily due to the impact of refinancing and disposition activity during the three months ended June 30, 2025 as compared to the three months ended June 30, 2024.
Other (Expense) Income
During the three months ended June 30, 2025, other expense decreased $26.7 million compared to the three months ended June 30, 2024. The decrease was primarily due to decreases in realized losses of $34.3 million related to exchanges of certain partnership interests during the three months ended June 30, 2024.

62

The following table sets forth information regarding our consolidated results of operations for the six months ended June 30, 2025 and 2024 ($ in thousands, except per share data):

	Six Months Ended June 30,		Change
	2025	2024	$
Revenues
Rental revenue	$3,603,049	$3,875,609	$(272,560)
Hospitality revenue	273,315	283,306	(9,991)
Other revenue	177,189	188,546	(11,357)
Total revenues	4,053,553	4,347,461	(293,908)
Expenses
Rental property operating	1,687,775	1,816,167	(128,392)
Hospitality operating	192,107	193,884	(1,777)
General and administrative	33,000	34,300	(1,300)
Management fee	335,317	367,776	(32,459)
Performance participation allocation	230,999	—	230,999
Impairment of investments in real estate	341,371	183,758	157,613
Depreciation and amortization	1,635,750	1,802,542	(166,792)
Total expenses	4,456,319	4,398,427	57,892
Other income (expense)
Loss from unconsolidated entities	(738,024)	(62,356)	(675,668)
Income from investments in real estate debt	266,532	425,268	(158,736)
Change in net assets of consolidated securitization vehicles	70,392	116,426	(46,034)
(Loss) income from interest rate derivatives	(598,759)	262,562	(861,321)
Net gain on dispositions of real estate	600,303	282,444	317,859
Interest expense, net	(1,543,562)	(1,689,570)	146,008
Loss on extinguishment of debt	(36,874)	(52,052)	15,178
Other (expense) income	(26,009)	16,167	(42,176)
Total other income (expense)	(2,006,001)	(701,111)	(1,304,890)
Net loss	$(2,408,767)	$(752,077)	$(1,656,690)
Net loss attributable to non-controlling interests in third party joint ventures	$60,252	$69,059	$(8,807)
Net loss attributable to non-controlling interests in BREIT OP	163,400	31,506	131,894
Net loss attributable to BREIT stockholders	$(2,185,115)	$(651,512)	$(1,533,603)
Net loss per share of common stock — basic and diluted	$(0.61)	$(0.17)	$(0.44)
Rental Revenue
During the six months ended June 30, 2025, rental revenue decreased $272.6 million as compared to the six months ended June 30, 2024. The decrease can primarily be attributed to a $358.3 million decrease in Non-Same Property revenues due to the real estate dispositions from April 1, 2024 to June 30, 2025, partially offset by an $85.7 million increase in Same Property revenues. See “Same Property NOI” section for further details of the increase in Same Property revenues.
Hospitality Revenue
During the six months ended June 30, 2025, hospitality revenue decreased $10.0 million as compared to the six months ended June 30, 2024. The decrease can primarily be attributed to a $9.1 million decrease in Non-Same Property revenues due to the real estate dispositions from April 1, 2024 to June 30, 2025 and a $0.9 million decrease in Same Property revenues. See “Same Property NOI” section for further details of the decrease in Same Property revenues.
Other Revenue
During the six months ended June 30, 2025, other revenue decreased $11.4 million as compared to the six months ended June 30, 2024. The decrease can primarily be attributed to a $34.2 million decrease in Non-Same Property revenues due to the real estate dispositions from April 1, 2024 to June 30, 2025, partially offset by a $22.8 million increase in Same Property revenues. See “Same Property NOI” section for further details of the increase in Same Property revenues.
63

Rental Property Operating Expenses
During the six months ended June 30, 2025, rental property operating expenses decreased $128.4 million as compared to the six months ended June 30, 2024. The decrease can primarily be attributed to a $172.6 million decrease in Non-Same Property operating expenses due to the real estate dispositions from April 1, 2024 to June 30, 2025, partially offset by a $44.2 million increase in Same Property operating expenses. See “Same Property NOI” section for further details of the increase in Same Property operating expenses.
Hospitality Operating Expenses
During the six months ended June 30, 2025, hospitality operating expenses decreased $1.8 million as compared to the six months ended June 30, 2024. The decrease can primarily be attributed to a $3.1 million decrease in Non-Same Property hospitality operating expenses due to the real estate dispositions from April 1, 2024 to June 30, 2025, partially offset by a $1.3 million increase in Same Property hospitality operating expenses. See “Same Property NOI” section for further details of the increase in Same Property hospitality operating expenses.
General and Administrative Expenses
During the six months ended June 30, 2025, general and administrative expenses decreased $1.3 million compared to the six months ended June 30, 2024. The decrease was due to a decrease in various corporate level expenses during the six months ended June 30, 2025 as compared to the six months ended June 30, 2024.
Management Fee
During the six months ended June 30, 2025, the management fee decreased $32.5 million compared to the six months ended June 30, 2024. The decrease was due to a lower average NAV during the six months ended June 30, 2025 as compared to the six months ended June 30, 2024.
Performance Participation Allocation
During the six months ended June 30, 2025, the performance participation allocation expense increased $231.0 million compared to the six months ended June 30, 2024. The increase was primarily the result of a higher total return for the six months ended June 30, 2025 compared to the six months ended June 30, 2024.
Impairment of Investments in Real Estate

During the six months ended June 30, 2025, impairments of investments in real estate increased $157.6 million compared to the six months ended June 30, 2024. During the six months ended June 30, 2025, we recognized an aggregate $341.4 million of impairment charges including (i) $272.1 million related to certain properties as a result of updates to the undiscounted cash flow assumptions, primarily a shorter hold period, and (ii) $69.3 million related to certain held-for-sale real estate investments where their GAAP carrying amount exceeded their fair value, less estimated closing costs.
During the six months ended June 30, 2024, we recognized an aggregate $183.8 million of impairment charges including (i) $112.1 million related to certain properties as a result of updates to the undiscounted cash flow assumptions, primarily shorter hold period, and (ii) $71.7 million related to certain held-for-sale real estate investments where their GAAP carrying amount exceeded their fair value, less estimated closing costs.
Depreciation and Amortization
During the six months ended June 30, 2025, depreciation and amortization decreased $166.8 million compared to the six months ended June 30, 2024. The decrease was primarily driven by the impact of disposition activity from April 1, 2024 through June 30, 2025.
Income (loss) from Unconsolidated Entities
During the six months ended June 30, 2025, we had a net loss from unconsolidated entities of $738.0 million, primarily driven by our QTS Data Centers investment, attributable to unrealized losses related to the change in the fair value of interest rate derivatives, depreciation and amortization, and one-time buyout costs. During the six months ended June 30, 2024, we had a net loss from unconsolidated entities of $62.4 million related to the change in the fair value of unconsolidated entities carried at fair value.
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Income from Investments in Real Estate Debt
During the six months ended June 30, 2025, income from investments in real estate debt decreased $158.7 million compared to the six months ended June 30, 2024. The decrease was primarily attributable to a decrease of $101.4 million in interest income as a result of sales and repayments and a decrease of $60.7 million in net unrealized/realized gains on our investments in real estate debt and related derivatives .
Change in Net Assets of Consolidated Securitization Vehicles
During the six months ended June 30, 2025, the change in net assets of consolidated securitization vehicles decreased $46.0 million compared to the six months ended June 30, 2024. The decrease was primarily attributable to a decrease of $16.0 million in interest income and an increase in net unrealized/realized losses of $30.0 million.
(Loss) Income from Interest Rate Derivatives
During the six months ended June 30, 2025, income from interest rate derivatives decreased $861.3 million compared to the six months ended June 30, 2024. The decrease was primarily attributable to a decrease in the fair value of our derivatives.
Net Gain on Dispositions of Real Estate
During the six months ended June 30, 2025, net gain on dispositions of real estate increased $317.9 million compared to the six months ended June 30, 2024. During the six months ended June 30, 2025, we recorded $600.3 million of net gains from the disposition of 50 industrial properties, 37 rental housing properties, three retail properties and one hospitality property. During the six months ended June 30, 2024, we recorded $282.4 million of net gains from the disposition of 54 rental housing properties, 31 industrial properties, and 10 retail properties.
Interest Expense, Net
During the six months ended June 30, 2025, net interest expense decreased $146.0 million compared to the six months ended June 30, 2024. The decrease was primarily due to lower outstanding borrowings, primarily resulting from real estate dispositions from April 1, 2024 to June 30, 2025.
Loss on Extinguishment of Debt
During the six months ended June 30, 2025, loss on extinguishment of debt decreased $15.2 million compared to the six months ended June 30, 2024. The decrease was primarily due to the impact of refinancing and disposition activity during the six months ended June 30, 2025 as compared to the six months ended June 30, 2024.
Other (Expense) Income
During the six months ended June 30, 2025, other (expense) income decreased $42.2 million compared to the six months ended June 30, 2024. The decrease was primarily due to decreases in realized losses of $34.3 million related to exchanges of certain partnership interests during the six months ended June 30, 2024.
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Same Property NOI
Net Operating Income (“NOI”) is a supplemental non-GAAP measure of our property operating results that we believe is meaningful because it enables management to evaluate the impact of occupancy, rents, leasing activity, and other controllable property operating results at our real estate. We define NOI as operating revenues less operating expenses, which exclude (i) impairment of investments in real estate, (ii) depreciation and amortization, (iii) straight-line rental income and expense, (iv) amortization of above- and below-market lease intangibles, (v) amortization of accumulated unrealized gains on derivatives previously recognized in other comprehensive income, (vi) lease termination fees, (vii) portfolio-level corporate costs, (viii) other non-property related revenue and expense items such as (a) general and administrative expenses, (b) management fee, (c) performance participation allocation, (d) incentive compensation awards, (e) income (loss) from investments in real estate debt, (f) change in net assets of consolidated securitization vehicles, (g) income (loss) from interest rate derivatives, (h) net gain on dispositions of real estate, (i) interest expense, net, (j) loss on extinguishment of debt, (k) other income (expense), and (l) buyout costs and (ix) similar adjustments for NOI attributable to non-controlling interests and unconsolidated entities.
We evaluate our consolidated results of operations on a Same Property basis, which allows us to analyze our property operating results excluding acquisitions and dispositions during the periods under comparison. Properties in our portfolio are considered Same Property if they were owned for the full periods presented, otherwise they are considered Non-Same Property. Recently developed properties are not included in Same Property results until the properties have achieved stabilization for both full periods presented. We define stabilization for the property as the earlier of (i) achieving 90% occupancy, (ii) 12 months after receiving a certificate of occupancy, or (iii) for Data Centers, 12 months after receiving a certificate of occupancy and greater than 50% of its critical IT capacity has been built. Certain assets are excluded from Same Property results and are considered Non-Same Property, including (i) properties held-for-sale, (ii) properties that are being redeveloped, (iii) properties identified for future sale, and (iv) interests in unconsolidated entities under contract for sale with hard deposit or other factors ensuring the buyer’s performance. We do not consider our investments in the real estate debt segment or equity securities to be Same Property.
Same Property NOI assists in eliminating disparities in net income due to the acquisition, disposition, development, or redevelopment of properties during the periods presented, and therefore we believe it provides a meaningful performance measure for the comparison of the operating performance of our properties, which we believe is useful to investors. Our Same Property NOI may not be comparable to that of other companies and should not be considered to be more relevant or accurate in evaluating our operating performance than our GAAP net income (loss).

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For the three months ended June 30, 2025 and 2024, our Same Property portfolio consisted of 896 rental housing, 2,952 industrial, two net lease, 43 data centers, 241 hotel, 79 self storage, 60 retail, and 13 office properties. The following table reconciles GAAP net loss to Same Property NOI for the three months ended June 30, 2025 and 2024 ($ in thousands):

	Three Months Ended June 30,		Change
	2025	2024	$
Net loss	$(568,983)	$(582,007)	$13,024
Adjustments to reconcile to Same Property NOI
General and administrative	16,886	17,950	(1,064)
Management fee	166,892	180,655	(13,763)
Performance participation allocation	88,824	(104,966)	193,790
Impairment of investments in real estate	171,113	118,044	53,069
Depreciation and amortization	808,651	889,334	(80,683)
(Income) loss from unconsolidated entities	(26,991)	37,998	(64,989)
Income from investments in real estate debt	(133,654)	(157,075)	23,421
Change in net assets of consolidated securitization vehicles	(38,207)	(41,013)	2,806
Loss from interest rate derivatives	236,097	52,637	183,460
Net gain on dispositions of real estate	(464,394)	(175,890)	(288,504)
Interest expense, net	777,766	857,855	(80,089)
Loss on extinguishment of debt	25,360	21,404	3,956
Other expense	12,228	38,941	(26,713)
Portfolio-level corporate costs(1)	161,882	167,128	(5,246)
Incentive compensation awards(2)	17,722	17,573	149
Lease termination fees	(252)	(1,055)	803
Amortization of above and below-market lease intangibles	(9,164)	(11,494)	2,330
Straight-line rental income and expense	(34,059)	(39,210)	5,151
NOI from unconsolidated entities	278,341	215,063	63,278
NOI attributable to non-controlling interests in consolidated joint ventures	(113,976)	(113,391)	(585)
NOI attributable to BREIT stockholders	1,372,082	1,388,481	(16,399)
Less: Non-Same Property NOI attributable to BREIT stockholders	122,473	170,702	(48,229)
Same Property NOI attributable to BREIT stockholders	$1,249,609	$1,217,779	$31,830
(1) Portfolio-level corporate costs include accounting and tax services, legal and professional fees, treasury services, asset management fees, income and franchise taxes, casualty losses, and other non-operating expenses incurred at the portfolio level.
(2) Included in rental property operating and hospitality operating expense on our Condensed Consolidated Statements of Operations.
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The following table details the components of Same Property NOI for the three months ended June 30, 2025 and 2024 ($ in thousands):

	Three Months Ended June 30,		Change
	2025	2024	$	%
Revenues
Rental revenue	$1,667,240	$1,629,984	$37,256	2%
Hospitality revenue	135,882	141,650	(5,768)	(4)%
Other revenue	70,698	55,768	14,930	27%
Total revenues	1,873,820	1,827,402	46,418	3%

Expenses
Rental property operating	621,970	599,327	22,643	4%
Hospitality operating	88,892	89,088	(196)	(1)%
Total expenses	710,862	688,415	22,447	3%

Same Property NOI attributable to non-controlling interests in consolidated joint ventures	(111,348)	(107,103)	(4,245)	4%
Consolidated Same Property NOI attributable to BREIT stockholders	1,051,610	1,031,884	19,726	2%
Same Property NOI from unconsolidated entities	197,999	185,895	12,104	7%
Same Property NOI attributable to BREIT stockholders	$1,249,609	$1,217,779	$31,830	3%
Same Property – Rental Revenue
Same Property rental revenue increased $37.3 million for the three months ended June 30, 2025 compared to the three months ended June 30, 2024. The increase was due to a $37.2 million increase in base rental revenue, a $2.8 million increase in tenant reimbursement income as a result of higher operating expenses, and a $2.7 million decrease in our bad debt reserve. Our bad debt reserve represents the amount of rental revenue we anticipate we will not be able to collect from our tenants.
The following table details the changes in base rental revenue period over period ($ in thousands):

	Three Months Ended June 30,		Change
			Change in Base Rental Revenue	Change in Occupancy Rate	Change in Average Effective Annual Base Rent Per Leased Square Foot/Unit
	2025	2024
Rental Housing	$1,088,926	$1,068,443	$20,483	—%	+2%
Industrial	234,407	222,613	11,794	(2)%	+7%
Net Lease	119,992	117,639	2,353	—%	+2%
Retail	36,663	34,989	1,674	—%	+5%
Office	31,149	30,943	206	(1)%	+2%
Self Storage	17,144	16,715	429	—%	+3%
Data Centers	10,310	10,095	215	—%	+2%
Total base rental revenue	$1,538,591	$1,501,437	$37,154
Same Property – Hospitality Revenue
Same Property hospitality revenue decreased $5.8 million for the three months ended June 30, 2025 compared to the three months ended June 30, 2024. The decrease in hospitality revenue was primarily due to decreases in average daily rate and a decrease in food and beverage revenue at our hotels during three months ended June 30, 2025.
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Same Property – Other Revenue
Same Property other revenue increased $14.9 million for the three months ended June 30, 2025 compared to the three months ended June 30, 2024. The increase was primarily due to increased ancillary income at our rental housing properties during the three months ended June 30, 2025.
Same Property – Rental Property Operating Expenses
Same Property rental property operating expenses increased $22.6 million during the three months ended June 30, 2025, compared to the three months ended June 30, 2024. The increase in rental property operating expenses was primarily the result of increased insurance, real estate taxes, and general operating expenses at our rental housing properties during the three months ended June 30, 2025.
Same Property – Hospitality Operating Expenses
Same Property hospitality operating expenses decreased $0.2 million during the three months ended June 30, 2025, compared to the three months ended June 30, 2024. The decrease in hospitality operating expenses was primarily the result of decreased general operating expenses at our hotels during the three months ended June 30, 2025.
Same Property NOI from Unconsolidated Entities
Same Property NOI from unconsolidated entities increased $12.1 million during the three months ended June 30, 2025 compared to the three months ended June 30, 2024. The increase is primarily due to additional base rent associated with increased occupancy at our QTS Data Centers investment.
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For the six months ended June 30, 2025 and 2024, our Same Property portfolio consisted of 895 rental housing, 2,952 industrial, two net lease, 41 data centers, 241 hotel, 79 self storage, 60 retail, and 13 office properties. The following table reconciles GAAP net loss to Same Property NOI for the six months ended June 30, 2025 and 2024 ($ in thousands):

	Six Months Ended June 30,		Change
	2025	2024	$
Net loss	$(2,408,767)	$(752,077)	$(1,656,690)
Adjustments to reconcile to Same Property NOI
General and administrative	33,000	34,300	(1,300)
Management fee	335,317	367,776	(32,459)
Performance participation allocation	230,999	—	230,999
Impairment of investments in real estate	341,371	183,758	157,613
Depreciation and amortization	1,635,750	1,802,542	(166,792)
Loss from unconsolidated entities	738,024	62,356	675,668
Income from investments in real estate debt	(266,532)	(425,268)	158,736
Change in net assets of consolidated securitization vehicles	(70,392)	(116,426)	46,034
Loss (income) from interest rate derivatives	598,759	(262,562)	861,321
Net gain on dispositions of real estate	(600,303)	(282,444)	(317,859)
Interest expense, net	1,543,562	1,689,570	(146,008)
Loss on extinguishment of debt	36,874	52,052	(15,178)
Other expense (income)	26,009	(16,167)	42,176
Portfolio-level corporate costs(1)	330,842	326,045	4,797
Incentive compensation awards(2)	35,059	36,703	(1,644)
Lease termination fees	(2,866)	(2,349)	(517)
Amortization of above and below-market lease intangibles	(19,287)	(24,382)	5,095
Straight-line rental income and expense	(68,983)	(79,071)	10,088
NOI from unconsolidated entities	521,210	407,144	114,066
NOI attributable to non-controlling interests in consolidated joint ventures	(241,554)	(240,613)	(941)
NOI attributable to BREIT stockholders	2,728,092	2,760,887	(32,795)
Less: Non-Same Property NOI attributable to BREIT stockholders	237,242	346,229	(108,987)
Same Property NOI attributable to BREIT stockholders	$2,490,850	$2,414,658	$76,192
(1) Portfolio-level corporate costs include accounting and tax services, legal and professional fees, treasury services, asset management fees, income and franchise taxes, casualty losses, and other non-operating expenses incurred at the portfolio level.
(2) Included in rental property operating and hospitality operating expense on our Condensed Consolidated Statements of Operations.
The following table details the components of Same Property NOI for the six months ended June 30, 2025 and 2024 ($ in thousands):

	Six Months Ended June 30,		Change
	2025	2024	$	%
Revenues
Rental revenue	$3,369,358	$3,283,706	$85,652	3%
Hospitality revenue	267,975	268,885	(910)	—%
Other revenue	130,590	107,753	22,837	21%
Total revenues	3,767,923	3,660,344	107,579	3%

Expenses
Rental property operating	1,245,016	1,200,773	44,243	4%
Hospitality operating	174,999	173,708	1,291	1%
Total expenses	1,420,015	1,374,481	45,534	3%

Same Property NOI attributable to non-controlling interests in consolidated joint ventures	(234,920)	(227,146)	(7,774)	3%
Consolidated Same Property NOI attributable to BREIT stockholders	2,112,988	2,058,717	54,271	3%
Same Property NOI from unconsolidated entities	377,862	355,941	21,921	6%
Same Property NOI attributable to BREIT stockholders	$2,490,850	$2,414,658	$76,192	3%
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Same Property – Rental Revenue
Same Property rental revenue increased $85.7 million for the six months ended June 30, 2025 compared to the six months ended June 30, 2024. The increase was due to a $76.3 million increase in base rental revenue and a $9.3 million increase in tenant reimbursement income as a result of higher operating expenses.
The following table details the changes in base rental revenue period over period ($ in thousands):(1)

	Six Months Ended June 30,		Change
			Change in Base Rental Revenue	Change in Occupancy Rate	Change in Average Effective Annual Base Rent Per Leased Square Foot/Unit
	2025	2024
Rental Housing	$2,208,271	$2,160,542	$47,729	—%	+2%
Industrial	465,091	444,340	20,751	(2)%	+7%
Net Lease	239,637	234,938	4,699	—%	+2%
Retail	72,602	70,164	2,438	—%	+3%
Office	61,617	61,706	(89)	(1)%	+1%
Self Storage	33,837	33,668	169	(1)%	+2%
Data Centers	20,555	19,976	579	—%	+3%
Total base rental revenue	$3,101,610	$3,025,334	$76,276

(1) Excludes our investments in unconsolidated entities.
Same Property – Hospitality Revenue
Same Property hospitality revenue decreased $0.9 million for the six months ended June 30, 2025 compared to the six months ended June 30, 2024. The decrease in hospitality revenue was primarily due to decreases in average daily rate and a decrease in food and beverage revenue at our hotels during the six months ended June 30, 2025.
Same Property – Other Revenue
Same Property other revenue increased $22.8 million for the six months ended June 30, 2025 compared to the six months ended June 30, 2024. The increase was primarily due to increased ancillary income at our rental housing properties during the six months ended June 30, 2025.
Same Property – Rental Property Operating Expenses
Same Property rental property operating expenses increased $44.2 million during the six months ended June 30, 2025 compared to the six months ended June 30, 2024. The increase in rental property operating expenses was primarily the result of increased insurance, real estate taxes, and general operating expenses at our rental housing and industrial properties during the six months ended June 30, 2025.
Same Property – Hospitality Operating Expenses
Same Property hospitality operating expenses increased $1.3 million during the six months ended June 30, 2025 compared to the six months ended June 30, 2024. The increase in hospitality operating expenses was primarily the result of increased general operating expenses resulting from increased occupancy at our hotels during the six months ended June 30, 2025.
Same Property NOI from Unconsolidated Entities
Same Property NOI from unconsolidated entities increased $21.9 million during the six months ended June 30, 2025 compared to the six months ended June 30, 2024. The increase is primarily due to additional base rent associated with increased occupancy at our QTS Data Centers investment.
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Funds from Operations, Adjusted Funds from Operations and Funds Available for Distribution
We believe Funds from Operations (“FFO”) is a meaningful non-GAAP supplemental measure of our operating results. Our condensed consolidated financial statements are presented using historical cost accounting which, among other things, requires depreciation of real estate investments. As a result, our operating results imply that the value of our real estate investments have decreased over time. However, we believe that the value of our real estate investments will fluctuate over time based on market conditions and, as such, depreciation under historical cost accounting may be less informative as a measure of our performance. FFO is an operating measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) that is broadly used in the REIT industry. FFO, as defined by NAREIT and presented below, is calculated as net income or loss (computed in accordance with GAAP), excluding (i) depreciation and amortization, (ii) impairment of investments in real estate, (iii) net gains or losses from sales of real estate, (iv) net gains or losses from change in control, and (v) similar adjustments for non-controlling interests and unconsolidated entities.
We also believe that Adjusted FFO (“AFFO”) is an additional meaningful non-GAAP supplemental measure of our operating results. AFFO further adjusts FFO to reflect the performance of our portfolio by adjusting for items we believe are not directly attributable to our operations. Our adjustments to FFO to arrive at AFFO include removing the impact of (i) the performance participation allocation to our Special Limited Partner or other incentive compensation awards that are based on our Net Asset Value, which includes unrealized gains and losses not recorded in GAAP net income (loss), and that are paid in shares or BREIT OP units, even if subsequently repurchased by us, (ii) gains or losses on extinguishment of debt, (iii) unrealized gains or losses in fair value of financial instruments, (iv) amortization of accumulated unrealized gains on derivatives previously recognized in other comprehensive income, (v) straight-line rental income and expense, (vi) amortization of deferred financing costs, (vii) amortization of restricted stock awards, (viii) amortization of mortgage premium/discount, (ix) organization costs, (x) severance costs, (xi) buyout costs (xii) net forfeited investment deposits, (xiii) amortization of above- and below-market lease intangibles, (xiv) gain or loss on involuntary conversion, (xv) settlement costs (xvi) amortization of non-real estate assets, and adding (xvii) proceeds from interest rate contract receivables, and (xviii) similar adjustments for non-controlling interests and unconsolidated entities.
We also believe that Funds Available for Distribution (“FAD”) is an additional meaningful non-GAAP supplemental measure of our operating results. FAD provides useful information for considering our operating results and certain other items relative to the amount of our distributions, and we believe is therefore meaningful to stockholders. FAD is calculated as AFFO adjusted for (i) management fees paid in shares or BREIT OP units, even if subsequently repurchased by us, (ii) recurring tenant improvements, leasing commissions, and other capital expenditures, (iii) stockholder servicing fees paid during the period, (iv) realized gains or losses on financial instruments, and (v) similar adjustments for non-controlling interests and unconsolidated entities. FAD is not indicative of cash available to fund our cash needs and does not represent cash flows from operating activities in accordance with GAAP, as FAD is adjusted for stockholder servicing fees and recurring tenant improvements, leasing commission, and other capital expenditures, which are not considered when determining cash flows from operations. Furthermore, FAD excludes (i) adjustments for working capital items and (ii) amortization of discounts and premiums on investments in real estate debt. Cash flows from operating activities in accordance with GAAP would generally be adjusted for such items.
FFO, AFFO, and FAD should not be considered more relevant or accurate than GAAP net income (loss) in evaluating our operating performance. In addition, FFO, AFFO, and FAD should not be considered as alternatives to net income (loss) as indications of our performance or as alternatives to cash flows from operating activities as indications of our liquidity, but rather should be reviewed in conjunction with these and other GAAP measurements. Further, FFO, AFFO, and FAD are not intended to be used as liquidity measures indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. In addition, our methodology for calculating AFFO and FAD may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, our reported AFFO and FAD may not be comparable to the AFFO and FAD reported by other companies.
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The following table presents a reconciliation of net loss attributable to BREIT stockholders and OP unitholders to FFO, AFFO and FAD attributable to BREIT stockholders and OP unitholders ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024(1)	2025	2024(1)
Net loss attributable to BREIT stockholders	$(488,478)	$(518,499)	$(2,185,115)	$(651,512)
Net loss attributable to OP unitholders	(40,381)	(26,122)	(163,400)	(31,506)
Net loss attributable to BREIT stockholders and OP unitholders	(528,859)	(544,621)	(2,348,515)	(683,018)
Adjustments to arrive at FFO:
Depreciation and amortization	808,651	889,334	1,635,750	1,802,542
Impairment of investments in real estate	171,113	118,044	341,371	183,758
Net gain on dispositions of real estate	(464,394)	(175,890)	(600,303)	(282,444)
Net gain on change in control	(13,192)	34,290	(24,180)	29,587
Allocable share of adjustments related to unconsolidated entities	104,435	59,201	214,706	164,689
Amount attributable to non-controlling interests for above adjustments	(84,762)	(78,916)	(164,417)	(170,042)
FFO attributable to BREIT stockholders and OP unitholders	(7,008)	301,442	(945,588)	1,045,072
Adjustments to arrive at AFFO:
Performance participation allocation	88,824	(104,966)	230,999	—
Incentive compensation awards	20,165	19,702	39,946	41,108
Loss on extinguishment of debt	25,360	21,404	36,874	52,052
Unrealized losses (gains) in fair value of financial instruments	186,300	121,985	518,756	(363,879)
Straight-line rental income and expense	(35,910)	(36,839)	(65,581)	(74,061)
Amortization of deferred financing costs	54,814	50,595	108,306	100,017
Amortization of restricted stock awards	300	181	600	363
Other(2)	16,418	(2,681)	26,922	(8,573)
Allocable share of adjustments related to unconsolidated entities	(30,671)	27,260	704,584	38,830
Amount attributable to non-controlling interests for above adjustments	601	3,038	3,090	10,709
AFFO attributable to BREIT stockholders and OP unitholders	319,193	401,121	658,908	841,638
Adjustments to arrive at FAD:
Management fee	166,892	180,655	335,317	367,776
Recurring tenant improvements, leasing commissions, and other capital expenditures(3)	(174,132)	(137,884)	(292,311)	(248,466)
Stockholder servicing fees	(39,792)	(44,767)	(79,995)	(91,266)
Realized losses (gains) on financial instruments	27,646	(54,471)	36,341	(100,868)
Allocable share of adjustments related to unconsolidated entities	(24,736)	(21,084)	(46,592)	(37,607)
Amount attributable to non-controlling interests for above adjustments	9,115	3,887	15,991	9,765
FAD attributable to BREIT stockholders and OP unitholders	$284,186	$327,457	$627,659	$740,972
(1)The prior period has been recast to present unconsolidated entities in a consistent manner with the current period presentation.
(2)Other adjustments to arrive at AFFO for the three and six months ended June 30, 2025 and 2024 primarily include severance costs, organization costs, amortization of above-and-below market lease intangible, and amortization of mortgage premium/discount, and to a lesser extent amortization of accumulated unrealized gains on derivatives previously recognized in other comprehensive income.
(3)Recurring tenant improvements and leasing commissions are generally related to second-generation leases and other capital expenditures required to maintain our investments. Other capital expenditures exclude projects that we believe will enhance the value of our investments.
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Net Asset Value
Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by our Adviser in connection with our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments.
The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and differs materially from the book value of our equity reflected in our financial statements. As a public company, we are required to issue financial statements based on historical cost determined in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements. Our Adviser calculates the fair value of our real estate properties monthly based in part on values provided by third party independent appraisers, and such calculations are reviewed by an independent valuation advisor as further discussed below.
Because these fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires us to calculate NAV in a certain way. As a result, other REITs and other real estate investors may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure determined under GAAP and the valuations of, and certain adjustments made to, our assets and liabilities used in the determination of NAV differs materially from comparable historical cost amounts determined in accordance with GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other measure determined in accordance with GAAP.
The following valuation methods are used for purposes of calculating the significant components of our NAV:
•Consolidated properties are initially valued at cost, which we expect to represent fair value at the time of acquisition. Subsequently, consolidated properties are primarily valued using the discounted cash flow methodology (the “Income Approach”), whereby a property’s value is calculated by discounting the estimated cash flows and the anticipated terminal value of the subject property by the assumed new buyer’s normalized weighted average cost of capital for the subject property. Consistent with industry practices, the Income Approach also incorporates subjective judgments regarding comparable rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset as components in determining value. Other methodologies that may also be used to value properties include Sales Comparisons and the Replacement Cost Approaches. We believe the discount rate and exit capitalization rate are the key assumptions utilized in discounted cash flow methodology (the Income Approach). Below the tables that set forth our NAV calculation is a sensitivity analysis of the weighted average discount rates and exit capitalization rates for our property investments.
•Investments in real estate debt consist of CMBS and RMBS, which are securities backed by one or more mortgage loans secured by real estate assets, as well as corporate bonds, term loans, mortgage loans, mezzanine loans, and other investments in debt issued by real estate-related companies or secured by real estate assets. The Company generally determines the fair value of its investments in real estate debt by utilizing third party pricing service providers whenever available. In determining the fair value of a particular investment, pricing service providers may use broker-dealer quotations, reported trades or valuation estimates from their internal pricing models. The pricing service providers’ internal models for securities such as real estate debt generally consider the attributes applicable to a particular class of the security (e.g., credit rating, seniority), current market data, and estimated cash flows for each security, and incorporate specific collateral performance, as applicable. Certain of the Company’s investments in real estate debt, such as mortgage loans, mezzanine loans and other investments, are unlikely to have readily available market quotations. In such cases, the Company will generally determine the initial value based on the acquisition price of such investment if acquired by the Company or the par value of such investment if originated by the Company. Following the initial measurements, the Company engages third party service providers to perform valuations for such investments. The service providers will determine fair value by utilizing or reviewing certain of the following (i) market yield data, (ii) discounted cash flow modeling, (iii) collateral asset performance, (iv) local or macro real estate performance, (v) capital market conditions, (vi) debt yield or loan-to-value ratios, and (vii) borrower financial condition and performance. Refer to “Fair Value Measurements” section of Note 2 to our Condensed Consolidated Financial Statements for additional details on the Company’s investments in real estate debt.
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•Mortgage loans, secured term loans, secured revolving credit facilities, secured financings on investments in real estate debt, and unsecured revolving credit facilities (collectively, “Debt”) are estimated by modeling the cash flows required by the Company’s debt agreements and discounting them back to the present value using an estimated market yield. Additionally, current market rates and conditions are considered by evaluating similar borrowing agreements with comparable loan-to-value ratios and credit profiles. The Company utilizes third party service providers to perform these valuations.
•The Company separately values the assets and liabilities of the investments in unconsolidated entities. To determine the fair value of the real estate assets of the investments in unconsolidated entities, the Company utilizes a discounted cash flow methodology or market comparable methodology, taking into consideration various factors including discount rate, exit capitalization rate and multiples of comparable companies. The Company utilizes third party service providers to perform valuations of the indebtedness of the investments in unconsolidated entities. The fair value of the indebtedness of the investments in unconsolidated entities is determined by modeling the cash flows required by the debt agreements and discounting them back to the present value using weighted average cost of capital. Additionally, current market rates and conditions are considered by evaluating similar borrowing agreements with comparable loan-to-value ratios and credit profiles. After the fair value of the assets and liabilities are determined, the Company applies its ownership interest to the net asset value and reflects this amount as its investments in unconsolidated entities at fair value.
NAV and NAV Per Share Calculation
Each share class has an undivided interest in our assets and liabilities, other than class-specific stockholder servicing fees. In accordance with the valuation guidelines, our NAV per share for each share class as of the last calendar day of each month is calculated using a process that reflects several components, including the estimated fair value of (1) each of our properties, (2) our investments in real estate debt, (3) our investments in unconsolidated entities, (4) our mortgage loans, secured term loans, secured revolving credit facilities, secured financings on investments in real estate debt, and unsecured revolving credit facilities, and (5) our other assets and liabilities.
At the end of each month, our change in NAV for each share class is calculated as follows:
•Shares are issued for subscriptions received and distribution reinvestments to each respective share class, as applicable, and are effective on the first day of each month. The proceeds received through subscriptions and distribution reinvestments for each share class are additions to the prior month ending aggregate NAV for each respective share class (including OP units). Additionally, the NAV of each share class is reduced by the respective repurchases for such month. The result represents the aggregate NAV per share class effective as of the first calendar day of the current month.
•Any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares (including OP units) based on each class’s relative percentage of the total aggregate NAV effective on the first calendar day of the current month (as described in the previous bullet). Changes in our aggregate NAV include, but are not limited to, net portfolio income from investments, interest expense, realized and unrealized net real estate and debt appreciation and depreciation, general and administrative expenses, management fee and performance participation allocation. Unrealized net real estate and debt appreciation includes any change in the fair market value of our investments in real estate, investments in real estate debt, investments in unconsolidated entities, and Debt.
•Net distributions are typically declared on the last day of each month and are a reduction to the NAV of each respective share class. As a result of the allocation of stockholder servicing fees, the net distributions per share will differ by share class. The monthly stockholder servicing fee is calculated as a percentage of each applicable class of shares’ NAV (Class S, Class T, and Class D). Class I, Class C, and Class F shares are not subject to the stockholder servicing fee.
•NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.
Please refer to “Net Asset Value Calculation and Valuation Guidelines” in the prospectus for the Current Offering (as defined below) for further details on how our NAV is determined.
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Our total NAV presented in the following tables includes the NAV of our Class S, Class I, Class T, Class D, and Class C shares, as well as the partnership interests of BREIT OP held by parties other than the Company. The following table provides a breakdown of the major components of our NAV as of June 30, 2025 ($ and shares/units in thousands):

Components of NAV	June 30, 2025
Investments in real estate(1)	$99,569,813
Investments in real estate debt	6,233,333
Investments in unconsolidated entities(2)	14,327,349
Cash and cash equivalents	2,065,597
Restricted cash	812,075
Other assets	3,152,231
Mortgage loans, term loans, and revolving credit facilities, net	(60,539,739)
Secured financings of investments in real estate debt	(3,585,679)
Subscriptions received in advance	(124,336)
Other liabilities	(2,508,054)
Accrued performance participation allocation	(88,824)
Management fee payable	(55,634)
Accrued stockholder servicing fees(3)	(13,080)
Non-controlling interests in joint ventures	(6,191,709)
Net Asset Value	$53,053,343
Number of outstanding shares/units(4)	3,848,160

(1)Investments in real estate reflects the entire value of our consolidated real estate properties, including the $88.2 billion allocable to us and $11.4 billion allocable to third party joint venture interests in such investments as of June 30, 2025.
(2)Investments in unconsolidated entities reflects the value of our net equity investment in entities we do not consolidate. As of June 30, 2025, our allocable share of the gross real estate asset value held by such entities was $32.0 billion.
(3)Stockholder servicing fees only apply to Class S, Class T, and Class D shares. For purposes of NAV, we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. Under GAAP, we accrue the full cost of the stockholder servicing fee as an offering cost at the time we sell Class S, Class T and Class D shares. As of June 30, 2025, the Company has accrued under GAAP $0.8 billion of stockholder servicing fees payable to Blackstone Securities Partners L.P., the dealer manager and a registered broker-dealer affiliated with the Adviser (the “Dealer Manager”) related to the Class S, Class T and Class D shares sold. The Dealer Manager does not retain any of these fees, all of which are retained by, or re-allowed (paid), to participating broker-dealers.
(4)As of June 30, 2025, no Class F shares were outstanding.
The following table provides a breakdown of our total NAV and NAV per share/unit by class as of June 30, 2025 ($ and shares/units in thousands, except per share/unit data):

Per Share	Class S Shares	Class I Shares	Class T Shares	Class D Shares	Class C Shares	Third Party Operating Partnership (1)	Total
Net asset value	$17,606,364	$29,026,172	$515,701	$1,790,353	$47,378	$4,067,375	$53,053,343
Number of outstanding shares/units(2)	1,276,460	2,103,003	38,023	132,923	3,062	294,689	3,848,160
NAV Per Share/Unit as of June 30, 2025	$13.7931	$13.8022	$13.5629	$13.4691	$15.4749	$13.8022
(1)Includes the partnership interests of BREIT OP held by BREIT Special Limited Partner, Class B unitholders, and other BREIT OP interests held by parties other than the Company.
(2)As of June 30, 2025, no Class F shares were outstanding.
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The following table details the weighted average discount rate and exit capitalization rate by property type, which are the key assumptions used in the discounted cash flow valuations as of June 30, 2025:

Property Type	Discount Rate	Exit Capitalization Rate
Rental Housing	7.3%	5.4%
Industrial	7.5%	5.6%
Net Lease	6.8%	5.6%
Hospitality	10.8%	9.1%
Data Centers	7.8%	6.1%
Self Storage	8.3%	6.5%
Office	7.8%	5.6%
Retail	7.9%	6.4%
These assumptions are determined by our Adviser, and reviewed by our independent valuation advisor. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all else equal, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Rental Housing Investment Values	Industrial Investment Values	Net Lease Investment Values	Hospitality Investment Values	Data Center Investment Values	Self Storage Investment Values	Office Investment Values	Retail Investment Values
Discount Rate	0.25% decrease	+1.8%	+2.0%	+1.8%	+1.7%	+0.7%	+1.8%	+1.9%	+1.9%
(weighted average)	0.25% increase	(1.8)%	(1.9)%	(1.8)%	(1.7)%	(0.5)%	(1.7)%	(1.8)%	(1.7)%
Exit Capitalization Rate	0.25% decrease	+2.9%	+3.4%	+2.7%	+1.5%	+0.8%	+2.2%	+3.2%	+2.4%
(weighted average)	0.25% increase	(2.7)%	(3.1)%	(2.5)%	(1.4)%	(0.7)%	(2.1)%	(2.9)%	(2.3)%
The following table reconciles stockholders’ equity and BREIT OP partners’ capital per our Condensed Consolidated Balance Sheets to our NAV ($ in thousands):

June 30, 2025
Stockholders’ equity	$21,761,336
Non-controlling interests attributable to BREIT OP	3,284,138
Redeemable non-controlling interest	62,475
Total BREIT stockholders’ equity and BREIT OP partners’ capital under GAAP	25,107,949
Adjustments:
Accrued stockholder servicing fees	824,875
Accrued affiliated service provider incentive compensation awards	(46,141)
Accumulated depreciation and amortization under GAAP	14,560,066
Unrealized net real estate and real estate debt appreciation	12,606,594
NAV	$53,053,343
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The following details the adjustments to reconcile total GAAP stockholders’ equity of BREIT and partners’ capital of BREIT OP to our NAV:
–Accrued stockholder servicing fees represent the accrual for the cost of the stockholder servicing fees for Class S, Class T, and Class D shares. Under GAAP, we accrued the full cost of the stockholder servicing fees payable over the life of each share (assuming such share remains outstanding the length of time required to pay the maximum stockholder servicing fee) as an offering cost at the time we sold the Class S, Class T, and Class D shares. Refer to Note 10 to our condensed consolidated financial statements for further details of the GAAP treatment regarding the stockholder servicing fees. For purposes of calculating NAV, we recognize the stockholder servicing fees as a reduction to NAV on a monthly basis when such fees are paid.
–Under GAAP, the affiliated incentive compensation awards are valued as of grant date and compensation expense is recognized over the service period on a straight-line basis with an offset to equity, resulting in no impact to Stockholders’ Equity. For purposes of calculating NAV, we value the awards based on performance in the applicable period and deduct such value from NAV.
–We depreciate our investments in real estate and amortize certain other assets and liabilities in accordance with GAAP. Such depreciation and amortization is not recorded for purposes of calculating our NAV.
–Our investments in real estate are presented at their depreciated cost basis in our consolidated GAAP condensed financial statements. Additionally, Debt is presented at its amortized cost basis in our condensed consolidated GAAP financial statements. As such, any increases or decreases in the fair market value of our investments in real estate or our Debt are not included in our GAAP results. For purposes of calculating our NAV, our investments in real estate and our Debt are recorded at fair value.

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Distributions
Beginning in March 2017, we have declared monthly distributions for each class of our common stock and OP units, which are generally paid 20 days after month-end. We have paid distributions consecutively each month since that time. Each class of our common stock and OP units received the same aggregate gross distribution of $0.3289 per share/unit for the six months ended June 30, 2025. Class C shares currently have no distribution amount presented as the class is generally an accumulating share class whereby its share of income will accrete into its NAV. As of June 30, 2025, there were no Class F shares outstanding. The net distribution varies for each class based on the applicable stockholder servicing fee, which is deducted from the monthly distribution per share/unit and paid directly to the applicable distributor.
The following table details the total net distribution for each of our share classes and OP units for the six months ended June 30, 2025:

Record Date	Class S Shares	Class I Shares	Class T Shares	Class D Shares	OP Units
January 31, 2025	$0.0451	$0.0551	$0.0453	$0.0522	$0.0551
February 28, 2025	0.0451	0.0541	0.0452	0.0515	0.0541
March 31, 2025	0.0451	0.0551	0.0453	0.0522	0.0551
April 30, 2025	0.0451	0.0547	0.0452	0.0519	0.0547
May 31, 2025	0.0451	0.0551	0.0453	0.0522	0.0551
June 30, 2025	0.0451	0.0548	0.0453	0.0520	0.0548
Total	$0.2706	$0.3289	$0.2716	$0.3120	$0.3289
The following table summarizes our distributions declared during the six months ended June 30, 2025 and 2024 ($ in thousands):

	Six Months Ended June 30, 2025		Six Months Ended June 30, 2024
	Amount	Percentage	Amount	Percentage
Distributions
Payable in cash	$600,519	50%	$660,596	52%
Reinvested in shares	590,628	50%	616,838	48%
Total distributions(1)	$1,191,147	100%	$1,277,434	100%
Sources of Distributions
Cash flows from operating activities(2)	$1,181,577	99%	$1,277,434	100%
Net gains from investment realizations(3)	9,570	1%	—	—%
Indebtedness	—	—%	—	—%
Total sources of distributions	$1,191,147	100%	$1,277,434	100%

Cash flows from operating activities	$1,181,577		$1,152,317
Net gains from investment realizations(3)	$244,213		$60,336
Funds from Operations(4)	$(945,588)		$1,045,072
Adjusted Funds from Operations(4)	$658,908		$841,638
Funds Available for Distribution(4)	$627,659		$740,972
(1)Excludes cash paid to third party joint venture partners classified as non-controlling interest under GAAP.
(2)Our inception to date cash flows from operating activities, along with inception to date net gains from investment realizations, have funded 100% of our distributions to BREIT stockholders and OP unitholders through June 30, 2025.
(3)Year-to-date net gains from investment realizations includes (i) net gains and losses on dispositions of real estate, (ii) net realized gains and losses on sale of investments in real estate debt and equity securities, and (iii) impairments of investments in real estate, which amounts are not included in cash flows from operating activities.
(4)Reflects amounts allocable to BREIT stockholders and OP unitholders. See “Funds from Operations, Adjusted Funds from Operations and Funds Available for Distribution” below for descriptions of FFO, AFFO, and FAD, for reconciliations of these items to GAAP net loss attributable to BREIT stockholders and OP unitholders, and for considerations on how to review these metrics.

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Liquidity and Capital Resources
Liquidity

We believe we have sufficient liquidity to operate our business, with $6.4 billion of liquidity as of August 12, 2025. When we refer to our liquidity, this includes amounts available under our undrawn revolving credit facilities of $4.8 billion as well as unrestricted cash and cash equivalents of $1.6 billion. We also expect $0.3 billion of proceeds from dispositions under contract where we have received a non-refundable deposit as of August 12, 2025. We also generate incremental liquidity through our operating cash flows, which were $1.2 billion for the six months ended June 30, 2025. We may also generate incremental liquidity through the sale of our real estate debt investments, which were carried at their estimated fair value of $6.2 billion as of June 30, 2025.

In addition, we remain moderately leveraged (49% as of June 30, 2025) and can generate additional liquidity through incurring additional indebtedness secured by our real estate and real estate debt investments, unsecured financings, and other forms of indebtedness. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and debt-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in our settled real estate debt investments. Indebtedness incurred (i) in connection with funding a deposit in advance of the closing of an investment or (ii) as other working capital advances will not be included as part of the calculation above. Our leverage ratio would be higher if the indebtedness on our real estate debt investments and pro rata share of debt within our unconsolidated investments were taken into account.
In addition to our current liquidity, we obtain incremental liquidity through the sale of shares of our common stock in our continuous public offering and private offerings, and units of BREIT OP, from which we have received cumulative net proceeds of $78.3 billion as of August 12, 2025.
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Capital Resources
As of June 30, 2025, our indebtedness included loans secured by our properties, secured financings of our investments in real estate debt, and unsecured revolving credit facilities and term loans.
The following table is a summary of our indebtedness as of June 30, 2025 ($ in thousands):

	June 30, 2025			Principal Balance as of
Indebtedness	Weighted Average Interest Rate(1)	Weighted Average Maturity Date(2)	Maximum Facility Size	June 30, 2025	December 31, 2024
Fixed rate loans secured by our properties:
Fixed rate mortgages(3)	3.8%	3/23/2030	N/A	$20,980,896	$21,645,080
Variable rate loans secured by our properties:
Variable rate mortgages and term loans	+2.3%	5/22/2028	N/A	32,907,515	32,006,218
Variable rate secured revolving credit facilities	+1.9%	4/17/2028	$3,490,870	2,878,088	3,490,870
Variable rate warehouse facilities(4)	+2.1%	7/17/2028	$2,785,986	1,893,431	1,929,037
Total variable rate loans	+2.3%	5/22/2028		37,679,034	37,426,125
Total loans secured by our properties	5.5%	1/17/2029		58,659,930	59,071,205

Secured financings of investments in real estate debt:
Secured financings of investments in real estate debt	+1.6%	8/19/2026	N/A	3,585,679	3,624,698

Unsecured loans:
Unsecured term loans	+2.5%	10/28/2028	N/A	1,201,923	1,126,923
Unsecured variable rate revolving credit facilities	+2.5%	8/14/2028	$6,098,077	1,445,000	1,375,000
Affiliate revolving credit facility	+2.5%	1/24/2026	75,000	—	—
Total unsecured loans			$6,173,077	2,646,923	2,501,923

Total indebtedness				$64,892,532	$65,197,826

(1)“+” refers to the relevant floating benchmark rates, primarily SOFR and similar indices for non-USD facilities, as applicable to each loan or secured financing. As of June 30, 2025, we had outstanding interest rate swaps with an aggregate notional balance of $32.8 billion and interest rate caps with an aggregate notional balance of $22.1 billion that mitigate our exposure to potential future interest rate increases under our floating-rate debt.
(2)Weighted average maturity assumes maximum maturity date, including any extensions, where the Company, at its sole discretion, has one or more extension options.
(3)Includes $246.4 million and $261.6 million of loans related to investments in affordable housing properties as of June 30, 2025 and December 31, 2024, respectively. Such loans are generally from municipalities, housing authorities, and other third parties administered through government sponsored affordable housing programs. Certain of these loans may be forgiven if specific affordable housing conditions are maintained.
(4)Additional borrowings under the Company's variable rate warehouse facilities require additional collateral, which are subject to lender approval.

The table above excludes consolidated senior CMBS positions owned by third parties, which are reflected in our condensed consolidated GAAP balance sheets, as these liabilities are non-recourse to us and can only be satisfied by repayment of the collateral loans underlying such securitizations.
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The following table is a summary of the impact of derivatives on our weighted average interest rate as of June 30, 2025:

June 30, 2025
Weighted average interest rate of loans secured by our properties	5.5%
Impact of interest rate swaps, caps and other derivatives	(1.4)%
Net weighted average interest rate of loans secured by our properties	4.1%
We registered with the Securities and Exchange Commission (the “SEC”), an offering of up to $60.0 billion in shares of common stock, consisting of up to $48.0 billion in shares in our primary offering and up to $12.0 billion in shares pursuant to our distribution reinvestment plan, which we began using to offer shares of our common stock in March 2022 (the “Current Offering”).

As of August 13, 2025, we have received cumulative net proceeds of $17.8 billion from selling an aggregate of 1.2 billion shares of our common stock in the Current Offering, including shares converted from operating partnership units by the Special Limited Partner (consisting of 460.9 million Class S shares, 599.2 million Class I shares, 22.7 million Class T shares, and 134.1 million Class D shares).
Public Offerings
We registered a new offering with the SEC of up to $60.0 billion in shares of our common stock, consisting of up to $48.0 billion in any combination of Class S-2, Class T-2, Class D-2 and Class I shares in our primary offering and up to $12.0 billion in any combination of Class S-2, Class T-2, Class D-2, Class I, Class S, Class T and Class D shares pursuant to our distribution reinvestment plan, which was declared effective on August 5, 2025. The prior offering was terminated concurrently with the effectiveness of the new offering. As of August 13, 2025, no shares have yet to be issued under the new offering.
Capital Uses
During periods when we are selling more shares than we are repurchasing, we primarily use our capital to acquire our investments, which we also fund with other capital resources. During periods when we are repurchasing more shares than we are selling, we primarily use our capital to fund repurchases. For the six months ended June 30, 2025, we fulfilled $3.6 billion of repurchases requested, including all repurchase requests received for the six months ended June 30, 2025. We continue to believe that our current liquidity position is sufficient to meet the needs of our business.
In addition, we may have other funding obligations, which we expect to satisfy with the cash flows generated from our investments and our capital resources described above. Such obligations may include distributions to our stockholders, operating expenses, capital expenditures, repayment of indebtedness, and debt service on our outstanding indebtedness. Our operating expenses include, among other things, the management fee we pay to the Adviser and the performance participation allocation that BREIT OP pays to the Special Limited Partner, both of which will impact our liquidity to the extent the Adviser or the Special Limited Partner elects to receive such payments in cash, or subsequently redeem shares or OP units previously issued to them. To date, the Adviser and the Special Limited Partner have both always elected to be paid in a combination of shares and OP units, resulting in a non-cash expense.
Cash Flows
The following table provides a breakdown of the net change in our cash and cash equivalents and restricted cash ($ in thousands):

	Six Months Ended June 30,
	2025	2024
Cash flows provided by operating activities	$1,181,577	$1,152,317
Cash flows provided by investing activities	4,456,795	3,782,616
Cash flows used in financing activities	(5,554,390)	(5,041,471)
Net increase in cash and cash equivalents and restricted cash	$83,982	$(106,538)
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There were no material changes in cash flows provided by operating activities for the six months ended June 30, 2025, compared to the six months ended June 30, 2024.
Cash flows provided by investing activities increased $0.7 billion during the six months ended June 30, 2025 compared to the six months ended June 30, 2024. The increase was primarily due to (i) an increase of $0.9 billion in proceeds received from dispositions of real estate and (ii) an increase of $1.8 billion in repayments of real estate loans held by consolidated securitization vehicles. This was offset by (i) a decrease of $1.0 billion in proceeds from sales and repayments of investments in real estate debt (ii) a decrease of $0.7 billion in dispositions of and return of capital from unconsolidated entities and (iii) an increase of $0.2 billion in investments in unconsolidated entities.
Cash flows used in financing activities increased $0.5 billion for the six months ended June 30, 2025, compared to the six months ended June 30, 2024. The increase was primarily due to (i) a net decrease in new borrowings of $1.7 billion and (ii) an increase of $1.6 billion in repayments of senior obligations of consolidated securitization vehicles. This was offset by (i) a decrease of $2.4 billion in repurchases of common stock, (ii) an increase of $0.2 billion in contributions from non‑controlling interests, (iii) a decrease of $0.1 billion in distributions to and redemptions of non-controlling interests, and (iv) an increase of $0.1 billion in proceeds from issuance of common stock.
Recent Accounting Pronouncements
See Note 2 — “Summary of Significant Accounting Policies” to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a discussion concerning recent accounting pronouncements.
Critical Accounting Estimates
Our discussion and analysis of our financial condition and results of operations is based upon our condensed consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of the financial statements in accordance with GAAP involve significant judgments and assumptions and require estimates about matters that are inherently uncertain. There have been no material changes to our Critical Accounting Policies, including significant accounting policies that we believe are the most affected by our judgments, estimates, and assumptions, which are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
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ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Interest Rate Risk
We are exposed to interest rate risk with respect to our variable rate indebtedness such that an increase in interest rates would result in higher net interest expense. We seek to manage our exposure to interest rate risk by utilizing a mix of fixed and floating rate financings with staggered maturities, and through interest rate hedging agreements to fix or cap a majority of our variable rate debt. As of June 30, 2025, the outstanding principal balance of our variable rate indebtedness was $43.9 billion and consisted of mortgage loans, secured and unsecured term loans, secured and unsecured revolving credit facilities, and secured financings on investments in real estate debt.
Certain of our mortgage loans, secured and unsecured term loans, secured and unsecured revolving credit facilities, and secured financings are variable rate and indexed primarily to SOFR and similar indices for non-USD facilities, and other similar benchmark rates (collectively, the “Reference Rates”). We have executed interest rate swaps with an aggregate net notional amount of $32.8 billion and interest rate caps with an aggregate net notional balance of $22.1 billion as of June 30, 2025 to hedge the risk of increasing interest rates. For the three and six months ended June 30, 2025, an increase of 25 basis points in each of the Reference Rates would have resulted in increased interest expense of $10.6 million and $21.2 million, respectively, net of the impact of our interest rate swaps and caps. Our exposure to interest rate risk may vary in future periods as the amount and terms of our interest rate hedging agreements change over time as we implement our hedging program. See “Part I. Item 1A. Risk Factors — Risks Related to Investments in Real Estate Debt — We utilize derivatives, which involve numerous risks” and “Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition” and “Part I. Item 1A. Risk Factors — General Risk Factors — We will face risks associated with hedging transactions” for more information on risks associated with our use of derivatives and hedging transactions of our Annual Report on Form 10-K for the year ended December 31, 2024 for more information.

Investments in Real Estate Debt
As of June 30, 2025, we held $6.2 billion of investments in real estate debt, which excludes the impact of consolidating the underlying loans that serve as collateral for certain securitizations on our Condensed Consolidated Balance Sheets. Our investments in real estate debt are primarily floating-rate and indexed to the Reference Rates, and as such, exposed to interest rate risk. Our net income will increase or decrease depending on interest rate movements. While we cannot predict factors that may or may not affect interest rates, a decrease of 25 basis points in the Reference Rates would have resulted in a decrease to income from investments in real estate debt of $3.1 million and $6.2 million for the three and six months ended June 30, 2025, respectively.
We may also be exposed to market risk with respect to our investments in real estate debt due to changes in the fair value of our investments. We seek to manage our exposure to market risk with respect to our investments in real estate debt by making investments in real estate debt backed by different types of collateral and varying credit ratings. The fair value of our investments may fluctuate, therefore the amount we will realize upon any sale of our investments in real estate debt is unknown.
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ITEM 4. CONTROLS AND PROCEDURES
Evaluation of Disclosure Controls and Procedures
The Company maintains disclosure controls and procedures (as that term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed in the Company’s reports under the Exchange Act is recorded, processed, and summarized and reported within the time periods specified in SEC rules and forms, and that such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosures. Any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. An evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of the end of the period covered by this report was made under the supervision and with the participation of the Company’s management, including the Company’s principal executive officer and principal financial officer. Based upon this evaluation, the Company’s principal executive officer and chief financial officer have concluded that the Company’s disclosure controls and procedures (a) are effective to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is timely recorded, processed, summarized and reported and (b) include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.
Changes in Internal Control over Financial Reporting
There have been no changes in the Company’s “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that occurred during the most recent quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

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PART II. OTHER INFORMATION
ITEM 1. LEGAL PROCEEDINGS
From time to time, we may be involved in various claims and legal actions arising in the ordinary course of business. As of June 30, 2025, we were not involved in any material legal proceedings.
ITEM  1A. RISK FACTORS
For information regarding factors that could affect our results of operations, financial condition and liquidity, see the risk factors discussed in Part I, Item 1A. There have been no material changes to the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024.

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ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS
Unregistered Sales of Equity Securities
During the six months ended June 30, 2025, we issued equity securities that were not registered under the Securities Act. As described in Note 10 to our condensed consolidated financial statements, the Adviser is entitled to an annual management fee payable monthly in cash, shares of common stock, or BREIT OP units, in each case at the Adviser’s election. For the three months ended June 30, 2025, the Adviser elected to receive its management fee in Class B units of BREIT OP, and we issued 12.1 million Class B units of BREIT OP to the Adviser in satisfaction of the 2025 management fee through May 2025. Additionally, we issued 4.0 million Class B units of BREIT OP to the Adviser in July 2025 in satisfaction of the June 2025 management fee.
We have also sold Class I and Class C shares to feeder vehicles created primarily to hold Class I and Class C shares and offer indirect interests in such shares to non-U.S. persons. During the three months ended June 30, 2025, we received $129.6 million from selling 9.4 million unregistered Class I and Class C shares to such vehicles. Each of the foregoing transactions was exempt from the registration provisions of the Securities Act, by virtue of Section 4(a)(2) and/or Regulation D or Regulation S promulgated thereunder.
Share Repurchases
Under our Share Repurchase Plan, to the extent we choose to repurchase shares in any particular month, we will only repurchase shares as of the opening of the last calendar day of that month (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date (which will generally be equal to our prior month’s NAV per share), except that shares that have not been outstanding for at least one year will be repurchased at 98% of the transaction price (the “Early Repurchase Deduction”) subject to certain limited exceptions. Settlements of share repurchases will generally be made within three business days of the Repurchase Date. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan.
The aggregate NAV of total repurchases of Class S shares, Class I shares, Class T shares, Class D shares, Class C and Class F shares (including repurchases at certain non-U.S. investor access funds primarily created to hold shares of the Company, but excluding any Early Repurchase Deduction applicable to the repurchased shares) is limited to no more than 2% of our aggregate NAV per month (measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV attributable to stockholders as of the end of the immediately preceding three months). For the avoidance of doubt, both of these limits are assessed during each month in a calendar quarter. We have in the past received, and may in the future receive, repurchase requests that exceed the limits under our Share Repurchase Plan, and we have in the past repurchased less than the full amount of shares requested, resulting in the repurchase of shares on a pro rata basis. For the six months ended June 30, 2025, we fulfilled $3.6 billion of share and unit repurchases requested, including all repurchase requests received for the six months ended June 30, 2025.
Should repurchase requests, in our board of directors’ judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should our board of directors otherwise determine that investing our liquid assets in real properties or other investments rather than repurchasing our shares is in the best interests of the Company as a whole, our board of directors may determine to repurchase fewer shares than have been requested to be repurchased (including relative to the 2% monthly limit and 5% quarterly limit under our Share Repurchase Plan), or none at all. Further, our board of directors has in the past made exceptions to the limitations in our Share Repurchase Plan and may in the future, in certain circumstances, make exceptions to such repurchase limitations (or repurchase fewer shares than such repurchase limitations), or modify or suspend our Share Repurchase Plan if, in its reasonable judgement, it deems such action to be in our best interest and the best interest of our stockholders. In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis after we have repurchased all shares for which repurchase has been requested due to death, disability or divorce and other limited exceptions. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the Share Repurchase Plan, as applicable.
If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests.
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During the three months ended June 30, 2025, we repurchased shares of our common stock in the following amounts:

Month of:	Total Number of Shares Repurchased	Average Price Paid per Share	Total Number of Shares Repurchased as Part of Publicly Announced Plans or Programs	Repurchases as a Percentage of NAV(1)	Maximum Number of Shares Pending Repurchase Pursuant to Publicly Announced Plans or Program(2)
April 2025	45,429,621	$13.79	45,429,621	1.3%	—
May 2025	28,446,928	$13.75	28,446,928	0.8%	—
June 2025	31,859,523	$13.78	31,859,523	0.9%	—
Total	105,736,072	$13.78	105,736,072	3.0%	—
(1)Represents aggregate NAV of the shares repurchased under our Share Repurchase Plan over aggregate NAV of all shares outstanding, in each case, based on the NAV as of the last calendar day of the prior month.
(2)All repurchase requests under our share repurchase plan were satisfied.

The Special Limited Partner continues to hold 4,527,527 Class I units in BREIT OP. The redemption of Class I units and Class B units and shares held by the Adviser acquired as payment of the Adviser’s management fee are not subject to our Share Repurchase Plan.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES
None.
ITEM 4. MINE SAFETY DISCLOSURES
Not applicable.
ITEM  5. OTHER INFORMATION
None.
ITEM 6.    EXHIBITS

Exhibit Number	Exhibit Description
3.1	Second Articles of Amendment and Restatement of the Company (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 27, 2017 and incorporated herein by reference)

3.2
Articles of Amendment of Blackstone Real Estate Income Trust, Inc., dated August 15, 2019 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 16, 2019 and incorporated herein by reference)

3.3
Articles of Amendment of Blackstone Real Estate Income Trust, Inc., dated March 27, 2020 (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 15, 2020 and incorporated herein by reference)

3.4
Articles of Amendment of Blackstone Real Estate Income Trust, Inc., dated December 30, 2022 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 6, 2023 and incorporated herein by reference)

3.5
Articles Supplementary Designating Class C Common Stock of Blackstone Real Estate Income Trust, Inc., dated December 30, 2022 (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on January 6, 2023 and incorporated herein by reference)

3.6
Articles of Amendment of Blackstone Real Estate Income Trust, Inc., dated May 12, 2023 (filed as Exhibit 3.2 to the Registrant’s Post-Effective Amendment No. 7 to its Registration Statement on Form S-11 filed on May 15, 2023 and incorporated herein by reference)

3.7
Certificate of Correction of Articles of Amendment of Blackstone Real Estate Income Trust, Inc., dated May 11, 2023 (filed as Exhibit 3.1 to the Registrant’s Post-Effective Amendment No. 7 to its Registration Statement on Form S-11 filed on May 15, 2023 and incorporated herein by reference)

3.8
Articles Supplementary of Blackstone Real Estate Income Trust, Inc., dated May 12, 2023 (filed as Exhibit 3.3 to the Registrant’s Post-Effective Amendment No. 7 to its Registration Statement on Form S-11 filed on May 15, 2023 and incorporated herein by reference)

88

3.9
Articles of Amendment of Blackstone Real Estate Income Trust, Inc., dated July 18, 2025 (filed as Exhibit 3.10 to the Registrant’s Registration Statement on Form S-11 filed on July 18, 2025 and incorporated herein by reference)

3.10
Articles Supplementary of Blackstone Real Estate Income Trust, Inc., dated July 18, 2025 (filed as Exhibit 3.11 to the Registrant’s Registration Statement on Form S-11 filed on July 18, 2025 and incorporated herein by reference)

3.11
Amended and Restated Bylaws of Blackstone Real Estate Income Trust, Inc. (filed as Exhibit 3.2 to Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11 filed on August 30, 2016 and incorporated herein by reference).

4.1	Share Repurchase Plan, effective as of July 18, 2025 (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 filed on July 18, 2025 and incorporated herein by reference)

4.2
Second Amended and Restated Distribution Reinvestment Plan, dated July 18, 2025 (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-11 filed on July 18, 2025 and incorporated herein by reference)

10.1
Fifth Amended and Restated Advisory Agreement, dated July 18, 2025 (filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-11 filed on July 18, 2025 and incorporated herein by reference)

10.2
Fifth Amended and Restated Limited Partnership Agreement, dated July 18, 2025 (filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-11 filed on July 18, 2025 and incorporated herein by reference)

10.3
Second Amended and Restated Dealer Manager Agreement, dated July 18, 2025 (filed as Exhibit 1.1 to the Registrant's Registration Statement on Form S-11 filed on July 18, 2025 and incorporated herein by reference)

10.4	Form of Selected Dealer Agreement (filed as Exhibit 1.2 to the Registrant’s Registration Statement on Form S-11 filed on July 18, 2025 and incorporated herein by reference)

31.1	Certification of Principal Executive Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Principal Financial Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Principal Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Principal Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

The agreements and other documents filed as exhibits to this report are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by us in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

August 13, 2025	/s/ Robert Harper
Date	Robert Harper
Interim Chief Executive Officer and Co-President
(Principal Executive Officer)

August 13, 2025	/s/ Anthony F. Marone, Jr.
Date	Anthony F. Marone, Jr.
Chief Financial Officer and Treasurer
(Principal Financial Officer)

August 13, 2025	/s/ Paul Kolodziej
Date	Paul Kolodziej
Deputy Chief Financial Officer
(Principal Accounting Officer)
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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-280059

Blackstone Real Estate Income Trust, Inc.
Maximum Offering of $60,000,000,000

Blackstone Real Estate Income Trust, Inc. invests primarily in stabilized, income-generating commercial real estate in the United States. We are externally managed by our adviser, BX REIT Advisors L.L.C. (the “Adviser”). The Adviser is part of the real estate group of Blackstone Inc. (together with its affiliates, “Blackstone”), a leading global investment manager, which serves as our sponsor (“Blackstone Real Estate”). Our objective is to bring Blackstone’s leading institutional-quality real estate investment platform to income-focused investors. We conduct our operations as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
We are offering on a continuous basis up to $60,000,000,000 in shares of our common stock, par value $0.01 per share, consisting of up to $48,000,000,000 in shares in our primary offering and up to $12,000,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of four classes of shares of our common stock, Class T-2 shares, Class S-2 shares, Class D-2 shares and Class I shares in our primary offering and any combination of seven classes of shares of our common stock, Class T-2 shares, Class S-2 shares, Class D-2 shares, Class I shares, Class T shares, Class S shares and Class D shares pursuant to our distribution reinvestment plan. For the avoidance of doubt, Class T shares, Class S shares and Class D shares are only available to existing holders of such classes pursuant to our distribution reinvestment plan. The share classes have different upfront selling commissions and dealer manager fees, and different ongoing stockholder servicing fees. The purchase price per share for each class of common stock will vary and will generally equal our prior month’s net asset value (“NAV”) per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. This is a “best efforts” offering, which means that Blackstone Securities Partners L.P., the dealer manager for this offering, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 38 for risks to consider before buying our shares, including:

•Since there is no public trading market for our common stock, repurchase of shares by us is generally the only way to dispose of your shares. Our share repurchase plan, which is approved and administered by our board of directors, provides stockholders with the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and our board of directors may determine to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in its discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions that have in the past been, and may in the future be, exceeded, resulting in our repurchase of shares on a pro rata basis. Further, our board of directors has in the past made exceptions to the limitations in our share repurchase plan and may in the future, in certain circumstances, make exceptions to such repurchase limitations (or repurchase fewer shares than such repurchase limitations), or modify or suspend our share repurchase plan. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.
•Distributions are not guaranteed and may be funded from sources other than cash flow from operations, including, without limitation, borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses. We have no limits on the amounts we may fund from such sources.

•The purchase and repurchase price for shares of our common stock are generally based on our prior month’s NAV (subject to material changes as described above) and are not based on any public trading market. While there will be annual appraisals of our properties performed by independent third-party appraisal firms, the appraisal of properties is inherently subjective, and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.
•We are dependent on the Adviser to conduct our operations, as well as the persons and firms the Adviser retains to provide services on our behalf. The Adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other Blackstone Accounts (as defined herein), the allocation of time of its investment professionals and the substantial fees that we will pay to the Adviser.
•There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”
•We intend to continue to qualify as a REIT for U.S. federal income tax purposes. However, if we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.
•We do not own the Blackstone name, but we are permitted to use it as part of our corporate name pursuant to a trademark license agreement with an affiliate of Blackstone. Use of the name by other parties or the termination of our trademark license agreement may harm our business.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Securities regulators have not passed upon whether this offering can be sold in compliance with existing or future suitability or conduct standards, including the “Regulation Best Interest” standard, to any or all purchasers.
The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering inconsistent with those that appear in this prospectus.

	Price to the Public(1)	Upfront Selling Commissions(2)	Dealer Manager Fees(2)	Proceeds to Us, Before Expenses(3)
Maximum Offering(4)	$48,000,000,000	$708,617,120	$11,594,203	$47,279,788,677
Class T-2 Shares, per Share	14.0376	0.4069	0.0678	13.5629
Class S-2 Shares, per Share	14.2759	0.4828	—	13.7931
Class D-2 Shares, per Share	13.6711	0.2020	—	13.4691
Class I Shares, per Share	13.8022	—	—	13.8022
Maximum Distribution Reinvestment Plan	$12,000,000,000	—	—	$12,000,000,000
_________________
(1)The price per share shown for each of our classes of shares is the August 1, 2025 transaction price, which is equal to such class’s NAV as of June 30, 2025, plus applicable upfront selling commissions and dealer manager fees. The initial purchase price of Class T-2, Class S-2 and Class D-2 shares of common stock will be based on the NAV per share of our Class T, Class S and Class D shares, respectively. Thereafter, shares of each class will be issued on a monthly basis at a price per share generally equal to the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. The transaction price is the then-current offering price per share before applicable selling commissions and dealer manager fees and is generally the prior month’s NAV per share for such class.
(2)The table assumes that all shares are sold in the primary offering, with 5% of the gross offering proceeds from the sale of Class T-2 shares, 35% of the gross offering proceeds from the sale of Class S-2 shares, 10% of the gross offering proceeds from the sale of Class D-2 shares and 50% from the sale of Class I shares, which are estimated based on the proportion of Class T, Class S, Class D, and Class I shares issued to date in our public offerings. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class T-2 shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price, however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. For Class S-2 shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.5% of the transaction price. For Class D-2 shares sold in the primary offering, investors may pay upfront selling commissions of up to 1.5% of the transaction price. We will also pay the following selling commissions over time as stockholder servicing fees to the dealer manager, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation: (a) for Class T-2 and Class T shares only, a representative stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T-2 and Class T shares, however, with respect to Class T-2 and Class T shares sold through certain participating broker-dealers, the representative stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S-2 and Class S shares only, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the Class S-2 and Class S shares and (c) for Class D-2 and Class D shares only, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the Class D-2 and Class D shares, as applicable, in each case, payable monthly. No stockholder servicing fees will be paid with respect to the Class I shares. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will also pay or reimburse certain organization and offering expenses, including, subject to FINRA limitations on underwriting compensation, certain wholesaling expenses. See “Plan of Distribution,” “Estimated Use of Proceeds” and “Compensation.”
(3)Proceeds are calculated before deducting stockholder servicing fees or organization and offering expenses payable by us, which are paid over time.
(4)We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.
The date of this prospectus is August 5, 2025

SUITABILITY STANDARDS
Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares repurchased through our share repurchase plan, although we are not obligated to repurchase any shares and our board of directors may determine to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in its discretion. You should not buy shares of our common stock if you need to sell them in the near future. The minimum initial investment in shares of our common stock that we will accept for shares of our Class T-2, Class S-2 or Class D-2 common stock is $2,500. The minimum initial investment in shares of our common stock that we will accept for shares of our Class I common stock is $1,000,000, unless waived by the dealer manager.
In consideration of these factors, we require that a purchaser of shares of our common stock have either:
•a net worth of at least $250,000; or
•a gross annual income of at least $70,000 and a net worth of at least $70,000.
For purposes of determining whether you satisfy the standards above, your net worth is calculated excluding the value of your home, home furnishings and automobiles. For the purposes of these suitability standards, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in this offering may impose greater suitability standards than the minimum income and net worth standards described above and the state-specific suitability standards described below.
Alabama Investors. Purchasers residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.
Idaho Investors. Purchasers residing in Idaho must have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000.
Iowa Investors. Purchasers residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of their liquid net worth. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.
Kansas Investors. The Securities Commissioner of Kansas recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent of their liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
Kentucky Investors. Purchasers residing in Kentucky may not invest more than 10% of their liquid net worth in our shares or in any shares of our affiliated non-publicly traded REITs.
Maine Investors. The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.
Massachusetts Investors. Purchasers residing in Massachusetts are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. In addition, the total investment in us, our affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing
i

programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of an investor’s liquid net worth. For purposes of the Massachusetts suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.
Missouri Investors. In addition to the suitability standards set forth above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in Blackstone Real Estate Income Trust, Inc.
Nebraska Investors. Purchasers residing in Nebraska who do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, must limit their aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs to 10% of such investor’s net worth.
New Jersey Investors. Purchasers residing in New Jersey are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. In addition, the total investment in us, our affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of an investor’s liquid net worth. For purposes of New Jersey’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.
New Mexico Investors. Purchasers residing in New Mexico who are not “accredited investors” as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded real estate investment trusts.
North Dakota Investors. Purchasers residing in North Dakota must have a net worth of at least ten times their investment in us.
Ohio Investors. Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. The condition also does not apply to purchasers who meet the definition of an accredited investor as defined in rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.
Oregon Investors. In addition to general suitability standards, non-accredited Oregon investors may not invest more than 10% of their liquid net worth in us. For purposes of Oregon’s suitability standard, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings, and automobiles) minus total liabilities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph.
Pennsylvania Investors. Purchasers residing in Pennsylvania may not invest more than 10% of their net worth (exclusive of home, home furnishings, and automobiles) in us. The offer and sale of our common stock to persons in the Commonwealth of Pennsylvania is governed by Pennsylvania law.
Puerto Rico Investors. Purchasers residing in Puerto Rico may not invest more than 10% of their liquid net worth in us, our affiliates, and in other non-traded REITs. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.
Tennessee Investors. Purchasers residing in Tennessee who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not invest more than 10% of their net worth in us.

Vermont Investors. Purchasers residing in Vermont who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not purchase an amount of shares in this offering that exceeds 10% of the investors’ liquid net worth. Vermont residents who are “accredited investors” as defined in 17 C.F.R. § 230.501 are not subject to the limitation described in this paragraph. For purposes of Vermont’s suitability standard, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.
In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.
The Securities and Exchange Commission (the “SEC”) adopted Regulation Best Interest, which establishes a new standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. When making such a recommendation, a broker-dealer and its associated persons must act in such customer’s best interest at the time the recommendation is made, without placing their financial or other interest ahead of the retail customer’s interests, and should consider reasonable alternatives in determining whether the broker dealer and its associated persons have a reasonable basis for making the recommendation. Broker-dealers are under a duty of care to evaluate other alternatives in the retail customer’s best interest and other alternatives may exist. For example, investments in listed entities may be reasonable alternatives to an investment in us and may be less costly and less complex with fewer and/or different risks; transactions for listed securities often involve nominal or no commissions. This standard is different than the quantitative suitability standards we require for an investment in our shares and enhances the broker-dealer standard of conduct beyond existing suitability obligations. Under Regulation Best Interest, high cost, high risk and complex products may be subject to greater scrutiny by broker-dealers and their salespersons. As Regulation Best Interest became effective on June 30, 2020, no administrative or case law currently exists under Regulation Best Interest and the full scope of its applicability is uncertain.
Under SEC rules, the broker-dealer must meet four component obligations:
•Disclosure Obligation: The broker-dealer must provide certain required disclosures before or at the time of the recommendation about the recommendation and the relationship between the broker-dealer and its retail customer. The disclosure includes a customer relationship summary on Form CRS. The broker-dealer’s disclosures are separate from the disclosures we provide to investors in this prospectus.
•Care Obligation: The broker-dealer must exercise reasonable diligence, care, and skill in making the recommendation.
•Conflict of Interest Obligation: The broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest.
•Compliance Obligation: The broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest.
Our sponsor and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, our sponsor and the dealer manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person placing shares on your behalf will rely on relevant information provided by you to determine that you:
•meet the minimum income and net worth standards established in your state;
•are in a financial position appropriate to enable you to realize the potential benefits described in the prospectus; and

•are able to bear the economic risk of the investment based on your overall financial situation.
Participating broker-dealers are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.
By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
The words “we,” “us,” “our,” “BREIT” and the “Company” refer to Blackstone Real Estate Income Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including BREIT Operating Partnership L.P. (the “Operating Partnership”), a Delaware limited partnership of which we are the general partner, unless the context requires otherwise.
Unless otherwise noted, numerical information relating to Blackstone and Blackstone Real Estate is approximate, is as of March 31, 2025, and includes activities of public and private portfolio companies owned by funds advised by Blackstone Real Estate.
Citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that do not relate to supporting the related statements made herein are not part of this prospectus and should not be relied upon.
Clarity of the text in this prospectus may be affected by the size of the screen on which it is displayed.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “identified” or other similar words or the negatives thereof. These may include our financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, future operations, repurchases, acquisitions, future performance and statements regarding identified but not yet closed acquisitions. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors also include but are not limited to those described under the section entitled “Risk Factors” in this prospectus and our annual report for the most recent fiscal year, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or our other filings). Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

PROSPECTUS SUMMARY
This prospectus summary highlights all material information contained elsewhere in this prospectus. This is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.
Q:    What is Blackstone Real Estate Income Trust, Inc.?
A:    We are a Maryland corporation formed on November 16, 2015. We are externally managed by our adviser, BX REIT Advisors L.L.C., a Delaware limited liability company. The Adviser is an affiliate of Blackstone Real Estate, our sponsor. As of March 31, 2025, on a GAAP basis, we had $112.9 billion of total assets, including $80.1 billion of real estate investments, $5.2 billion of real estate debt investments, and $6.0 billion of investments in unconsolidated entities.
Q:    Who is Blackstone?
A:    Blackstone is a leading global investment manager with total assets under management of $1 trillion. Blackstone’s alternative asset management businesses include investment vehicles focused on real estate, private equity, hedge fund solutions, credit, secondary funds, opportunistic, growth, infrastructure, insurance solutions and life sciences. Blackstone also provides capital markets services.
Blackstone Real Estate was founded in 1991 and is the world’s largest owner of commercial real estate,1 with $320 billion of investor capital under management as of March 31, 2025, representing approximately $594 billion of debt and equity as of March 31, 2025. Blackstone Real Estate operates as one globally integrated business with 843 real estate professionals globally as of March 31, 2025 and investments in North America, Europe, Asia and Latin America. In the United States, Blackstone Real Estate is one of the largest owners of rental housing, industrial, office, hospitality and retail assets. Our objective is to bring Blackstone’s leading institutional-quality real estate investment platform to income-focused investors. Consistent with an institutional fee structure, we do not pay any fees to the Adviser in connection with the acquisition, financing, development or disposition of our investments. Instead, we pay the Adviser a management fee equal to 1.25% of NAV per annum payable monthly and the Special Limited Partner a performance participation allocation equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined below) measured on a calendar year basis, made quarterly and accrued monthly, as detailed further in the “Compensation” section of this prospectus.
Pursuant to the advisory agreement between us and the Adviser (the “Advisory Agreement”), the Adviser is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. The Adviser is also responsible for oversight over our other service providers. See “Management—The Adviser and Blackstone” and “Management—The Advisory Agreement.”
Q:    What are your investment objectives?
A:    Our investment objectives are to invest in assets that will enable us to:
•provide attractive current income in the form of regular, stable cash distributions;
•preserve and protect invested capital;
•realize appreciation in NAV from proactive investment management and asset management; and
•provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to private markets, including private commercial real estate which offers lower observed volatility than listed public real estate companies.
1    World’s largest owner of commercial real estate based on estimated market value per Real Capital Analytics, as of March 31, 2025. Excludes governmental entities and religious organizations.

We cannot assure you that we will achieve our investment objectives. In particular, we note that the NAV of non-traded REITs may be subject to volatility related to the values of their underlying assets. See the “Risk Factors” section of this prospectus.
Q:    What is your investment strategy?
A:    Our investment strategy is to acquire primarily stabilized, income-generating commercial real estate across asset classes in the United States and, to a lesser extent, outside the United States. We also selectively invest in real estate debt investments to provide current income and, alongside our credit facilities and operating cash flow, serve as an additional source of liquidity for cash management, satisfying stock repurchases under our share repurchase plan and other purposes.
Our investment strategy seeks to capitalize on Blackstone’s scale and the real-time information provided by its real estate holdings to identify and acquire our target investments at attractive pricing. We also seek to benefit from Blackstone’s reputation and ability to transact at scale with speed and certainty, and its long-standing and extensive relationships in the real estate industry.
Q:    What types of properties do you acquire?
A:    Our investments in primarily stabilized, income-generating U.S. commercial real estate focus on a range of asset types. These may include rental housing, industrial, net lease, data centers, hospitality, self storage, retail and office assets, as well as more targeted sectors. As of the date of this prospectus, our real estate portfolio consists of rental housing (which includes multifamily, affordable housing, student housing, single family rental housing, manufactured housing and senior housing), industrial, net lease, data centers, hospitality, self storage, retail and office assets. For additional information on the sectors in which we invest, see “Investments in Real Estate and Real Estate Debt.”
Q:    What competitive strengths does the Adviser offer?
A:    We believe our most powerful competitive strength is our affiliation with Blackstone, which is the largest buyer, seller and owner of commercial real estate in the world.2 Blackstone Real Estate has been investing since 1991, and has total investor capital under management of $320 billion representing approximately $594 billion of debt and equity as of March 31, 2025. Blackstone is the world’s largest owner of commercial real estate, with 843 real estate professionals as of March 31, 2025 located in 12 cities, including New York, London, Hong Kong, Mumbai, Sydney and Singapore. We believe our long-term success in executing our investment strategy will be supported by Blackstone Real Estate’s competitive strengths, which include:
Extensive market and asset knowledge. Blackstone has been an extremely active investor in the U.S. real estate market for 30+ years in a variety of market conditions. The breadth of the portfolio provides valuable real-time, proprietary market data that we expect will enable us to identify and act on market conditions and trends more rapidly than our competitors. The proprietary data generated by Blackstone Real Estate’s portfolio is expected to enable us to target specific themes with conviction and deploy significant amounts of discretionary capital.
A systematic and disciplined approach to acquiring and managing its real estate portfolio. Throughout its over 30-year history, Blackstone Real Estate has relied on consistent processes to limit risks and take advantage of intellectual capital across the firm. Blackstone Real Estate has one centralized investment committee (the “Investment Committee”) that meets weekly to review large new investments around the world. The committee discussions are led by Blackstone’s President and Chief Operating Officer, Blackstone’s Co-Chief Investment Officer and Blackstone Real Estate’s Global Co-Heads. The Investment Committee includes all other Senior Managing Directors in Blackstone Real Estate, as well as select senior executives of Blackstone. Smaller real estate investments are reviewed by a subset of the Investment Committee. The high level of interaction between the Investment Committee and investment professionals from the inception of a transaction to closing helps identify potential issues early and enables the team to more effectively streamline resources and workflows. Post-acquisition
2    World’s largest owner of commercial real estate based on estimated market value per Real Capital Analytics, as of March 31, 2025. Excludes governmental entities and religious organizations.

Blackstone Real Estate manages its real estate investments through proactive asset management, as well as periodic global asset reviews and valuation meetings.
Unparalleled relationships within the industry. The resources, relationships, and proprietary information of the Blackstone organization provide a deep sourcing network for new opportunities. We believe Blackstone Real Estate sees significantly more deal flow than most of its competitors as a result of its scale, its strong ties to major financial institutions, real estate brokers, and other institutional real estate investors, and its reputation for closing with speed and certainty.
Broad experience and tenure of its senior management. The 51 Senior Managing Directors in Blackstone Real Estate have been at the firm an average of 13 years and have between 13 and 41 years of experience as of March 31, 2025. The Senior Managing Directors have a long history of working together and oversee a deeply integrated global business that relies on regular communication, regular asset and strategy reviews with the entire global team and relocations of professionals among its offices in order to effectively instill Blackstone Real Estate’s process and culture worldwide.
A reputation for executing large, complicated transactions with speed and certainty. Historically Blackstone Real Estate has faced less competition in large-scale transactions with multiple layers of complexity, due to the small number of real estate firms that are able to manage such transactions. This has enabled Blackstone to acquire assets and portfolios at attractive valuations. We believe Blackstone has earned a reputation in the market as the preeminent buyer of large, complex transactions because it is decisive and can close quickly. We believe this capability has benefited us in our acquisitions to date.
Intense focus on asset management and value creation. Blackstone Real Estate aims to unlock value during its ownership through proactive asset management. Blackstone Real Estate recruits talented onsite managers for its investments, optimizes pricing strategies, controls costs, executes capital management projects, and seeks regulatory and zoning approvals needed to position assets for their highest and best use.
For more information regarding the Adviser and Blackstone Real Estate’s investment management business, see “Management—The Adviser and Blackstone” and “Investment Objectives and Strategies—Potential Competitive Strengths.”
Q:     Why do you make real estate debt investments in addition to real estate investments?
A:     Our real estate debt strategy is focused on generating current income and contributing to our overall net returns. Alongside our credit facilities and operating cash flow, our real estate debt investments may provide an additional source of liquidity. These liquidity sources are collectively used for cash management, satisfying any stock repurchases under our share repurchase plan and other purposes. We use the Blackstone Real Estate Debt Strategies team to assist with this portion of the portfolio. The Blackstone Real Estate Debt Strategies team leverages the competitive advantages of the broader Blackstone Real Estate platform and its own proprietary investment models to seek attractive real estate debt investment opportunities throughout the capital structure.
Our real estate debt investments focus on non-distressed public and private real estate debt, including, but not limited to, commercial mortgage-backed securities (“CMBS”), residential mortgage-backed securities (“RMBS”) and other residential credit, real estate-related corporate credit, mortgages, mezzanine and other loans, interests of collateralized debt obligation and collateralized loan obligation vehicles and equity interests in public and private entities that invest in real estate debt as one of their core businesses, and may also include derivatives. Our investments in real estate debt will be focused in the United States, but also include investments issued or backed by real estate in countries outside the United States.
For a description of our investments in real estate debt as of March 31, 2025, see “Investments in Real Estate and Real Estate Debt.” See the “Investment Objectives and Strategies” section of this prospectus for a more detailed discussion of all of the types of investments we may make.

Q:    What is a real estate investment trust, or REIT?
A:    We elected to be taxed as a REIT beginning with our taxable year ended December 31, 2017 and each year since, and intend to continue to make such an election. In general, a REIT is a company that:
•combines the capital of many investors to acquire or provide financing for real estate assets;
•offers the benefits of a real estate portfolio under professional management;
•satisfies the various requirements of the Internal Revenue Code of 1986, as amended (the “Code”), including a requirement to distribute to stockholders at least 90% of its REIT taxable income each year; and
•is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a C corporation.
Q:    What is a non-listed, perpetual-life REIT?
A:    A non-listed REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share. In our perpetual-life structure, the investor may request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and our board of directors may determine to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in its discretion. While we may consider a liquidity event at any time in the future, we currently do not intend to undertake such consideration, and we are not obligated by our charter or otherwise to effect a liquidity event at any time.
Q:    How do you identify investments and make decisions on whether to acquire properties?
A:    The Adviser has the authority to implement our investment strategy, as determined by, and subject to the direction of, our board of directors.
Blackstone believes it sees significantly more deal flow than most of its competitors as a result of its strong ties to major real estate owners and brokers, its track record of closing on investments to which it commits, and its fair and honest treatment of counterparties. Blackstone believes it has earned a reputation as the preeminent investor in the real estate market because of its capacity to underwrite and source large, complex transactions across multiple property sectors.
In addition, Blackstone Real Estate has developed a strong network of relationships with real estate owners, leading financial institutions, operating partners, senior business executives and government officials. These relationships provide market knowledge and form the backbone of its investment-sourcing network. Blackstone has, and expects to continue to have, a significant volume of deal flow. Primary sources of Blackstone Real Estate transactions include:
•Relationships of individual Blackstone Senior Managing Directors and professionals;
•Major corporations, real estate owners and real estate operators with which Blackstone has worked in the past and that wish to divest assets or partner with Blackstone;
•Investment/commercial banks;
•Brokers/dealers; and
•Borrowers.

In Blackstone’s opinion, its strong market position makes it attractive to potential sellers, which sometimes approach Blackstone on an off-market basis because Blackstone is one of the few firms that can manage large and complex property acquisitions. This market recognition gives Blackstone leverage to achieve better pricing when negotiating such transactions.
Q:    Do you use leverage?
A:    Yes. We use and expect to continue to use leverage. Our target leverage ratio is approximately 60%. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in our settled real estate debt investments. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio.
We have also placed limits in our charter prohibiting us from borrowing more than 300% of our net assets, which approximates borrowing 75% of the cost of our investments. We may exceed this limit if a majority of our independent directors approves each borrowing in excess of the limit and we disclose the justification for doing so to our stockholders.
For additional disclosure regarding our leverage, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, which is incorporated herein by reference.
Financing a portion of the purchase price of our assets will allow us to broaden our portfolio by increasing the funds available for investment. Financing a portion, which may be substantial, of the purchase price is not free from risk. Using debt requires us to pay interest and principal, referred to as “debt service,” all of which decrease the amount of cash available for distribution to our stockholders or other purposes. We may also be unable to refinance the debt at maturity on favorable or equivalent terms, if at all, exposing us to the potential risk of loss with respect to assets pledged as collateral for loans. Certain of our debt may be floating-rate and the effective interest rates on such debt will increase when the relevant interest benchmark (e.g., Secured Overnight Financing Rate (“SOFR”)) increases.
Q:    Do your investment guidelines overlap with the objectives or guidelines of any of Blackstone’s affiliates, and do any Blackstone affiliates receive priority with respect to certain investments?
A:    Blackstone believes our investment objectives, guidelines and strategy are generally distinct from Other Blackstone Accounts (as defined below). Accordingly, we believe there has been to date, and expect there will continue to be, sufficient investment opportunities for us within our investment guidelines because of the scale of the real estate market. There will, however, be overlap of real estate and real estate debt investment opportunities with certain Other Blackstone Accounts that are actively investing and similar overlap with future Other Blackstone Accounts. This overlap will from time to time create conflicts of interest, which the Adviser and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with their prevailing policies and procedures.
With respect to Other Blackstone Accounts with investment objectives or guidelines that overlap with ours but that do not have priority over us, investment opportunities are allocated among us and one or more Other Blackstone Accounts in accordance with Blackstone’s prevailing policies and procedures on a basis that the Adviser and its affiliates believe to be fair and reasonable in their sole discretion, which may be pro rata based on relative available capital, subject to the following considerations: (i) consistency with any applicable investment objectives or focus of ours and such Other Blackstone Accounts (which, for us, includes our primary objective of providing attractive current income in the form of regular, stable cash distributions), (ii) any investment limitations, parameters or contractual provisions of ours and such Other Blackstone Accounts (e.g., a joint venture between us and an Other Blackstone Account must be on substantially similar terms), (iii) the sector, geography/location, expected return profile, expected distribution rates, anticipated cash flows, expected stability or volatility of cash flows, leverage profile, risk profile, and other features of the applicable investment opportunity and its impact on portfolio concentration and diversification (including, but not limited to, (A) allocations necessary for us or Other Blackstone Accounts to maintain a particular concentration in a certain type of investment (e.g., if an Other Blackstone Account follows a liquid strategy pursuant to which it sells a type of investment more or less frequently than us and we or such Other Blackstone Account needs a non pro rata additional allocation to maintain a particular concentration in that type of investment) and (B) whether a particular fund already has its desired exposure to the investment, sector, industry, geographic region or markets in question), (iv) maintaining structuring and financing flexibility for shared investments (which can result in sharing an investment opportunity equally to the extent each party has sufficient available capital to do so), (v) avoiding allocation that could result in de minimis or odd lot investments, or allocating to a single vehicle when investments are smaller in size, and (vi) legal, tax, accounting, regulatory and other considerations deemed relevant by the Adviser and its affiliates (including, without limitation, maintaining our qualification as a REIT and our status as a non-investment company exempt from the Investment Company Act).
Currently, Other Blackstone Accounts invest in “Core+” real estate and real estate-related assets in the United States and Canada (which are generally substantially stabilized assets generating relatively stable cash flow), with a focus on office, multifamily, industrial, retail and life sciences assets in major cities and markets across the United States and Canada (together with other accounts with similar investment strategies, the “Private Core+ Accounts”). While our primary investment objective of providing current income differs from the Private Core+ Accounts, Blackstone believes there likely will be some overlap of investment opportunities for us and the Private Core+ Accounts because our investment objectives overlap with the investment objectives of the Private Core+ Accounts to some extent. To the extent an investment is determined by Blackstone to satisfy the investment objectives of us and the Private Core+ Accounts, such investment will generally be allocated in accordance with Blackstone’s prevailing policies and procedures described above. Certain Other Blackstone Accounts also invest in real estate debt with investment objectives or guidelines that overlap with ours, but do not have priority over us. To the extent an investment is determined by Blackstone to satisfy the investment objectives of us and such Other Blackstone Accounts, such investment will be allocated in accordance with Blackstone’s prevailing policies and procedures described above. To the extent we acquire properties through joint ventures with Other Blackstone Accounts, such investments will be allocated as described above, and we may be allocated interests in such joint ventures that are larger or smaller than the interests of the Other Blackstone Accounts. Generally, we expect the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture but this may vary from time to time.
Furthermore, certain of the Other Blackstone Accounts that invest in “opportunistic” real estate and real estate-related assets globally (which often are undermanaged assets and with higher potential for equity appreciation) have priority over us with respect to such investment opportunities (together with future accounts with similar investment strategies, the “Select Opportunistic Blackstone Accounts”) and select investments (e.g., certain private real estate loans, European and infrastructure investments) will be first offered to certain Other Blackstone Accounts (which we generally expect to have investment strategies distinct from ours but can overlap to some extent). Other Blackstone Accounts having priority over us will result in fewer investment opportunities being made available to us.
The Adviser and its affiliates calculate available capital, weigh the factors described above (which will not be weighted equally) and make other investment allocation decisions in accordance with their prevailing policies and procedures in their sole discretion, taking into account a variety of considerations, which may include, without limitation, net asset value, any actual or anticipated allocations, expected future fundraising and uses of capital, expected investor and other third-party co-investment allocation (i.e., when additional capital is raised alongside a private fund for a single investment) of Other Blackstone Accounts, applicable investment guidelines, excuse rights and investor preferences, any or all reserves, vehicle sizes and stage of investment operations (e.g., early in a vehicle’s investment operations, the vehicle may receive larger allocations than it otherwise would in connection with launching and ramping up), targeted amounts of securities as determined by the Adviser and its affiliates, geographic limitations and actual or anticipated capital needs or other factors determined by the Adviser and its affiliates. Preliminary investment allocation decisions will generally be made on or prior to the time we and such Other Blackstone Accounts commit to make the investment (which in many cases is when the purchase agreement (or equivalent) in respect of such investment opportunity is signed), and are expected to be updated from time to time prior to the time of consummation of the investment (including after deposits are made thereon) due to changes in the factors that Blackstone considers in making investment allocations among us and Other Blackstone Accounts, including, for example, due to changes in available capital (including as a result of investor subscriptions or withdrawals, deployment of capital for other investments or a reassessment of reserves), changes in portfolio composition or changes in actual or expected investor or third-party co-investment allocation, in each case between the time of committing to make the investment and the actual funding of the investment. Such adjustments in investment allocations could be material, could result in a reduced or increased allocation being made available to us and there can be no assurance that we will not be adversely affected thereby. The manner in which our available capital is determined may differ from, or subsequently change with respect to, Other Blackstone Accounts. The amounts and forms of leverage utilized for investments will also be determined by the Adviser and its affiliates in their sole discretion. Any differences or adjustments with respect to the manner in which available capital is determined with respect to us or Other Blackstone Accounts may adversely impact our allocation of particular investment opportunities. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. Blackstone is entitled to amend its policies and procedures at any time without prior notice or our consent.
The Adviser makes good faith determinations for allocation decisions based on expectations that will, in certain circumstances, prove inaccurate. Information unavailable to the Adviser, or circumstances not foreseen by the Adviser at the time of allocation, may cause an investment opportunity to yield a different return than expected. For example, an investment opportunity that the Adviser determines to be consistent with the return objectives of an opportunistic “control-oriented” fund rather than the Company could fail to achieve the Adviser’s expectations and underwriting and generate an actual return that would have been appropriate for the Company. Conversely, an investment that the Adviser expects to be consistent with the Company’s return objectives will, in certain circumstances, exceed them. Furthermore, in certain circumstances where the Company is participating alongside one or more Other Blackstone Accounts in an investment opportunity, the Adviser is expected to be required to make initial investment allocation decisions at the time of the signing of the related purchase agreement (or equivalent) and/or funding of the deposit in respect thereof. The Adviser could change the applicable investment allocations as between the Company and such Other Blackstone Accounts between such signing and funding and the closing of such investment opportunity as it determines appropriate based on a number of factors, including but not limited to (i) changes in available capital (taking into account changes in capital commitment subscriptions, redemptions and/or repurchase requests, transfers, deployment of capital, reserves for future investments among other factors) and (ii) prevailing concentration limits in respect of sector, industry, geographic region or markets in question. In such circumstances, the Company’s and such Other Blackstone Accounts’ respective obligations related to any deposit and transaction costs (including broken deal fees and expenses) would be expected to change accordingly, provided that any such adjustments, particularly in respect of funded deposits, are expected to occur at the time of the closing of the investment and interest or other additional amounts will not be due or payable in respect of any such adjustments. In addition, the Adviser could determine at any point prior to the closing of an investment opportunity that any such investment opportunity that was initially allocated to the Company based on information available to the Company at the time the allocation decision is made should subsequently be reallocated in whole or in part to one or more Other Blackstone Accounts (and vice versa) based on subsequent information received by the Adviser in respect of such investment opportunity (e.g., an investment opportunity that the Adviser initially determines to be consistent with the return objectives of the Company could subsequently be determined to be consistent with the return objectives of an opportunistic “control-oriented” fund). In such circumstances, the Adviser could determine to reallocate all or any portion of any such investment opportunity from the Company to such Other Blackstone Account (or vice versa) (such fund (including the Company) from which an investment opportunity is being reallocated, a “Reallocating Account” and any such reallocated investment opportunity, a “Reallocated Investment”), including in circumstances where such Reallocating Account has entered into an exclusivity arrangement or other binding agreement with one or more third parties. In such cases, if the non-Reallocating Account agrees to pursue the investment, it will reimburse the Reallocating Account for any deferred acquisition costs (including non-refundable or refundable deposits, breakage fees, due diligence costs and other fees and expenses) incurred by the Reallocating Account relating to such Reallocated Investment, which may be so reallocated prior to closing.
“Other Blackstone Accounts” means investment funds, REITs, vehicles, accounts, products and/or other similar arrangements sponsored, advised, and/or managed by Blackstone or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Blackstone or its affiliates side-by-side or additional general partner investments with respect thereto).

Q:    Do you acquire properties in joint ventures, including joint ventures with affiliates?
A:    We have acquired, and expect to acquire in the future, properties through joint ventures with non-affiliated third parties and with affiliates of the Adviser. Any joint venture with an affiliate of the Adviser must be approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other joint venture partners. In certain cases, we may not control the management of joint ventures in which we invest, but we may have the right to approve major decisions of the joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Blackstone Accounts.
Q:    How is an investment in shares of your common stock different from listed REITs?
A:    An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:
•Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The estimated value of our real estate assets and liabilities, rather than the trading market, will be used to determine our NAV.
•An investment in our shares has limited or no liquidity and our share repurchase plan may be modified or suspended. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.
•Listed REITs are often self-managed, whereas our investment operations are managed by the Adviser, which is part of Blackstone Real Estate.
•Listed REITs may be reasonable alternatives to an investment in us and may be less costly and less complex with fewer and/or different risks than an investment in us. Transactions for listed securities often involve nominal or no commissions.
•Unlike the offering of a listed REIT, this offering has been registered in every state in which we are offering and selling shares. As a result of state-specific rules governing non-listed REITs, we include certain limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to the Adviser and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, the Adviser and its affiliates. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, shareholder meetings, related party transactions, shareholder approvals, and voting rights. Although we follow many of these same governance guidelines, there is no requirement that we follow all of them.
Q:    For whom may an investment in your shares be appropriate?
A:    An investment in our shares may be appropriate for you if you:
•meet the minimum suitability standards described above under “Suitability Standards;”
•seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-generating portfolio of mostly U.S. real estate and real estate debt;
•seek to receive current income through regular distribution payments;

•wish to obtain the potential benefit of long-term capital appreciation; and
•are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.
We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future since we are not obligated to repurchase any shares of our common stock and our board of directors may determine to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion, and the opportunity to have your shares repurchased under our share repurchase plan may not always be available. See “Share Repurchases—Repurchase Limitations.”
Q:    How do you structure the ownership and operation of your assets?
A:    We own, and continue to plan to own, all or substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership and BREIT Special Limited Partner L.P. (the “Special Limited Partner”), a Delaware limited partnership, with a general partner that is a subsidiary of Blackstone, owns a special limited partner interest in the Operating Partnership. In addition, each of the Adviser and the Special Limited Partner may elect to receive units in the Operating Partnership in lieu of cash for its management fee and performance participation interest, respectively. See “Compensation.” The Adviser and the Special Limited Partner may put these units back to the Operating Partnership and receive cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such Operating Partnership units will be repurchased for shares of our common stock. The use of our Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes.

The following chart shows our current ownership structure and our relationship with Blackstone Real Estate, the Adviser, Blackstone Securities Partners L.P. (the “Dealer Manager”) and the Special Limited Partner.

Private Investors (*Unregistered shares*)
Public Investors (*Registered shares*)
Blackstone
BX REIT Advisors L.L.C.
Dealer Manager Agreement
Advisory Agreement
Blackstone Securities Partners L.P.
Blackstone Real Estate Income Trust, Inc.
BREIT Special Limited Partner L.P.
Private Investors
General Partner & Limited Partner Interest
Special Limited Partner & Limited Partner Interest
BREIT Operating Partnership L.P.
Real Estate
Real Estate Debt

Q:    Are there any risks involved in buying your shares?
A:    Investing in our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you should purchase our shares only if you can afford a complete loss of your investment. An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Some of the more significant risks relating to an investment in shares of our common stock include those listed below. The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. The following should be read in conjunction with the more complete discussion of the risk factors we face, which are set forth in the section entitled “Risk Factors” in this prospectus.
Risk Factor Summary
•Since there is no public trading market for shares of our common stock, repurchase of shares by us is generally the only way to dispose of your shares. Our share repurchase plan, which is approved and administered by our board of directors, provides our stockholders with the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares, and our board of directors may determine to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in its discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions, including repurchase limitations that have in the past been, and may in the future be, exceeded, resulting in our repurchase of shares on a pro rata basis. Further, our board of directors has in the past made exceptions to the limitations in our share repurchase plan and may in the future, in certain circumstances, make exceptions to such repurchase limitations (or repurchase fewer shares than such repurchase limitations), or modify or suspend our share repurchase plan if, in its reasonable judgment, it deems such action to be in our best interest and the best interest of our stockholders, such as when repurchase requests would place an undue burden on our liquidity, adversely affect our operations or impose an adverse impact on us that would outweigh the benefit of repurchasing shares submitted for repurchase. Our board of directors cannot terminate our share repurchase plan absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.
•Distributions are not guaranteed and may be funded from sources other than cash flow from operations, including, without limitation, borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses. We have no limits on the amounts we may fund from such sources.
•The purchase and repurchase price for shares of our common stock are generally based on our prior month’s NAV (subject to material changes as described above) and are not based on any public trading market. While there will be annual appraisals of our properties performed by independent third-party appraisal firms, the valuation of properties is inherently subjective and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.
•We are dependent on the Adviser to conduct our operations, as well as the persons and firms the Adviser retains to provide services on our behalf. The Adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other Blackstone Accounts, the allocation of time of its investment professionals and the substantial fees that we will pay to the Adviser. During the three months ended March 31, 2025, we incurred an annual management fee payable to the Adviser equal to 1.25% of NAV for the Class T shares, Class S shares, Class D shares, Class I shares and Class C shares, totaling $168.4 million. As of March 31, 2025, we also accrued $2.3 million (representing 0.0043% of our NAV as of such date) for certain third-party expenses advanced on our behalf, as provided for under the Advisory Agreement.
•Principal and interest payments on any of our outstanding borrowings will reduce the amount of funds available for distribution or investment in additional real estate assets.
•There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”
•We do not own the Blackstone name, but we are permitted to use it as part of our corporate name pursuant to a trademark license agreement with an affiliate of Blackstone. Use of the name by other parties or the termination of our trademark license agreement may harm our business.
•We intend to continue to qualify as a REIT for U.S. federal income tax purposes. However, if we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.
•The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. The use of leverage involves a high degree of financial risk and will increase the exposure of our investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of our investments.
•Investing in commercial real estate assets involves certain risks, including but not limited to: tenants’ inability to pay rent; increases in interest rates and lack of availability of financing; tenant turnover and vacancies; and changes in supply of or demand for similar properties in a given market.
•Recent concerns about the real estate market, changes in interest rates, elevated inflation, increased energy costs and geopolitical issues (including trade and other conflicts) have contributed to increased market volatility and may negatively impact the economy going forward. Our operating results will be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located, including changes with respect to rising vacancy rates or decreasing market rental rates; inability to lease space on favorable terms; bankruptcies, financial difficulties or lease defaults by our tenants, particularly for our tenants with net leases for large properties; elevated inflation, changes in interest rates and supply chain disruptions; market volatility and changes in government rules, regulations and fiscal policies, such as property taxes, zoning laws, limitations on rental rates, compliance costs with respect to environmental laws and the scaling back or termination of government contracts (such as the termination of the U.S. General Services Administration (“GSA”) leases).
•Our portfolio is currently concentrated in certain industries and geographies, and, as a consequence, our aggregate return may be substantially affected by adverse economic or business conditions affecting that particular type of asset or geography.
•Competition for investment opportunities may reduce our profitability and the return on your investment.
See “Risk Factors.”
Q:    What is the role of our board of directors?
A:    We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have eight directors, five of whom have been determined to be independent of us, the Adviser, Blackstone and its affiliates. Our independent directors are responsible for reviewing the performance of the Adviser and approving the compensation paid to the Adviser and its affiliates. Our directors are elected annually by our stockholders. The names and biographical information of our directors are provided under “Management—Directors and Executive Officers.”
Q:    What is the difference between the Class T-2, Class S-2, Class D-2, Class I, Class T , Class S and Class D shares of common stock being offered?
A:    We are offering to the public four classes of shares of our common stock, Class T-2 shares, Class S-2 shares, Class D-2 shares and Class I shares in our primary offering and seven classes of shares of our common stock, Class T-2 shares, Class S-2 shares, Class D-2 shares, Class I shares, Class T shares, Class S shares and Class D shares pursuant to our distribution reinvestment plan. For the avoidance of doubt, Class T shares, Class S shares and Class D shares are only available to existing holders of such classes pursuant to our distribution reinvestment plan. The differences among the share classes relate to upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees and limits thereon. No upfront selling commissions, dealer manager fees or stockholder servicing fees are paid with respect to Class I shares, and no upfront selling commissions or dealer manager fees are paid with respect to purchases of shares of any class sold pursuant to our distribution reinvestment plan. See “Description of Capital Stock” and “Plan of Distribution” for a discussion of the differences between our Class T-2, Class S-2, Class D-2, Class I, Class T, Class S and Class D shares.
Assuming a constant net asset value per share of $10.00, we expect that a one-time investment in 1,000 shares of each class of our shares available in the primary offering (representing an aggregate net asset value of $10,000 for each class) would be subject to the following upfront selling commissions and dealer manager fees and the following annual class-specific accruals for stockholder servicing fees until a Fee Limit (as defined below) (if any) is reached. For more information about the Fee Limit, see “Compensation—Stockholder Servicing Fee.”

	Upfront Selling Commissions	Dealer Manager Fees	Annual Stockholder Servicing Fees
Class T-2	$300	$50	$85
Class S-2	$350	$—	$85
Class D-2	$150	$—	$25
Class I	$—	$—	$—

Class T, Class S and Class D shares are subject to the same stockholder servicing fees shown above for Class T-2, Class S-2 and Class D-2 shares, respectively, but are only available pursuant to our distribution reinvestment plan, and therefore, are not subject to upfront selling commissions and dealer manager fees. Class T, Class S and Class D shares are also subject to a different Fee Limit as described herein.
In our primary offering, Class T-2 and Class S-2 shares are available through brokerage and transactional-based accounts. Class D-2 shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D-2 shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D-2 shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by our executive officers and directors and their immediate family members, as well as officers and employees of the Adviser, Blackstone or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (7) other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, if (i) a participating broker-dealer no longer offers Class T-2, Class S-2 or Class D-2 shares or (ii) a holder of Class T-2, Class S-2 or Class D-2 shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.
Certain participating broker-dealers may offer volume discounts, which would reduce upfront selling commissions and would therefore increase the length of time required for upfront selling commissions, dealer manager fees and stockholder servicing fees to reach the Fee Limit, if any. See “—What fees do you pay to the Adviser and its affiliates?” and “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.”
Class I shares have no upfront selling commissions, dealer manager fees or stockholder servicing fees, which will reduce the NAV or distributions of the other share classes. However, Class I shares will not receive stockholder services. Of the Class T-2, Class S-2 and Class D-2 shares, Class D-2 shares have lower upfront selling commissions, no dealer manager fees and lower annual stockholder servicing fees. Investors should also inquire with their broker-dealer or financial representative about what additional fees may be charged with respect to the share class under consideration or with respect to the type of account in which the shares will be held, as that is also an important consideration when selecting a share class.
Q:    Do you have any other classes of common stock?
A:    Yes. Our charter authorizes us to issue up to 500,000,000 Class C shares and 500,000,000 Class F shares. However, Class C and Class F shares are not available for purchase in this offering. We are conducting a private offering of Class C shares to (i) a feeder vehicle primarily created to hold our Class C and Class I shares, which in turn will offer interests in itself to investors, (ii) the Adviser, the Special Limited Partner and affiliates, including pursuant to the Advisory Agreement and (iii) to other persons in other limited circumstances. In addition, we may conduct one or more private offerings of our Class F shares to (i) certain feeder or other vehicles created to hold our shares and other assets, which in turn will sell interests in itself to other investors, (ii) our officers and directors, (iii) the Adviser, the Special Limited Partner and affiliates or employees of Blackstone, including pursuant to the Advisory Agreement and (iv) Other Blackstone Accounts. Any such offerings of our Class C and Class F shares will be conducted pursuant to an exemption to registration under the Securities Act and not as a part of this offering.

Q:    What is the per share purchase price in this offering?
A:    The initial purchase price of Class T-2, Class S-2 and Class D-2 shares of common stock will be based on the latest NAV per share of our Class T, Class S and Class D shares, respectively. Thereafter, each class of shares will be sold at the then-current transaction price, which is generally the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. Although the offering price for shares of our common stock is generally based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We generally do not expect to change the transaction price from the prior month’s NAV, but may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. Each class of shares may have a different NAV per share because stockholder servicing fees differ with respect to each class.
Q:    How is your NAV per share calculated?
A:    Our NAV for each class of shares is determined by the Adviser based on the net asset values of our investments (including real estate debt and other securities), the addition of any other assets (such as cash on hand), and the deduction of any other liabilities. With the approval of our board of directors, including a majority of our independent directors, we may in the future continue to engage one or more additional independent valuation advisors with respect to our real estate properties and certain real estate debt and other securities to review internal valuations prepared by the Adviser for reasonableness. Since we began calculating our NAV, a market-leading, unaffiliated third-party valuation firm selected by the Adviser and approved by our board of directors, including a majority of our independent directors, has served as the independent valuation advisor with respect to the Adviser’s property valuations in accordance with our valuation guidelines. All references herein to “independent valuation advisor” refer to any independent valuation advisors then-currently engaged by us, unless the context requires otherwise. The Adviser will generally value our properties monthly, based on current material market data and other information deemed relevant, with review for reasonableness by our independent valuation advisor. While the independent valuation advisor is responsible for reviewing our property and certain real estate debt and other securities valuations as set forth herein, the independent valuation advisor is not responsible for, and does not calculate, our NAV. The Adviser is ultimately and solely responsible for the determination of our NAV.
Our NAV per share is calculated by an affiliate of State Street Bank and Trust Company (“State Street”), a third-party firm that provides us with certain administrative and accounting services, and such calculation is reviewed and confirmed by the Adviser.
NAV is not a measure used under generally accepted accounting principles in the United States (“GAAP”) and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class and how our properties and real estate debt will be valued.
Q:    Is there any minimum investment required?
A:    The minimum initial investment in Class T-2, Class S-2 or Class D-2 shares of our common stock is $2,500, and the minimum subsequent investment in such shares is $500 per transaction. The minimum initial investment in Class I shares of our common stock is $1,000,000, and the minimum subsequent investment in such shares is $500 per transaction, unless such minimums are waived by the Dealer Manager. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. In addition, our board of directors may elect to accept smaller investments in its discretion.

Q:    What is a “best efforts” offering?
A:    This public offering of common stock is being conducted on a “best efforts” basis. A “best efforts” offering means that the Dealer Manager and the participating brokers are only required to use their best efforts to sell the shares. When shares are offered to the public on a “best efforts” basis, no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee that any minimum number of shares will be sold.
Q:     What is the expected term of this offering?
A:    We have registered $48,000,000,000 in shares of our common stock, in any combination of Class T-2 shares, Class S-2 shares, Class D-2 shares and Class I shares, to be sold in our primary offering and up to $12,000,000,000 in shares of our common stock, in any combination of Class T-2 shares, Class S-2 shares, Class D-2 shares, Class I shares, Class T shares, Class S shares and Class D shares, to be sold pursuant to our distribution reinvestment plan.
It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws. We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.
Q:    When may I make purchases of shares and at what price?
A:    Subscriptions to purchase our common stock in our primary offering may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be received in good order at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager). The initial purchase price of Class T-2, Class S-2 and Class D-2 shares of common stock will be based on the latest NAV per share of our Class T, Class S and Class D shares, respectively. Thereafter, the purchase price per share of each class will be equal to the then-current transaction price, which will generally be our prior month’s NAV per share for such class as of the last calendar day of such month, plus applicable upfront selling commissions and dealer manager fees. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. See “How to Subscribe” for more details.
For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November.
Q:    When will the transaction price be available?
A:    Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time. We will disclose the transaction price for each month when available on our website at www.breit.com and in prospectus supplements filed with the SEC.
Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted. See “How to Subscribe.”
Q:    May I withdraw my subscription request once I have made it?
A:    Yes. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, 844-702-1299.
Q:     When will my subscription be accepted?
A:    Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at www.breit.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares.
Q:    Will I receive distributions and how often?
A:    We have declared, and intend to continue to declare, monthly distributions as authorized by our board of directors (or a duly authorized committee of the board of directors) and have paid, and intend to continue to pay, such distributions to stockholders of record on a monthly basis. We commenced paying distributions in April 2017 and have paid distributions each month since such date. Any distributions we make are at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. Share repurchases under our share repurchase plan are effectuated as of the opening of the last calendar day of each month and we have historically declared monthly distributions with a record date as of the close of business of the last calendar day of each month. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date.
Our board of directors’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gains. See “Description of Capital Stock—Distribution Policy” and “Material U.S. Federal Income Tax Considerations.”
The per share amount of distributions on Class T-2, Class S-2, Class D-2, Class I, Class T, Class S and Class D shares generally differ because of different class-specific stockholder servicing fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class T-2, Class S-2, Class T and Class S shares will be lower than Class D-2 and Class D shares, and Class D-2 and Class D shares will be lower than Class I shares because we are required to pay higher ongoing stockholder servicing fees with respect to the Class T-2, Class S-2, Class T and Class S shares (compared to Class D-2 shares, Class D shares and Class I shares) and we are required to pay higher ongoing stockholder servicing fees with respect to Class D-2 and Class D shares (compared to Class I shares).
There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses, and we have no limits on the amounts we may fund from such sources. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in certain classes of shares of our common stock and/or Operating Partnership units and the Special Limited Partner elects to receive distributions on its performance participation interest in certain classes of shares of our common stock and/or Operating Partnership units, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate debt portfolio. Funding distributions from borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.
Q:     Will the distributions I receive be taxable as ordinary income?
A:    Generally, distributions that you receive, including cash distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are paid from our current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the lower U.S. federal income tax rates applicable to individuals for “qualified dividends” from C corporations (i.e., corporations generally subject to U.S. federal corporate income tax). However, individual taxpayers may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us), which reduces the effective tax rate on such dividends.
We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. In addition, a portion of your distributions may be considered return of capital for U.S. federal income tax purposes. Amounts considered a return of capital generally will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are repurchased, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. In particular, non-U.S. investors should consult their tax advisors regarding potential withholding taxes on distributions that you receive. See “Material U.S. Federal Income Tax Considerations.”
Q:    May I reinvest my cash distributions in additional shares?
A:    Yes. We have adopted a distribution reinvestment plan whereby stockholders (other than Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. Class T, Class S and Class D shares are only available to existing holders of such classes pursuant to our distribution reinvestment plan. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable. Stockholders will not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan; however, all outstanding Class T-2, Class S-2, Class D-2, Class T, Class S and Class D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing stockholder servicing fees. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us. See “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions you may receive from us. For the complete terms of the distribution reinvestment plan, see Appendix A to this prospectus.

Q:    Can I request that my shares be repurchased?
A:     Yes. However, while stockholders may request on a monthly basis that we repurchase all or any portion of their shares pursuant to our share repurchase plan, we are not obligated to repurchase any shares and our board of directors may determine to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in its discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations as described in the “Share Repurchases” section of this prospectus. As a result, share repurchases may not be available each month. Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month, we will only repurchase shares as of the opening of the last calendar day of that month (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date, except that shares that have not been outstanding for at least one year will be repurchased at 98% of the transaction price (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. Additionally, stockholders who have received shares of our common stock in exchange for their Operating Partnership units may include the period of time such stockholder held such Operating Partnership units for purposes of calculating the holding period for such shares of our common stock. The Early Repurchase Deduction may only be waived in the case of repurchase requests arising from the death, qualifying disability or divorce of the holder, due to trade or operational error and in other limited circumstances. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the Repurchase Date. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan. An investor may withdraw its repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.
The aggregate NAV of total repurchases of Class T-2, Class S-2, Class D-2, Class I, Class T, Class S, Class D, Class C and Class F shares (including repurchases at certain non-U.S. investor access funds primarily created to hold shares of our common stock but excluding any Early Repurchase Deduction applicable to the repurchased shares) is limited to no more than 2% of our aggregate NAV per month (measured using the aggregate NAV as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV as of the end of the immediately preceding three months). For the avoidance of doubt, both of these limits are assessed each month in a calendar quarter. We have in the past received, and may in the future receive, repurchase requests that exceed the limits under our share repurchase plan, and we have in the past repurchased less than the full amount of shares requested, resulting in the repurchase of shares on a pro rata basis.
In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.
Our approach to portfolio construction is to maintain a portfolio consisting predominately of income-generating, stabilized real estate investments and to a lesser extent in real estate debt investments, cash, cash equivalents and other short-term investments. Real estate investments cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. The real estate debt portfolio was designed as a feature of our investment program to provide current income and contribute to our overall net returns and, alongside our credit facilities and operating cash flow, as an additional source of liquidity for our share repurchase plan, cash management and other purposes. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses, and we have no limits on the amounts we may fund from such sources. Should repurchase requests, in our board of directors’ judgment, place an undue burden on our liquidity, adversely affect our operations or impose an adverse impact on the Company as a whole, or should our board of directors otherwise determine that investing our liquid assets in real properties or other investments rather than repurchasing our shares is in the best interests of the Company as a whole, then our board of directors may determine to repurchase fewer shares than have been requested to be repurchased (including relative to the 2% monthly limit and 5% quarterly limit under our share repurchase plan), or none at all. Further, our board of directors has in the past made exceptions to the limitations in our share repurchase plan and may in the future, in certain circumstances, make exceptions to such repurchase limitations (or repurchase fewer shares than such repurchase limitations), or modify or suspend our share repurchase plan if, in its reasonable judgment, it deems such action to be in our best interest and the best interest of our stockholders, such as when repurchase requests would place an undue burden on our liquidity, adversely affect our operations or impose an adverse impact on us that would outweigh the benefit of repurchasing shares submitted for repurchase. Our board of directors cannot terminate our share repurchase plan absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. See “Share Repurchases—Repurchase Limitations.”
Q:    Will I be notified of how my investment is doing?
A:    Yes. We will provide you with periodic updates on the performance of your investment with us, including:
•three quarterly financial reports and investor statements;
•an annual report;
•in the case of certain U.S. stockholders, an annual Internal Revenue Service (“IRS”) Form 1099-DIV or IRS Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;
•confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs); and
•a quarterly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.
Depending on legal requirements, we may post this information on our website, www.breit.com, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about us will also be available on the SEC’s website at www.sec.gov.
Our monthly NAV per share for each class will be posted on our website promptly after it has become available.
Q:    What fees do you pay to the Adviser and its affiliates?
A:    We pay the Adviser, the Special Limited Partner, the Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us.
We do not intend to pay the Adviser or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is an affiliate of the Adviser) or development, or adopt a long-term incentive plan for the Adviser or its employees, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse the Adviser and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by the Adviser and its affiliates.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees—The Dealer Manager
The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T-2 share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S-2 share sold in the primary offering. The Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D-2 share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.
No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class T-2, Class S-2 and Class D-2 shares sold and the transaction price of each Class T-2, Class S-2 and Class D-2 share. Aggregate upfront selling commissions will equal approximately $708.6 million if we sell the maximum amount in our primary offering, and aggregate dealer manager fees will equal approximately $11.6 million if we sell the maximum amount in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T-2 shares of 3.0% and 0.5%, respectively), that 5%, 35% and 10% of our offering proceeds are from the sale of each of Class T-2, Class S-2 and Class D-2 shares, respectively, and that the transaction prices of our Class T-2, Class S-2 and Class D-2 shares remain constant from when this offering commenced.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Stockholder Servicing Fees—The Dealer Manager
Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:
•with respect to our outstanding Class T-2 and Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T-2 and Class T shares, consisting of a representative stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T-2 and Class T shares, however, with respect to Class T-2 and Class T shares sold through certain participating broker-dealers, the representative stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;
•with respect to our outstanding Class S-2 and Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S-2 and Class S shares; and
•with respect to our outstanding Class D-2 and Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D-2 and Class D shares.

Actual amounts depend upon the per share NAVs of our Class T-2 shares, Class S-2 shares and Class D-2 shares, the number of Class T-2 shares, Class S-2 shares and Class D-2 shares purchased and when such shares are purchased. For Class T-2 shares, the stockholder servicing fees will equal approximately $19.7 million per annum if we sell the maximum amount. For Class S-2 shares, the stockholder servicing fees will equal approximately $138.0 million per annum if we sell the maximum amount. For Class D-2 shares, the stockholder servicing fees will equal approximately $11.8 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 5% of our offering proceeds are from the sale of Class T-2 shares, 35% of our offering proceeds are from the sale of Class S-2 shares and 10% of our offering proceeds are from the sale of Class D-2 shares, that the NAV per share of our Class T-2 shares, Class S-2 shares and Class D-2 shares remains constant from when this offering commenced and none of our stockholders participate in our distribution reinvestment plan or share repurchase plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

We do not pay a stockholder servicing fee with respect to our outstanding Class I shares.
The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees are calculated based on our NAV for our Class T-2, Class S-2, Class D-2, Class T, Class S and Class D shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

We will cease paying the stockholder servicing fee with respect to any Class T-2 share, Class S-2 share, Class D-2 share, Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would be equal to or exceed, in the aggregate, the Fee Limit, if any. At the end of such month, each such Class T-2 share, Class S-2 share, Class D-2 share, Class T share, Class S share or Class D share will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. The “Fee Limit” is (a) with respect to Class T-2 shares, Class S-2 shares and Class D-2 shares, the limit, if any, set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer with respect to that broker-dealer’s clients at the time such shares were issued and (b) with respect to Class T, Class S and Class D shares, 8.75% (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto).

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

In addition, we will cease paying the stockholder servicing fee on the Class T-2 shares, Class S-2 shares, Class D-2 shares, Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this public offering on which, in the aggregate, underwriting compensation from all sources in connection with this public offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from the primary portion of this public offering.
For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—Underwriting Compensation—Stockholder Servicing Fees—Class T-2, Class S-2, Class D-2, Class T, Class S and Class D Shares.”

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Expense Reimbursement—The Adviser
We reimburse the Adviser for any organization and offering expenses associated with our public and private offerings, including this offering and offerings by feeder vehicles (which are primarily created to hold our shares and in turn offer interests in such feeder vehicles to non-U.S. persons), that the Adviser incurs on our behalf (including organizational, legal, accounting, printing, mailing, subscription processing and filing fees and expenses, expenses incurred in connection with the provision of administrative or similar services by intermediary platforms or participating broker-dealers for their clients and reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, formation, distribution, administrative, regulatory or similar expenses related to the management and operation of feeder vehicles or related entities and expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities, but excluding upfront selling commissions, dealer manager fees and the stockholder servicing fee) as and when incurred. The Adviser currently pays wholesaling compensation expenses and certain related expenses of persons associated with the Dealer Manager without reimbursement from us.
After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Adviser has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.
We estimate our organization and offering expenses of this offering to be approximately $68.4 million if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Investment Activities

Acquisition Expense Reimbursement—The Adviser	We do not intend to pay the Adviser any acquisition, financing (except interest payments to the lender in cases where the lender is an affiliate of the Adviser) or other similar fees in connection with making investments. We will, however, reimburse the Adviser for out-of-pocket expenses in connection with the selection and acquisition of properties and real estate debt, whether or not such investments are acquired, and make payments to third parties or certain of the Adviser’s affiliates in connection with making investments as described in “—Fees from Other Services” below.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Operational Activities

Management Fee—The Adviser
We pay the Adviser a management fee equal to 1.25% of NAV for the Class T-2 shares, Class S-2 shares, Class D-2 shares, Class I shares, Class T shares, Class S shares, Class D shares and Class C shares (collectively, the “Management Fee Shares”) per annum payable monthly. Additionally, to the extent that our Operating Partnership issues Operating Partnership units to parties other than us, our Operating Partnership will pay the Adviser a management fee equal to 1.25% of the NAV of the Operating Partnership attributable to such Class T-2, Class S-2, Class D-2, Class I, Class T, Class S, Class D, Class C and Class B Operating Partnership units not held by us per annum payable monthly. We do not pay the Adviser a management fee with respect to the Class F shares or Class F units and as a result, it is a class-specific expense.
The management fee may be paid, at the Adviser’s election, in cash, certain classes of shares of our common stock and/or Operating Partnership units, or any combination thereof. To the extent that the Adviser elects to receive any portion of its management fee in shares of our common stock and/or Operating Partnership units, we may repurchase such shares of our common stock or Operating Partnership units from the Adviser at a later date. Such shares of our common stock and/or Operating Partnership units will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. Notwithstanding the foregoing, we have adopted a policy in which the affiliate transaction committee must approve repurchase requests submitted by the Adviser that when combined with any shareholder repurchase requests would cause us to exceed the 2% monthly or 5% quarterly limitations on repurchases. Such approval must find that the repurchase will not impair our capital or operations and be consistent with the fiduciary duties of our directors.

Actual amounts of the management fee depend upon our aggregate NAV. The management fee attributed to the shares sold in this offering will equal approximately $591.0 million per annum if we sell the maximum amount in our primary offering, assuming that the NAV per share of our Class T-2, Class S-2, Class D-2 and Class I shares remains constant from when this offering commenced and before giving effect to any shares issued under our distribution reinvestment plan, shares issued in our private or offshore offerings and share repurchases.
Actual amounts of out-of-pocket expenses paid by the Adviser that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

The Operating Partnership will repurchase any such Operating Partnership units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such Operating Partnership units will be repurchased for shares of our common stock with an equivalent aggregate NAV. The Adviser and the Special Limited Partner will have the option of exchanging such shares of our common stock for an equivalent aggregate NAV amount of certain other classes of shares of our common stock and will have registration rights with respect to shares of our common stock.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Adviser for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) the actual amount paid to third parties for goods and services, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities or charitable donations, such as in connection with our annual stockholder meetings, (2) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, and (3) out-of-pocket expenses in connection with the selection and acquisition of properties and real estate debt, whether or not such investments are acquired. Such out-of-pocket costs and expenses also will include expenses relating to compliance-related matters and regulatory filings, in each case, relating to our activities (including, without limitation, expenses relating to requests for information, examinations and inquiries or any regulatory proceedings against us, the Adviser, the Dealer Manager and any of their respective affiliates, expenses relating to requests for information and inquiries from press and other news sources, and expenses relating to the preparation and filing of regulatory filings of the Adviser and its affiliates relating to our activities (including our pro rata share of the costs of the Adviser and its affiliates of regulatory expenses that relate to us and Other Blackstone Accounts)). See “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements.”

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Performance Participation Allocation—The Special Limited Partner
So long as the Advisory Agreement has not been terminated, the Special Limited Partner will continue to hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined herein). Such allocation is measured on a calendar year basis, made quarterly and accrued monthly. The performance participation interest is not paid on the Class F units, and as a result, it is a class-specific expense.
Distributions on the performance participation interest may be payable in cash, certain classes of Operating Partnership units, or any combination thereof, at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Operating Partnership units, the Special Limited Partner may request the Operating Partnership to repurchase such Operating Partnership units from the Special Limited Partner at a later date.
For a detailed explanation of how the performance participation allocation is calculated, see “Summary of Our Operating Partnership Agreement—Special Limited Partner Interest.” For a hypothetical calculation of the performance participation calculation, see “Compensation—Performance Participation Allocation Example.”
Actual amounts of the performance participation depend upon the Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Fees from Other Services—Affiliates of the Adviser	We retain certain of the Adviser’s affiliates, from time to time, for services relating to our investments or our operations, which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, property, title and/or other types of insurance and related services, transaction support services, transaction consulting services and other similar operational matters. We have adopted a long-term incentive plan which we use to attract and retain qualified employees of certain of our portfolio entities and other affiliated service providers. Our Operating Partnership or its subsidiary may also issue equity incentive compensation to certain employees of such affiliates for services provided. Any compensation paid to the Adviser’s affiliates for any such services will not reduce the management fee or performance participation allocation. Any such arrangements will be at or below market rates. For more information about such services, please see “Risk Factors—Risks Related to Conflicts of Interest—The Adviser may face conflicts of interests in choosing our service providers and certain service providers may provide services to the Dealer Manager, the Adviser or Blackstone on more favorable terms than those payable by us.”	Actual amounts depend on to what extent affiliates of the Adviser are actually engaged to perform such services.
In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation allocation, stockholder servicing fees or distributions payable on our shares. In calculating our stockholder servicing fee, we will use our NAV before giving effect to accruals for the stockholder servicing fee or distributions payable on our shares.

Our Total Operating Expenses, including any performance participation allocation made to the Special Limited Partner with respect to its performance participation interest in the Operating Partnership, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. See “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements” for definitions of “Total Operating Expenses,” “Average Invested Assets,” and “Net Income.”
Q:    What are your policies related to conflicts of interests with Blackstone and its affiliates?
A:    Businesses or Services Provided by the Adviser to Others. The Advisory Agreement provides that it does not (i) prevent the Adviser or any of its affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other person or entity, whether or not the investment objectives or guidelines of any such other person or entity are similar to those of ours, including, without limitation, the sponsoring, closing and/or managing of any Other Blackstone Accounts, (ii) in any way bind or restrict the Adviser or any of its affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Adviser or any of its affiliates, officers, directors or employees may be acting or (iii) prevent the Adviser or any of its affiliates from receiving fees or other compensation or profits from activities described in clauses (i) or (ii) above which shall be for the Adviser’s (and/or its affiliates’) sole benefit. In particular, there will be overlap of real estate and real estate debt investment opportunities with certain Other Blackstone Accounts that are actively investing and similar overlap with future Other Blackstone Accounts.
Allocation of Future Investment Opportunities. The Advisory Agreement acknowledges that, while information and recommendations supplied to us shall, in the Adviser’s reasonable and good faith judgment, be appropriate under the circumstances and in light of our investment guidelines, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Adviser or its affiliates to others (including, for greater certainty, the Other Blackstone Accounts and their investors, as described below). In addition, as acknowledged in the Advisory Agreement, affiliates of the Adviser advise and/or manage one or more Other Blackstone Accounts and we expect will in the future sponsor, advise and/or manage additional Other Blackstone Accounts. This overlap will from time to time create conflicts of interest. Additionally, in certain circumstances investment opportunities suitable for us will not be presented to us and there will be investment opportunities where our participation is restricted.
Currently, Private Core+ Accounts invest in “Core+” real estate and real estate-related assets in the United States and Canada (which are generally substantially stabilized assets generating relatively stable cash flow), with a focus on office, multifamily, industrial, retail and life sciences assets in major cities and markets across the United States and Canada. To the extent an investment is determined by Blackstone to satisfy the investment objectives of us and the Private Core+ Accounts, such investment will be generally allocated in accordance with Blackstone’s prevailing policies and procedures described above. Certain Other Blackstone Accounts also invest in real estate debt with investment objectives or guidelines that overlap with ours but do not have priority over us. To the extent an investment is determined by Blackstone to satisfy the investment objectives of us and such Other Blackstone Accounts, such investment will be allocated in accordance with Blackstone’s prevailing policies and procedures described above.
Furthermore, the Select Opportunistic Blackstone Accounts invest in “opportunistic” real estate and real estate-related assets globally (which often are undermanaged assets and with higher potential for equity appreciation) and have priority over us with respect to such investment opportunities and select investments (e.g., certain private real estate loans, European and infrastructure investments) will be first offered to certain Other Blackstone Accounts (which we generally expect to have investment strategies distinct from ours but can overlap to some extent). Other Blackstone Accounts having priority over us will result in fewer investment opportunities being made available to us.
Pursuant to the terms of the Advisory Agreement, we have acknowledged and/or agreed that (i) as part of Blackstone’s or its affiliates’ regular businesses, personnel of the Adviser and its affiliates will from time to time work on other projects and matters (including with respect to one or more Other Blackstone Accounts), and that conflicts will from time to time arise with respect to the allocation of personnel between us and one or more Other Blackstone Accounts and/or the Adviser and such other affiliates, (ii) unless prohibited by our charter, Other Blackstone Accounts may invest, from time to time, in investments in which we also invest (including at a different level of an issuer’s capital structure (e.g., an investment by an Other Blackstone Account in a debt or mezzanine interest with respect to the same portfolio entity in which we own an equity interest or vice versa) or in a different tranche of equity or debt with respect to an issuer in which we have an interest) and while Blackstone and its affiliates will seek to resolve any such conflicts in a fair and reasonable manner (subject to any priorities of the Other Blackstone Accounts) in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other Blackstone Accounts generally, such transactions are not required to be presented to our board of directors or any committee thereof for approval (unless otherwise required by our charter or investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor, (iii) we will from time to time pay fees to the Adviser and its affiliates, including portfolio entities of Other Blackstone Accounts, for providing various services described in this prospectus, as updated from time to time (the “Services”), including those described under “Risk Factors—Risks Related to Conflicts of Interest—The Adviser may face conflicts of interests in choosing our service providers and certain service providers may provide services to the Dealer Manager, the Adviser or Blackstone on more favorable terms than those payable by us,” (iv) the Adviser’s affiliates will from time to time receive fees from portfolio entities or other issuers for the Services, and while such fees may give rise to conflicts of interest we will not receive the benefit of any such fees, and (v) the terms and conditions of the governing agreements of such Other Blackstone Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other Blackstone Accounts) are materially different from the terms and conditions applicable to us and our stockholders, and neither we nor any of our stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other Blackstone Accounts as a result of an investment in us or otherwise. In addition, pursuant to the terms of the Advisory Agreement, the Adviser is required to keep our board of directors reasonably informed on a periodic basis in connection with the foregoing.
Transactions with Other Blackstone Accounts or Affiliate. Pursuant to the terms of the Advisory Agreement, and subject to applicable law, the Adviser is not permitted to consummate on our behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from Blackstone, any Blackstone Account or any of their affiliates unless such transaction is approved by a majority of our directors, including a majority of independent directors, not otherwise interested in such transaction as being fair and reasonable to us. In addition, for any such acquisition by us, our purchase price will be limited to the cost of the property to the affiliate, including acquisition-related expenses, or if substantial justification exists, the current appraised value of the property as determined by an independent expert. In addition, we may enter into joint ventures with Other Blackstone Accounts, or with Blackstone, the Adviser, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other joint venture partners. Pursuant to the terms of the Advisory Agreement, it is agreed that the Adviser will seek to resolve any conflicts of interest in a fair and reasonable manner (subject to any priorities of Other Blackstone Accounts) in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other Blackstone Accounts generally, but only those transactions set forth in this paragraph will be expressly required to be presented for approval to the independent directors of our board of directors or any committee thereof (unless otherwise required by our charter or our investment guidelines).
Corporate Opportunities. Our board of directors has adopted a resolution that provides that none of Blackstone or its affiliates, our directors or any person our directors control will be required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person in his or her capacity as one of our directors or officers and intended exclusively for us or any of our subsidiaries.

Q:    Are there any limitations on the level of ownership of shares?
A:    Our charter contains restrictions on the number of shares any one person or group may own. Specifically, our charter will not permit any person or group to own more than 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or of the aggregate of our outstanding capital stock of any classes or series, and attempts to acquire our common stock or our capital stock of all other class or series in excess of these 9.9% limits would not be effective without an exemption from these limits (prospectively or retroactively) by our board of directors. These limits may be further reduced if our board of directors waives these limits for certain holders. See “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares. See “Risk Factors—Risks Related to This Offering and Our Organizational Structure” for additional discussion regarding restrictions on share ownership.
Q:    Are there any ERISA considerations in connection with an investment in our shares?
A:    The section in this Prospectus captioned “Certain ERISA Considerations” describes certain considerations relating to the purchase of shares by each prospective investor that is, or is acting on behalf of, (i) an “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, (ii) a “plan” described in Section 4975 of the Code that is subject to Section 4975 of the Code (including, without limitation, an individual retirement account (“IRA”) and a “Keogh” plan), (iii) a plan, fund, account or other arrangement that is subject to the provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), or (iv) an entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii), (iii) and (iv) we refer to as a “Plan”).
Each prospective investor that is, or is acting on behalf of, a Plan must independently determine that our shares are an appropriate investment for the Plan, taking into account the investor’s and the Plan’s obligations under the applicable provisions of ERISA, the Code and any applicable Similar Laws, and the facts and circumstances of such investing Plan, including for example: (1) whether the investment is in accordance with the documents and instruments governing the Plan; (2) whether the investment satisfies the fiduciary requirements associated with the Plan; (3) whether the investment will generate unrelated business taxable income to the Plan; (4) whether there is sufficient liquidity for the investment in the shares for the Plan; (5) the need to value the assets of the Plan annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under Title I of ERISA or Section the Code, or a similar violation under applicable Similar Laws. See also “Risk Factors—Retirement Plan Risks” and “Certain ERISA Considerations.”
Prospective investors that are, or are acting on behalf of any, Plan should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common stock to any Plan is in no respect a representation by us or any other person associated with the offering of our shares of common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.
Q:    Are there any Investment Company Act of 1940 considerations?
A:    We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:
•under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities in which Other Blackstone Accounts may invest. We plan to conduct our businesses primarily through the Operating Partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.
We intend to conduct our operations so that we and most, if not all, of our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most, if not all, of our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.
In addition, we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect to be able to conduct our subsidiaries’ respective operations such that none of them will be required to register as an investment company under the Investment Company Act.
We will determine whether an entity is a majority-owned subsidiary of our Company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.
If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).
We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.
For purposes of determining whether we satisfy the 55%/25% test, based on certain no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Blackstone Accounts. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control or in which we share control.
Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.
Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.
A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

Q:     When will I get my detailed tax information?
A:    In the case of certain U.S. stockholders, we expect your IRS Form 1099-DIV tax information, if required, to be mailed by January 31 of each year.
Q:    Who can help answer my questions?
A:    If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial adviser or our transfer agent:
SS&C GIDS, Inc.
PO Box 219349
Kansas City, MO 64121-9349
Overnight Address:
SS&C GIDS, Inc.
801 Pennsylvania Ave. Suite 219349
Kansas City, MO 64105
Toll Free Number: 844-702-1299

RISK FACTORS
An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock. The occurrence of any of the following known risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects and forward-looking statements.
Risks Related to This Offering and Our Organizational Structure
We have held most of our current investments for only a limited period of time and you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.
We have held most of our current investments for a limited period of time and are not able to provide you with information to assist you in evaluating the merits of any specific properties or real estate debt that we may acquire in the future, except for investments that may be described in one or more supplements to this prospectus. Because we have not held certain of our current investments for a long period of time, it may be difficult for you to evaluate our success in achieving our investment objectives. We will continue to seek to invest substantially all of the future net offering proceeds from this offering and certain private offerings, after the payment of fees and expenses, in the acquisition of or investment in interests in properties and real estate debt. However, because you will be unable to evaluate the economic merit of our future investments before we make them, you will have to rely entirely on the ability of the Adviser to select suitable and successful investment opportunities. Furthermore, the Adviser has broad discretion in selecting the types of properties we will invest in and the tenants of those properties, and you will not have the opportunity to evaluate potential investments. These factors increase the risk that your investment may not generate returns comparable to other real estate investment alternatives.
We disclose funds from operations (“FFO”), adjusted funds from operations (“AFFO”), and funds available for distribution (“FAD”), each a non-GAAP financial measure, in communications with investors, including documents filed with the SEC. However, these measures are not equivalent to our net income or loss as determined under GAAP, and do not represent a complete measure of our financial position and results of operations.
We use, and we disclose to investors, FFO, AFFO and FAD, which are considered non-GAAP financial measures. For a discussion of these measures, including definitions, reconciliation to GAAP net income (loss), and the inherent limitations of FFO, AFFO and FAD, see “Selected Information Regarding Our Operations – Funds from Operations and Adjusted Funds from Operations and Funds Available for Distributions.” FFO, AFFO, and FAD should not be considered more relevant or accurate than GAAP net income (loss) in evaluating our operating performance. In addition, FFO, AFFO, and FAD should not be considered as alternatives to net income (loss) as indications of our performance or as alternatives to cash flows from operating activities as indications of our liquidity, but rather should be reviewed in conjunction with these and other GAAP measurements. Further, FFO, AFFO, and FAD are not intended to be used as liquidity measures indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. In addition, our methodology for calculating AFFO and FAD may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, our reported AFFO and FAD may not be comparable to the AFFO and FAD reported by other companies. Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO and AFFO.
We have incurred net losses under GAAP in the past and may incur net losses in the future, and we have an accumulated deficit and may continue to have an accumulated deficit in the future.
For the years ended December 31, 2024 and 2023, we had net loss attributable to our stockholders of $890.5 million and $691.8 million, respectively. As of December 31, 2024 and 2023, we had an accumulated loss of approximately $4.9 billion and $4.0 billion, respectively, which largely reflects real estate depreciation and amortization expense in accordance with GAAP. For the years ended December 31, 2024 and 2023, depreciation and amortization expense was approximately $3.6 billion and $3.8 billion, respectively. For the years ended December 31, 2024 and 2023, our FAD was $1.2 billion and $1.7 billion, respectively.
Net loss and accumulated deficit are calculated and presented in accordance with GAAP, which, among other things, requires depreciation of real estate investments to be calculated on a straight-line basis. As a result, our operating results imply that the value of our real estate investments will decrease evenly over a set time period. However, we believe that the value of real estate investments will fluctuate over time based on market conditions.  Thus, in addition to GAAP financial metrics, management reviews certain non-GAAP financial metrics that exclude real estate-related depreciation and amortization, including FAD, as an additional meaningful non-GAAP supplemental disclosure to provide information for evaluating our operating results.   See “Selected Information Regarding our Operations – Funds from Operations, Adjusted Funds from Operations and Funds Available for Distribution” for reconciliations of FAD to GAAP net loss attributable to common stockholders and for considerations on how to review this metric.
The Adviser manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our board of directors for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.
Our board of directors approved very broad investment guidelines that delegate to the Adviser the authority to execute acquisitions and dispositions of real estate and real estate debt on our behalf, so long as such acquisitions or dispositions are consistent with the investment guidelines and our charter. The Adviser will implement on our behalf the strategies and discretionary approaches it believes from time to time may be best suited to prevailing market conditions in furtherance of that purpose, subject to the limitations under our investment guidelines and our charter. There can be no assurance that the Adviser will be successful in implementing any particular strategy or discretionary approach to our investment activities. Furthermore, the diversification and type of investments may differ substantially from our prior investments. For example, future investments may focus on different sectors of real estate or different geographic areas than is the case for our current investment portfolio. Our board of directors reviews our investment guidelines on an annual basis (or more often as it deems appropriate) and reviews our investment portfolio periodically. Pre-approval of our board of directors or a committee of independent directors will be required only as set forth in our charter (including for transactions with affiliates of the Adviser) or for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors rely primarily on information provided to them by the Adviser. Furthermore, transactions entered into on our behalf by the Adviser may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.
There is currently no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.
There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares, and such repurchases are limited by the share repurchase plan. We expect to continue to repurchase shares at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share) and not based on the price at which you initially purchased your shares, except that subject to limited exceptions, shares that have not been outstanding for at least one year will be repurchased at 98% of the transaction price. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Share Repurchases—Early Repurchase Deduction.”

Your ability to have your shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to limitations overseen by our board of directors. Our board of directors may make exceptions to the limitations in our share repurchase plan (or repurchase fewer shares than such repurchase limitations), or modify or suspend our share repurchase plan if, in its reasonable judgment, it deems such action to be in our best interest and the best interest of our stockholders.
We may choose to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, which is approved and administered by our board of directors, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the aggregate NAV of total repurchases (including repurchases at certain non-U.S. investor access funds primarily created to hold shares of our common stock but excluding any Early Repurchase Deduction applicable to the repurchased shares) is limited, in any calendar month, to no more than 2% of our aggregate NAV (measured using the aggregate NAV as of the end of the immediately preceding month) and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV (measured using the average aggregate NAV at the end of the immediately preceding three months). For the avoidance of doubt, both of these limits are assessed each month in a calendar quarter. We have in the past received, and may in the future receive, repurchase requests that exceed the limits under our share repurchase plan, and we have in the past repurchased less than the full amount of shares requested, resulting in the repurchase of shares on a pro rata basis. For example, we began a period of prorated fulfillment of repurchase requests in November 2022, in accordance with the limitations specified in our share repurchase plan. In such case, we accepted repurchase requests from each investor up to such repurchase limitations. Further, our board of directors has in the past made exceptions to the limitations in our share repurchase plan and may in the future, in certain circumstances, make exceptions to such repurchase limitations (or repurchase fewer shares than such repurchase limitations), or modify or suspend our share repurchase plan if, in its reasonable judgment, it deems such action to be in our best interest and the best interest of our stockholders. Our board of directors cannot terminate our share repurchase plan absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If the full amount of all shares of our common stock requested to be repurchased in any given month are not repurchased, funds will be allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.
In addition, as of the date of this prospectus, a single investor owns approximately 8% of our total outstanding shares of common stock which ownership interest may increase under the terms of this investor’s investment in us. Although this investor is required to submit repurchase requests pursuant to our share repurchase plan ratably over a 24-month period, a repurchase request by this or any other significant holder in the future could cause us to reach the limits of our share repurchase plan more quickly than we would have otherwise and adversely impact the ability of other stockholders to have their shares repurchased.
The vast majority of our assets consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in our board of directors’ judgment, place an undue burden on our liquidity, adversely affect our operations or impose an adverse impact on the Company as a whole, or should our board of directors otherwise determine that investing our liquid assets in real properties or other investments rather than repurchasing our shares is in the best interests of the Company as a whole, then our board of directors may determine to repurchase fewer shares than have been requested to be repurchased (including relative to the 2% monthly limit and 5% quarterly limit under our share repurchase plan), or none at all. Upon suspension of our share repurchase plan, our share repurchase plan requires our board of directors to consider at least quarterly whether the continued suspension of the plan is in the best interest of the Company and its stockholders; however, we are not required to authorize the recommencement of the share repurchase plan within any specified period of time. As a result, a stockholder’s ability to have their shares repurchased by us has been limited in the past, and may be limited in the future, and at times stockholders have not been able to, and may not in the future be able to, liquidate their investment. See “Share Repurchases—Repurchase Limitations.”
Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.
Events affecting economic conditions in the United States and/or elsewhere or globally, such as the general negative performance of the real estate sector (including as a result of inflation or higher interest rates), market volatility, trade conflict, civil unrest, national and international security events, war (including ongoing conflicts in the Middle East and Ukraine), extreme weather events (including climate change, hurricanes, wild fires, earthquakes or floods) or the spread of infectious illnesses, pandemics or other public health emergencies, could cause our stockholders to seek the repurchase of their shares pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow and liquidity could be materially adversely affected, and we may incur additional leverage. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.
In addition, stockholders have and may continue to seek to repurchase some or all of the shares of our common stock that they hold. A significant volume of repurchase requests in a given period has in the past and may in the future cause requests to exceed the 2% monthly and 5% quarterly limits under our share repurchase plan, resulting in less than the full amount of repurchase requests being satisfied in such period.
We face risks associated with the deployment of our capital.
In light of the nature of our continuous public offering as well as ongoing and periodic private offerings in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying and purchasing suitable investments on attractive terms, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering or any private offering and the time we invest the net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our stockholders that may be invested in money market accounts or other similar temporary investments, each of which is subject to management fees.
In the event we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely invest the net proceeds of sales of our common stock or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.
If we are unable to successfully integrate new investments and manage our growth, our results of operations and financial condition may suffer.
We have in the past and may in the future significantly increase the size and/or change the types of investments in our portfolio. We may be unable to successfully and efficiently integrate newly acquired investments into our existing portfolio or otherwise effectively manage our assets or growth. In addition, increases in the size of our investment portfolio and/or changes in our investment focus may place significant demands on our Adviser’s administrative, operational, asset management, financial and other resources which could lead to decreased efficiency. Any failure to effectively manage such growth or increase in scale could adversely affect our results of operations and financial condition.
The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.
We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this prospectus. We may not generate sufficient income to make distributions to our stockholders. Our board of directors (or a committee of our board of directors) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:
•our inability to invest the proceeds from sales of our shares on a timely basis in income-generating properties;
•our inability to realize attractive risk-adjusted returns on our investments;
•high levels of repurchase requests under our share repurchase plan for a prolonged period of time, which could lead to the disposition of investments to generate liquidity to satisfy repurchase requests;
•high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and
•defaults in our investment portfolio or decreases in the value of our investments.
As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.
We may pay distributions from sources other than our cash flow from operations, including, without limitation, borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses, and we have no limits on the amounts we may fund from such sources.
We may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, we may fund distributions to our stockholders from sources other than cash flow from operations, including, without limitation, borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in shares of our common stock and/or Operating Partnership units and the Special Limited Partner elects to receive distributions on its performance participation interest in Operating Partnership units, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate debt portfolio. Funding distributions from borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We cannot predict when, if ever, distribution payments sourced from borrowings and from proceeds may occur, and an extended period of such payments would likely be unsustainable. We have not established a limit on the amount of our distributions that may be funded from any of these sources.

To the extent we borrow funds to pay distributions, we would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.
We may also defer operating expenses or pay expenses (including the fees of the Adviser or distributions to the Special Limited Partner) with shares of our common stock or Operating Partnership units in order to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely affect our operations and reduce the future return on your investment. We may repurchase shares or redeem Operating Partnership units from the Adviser or the Special Limited Partner shortly after issuing such shares or units as compensation. The payment of expenses in shares of our common stock or with Operating Partnership units will dilute your ownership interest in our portfolio of assets. There is no guarantee any of our operating expenses will be deferred and the Adviser and Special Limited Partner are under no obligation to receive future fees or distributions in shares of our common stock or Operating Partnership units and may elect to receive such amounts in cash.
Payments to the Adviser or the Special Limited Partner in the form of common stock or Operating Partnership units they elect to receive in lieu of fees or distributions will dilute future cash available for distribution to our stockholders.
The Adviser or the Special Limited Partner may choose to receive, and have in the past received, shares of our common stock or Operating Partnership units in lieu of certain fees or distributions. The holders of all Operating Partnership units are entitled to receive cash from operations pro rata with the distributions being paid to us and such distributions to the holder of the Operating Partnership units will reduce the cash available for distribution to us and to our stockholders. Furthermore, under certain circumstances the Operating Partnership units held by the Adviser or the Special Limited Partner are required to be repurchased, in cash at the holder’s election, and there may not be sufficient cash to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, offering proceeds or other sources to make the payment, which will reduce cash available for distribution to you or for investment in our operations. The Special Limited Partner may receive such distributions of units related to its performance participation interest quarterly, and the frequency of repurchases of units from the Special Limited Partner may increase compared to prior periods in which such distributions were payable to the Special Limited Partner on an annual basis. Although the Special Limited Partner is required to pay a Quarterly Shortfall Obligation (as defined below) with respect to units received in connection with distributions of Quarterly Allocations (as defined below), there is no guarantee this Quarterly Shortfall Obligation will adequately offset the dilutive impacts on us. Repurchases of our shares or Operating Partnership units from the Adviser paid to the Adviser as a management fee are not subject to the monthly and quarterly volume limitations or the Early Repurchase Deduction, and such repurchases may receive priority over other shares submitted for repurchase during such period. The amount of Operating Partnership units issued to the Special Limited Partner may be significant, particularly during periods in which the value of our real estate portfolio appreciates, resulting in higher performance participation allocation. Repurchases of our shares or Operating Partnership units from the Special Limited Partner distributed to the Special Limited Partner with respect to its performance participation interest are not subject to the Early Repurchase Deduction, but such repurchases are subject to the monthly and quarterly volume limitations and do not receive priority over other shares submitted for repurchase during such period.
Purchases and repurchases of shares of our common stock are not made based on the current NAV per share of our common stock.
Generally, our offering price per share and the price at which we make repurchases of our shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share, if calculated as of the date on which you make your subscription request or repurchase request, may be significantly different than the transaction price you pay or the repurchase price you receive. Certain of our investments or liabilities are subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire or repurchase our shares, however the prior month’s NAV per share will generally continue to be used as the transaction price per share and repurchase price per share.

In exceptional circumstances, we may in our sole discretion, but are not obligated to, offer and repurchase shares at a different price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month and we believe an updated price is appropriate. In such exceptional cases, the transaction price and the repurchase price will not equal our NAV per share as of any time.
Valuations and appraisals of our real estate and real estate debt are estimates of fair value and may not necessarily correspond to realizable value.
For the purposes of calculating our monthly NAV, our properties will generally initially be valued at cost, which we expect to represent fair value at that time. The Adviser will then value our properties monthly, based on current material market data and other information deemed relevant, with review for reasonableness each month by an independent valuation advisor. Each property will be valued by an independent third-party appraisal firm annually. Annual appraisals may be delayed for a short period in exceptional circumstances. Concurrent with the appraisal process, the Adviser will value each property and, taking into account the appraisal, among other factors, will determine the appropriate valuation within the range provided by the independent third-party appraisal firm.
Investments in real estate debt and other securities with readily available market quotations will be valued monthly at fair market value. Certain investments, such as mortgages, mezzanine loans, preferred equity or private company investments, are unlikely to have market quotations. In the case of loans acquired by us, such initial value will generally be the acquisition price of such loan. In the case of loans originated by us, such initial value will generally be the par value of such loan. Each such investment will then be valued by the Adviser within the first three full months after we invest in such investment and no less than quarterly thereafter. Additionally, the Adviser may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. For more information regarding our valuation process, see “Net Asset Value Calculation and Valuation Guidelines.”
Although monthly valuations of each of our real properties will be reviewed for reasonableness by an independent valuation advisor, such reviews are based on asset- and portfolio-level information provided by the Adviser, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real property, which information will not be independently verified by the independent valuation advisor. Similarly, each month, the independent valuation advisor will review for reasonableness our quarterly valuations (and our monthly updates of such valuations) of our real estate debt and other securities for which market quotations are not readily available.
However, such valuations are based on information provided by the Adviser, which information will not be verified by the independent valuation advisor. While the independent valuation advisor is responsible for reviewing our property and certain real estate debt and other securities valuations as set forth in our valuation guidelines, the independent valuation advisor is not responsible for, and does not calculate, our NAV, and the Adviser is ultimately and solely responsible for the determination of our NAV.
Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties and certain of our investments will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and other investments will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Adviser and the independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. There will be no retroactive adjustment in the valuation of such assets, the offering price of our shares of common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to the Adviser and the Dealer Manager, an affiliate of the Adviser, to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan are generally based on our prior month’s NAV per share, you may pay more than realizable value or receive less than realizable value for your investment. To the extent the price at which purchases and repurchases of our shares is different from the realizable value of our assets on the date of purchase and repurchase, current stockholders may experience economic dilution with respect to their ownership interest in us.
Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.
We anticipate that the annual appraisals of our properties will be conducted on a rolling basis, such that properties may be appraised at different times but each property would be appraised at least once per year. In addition, all of our single family rental housing properties will be appraised at the same time on an annual basis. When these appraisals are considered by the Adviser for purposes of valuing the relevant property, there may be a material change in our NAV per share amounts for each class of our common stock from those previously reported. These changes in a property's value may be as a result of property-specific events or as a result of more general changes to real estate values resulting from local, national or global economic changes. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to take into consideration the new appraisal or actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur in the month the adjustment is made.
It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.
The Adviser’s determination of our monthly NAV per share will be based in part on appraisals of each of our properties provided annually by independent third-party appraisal firms and quarterly valuations of our real estate debt and other securities for which market prices are not readily available provided by the Adviser and reviewed by an independent valuation advisor, each in accordance with valuation guidelines approved by our board of directors. As a result, our published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal or valuation. The Adviser will review appraisal reports and monitor our real estate and real estate debt, and is responsible for notifying the applicable independent valuation advisor of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our real estate and real estate debt or liabilities between valuations, or to obtain complete information regarding any such events in a timely manner. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor or to the detriment of either stockholders who repurchase their shares, or stockholders who buy new shares, or existing stockholders.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.
The methods used by our Adviser and State Street or its affiliates to calculate our monthly NAV, including the components used in calculating our NAV, are not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating our NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV monthly solely for purposes of establishing the price at which we sell and repurchase shares of our common stock on a monthly basis, and you should not view our monthly NAV, on its own, as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.
In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with GAAP. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.
Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase shares of our common stock and the amount of the Adviser’s management fee and the Special Limited Partner’s performance participation interest. The Adviser has implemented certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, the Adviser, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which shares of our common stock were sold or repurchased or on the amount of the Adviser’s management fee or the Special Limited Partner’s performance participation interest, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to Blackstone’s policies and procedures, making adjustments to prior NAV calculations. You should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Net Asset Value Calculation and Valuation Guidelines.”
Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a “control premium” for his or her shares.
Corporations incorporated under Maryland law with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and at least three independent directors are permitted to elect to be subject, by a charter or bylaw provision or a resolution of its board of directors and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:
•staggering the board of directors into three classes;
•requiring a two-thirds vote of stockholders to remove directors;
•providing that only the board of directors can fix the size of the board;
•providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•providing for a majority requirement for the calling by stockholders of a special meeting of stockholders.
These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ shares. In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through other provisions in our charter and bylaws, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three nor more than 15. We have not elected to be subject to any of the other provisions described above, but our charter does not prohibit our board of directors from opting into any of these provisions in the future.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” (which is defined as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock or (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding stock) or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. A person is not an interested stockholder if our board of directors approved in advance the transaction by which such stockholder would otherwise have become an interested stockholder. In approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by our board of directors. After the five-year period ends, any merger or other business combination with the interested stockholder or any affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:
•80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and
•two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
These supermajority voting provisions do not apply if, among other things, our stockholders receive a minimum price (as defined in the Maryland General Corporation Law (the “MGCL”)) for their common stock and the consideration is received in cash or in the same form as previously paid by the interested stockholder.
The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combination involving us and any person, including Blackstone, the Dealer Manager and the Adviser, from the provisions of this law, provided that such business combination is first approved by our board of directors.
Our charter permits our board of directors to authorize us to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.
Our board of directors is permitted, subject to certain restrictions set forth in our charter, to authorize the issuance of shares of preferred stock without stockholder approval. Further, our board of directors may classify or reclassify any unissued shares of common or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.
Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”
The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions. The control share acquisition statute does not apply: (1) to shares acquired in a merger, consolidation or statutory share exchange if the Maryland corporation is a party to the transaction; or (2) to acquisitions approved or exempted by the charter or bylaws of the Maryland corporation. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see “Certain Provisions of Maryland Law and Our Charter and Bylaws—Control Share Acquisitions.”
Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.
Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter generally limits the personal liability of our directors and officers for monetary damages subject to the limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 (the “NASAA REIT Guidelines”) and Maryland law. Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Further, we have entered into separate indemnification agreements with each of our officers and directors. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors or officers, or the Adviser and its affiliates, for any liability or loss suffered by them or hold our directors or officers, the Adviser and its affiliates harmless for any liability or loss suffered by us, unless they have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, the Adviser and its affiliates, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers, the Adviser and Other Agents.”
Maryland law limits our stockholders’ ability to amend our charter or dissolve us without the approval of our board of directors.
Although the NASAA REIT Guidelines indicate that stockholders are permitted to amend our charter or terminate us without the necessity for concurrence by our board of directors, we are required to comply with the MGCL, which provides that any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, our stockholders may vote to authorize the amendment of our charter or the dissolution of our company, but only after such action has been declared advisable by our board of directors. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders will be those that have been declared advisable by our board of directors and also require approval by our stockholders.

Your interest in us will be diluted if we issue additional shares. Your interest in our assets will also be diluted if the Operating Partnership issues additional units.
Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue up to 16,400,000,000 shares of capital stock, of which 16,300,000,000 shares are classified as common stock, par value $0.01 per share, of which 500,000,000 shares are classified as Class T shares, 400,000,000 shares are classified as Class T-2 shares, 3,000,000,000 shares are classified as Class S shares, 2,500,000,000 shares are classified as Class S-2 shares, 1,500,000,000 shares are classified as Class D shares, 1,400,000,000 shares are classified as Class D-2 shares, 6,000,000,000 shares are classified as Class I shares, 500,000,000 shares are classified as Class C shares and 500,000,000 shares are classified as Class F shares, and 100,000,000 shares are classified as preferred stock, par value $0.01 per share. We have also issued shares in private offerings and Operating Partnership units to holders other than the Company and made equity grants to our independent directors and service providers, and expect to make more such issuances in the future. In addition, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. Our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue shares of our common stock or units in our Operating Partnership in private offerings; (3) issue shares of our common stock or Operating Partnership units upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares of our common stock or Operating Partnership units to the Adviser or the Special Limited Partner, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or the performance participation allocation; (5) issue shares of our common stock or Operating Partnership units to sellers of properties we acquire, or (6) issue equity incentive compensation to certain employees of our portfolio companies, other portfolio company service providers owned by Blackstone-advised investment vehicles or to third parties as satisfaction of obligations under incentive compensation arrangements. To the extent we issue additional shares of common stock after your purchase in this offering, your percentage ownership interest in us will be diluted. Because we hold all of our assets through the Operating Partnership, to the extent we issue additional units of our Operating Partnership after you purchase shares in this offering, your percentage ownership interest in our assets will be diluted. Because certain classes of the units of our Operating Partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our Operating Partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons, our stockholders may experience substantial dilution in their percentage ownership of our shares or their interests in the underlying assets held by our Operating Partnership. Operating Partnership units may have different and preferential rights to the claims of common units of our Operating Partnership which correspond to the common stock held by our stockholders. Certain units in our Operating Partnership may have different and preferential rights to the terms of the common Operating Partnership units which correspond to the common stock held by our stockholders.
We are not required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.
So long as our shares of common stock are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not have any executive compensation.
Our UPREIT structure may result in potential conflicts of interest with limited partners in our Operating Partnership whose interests may not be aligned with those of our stockholders.
Our directors and officers have duties to our corporation and our stockholders under Maryland law and our charter in connection with their management of the corporation. At the same time, we, as general partner, have fiduciary duties under Delaware law to our Operating Partnership and to the limited partners in connection with the management of our Operating Partnership. Our duties as general partner of our Operating Partnership and its partners may come into conflict with the duties of our directors and officers to the corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our Operating Partnership provides that, for so long as we own a controlling interest in our Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners may be resolved in favor of our stockholders.
Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees will not be liable or accountable to our Operating Partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our Operating Partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our Operating Partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.
The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.
We intend to continue to conduct our operations so that neither we, nor our Operating Partnership nor the subsidiaries of our Operating Partnership are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company. See “Prospectus Summary—Are there any Investment Company Act of 1940 considerations?”
A change in the value of any of our assets could negatively affect our ability to maintain our exclusion from regulation under the Investment Company Act. To maintain compliance with the applicable exclusion under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders.
We depend on the Adviser and its affiliates to develop appropriate systems and procedures to control operational risk.
Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in our operations may cause us to suffer financial losses, the disruption of our business, liability to third parties, regulatory intervention or damage to our reputation. We rely heavily on our Adviser’s financial, accounting, treasury, communications and other data processing systems. The ability of our Adviser’s systems to accommodate transactions could also constrain our ability to properly manage our portfolio. Generally, the Adviser will not be liable for losses incurred due to the occurrence of any such errors.

We are subject to the risk that our trading orders may not be executed in a timely and efficient manner due to various circumstances, including, without limitation, systems failure or human error. As a result, we could be unable to achieve the market position selected by the Adviser or might incur a loss in liquidating our positions. Since some of the markets in which we may effect transactions are over-the-counter or interdealer markets, the participants in such markets are typically not subject to credit evaluation or regulatory oversight comparable to that which members of exchange-based markets are subject. We are also exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions, thereby causing us to suffer a loss.
Cybersecurity risks and data protection could result in the loss of data, interruptions in our business, damage to our reputation, and subject us to regulatory actions, increased costs and financial losses, each of which could have a material adverse effect on our business and results of operations.
Our operations are highly dependent on our information systems and technology, and we rely heavily on our and Blackstone’s financial, accounting, treasury, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks which are continually evolving and may increase in sophistication and frequency in the future. Attacks on Blackstone and its affiliates and their portfolio companies’ and service providers’ systems could involve, and in some instances have in the past involved, attempts that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our stockholders, destroy data or disable, degrade or sabotage our systems, or divert or otherwise steal funds, including through the introduction of “phishing” attempts and other forms of social engineering, ransomware attacks, cyber extortion, computer viruses and other malicious code.
Cybersecurity incidents and cyber-attack, denial of service attacks, ransomware attacks, and social engineering attempts (including business email compromise attacks) have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future (including as a consequence of the COVID-19 pandemic and the increased frequency of virtual working arrangements). There have been a number of recent highly publicized cases involving the dissemination, theft and destruction of corporate information or other assets, as a result of a failure to follow procedures by employees or contractors or as a result of actions by a variety of third parties, including nation state actors and terrorist or criminal organizations. Blackstone, we and our service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions, and their operations rely on the secure access to, and processing, storage and transmission of confidential and other information in their systems and those of their respective third-party service providers. These information, technology and communications systems are subject to a number of different threats or risks that could adversely affect Blackstone or us. For example, the information and technology systems as well as those of Blackstone, its portfolio companies and other related parties, such as service providers, may be vulnerable to damage or interruption from cybersecurity breaches, computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyberattacks, ransomware and other security threats could originate from a wide variety of external sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. Cyberattacks and other security threats could also originate from the malicious or accidental acts of insiders.
There has been an increase in the frequency and sophistication of the cyber and data security threats Blackstone faces, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target Blackstone because Blackstone holds a significant amount of confidential and sensitive information about its and our investors, its and our portfolio companies and potential investments. As a result, we and Blackstone may face a heightened risk of a security breach or disruption with respect to this information. If successful, these types of attacks on our or Blackstone’s network or other systems could have a material adverse effect on our business and results of operations, due to, among other things, the loss of investor or proprietary data, interruptions or delays in the operation of our business and damage to our reputation. There can be no assurance that measures Blackstone takes to ensure the integrity of its systems will provide protection, especially because cyberattack techniques used change frequently may persist undetected over extended periods of time, and may not be mitigated in a timely manner to prevent or minimize the impact of an attack on Blackstone or its affiliates.

If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information, including nonpublic personal information related to shareholders (and their beneficial owners) and material nonpublic information. Although Blackstone has implemented, and its portfolio companies and service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. There also have been several publicized cases of ransomware where hackers have requested ransom payments in exchange for not disclosing client or customer information or restoring access to information technology or communications systems. Blackstone does not control the cybersecurity and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to Blackstone, its portfolio companies and us, each of which could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in Blackstone’s, its affiliates’, their portfolio companies’ or our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to shareholders, material nonpublic information and the intellectual property and trade secrets and other sensitive information in the possession of Blackstone and portfolio companies. We, Blackstone or a portfolio company could be required to make a significant investment to remedy the effects of any such failures, harm to their reputations, legal claims that they and their respective affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity and other events that may affect their business and financial performance.
Even if we or Blackstone are not targeted directly, cyberattacks on the U.S. and foreign governments, financial markets, financial institutions, or other businesses, including borrowers, vendors, software creators, cybersecurity service providers, and other third parties with whom we do business, may occur, and such events could disrupt our normal business operations and networks in the future.
In addition, Blackstone operates in businesses that are highly dependent on information systems and technology. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, we could also suffer losses in connection with updates to, or the failure to timely update, our information systems and technology. In addition, we are reliant on third-party service providers for certain aspects of our business, including for administrative services, as well as for certain information systems and technology, including cloud-based services. These third-party service providers could also face ongoing cybersecurity threats and compromises of their systems. These cybersecurity threats and compromises could occur as a result of threat actors impersonating Blackstone or its employees, including through the use of artificial intelligence technologies that could make such impersonation more likely to occur, or appear more credible. As a result, unauthorized individuals could gain access to certain confidential data.
Cybersecurity has become a top priority for regulators around the world and rapidly developing and changing privacy, data protection and cybersecurity laws and regulations could further increase compliance costs and subject us to enforcement risks and reputational damage. The SEC recently adopted amendments to its rules that relate to cybersecurity risk management, strategy, governance, and incident reporting for entities that are subject to Exchange Act reporting requirements (such as BREIT), and many jurisdictions in which we and Blackstone operate have, or are considering adopting, laws and regulations relating to data privacy, cybersecurity and protection of personal information, including, as examples the General Data Protection Regulation in the European Union, the U.K. Data Protection Act, the Gramm-Leach-Bliley Act (and applicable regulations thereunder) and the California Consumer Privacy Act at the U.S. federal and state level, respectively. In light of these proposed and final rules and the focus of federal regulators on cybersecurity, in recent years, we expect increasing SEC enforcement activity related to cybersecurity matters, including by the SEC's Office of Compliance Inspections and Examinations in its examination programs, where cybersecurity has been prioritized with an emphasis on, among other things, data loss prevention, information security governance and policies and procedures related to retail trading information security. Some jurisdictions have also enacted or proposed laws requiring companies to notify individuals and government agencies of data security breaches involving certain types of personal data. Although Blackstone maintains cybersecurity controls designed to prevent cyber incidents from occurring, no security is impenetrable to cyberattacks. It is possible that current and future cyber enforcement activity will target practices that we believe are compliant, but the SEC deems otherwise.
While we have taken various measures and made significant efforts and investment to ensure that our policies, processes and systems are both robust and compliant with these obligations, our potential liability remains a concern, particularly given the continued and rapid development of privacy laws and regulations around the world, the lack of harmonization of such laws and regulations, and increased criminal and civil enforcement actions and private litigation. There can be no assurance that our data protection efforts and our investment in information technology will prevent significant breakdowns, data leakages, breaches in our systems, or those of our third-party vendors and other contractors and consultants, or other cyber incidents that could have a material adverse effect upon our reputation, business, operations, or financial condition. The techniques used by cyber criminals change frequently, may not be recognized until launched, and can originate from a wide variety of sources. Any inability, or perceived inability, by us to adequately address privacy concerns, or comply with applicable laws, regulations, policies, industry standards and guidance, contractual obligations, or other legal obligations, even if unfounded, could result in significant regulatory and third party liability, increased costs, disruption of our business and operations, and a loss of tenant and investor confidence and other reputational damage. Furthermore, as new privacy-related laws and regulations are implemented, the time and resources needed for us to comply with such laws and regulations continues to increase and become a significant compliance workstream.
Breaches in our security or in the security of third party service providers, whether malicious in nature or through inadvertent transmittal or other loss of data, could potentially jeopardize us and Blackstone, Blackstone’s employees’ or our investors’ or counterparties’ confidential, proprietary and other information processed and stored in, and transmitted through our or Blackstone’s computer systems and networks, or otherwise cause interruptions or malfunctions in our or Blackstone’s, its employees’, our investors’, our counterparties’ or third parties’ business and operations, which could result in significant financial losses, increased costs, disruption in our business, liability to our investors and other counterparties, regulatory intervention and reputational damage. Furthermore, if we or Blackstone fail to comply with the relevant laws and regulations or fail to provide the appropriate regulatory or other notifications of breach in a timely manner, it could result in regulatory investigations and penalties, which could lead to negative publicity and reputational harm and may cause our investors or Blackstone fund investors and clients to lose confidence in the effectiveness of our or Blackstone’s security measures.
Blackstone’s technology, data and intellectual property and the technology, data and intellectual property of its portfolio companies are also subject to a heightened risk of theft or compromise to the extent Blackstone and its portfolio companies engage in operations outside the United States, in particular in those jurisdictions that do not have comparable levels of protection of proprietary information and assets such as intellectual property, trademarks, trade secrets, know-how and customer information and records. In addition, Blackstone and its portfolio companies may be required to compromise protections or forego rights to technology, data and intellectual property in order to operate in or access markets in a foreign jurisdiction. Any such direct or indirect compromise of these assets could have a material adverse impact on such businesses.
We depend on our headquarters in New York City, where most of Blackstone’s personnel involved in our business are located, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Blackstone’s disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.
We may experience risk related to the use of artificial intelligence.
Technological developments in artificial intelligence, including machine learning technology and generative artificial intelligence (collectively, “AI Technologies”) and their current and potential future applications, as well as the legal and regulatory frameworks within which they operate, are rapidly evolving. The full extent of current or future risks related thereto is not possible to predict and we may not be able to anticipate, prevent, mitigate or remediate all of the potential risks, challenges or impacts of such changes. Any of these technological innovations could result in harm to us, Blackstone, the Adviser or our portfolio entities, significantly disrupt the market in which they operate and subject them to increased competition, which could materially and adversely affect their business, financial condition and results of operations, and have an adverse impact on us. Advancements in computing and AI Technologies, including efficiency improvements, without related increases in the adoption and development of such technologies, could also negatively impact demand for, and the valuation of, digital infrastructure assets.
We, Blackstone, the Adviser and our portfolio entities intend to avail ourselves/themselves of the benefits, insights and efficiencies that are available through the use of AI Technologies. However, the use of AI Technologies presents a number of risks that cannot be fully mitigated. For example, AI Technologies are highly reliant on the collection and analysis of large amounts of data and complex algorithms, but it is not possible or practicable to incorporate all relevant data into models that AI Technologies utilize to operate. Moreover, with the use of AI Technologies, there often exists a lack of transparency of how inputs are converted to outputs, and neither we, Blackstone, the Adviser nor our portfolio entities can fully validate this process and its accuracy. The accuracy of such inputs and the resulting impact on the results of AI Technologies cannot be verified and could result in a diminished quality of work product that includes or is derived from inaccurate or erroneous information. Further, inherent bias in the construction of AI Technologies can lead to a wide array of risks including but not limited to accuracy, efficacy and reputational harm. Therefore, it is expected that data in such models will contain a degree of inaccuracy and error, and potentially materially so, and that such data as well as algorithms in use could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI Technologies and could adversely impact us, Blackstone, the Adviser or our portfolio entities to the extent we/they rely on the work product of such AI Technologies. The volume and reliance on data and algorithms also make AI Technologies, and in turn us, Blackstone, the Adviser and our portfolio entities, more susceptible to cybersecurity threats, including the compromise of underlying models, training data, or other intellectual property. We, Blackstone, the Adviser and our portfolio entities could be exposed to risks to the extent third‐party service providers, or any counterparties use AI Technologies in their business activities. At the same time, to the extent utilized by Blackstone or the Adviser, any interruption of access to or use of AI Technologies could impede the ability of us, Blackstone, the Adviser or our portfolio entities to generate information and analysis that could be beneficial to us/them and our/their business, financial condition and results of operations. AI Technologies will likely also be competitive with certain business activities or increase the obsolescence of certain organizations’ products or services, particularly as AI Technologies improve. This could also have an adverse impact on us, Blackstone, the Adviser or our portfolio entities.
AI Technologies can also be misused or misappropriated by third parties and/or employees of Blackstone, the Adviser or our portfolio entities. For example, there is a risk that a user will input confidential information, including material non-public information, or personal identifiable information, into AI Technologies applications, resulting in such information becoming part of a dataset that is accessible by other third-party AI Technologies applications and users including competitors of us, Blackstone, the Adviser or our portfolio entities. Moreover, we, Blackstone, the Adviser and our portfolio entities will not necessarily be in a position to control the manner in which third-party AI Technologies are developed or maintained or the manner in which third parties use AI Technologies to provide services, even where they have sought contractual protections. The use of AI Technologies, including potential inadvertent disclosure of confidential information or personal identifiable information, could also lead to legal and regulatory investigations and enforcement actions. Relatedly, we, Blackstone, the Adviser and our portfolio entities could be exposed to risks to the extent third-party service providers or any counterparties use AI Technologies in their business activities.
Blackstone expects to be involved in the collection of such data and/or development of proprietary AI Technologies in the ordinary course. To this end, we will pay and bear all expenses and fees associated with developing and maintaining such technology, including the costs of any professional service providers, subscriptions and related software and hardware, server infrastructure and hosting, internal Blackstone expenses, fees, charges and/or related costs incurred, charged or specifically attributed or allocated (based on methodologies determined by Blackstone) to us, Blackstone, the Adviser or our portfolio entities or their affiliates in connection with such AI Technologies, and none of the fees, costs or expenses described above will reduce or offset the management fees.
Regulations related to AI Technologies could also impose certain obligations and costs related to monitoring and compliance. For example, in April 2023, the Federal Trade Commission, U.S. Department of Justice, Consumer

Financial Protection Bureau, and U.S. Equal Employment Opportunity Commission released a joint statement on artificial intelligence demonstrating interest in monitoring the development and use of automated systems and enforcement of their respective laws and regulations. In October 2023, an executive order established new standards for AI safety and security. In addition to the U.S. regulatory framework, in 2024, the EU adopted the Artificial Intelligence Act in 2024, which applies to certain AI Technologies and the data used to train, test and deploy them, which may create additional compliance burdens, higher administrative costs and significant penalties should we, Blackstone, the Adviser and our portfolio entities fail to comply.
AI Technologies and their current and potential future applications including in the private investment and financial sectors, as well as the legal and regulatory frameworks within which they operate, continue to rapidly evolve, and it is not possible to predict the full extent of current or future risks related thereto.
We may experience risks related to the use of social media and publicity platforms.
The use of social networks, message boards, internet channels and other platforms has become widespread in the United States and globally. As a result, individuals now have the ability to rapidly and broadly disseminate information or misinformation without independent or authoritative verification. Any such information or misinformation regarding Blackstone and the Advisor could have adverse effects on us and/or our investments.
Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in this offering, which could harm our ability to achieve our investment objectives.
Broker-dealers are required to comply with Regulation Best Interest, which, among other requirements, establishes a new standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The full impact of Regulation Best Interest on participating broker-dealers cannot be determined at this time, and it may negatively impact whether participating broker-dealers and their associated persons recommend this offering to certain retail customers. In particular, under SEC guidance concerning Regulation Best Interest, a broker-dealer recommending an investment in our shares should consider a number of factors under the care obligation of Regulation Best Interest, including but not limited to cost and complexity of the investment and reasonably available alternatives in determining whether there is a reasonable basis for the recommendation. As a result, high cost, high risk and complex products may be subject to greater scrutiny by broker-dealers. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe is in the best interest of a particular retail customer. However, if broker-dealers choose alternatives to our shares, many of which likely exist, such as an investment in listed entities, which may be a reasonable alternative to an investment in us as such investments may feature characteristics like lower cost, nominal commissions at the time of initial purchase, less complexity and lesser or different risks, our ability to raise capital will be adversely affected. If Regulation Best Interest reduces our ability to raise capital in this offering, it may harm our ability to achieve our objectives.
Risks Related to Investments in Real Estate
Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.
We are subject to risks generally attributable to the ownership of real property, including:
•changes in global, national, regional or local economic, demographic or capital market conditions (including volatility as a result of the ongoing conflicts in the Middle East and Ukraine and the rapidly evolving measures in response and economic impacts resulting from actual or perceived instability in the U.S. banking system);
•future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;
•changes in supply of or demand for similar properties in a given market or metropolitan area, which could result in rising vacancy rates or decreasing market rental rates;

•vacancies, fluctuations in the average occupancy and room rates for hotel properties or inability to lease space on favorable terms;
•increased competition for properties targeted by our investment strategy;
•bankruptcies, financial difficulties or lease defaults by our tenants, particularly for our tenants with net leases for large properties;
•inflation;
•increases in interest rates and lack of availability of financing; and
•changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, limitations on rental rates, and increasing costs to comply with environmental laws.
All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to stockholders.
Our success is dependent on general market and economic conditions.
The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities, interest rates and inflation may affect our investment opportunities and the value of our investments. Blackstone’s financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on Blackstone’s businesses and operations (including the Adviser).
A depression, recession or slowdown in the U.S. real estate market or one or more regional real estate markets, and to a lesser extent, the global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We would also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our capital structure or our investments’ capital structures.
Market disruptions in a single country could cause a worsening of conditions on a regional and even global level, and economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could result in problems in one country adversely affecting regional and even global economic conditions and markets. Any future financial market disruptions may force us to use a greater proportion of our offering proceeds to finance our acquisitions and fund tenant improvements, reducing the cash available to satisfy repurchase requests and reducing the number of acquisitions we would otherwise make.
Additionally, geopolitical concerns and other global events such as trade conflict, civil unrest, national and international security events, war, terrorism, natural and environmental disasters and the spread of infectious illnesses, pandemics or other public health emergencies may adversely affect the global economy and the markets in which we invest. For example, in the U.S., the current Presidential administration has stated its intention to make governmental policy and regulatory changes in a variety of areas, including the imposition of tariffs or other trade barriers, and certain countries subject to those changes have expressed an intent to impose similar measures in return. Outside the U.S., ongoing conflicts in the Middle East and Ukraine, as well as concern as to whether China’s stimulus measures will effectively stabilize slowing economic growth in the country, have further contributed to global economic uncertainty and volatility in the global financial markets, which may adversely impact our performance. These events could reduce consumer demand or economic output, result in market closure, travel restrictions or quarantines, and generally have a significant impact on the economy, our operations and performance.

In addition, severe public health events, such as those caused by the COVID‐19 pandemic, may occur from time to time, and could directly and indirectly impact us in material respects that we are unable to predict or control, including by threatening employees’ well‐being and morale and interrupting business activities. In addition, related factors may materially and adversely affect us, including the effectiveness of governmental responses, the extension, amendment or withdrawal of any government programs or initiatives and the timing and speed of economic recovery. Actions taken in response may contribute to significant volatility in the financial markets, resulting in increased volatility in equity prices, material interest rate changes, supply chain disruptions, such as simultaneous supply and demand shock to global, regional and national economies, and an increase in inflationary pressures. The failure of certain financial institutions, namely banks, may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. The failure of a bank (or banks) with which we and/or our tenants have a commercial relationship could adversely affect, among other things, our or our tenant’s ability to access deposits or borrow from financial institutions on favorable terms.
Trade negotiations and related government actions may create regulatory uncertainty for us and our tenants and adversely affect the profitability of investments.
In recent years, the U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries, and has made proposals and taken actions related thereto. For example, the U.S. government has imposed, and may in the future further increase, tariffs on certain foreign goods, including from China, such as steel and aluminum. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods. Most recently, the current U.S. presidential administration has imposed or sought to impose significant increases to tariffs on goods imported into the U.S., including from China, Canada and Mexico. Tariffs on imported goods could further increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future tenants and adversely affect the revenues and profitability of our tenants whose businesses rely on goods imported from such impacted jurisdictions.
There is uncertainty as to further actions that may be taken under the current U.S. presidential administration with respect to U.S. trade policy. Further governmental actions related to the imposition of tariffs or other trade barriers or changes to international trade agreements or policies, could further increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of companies whose businesses rely on goods imported from outside of the United States.
High interest rates and elevated inflation may adversely affect our financial condition and results of operations.
Periods of elevated inflation and high interest rates, such as that experienced in recent years, can contribute to significant volatility in the equity and debt markets and economic deceleration or contraction in the rate of growth in certain industries, sectors or geographies. Although decelerating, inflation remains above the U.S. Federal Reserve’s target levels. Despite multiple federal fund rate decreases over the course of 2024, interest rates have remained elevated, with the U.S. Federal Reserve indicating in early 2025 an expectation of slower rate decreases moving forward. A slower-than-expected decrease, or a further increase, in interest rates would continue to present a challenge for our real estate valuations. High interest rates and elevated inflation could have an adverse impact on our operating costs, including any floating rate mortgages, credit facilities, property operating expenses and general and administrative expenses, as these costs could increase at a rate higher than our rental and other revenue. High interest rates and inflation could also have an adverse effect on consumer spending, which could impact our tenants’ revenues and, in turn, our percentage rents, where applicable.
In addition, leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases and our operating and other expenses are increasing faster than anticipated, our business, financial condition, results of operations, cash flows or our ability to satisfy our debt service obligations or to pay distributions on our common stock could be materially adversely affected.
Financial regulatory changes in the United States could adversely affect our business.
The financial services industry continues to be the subject of heightened regulatory scrutiny in the United States. There has been active debate over the appropriate extent of regulation and oversight of investment funds and their managers. We may be adversely affected as a result of new or revised regulations imposed by the SEC or other U.S. governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and regulations by these governmental authorities and self-regulatory organizations. Further, new regulations or interpretations of existing laws may result in enhanced disclosure obligations, including with respect to climate change or sustainability matters, which could negatively affect us and materially increase our regulatory burden. Increased regulations generally increase our costs, and we could continue to experience higher costs if new laws require us to spend more time or buy new technology to comply effectively.
Any changes in the regulatory framework applicable to our business, including the changes described above, may impose additional compliance and other costs, increase regulatory investigations of the investment activities of our funds, require the attention of our senior management, affect the manner in which we conduct our business and adversely affect our profitability. The full extent of the impact on us of any new laws, regulations or initiatives that may be proposed is impossible to determine.
We, the Adviser, the Dealer Manager and respective affiliates are subject to regulatory oversight which could negatively impact our operations, cash flow or financial condition, impose additional costs on us or otherwise adversely affect our business.
Our business and the businesses of the Adviser, the Dealer Manager and their affiliates are subject to extensive regulation, including periodic examinations, inquiries and investigations which may result in examinations, enforcement and other proceedings, by governmental agencies and self-regulatory organizations in the jurisdictions in which we and they operate around the world, including the SEC and various other U.S. federal, state and local agencies. These authorities have regulatory powers dealing with many aspects of financial services, including the authority to grant, and in specific circumstances to cancel, permissions to carry on particular activities.
We, the Adviser, the Dealer Manager and their respective affiliates have received, and may in the future receive, requests for information, inquiries and informal or formal investigations or subpoenas from such regulators from time to time in connection with such inquiries and proceedings and otherwise in the ordinary course of business. These requests could relate to a broad range of matters, including specific practices of our business, the Adviser, the Dealer Manager, our investments or other investments the Adviser or its affiliates make on behalf of their clients, potential conflicts of interest between us and the Adviser, Dealer Manager or their affiliates, or industry wide practices. SEC actions and initiatives can have an adverse effect on our financial results, including as a result of the imposition of a sanction, a limitation on our, Blackstone’s or our personnel’s activities, or changing our historic practices. Any adverse publicity relating to an investigation, proceeding or imposition of these sanctions could harm our or Blackstone’s reputation and have an adverse effect on our future fundraising or operations. The costs of responding to legal or regulatory information requests, any increased reporting, registration and compliance requirements will be borne by us in the form of legal or other expenses, litigation, regulatory proceedings or penalties, may divert the attention of our management, may cause negative publicity that adversely affects investor sentiment, and may place us at a competitive disadvantage, including to the extent that we, the Adviser, the Dealer Manager or any of their respective affiliates are required to disclose sensitive business information or alter business practices.
We are subject to additional risks from our non-U.S. investments.
We have in the past and may in the future invest in real estate located outside of the United States and real estate debt issued in, and/or backed by real estate in, countries outside the United States. Non-U.S. real estate and real estate-related investments involve certain factors not typically associated with investing in real estate and real estate-related investments in the United States, including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which such investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (iii) differences between U.S. and non-U.S. real estate markets, including potential price volatility in and relative illiquidity of some non-U.S. markets; (iv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and differences in government supervision and regulation; (v) certain economic, social and political risks, including potential exchange-control regulations, potential restrictions on non-U.S. investment and repatriation of capital, the risks associated with political, economic or social instability, including the risk of sovereign defaults, regulatory change, and the possibility of expropriation or confiscatory taxation or the imposition of withholding or other taxes on dividends, interest, capital gains, other income or gross sale or disposition proceeds, and adverse economic and political developments; (vi) the possible imposition of non-U.S. taxes on income and gains and gross sales or other proceeds recognized with respect to such investments; (vii) differing and potentially less well-developed or well-tested corporate laws regarding stakeholder rights, creditors’ rights (including the rights of secured parties), fiduciary duties and the protection of investors; (viii) different laws and regulations including differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (ix) political hostility to investments by foreign investors; (x) war or other hostilities; and (xi) less publicly available information. Furthermore, while we may have the capacity, but not the obligation, to mitigate such additional risks, including through the utilization of certain foreign exchange hedging instruments, there is no guarantee that we will be successful in mitigating such risks and in turn may introduce additional risks and expenses linked to such efforts.
Our portfolio is currently concentrated in certain industries and geographies and may in the future be concentrated in a limited number of industries, geographies or investments.
Our portfolio may be heavily concentrated at any time in only a limited number of industries, geographies or investments, and, as a consequence, our aggregate return may be substantially affected by the unfavorable performance of such investments. Currently, our portfolio is heavily concentrated in rental housing and industrial assets and geographically concentrated in the southern and western regions of the United States, and in particular Atlanta, Georgia and Las Vegas, Nevada. Concentration of our investments in a particular type of asset or geography, our portfolio makes us more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular type of asset or geography. Our concentration in Las Vegas exposes us to risks related to the economic health and other factors unique to that city, which is in turn largely reliant on the gaming and tourism industries. See “—Our investments in real estate associated with gaming facilities will be impacted by the risks associated with the gaming industry.” For investments that the Adviser intends to finance (directly or by selling assets), there is a risk that such financing may not be completed, which could result in us holding a larger percentage of our assets in a single investment and asset type than desired. Investors have no assurance as to the degree of diversification in our investments, either by geographic region or asset type.
We may change our investment and operational policies without stockholder consent.
Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this prospectus. Our board of directors also approved very broad investment guidelines with which we must comply, but these guidelines provide the Adviser with broad discretion and can be changed by our board of directors. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition.
We may have difficulty selling our properties, which may limit our flexibility and ability to pay distributions.
Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our properties on favorable terms or at all. Additionally, we have in the past and may in the future agree to lock-out or other provisions when we acquire a property that materially restrict us from selling such property or our interest in such property for a period of time. This may limit our ability to change our portfolio quickly in response to adverse changes in the performance of any such property or economic or market trends or to create liquidity to satisfy repurchase requests or maintain distribution levels. In addition, U.S. federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our results of operations and financial condition.
We face risks associated with property acquisitions.
We acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:
•we may be unable to complete an acquisition after making a non-refundable deposit or guarantee and incurring certain other acquisition-related costs;
•we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;
•acquired properties may fail to perform as expected;
•acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and
•we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.
In addition, while we will invest primarily in stabilized, income-generating real estate, we may also acquire assets that require some amount of capital investment in order to be renovated or repositioned. These investments are generally subject to higher risk of loss than investments in stabilized real estate and there is no guarantee that any renovation or repositioning will be successful, or that the actual costs will not be greater than our estimates.
The sale and disposition of real properties carry certain litigation risks at the property level that may reduce our profitability and the return on your investment.
The acquisition, ownership and disposition of real properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by us in relation to activities that took place prior to our acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of our efforts to maximize sale proceeds. Similarly, successful buyers may later sue us under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.
Competition for investment opportunities may reduce our profitability and the return on your investment.
We face competition from various entities for investment opportunities in properties, including other REITs, real estate operating companies, pension funds, insurance companies, investment funds and companies, partnerships and developers, some of which are likely a source of reasonable alternatives under Regulation Best Interest. In addition to third-party competitors, other programs sponsored by the Adviser and its affiliates, particularly those with investment strategies that overlap with ours may seek investment opportunities in accordance with Blackstone’s prevailing policies and procedures. Some of these entities may have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could have a material impact on the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. The lack of available debt on reasonable terms or at all could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, over the past several years, a number of real estate funds and publicly traded and non-traded REITs have been formed and others have been consolidated (and many such existing funds have grown in size) for the purpose of investing in real estate and/or real estate-related assets. Additional real estate funds, vehicles and REITs with similar investment objectives are expected to be formed in the future by other unrelated parties and further consolidations may occur (resulting in larger funds and vehicles). Consequently, it is expected that competition for appropriate investment opportunities would reduce the number of investment opportunities available to us and adversely affect the terms, including price, upon which investments can be made. This competition may cause us to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, and in such case our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.
We may make a substantial amount of joint venture investments, including with Blackstone affiliates. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.
We have made joint venture investments with third parties and Blackstone affiliates and we expect to make additional joint venture investments in the future. We have entered into, and expect to continue to enter into, joint ventures as part of an acquisition with the seller of the properties. Generally, we expect the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture, but this may not always be the case. We may acquire non-controlling interests or shared control interests in joint ventures. Even if we have some control in a joint venture, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner would have full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with joint venture partners might subject properties owned by the joint venture to additional risk. In some cases, our joint venture partner may be entitled to property management fees, promote or other incentive fee payments as part of the arrangement of the joint venture. In addition, we may in certain circumstances be liable for the actions of our joint venture partners.
In addition, in connection with investments in which we participate alongside any Other Blackstone Accounts, the Adviser may decline to exercise, or delegate to a third party, certain control, foreclosure and similar governance rights relating to such shared investments for legal, tax, regulatory or other reasons. There is no guarantee that we will be able to co-invest with any Other Blackstone Account in the future. In addition, we may participate in follow-on investments in joint ventures with Other Blackstone Accounts in which the Other Blackstone Accounts may invest less than their pro rata share or may not participate at all or vice versa. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Blackstone Accounts.
Some additional risks and conflicts related to our joint venture investments (including joint venture investments with Blackstone affiliates) include:
•the joint venture partner could have economic or other interests that are inconsistent with or different from our interests, including interests relating to the financing, management, governance, operation, leasing or sale of the assets purchased by such joint venture;
•our joint venture partners may receive ongoing fees from our joint ventures, including promote payments and potential buyouts of their equity investments, all of which may reduce amounts otherwise payable to us;

•tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner could cause it to want to take actions contrary to our interests. For example, if the joint venture partner conducts its operations so as to not be an investment company by complying with the requirements under Section 3(a)(1)(C) of the Investment Company Act or seeks to have some or all of its investments in majority-owned subsidiaries that qualify for the exemption pursuant to Section 3(c)(5)(C) of the Investment Company Act, such joint venture partner could seek to dispose of or continue to hold joint venture investments for reasons other than the business case of particular assets, which could be at odds with us;
•the joint venture partner could have joint control or joint governance of the joint venture even in cases where its economic stake in the joint venture is significantly less than ours;
•under the joint venture arrangement, there will be cases where neither we nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition and/or expected costs and expenses. In addition, depending on the governance structure of such joint venture partner, decisions of such vehicle may be subject to approval by individuals who are independent of Blackstone;
•under the joint venture arrangement, if we have a right of first refusal to buy out a joint venture partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so;
•under the joint venture arrangement, we and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, we could be forced to sell our investment in the joint venture, or buy the joint venture partner’s share of the joint venture at a time when it would not otherwise be in our best interest to do so;
•if the joint venture partner charges fees or incentive allocation to the joint venture arrangement, the joint venture partner could have an incentive to hold assets longer or otherwise behave to maximize fees and incentive allocation paid, even when doing so is not in our best interest;
•the joint venture partner could have authority to remove the Blackstone affiliated investment manager of the joint venture. If such removal were to occur, we would be joint venture partners with a third-party manager, in which case it could be significantly more difficult for us to implement our investment objective with respect to any of our investments held through such joint ventures;
•our participation in investments in which a joint venture partner participates will be less than what our participation would have been had such joint venture partner not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of our participation in such investments may decrease over time;
•under the joint venture arrangement, we and the joint venture partner could each have preemptive rights in respect of future issuances by the joint venture, which could limit a joint venture’s ability to attract new third-party capital;
•under the joint venture arrangement, a removal of the Adviser could trigger change of control restrictions that may include buy/sell rights like those described above, a loss of governance rights in the joint venture or other adverse consequences;
•under the joint venture arrangement, we and the joint venture partner could be subject to lock-ups, which could prevent us from disposing of our interests in the joint venture at a time it determines it would be advantageous to exit; and
•the joint venture partner could have a right of first offer, tag-along rights, drag-along rights, consent rights or other similar rights in respect of any transfers of the ownership interests in the joint venture to third parties, which could have the effect of making such transfers more complicated or limiting or delaying us from selling our interest in the applicable investment.
Furthermore, we may have conflicting fiduciary obligations when we acquire properties with our affiliates or other Blackstone-advised investment vehicles; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.
Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.
We have in the past acquired and may in the future acquire multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on the Adviser in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package and/or also include certain additional investments or transactions even though, were it not part of the overall transaction, we may not want to purchase one or more properties included in such portfolio or participate in additional investments or transactions. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties or investments, or if the seller imposes a lock-out period or other restriction on a subsequent sale, we may be required to operate such properties or attempt to dispose of such properties or investments (if not subject to a lock-out period). We have also shared in the past and may in the future share the acquisition of large portfolios of properties with our affiliates or other Blackstone-advised investment vehicles, which can result in conflicts of interest, including as to the allocation of properties within the portfolio and the prices attributable to such properties. See “Risks Related to Conflicts of Interest—We may invest in joint ventures with Other Blackstone Accounts or divide a pool of investments among us and Other Blackstone Accounts.” It may also be difficult for the Adviser to fully analyze each property in a large portfolio, increasing the risk that properties do not perform as anticipated. We also may be required to accumulate a large amount of cash to fund such acquisitions. We would expect the returns that we earn on such cash to be less than the returns on investments in real property. The risks related to acquiring multiple properties in a single transaction may be more pronounced in single family rental acquisitions, where numerous single family rental properties each with relatively small values individually are acquired in large portfolio, making it difficult for the Adviser to analyze individual properties. Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on our portfolio.
In the event we obtain options to acquire properties, we may lose the amount paid for such options whether or not the underlying property is purchased.
We may obtain options to acquire certain properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our stockholders.
The due diligence process that the Adviser undertakes in regard to investment opportunities may not reveal all facts that may be relevant in connection with an investment, and if the Adviser incorrectly evaluates the risks of our investments, we may experience losses.
Before making investments for us, the Adviser conducts due diligence that it deems reasonable and appropriate based on the facts and circumstances relevant to each potential investment. When conducting due diligence, the Adviser may be required to evaluate important and complex issues, including but not limited to those related to business, financial, tax, accounting, environmental, sustainability, legal, and regulatory and macroeconomic trends. With respect to sustainability, the nature and scope of the Adviser’s diligence will vary based on the investment, but may include a review of, among other things: energy management, air and water pollution, land contamination, human capital management, human rights, employee health and safety, accounting standards and bribery and corruption. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of potential investment. The due diligence investigation with respect to any investment opportunity may not reveal or highlight all relevant facts (including fraud) or risks that may be necessary or helpful in evaluating such investment opportunity, and the Adviser may not identify or foresee future developments that could have a material adverse effect on an investment. In addition, selecting and evaluating material sustainability factors is subjective by nature, and there is no guarantee that the criteria utilized or judgment exercised by the Adviser or a third-party sustainability specialist (if any) will reflect the beliefs, values, internal policies or preferred practices of any particular investor or align with the beliefs or values or preferred practices of other asset managers or with market trends. The materiality of sustainability risks and impacts on an individual potential investment or portfolio as a whole are dependent on many factors, including the relevant industry, country, asset class and investment style. The Adviser’s loss estimates may not prove accurate, as actual results may vary from estimates. If the Adviser underestimates the asset-level losses relative to the price we pay for a particular investment, we may be required to recognize an impairment and/or realize losses with respect to such investment.
Moreover, investment analyses and decisions by the Adviser may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of making an investment decision may be limited, and they may not have access to detailed information regarding such investment. Further, some matters covered by the Adviser’s diligence, such as sustainability, are continuously evolving and the Adviser may not accurately or fully anticipate such evolution.
There can be no assurance that the Adviser will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices or material misstatements or omissions during the due diligence phase or during our efforts to monitor and disclose information about the investment on an ongoing basis or that any risk management procedures implemented by us will be adequate.
When conducting due diligence and making an assessment regarding an investment, the Adviser will rely on the resources available to it, including information provided or reported by the seller of the investment and, in some circumstances, third-party investigations. The due diligence investigation that the Adviser carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Conduct occurring at the portfolio property, even activities that occurred prior to our investment therein, could have an adverse impact us.
In the event of fraud by the seller of any portfolio property, we may suffer a partial or total loss of capital invested in that property. An additional concern is the possibility of material misrepresentation or omission on the part of the seller. Such inaccuracy or incompleteness may adversely affect the value of our investments in such portfolio property. We will rely upon the accuracy and completeness of representations made by sellers of portfolio properties in the due diligence process to the extent reasonable when we make our investments, but cannot guarantee such accuracy or completeness.
In addition, we rely on information, including financial information and non-GAAP metrics, provided by sellers of our investments for disclosure to our investors about potential acquisitions or current assets owned by us. Accordingly, although we believe such information to be accurate, such information cannot be independently verified by the Adviser, and in some cases such information has not been independently reviewed or audited while under our ownership or control or at all. We cannot assure you that that the financial statements or metrics of properties we have acquired or will acquire would not be materially different if such statements or metrics had been independently audited or reviewed.
Consultants, legal advisors, appraisers, accountants, investment banks and other third parties may be involved in the due diligence process and/or the ongoing operation of our portfolio properties to varying degrees depending on the type of investment. For example, certain asset management and finance functions, such as data entry relating to a portfolio property, may be outsourced to a third-party service provider whose fees and expenses will be borne by such portfolio property or us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to our reduced control of the functions that are outsourced.

We may be subject to expenses and liabilities related to employees of certain portfolio entities owned by us.
We may be subject to expenses and liabilities related to employees of certain portfolio entities owned by us. For example, we acquired the management teams as part of our acquisitions of American Campus Communities, April Housing and Home Partners of America, and we may acquire other management teams as part of transactions in the future. Such expenses and liabilities include compensation, overhead and other administrative costs, as well as potential liabilities that are commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes, and other employee-related liabilities and grievances. We may also be subject to other operational risks from such employees, including cybersecurity risks or as a result of employee error or malfeasance. In addition, we may encounter unforeseen costs and expenses associated with acquiring such portfolio entities and such expenses may have an adverse effect on our results of operations.
We rely on property managers to operate our properties and leasing agents to lease vacancies in our properties.
The Adviser hires property managers to manage our properties and leasing agents to lease vacancies in our properties. These property managers may be our affiliates, other Blackstone-advised investment vehicles or partners in joint ventures that we enter into. We may also use portfolio entities owned by us to provide these property management, leasing and similar services. The property managers have significant decision-making authority with respect to the management of our properties. We are particularly dependent on property managers of any hospitality and leisure properties we invest in. In cases where we use third party property managers, our ability to direct and control how our properties are managed on a day-to-day basis may be limited. Thus, the success of our business may depend in large part on the ability of our property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. In cases where we use one of our portfolio entities to provide property management services, we will directly incur the expenses of property management and the other costs and obligations associated with operating the portfolio entity, including the compensation of our portfolio entity employees. Any adversity experienced by, or problems in our relationship with, our property managers or leasing agents could adversely impact the operation and profitability of our properties.
We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and could adversely affect our income, performance, operations and ability to pay distributions.
Rental income from real property, directly or indirectly, constitutes a significant portion of our income. Delays in collecting accounts receivable from tenants could adversely affect our cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing debts we may own. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases may adversely affect our operations, performance and our ability to pay distributions.
Generally, under U.S. bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court for an additional 90 days. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.
Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.
Similarly, certain of our other properties, including certain net leases, industrial warehouses and student housing properties, are leased out to single tenants or tenants that are otherwise reliant on a single enterprise to remain in business and our hotel properties are generally operated by a single operator. Adverse impacts to such tenants, businesses or operators, including as a result of changes in market or economic conditions, natural disasters, outbreaks of an infectious disease, pandemic or any other serious public health concern, political events or other factors that may impact the operation of these properties, may have negative effects on our business and financial results. As a result, such tenants or operators have been, and may in the future be, required to suspend operations at our properties for what could be an extended period of time. Further, if such tenants default under their leases or such operators are unable to operate our properties, we may not be able to promptly enter into a new lease or operating arrangement for such properties, rental rates or other terms under any new leases or operating arrangement may be less favorable than the terms of the current lease or operating arrangement or we may be required to make capital improvements to such properties for a new tenant or operator, any of which could adversely impact our operating results.
We may be unable to renew leases as leases expire and our leases may be terminated early.
We may not be able to lease properties that are vacant or become vacant because a tenant decides not to renew its lease or by the continued default of a tenant under its lease. Our leases may also be terminated early. For example, the current administration may terminate the federal government’s leases in commercial buildings, including the GSA leases, as part of its cost reduction initiatives. In addition, certain of the properties we acquire may have some level of vacancy at the time of acquisition. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant after we acquire them. Even if a tenant renews its lease or we enter into a lease with a new tenant, the terms of the new lease may be less favorable than the terms of the old lease. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the property’s leases. If we are unable to promptly renew or enter into new leases, or if the rental rates are lower than expected, our results of operations and financial condition will be adversely affected. For example, following the termination or expiration of a tenant’s lease there may be a period of time before we will begin receiving rental payments under a replacement lease. During that period, we will continue to bear fixed expenses such as interest, real estate taxes, maintenance, security, repairs and other operating expenses. In addition, declining economic conditions may impair our ability to attract replacement tenants and achieve rental rates equal to or greater than the rents paid under previous leases. Increased competition for tenants may require us to make capital improvements to properties which would not have otherwise been planned. Any unbudgeted capital improvements that we undertake may divert cash that would otherwise be available for distributions or for satisfying repurchase requests. Ultimately, to the extent that we are unable to renew leases or re-let space as leases expire, decreased cash flow from tenants will result, which could adversely impact our operating results.
We may be required to expend funds to correct defects or to make improvements before a tenant can be found for a property at an attractive lease rate or an investment in a property can be sold. No assurance can be given that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed on that property. These factors and others that could impede our ability to respond to adverse changes in the performance of our properties could significantly affect our financial condition and operating results.
Leases with retail properties’ tenants may restrict us from re-leasing space.
Most leases with retail tenants contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

Our properties face significant competition.
We face significant competition from owners, operators and developers of properties. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. If one of our properties were to lose an anchor tenant, this could impact the leases of other tenants, who may be able to modify or terminate their leases as a result.
Our properties may be leased at below-market rates under long-term leases.
We have in the past sought, and may in the future seek, to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are generally included. In addition, where appropriate, we will seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. These leases may allow tenants to renew the lease with pre-defined rate increases. If we do not accurately judge the potential for increases in market rental rates, or if our negotiated increases provide for a discount to then-current market rental rates (in exchange for lower volatility), we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, we may be unable to terminate those leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.
We may experience material losses or damage related to our properties and such losses may not be covered by insurance.
We may experience material losses related to our properties arising from natural disasters, such as extreme weather events, climate change, hurricanes, earthquakes or floods, and acts of God, vandalism or other crime, faulty construction or accidents, fire (including wildfires), outbreaks of an infectious disease, pandemic or any other serious public health concern, war, acts of terrorism (including cyber sabotage or similar attacks) or other catastrophes. We plan to carry insurance covering our properties under policies the Adviser deems appropriate. The Adviser will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits that may not be sufficient to cover losses. In general, losses related to terrorism are becoming harder and more expensive to insure against. In some cases, the insurers exclude terrorism, in others the coverage against terrorist acts is limited, or available only for a significant price. A similar dynamic has been unfolding with respect to certain weather and fire events, with insurers excluding certain investments that have high risk of weather, earthquake or fire events. As the effects of climate change increase, we expect the frequency and impact of weather and climate related events and conditions could increase as well. Climate change may also increase the cost of, or decrease the availability of, property insurance on terms we find acceptable. As a result of these factors, not all investments may be insured against terrorism, weather or fire. If we or one or more of our tenants experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged. Certain of these events, such as war or an outbreak of an infectious disease, could have a broader negative impact on the global or local economy, thereby affecting us or the Adviser.
We could become subject to liability for environmental violations, regardless of whether we caused such violations.
We could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances, and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred.
In addition, third parties may sue the owner or manager of a property for damages based on personal injury, natural resources, or property damage and/or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition. We could also suffer losses if reserves or insurance proceeds prove inadequate to cover any such matters. The cost to perform any remediation, and the cost to defend against any related claims, could exceed the value of the relevant investment, and in such cases we could be forced to satisfy the claims from other assets and investments. We may have an indemnity from a third party purporting to cover these liabilities, but there can be no assurance as to the financial viability of any indemnifying party at the time a claim arises. In addition, some environmental laws create a lien on a contaminated asset in favor of governments or government agencies for costs they may incur in connection with the contamination.
Our costs associated with complying with the Americans with Disabilities Act of 1990 (the “ADA”) may affect cash available for distributions.
Any domestic properties we acquire will generally be subject to the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We may not acquire properties that comply with the ADA or we may not be able to allocate the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA in all cases.
Our properties are, and any properties we acquire in the future will be, subject to property taxes that may increase in the future, which could adversely affect our cash flow.
Our properties are, and any properties we acquire in the future will be, subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Some of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable (or not obligated) to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we are generally responsible for property taxes related to any vacant space. If we purchase rental housing properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.

Certain of our investments are in the form of ground leases, which provide limited rights to the underlying property.
We hold and may in the future invest from time to time in real properties that are subject to ground leases. As a lessee under a ground lease, we may be exposed to the possibility of losing the property upon termination, or an earlier breach by us, of the ground lease, which may adversely impact our investment performance. Furthermore, ground leases generally provide for certain provisions that limit the ability to sell certain properties subject to the lease. In order to assign or transfer rights and obligations under certain ground leases, we will generally need to obtain consent of the landlord of such property, which, in turn, could adversely impact the price realized from any such sale.
Certain of our industrial properties may be special use and/or build-to-suit and may be difficult to sell or re-let upon tenant defaults or lease terminations.
Certain of our industrial properties may include special use and/or build-to-suit properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets and this illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. With such properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant, finance the property or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or re-let our industrial properties and adversely affect our results of operations at such properties.
Certain properties may require an expedited transaction, which may result in limited information being available about the property prior to its acquisition.
Investment analyses and decisions by the Adviser may be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of making an investment decision may be limited, and the Adviser may not have access to detailed information regarding the investment property or portfolio of properties, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting such investment. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment, and we may make investments which we would not have made if more extensive due diligence had been undertaken. Because large portfolios of properties still generally require diligence to analyze individual properties, these risks are exacerbated in expedited transactions of large portfolios. In addition, the Adviser may use consultants, legal advisors, appraisers, accountants, investment banks and other third parties in connection with its evaluation and/or diligence of certain investments. No assurance can be given as to the accuracy or completeness of the information provided by such third parties, and we may incur liability as a result of such third parties’ actions.
We face risks in effecting operating improvements.
In some cases, the success of an investment will depend, in part, on our ability to restructure and effect improvements in the operations of a property. The activity of identifying and implementing restructuring programs and operating improvements at property entails a high degree of uncertainty. There can be no assurance that we will be able to successfully identify and implement such restructuring programs and improvements.
Many factors affect the single family rental housing market, and we may be negatively affected by our assumptions surrounding and general conditions of the single family rental housing market.
Any potential returns on our investments related to the single family rental housing market will depend upon many factors including, but not limited to:
•the availability of properties or other investments that meet our investment criteria and our ability to acquire such properties at favorable prices and interest rates;

•real estate appreciation or depreciation in our target markets;
•the condition of our properties;
•our ability to contain renovation, maintenance, marketing and other operating costs for our properties;
•our ability to maintain high occupancy rates and target rent levels;
•general economic conditions in our target markets, such as changes in employment and household earnings and expenses; the effects of rent controls, stabilization laws and other laws or regulations regarding rental rates and tenant rights; and
•changes in, and changes in enforcement of, laws, regulations and government policies including health, safety, environmental, property, zoning and tax laws.
We will have no control over many of these factors, which could adversely affect our operations. Our success will also depend, in part, on our assumptions about our target properties, target lessees, renovation, maintenance and other operating costs, and rental rates and occupancy levels and, if our assumptions prove to be inaccurate, this may adversely affect our operations and results.
A number of our rental housing properties are part of homeowner’s associations (“HOAs”), and we and tenants of such properties are subject to the rules and regulations of such HOAs, which are subject to change and may be arbitrary or restrictive. Violations of such rules may subject us to additional fees, penalties and litigation with such HOAs which would be costly.
A number of our rental housing properties are located within HOAs, which are private entities that regulate the activities of owners and occupants of, and levy assessments on, properties in a rental housing subdivision. We pay all HOA fees and assessments directly. The majority of the HOA fees due on our properties are billed annually. The fees are paid when due by our property managers and are included in our property and operating expenses. HOAs in which we own properties may have or may enact onerous or arbitrary rules that restrict our ability to restore, market or lease our properties or require us to restore or maintain such properties at standards or costs that are in excess of our planned budgets. Such rules may include requirements for landscaping, limitations on signage promoting a property for lease or sale or the requirement that specific construction materials be used in restorations. Some HOAs also impose limits on the number of property owners who may rent their homes, which, if met or exceeded, would cause us to incur additional costs to sell the property and opportunity costs of lost rental revenue. Furthermore, many HOAs impose restrictions on the conduct of occupants of homes and the use of common areas, and we may have tenants who violate HOA rules and for which we may be liable as the property owner. Additionally, the boards of directors of the HOAs in which we own property may not make important disclosures about the properties or may block our access to HOA records, initiate litigation, restrict our ability to sell our properties, impose assessments or arbitrarily change the HOA rules. Furthermore, in certain jurisdictions, HOAs may have a statutory right of first refusal to purchase certain types of properties we may desire to sell. Moreover, in certain jurisdictions (such as in Florida), HOAs may be entitled to dispute rent increases, which may result in arbitration. We may be unaware of or unable to review or comply with HOA rules before purchasing a property, and any such excessively restrictive or arbitrary regulations may cause us to sell such property at a loss, prevent us from renting such property or otherwise reduce our cash flow from such property, which would have an adverse effect on our returns on these properties.
Our industrial tenants may be adversely affected by a decline in manufacturing activity in the United States.
Fluctuations in manufacturing activity in the United States may adversely affect our industrial tenants and therefore the demand for and profitability of our industrial properties. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers, thereby reducing the profitability of our industrial tenants and the demand for and profitability of our industrial properties.

We could be negatively impacted by the condition of Fannie Mae or Freddie Mac and by changes in government support for rental housing.
Federal National Mortgage Association (“Fannie Mae”) and Federal Home Loan Mortgage Corporation (“Freddie Mac”) are a major source of financing for rental housing real estate in the United States. We expect to utilize loan programs sponsored by these entities as a key source of capital to finance our growth and our operations. In September 2008, the U.S. government increased its control of Fannie Mae and Freddie Mac and placed both companies into a government conservatorship under the Federal Housing Finance Agency. In December 2009, the U.S. Treasury increased its financial support for these conservatorships. In February 2011, the Obama administration released its blueprint for winding down Fannie Mae and Freddie Mac and for reforming the system of housing finance. Since that time, members of Congress have introduced and Congressional committees have considered a substantial number of bills that include comprehensive or incremental approaches to winding down Fannie Mae and Freddie Mac or changing their purposes, businesses or operations. A decision by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for rental housing more generally may adversely affect interest rates, capital availability, development of rental housing communities and the value of rental housing assets and, as a result, may adversely affect our future growth and operations. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the rental housing sector’s derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of rental housing assets, which could impair the value of a significant portion of rental housing communities. Specifically, the potential for a decrease in liquidity made available to the rental housing sector by Fannie Mae and Freddie Mac could:
•make it more difficult for us to secure new takeout financing for any rental housing development projects we acquire;
•hinder our ability to refinance any completed rental housing assets;
•decrease the amount of available liquidity and credit that could be used to broaden our portfolio through the acquisition of rental housing assets; and
•require us to obtain other sources of debt capital with potentially different terms.
Short-term leases expose us to the effects of declining market rent and could adversely impact our ability to make cash distributions to you.
Substantially all of our rental housing leases are on a short-term basis. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues would be impacted by declines in market rents more quickly than if our leases were for longer terms.
Increased levels of unemployment could adversely affect the occupancy and rental rates of any rental housing properties we acquire.
Increased levels of unemployment in rental housing markets could significantly decrease occupancy and rental rates. In times of increasing unemployment, rental housing occupancy and rental rates have historically been adversely affected by:
•oversupply or reduced demand for apartment homes;
•rental residents deciding to share rental units and therefore rent fewer units;
•potential residents moving back into family homes or delaying leaving family homes;
•a reduced demand for higher-rent units;
•a decline in household formation;

•persons enrolled in college delaying leaving college or choosing to proceed to or return to graduate school in the absence of available employment;
•rent control or rent stabilization laws, or other laws regulating housing, that could prevent us from raising rents sufficiently to offset increases in operating costs;
•the inability or unwillingness of residents to pay rent increases; and
•increased collection losses.
These factors generally have contributed to lower rental rates. To the extent that we invest in any rental housing properties, our results of operations, financial condition and ability to make distributions to you may be adversely affected if these factors do not improve or worsen.
If any credit market disruptions or economic slowdowns occur, any investments in multifamily properties may face increased competition from single family homes and condominiums for rent, which could limit our ability to retain residents, lease apartment units or increase or maintain rents.
Any multifamily communities in which we invest may compete with numerous housing alternatives in attracting residents, including single family homes and condominiums available for rent. Such competitive housing alternatives may become more prevalent in a particular area in the event of any tightening of mortgage lending underwriting criteria, homeowner foreclosures, declines in single family home and condominium sales or lack of available credit. The number of single family homes and condominiums for rent in a particular area could limit our ability to retain residents, lease apartment units or increase or maintain rents.
The multifamily rental housing properties in which we invest must comply with the Fair Housing Amendment of 1988.
The multifamily rental housing properties in which we invest domestically, if any, must comply with the Fair Housing Amendment Act of 1988 (“FHAA”) which requires that multifamily communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and the ADA and an increasing number of substantial enforcement actions and private lawsuits have been brought against multifamily communities to ensure compliance with these requirements. Noncompliance with the FHAA and the ADA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.
We have and continue to expect to make investments in low income areas or affordable housing developments.
Investment opportunities may include projects and initiatives located in low-income areas, including, without limitation, low-income or affordable housing developments and businesses located in low income areas. There are significant risks associated with the ownership of these projects and initiatives. There may be federal, state and local governmental regulatory restrictions on the operation, rental and transfer of these investments, such as the requirement that the owners of the investments rent or sell certain rental housing units to persons or families of low or moderate income and that the amount of rent that may be charged for these units may be less than market rates. These restrictions may adversely affect economic performance relative to properties that are not subject to these restrictions. For example, selling property that is subject to affordable housing regulatory restrictions may limit its sale price, and accordingly adversely impact our investment performance. In addition, the long-term nature of investments in government-assisted housing limits our ability to vary our portfolio in response to changing economic, financial and investment conditions; these properties are also subject to changes in local economic circumstances and housing patterns, as well as rising operating costs, vacancies, rent collection difficulties, energy shortages and other factors which have an impact on real estate values. These properties also require greater management expertise and may have higher operating expenses than conventional housing projects. Certain of our properties were developed under the U.S. federal Low Income Housing Tax Credit (“LIHTC”) program, and such properties are subject to regulatory and rent restrictions. Properties in low-income areas may also (a) be in an early stage of development and not have a proven operating history, (b) be operating at a loss or have significant variations in operating results, (c) be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence, (d) require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, (e) rely on the services of a limited number of key individuals, the loss of any of whom could significantly adversely affect a project’s performance, (f) face intense competition, including competition from companies and projects with greater financial resources, more extensive development, marketing and other capabilities, and a larger number of qualified management and technical personnel, (g) utilize innovative and untested operational and business strategies, including new business partnerships and teams, and (h) otherwise have a weak financial condition or be experiencing financial difficulties that could result in insolvency, liquidation, dissolution, reorganization or bankruptcy of the project. Congress and the current presidential administration of the United States have proposed various changes to the LIHTC program. In November 2021, the U.S. House of Representatives passed the Build Back Better Act (H.R. 5376), which included an expansion of the LIHTC program among other measures. The Build Back Better Act is not law and is subject to change. We cannot predict what proposals regarding the LIHTC, if any, might actually be enacted by Congress, and what effect, if any, the proposals might have on our operations. Further, there is often less publicly available information concerning these properties than for larger, more established businesses. These risks may adversely affect the performance of the properties and result in substantial losses. Furthermore, many of the risks associated with investing in real estate may be exacerbated in connection with properties in low-income areas. A downturn in the economy may impact the success of businesses in low-income areas and the operations of tenants in low-income areas. Businesses in which we have invested may experience declining revenues or file for bankruptcy. In addition, tenants in properties held by us may experience declining revenues, vacate the premises early, or file for bankruptcy, which could reduce a tenant’s ability to pay base rent, percentage rent or other charges. Finally, we may own certain low-income properties through complicated ownership structures due to tax or regulatory reasons, which may limit the flexibility we have in managing such properties.
Risks associated with climate change may adversely affect our business and financial results and damage our reputation.
There has been increasing awareness and concern of severe weather, other climate events outside of the historical norm and other effects of climate change. Transition risks, such as government restrictions, standards or regulations intended to reduce greenhouse gas emissions and potential climate change impacts, are emerging and may increase in the future in the form of restrictions or additional requirements on the development of commercial real estate. Such restrictions and requirements, along with rising insurance premiums resulting from climate change, could increase our costs or require additional technology and capital investment by us, which could adversely affect our results of operations. This is a particular concern in the western and northeastern United States, where some of the most extensive and stringent environmental laws and building construction standards in the U.S. have been enacted, and where we have properties in our investment portfolio. In addition, new climate change-related regulations may result in enhanced disclosure obligations, which could materially increase our regulatory burden and compliance costs. See “—We are subject to evolving sustainability disclosure standards and expectations that expose us to numerous risks.”
Further, physical effects of climate change including changes in global weather patterns, rising sea levels, changing temperature averages or extremes and extreme weather events such as wildfires, hurricanes, droughts or floods, can also have an adverse impact on certain properties. As the effects of climate change increase, we expect the frequency and impact of weather and climate-related events and conditions to increase as well. For example, unseasonal or extreme weather events can have a material impact to hospitality businesses or properties.
Some physical risk is inherent in all properties, particularly in properties in certain locations and in light of the unknown potential for extreme weather or other events that could occur related to climate change.
We are subject to evolving sustainability disclosure standards and expectations that expose us to numerous risks.
In recent years, advocacy groups, government agencies and the general public have raised concerns regarding sustainability matters and increasingly regulators, customers, investors, employees and other stakeholders are focusing on sustainability matters and related disclosures. Such governmental, investor and societal attention to sustainability matters, including expanding mandatory and voluntary reporting, diligence, and disclosure on topics such as climate change, human capital management, labor and risk oversight, could expand the nature, scope, and complexity of matters that we are required to manage, assess and report.
We may also communicate certain initiatives regarding environmental, human capital management, and other sustainability-related matters in our SEC filings or in other disclosures. These initiatives could be difficult and expensive to implement, the personnel, processes and technologies needed to implement them may not be cost effective and may not advance at a sufficient pace, and we may not be able to accomplish them within the timelines we announce or at all. We could, for example, determine that it is not feasible or practical to implement or complete certain of such initiatives based on cost, timing or other considerations. Furthermore, we could be criticized for the accuracy, adequacy or completeness of the disclosure related to our sustainability-related policies, practices and initiatives (and progress on those initiatives), which disclosure may be based on frameworks and standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. In addition, we could be criticized for the scope or nature of such initiatives, or for any revisions to these initiatives. Further, as part of our sustainability practices, we rely from time to time on third-party data, services and methodologies and such services, data and methodologies could prove to be incomplete or inaccurate. If our or such third parties’ sustainability-related data, processes or reporting are incomplete or inaccurate, or if we fail to achieve progress on a timely basis, or at all, we may be subject to enforcement action and our reputation could be adversely affected, particularly if in connection with such matters we were to be accused of inaccurate or misleading statements regarding sustainability-related matters, either because we overstate (often referred to as “greenwashing”) or understate the extent to which we are engaging in sustainability-related practices.
Investors and other stakeholders have become more focused on understanding how companies address a variety of sustainability factors. As they evaluate investment decisions, many investors look not only at company disclosures but also to sustainability rating systems that have been developed by third parties to allow sustainability comparisons among companies. The criteria used in these ratings systems may conflict and change frequently, and we cannot predict how these third parties will score us, nor can we have any assurance that they score us accurately or other companies accurately or that other companies have provided them with accurate data. If our sustainability ratings, disclosures or practices do not meet the standards set by such investors or our stockholders, they may choose not to invest in our common stock. Relatedly, we risk damage to our reputation, based on perceptions of, or reactions to, our actions in a number of areas, such as greenhouse gas emissions, energy management, human rights, community relations, workforce health and safety, and business ethics and transparency. Adverse incidents with respect to sustainability matters or negative sustainability ratings or assessments by third-party sustainability raters could impact the value of our brand, or the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations.
There is regulatory interest across jurisdictions in improving transparency regarding the definition, measurement and disclosure of sustainability factors in order to allow investors to validate and better understand sustainability claims, and we are subject to changing rules and regulations promulgated by a number of governmental and self-regulatory organizations, including the SEC, the New York Stock Exchange and the Financial Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity and new requirements may be created, making compliance more difficult and uncertain. Further, new and emerging regulatory initiatives in the U.S., EU and U.K. related to climate change and other sustainability matters could adversely affect our business.
In the U.S., the SEC adopted rules (which are currently subject to a stay order pending litigation) that would require certain climate‐related disclosures by us, including disclosure of financed emissions, an extensive and complex category of emissions that is difficult to calculate accurately and for which there is currently no agreed measurement standard or methodology. At the state level, in 2023 California enacted legislation that will ultimately require certain companies that (i) do business in California to publicly disclose their Scopes 1, 2 and 3 greenhouse gas, or GHG, emissions, with third-party assurance of such data, and/or issue public reports on their climate-related financial risk and related mitigation measures and (ii) operate in California and participate in the voluntary carbon offset market or make certain claims about their carbon dioxide or GHG emissions to provide disclosures around such claims. Outside of the U.S., various government authorities have proposed or implemented carbon taxes, requirements for asset managers to integrate climate risk considerations in investment and risk management processes, and mandatory reporting aligned with the Taskforce on Climate-related Financial Disclosures (“TCFD”) framework for public issuers and certain asset managers and private companies, among other requirements.
There has been increased regulatory focus on sustainability-related matters and the accuracy of statements made regarding such matters, including whether such statements are greenwashing. If we are perceived as, or accused of, greenwashing or understating the extent to which we are engaging in sustainability-related practices, such perception or accusation could damage our reputation, result in litigation or regulatory actions and adversely impact our ability to raise capital.
These changing rules, regulations and stakeholder expectations have resulted in, and are likely to continue to result in, increased general and administrative expenses and increased management time and attention spent complying with or meeting such regulations and expectations. If we or our tenants fail or are perceived to fail to comply with or meet applicable rules, regulations and stakeholder expectations, it could negatively impact our reputation and our business results. Further, our business could become subject to additional regulations, penalties and/or risks of regulatory scrutiny and enforcement in the future. Moreover, the requirements of various regulations we may become subject to around the world may not be consistent with each other. We cannot guarantee that our current sustainability practices will meet future regulatory requirements, reporting frameworks or best practices, increasing the risk of related enforcement. Compliance with new requirements may lead to increased management burdens and costs.
We may not be able to attract desirable tenants for our rental housing properties and may have difficulty evicting defaulting tenants.
Our success with rental housing rentals will depend, in large part, upon our ability to attract and retain qualified tenants for our rental housing properties. If we are unable to attract quality tenants our rental revenues will be adversely affected. If certain of our tenants cease paying rent, we may be unable or unwilling to evict such tenants due to legal, regulatory or practical concerns and, as a result, may be unable to enter into a new lease for the applicable unit or property, resulting in lost revenue. In addition, our efforts to evict rental housing tenants may result in litigation, resulting in increased expenses and potential liability for our rental housing properties.
Rent control and other changes in applicable laws, or noncompliance with applicable laws, could adversely affect our rental housing properties.
Lower revenue growth or significant unanticipated expenditures may result from changes in rent control or rent stabilization laws or other rental housing landlord/tenant laws. Municipalities may implement, consider or be urged by advocacy groups to consider rent control or rent stabilization laws and regulations or take other actions that could limit our ability to raise rents based on market conditions. For example, in 2016 in Mountain View, California, voters passed a referendum that limits rent increases on existing tenants (but not on new move-ins) in communities built before 1995. These initiatives and any other future enactments of rent control or rent stabilization laws or other laws regulating rental housing, as well as any lawsuits against us arising from such rent control or other laws, may reduce rental revenues or increase operating costs. Such laws and regulations may limit our ability to charge market rents, increase rents, evict tenants or recover increases in our operating costs and could make it more difficult for us to dispose of properties in certain circumstances. Expenses associated with investments in rental housing properties, such as debt service, real estate taxes, insurance and maintenance costs, are generally not reduced when circumstances cause a reduction in rental income from such properties.
The hospitality or leisure market is seasonal, highly competitive and generally subject to greater volatility than our other market segments.
The hospitality or leisure business is seasonal, highly competitive and influenced by factors such as general and local economic conditions, location, room rates, quality, service levels, reputation and reservation systems, among many other factors. The hospitality or leisure industry generally experiences seasonal slowdown in the third quarter and, to a lesser extent, in the fourth quarter of each year. As a result of such seasonality, there will likely be quarterly fluctuations in results of operations of any hospitality or leisure properties that we own. There are many competitors in this market, and these competitors may have substantially greater marketing and financial resources than those available to us. Competition also comes from non-traditional hospitality sources, such as home-sharing platforms. This competition, along with other factors, such as over-building in the hospitality or leisure industry and certain deterrents to traveling, may increase the number of rooms available and may decrease the average occupancy and room rates of our hospitality or leisure properties. The demand for rooms at any hospitality or leisure properties that we may acquire will change much more rapidly than the demand for space at other properties that we acquire. In addition, any such properties that we may own may be adversely affected by factors outside our control, such as extreme weather conditions or natural disasters, terrorist attacks or alerts, outbreaks of contagious diseases, airline strikes, economic factors and other considerations affecting travel. These factors could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to stockholders.
Our student housing properties are subject to seasonality.
Student housing properties are typically leased during leasing seasons, and our properties are therefore highly dependent on the effectiveness of our marketing and leasing efforts and personnel during such seasons. Additionally, our student housing properties are generally on short-term leases, exposing us to increased leasing risk. We also face economic and operational risks related to the supply of and demand for student housing space in the local market, tenant quality, the higher tenant turnover rate relative to other housing properties, physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, amenities, and location) and access to transportation and proximity to campus, among other factors. We may not be able to re-lease our properties on similar terms, if we are able to re-lease our properties at all. The terms of renewal or re-lease (including the cost of required renovations) may be less favorable to us than the prior lease. If we are unable to re-lease all or a substantial portion of our properties, or if the rental rates upon such re-leasing are significantly lower than expected rates, our cash flows from operations could be adversely affected.
Prior to the commencement of each new lease period, we prepare the units for new incoming residents. Other than revenue generated by in-place leases for returning residents, we do not generally recognize lease revenue during this period referred to as “turn” as we have no leases in place. In addition, during turn, we incur expenses preparing our units for occupancy, which we recognize immediately. This lease turn period results in seasonality in our operating results, and as a result, we may experience significantly reduced cash flows during such periods.
In addition, we may be adversely affected by a change in university admission policies. For example, if a university reduces the number of student admissions, the demand for our student housing properties may be reduced and our occupancy rates may decline. Our student housing properties also compete with university-owned student housing and other national and regional owner-operators of off-campus student housing in a number of markets as well as with smaller local owner-operators. The demand for student housing has been, and may in the future be, impacted by epidemics or pandemics, such as the COVID-19 pandemic, where students could be restricted from living in student housing for all or a considerable portion of the academic school year (or may otherwise have less desire to live in student housing, such as where classes are taught online during such period). In such circumstances, student housing properties may remain unoccupied and accordingly may not generate any revenue and cash flow during such time and the value of an investment in such properties may be adversely affected.
Government housing regulations may limit the opportunities at some of the government-assisted housing properties we invest in, and failure to comply with resident qualification requirements may result in financial penalties and/or loss of benefits, such as rental revenues paid by government agencies.
To the extent that we invest in government-assisted housing, we may acquire properties that benefit from governmental programs intended to provide affordable housing to individuals with low or moderate incomes. These programs, which are typically administered by the U.S. Department of Housing and Urban Development (“HUD”) or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credits or rental assistance payments to property owners. As a condition of the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts and impose restrictions on resident incomes. Failure to comply with these requirements and restrictions may result in financial penalties or loss of benefits. In addition, we will often need to obtain the approval of HUD in order to acquire or dispose of a significant interest in or manage a HUD-assisted property.

Our data center investments are subject to risks from changes in demand, technology and tenant preferences and competition in the data center industry.
Our data center investments are subject to operating risks common to the data center industry, which include changes in tenant demands or preferences, a decline or innovation in the technology industry, such as a decrease in the use of mobile or web-based commerce or the development of artificial intelligence models that utilize significantly less computing power to operate, industry slowdowns, business layoffs or downsizing, relocation of businesses, increased costs of complying with existing or new government regulations and other factors; a downturn in the market for data center space generally such as oversupply of or reduced demand for space; increased competition, including from our tenants choosing to develop their own data centers; and the rapid development of new technologies or the adoption of new industry standards that render our tenants’ current products and services or our facilities obsolete or unmarketable. To the extent that any of these or other adverse conditions occur, they are likely to impact market rents for, and cash flows from, our data center investments, which could have a material adverse effect on us.
Our data centers may not be suitable for re-leasing without significant expenditures or renovations.
Because many of our data centers contain tenant improvements installed at our tenants’ expense, they may be better suited for a specific data center user or technology industry tenants and could require significant modification in order for us to re-lease vacant space to another data center user or technology industry tenants. The tenant improvements may also become outdated or obsolete as the result of technological change, the passage of time or other factors.
As a result, we may be required to invest significant amounts or offer significant discounts to tenants in order to lease or re-lease that space, either of which could adversely affect our financial and operating results.
Our ability to lease any available space at our data centers to existing or new tenants could be constrained by our ability to obtain sufficient electrical power.
As current and future tenants increase their power footprint in our data centers over time, the corresponding reduction in available power could limit our ability to increase occupancy rates or network density within our existing data centers. Furthermore, at certain of our data centers, our aggregate maximum contractual obligation to provide power and cooling to our tenants may exceed the physical capacity at such data centers if tenants were to quickly increase their demand for power and cooling. If we are not able to increase the available power and/or cooling or move the tenant to another location within our data centers with sufficient power and cooling to meet such demand, we could lose the tenant as well as be exposed to liability under our tenant agreements. In addition, our power and cooling systems are difficult and expensive to upgrade. Accordingly, we may not be able to efficiently upgrade or change these systems to meet new demands without incurring significant costs that we may not be able to pass on to our tenants. Any such material loss of tenants, liability or additional costs could adversely affect our business, financial condition and results of operations. Further, we have acquired land that we intend to develop into data centers. We may not be able to obtain the necessary electrical power to do so, which will prevent us from fully developing the land and negatively impact the value of our investment in the land.
We depend on third parties to provide network connectivity to the tenants in our data centers and any delays or disruptions in connectivity may materially adversely affect our operating results and cash flow.
We are not a telecommunications carrier. Although our tenants generally are responsible for providing their own network connectivity, we still depend upon the presence of telecommunications carriers’ fiber networks serving our data centers in order to attract and retain tenants. We believe that the availability of carrier capacity will directly affect our ability to achieve our projected results. Any carrier may elect not to offer its services within our data centers. Any carrier that has decided to provide network connectivity to our data centers may not continue to do so for any period of time. Further, some carriers are experiencing business difficulties or have announced consolidations. As a result, some carriers may be forced to downsize or terminate connectivity within our data centers, which could have an adverse effect on the business of our tenants and, in turn, our own operating results.

Our data centers may require construction and operation of a sophisticated redundant fiber network. The construction required to connect multiple carrier facilities to our data centers is complex and involves factors outside of our control, including regulatory requirements and the availability of construction resources. If the establishment of highly diverse network connectivity to our data centers does not occur, is materially delayed or is discontinued, or is subject to failure, our operating results and cash flow may be materially adversely affected. Additionally, any hardware or fiber failures on this network may result in significant loss of connectivity to our data centers. This could negatively affect our ability to attract new tenants or retain existing tenants, which could have an adverse effect on our business, financial condition and results of operations.
We may not be able to adapt to changing technologies and tenant requirements, and our data center infrastructure may become obsolete.
The technology industry generally and specific industries in which certain of our tenants operate are characterized by rapidly changing technology, tenant requirements and industry standards. New systems to deliver power to or eliminate heat in data centers or the development of new server technology that does not require the levels of critical load and heat removal that our facilities are designed to provide and could be run less expensively on a different platform could make our data center infrastructure obsolete. Our power and cooling systems are difficult and expensive to upgrade, and we may not be able to efficiently upgrade or change these systems to meet new demands without incurring significant costs that we may not be able to pass on to our tenants which could adversely impact our business, financial condition and results of operations. In addition, the infrastructure that connects our data centers to the Internet and other external networks may become insufficient, including with respect to latency, reliability and connectivity. We may not be able to adapt to changing technologies or meet customer demands for new processes or technologies in a timely and cost-effective manner, if at all, which would adversely impact our ability to sustain and grow our business.
Further, our inability to adapt to changing tenants requirements may make our data centers obsolete or unmarketable to such customers. Some of our tenants operate at significant scale across numerous data center facilities and have designed cloud and computing networks with redundancies and fail-over capabilities across these facilities, which enhances the resiliency of their networks and applications. As a result, these tenants may realize cost benefits by locating their data center operations in facilities with less electrical or mechanical infrastructure redundancy than is found in our existing data center facilities. Additionally, some of our tenants have begun to operate their data centers using a wider range of humidity levels and at temperatures that are higher than servers customarily have operated at in the past, all of which may result in energy cost savings for these tenants. We may not be able to operate our existing data centers under these environmental conditions, particularly in multi-tenant facilities with other tenants who are not willing to operate under these conditions, and our data centers could be at a competitive disadvantage to facilities that satisfy such requirements. Because we may not be able to modify the redundancy levels or environmental systems of our existing data centers cost effectively, these or other changes in tenant requirements could have a material adverse effect on our business, results of operations and financial condition.
Additionally, due to regulations that apply to our tenants as well as industry standards, they may seek specific requirements from their data centers that we are unable to provide. If new or different regulations or standards are adopted or such extra requirements are demanded by our tenants, we could lose some tenants or be unable to attract new tenants in certain industries, which could materially and adversely affect our operations.
Our retail tenants face competition from numerous retail channels.
Retailers leasing our properties will face continued competition from shopping via the internet, discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators and television shopping networks. Such competition could adversely affect our tenants and, consequently, our revenues and FAD.
Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.
Retail properties, like other properties, are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.
We may be adversely affected by trends in the office real estate industry.
Some businesses are rapidly evolving to make employee telecommuting, flexible work schedules, open workplaces and teleconferencing increasingly common. These practices enable businesses to reduce their space requirements. A continuation of the movement towards these practices could over time erode the overall demand for office space and, in turn, place downward pressure on occupancy, rental rates and property valuations, each of which could have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our stockholders. We may also be negatively impacted by competition from other short-term office or shared space leasing companies or changes in government spending to reduce federal office space as part of the current administration’s cost reduction initiatives.
We could be negatively impacted by increased competition, decreased demand and restrictive zoning ordinances in the manufactured housing markets in which we invest.
The manufactured housing industry is generally subject to many of the same national and regional economic and demographic factors that affect the housing industry generally. These factors, including shortage of consumer financing, public’s perception, consumer confidence, inflation, regional population and employment trends, availability of and cost of alternative housing, weather conditions and general economic conditions, tend to impact manufactured homes to a greater degree than traditional rental housing homes. Our operating results from our manufactured housing investments may be adversely affected by: (i) competition from other available manufactured housing sites or available land for the placement of manufactured homes outside of established communities and alternative forms of housing (such as apartment buildings and site built single family homes) and (ii) local real estate market conditions such as the oversupply of manufactured housing sites or a reduction in demand for manufactured housing sites in an area. In addition, the inability to secure zoning permits from local authorities may pose the most significant barrier to entry for developing new manufactured housing sites.
Manufactured home loans may be subject to greater credit risk.
We may hold loans secured by manufactured homes, which generally have higher delinquency and default rates than standard residential mortgage loans due to various factors, including, among other things, the manner in which borrowers have handled previous credit, the absence or limited extent of borrowers’ prior credit history, limited financial resources, frequent changes in or loss of employment and changes in borrowers’ personal or domestic situations that affect their ability to repay loans. Any substantial economic slowdown could increase delinquencies, defaults, repossessions and foreclosures with respect to manufactured homes. Also, the value of manufactured homes may depreciate over time, which can negatively impact the manufactured home industry and lead to increased defaults and delinquencies and lower recovery rates upon default.
Our investments in real estate associated with gaming facilities will be impacted by the risks associated with the gaming industry.
We invest in real estate associated with gaming facilities, which are subject to risks associated with the gaming industry, including changes in consumer trends, the impact of gaming regulations on us and/or our tenants, reductions in discretionary consumer spending and corporate spending on conventions and business development and preferences, changes in laws or foreign monetary policies that impact consumer behavior, and other factors over which we have no control. Economic contraction, economic uncertainty or the perception by potential customers of weak or weakening economic conditions may cause a decline in demand for hotels, casino resorts, trade shows and conventions. Such investments may also be affected by risks relating to the tourism industry for the geographic areas in which our properties are located, including cost and availability of air services or other travel methods.

The gaming industry is characterized by a high degree of competition among a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery, sweepstakes and poker machines not located in casinos, Native American gaming, internet lotteries and other internet wagering gaming services and, in a broader sense, gaming operators face competition from all manner of leisure and entertainment activities. Gaming competition is intense in the markets where our facilities are located. Recently, there has been additional significant competition in the gaming industry as a result of the upgrading or expansion of facilities by existing market participants, the entrance of new gaming participants into a market, the growth of general internet and electronic sports-related gaming and legislative changes, including relating to sports betting. As competing properties and new markets are opened, we and our tenants may be negatively impacted.
Our self storage investments are subject to risks from fluctuating demand and competition in the self storage industry.
Our self storage investments are subject to operating risks common to the self storage industry, which include business layoffs or downsizing, industry slowdowns, relocation of businesses and changing demographics, changes in supply of, or demand for, similar or competing self storage properties in an area and the excess amount of self storage space in a particular market, changes in market rental rates and inability to collect rents from customers. The self storage industry has at times experienced overbuilding in response to perceived increases in demand. A recurrence of overbuilding might cause our self storage investments to experience a decrease in occupancy levels, as well as limit the ability to increase rents and offer discounted rents.
We invest in commercial properties subject to net leases, which could subject us to losses.
We invest in commercial properties subject to net leases. Typically, net leases require the tenants to pay substantially all of the operating costs associated with the properties. As a result, the value of, and income from, investments in commercial properties subject to net leases will depend, in part, upon the ability of the applicable tenant to meet its obligations to maintain the property under the terms of the net lease. If a tenant fails or becomes unable to so maintain a property, we will be subject to all risks associated with owning the underlying real estate. In addition, we may have limited oversight into the operations or the managers of these properties, subject to the terms of the net leases.
Certain commercial properties subject to net leases in which we invest are occupied by a single tenant and, therefore, the success of such investments is largely dependent on the financial stability of each such tenant. A default of any such tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, we may also incur significant losses to make the leased premises ready for another tenant and experience difficulty or a significant delay in re-leasing such property.
In addition, net leases typically have longer lease terms and, thus, there is an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years.
We may acquire these investments through sale-leaseback transactions, which involve the purchase of a property and the leasing of such property back to the seller thereof. If we enter into a sale-leaseback transaction, we will seek to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” for U.S. federal income tax purposes, thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes. However, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and the timing of our income inclusion could differ from that of the lease payments. If a sale-leaseback transaction were so recharacterized (or otherwise not respected as a lease), we might fail to satisfy the REIT qualification “asset tests” or “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the REIT distribution requirement for a taxable year.

If a tenant of a net lease defaults and we are unable to find a replacement tenant, we may attempt to hold and operate the relevant property ourselves through a taxable REIT subsidiary, which would subject income on the property to corporate-level taxation, thereby reducing our FAD. In certain circumstances, depending on how much capacity we have available of the total value we are permitted to hold in taxable REIT subsidiaries under applicable rules, we may not be able to hold and operate the property in a taxable REIT subsidiary, which could result in the property and the related income not satisfying the REIT qualification asset and income tests and could jeopardize our REIT status.
Technological or other innovations may disrupt the markets and sectors in which we operate and subject us to increased competition or negatively impact the tenants of our properties and the value of our properties.
Recent trends in the real estate market and the sectors in which we invest generally have been toward disrupting the industry with technological or other innovations, and multiple young companies have been successful in capitalizing on this trend toward disruption. In this period of rapid technological and commercial innovation, new businesses and approaches may be created that could affect us, tenants of our properties or our investments or alter the market practices that help frame our strategy. For example, the value of our hospitality properties is affected by competition from the non-traditional hospitality sector (such as short-term rental services), our office properties are affected by competition from shared office spaces (including co-working environments), our retail properties may be affected by changes in consumer behavior, including increased shopping via the internet, and our warehouse industrial properties may be affected if supply chains evolve in a way that decreases the need for traditional warehousing. Any of these new approaches could damage our investments, significantly disrupt the market in which we operate and subject us to increased competition, which could materially and adversely affect our business, financial condition and results of investments. Moreover, given the pace of innovation in recent years, the impact on a particular investment may not have been foreseeable at the time we made the investment. Furthermore, we could base investment decisions on views about the direction or degree of innovation that prove inaccurate and lead to losses.
Supply chain disruptions could create unexpected renovation or maintenance costs or delays and/or could impact our tenants’ businesses, any of which could have a negative effect on our results of operations.
The construction and building industry, similar to many other industries, has experienced worldwide supply chain disruptions due to a multitude of factors that are beyond our control, and such disruptions may occur in the future. Materials, parts and labor have also increased in cost over the recent past, sometimes significantly and over a short period of time, and such increases and volatility may continue or recur from time to time. We may incur costs for a property renovation or maintenance that exceeds our original estimates due to increased costs for materials or labor or other costs that are unexpected. We also may be unable to complete renovation of a property or tenant space on schedule due to supply chain disruptions or labor shortages, which we would expect cause a default under development or construction financing if not timely cured. Some tenants may have the right to terminate their leases if a development or renovation project is not completed on time or may be entitled to agreed-upon remuneration for such delay. The potential liabilities to tenants and lenders in these cases can generally be expected to be recourse to certain of our subsidiaries with substantial other assets. In addition, our tenants’ businesses may also be affected by supply chain issues (particularly for our industrial or retail properties), which could impact their ability to meet their obligations to us under their leases.
We may make investments in land that we seek to develop.
Subject to the limitations of our charter and although not our primary strategy, we may acquire direct or indirect interests in undeveloped land or underdeveloped real estate, which may be non-income producing. To the extent we seek to develop real estate, it will be subject to various related risks, including those associated with obtaining zoning, environmental and other regulatory requirements, the cost and time of completing construction (including risks beyond the control of the Company, such as weather, labor conditions, material shortages, trade disruption and counterparty default), the ability to obtain the necessary facilities for the property (such as obtaining power supply for data center projects), and the availability of both construction and permanent financing on favorable terms. Development is also more susceptible to irregular accounting or other fraudulent practices. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development activities. Additionally, development or redevelopment projects can carry an increased risk of litigation with contractors, subcontractors, suppliers, partners, counterparties and others. Assets under development or assets acquired for development may receive little or no cash flow from the date of acquisition through the date of completion of development and may experience operating deficits after the date of completion. In addition, market conditions may change during the course of development that make the lease-up, cash flow, and value of such development less profitable than anticipated.
We may face risks related to zoning, siting and permitting, including related to any properties under development.
We may have exposure to assets that are subject to zoning, siting, permitting and other requirements, which may be long, burdensome and costly, and may subject us to additional governmental and public scrutiny. Zoning and permitting processes vary depending on the nature and location of the assets in question and, depending on the asset and activity to be conducted, the approval of multiple federal, state, local and other authorities may be required. Obtaining these approvals may be outside of our control. In addition, zoning, siting and permitting processes often face local opposition and may be challenged by a number of parties, including non-governmental organizations and special interest groups based on alleged security concerns, disturbances to natural habitats for wildlife and adverse aesthetic impacts. Beyond the time-consuming process of applying for the necessary permits, we may be required to undergo public hearings at which local communities will decide whether or not to grant the proper land use designations. Highly motivated citizens in many local communities often oppose plans to develop new properties or to expand existing properties, in many cases demonstrating the “Not in My Backyard” phenomenon. Such factors could make it difficult to develop new development sites and to expand existing assets. The failure to receive, renew or maintain any required permits or approvals may result in increased compliance costs, the need for additional capital expenditures or a suspension of some operations.
We may acquire assets opportunistically, which will involve a higher risk of loss than more conservative investment strategies.
While we primarily invest in stabilized income-generating commercial real estate, we to a lesser extent acquire opportunistic assets that we can reposition, redevelop or remarket to create value enhancement and capital appreciation. This may involve the acquisition of properties in markets that are depressed or overbuilt, or have high growth potential in real estate lease rates and sale prices. As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. We may also acquire land that requires development, including for data center properties, and there is no guarantee that we will be able to develop such land successfully or at all. For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties, and as a result, our ability to make distributions to our stockholders could be affected. Our intended investment approach to acquiring and operating income-generating properties involves more risk than comparable real estate programs that have a targeted holding period for investments that is longer than ours, utilize leverage to a lesser degree or employ more conservative investment strategies.
Our real estate investments may be subject to impairment charges.
On a quarterly basis, we assess whether there are any indicators that the value of our real estate investments may be impaired on a GAAP basis. If an impairment indicator is identified, a real estate investment is considered impaired only if our estimate of aggregate future undiscounted cash flows, taking into account the estimated probability-weighted hold period, is less than the carrying amount of the investment. Changes in any estimates and/or assumptions, particularly the estimated hold period could have a material impact on the future undiscounted cash flows.
The evaluation of anticipated future cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates, capital requirements and anticipated holding periods that could differ materially from actual results. Since cash flows on real estate properties considered to be “long-lived assets to be held and used” are considered on an undiscounted basis to determine whether an asset has been impaired, our strategy of holding properties over the long term directly decreases the likelihood of recording an impairment loss. If our strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized, and such loss could be material to our results. If we determine that an impairment has occurred, the affected assets must be reduced to their fair value.
Risks Related to Investments in Real Estate Debt
Investments in real estate debt are subject to risks including various creditor risks and early redemption features which may materially adversely affect our results of operations and financial condition.
The debt and other interests in which we may invest may include secured or unsecured debt at various levels of an issuer’s capital structure. The real estate debt in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Real estate debt is also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligation and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Our investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.
Our debt investments face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.
During periods of declining interest rates, the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem debt if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. In addition, the market price of our investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities. Although the Federal Reserve lowered interest rates three times over the course of 2024 and has indicted its intent to make additional decreases, it has expressed an expectation that such decreases would be slower going forward. Accordingly, significant uncertainty remains regarding the timing and extent of future interest rate decreases. A slower-than-expect decrease, or further increase, continues to create further uncertainty for the economy and for our tenants.
Reinvestment risk could affect the price for our shares or their overall returns.
Reinvestment risk is the risk that income from our portfolio will decline if we invest the proceeds from matured, traded or called securities at market interest rates that are below our real estate debt portfolio’s current earnings rate. A decline in income could affect the NAV of our shares or their overall returns.
Debt-oriented real estate investments face a number of general market-related risks that can affect the creditworthiness of issuers, and modifications to certain loan structures and market terms make it more difficult to monitor and evaluate investments.
Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact our performance by making it more difficult for issuers to satisfy their debt payment obligations, increasing the default risk applicable to issuers, and/or making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of issuers and/or real estate collateral relating to our investments and may include economic and/or market fluctuations (including economic impacts resulting from actual or perceived instability in the U.S. banking system, political dynamics associated with U.S. election results and a shutdown of the U.S. federal government due to Congressional inaction), changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area (as a result, for instance, of overbuilding), fluctuations in real estate fundamentals (including average occupancy, operating income and room rates for hotel properties), the financial resources of tenants, changes in availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks, natural disasters, political events, trade barriers, currency exchange controls, changes in government regulations (such as rent control), changes in real property tax rates and operating expenses, changes in interest rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, changes in consumer spending, outbreaks of an infectious disease, epidemics/pandemics or other serious public health concerns, negative developments in the economy or political climate that depress travel activity (including restrictions on travel or quarantines imposed), environmental liabilities, contingent liabilities on disposition of assets, acts of God, terrorist attacks, war (including the ongoing conflicts in the Middle East and Ukraine), demand and/or real estate values generally and other factors that are beyond the control of the Adviser. Such changes may develop rapidly and it may be difficult to determine the comprehensive impact of such changes on our investments, particularly for investments that may have inherently limited liquidity. These changes may also create significant volatility in the markets for our investments which could cause rapid and large fluctuations in the values of such investments. Recent concerns about the real estate market, changes in interest rates, elevated inflation, increased energy costs and geopolitical issues (including trade and other conflicts) have contributed to increased market volatility and may negatively impact the economy going forward. There can be no assurance that there will be a ready market for the resale of our debt investments because such investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us. The value of securities of companies which service the real estate business sector may also be affected by such risks.
The Adviser cannot predict whether economic conditions generally, and the conditions for real estate debt investing in particular, will deteriorate in the future. Declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our investment activities. In addition, market conditions relating to real estate debt investments have evolved since the financial crisis, which has resulted in a modification to certain loan structures and market terms. For example, it has become increasingly difficult for real estate debt investors in certain circumstances to receive full transparency with respect to underlying investments because transactions are often effectuated on an indirect basis through pools or conduit vehicles rather than directly with the borrower. These and other similar changes in loan structures or market terms may make it more difficult for us to monitor and evaluate investments.
The operating and financial risks of issuers and the underlying default risk across capital structures may adversely affect our results of operations and financial condition.
Our securities investments involve credit or default risk, which is the risk that an issuer or borrower will be unable to make principal and interest payments on its outstanding debt when due. The risk of default and losses on real estate debt instruments will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the commercial real estate market in general, an issuer’s equity and the financial circumstances of the issuer, as well as general economic conditions. Such default risk will be heightened to the extent we make relatively junior investments in an issuer’s capital structure since such investments are structurally subordinate to more senior tranches in such issuer’s capital structure, and our overall returns would be adversely affected to the extent one or more issuers is unable to meet its debt payment obligations when due. To the extent we hold an equity or “mezzanine” interest in any issuer that is unable to meet its debt payment obligations, such equity or mezzanine interest could become subordinated to the rights of such issuer’s creditors in a bankruptcy. See “—We invest in subordinated debt, which is subject to greater credit risk than senior debt” below. Furthermore, the financial performance of one or more issuers could deteriorate as a result of, among other things, adverse developments in their businesses, changes in the competitive environment or an economic downturn. As a result, underlying properties or issuers that we expected to be stable may operate, or expect to operate, at a loss or have significant fluctuations in ongoing operating results, may otherwise have a weak financial condition or be experiencing financial distress and subject our investments to additional risk of loss and default.

We generally invest in high-yield debt which is generally subject to more risk than higher rated securities.
Debt that is, at the time of purchase, rated below investment grade (below Baa by Moody’s and below BBB by S&P and Fitch), an equivalent rating assigned by another nationally recognized statistical rating organization or unrated but judged by the Adviser to be of comparable quality are commonly referred to as “high-yield” securities.
Investments in high-yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk, including the possibility of issuer default and bankruptcy. High-yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Debt instruments in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. In addition, analysis of the creditworthiness of issuers of high-yield securities may be more complex than for issuers of higher quality securities.
High-yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of an issuer to make principal and interest payments on its debt obligations. If an issuer of high yield securities defaults, in addition to risking non-payment of all or a portion of interest and principal, we may incur additional expenses to seek recovery. The market prices of high-yield securities structured as zero-coupon, step-up or payment-in-kind securities will normally be affected to a greater extent by interest rate changes, and therefore tend to be more volatile than the prices of securities that pay interest currently and in cash.
The secondary market on which high-yield securities are traded may be less liquid than the market for investment grade securities. Less liquidity in the secondary trading market could adversely affect the price at which we could sell a high yield security, and could adversely affect the NAV of our shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly-traded market. When secondary markets for high yield securities are less liquid than the market for investment grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly and we may have greater difficulty selling our portfolio securities. We will be more dependent on the Adviser’s research and analysis when investing in high-yield securities.
Some of our securities investments may become distressed, which securities would have a high risk of default and may be illiquid.
While it is generally anticipated that our real estate-related investments will focus primarily on investments in non-distressed real estate-related interests (based on our belief that there is not a low likelihood of repayment), our investments may become distressed following our acquisition thereof. Additionally, we may invest in real estate debt investments that we believe are available to purchase at “discounted” rates or “undervalued” prices. Purchasing real estate debt at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive returns to us or will not be subject to further reductions in value. There is no assurance that such investments can be acquired at favorable prices, that such investments will not default, or that the market for such interests will improve. In addition, the market conditions for real estate debt investments may deteriorate further, which could have an adverse effect on the performance of our investments.
During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and asked prices may be greater than normally expected. Investment in the securities of financially troubled issuers and operationally troubled issuers involves a high degree of credit and market risk. There is no assurance that the Adviser will correctly evaluate the value of the assets collateralizing such investments or the prospects for a successful reorganization or similar action.

These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy or other similar administrative proceedings, or may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, an extension of the term, a substantial reduction in the interest rate, a substantial writedown of the principal of such investment and other concessions which could adversely affect our returns on the investment. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, subject us to certain additional potential liabilities that may exceed the value of our original investment therein.
For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transactions under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize on collateral for loan positions we held, or may adversely affect the economic terms and priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.
However, even if a restructuring were successfully accomplished, a risk exists that, upon maturity of such investment, replacement “takeout” financing will not be available, resulting in an inability by the issuer to repay the investment. Although unlikely, it is possible that the Adviser may find it necessary or desirable to foreclose on collateral securing one or more real estate debt we acquire. The foreclosure process varies jurisdiction by jurisdiction and can be lengthy and expensive. Issuers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses against the holder of a real estate loan, including, without limitation, lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action, which often prolongs and complicates an already difficult and time consuming process. In some states or other jurisdictions, foreclosure actions can take up to several years or more to conclude. During the foreclosure proceedings, an issuer may have the ability to file for bankruptcy, potentially staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing, management, development and other operations of the property. In the event we foreclose on an investment, we will be subject to the risks associated with owning and operating real estate.
Certain risks associated with CMBS may adversely affect our results of operations and financial condition.
We invest a portion of our assets in pools or tranches of CMBS, including horizontal and other risk retention investments. The collateral underlying CMBS generally consists of commercial mortgages on real property that has a rental housing or commercial use, such as retail space, office buildings, warehouse property and hotels, and which from time to time include assets or properties owned directly or indirectly by one or more Other Blackstone Accounts. CMBS have been issued in a variety of issuances, with varying structures including senior and subordinated classes. The commercial mortgages underlying CMBS generally face the risks described above in “—We may invest in commercial mortgage loans which are non-recourse in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.”
Mortgage-backed securities may also have structural characteristics that distinguish them from other securities. The interest rate payable on these types of securities may be set or effectively capped at the weighted average net coupon of the underlying assets themselves. As a result of this cap, the return to investors in such a security would be dependent on the relevant timing and rate of delinquencies and prepayments of mortgage loans bearing a higher rate of interest. In general, early prepayments will have a greater impact on the yield to investors. Federal and state law may also affect the return to investors by capping the interest rates payable by certain mortgagors. Certain mortgage-backed securities may provide for the payment of only interest for a stated period of time. In addition, in a bankruptcy or similar proceeding involving the originator or the servicer of the CMBS (often the same entity or an affiliate), the assets of the issuer of such securities could be treated as never having been truly sold to the originator to the issuer and could be substantively consolidated with those of the originator, or the transfer of such assets to the issuer could be voided as a fraudulent transfer.
The credit markets, including the CMBS market, have periodically experienced decreased liquidity on the primary and secondary markets during periods of market volatility. Such market conditions could re-occur and would impact the valuations of our investments and impair our ability to sell such investments if we were required to liquidate all or a portion of our CMBS investments quickly. Additionally, certain of our securities investments, such as horizontal or other risk retention investments in CMBS, may have certain holding period and other restrictions that limit our ability to sell such investments.
Concentrated CMBS investments may pose specific risks beyond the control of the Adviser that may adversely affect our results of operations and financial condition.
Default risks with respect to CMBS investments may be further pronounced in the case of single-issuer CMBSs or CMBSs secured by a small or less diverse collateral pool, which is the majority of our real estate debt portfolio. At any one time, a portfolio of CMBS may be backed by commercial mortgage loans disproportionately secured by properties in only a few states, regions or foreign countries. As a result, such investments may be more susceptible to geographic risks relating to such areas, including adverse economic conditions, declining home values, adverse events affecting industries located in such areas and other factors beyond the control of the Adviser relative to investments in multi-issuer CMBS or a pool of mortgage loans having more diverse property locations.
The quality of the CMBS is dependent on the credit quality and selection of the mortgages for each issuance.
CMBS are also affected by the quality of the credit extended. As a result, the quality of the CMBS is dependent upon the selection of the commercial mortgages for each issuance and the cash flow generated by the commercial real estate assets, as well as the relative diversification of the collateral pool underlying such CMBS and other factors such as adverse selection within a particular tranche or issuance.
There are certain risks associated with the insolvency of obligations backing mortgage-backed securities and other investments.
The real estate loans backing the mortgage-backed securities (“MBS”) and other investments may be subject to various laws enacted in the jurisdiction or state of the borrower for the protection of creditors. If an unpaid creditor files a lawsuit seeking payment, the court may invalidate all or part of the borrower’s debt as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower in satisfaction of such indebtedness, based on certain tests for borrower insolvency and other facts and circumstances, which may vary by jurisdiction. There can be no assurance as to what standard a court would apply in order to determine whether the borrower was “insolvent” after giving effect to the incurrence of the indebtedness constituting the mortgage backing the MBS and other investments, or that regardless of the method of valuation, a court would not determine that the borrower was “insolvent” after giving effect to such incurrence. In addition, in the event of the insolvency of a borrower, payments made on such mortgage loans could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year and one day) before insolvency.
There are certain risks associated with MBS interest shortfalls.
Our MBS investments may be subject to interest shortfalls due to interest collected from the underlying loans not being sufficient to pay accrued interest to all of the MBS interest holders. Interest shortfalls to the MBS trust will occur when the servicer does not advance full interest payments on defaulted loans. The servicer in a MBS trust is required to advance monthly principal and interest payments due on a delinquent loan. Once a loan is delinquent for a period of time (generally 60 days), the servicer is required to obtain a new appraisal to determine the value of the property securing the loan. The servicer is only required to advance interest based on the lesser of the loan amount or 90%, generally, of the appraised value. Interest shortfalls occur when 90%, generally, of the appraised value is less than the loan amount and the servicer does not advance interest on the full loan amount. The resulting interest shortfalls impact interest payments on the most junior class in the trust first. As interest shortfalls increase, more senior classes may be impacted. Over time, senior classes may be reimbursed for accumulated shortfalls if the delinquent loans are resolved, but there is no guarantee that shortfalls will be collected. Interest shortfalls to the MBS trust may also occur as a result of accumulated advances and expenses on defaulted loans. When a defaulted loan or foreclosed property is liquidated, the servicer will be reimbursed for accumulated advances and expenses prior to payments to MBS bond holders. If proceeds are insufficient to reimburse the servicer or if a defaulted loan is modified and not foreclosed, the servicer is able to make a claim on interest payments that is senior to the bond holders to cover accumulated advances and expenses. If the claim is greater than interest collected on the loans, interest shortfalls could impact one or more bond classes in a MBS trust until the servicer’s claim is satisfied.
We have acquired and expect in the future to acquire MBS affiliated with Blackstone.
We have acquired and expect in the future to acquire MBS whereby mortgages underlying the MBS were issued or acquired by, properties underlying the mortgages in the MBS are owned by, and/or the MBS is serviced or structured by, a Blackstone affiliate. While we may acquire such MBS from third parties on terms already negotiated by and agreed with third parties and will forgo certain non-economic rights (including voting rights) in such MBS as long as the affiliation persists, which we believe should mostly mitigate any conflicts of interest, there is no assurance that such procedures will adequately address all of the conflicts of interest that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. Since certain of our executives are also executives of Blackstone, the same personnel may determine the price and terms for the investments for both us and these entities and there can be no assurance that any procedural protections, such as obtaining market prices or other reliable indicators of fair value, will prevent the consideration we pay for these investments from exceeding their fair value or ensure that we receive terms for a particular investment opportunity that are as favorable as those available from an independent third party.
Our CMBS investments face risks associated with extensions that may adversely affect our results of operations and financial condition.
Our CMBS and other investments may be subject to extension, resulting in the term of the securities being longer than expected. Extensions are affected by a number of factors, including the general availability of financing in the market, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial circumstances of the borrower, fluctuations in the business operated by the borrower on the mortgaged property, competition, general economic conditions and other factors. Such extensions may also be made without the Adviser’s consent.
There are certain risks associated with the servicers of commercial real estate loans underlying CMBS and other investments.
The exercise of remedies and successful realization of liquidation proceeds relating to commercial real estate loans underlying CMBS and other investments may be highly dependent on the performance of the servicer or special servicer. The servicer may not be appropriately staffed or compensated to immediately address issues or concerns with the underlying loans. Such servicers may exit the business and need to be replaced, which could have a negative impact on the portfolio due to lack of focus during a transition. Special servicers frequently are affiliated with investors who have purchased the most subordinate bond classes, and certain servicing actions, such as a loan extension instead of forcing a borrower pay off, may benefit the subordinate bond classes more so than the senior bonds. While servicers are obligated to service the portfolio subject to a servicing standard and maximize the present value of the loans for all bond classes, servicers with an affiliate investment in the CMBS or other investments may have a conflict of interest. There may be a limited number of special servicers available, particularly those which do not have conflicts of interest. In addition, to the extent any such servicers fail to effectively perform their obligations pursuant to the applicable servicing agreements, such failure may adversely affect our investments.
We may invest in commercial mortgage loans which are non-recourse in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.
We may invest from time to time in commercial mortgage loans, including mezzanine loans and B-notes, which are secured by rental housing, commercial or other properties and are subject to risks of delinquency and foreclosure and risks of loss. Commercial real estate loans are generally not fully amortizing, which means that they may have a significant principal balance or balloon payment due on maturity. Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, as well as other factors such as the value of the property, the level of prevailing mortgage rates, the borrower’s equity in the property and the financial condition and operating history of the property and the borrower. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan secured by an income-generating property will depend upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Furthermore, we may not have the same access to information in connection with investments in commercial mortgage loans, either when investigating a potential investment or after making an investment, as compared to publicly traded securities.
Commercial mortgage loans are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invest increase, the performance of our investments related thereto may be adversely affected. Default rates and losses on commercial mortgage loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgage properties are located, the borrower’s equity in the mortgage property, the financial circumstances of the borrower, tenant mix and tenant bankruptcies, property management decisions, including with respect to capital improvements, property location and condition, competition from other properties offering the same or similar services, environmental conditions, real estate tax rates, tax credits and other operating expenses, governmental rules, regulations and fiscal policies, acts of God, terrorism, social unrest and civil disturbances. A continued decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults and potentially foreclosures. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial mortgage loan. The overall level of commercial mortgage loan defaults remains significant and market values of the underlying commercial real estate remain distressed in many cases. It has also become increasingly difficult for lenders to dispose of foreclosed commercial real estate without incurring substantial investment losses, ultimately leading to a decline in the value of such investments.
In the event of any default under a mortgage or real estate loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or real estate loan, which could have a material adverse effect on our profitability. In the event of the bankruptcy of a mortgage or real estate loan borrower, the mortgage or real estate loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage or real estate loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Additionally, in the event of a default under any senior debt, the junior or subordinate lender generally forecloses on the equity, purchases the senior debt or negotiates a forbearance or restructuring arrangement with the senior lender in order to preserve its collateral.
We may invest in structured products or similar products that may include structural and legal risks.
We have and in the future may invest from time to time in structured products, including pools of mortgages, loans and other real estate-related interests. These investments may include debt securities issued by a private investment fund that invests, on a leveraged basis, in bank loans, high-yield debt or other asset groups, certificates issued by a structured investment vehicle that holds pools of commercial mortgage loans. We have and in the future may also invest in credit risk transfer notes that, while not structured products, face similar risks as structured products because they are debt securities issued by governmental agencies but their value depends in part on a pool of mortgage loans. Our investments in structured products are subject to a number of risks, including risks related to the fact that the structured products will be leveraged, and other structural and legal risks related thereto. Utilization of leverage is a speculative investment technique and will generally magnify the opportunities for gain and risk of loss borne by an investor investing in the subordinated debt securities. Many structured products contain covenants designed to protect the providers of debt financing to such structured products. A failure to satisfy those covenants could result in the untimely liquidation of the structured product and a complete loss of our investment therein. In addition, if the particular structured product is invested in a security in which we are also invested, this would tend to increase our overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis. The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those assets. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuer of such asset or nullified under applicable law.
We have and may in the future acquire and sell residential credit investments, which may subject us to legal, regulatory and other risks that could adversely impact our business and financial results.
We have and may in the future invest directly and indirectly in residential credit investments, which may include performing loans, nonperforming loans, residential mortgage loans and RMBS, which represent interests in pools of residential mortgage loans secured by one to four family residential mortgage loans. Investments in residential credit (including RMBS) are subject to various risks and uncertainties, including credit, market, interest rate, structural and legal risk. These risks may be magnified by volatility in the economy and in real estate markets generally. Any downturn in the U.S. or global economies may adversely affect the financial condition of residential owners and tenants, making it more difficult for them to meet their periodic repayment obligations relating to residential real estate. Residential credits are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. In addition, interest and principal payments for RMBS are made more frequently than traditional debt securities and the principal of any RMBS may often be prepaid at any time because the underlying residential mortgage loans may be prepaid at any time.
Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized by government agencies and the securities issued may be guaranteed. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the geographic area where the mortgaged property is located, the terms of the mortgage loan, the borrower’s equity in the mortgaged property, and the financial circumstances of the borrower. Certain mortgage loans may be of sub-prime credit quality (i.e., do not meet the customary credit standards of Fannie Mae and Freddie Mac. Delinquencies and liquidation proceedings are more likely with sub-prime mortgage loans than with mortgage loans that satisfy customary credit standards. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process, and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited.
Residential mortgage loans in an issue of RMBS may also be subject to various U.S. federal and state laws, foreign laws, public policies and principles of equity that protect consumers which, among other things, may regulate interest rates and other fees, require certain disclosures, require licensing of originators, prohibit discriminatory lending practices, regulate the use of consumer credit information, and regulate debt collection practices. In addition, a number of legislative proposals have been introduced in the United States at the federal, state, and municipal level that are designed to discourage predatory lending practices. Violation of such laws, public policies, and principles may limit the servicer’s ability to collect all or part of the principal or interest on a residential mortgage loan, entitle the borrower to a refund of amounts previously paid by it, or subject the servicer to damages and administrative enforcement. Any such violation could also result in cash flow delays and losses on the related issue of RMBS.
Our investments in RMBS, which may include government mortgage pass-through securities and non-agency RMBS, are subject to certain other risks which may adversely affect our results of operations and financial condition.
Our investments in RMBS are subject to the risks of defaults, foreclosure timeline extension, fraud, home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal accompanying the underlying residential mortgage loans. To the extent that assets underlying our investments are concentrated geographically, by property type or in certain other respects, we may be subject to certain of the foregoing risks to a greater extent. In the event of defaults on the residential mortgage loans that underlie our investments in RMBS and the exhaustion of any underlying or any additional credit support, we may not realize our anticipated return on our investments and we may incur a loss on these investments. At any one time, a portfolio of RMBS may be backed by residential mortgage loans with disproportionately large aggregate principal amounts secured by properties in only a few states or regions in the United States or in only a few foreign countries. As a result, the residential mortgage loans may be more susceptible to geographic risks relating to such areas, such as adverse economic conditions, adverse political changes, adverse events affecting industries located in such areas and natural hazards affecting such areas, than would be the case for a pool of mortgage loans having more diverse property locations. We may also acquire non-agency RMBS, which are backed by residential property but, in contrast to agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as the Fannie Mae and Freddie Mac and, in the case of the Government National Mortgage Association (“Ginnie Mae”), the U.S. government. In addition, we may invest in government mortgage pass-through securities, which represent participation interests in pools of residential mortgage loans purchased from individual lenders by a federal agency or originated by private lenders and guaranteed by a federal agency, including those issued or guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac. Ginnie Mae certificates are direct obligations of the U.S. Government and, as such, are backed by the “full faith and credit” of the United States. Fannie Mae is a federally chartered, privately owned corporation and Freddie Mac is a corporate instrumentality of the United States. Fannie Mae and Freddie Mac certificates are not backed by the full faith and credit of the United States but the issuing agency or instrumentality has the right to borrow, to meet its obligations, from an existing line of credit with the U.S. Treasury. The U.S. Treasury has no legal obligation to provide such line of credit and may choose not to do so.
We will face risks related to our investments in collateralized debt obligations.
We may also invest from time to time in collateralized debt obligations (“CDOs”). CDOs include, among other things, collateralized loan obligations (“CLOs”) and other similarly structured securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge a management fee and administrative expenses. For CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CLO trust typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. The risks of an investment in a CDO depend largely on the type of the collateral and the class of the CDO in which we invest.
Normally, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, certain investments in CDOs may be characterized as illiquid securities and volatility in CLO and CDO trading markets may cause the value of these investments to decline. Moreover, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses. Also, with respect to the CLOs and CDOs in which we may invest, control over the related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificate holder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. We may acquire classes of CLOs or CDOs for which we may not have the right to appoint the directing certificate holder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of those loans, the related special servicer or collateral manager may take actions that could adversely affect our interests. In addition to the risks associated with debt instruments (e.g., interest rate risk and credit risk), CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that we may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.
We invest in subordinated debt, which is subject to greater credit risk than senior debt.
We have in the past and may in the future from time to time invest in debt instruments, including junior tranches of CMBS and “mezzanine” or junior mortgage loans (e.g., B-Notes), that are subordinated in an issuer’s capital structure. To the extent we invest in subordinated debt of an issuer’s capital structure, including subordinated CMBS bonds or other “mezzanine” debt, such investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of holders of more senior tranches in an issuer’s capital structure and, to the extent applicable, contractual inter-creditor, co-lender and participation agreement provisions.
Investments in subordinated debt involve greater credit risk of default and loss than the more senior classes or tranches of debt in an issuer’s capital structure. Subordinated tranches of debt instruments (including mortgage-backed securities) absorb losses from default before other more senior tranches of such instruments, which creates a risk particularly if such instruments (or securities) have been issued with little or no credit enhancement or equity. As a result, to the extent we invest in subordinate debt instruments (including mortgage-backed securities), we would likely receive payments or interest distributions after, and must bear the effects of losses or defaults on, the senior debt (including underlying mortgage loans, senior mezzanine debt or senior CMBS bonds) before, the holders of other more senior tranches of debt instruments with respect to such issuer.
We will face risks related to our investments in mezzanine loans.
Although not directly secured by the underlying real estate, mezzanine loans are also subject to risk of subordination and share certain characteristics of subordinate loan interests described above. As with commercial mortgage loans, repayment of a mezzanine loan is dependent on the successful operation of the underlying commercial properties and, therefore, is subject to similar considerations and risks. Mezzanine loans may also be affected by the successful operation of other properties, but mezzanine loans are not secured by interests in the underlying commercial properties.
With most mezzanine loans, the bulk of the loan balance is payable at maturity with a one-time “balloon payment.” Full satisfaction of the balloon payment by a borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, and full satisfaction of a loan will be affected by a borrower’s access to credit or a functioning sales market. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan may be impaired. Moreover, mezzanine loans are usually non-recourse in nature. Therefore, if a borrower defaults on the loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invest increase, the performance of our investments related thereto may be adversely affected.
B-Notes and A/B Structures may pose additional risks that may adversely affect our results of operations and financial condition.
We may invest in B-notes, which are mortgage loans typically (i) secured by a first mortgage on a commercial property or group of related properties and (ii) subordinated to an A-note portion of the same first mortgage secured by the same collateral (which we would not expect to hold). As a result, if a borrower defaults, there may not be sufficient funds remaining to repay B-note holders after payment to the A-note holders. Since each transaction is privately negotiated, B-notes can vary in their structural characteristics and risks. In addition to the risks described above, certain additional risks apply to B-note investments, including those described herein. The B-note portion of a loan is typically small relative to the overall loan, and is in the first loss position. As a means to protect against the holder of the A-note from taking certain actions, or receiving certain benefits to the detriment of the holder of the B-note, the holder of the B-note often (but not always) has the right to purchase the A-note from its holder. If available, this right may not be meaningful to us. For example, we may not have the capital available to protect our B-note interest or purchasing the A-note may alter our overall portfolio and risk/return profile to the detriment of our stockholders. In addition, a B-note may be in the form of a “rake bond.” A “rake bond” is a CMBS backed solely by a single promissory note secured by a mortgaged property, which promissory note is subordinate in right of payment to one or more separate promissory notes secured by the same mortgaged property.
We may invest in a wide range of real estate debt pursuant to our broad investment guidelines.
Pursuant to our broad investment guidelines, our real estate debt investments may include, but are not limited to, CMBS, real estate-related corporate credit, mortgages, loans, mezzanine and other forms of debt (including residential mortgage-backed securities and other residential credit and debt of real estate-related companies), preferred equity and derivatives, and such investments may not be secured by real estate assets. The Adviser may also employ new investment techniques or invest in new instruments that it believes will help achieve our investment objectives, whether or not such investment techniques or instruments are specifically defined herein, so long as such investments are consistent with the investment guidelines and our charter. New investment techniques or instruments may not be thoroughly tested in the market before being employed and may have operational or theoretical shortcomings which could result in unsuccessful investments and, ultimately, losses to us. In addition, any new investment technique or instrument developed by us may be more speculative than earlier investment techniques or instruments and may involve material and unanticipated risks. Our board of directors may also change our investment guidelines without the consent of our stockholders.
We invest in real estate-related equity, which is subordinate to any indebtedness, but involves different rights.
We have in the past and may in the future invest from time to time in non-controlling preferred equity positions, common equity and other real estate-related interests. Preferred equity investments generally rank junior to all existing and future indebtedness, including commercial mezzanine and mortgage loans, but rank senior to the owners’ common equity. Preferred equity investments typically pay a dividend rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effectuate a change of control with respect to the ownership of the property. In addition, equity investments may be illiquid or have limited liquidity due to lock-out periods, limited trading volume or other limitations or prohibitions against their transfer, sale, pledge or disposition, including any necessary registration with the SEC requiring coordination with the issuer for the sale of such securities. Our investments in real estate-related equity securities will involve risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities are subject to their own operating and other expenses and may be subject to a management fee and/or performance-based compensation (e.g., promote), which we as equity holders will indirectly bear. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate discussed in “—Risks Related to Investments in Real Estate.”
We invest in real estate corporate debt, which consists of secured and unsecured obligations issued by companies in the business of owning and/or operating real estate-related businesses.
We have in the past and may in the future invest in corporate debt obligations of varying maturities issued by U.S. and foreign corporations and other business entities, which may include loans, corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities. Bonds are fixed or variable rate debt obligations, including bills, notes, debentures, money market instruments and similar instruments and securities. Corporate debt is generally used by corporations and other issuers to borrow money from investors. The issuer pays the investor a rate of interest and normally must repay the amount borrowed on or before maturity. The rate of interest on corporate debt may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt instruments may be acquired with warrants attached. Certain bonds are “perpetual” in that they have no maturity date.
Our investments in real estate-related corporate credit are subject to a number of risks, including interest rate risk, credit risk, high yield risk, issuer risk, foreign (non-U.S.) investment risk, inflation/deflation risk, liquidity risk, smaller company risk and management risk. We generally will not have direct recourse to real estate assets owned or operated by the issuers of the corporate debt obligations that we invest in and the value of such corporate debt obligations may be impacted by numerous factors and may not be closely tied to the value of the real estate held by the corporate issuer.
We invest in equity of other REITs that invest in real estate or real estate debt as one of their core businesses and other real estate-related companies, which subjects us to certain risks including those risks associated with an investment in our own common stock.
REITs that invest primarily in real estate or real estate debt are subject to the risks of the real estate market, the real estate debt market and the securities market.
REITs are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in financing a limited number of projects. REITs may be subject to management fees and other expenses, and so when we invest in REITs we will bear our proportionate share of the costs of the REITs’ operations. Investing in REITs and real estate-related companies involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REIT to distribute income may be adversely affected by several factors, including the risks described herein that relate to an investment in our common stock. REITs depend generally on their ability to generate cash flow to make distributions to shareholders, and certain REITs have self-liquidation provisions by which mortgages held may be paid in full and distributions of capital returns may be made at any time. In addition, distributions received by us from REITs may consist of dividends, capital gains and/or return of capital. Generally, dividends received by us from REIT shares and distributed to our stockholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income. In addition, the performance of a REIT may be affected by changes in the tax laws or by its failure to qualify for tax-free pass-through of income.
REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT.
Investing in certain REITs and real estate-related companies, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs and real estate-related companies may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities.
Certain of our investments may require development or otherwise have additional capital requirements.
Certain of our investments, including those that may be in a development phase are expected to require additional financing to satisfy their working capital requirements or development strategies. The amount of such additional financing needed could be significant and will depend upon the maturity and objectives of the particular asset, which may be an unfavorable price at such time. Each round of financing (whether from us or other investors) is typically intended to provide enough capital to reach the next major milestone in an asset’s life-cycle. If the funds provided are not sufficient, additional capital may be required to be raised at a price unfavorable to the existing investors, including us. In addition, we may make additional debt and equity investments or exercise warrants, options, convertible securities or other rights that were acquired in the initial investment in such portfolio company in order to preserve our proportionate ownership when a subsequent financing is planned, or to protect our investment when such portfolio company’s performance does not meet expectations. The availability of capital is generally a function of capital market conditions that are beyond the control of us or any portfolio company. There can be no assurance that we or any portfolio company will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from any source. Failure to provide sufficient additional capital with respect to an investment could adversely affect our performance.
We may face “spread widening” risk related to our investment in securities.
For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the market spreads of the securities in which we invest may increase substantially causing the securities prices to fall. It may not be possible to predict, or to hedge against, such “spread widening” risk. The perceived discount in pricing described under “—Some of our securities investments may become distressed, which securities would have a high risk of default and may be illiquid,” may still not reflect the true value of the real estate assets underlying such real estate debt in which we may invest, and therefore further deterioration in value with respect thereto may occur following our investment therein. In addition, mark-to-market accounting of our investments will have an interim effect on the reported value prior to realization of an investment.
We utilize derivatives, which involve numerous risks.
We have in the past and may in the future enter into derivatives transactions including, but not limited to, options contracts, futures contracts, options on futures contracts, forward contracts, interest rate swaps, total return swaps, credit default swaps and other swap agreements for investment, hedging or leverage purposes. Derivative instruments, especially when purchased in large amounts, may not be liquid in all circumstances, so that in volatile markets we may not be able to close out a position without incurring a loss. Our use of derivative instruments may be particularly speculative and involves investment risks and transaction costs to which we would not be subject absent the use of these instruments, and use of derivatives generally involves leverage in the sense that the investment exposure created by the derivatives may be significantly greater than our initial investment in the derivative. Leverage magnifies investment, market and certain other risks. Thus, the use of derivatives may result in losses in excess of principal and greater than if they had not been used. The value of such derivatives also depends upon the price of the underlying instrument or commodity. Such derivatives and other customized instruments also are subject to the risk of non-performance by the relevant counterparty. In addition, actual or implied daily limits on price fluctuations and speculative position limits on the exchanges or over-the-counter markets in which we may conduct our transactions in derivative instruments may prevent prompt liquidation of positions, subjecting us to the potential of greater losses. Derivative instruments that may be purchased or sold by us may include instruments not traded over-the-counter or on an exchange. The risk of nonperformance by the obligor on such an instrument may be greater and the ease with which we can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange-traded instrument. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are traded over-the-counter and not on an exchange. Such over-the-counter derivatives are also subject to types and levels of investor protections or governmental regulation that may differ from exchange traded instruments.
The ability to successfully use derivative investments depends on the ability of the Adviser. The skills needed to employ derivatives strategies are different from those needed to select portfolio investments and, in connection with such strategies, the Adviser must make predictions with respect to market conditions, liquidity, market values, interest rates or other applicable factors, which may be inaccurate. The use of derivative investments may require us to sell or purchase portfolio investments at inopportune times or for prices below or above the current market values, may limit the amount of appreciation we can realize on an investment or may cause us to hold a security that we might otherwise want to sell. We will also be subject to credit risk with respect to the counterparties to our derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or another third party in the case of over-the-counter instruments). In addition, the use of derivatives will be subject to additional unique risks associated with such instruments including a lack of sufficient asset correlation, heightened volatility in reference to interest rates or prices of reference instruments and duration/term mismatch, each of which may create additional risk of loss.
Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements that could materially adversely affect our business, results of operations and financial condition.
Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in our operations (including, without limitation, any change that causes us to be subject to certain specified covered statutory disqualifications) necessary to maintain our ability to rely upon the exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations and/or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit investing in interests that may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have a material adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.
We may make open market purchases or invest in traded securities.
Although not anticipated to be a large component of our investment strategy, we have the ability to invest in securities that are traded (publicly or through other active markets (including through private transactions)) and are, therefore, subject to the risks inherent in investing in traded securities. When investing in traded securities, we may be unable to obtain financial covenants or other contractual governance rights, including management rights that it might otherwise be able to obtain in making privately negotiated investments. Moreover, we may not have the same access to information in connection with investments in traded securities, either when investigating a potential investment or after making the investment, as compared to privately negotiated investments. Furthermore, we may be limited in our ability to make investments, and to sell existing investments, in traded securities because Blackstone may be deemed to have material, non-public information regarding the issuers of those securities or as a result of other internal policies or requirements. The inability to sell traded securities in these circumstances could materially adversely affect the investment results. In addition, securities acquired of a public company may, depending on the circumstances and securities laws of the relevant jurisdiction, be subject to lock-up periods.
We may utilize non-recourse securitizations of certain of our CMBS investments, which may expose us to risks that could result in losses.
We may seek to utilize non-recourse securitizations of certain of our CMBS investments to the extent consistent with REIT and Investment Company Act requirements. This would likely involve us creating a special-purpose vehicle, contributing a pool of our assets to the entity, and selling interests in the entity on a non-recourse basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment-grade loan pools). We would expect to retain all or a portion of the equity in the securitized pool of loans or investments. Prior to any such financing, we may use short-term facilities to finance the acquisition of securities until a sufficient quantity of securities had been accumulated, at which time we would refinance these facilities through a securitization, such as a CMBS, or issuance of CLOs, or the private placement of loan participations or other long-term financing. If we were to employ this strategy, we would be subject to the risk that we would not be able to acquire, during the period that our short-term facilities are available, a sufficient amount of eligible securities to maximize the efficiency of a CMBS, CLO or private placement issuance. We also would be subject to the risk that we would not be able to obtain short-term credit facilities or would not be able to renew any short-term credit facilities after they expire should we find it necessary to extend our short-term credit facilities to allow more time to seek and acquire the necessary eligible securities for a long-term financing. The inability to consummate securitizations of our portfolio to finance our loans and investments on a long-term basis could require us to seek other forms of potentially less attractive financing or to liquidate assets at an inopportune time or price, which could adversely affect our performance and our ability to grow our business. Moreover, conditions in the capital markets, including volatility and disruption in the capital and credit markets, may not permit a non-recourse securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. We may also suffer losses if the value of the mortgage loans we acquire declines prior to securitization. Declines in the value of a mortgage loan can be due to, among other things, changes in interest rates and changes in the credit quality of the loan. In addition, transaction costs incurred in executing transactions impact any liability that we may incur, or may be required to reserve for, in connection with executing a transaction can cause a loss to us. To the extent that we incur a loss executing or participating in future securitizations for the reasons described above or for other reasons, it could materially and adversely impact our business and financial condition.
In addition, the securitization of investments in our portfolio might magnify our exposure to losses because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. The inability to securitize our portfolio may hurt our performance and our ability to grow our business. At the same time, the securitization of our loans or investments might expose us to losses, as the residual loans or investments in which we do not sell interests will tend to be riskier and more likely to generate losses. Moreover, the Dodd Frank Act contains a risk retention requirement for all asset-backed securities, which requires both public and private securitizers to retain not less than 5% of the credit risk of the assets collateralizing any asset-backed security issuance. Significant restrictions exist, and additional restrictions may be added in the future, regarding who may hold risk retention interests, the structure of the entities that hold risk retention interests and when and how such risk retention interests may be transferred. Therefore such risk retention interests will generally be illiquid. As a result of the risk retention requirements, we may be required to purchase and retain certain interests in a securitization into which we sell mortgage loans and/or when we act as issuer, may be required to sell certain interests in a securitization at prices below levels that such interests have historically yielded and/or may be required to enter into certain arrangements related to risk retention that we have not historically been required to enter into and, accordingly, the risk retention rules may increase our potential liabilities and/or reduce our potential profits in connection with securitization of mortgage loans. It is likely, therefore, that these risk retention rules will increase the administrative and operational costs of asset securitizations.
We may find it necessary or desirable to foreclose on certain of the loans or CMBS we acquire, and the foreclosure process may be lengthy and expensive.
We may find it necessary or desirable to foreclose on certain of the loans or CMBS we acquire, and the foreclosure process may be lengthy and expensive. The protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests may not be adequate. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy or its equivalent, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value, and in the event of any such foreclosure or other similar real estate owned-proceeding, we would also become the subject to the various risks associated with direct ownership of real estate, including environmental liabilities. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net proceeds and, thus, increase the loss.
Risks Related to Debt Financing
Our significant amount of debt may subject us to increased risk of loss and could adversely affect our results of operations and financial condition.
We currently have outstanding indebtedness and, subject to market conditions and availability, we may incur a significant amount of additional debt through bank credit facilities (including term loans and revolving facilities), warehouse facilities and structured financing arrangements, public and private debt or bond issuances (including through securitizations), repurchase agreements and derivative instruments, in addition to transaction or asset specific funding arrangements. We may also issue additional debt securities to fund our growth. The percentage of leverage we employ will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders, the type of assets we are funding, whether the financing is recourse or non-recourse, debt restrictions contained in those financing arrangements and the lenders’ and rating agencies’ estimate of the stability of our investment portfolio’s cash flow. We may significantly increase the amount of leverage we utilize at any time without approval of our board of directors. In addition, we may leverage individual assets at substantially higher levels. Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:
•our cash flow from operations may be insufficient to make required payments of principal of and interest on our debt or we may fail to comply with covenants contained in our debt agreements, which is likely to result in (i) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision), which we then may be unable to repay from internal funds or to refinance on favorable terms, or at all, (ii) our inability to borrow undrawn amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements, which would result in a decrease in our liquidity, and/or (iii) the loss of some or all of our collateral assets to foreclosure or sale;
•our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase in an amount sufficient to offset the higher financing costs;
•we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, stockholder distributions or other purposes;
•we may be subject to financial covenants under the terms of our debt instruments that limit the flexibility of our operations and may therefore have a negative impact on our results of operations; and
•we may not be able to refinance any debt that matures prior to the maturity (or realization) of an underlying investment it was used to finance on favorable terms or at all.
There can be no assurance that a leveraging strategy will be successful, and such strategy may subject us to increased risk of loss and could adversely affect our results of operations and financial condition.
We may encounter adverse changes in the credit markets.
Any adverse changes, such as those experienced as a result of rising interest rates, in the global credit markets could make it more difficult for us to obtain favorable financing. Our ability to generate attractive investment returns for our stockholders will be adversely affected to the extent we are unable to obtain favorable financing terms. If we are unable to obtain favorable financing terms, we may not be able to adequately leverage our portfolio, may face increased financing expenses or may face increased restrictions on our investment activities, any of which would negatively impact our performance.
We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.
The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. Under our charter, we have a limitation that precludes us from borrowing in excess of 300% of our net assets, which approximates borrowing 75% of the cost of our investments (unless a majority of our independent directors approves any borrowing in excess of the limit and we disclose the justification for doing so to our stockholders), but such restriction does not restrict the amount of indebtedness we may incur with respect to any single investment. Our target leverage ratio is in the range of 60%. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in our settled real estate debt investments. See “Investment Objectives and Strategies—Borrowing Policies.” We may exceed our target leverage ratio, particularly during a market downturn or in connection with a large acquisition. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. Our investments will be impaired by a smaller decline in the value of the properties than is the case where properties are owned with a proportionately smaller amount of debt.
We may incur or increase our mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate acquired and may borrow under mortgages on properties after they are acquired. Depending on the level of leverage and decline in value, if mortgage payments are not made when due, one or more of the properties may be lost (and our investment therein rendered valueless) as a result of foreclosure by the mortgagee(s). A foreclosure may also have substantial adverse tax consequences for us.

Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable. We may also rely on short-term financing that would be especially exposed to changes in availability.
Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides us with the advantages of leverage, but exposes us to greater market risks and higher current expenses.
Our inability to access funding could have a material adverse effect on our results of operations, financial condition and business.
Our results of operations, financial condition and business may be impacted by our ability to secure bank credit facilities (including term loans and revolving facilities), warehouse facilities and structured financing arrangements, public and private debt or bond issuances (including through securitizations), repurchase agreements and derivative instruments, in addition to transaction or asset specific funding arrangements and additional repurchase agreements on acceptable terms. We may also rely on short-term financing that would be especially exposed to changes in availability. Our access to sources of financing will depend upon a number of factors, over which we have little or no control, including:
•general economic or market conditions;
•the market’s view of the quality of our assets;
•the market’s perception of our growth potential; and
•our current and potential future earnings and cash distributions.
We will need to periodically access the capital markets to, among other things, raise cash to fund new investments. Unfavorable economic conditions, or capital market conditions, such as the volatility of the global credit markets, may increase our funding costs, limit our access to the capital markets or could result in a decision by our potential lenders not to extend credit. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings and liquidity. In addition, any dislocation or weakness in the capital and credit markets could adversely affect our lenders and could cause one or more of our lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, as regulatory capital requirements imposed on our lenders are increased, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. We cannot make assurances that we will be able to obtain any additional financing on favorable terms or at all.
In certain cases, financings for our properties may be recourse to us.
Generally, commercial real estate financings are structured as non-recourse to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “bad boy” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor, for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower. These financing arrangements with respect to our investments generally require “bad boy” guarantees from us and/or the Operating Partnership and in the event that such a guarantee is called, our assets could be adversely affected. Moreover, our “bad boy” guarantees could apply to actions of the joint venture partners associated with our investments. While the Adviser expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to us under such guarantees. We may provide “bad boy” guarantees on behalf of Other Blackstone Accounts investing alongside us and as such guarantees are not for borrowed money, they will typically not be included under our leverage limitations.
If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.
We have lines of credit with financial institutions that are either unsecured or secured by certain of our assets as well as an uncommitted line of credit from an affiliate of Blackstone and we may seek to obtain additional lines of credit in an effort to provide for a ready source of liquidity for any business purpose, including to fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flow and/or net proceeds from our continuous offering. There can be no assurances that we will be able to borrow under or maintain our existing lines of credit or obtain additional lines of credit on financially reasonable terms. In addition, we may not be able to obtain lines of credit of an appropriate size for our business. If we borrow under a line of credit to fund repurchases of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness. In connection with a line of credit, distributions may be subordinated to payments required in connection with any indebtedness contemplated thereby. We may utilize a line of credit for the benefit of Other Blackstone Accounts which may invest alongside us in one or more investments. In such circumstances, we generally intend to disclose such arrangements as part of our reporting and enter into arrangements to cause any Other Blackstone Accounts to bear (or reimburse us for) their pro rata share of any costs and expenses (including interest payments) allocable to such extensions of credit.
Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service or refinance any future indebtedness that we may incur.
The volatility of the current global credit markets could make it more difficult to obtain favorable financing for investments. During periods of volatility (including the current market environment), which often occur during economic downturns, generally credit spreads widen, interest rates rise, and investor demand for high yield debt declines. These trends result in reduced willingness by investment banks and other lenders to finance new investments and deterioration of available terms. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. Loan documents may also require lender approval of certain actions and as a result of the lender’s failure to grant such approval, we may not be able to take a course of action we deem most profitable. These or other limitations may adversely affect our flexibility and our ability to make distributions to you and the value of your investment.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.
Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.
We use reverse repurchase agreements to finance our securities investments, which may expose us to risks that could result in losses.
We use reverse repurchase agreements as a form of leverage to finance our securities investments, and the proceeds from reverse repurchase agreements are generally invested in additional securities. There is a risk that the market value of the securities acquired from the proceeds received in connection with a reverse repurchase agreement may decline below the price of the securities underlying the reverse repurchase agreement that we have sold but remain obligated to repurchase. Reverse repurchase agreements also involve the risk that the counterparty liquidates the securities we delivered to it under the reverse repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. In addition, there is a risk that the market value of the securities we retain may decline. If the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experiences insolvency, we may be adversely affected. Furthermore, our counterparty may require us to provide additional margin in the form of cash, securities or other forms of collateral under the terms of the derivative contract. Also, in entering into reverse repurchase agreements, we bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, the interest costs associated with reverse repurchase agreements transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.
Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.
Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.
Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.
Interest we pay on our loan obligations will reduce cash available for distributions. We have and will likely in the future obtain variable rate loans, and as a result, increases in interest rates could increase our interest costs, which could reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, such as the current environment, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments. While we cannot predict factors which may or may not affect interest rates, during the quarter ended March 31, 2025, an increase of 25 basis points in SOFR rate would have resulted in an increase to our interest expense of $4.8 million, net of the impact from our interest rate swaps and caps.

Our current or future credit ratings may not reflect all risks of an investment in our debt securities.
Any current or future credit ratings of us are an assessment by third parties of our ability to pay our obligations. Consequently, real or anticipated changes in our current or future credit ratings will generally affect the market value of any of our debt securities. Our current or future credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of or trading market for the publicly issued debt securities.
Risks Related to our Relationship with the Adviser and the Dealer Manager
We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.
Our success is dependent upon our relationship with, and the performance of, the Adviser in the acquisition and management of our real estate portfolio and our corporate operations, as well as the persons and firms the Adviser retains to provide services on our behalf. The Adviser may suffer or become distracted by adverse financial or operational problems in connection with Blackstone’s business and activities unrelated to us and over which we have no control. Should the Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.
The termination or replacement of the Adviser could trigger a repayment event under our mortgage loans for some of our properties, the credit agreement governing any of our lines of credit and our repurchase agreements.
Lenders for certain of our properties have requested in the past and may request in the future provisions in the mortgage loan documentation that would make the termination or replacement of the Adviser an event requiring the consent of the lender or immediate repayment of the full outstanding balance of the loan. The termination or replacement of the Adviser could trigger repayment of outstanding amounts under the credit agreements governing our lines of credit that we may obtain or under the repurchase agreements that we may enter into. If a repayment event is triggered with respect to any of our properties, our results of operations and financial condition may be adversely affected.
The Adviser’s inability to retain the services of key real estate professionals could hurt our performance.
The Adviser’s power to approve the acquisition of a particular investment, finance or refinance any new or existing investment or dispose of an existing investment rests with the Investment Committee, sub-committees of the Investment Committee or particular professionals employed by the Adviser, depending on the size and type of the investment. Accordingly, our success depends to a significant degree upon the contributions of certain key real estate professionals employed by the Adviser, each of whom would be difficult to replace. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisors, investment managers, real estate investment companies, real estate investment trusts and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us or the Adviser, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Adviser have employment agreements with these individuals and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. Although there are key real estate professionals employed by the Adviser, we believe the “key person” concept to be inapplicable to our structure as a perpetual-life REIT and do not maintain key person life insurance on any person. Our future success depends, in large part, upon the Adviser’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If the Adviser loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

Any material adverse change to the Dealer Manager’s ability to successfully build and maintain a network of licensed broker-dealers could have a material adverse effect on our business and this offering.
The dealer manager for this offering is Blackstone Securities Partners L.P. Any material adverse change to the ability of our Dealer Manager to build and maintain a network of licensed securities broker-dealers and other agents could have a material adverse effect on our business and this offering. If the Dealer Manager is unable to build and maintain a sufficient network of participating broker-dealers to distribute shares in this offering, our ability to raise proceeds through this offering and implement our investment strategy may be adversely affected. In addition, the Dealer Manager currently serves and may serve as dealer manager for other issuers. As a result, the Dealer Manager may experience conflicts of interest in allocating its time between this offering and such other issuers, which could adversely affect our ability to raise proceeds through this offering and implement our investment strategy. Further, the participating broker-dealers retained by the Dealer Manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.
You will not have the benefit of an independent due diligence review in connection with this offering and, if a conflict of interest arises between us and Blackstone, we may incur additional fees and expenses.
Because the Adviser and the Dealer Manager are affiliates of Blackstone Real Estate, our sponsor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter and its counsel in connection with a securities offering. If any situation arises in which our interests are in conflict with those of the Adviser, the Dealer Manager or its affiliates, and we are required to retain independent counsel, we will incur additional fees and expenses.
The fees we pay in connection with this offering and the agreements entered into with Blackstone and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.
The compensation paid to the Adviser, Dealer Manager and other Blackstone affiliates for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Blackstone and its affiliates, including the Adviser and us, were not negotiated at arm’s-length. Such agreements include our Advisory Agreement, the Operating Partnership’s partnership agreement, our dealer manager agreement (the “Dealer Manager Agreement”), and any property related corporate services and other agreements we may enter into with affiliates of the Adviser from time to time.
We do not own the Blackstone name, but we may use it as part of our corporate name pursuant to a trademark license agreement with an affiliate of Blackstone. Use of the name by other parties or the termination of our trademark license agreement may harm our business.
We have entered into a trademark license agreement (“Trademark License Agreement”), with Blackstone TM L.L.C. (the “Licensor”), an affiliate of Blackstone, pursuant to which it has granted us a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “Blackstone Real Estate Income Trust, Inc.”. Under this agreement, we have a right to use this name for so long as the Adviser (or another affiliate of the Licensor) serves as our advisor (or another advisory entity) and the Adviser remains an affiliate of the Licensor under the Trademark License Agreement. The Trademark License Agreement may also be earlier terminated by either party as a result of certain breaches or for convenience upon 90 days’ prior written notice, provided that upon notification of such termination by us, the Licensor may elect to effect termination of the Trademark License Agreement immediately at any time after 30 days from the date of such notification. The Licensor and its affiliates, such as Blackstone, will retain the right to continue using the “Blackstone” name. We will further be unable to preclude the Licensor from licensing or transferring the ownership of the “Blackstone” name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of the Licensor, Blackstone or others. Furthermore, in the event that the Trademark License Agreement is terminated, we will be required to, among other things, change our name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.

Risks Related to Conflicts of Interest
Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.
Blackstone has conflicts of interest, or conflicting loyalties, as a result of the numerous activities and relationships of Blackstone, the Dealer Manager, the Adviser and the affiliates, partners, members, shareholders, officers, directors, family members and employees of the foregoing, some of which are described herein. However, not all potential, apparent and actual conflicts of interest are included herein, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. If any matter arises that we and our affiliates (including the Adviser) determine in our good faith judgment constitutes an actual and material conflict of interest, we and our affiliates (including the Adviser) will take such actions as we determine appropriate to mitigate the conflict. Transactions between us and Blackstone or its affiliates will require approval by our board of directors, including a majority of our independent directors. There can be no assurance that our board of directors or Blackstone will identify or resolve all conflicts of interest in a manner that is favorable to us.
The Adviser faces a conflict of interest because the fees it receives for services performed are based in part on our NAV, which the Adviser is ultimately responsible for determining.
The Adviser is paid a management fee for its services based on our NAV, which is calculated by State Street, based on valuations provided by the Adviser. In addition, the distributions to be received by the Special Limited Partner with respect to its performance participation interest in the Operating Partnership are based in part upon the Operating Partnership’s net assets (which is a component of our NAV). The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. The Adviser may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price. The valuation of our investments will affect the amount and timing of the management fee paid to the Adviser and the Special Limited Partner’s performance participation interest. As a result, there may be circumstances where the Adviser is incentivized to determine valuations that are higher than the actual fair value of our investments.
The Adviser’s management fee and the Special Limited Partner’s performance participation interest may not create proper incentives or may induce the Adviser and its affiliates to make certain investments, including speculative investments, that increase the risk of our real estate portfolio.
We pay the Adviser a management fee regardless of the performance of our portfolio. The Adviser’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We would be required to pay the Adviser a management fee in a particular period even if we experienced a net loss or a decline in the value of our portfolio during that period.
The existence of the Special Limited Partner’s 12.5% performance participation interest in our Operating Partnership, which is based on our total distributions plus the change in NAV per share, may create an incentive for the Adviser to make riskier or more speculative investments on our behalf or cause us to use more leverage than it would otherwise make in the absence of such performance-based compensation. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the performance participation interest may receive distributions based on unrealized gains in certain assets at the time of such distributions and such gains may not be realized when those assets are eventually disposed of. Except in limited circumstances, the Special Limited Partner will not be obligated to return any portion of performance participation allocation due to the subsequent negative performance.
Because the management fee and performance participation are based on our NAV, the Adviser may also be motivated to accelerate acquisitions in order to increase NAV or, similarly, delay or curtail repurchases to maintain a higher NAV, and the Dealer Manager may also be incentivized to sell more shares of our common stock to increase aggregate NAV, which would, in each case, increase amounts payable to the Adviser and the Special Limited Partner, but may make it more difficult for us to efficiently deploy new capital. In addition, we are required to reimburse the Adviser or its affiliates for documented costs and expenses incurred by it and its affiliates on our behalf, except those specifically required to be borne by the Adviser under our Advisory Agreement. Accordingly, to the extent that the Adviser retains other parties to provide services to us, expenses allocable to us will increase.
Blackstone personnel work on other projects and conflicts may arise in the allocation of personnel between us and other projects.
The Adviser and its affiliates will devote such time and attention as they determine to be necessary to conduct our business affairs in an appropriate manner. However, Blackstone personnel, including members of the Investment Committee, will work on other projects, serve on other committees (including boards of directors) and source potential investments for and otherwise assist the investment programs of Other Blackstone Accounts and their portfolio entities, including other investment programs to be developed in the future. Certain non-investment professionals are not dedicated solely to the Adviser but rather perform functions that benefit us as well as Other Blackstone Accounts, the Adviser and/or Blackstone, which is expected to detract from the time and attention such persons devote to the Adviser. Even some key personnel of the Adviser who devote substantially all of their time and attention to us do not devote their time and attention solely to us. Time spent on these other initiatives diverts attention from our activities, which could negatively impact us. Furthermore, Blackstone and Blackstone personnel derive financial benefit from these other activities, including fees and performance-based compensation. Blackstone personnel share in the fees and performance-based compensation generated by Other Blackstone Accounts. These and other factors create conflicts of interest in the allocation of time by such personnel. The Adviser’s determination of the amount of time and attention necessary to conduct our activities will be conclusive, and we rely on the Adviser’s judgment in this regard.
Blackstone is subject to a number of conflicts of interest, regulatory oversight and legal and contractual restrictions due to its multiple business lines, which may reduce the benefits that Blackstone could otherwise expect to utilize for the Adviser for purposes of identifying and managing our investments.
Blackstone has multiple business lines, including the Blackstone Capital Markets Group, which Blackstone, Other Blackstone Accounts and their portfolio entities and third parties, will in certain circumstances, engage for debt and equity financings and to provide other investment banking, brokerage, investment advisory or other services. As a result of these activities, Blackstone is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than if it had one line of business. For example, Blackstone may come into possession of information that limits our ability to engage in potential transactions. Similarly, other Blackstone businesses and their personnel may be prohibited by law or contract from sharing information with the Adviser or its affiliates that would be relevant to monitoring our investments and other activities. Additionally, Blackstone or Other Blackstone Accounts can be expected to enter into covenants that restrict or otherwise limit our ability to make investments in, or otherwise engage in, certain businesses or activities. For example, Other Blackstone Accounts could have granted exclusivity to a joint venture partner that limits us and Other Blackstone Accounts from owning assets within a certain distance of any of the joint venture’s assets, or Blackstone or an Other Blackstone Account could have entered into a non-compete in connection with a sale or other transaction. These types of restrictions may negatively impact our ability to implement our investment program. Finally, certain personnel who are members of the investment team or investment committee may be excluded from participating in certain investment decisions due to conflicts involving other businesses or for other reasons, including other business activities, in which case we will not benefit from their experience. Our stockholders will not receive a benefit from any fees earned by Blackstone or its personnel from these other businesses.
Blackstone has implemented policies and procedures to address conflicts that arise as a result of its various activities, as well as regulatory and other legal considerations. Because Blackstone has many different asset management and advisory businesses, including private equity, growth equity, a credit business, a hedge fund business, a capital markets group, a life sciences business and a real estate advisory business, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than it would otherwise be subject to if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses and to protect against the inappropriate sharing and/or use of information between Blackstone Real Estate and the other business units at Blackstone, Blackstone has implemented certain policies and procedures (e.g., Blackstone’s information wall policy) regarding the sharing of information which have the potential to reduce the positive synergies and collaborations that the Adviser could otherwise expect to utilize for purposes of identifying, pursuing and managing attractive investments. For example, Blackstone will from time to time come into possession of material nonpublic information with respect to companies in which Other Blackstone Accounts may be considering making an investment or companies that are clients of Blackstone. As a consequence, that information, which could be of benefit to the Company, might become restricted to those other respective businesses and otherwise be unavailable to the Company. However, certain business units will have access to form documents used by other business units; for example, when providing “seller financing” in connection with a sale, we may utilize form debt or credit agreements utilized or created by Other Blackstone Accounts with a strategy that focuses on debt investments and vice versa. There can be no assurance, however, that any such policies and/or procedures will be effective in accomplishing their stated purpose and/or that they will not otherwise adversely affect the ability of the Company to effectively achieve its investment objective by unduly limiting the investment flexibility of the Company and/or the flow of otherwise appropriate information between the Adviser and other business units at Blackstone. For example, in some instances, personnel of Blackstone would be unable to assist with the activities of the Company as a result of these walls. There can be no assurance that additional restrictions will not be imposed that would further limit the ability of Blackstone to share information internally. In addition, due to these restrictions, in some instances, the Company may not be able to initiate a transaction that it otherwise might have initiated and may not be able to purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect its operations.
In addition, to the extent that Blackstone is in possession of material non-public information or is otherwise restricted from trading in certain securities, the Company and the Adviser may also be deemed to be in possession of such information or otherwise restricted. Additionally, the terms of confidentiality or other agreements with or related to companies in which any investment vehicle advised by Blackstone has or has considered making an investment or which is otherwise a client of Blackstone will from time to time restrict or otherwise limit the ability of the Company and their affiliates to make investments in or otherwise engage in businesses or activities competitive with such companies. Blackstone reserves the right to enter into one or more strategic relationships in certain regions or with respect to certain types of investments that, although intended to provide greater opportunities for the Company, may require the Company to share such opportunities or otherwise limit the amount of an opportunity the Company can otherwise take.
Blackstone is under no obligation to decline any engagements or investments in order to make an investment opportunity available to us. Blackstone and its employees have long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on our behalf, the Adviser and its affiliates will consider such relationships when evaluating an investment opportunity (including any incentives or disincentives as part of such relationships), and such relationships can be expected to influence the Adviser’s decision to make or not make particular investments on our behalf (e.g., investments in a competitor of a client or any other person with whom Blackstone has a relationship). We may be forced to sell or hold existing investments as a result of investment banking relationships or other relationships that Blackstone and its affiliates may have or transactions or investments that Blackstone may make or has made. Therefore, there can be no assurance that all potentially suitable investment opportunities that come to the attention of Blackstone will be made available to us. See “—Certain Other Blackstone Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns” below. We may also co-invest with clients of Blackstone or other persons with whom Blackstone has a relationship in particular investment opportunities, and other aspects of these Blackstone relationships could influence the decisions made by the Adviser and its affiliates with respect to our investments and otherwise result in a conflict.
Blackstone, its affiliates and their related parties and personnel participate in underwriting and lending syndicates and otherwise act as arrangers of financing, including with respect to the public offering and private placement of debt or equity securities issued by, and loan proceeds borrowed by us or our subsidiaries or advise on such transactions. Underwritings and financings can be on a firm commitment basis or on an uncommitted, or “best efforts”, basis, and the underwriting or financing parties are under no duty to provide any commitment unless specifically set forth in the relevant contract. Blackstone can also be expected to also provide, either alone or alongside third parties performing similar services, placement, financial advisory or other similar services to purchasers or sellers of securities (including in connection with primary offerings, secondary transactions and/or transactions involving special purpose acquisition companies), including loans or instruments issued by its portfolio entities. Blackstone’s compensation for such services is expected to be paid by the applicable seller (including us), one or more underwriters or financing parties (including amounts paid by an issuer and reimbursed by one or more underwriters) and/or other transaction parties. A Blackstone broker-dealer will from time to time act as the managing underwriter, a member of the underwriting syndicate or broker for us or our subsidiaries, or as dealer, broker or advisor to a counterparty to us or our subsidiaries, and purchase securities from or sell securities to us, our subsidiaries, Other Blackstone Accounts or their portfolio entities, or advise on such transactions. Blackstone will also from time to time, on our behalf or on behalf of other parties to a transaction involving us, effect transactions, including transactions in the secondary markets, subject to applicable law that result in commissions or other compensation paid to Blackstone by us or the counterparty to the transaction, thereby creating a potential conflict of interest. This could include, by way of example, fees and/or commissions for equity syndications to co-investment vehicles. Subject to applicable law, Blackstone will from time to time receive underwriting fees, discounts, placement commissions, loan modification or restructuring fees, servicing fees, capital markets, advisory fees, lending arrangement fees, asset/property management fees, insurance (including title insurance fees), incentive fees, consulting fees, monitoring fees, commitment fees, syndication fees, origination fees, organizational fees, operational fees, loan servicing fees, and financing and divestment fees (or, in each case, rebates in lieu of any such fees, whether in the form of purchase price discounts or otherwise, even in cases where Blackstone, an Other Blackstone Account or their portfolio entities are purchasing debt) or other compensation with respect to the foregoing activities, which are not required to be shared with us or our stockholders and will not reduce the Advisor’s management fee.
Our independent directors will approve any transactions in which a Blackstone broker-dealer acts as underwriter, as broker for us, or as dealer, broker or advisor, on the other side of a transaction with us only where such directors believe in good faith that such transactions are appropriate for us, and our stockholders, by executing a subscription agreement for our shares, consent to all such transactions, along with other transactions involving conflicts described herein, to the fullest extent permitted by law. Sales of securities for our account will from time to time be bunched or aggregated with orders for other accounts of Blackstone including Other Blackstone Accounts. It could be impossible, as determined by the Adviser and its affiliates in their sole discretion, to receive the same price or execution on the entire volume of securities sold, and the various prices will, in certain circumstances, therefore be averaged which may be disadvantageous to us. When Blackstone serves as underwriter with respect to securities held by us or any of our subsidiaries, we could be subject to a “lock-up” period following the offering under applicable regulations during which time we would be unable to sell any securities subject to the “lock-up”. This may prejudice our ability to dispose of such securities at an opportune time. These conflicts related to securities and lending activities will not necessarily be resolved in our favor. Our stockholders will not receive any benefit from any such investments.
On October 1, 2015, Blackstone spun off its financial and strategic advisory services, restructuring and reorganization advisory services, and its Park Hill Group fund placement businesses and combined these businesses with PJT Partners Inc. (“PJT”), an independent financial advisory firm founded by Paul J. Taubman. While the combined business operates independently from Blackstone and is not an affiliate thereof, it is expected that there will be substantial overlapping ownership between Blackstone and PJT for a considerable period of time going forward. Therefore, conflicts of interest will arise in connection with transactions between or involving us, on the one hand, and PJT, on the other. The pre-existing relationship between Blackstone and its former personnel involved in financial and strategic advisory services at PJT, the overlapping ownership and co-investment and other continuing arrangements between PJT and Blackstone can be expected to influence the Adviser to select or recommend PJT to perform services for us (the cost of which will generally be borne directly or indirectly by us). Given that PJT is no longer an affiliate of Blackstone, the Adviser and its affiliates will be free to cause us to transact with PJT generally without restriction under our charter notwithstanding the relationship between Blackstone and PJT. See also “— The Adviser may face conflicts of interests in choosing our service providers and certain service providers may provide services to the Dealer Manager, the Adviser or Blackstone on more favorable terms than those payable by us" below.
Blackstone receives, generates or obtains various kinds of data and information from us, Other Blackstone Accounts and portfolio entities, including but not limited to data and information relating to or created in connection with business operations, financial results, trends, budgets, plans, suppliers, customers, employees, contractors, sustainability matters, energy usage, carbon emissions and related metrics, financial information, commercial and transactional information, customer and user data, employee and contractor data, supplier and cost data, and other related data and information, some of which is sometimes referred to as alternative data or “big data.” Blackstone can be expected to be better able to anticipate macroeconomic and other trends, and otherwise develop investment themes or identify specific investment, trading or business opportunities, as a result of its access to (and rights regarding, including use, ownership, distribution and derived works rights over) this data and information from us, Other Blackstone Account and portfolio entities. Blackstone has entered and will continue to enter into information sharing and use, measurement and other arrangements with us, Other Blackstone Accounts and portfolio entities, as well as related parties and service providers, which will give Blackstone access to (and rights regarding, including, use, ownership, distribution and derived works rights over) data that it would not otherwise obtain in the ordinary course. Further, this alternative data is expected to be aggregated across the Company, Other Blackstone Accounts and portfolio entities. Although Blackstone believes that these activities improve Blackstone’s investment management and other business activities on our behalf and on behalf of Other Blackstone Accounts, information obtained from us and portfolio entities also provides material benefits to Blackstone or Other Blackstone Accounts without compensation or other benefit accruing to us or our stockholders. For example, information obtained from a portfolio entity can be expected to enable Blackstone to better understand a particular industry, enhance Blackstone’s ability to provide advice or direction on strategy or operations to the management team of portfolio entities owned by us and Other Blackstone Accounts and execute trading and investment strategies in reliance on that understanding for Blackstone and Other Blackstone Accounts that do not own an interest in the portfolio entity, without compensation or benefit to us or the portfolio entities. Blackstone is expected to serve as the repository for data described in this paragraph, including with ownership, use and distribution rights therein.
Furthermore, except for contractual obligations to third parties to maintain confidentiality of certain information or otherwise limit the scope and purpose of its use or distribution, and regulatory limitations on the use of material nonpublic information, Blackstone is generally free to use and distribute data and information from our activities to assist in the pursuit of Blackstone’s various other activities, including but not limited to, trading activities for the benefit of Blackstone or an Other Blackstone Account. For example, Blackstone’s ability to trade in securities of an issuer relating to a specific industry may, subject to applicable law, be enhanced by information of a portfolio entity in the same or related industry. Such trading or other business activities is expected to provide a material benefit to Blackstone without compensation or other benefit to us or our stockholders.
The sharing and use of “big data” and other information presents potential conflicts of interest and investors acknowledge and agree that any benefits received by Blackstone or its personnel (including fees (in cash or in kind), costs and expenses) will not offset the Adviser’s management fee or otherwise be shared with investors. As a result, the Adviser has an incentive to pursue investments that have data and information that can be utilized in a manner that benefits Blackstone or Other Blackstone Accounts.
Other present and future activities of Blackstone and its affiliates (including the Adviser and the Dealer Manager) will from time to time give rise to additional conflicts of interest relating to us and our investment activities. In the event that any such conflict of interest arises, we will attempt to resolve such conflicts in a fair and equitable manner. Investors should be aware that conflicts will not necessarily be resolved in favor of our interests.
Blackstone engages various advisors and operating partners who may co-invest alongside us, and there can be no assurance that such advisors and operating partners will continue to serve in such roles.
Blackstone, its affiliates and their personnel and related parties engage and retain strategic advisors, consultants, senior advisors, industry experts, joint venture and other partners and professionals, any of whom might be current or former executives or other personnel of the Adviser, its affiliates, portfolio entities or Other Blackstone Accounts (collectively, “Consultants”), to provide a variety of services. Similarly, we, Other Blackstone Accounts and portfolio entities retain and pay compensation to Consultants to provide services, or to undertake a build-up strategy to originate, acquire and develop assets and businesses in a particular sector or involving a particular strategy. Any amounts paid by us or a portfolio entity to Consultants in connection with the above services, including cash fees, profits, or equity interests in a portfolio entity, discretionary bonus awards, performance-based compensation (e.g., promote), retainers and expense reimbursements, will be treated as our expenses or expenses of the portfolio entity, as the case may be, and will not, even if they have the effect of reducing any retainers or minimum amounts otherwise payable by the Adviser, be chargeable to the Adviser or deemed paid to or received by the Adviser, or offset or reduce any management fees to the Adviser. Also, Consultants may co-invest alongside us in investments, participate in long-term incentive plans of a portfolio entity, which generally will result in us being allocated a smaller share of an investment. Consultants’ benefits described in this paragraph may continue after termination of status as a Consultant.
The time, dedication and scope of work of a Consultant varies considerably. In some cases, a Consultant advises our sponsor on transactions, provides the Adviser with industry-specific insights and feedback on investment themes, assists in transaction due diligence, and makes introductions to, and provides reference checks on, management teams. In other cases, Consultants take on more extensive roles, including serving as executives or directors on the boards of portfolio entities and contributing to the identification and origination of new investment opportunities. We may rely on these Consultants to recommend the Adviser and us as a preferred investment partner and carry out our investment program, but there is no assurance that any Consultant will continue to be involved with us for any length of time. We, Blackstone, and/or portfolio companies can be expected to have formal or informal arrangements with Consultants that may or may not have termination options and may include compensation, no compensation, or deferred compensation until occurrence of a future event, such as commencement of a formal engagement. Moreover, in negotiating and structuring transactions with Consultants or counterparties (such as investment banks, financial intermediaries and other service providers) of us or our portfolio companies, the Adviser will generally not seek to maximize terms as if such transaction was taking place in isolation—it will be free to consider relationship, reputational and market considerations, which can in some circumstances result in a cost to us (or otherwise make the terms of the transaction less favorable to us). In certain cases, Consultants have attributes of Blackstone “employees” (e.g., they can be expected to have dedicated offices at Blackstone, receive administrative support from Blackstone personnel, participate in general meetings and events for Blackstone personnel or work on Blackstone matters as their primary or sole business activity, have Blackstone-related e-mail addresses or business cards and participate in certain benefit arrangements typically reserved for Blackstone employees), even though they are not Blackstone employees, affiliates or personnel for purposes of the Dealer Manager Agreement and the Advisory Agreement, and their salary and related expenses are paid by us or by portfolio entities without any reduction or offset to the Adviser’s management fees. Some Consultants work only for us and/or portfolio entities, while other Consultants may have other clients. In particular, in some cases, Consultants, including those with a “Senior Advisor” title, have been and will be engaged with the responsibility to source and recommend transactions to the Adviser potentially on a full-time and/or exclusive basis and, notwithstanding any overlap with the responsibilities of the Adviser under the Advisory Agreement, the compensation to such Consultants could be borne fully by us (with no reduction or offset to the management fee paid to the Adviser). If such Senior Advisors generate investment opportunities on our behalf, such members may receive special additional fees or allocations comparable to those received by a third party in an arm’s length transaction. Consultants could have conflicts of interest between their work for us and portfolio entities, on the one hand, and themselves or other clients, on the other hand, and the Adviser is limited in its ability to monitor and mitigate these conflicts. Additionally, Consultants could provide services on behalf of both us and Other Blackstone Accounts, and any work performed by Consultants retained on our behalf could benefit such Other Blackstone Accounts (and alternatively, work performed by Consultants on behalf of Other Blackstone Accounts could benefit us), and the sponsor shall have no obligation to allocate any portion of the costs to be borne by us in respect of such Consultant to such Other Blackstone Accounts.
We may source, sell and/or purchase assets either to or from the Adviser and its affiliates or issued by affiliates of the Adviser, and such transactions may cause conflicts of interest.
We have in the past purchased assets from affiliates of the Adviser and in the future may directly or indirectly source, sell and/or purchase all or any portion of an asset (or portfolio of assets/investments) to or from the Adviser and its affiliates or their respective related parties, including parties which such affiliates or related parties, or Other

Blackstone Accounts, own or have invested in. Such transactions will be subject to the approval of a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction. We may also source, sell to and/or purchase from third parties interests in or assets issued by affiliates of the Adviser or their respective related parties and such transactions would not require approval by our independent directors or an offset of any fees we otherwise owe to the Adviser or its affiliates. The transactions referred to in this paragraph involve conflicts of interest, as our sponsor and its affiliates may receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction.
Certain Other Blackstone Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.
Blackstone invests its own capital and third-party capital on behalf of Other Blackstone Accounts in a wide variety of investment opportunities on a global basis. Not every opportunity suitable for us will be allocated to us in whole or in part. First, certain exceptions exist that allow specified types of investment opportunities that fall within our investment objectives or strategy to be allocated in whole or in part to Blackstone itself or Other Blackstone Accounts, such as strategic investments made by Blackstone itself (whether in financial institutions or otherwise) and investments by Other Blackstone Accounts that have investment objectives or guidelines similar to or overlapping, in whole or in part, with ours, to some extent, or pursue similar returns as us but have a different investment strategy or objective. Therefore, there have been and may be circumstances where investments that are consistent with our investment objectives are required or permitted to be offered to, shared with or made by one or more Other Blackstone Accounts (and so, offered to, shared with or made thereby). It is expected that some activities of Blackstone, Other Blackstone Accounts and portfolio entities will compete with us for one or more investment opportunities that are consistent with our investment objectives, and as a result such investment opportunities may only be available on a limited basis, or not at all, to us. The Adviser may have conflicting loyalties in determining whether an investment opportunity should be allocated to us or an Other Blackstone Account. Our sponsor has adopted guidelines and policies, which it can be expected to update from time to time, regarding allocation of investment opportunities.
With respect to Other Blackstone Accounts with investment objectives or guidelines that overlap with ours but that do not have priority over us (including the Private Core+ Accounts), investment opportunities are allocated among us and one or more Other Blackstone Accounts in accordance with our sponsor’s prevailing policies and procedures on a basis that the Adviser and its affiliates believe to be fair and reasonable in their sole discretion, which may be pro rata based on relative available capital, subject to the following considerations: (i) consistency with any applicable investment objectives or focus of ours and such Other Blackstone Accounts (which, for us, includes our primary objective of providing attractive current income in the form of regular, stable cash distributions), (ii) any investment limitations, parameters or contractual provisions of ours and such Other Blackstone Accounts (e.g., a joint venture between us and an Other Blackstone Account must be on substantially similar terms), (iii) the sector, geography/location, expected return profile, expected distribution rates, anticipated cash flows, expected stability or volatility of cash flows, leverage profile, risk profile, and other features of the applicable investment opportunity and its impact on portfolio concentration and diversification (including, but not limited to, (A) allocations necessary for us or Other Blackstone Accounts to maintain a particular concentration in a certain type of investment (e.g., if an Other Blackstone Account follows a liquid strategy pursuant to which it sells a type of investment more or less frequently than us and we or such Other Blackstone Account needs a non pro rata additional allocation to maintain a particular concentration in that type of investment) and (B) whether a particular fund already has its desired exposure to the investment, sector, industry, geographic region or markets in question), (iv) maintaining structuring and financing flexibility for shared investments (which can result in sharing an investment opportunity equally to the extent each party has sufficient available capital to do so), (v) avoiding allocation that could result in de minimis or odd lot investments, or allocating to a single vehicle when investments are smaller in size, and (vi) legal, tax, accounting, regulatory and other considerations deemed relevant by the Adviser and its affiliates (including, without limitation, maintaining our qualification as a REIT and our status as a non-investment company exempt from the Investment Company Act).
Currently, Private Core+ Accounts invest in “Core+” real estate and real estate-related assets in the United States and Canada (which are generally substantially stabilized assets generating relatively stable cash flow), with a focus on office, multifamily, industrial, retail and life sciences assets in major cities and markets across the United States and Canada. To the extent an investment is determined by Blackstone to satisfy the investment objectives of us and the Private Core+ Accounts, such investment will be generally allocated in accordance with Blackstone’s prevailing policies and procedures described above. Certain Other Blackstone Accounts also invest in real estate debt with investment objectives or guidelines that overlap with ours but do not have priority over us. To the extent an investment is determined by Blackstone to satisfy the investment objectives of us and such Other Blackstone Accounts, such investment will be allocated in accordance with Blackstone’s prevailing policies and procedures described above.
Furthermore, the Select Opportunistic Blackstone Accounts invest in “opportunistic” real estate and real estate-related assets globally (which often are undermanaged assets and with higher potential for equity appreciation) and have priority over us with respect to such investment opportunities and select investments (e.g., certain private real estate loans, European and infrastructure investments) will be first offered to certain Other Blackstone Accounts (which we generally expect to have investment strategies distinct from ours but can overlap to some extent). Other Blackstone Accounts having priority over us will result in fewer investment opportunities being made available to us.
The Adviser and its affiliates calculate available capital, weigh the factors described above (which will not be weighted equally) and make other investment allocation decisions in accordance with their prevailing policies and procedures in their sole discretion, taking into account a variety of considerations, which may include, without limitation, net asset value, any actual or anticipated allocations, expected future fundraising and uses of capital, expected investor and other third-party co-investment allocation (i.e., when additional capital is raised alongside a private fund for a single investment) of Other Blackstone Accounts, applicable investment guidelines, excuse rights and investor preferences, any or all reserves, vehicle sizes and stage of investment operations (e.g., early in a vehicle’s investment operations, the vehicle may receive larger allocations than it otherwise would in connection with launching and ramping up), targeted amounts of securities as determined by the Adviser and its affiliates, geographic limitations and actual or anticipated capital needs or other factors determined by the Adviser and its affiliates. Preliminary investment allocation decisions will generally be made on or prior to the time we and such Other Blackstone Accounts commit to make the investment (which in many cases is when the purchase agreement (or equivalent) in respect of such investment opportunity is signed), and are expected to be updated from time to time prior to the time of consummation of the investment (including after deposits are made thereon) due to changes in the factors that Blackstone considers in making investment allocations among us and Other Blackstone Accounts, including, for example, due to changes in available capital (including as a result of investor subscriptions or withdrawals, deployment of capital for other investments or a reassessment of reserves), changes in portfolio composition or changes in actual or expected investor or third-party co-investment allocation, in each case between the time of committing to make the investment and the actual funding of the investment. Such adjustments in investment allocations could be material, could result in a reduced or increased allocation being made available to us and there can be no assurance that we will not be adversely affected thereby. The manner in which our available capital is determined may differ from, or subsequently change with respect to, Other Blackstone Accounts. The amounts and forms of leverage utilized for investments will also be determined by the Adviser and its affiliates in their sole discretion. Any differences or adjustments with respect to the manner in which available capital is determined with respect to us or Other Blackstone Accounts may adversely impact our allocation of particular investment opportunities. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. Blackstone is entitled to amend its policies and procedures at any time without prior notice or our consent.
The Adviser makes good faith determinations for allocation decisions based on expectations that will, in certain circumstances, prove inaccurate. Information unavailable to the Adviser, or circumstances not foreseen by the Adviser at the time of allocation, may cause an investment opportunity to yield a different return than expected. For example, an investment opportunity that the Adviser determines to be consistent with the return objectives of an opportunistic “control-oriented” fund rather than the Company could fail to achieve the Adviser’s expectations and underwriting and generate an actual return that would have been appropriate for the Company. Conversely, an investment that the Adviser expects to be consistent with the Company’s return objectives will, in certain circumstances, exceed them. Furthermore, in certain circumstances where the Company is participating alongside one or more Other Blackstone Accounts in an investment opportunity, the Adviser is expected to be required to make initial investment allocation decisions at the time of the signing of the related purchase agreement (or equivalent) and/or funding of the deposit in respect thereof. The Adviser could change the applicable investment allocations as between the Company and such Other Blackstone Accounts between such signing and funding and the closing of such investment opportunity as it determines appropriate based on a number of factors, including but not limited to (i) changes in available capital (taking into account changes in capital commitment subscriptions, redemptions and/or repurchase requests, transfers, deployment of capital, reserves for future investments among other factors) and (ii) prevailing concentration limits in respect of sector, industry, geographic region or markets in question. In such circumstances, the Company’s and such Other Blackstone Accounts’ respective obligations related to any deposit and transaction costs (including broken deal fees and expenses) would be expected to change accordingly, provided that any such adjustments, particularly in respect of funded deposits, are expected to occur at the time of the closing of the investment and interest or other additional amounts will not be due or payable in respect of any such adjustments. In addition, the Adviser could determine at any point prior to the closing of an investment opportunity that any such investment opportunity that was initially allocated to the Company based on information available to the Company at the time the allocation decision is made should subsequently be reallocated in whole or in part to one or more Other Blackstone Accounts (and vice versa) based on subsequent information received by the Adviser in respect of such investment opportunity (e.g., an investment opportunity that the Adviser initially determines to be consistent with the return objectives of the Company could subsequently be determined to be consistent with the return objectives of an opportunistic “control-oriented” fund). In such circumstances, the Adviser could determine to reallocate all or any portion of any such investment opportunity from the Company to such Other Blackstone Account (or vice versa), including in circumstances where such Reallocating Account has entered into an exclusivity arrangement or other binding agreement with one or more third parties. In such cases, if the non-Reallocating Account agrees to pursue the investment, it will reimburse the Reallocating Account for any deferred acquisition costs (including non-refundable or refundable deposits, breakage fees, due diligence costs and other fees and expenses) incurred by the Reallocating Account relating to such Reallocated Investment, which may be so reallocated prior to closing.
The amount of performance-based compensation charged and/or management fees paid by us may be less than or exceed the amount of performance-based compensation charged and/or management fees paid by Other Blackstone Accounts. Such variation may create an incentive for our sponsor to allocate a greater percentage of an investment opportunity to us or such Other Blackstone Accounts, as the case may be.
Under certain circumstances, our Adviser may determine not to pursue some or all of an investment opportunity within our investment objectives and guidelines, including without limitation, as a result of our prior investments, business or other reasons applicable to us, Other Blackstone Accounts, Blackstone or its affiliates.
Under certain circumstances, our Adviser may determine not to pursue some or all of an investment opportunity within our investment objectives and guidelines, including without limitation, as a result of business, reputational or other reasons applicable to us, Other Blackstone Accounts, Blackstone or its affiliates. In addition, the Adviser and its affiliates may determine that we should not pursue some or all of an investment opportunity, including, by way of example and without limitation, because we have already invested sufficient capital in the investment, sector, industry, geographic region or markets in question, as determined by the Adviser and its affiliates in their good faith discretion, or the investment is not appropriate for us for other reasons as determined by the Adviser and its affiliates in their good faith reasonable sole discretion. In any such case Blackstone could, thereafter, offer such opportunity to other parties, including Other Blackstone Accounts, portfolio entities, joint venture partners, related parties or third parties. Any such Other Blackstone Accounts may be advised by a different Blackstone business group with a different investment committee, which could determine an investment opportunity to be more attractive than the Adviser believes to be the case. In any event, there can be no assurance that the Adviser’s assessment will prove correct or that the performance of any investments actually pursued by us will be comparable to any investment opportunities that are not pursued by us. Blackstone, including its personnel, will, in certain circumstances, receive compensation from any such party that makes the investment, including an allocation of carried interest or referral fees, and any such compensation could be greater than amounts paid by us to the Adviser. In some cases Blackstone earns greater fees when Other Blackstone Accounts participate alongside or instead of us in an investment.
When the Adviser and its affiliates determine not to pursue some or all of an investment opportunity for us that would otherwise be within our investment objectives and strategies, and Blackstone provides the opportunity or offers the opportunity to Other Blackstone Accounts, Blackstone, including its personnel (including real estate personnel), can be expected to receive compensation from the Other Blackstone Accounts, whether or not in respect of a particular investment, including an allocation of carried interest or referral fees, and any such compensation could be greater than amounts paid by us to the Adviser. As a result, the Adviser (including real estate personnel who receive such compensation) could be incentivized to allocate investment opportunities away from us to or source investment opportunities for Other Blackstone Accounts.
The Adviser and its affiliates make good faith determinations for allocation decisions based on expectations that will, in certain circumstances, prove inaccurate. Information unavailable to the Adviser, or circumstances not foreseen by the Adviser at the time of allocation, may cause an investment opportunity to yield a different return than expected. For example, an investment opportunity that the Adviser and its affiliates determine to be consistent with the return objective of Other Blackstone Accounts rather than us may not match the expectations and underwriting of the Adviser and its affiliates and generate an actual return that would have been appropriate for us. Conversely, an investment that the Adviser and its affiliates expect to be consistent with our return objectives will, in certain circumstances, fail to achieve them. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. Blackstone is entitled to amend its policies and procedures at any time without prior notice or our consent.
Our board of directors has adopted a resolution that renounces our interest or expectancy with respect to business opportunities and competitive activities.
Our board of directors has adopted a resolution that renounces our interest or expectancy in, or in being offered an opportunity to participate in, business opportunities, and provides that none of Blackstone or its affiliates, our directors or any person our directors control must refrain from competing with us or present to us such business opportunities. Under this resolution Blackstone and its affiliates and our directors or any person our directors control would not be obligated to present to us opportunities unless those opportunities are expressly offered to such person in his or her capacity as a director or officer and intended exclusively for us or any of our subsidiaries, and those persons will be able to engage in competing activities without any restriction imposed as a result of Blackstone’s or its affiliates’ status as a stockholder or Blackstone’s affiliates’ status as our officers or directors.
We co-invest with Blackstone affiliates and such investments are at times in different parts of the capital structure of an issuer and may otherwise involve conflicts of interest. When we hold investments in which Other Blackstone Accounts have a different principal investment, conflicts of interest arise between us and Other Blackstone Accounts, and the Adviser may take actions that are adverse to us.
We co-invest with Other Blackstone Accounts in investments that are suitable for both us and such Other Blackstone Accounts. We may hold an interest in an investment that is different (including with respect to relative seniority) than the interests held by Other Blackstone Accounts (and in certain circumstances, the Adviser will be unaware of an Other Blackstone Account’s participation, as a result of information walls or otherwise). In these situations, conflicts of interest will arise. In order to mitigate any such conflicts of interest, in certain circumstances we will likely recuse ourselves from participating in any decisions relating or with respect to such investment by us or the applicable investments by the Other Blackstone Accounts, or by establishing groups separated by information barriers (which can be expected to be temporary and limited purpose in nature) within Blackstone to act on behalf of each of the clients. Despite these, and any of the other actions described below that the Adviser may take to mitigate the conflict, Blackstone may be required to take action when it will have conflicting loyalties between its duties to us and such Other Blackstone Accounts, which may adversely impact us. In that regard, actions may be taken for the Other Blackstone Accounts that are adverse to us (and vice versa). If the Other Blackstone Account maintains voting rights with respect to the securities it holds, or if we do not recuse ourselves, Blackstone may be required to take action where it will have conflicting loyalties between its duties to us and such Other Blackstone Account, which may adversely impact us. If we recuse ourselves from decision-making, we will generally rely upon a third party to make the decisions, and the third party could have conflicts or otherwise make decisions that Blackstone would not have made.
There can be no assurance that any conflict will be resolved in our favor. Conflicts can also be expected to arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by the other Blackstone affiliates participating in the transaction. In addition, it is anticipated that in a bankruptcy proceeding our interest will likely be subordinated or otherwise adversely affected by virtue of such Other Blackstone Accounts’ involvement and actions relating to such investment. For example, in circumstances where we hold a junior mezzanine interest in an issuer, holders of more senior classes of debt issued by such entity (which may include Other Blackstone Accounts) may take actions for their benefit (particularly in circumstances where such issuer faces financial difficulty or distress) that further subordinate or adversely impact the value of our investment in such issuer.
In connection with negotiating loans, bank or securitization financings in respect of our real estate-related transactions, Blackstone will generally obtain the right to participate on its own behalf (or on behalf of vehicles it manages) in a portion of the financings with respect to such Blackstone-sponsored transactions (including transactions where the underlying collateral includes property owned by Other Blackstone Accounts) upon an agreed upon set of terms. We do not believe that this arrangement has an effect on the overall terms and conditions negotiated with the arrangers of such senior loans other than as described in the preceding sentence. If we make or have an investment in a property in which an Other Blackstone Account has a mezzanine or other debt investment, or vice versa, Blackstone may have conflicting loyalties between its duties to us and to other Blackstone affiliates. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. Because of the affiliation with Blackstone, the Adviser may have a greater incentive to invest in Blackstone-sponsored financings (as compared to real estate-related financings sponsored by other real estate firms or financial sponsors). In certain circumstances, we may be required to commit funds necessary for an investment prior to the time that all anticipated debt (senior and/or mezzanine) financing has been secured. In such circumstance, Other Blackstone Accounts and/or Blackstone itself (using, in whole or in part, its own balance sheet capital), may provide bridge or other short-term financing and/or commitments, which at the time of establishment are intended to be replaced and/or syndicated with longer-term financing. In any such circumstance, the Other Blackstone Accounts and/or Blackstone itself may receive compensation for providing such financing and/or commitment (including origination, ticking or commitment fees), which fees will not be shared with and/or otherwise result in an offset of the management fee paid to the Adviser. The conflicts applicable to Other Blackstone Accounts who invest in different securities of issuers will apply equally to Blackstone itself in such situations.
To the extent that we make or have an investment in, or through the purchase of debt obligations become a lender to, a company in which an Other Blackstone Account has a debt or equity investment (including through investments in CMBS where the underlying properties are owned by Other Blackstone Accounts), or if an Other Blackstone Account participates in a separate tranche of a financing with respect to a portfolio entity, Blackstone will generally have conflicting loyalties between its duties to us and to Other Blackstone Accounts. In that regard, actions may be taken for the Other Blackstone Accounts that are adverse to us (and vice versa). Moreover, we will generally “follow the vote” of other similarly situated third-party creditors (if any) in voting and governance matters where conflicts of interest exist and will have a limited ability to separately protect our investment and will be dependent upon such third parties’ actions (which may not be as capable as the Adviser and may have other conflicts arising from their other relationships, both with Blackstone and other third parties that could impact their decisions). In addition, conflicts can also be expected to arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof.
We may seek to participate in investments relating to (i) the refinancing or modifications of loan investments or portfolios held or proposed to be acquired by certain Other Blackstone Accounts, and Other Blackstone Accounts may refinance a loan currently held by us and/or (ii) portfolio entities of one or more Other Blackstone Accounts, including primary or secondary issuances of loans or other interests by such portfolio entities. While it is expected that our participation in connection with any such transactions will generally be negotiated by third parties, such transactions will give rise to potential or actual conflicts of interest.
We may invest in joint ventures with Other Blackstone Accounts or divide a pool of investments among us and Other Blackstone Accounts.
To the extent we acquire properties through joint ventures with Other Blackstone Accounts, such investments will be allocated as described above, and we may be allocated interests in such joint ventures that are smaller than the interests of the Other Blackstone Accounts. Generally, we expect the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture, but this may not always be the case. We may participate in follow-on investments in joint ventures with Other Blackstone Accounts in which the Other Blackstone Accounts may invest less than their pro rata share or may not participate at all or vice versa. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Blackstone Accounts. Such joint venture investments will involve risks and conflicts of interests. See “—Risks Related Investments in Real Estate—We may make a substantial amount of joint venture investments, including with Blackstone affiliates. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.”
Our sponsor may have an opportunity to acquire a property, portfolio or pool of assets, securities and instruments that it determines should be divided and allocated among us and Other Blackstone Accounts. Such allocations generally would be based on Blackstone's assessment of, among other things, the expected returns and risk profile and each of the assets. For example, some of the assets in a pool may have a lower return profile, while others may have an opportunistic return profile not appropriate for us. In certain circumstances, Blackstone may determine that for legal, tax, regulatory, accounting, administrative or other reasons such portfolio or pool should be held through a single holding entity even though such portfolio or pool is divided and allocated among us and such Other Blackstone Accounts. In such circumstances, it is expected that the economic rights, liabilities and obligations in respect of the portion of such portfolio or pool that is allocated to us would be specifically attributed to us through tracking interests in such holding entity or back-to-back or other similar contribution or reimbursement agreements or other similar arrangements entered into with such Other Blackstone Accounts, and that we would be deemed for purposes of our organizational documents to hold its portion of the portfolio or pool separately from, and not jointly with, such Other Blackstone Accounts (and vice versa in respect of the portion of such portfolio or pool allocated to such Other Blackstone Accounts). Similarly, there will likely be circumstances in which we and Other Blackstone Accounts will sell assets in a single transaction or related transactions to a buyer. In that regard, the contractual purchase price paid to a seller or received from a buyer would be allocated among the multiple assets, securities and instruments in the pool, and therefore among us and Other Blackstone Accounts acquiring or selling any of the assets, securities and instruments, in accordance with the allocation of value in respect of the transaction (e.g., accounting, tax or different manner), although Blackstone could, in certain circumstances, allocate value to us and such Other Blackstone Accounts on a different basis.
For example, a counterparty could utilize an allocation of value in the purchase or sale contract, though Blackstone could determine such allocation of value is not appropriate and should not be relied upon. Blackstone will generally rely upon internal analysis to determine the ultimate allocation of value, though it could also obtain third-party valuation reports. Regardless of the methodology for allocating value, Blackstone will have conflicting duties to us and Other Blackstone Accounts when they buy or sell assets together in a portfolio, including as a result of different financial incentives Blackstone has with respect to different vehicles, most clearly when the fees and compensation, including performance-based compensation, earned from the different vehicles differ. There can be no assurance that our investment will not be valued or allocated a purchase price that is higher or lower than it might otherwise have been allocated if such investment were acquired or sold independently rather than as a component of a portfolio shared with Other Blackstone Accounts. In certain cases, we could purchase the entire portfolio or pool from a third-party seller and promptly thereafter sell the portion of the portfolio or pool allocated to an Other Blackstone Account to that Other Blackstone Account pursuant to an agreement entered into between us and such Other Blackstone Account prior to closing of the transaction (or vice versa). These conflicts related to allocation of portfolios will not necessarily be resolved in favor of the Company, and stockholders will not be entitled to receive notice or disclosure of the occurrence of these conflicts.
Blackstone may structure certain investments such that Blackstone will face conflicting fiduciary duties to us and certain debt funds.
It is expected that Blackstone will structure certain investments such that one or more mezzanine or other investment funds, structured vehicles or other collective investment vehicles primarily investing in senior secured loans, distressed debt, subordinated debt, high-yield securities, CMBS and other similar debt instruments managed by affiliates of Blackstone (collectively, “Debt Funds”) are offered the opportunity to participate in the debt tranche of an investment allocated to us. The Adviser and its affiliates owe fiduciary duties to the Debt Funds as well as to us. If the Debt Funds purchase high-yield securities or other debt instruments related to a property or real estate company that we hold an investment in (or if we make or have an investment in or, through the purchase of debt obligations become a lender to, a company or property in which a Debt Fund or an Other Blackstone Account or another Blackstone real estate fund or vehicle has a mezzanine or other debt investment), the Adviser and its affiliates will face a conflict of interest in respect of the advice given to, or the decisions made with regard to, the Debt Funds, such Other Blackstone Accounts and us (e.g., with respect to the terms of such high-yield securities or other debt instruments, the enforcement of covenants, the terms of recapitalizations and the resolution of workouts or bankruptcies). Similarly, certain Other Blackstone Accounts can be expected to invest in securities of publicly traded companies that are actual or potential investments of ours. The trading activities of Other Blackstone Accounts may differ from or be inconsistent with activities that are undertaken for our account in any such securities. In addition, we may not pursue an investment otherwise within our investment objectives and guidelines as a result of such trading activities by Other Blackstone Accounts.
Blackstone may raise and/or manage Other Blackstone Accounts, which could result in the reallocation of Blackstone personnel and the direction of potential investments to such Other Blackstone Accounts.
Blackstone reserves the right to raise and/or manage Other Blackstone Accounts, including opportunistic and stabilized and substantially stabilized real estate funds or separate accounts, dedicated managed accounts, investments suitable for lower risk, lower return funds or higher risk, higher return funds, real estate debt obligation and trading investment vehicles, real estate funds primarily making investments globally, in a particular region outside of the United States and Canada, or in a single sector of the real estate investment space (e.g., office, industrial, retail or rental housing) or making non-controlling investments in public and private debt and equity securities and/or investment funds that may have the same or similar investment objectives or guidelines as us or investments, including those raised by us and one or more managed accounts (or other similar arrangements structured through an entity) for the benefit of one or more specific investors (or related group of investors) which, in each case, may have investment objectives or guidelines that overlap with ours. See “—Certain Other Blackstone Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.” In particular, we expect that there will be overlap of real estate and real estate debt investment opportunities with certain Other Blackstone Accounts that are actively investing and similar overlap with future Other Blackstone Accounts. The closing of an Other Blackstone Account could result in the reallocation of Blackstone personnel, including reallocation of existing real estate professionals, to such Other Blackstone Account. In addition, potential investments that may be suitable for us may be directed toward such Other Blackstone Account.
Blackstone’s potential involvement in financing a third party’s purchase of assets from us could lead to potential or actual conflicts of interest.
We may from time to time dispose of all or a portion of an investment by way of a third-party purchaser’s bid where Blackstone or one or more Other Blackstone Accounts is providing financing as part of such bid or acquisition of the investment or underlying assets thereof. This may include the circumstance where Blackstone or one or more Other Blackstone Accounts is making commitments to provide financing at or prior to the time such third-party purchaser commits to purchase such investments or assets from us. Such involvement of Blackstone or one or more Other Blackstone Accounts as such a provider of debt financing in connection with the potential acquisition of portfolio investments by third parties from us may give rise to potential or actual conflicts of interest.
We may provide debt financing in connection with acquisitions by third parties of assets owned by Other Blackstone Accounts.
We may provide financing as part of a third-party purchaser’s bid or acquisition of (or investment in) a portfolio entity (or the underlying assets of) owned by one or more Other Blackstone Accounts (or in connection with the acquisitions by one or more Other Blackstone Accounts or their affiliates of assets or interests (and/or portfolios thereof) owned by a third party). This may include making commitments to provide financing at, prior to or around the time that any such purchaser commits to or makes such investments. We may make investments and provide debt financing with respect to portfolio entities in which Other Blackstone Accounts and/or their affiliates hold or subsequently acquire an interest. While the terms and conditions of any such arrangements will generally be on market terms, the involvement of the Other Blackstone Accounts or their affiliates in such transactions may affect credit decisions and the terms of such transactions or arrangements and/or may otherwise influence the Adviser’s decisions, which will give rise to potential or actual conflicts of interest and which may adversely impact us. For example, such transactions may involve the partial or complete payoff of such loans (with related proceeds being received by the applicable Other Blackstone Accounts) and/or otherwise result in restructurings of terms and pricing relating to such existing loans with the borrowers thereof in respect of which such Other Blackstone Accounts may receive refinancing proceeds and/or a retained interest in such loans in accordance with such restructuring arrangements. Additionally, in certain situations we may not commit to provide financing until a third party has committed to make a deposit in connection with the acquisition of an investment from an Other Blackstone Account, which may result in us being disadvantaged in the overall bid process or potentially not consummating the investment.
Disputes between Blackstone and our joint venture partners who have pre-existing investments with Blackstone may affect our investments relating thereto.
Some of the third-party operators and joint-venture partners with which the Adviser may elect to co-invest our capital may have pre-existing investments with Blackstone. The terms of these preexisting investments may differ from the terms upon which we invest with such operators and partners. To the extent a dispute arises between Blackstone and such operators and partners, our investments relating thereto may be affected.
Certain principals and employees will, in certain circumstances, be involved in and have a greater financial interest in the performance of Other Blackstone Accounts, and such activities may create conflicts of interest in making investment decisions on our behalf.
Certain Blackstone personnel will, in certain circumstances, be subject to a variety of conflicts of interest relating to their responsibilities to us, Other Blackstone Accounts and portfolio entities, and their outside personal or business activities, including as members of investment or advisory committees or boards of directors of or advisors to investment funds, corporations, foundations or other organizations. Such positions create a conflict if such other entities have interests that are adverse to those of us, including if such other entities compete with us for investment opportunities or other resources. The Blackstone personnel in question may have a greater financial interest in the performance of the other entities than our performance. This involvement may create conflicts of interest in making investments on our behalf and on behalf of such other funds, accounts and other entities. Also, Blackstone personnel are generally permitted to invest in alternative investment funds, private equity funds, real estate funds, hedge funds and other investment vehicles, as well as engage in other personal trading activities relating to companies, assets, securities or instruments (subject to Blackstone’s Code of Ethics requirements), some of which will involve conflicts of interests. Such personal securities transactions will, in certain circumstances, relate to securities or instruments, which can be expected to also be held or acquired by us or Other Blackstone Accounts, or otherwise relate to companies or issuers in which we have or acquire a different principal investment (including, for example, with respect to seniority). There can be no assurance that conflicts of interest arising out of such activities will be resolved in our favor. Investors will not receive any benefit from any such investments, and the financial incentives of Blackstone personnel in such other investments could be greater than their financial incentives in relation to us. Although the Adviser will generally seek to minimize the impact of any such conflicts, there can be no assurance they will be resolved favorably for us.
In addition, Blackstone has entered, and it can be expected that Blackstone in the future will enter, into strategic relationships with investors (and/or one or more of their affiliates) that involve an overall relationship with Blackstone (which will afford such investor special rights and benefits) that could incorporate one or more strategies (including, but not limited to, a different sector and/or geographical focus) in addition to our strategy (“Strategic Relationships”). A Strategic Relationship may involve an investor agreeing to make a capital commitment or extend a commitment or lock-up period, as applicable, to two or more Other Blackstone Accounts, including but not limited to the Company. A Strategic Relationship may also involve Blackstone or its affiliate contributing cash or other assets to support certain return targets with respect to an investment in one or more Other Blackstone Accounts through a Strategic Relationship, which investment returns may also be subject to additional incentive or other fees payable to Blackstone if satisfied in accordance with the terms of the Strategic Relationship program. As a result, Blackstone, including its personnel will receive compensation from Strategic Relationships and be incentivized to allocate investment opportunities away from us or source investment opportunities for Strategic Relationships.
The Adviser may face conflicts of interests in choosing our service providers and certain service providers may provide services to the Dealer Manager, the Adviser or Blackstone on more favorable terms than those payable by us.
Pursuant to the terms of our Advisory Agreement, the Adviser may retain, for and on our behalf and at our expense, the services of certain other persons and firms as the Adviser deems necessary or advisable in connection with our management as operations. Certain third-party advisors and other service providers and vendors to us (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, title agents, loan servicing and administration providers, property managers and investment or commercial banking firms) are owned by Blackstone, us or Other Blackstone Accounts or provide goods or services to, or have other business, personal, financial or other relationships with, Blackstone, the Other Blackstone Accounts and their portfolio entities, the Dealer Manager, the Adviser and affiliates and personnel of the foregoing. Also, advisors, lenders, investors, commercial counterparties, vendors and service providers (including any of their affiliates or personnel) to us could have other commercial or personal relationships with Blackstone, Other Blackstone Accounts and their respective affiliates, personnel or family members of personnel of the foregoing. Expenses allocable to us may increase where service providers are retained to provide services to us.
Certain advisors and service providers (including law firms) may temporarily provide their personnel to Blackstone, us or Other Blackstone Accounts or their portfolio companies pursuant to various arrangements including at cost or at no cost. In certain circumstances, we may also have significant control in selecting individuals or dedicated teams at such advisors and service providers and in determining their compensation. While often we and such Other Blackstone Accounts and their portfolio companies are the beneficiaries of these types of arrangements, Blackstone is from time to time a beneficiary of these arrangements as well, including in circumstances where the advisor or service provider also provides services to us in the ordinary course. Such personnel may provide services in respect of multiple matters, including in respect of matters related to Blackstone, its affiliates and/or portfolio companies and any costs of such personnel may be allocated accordingly.
The relationship of certain service providers and vendors with Blackstone may result in conflicts of interest, including the payment by us of higher fees or commissions than would be the case absent the relationship.
Although Blackstone selects service providers and vendors it believes are most appropriate in the circumstances based on its knowledge of such service providers and vendors (which knowledge is generally greater in the case of service providers and vendors that have other relationships to Blackstone), the relationship of service providers and vendors to Blackstone as described above will, in certain circumstances, influence Blackstone in deciding whether to select, recommend or form such an advisor or service provider to perform services for us, the cost of which will generally be borne directly or indirectly by us, and incentivize Blackstone to engage such service provider over a third party, utilize the services of such service providers and vendors more frequently than would be the case absent the conflict, or to cause us to pay such service providers and vendors higher fees or commissions than would be the case absent the conflict. The incentive could be created by current income and/or the generation of enterprise value in a service provider or vendor; Blackstone may also have an incentive to invest in or create service providers and vendors to realize on these opportunities. Furthermore, Blackstone will from time to time encourage third-party service providers to Other Blackstone Accounts to use other service providers and vendors in which Blackstone has an interest, and Blackstone has an incentive to use third-party service providers who do so as a result of the additional business for the related service providers and vendors. Fees paid to or value created in these service providers and vendors do not offset or reduce the Adviser’s management fee and are not otherwise shared with us. In the case of brokers of securities, our sponsor has a best execution policy that it updates from time to time to comply with regulatory requirements in applicable jurisdictions.

Blackstone, Other Blackstone Accounts, portfolio entities, and personnel and related parties of the foregoing will benefit from the fees and compensation, including performance-based and other incentive fees, which could be substantial, for products and services provided to us.
Blackstone, Other Blackstone Accounts, portfolio entities, and personnel and related parties of the foregoing will receive fees and compensation, including performance-based and other incentive fees, which could be substantial, for products and services provided to us, such as fees for asset management (including, without limitation, management fees and carried interest/incentive arrangements), development and property management; arranging; portfolio operations support (such as those provided by Blackstone’s Portfolio Operations Group); underwriting (including, without limitation, evaluation regarding value creation opportunities and sustainability risk mitigation), syndication or refinancing of a loan or investment (including acquisition fees, loan modification or restructuring fees); servicing; loan servicing; special servicing; administrative services; advisory services on purchase or sale of an asset or company; advisory services; investment banking and capital markets services; treasury and valuation services; placement agent services; fund administration; internal legal and tax planning services; information technology products and services; insurance procurement; brokerage solutions and risk management services; data extraction and management products and services; BX Energy Services; Revantage acquisition and disposition program management; fees for monitoring and oversight of loans, property, title and/or other types of insurance provided to portfolio entities and/or third parties; and other products and services (including but not limited to restructuring, consulting, monitoring, commitment, syndication, origination, organization and financing, and divestment services). Such parties will also provide products and services for fees to Blackstone, Other Blackstone Accounts and portfolio entities, and their personnel and related parties, as well as third parties. Through its Innovations group, Blackstone incubates businesses that can be expected to provide goods and services to us, our portfolio properties, Other Blackstone Accounts and their affiliates, as well as other Blackstone related parties and third parties. Further, such parties could provide products and services for fees to us, Other Blackstone Accounts and their portfolio entities in circumstances where third-party service providers are concurrently providing similar services to us, Other Blackstone Accounts and their portfolio entities. By contracting for a product or service from a business related to Blackstone, we would provide not only current income to the business and its stakeholders, but could also create significant enterprise value in them, which would not be shared with us or our stockholders and could benefit Blackstone directly and indirectly. Also, Blackstone, Other Blackstone Accounts and portfolio entities, and their personnel and related parties will, in certain circumstances, receive compensation or other benefits, such as through additional ownership interests or otherwise, directly related to the consumption of products and services by us. We will incur expense in negotiating for any such fees and services. Finally, Blackstone and its personnel and related parties may also receive compensation for origination expenses and with respect to unconsummated transactions.
Blackstone and portfolio entities of Other Blackstone Accounts are and will be counterparties or participants in agreements, transactions and other arrangements with us for the provision of goods and services, purchase and sale of assets and other matters. In addition, certain of our portfolio entities can be expected to be counterparties or participants in agreements, transactions and other arrangements with Other Blackstone Accounts for the provision of goods and services, purchase and sale of assets and other matters (including information sharing and/or consulting). These agreements, transactions and other arrangements will involve payment of fees and other amounts, some of which compensation may be paid in connection with unvested equity in Blackstone, Other Blackstone Accounts or portfolio entities (which may be in the form of public stock, limited partnership interests or otherwise), none of which will result in any offset to the management fees we pay to the Adviser notwithstanding that some of the services provided by such portfolio entity are similar in nature to the services provided by the Adviser. Generally, we may engage Blackstone-affiliated portfolio entities or allow our portfolio entities to be engaged by Blackstone-affiliated entities only if a majority of our board of directors, and a majority of the affiliate transaction committee (which is comprised of each of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.
We may engage portfolio entities of Other Blackstone Accounts and Other Blackstone Accounts may engage our portfolio entities to provide some or all of the following services: (a) corporate support services (including, without limitation, accounts payable, accounting/audit (e.g., valuation support services), account management (e.g., treasury, customer due diligence), administrative support, insurance, procurement, placement, brokerage, consulting, business intelligence and data science services, cash management and monitoring, consolidation, corporate secretarial and executive assistant services, domiciliation, data management (e.g., gathering, processing, aggregating, reconciling, and delivering relevant industry and asset class specific data), directorship services, entity dissolution process oversight, finance/budgeting and forecasting, financing management, fundraising support, human resources and recruiting (e.g., the onboarding and ongoing development of personnel), communications and public affairs, information and data security support, information technology and software systems support (e.g., implementation of property technology strategy), corporate governance and entity management (e.g., liquidation, dissolution and/or otherwise end of term services), risk management and internal compliance/know-your-client reviews and refreshes, investment incentive payment documentation and recordkeeping, judicial processes, legal/business/finance optimization and innovation (e.g., legal invoice automation, legal document management and oversight, entity formation process standardization, management / team design, and identification of business efficiencies), legal support (e.g., claims and litigation oversight management and dispute resolution support, legal due diligence, environmental and engineering due diligence and post-closing support, fundraising and investor reporting support, regulatory legal compliance, data privacy, lease and contract support (including drafting and reviewing NDAs), management agreement review and negotiation, and human resources and employment related support including legal and compliance training for personnel), lender financial reporting, lender relationship management (e.g., coordinating with lender on any ongoing obligations under any relevant borrowing, indebtedness or other credit support (including, any required consultation with or reporting to such lender)), mortgage servicing rights support services, environmental and/or sustainability due diligence support (e.g., review of property condition reports and clean energy consumption), climate accounting services, sustainability program management services, engineering services, services related to the sourcing, development and implementation of renewable energy, sustainability data collection and reporting services, capital planning services, payroll and benefits support, procurement, reporting (e.g., on tax, debt, portfolio or other similar topics), restructuring and work-out of performing, sub-performing and nonperforming loans, tax analysis and compliance (e.g., CIT and VAT compliance), trademark management, transfer pricing and internal risk control, treasury, valuation support services, and vendor selection (e.g., training, due diligence and management support)); (b) management services (including, without limitation, management by a portfolio entity, Blackstone affiliate or third party (e.g., a third-party manager or operating partner) of operational services (including personnel), operational coordination (e.g., coordination with JV partners, operating partners, and property managers), planning with respect to portfolio composition (e.g., hold / sell analysis support), sustainability-related planning (e.g., data collection, review, support and execution), revenue management support and portfolio and property reporting); (c) construction and project management services including, without limitation, management of development projects, management of general contractors on capital projects, project design and execution, tenant improvements, tenant space build-outs, turnkey services (such as end-to-end execution for real estate projects) and insurance support, and vendor selection (including training, due diligence and management support)); (d) leasing services (including, without limitation, creating and implementing standard forms, leasing strategy, incorporation of green leases, leasing dispute and litigation assistance, management of third-party brokers, negotiation of major leases, negotiation of leases, and; (e) property management services (including, without limitation, property-level management, cleaning, energy consumption, security, revenue management, contract management, expense management, capital expenditure projects, facility management, business plan execution, engineering, capital expenditure design and implementation, reporting, provision of on-site staff, rent collection, service charge accounting and operation, marketing and advertising, tenant and guest relations, maintenance of common space, selecting and engaging architects, contractors and other third parties involved in construction, supervision of on-site third-party contractors (including facilities maintenance, cleaning, and security), and provision of retail managers to oversee tenant merchandising, promotions, and inventory); and (f) transaction support services including, without limitation, assisting with the appropriate transition of investments from acquisition to disposition, financing support which in turn includes identifying potential investments (including development sites) and conducting and assisting with diligence and negotiation support during acquisition, site visits, assembling relevant information, identifying potential financing opportunities or transactions including different transaction structures, providing diligence and negotiation support during lender selection, loan document negotiation, loan closing process support, coordinating with lenders, servicers, title companies, escrow agents, vendors, third-party report providers, deal teams and internal legal departments, providing relationship management with brokers, banks and other potential sources of financing, preparing reporting packages (including financial statements) for lender review, assisting with underwriting, preparing pitchbooks and other marketing materials, preparing project feasibility analysis, coordinating with potential sources of capital and management, assisting with customer due diligence and related on-boarding, financial support, pricing, market analyses, modelling, sensitivity analyses, tracking guaranty exposure and counterparty exposure across financing platforms for investments, preparing reporting on liquidity and overall capital structure, ordering third-party reports, coordinating design and development works (e.g., recommending and implementing design decisions for investments), coordinating and supervising brokers, lawyers, accountants and other advisors, working with consultants and third parties to pursue entitlements and licensing, marketing and distribution, providing technical analyses and review of (i) design and structural work, (ii) architectural, façade and external finishes, (iii) certifications, (iv) operations and maintenance manuals and (v) statutory documents, in addition to managing bank account opening as well as account maintenance and relationships with banking partners, providing transaction consulting, providing in-house legal, sustainability and accounting and tax services, coordinating closing/post-closing procedures for acquisitions, dispositions, financings, and other transactions and assembling all and any relevant information related to any of the foregoing.
Such portfolio entities of Other Blackstone Accounts that can be expected to provide services to us include, without limitation, the following, and may include additional portfolio entities that may be formed or acquired in the future:
LivCor. We have engaged LivCor, LLC (“LivCor”), a portfolio company owned by Blackstone-advised investment vehicles, to provide, as applicable, management services, corporate support services and transaction support services for our multifamily properties.
EQ Management. We have engaged EQ Management, LLC (“EQ”), a portfolio company owned by Blackstone-advised investment vehicles, to provide, as applicable, management services, corporate support services and transaction support services for our office properties.
ShopCore. We have engaged ShopCore Properties TRS Management LLC (“ShopCore”), a portfolio company owned by Blackstone-advised investment vehicles, to provide, as applicable, management services, corporate support services and transaction support services for our retail properties.
Link. We have engaged Link Logistics Real Estate Holdco LLC (“Link”), a portfolio company owned by Blackstone-advised investment vehicles, to provide, as applicable, management services, corporate support services and transaction support services for our logistics properties.
BRE Hotels & Resorts. We have engaged BRE Hotels & Resorts LLC (“BRE Hotels & Resorts”), a portfolio company controlled (but not owned) by Blackstone-advised investment vehicles, to provide, as applicable, management services, corporate support services and transaction support services for our hospitality properties.
Longview. We have engaged Longview Senior Housing, LLC (“Longview Senior Housing”), a portfolio company owned by Blackstone-advised investment vehicles, to provide, as applicable, management services, corporate support services and transaction support services for our senior housing properties.
Revantage. We have engaged Revantage Corporate Services, LLC and Revantage Global Services Europe S.à r.l. (collectively “Revantage”), portfolio companies owned by Blackstone-advised investment vehicles, to provide, as applicable, corporate support services (including, without limitation, accounting, legal, tax, treasury, valuation support services, information technology and data management) and transaction support services to certain of our investments directly.
Beam Living. We have engaged BPP MFNY Employer LLC (“Beam Living”), a portfolio company owned by Blackstone-advised investment vehicles, to provide, as applicable, management services, corporate support services and transaction support services for our multifamily properties in New York City.

Fees and expenses incurred for services provided by Other Blackstone Accounts may result in conflicts of interest, including as a result of different compensation and expense reimbursement structures and allocation of expenses between us and/or the portfolio companies could result in us paying more than our pro rata portion of fees for services.
Fees. We compensate these service providers and vendors owned by the Other Blackstone Accounts for services rendered to us, including through promote or other incentive-based compensation payable to their management teams and other related parties. The incentive-based compensation paid with respect to a portfolio entity or property will vary from the incentive based compensation paid with respect to other portfolio entities and properties; as a result the management team or other related parties may have greater incentives with respect to certain properties and portfolio entities relative to others, and the performance of certain properties and portfolio entities may provide incentives to retain management that also service other properties and portfolio entities. Such service providers and vendors may charge for certain goods and services at rates generally consistent with those available in the market for similar goods and services. The discussion regarding the determination of market rates below applies equally in respect of the fees and expenses of the portfolio entity service providers, if charged at rates generally consistent with those available in the market.
Expense Reimbursement. Such service providers and vendors may also pass through expenses for other services on a cost reimbursement, no-profit, revenue, purchase and sale price, capital spend, or break-even basis, (even if third party customers or clients are charged on a different basis), which break-even point may occur over a period of time such that such service provider or vendor may realize a profit in a given year which would be expected to be applied towards the costs in subsequent period. In such cases, costs and expenses associated with goods and services provided by service providers and vendors owned by Other Blackstone Accounts (including for the avoidance of doubt, all overhead associated with such service providers and vendors owned by Other Blackstone Accounts) are allocated to us and/or the portfolio companies. Such costs and expenses are expected to include any of the following: (i) salaries, wages, benefits and travel expenses; (ii) marketing and advertising fees and expenses; (iii) legal, compliance, accounting and other professional fees and disbursements; (iv) office space, furniture and fixtures, and equipment; (v) insurance premiums; (vi) technology expenditures, including hardware and software costs, and servicing costs and upgrades related thereto; (vii) costs to engage recruitment firms to hire employees; (viii) diligence expenses; (ix) one-time costs, including costs related to building-out, expanding and winding-down a portfolio property costs that are of a limited duration or non-recurring (such as startup or technology buildup costs, one-time technology and systems implementation costs, employee recruiting and onboarding, ongoing training and severance payments, certain consulting fees and legal costs and IPO-readiness and other infrastructure costs); (x) related tax costs and/or liabilities determined by Blackstone based on applicable marginal tax rates; and (xi) other operating, establishment, expansion and capital expenditures (including financing and interest thereon). Any of the foregoing costs, although allocated in a particular period, will, in certain circumstances, relate to activities occurring outside the period (including in prior periods, such as where any such costs are amortized over an extended period), and therefore we could pay more than our pro rata portion of fees for services.
Expense Allocation. In addition, in certain circumstances, Blackstone also relies on the management team of a portfolio entity with respect to the determination of costs and expenses and allocation thereof and does not oversee or participate in such determinations or allocations. Moreover, to the extent a portfolio entity uses an allocated cost model with respect to fees, costs and expenses, such fees, costs and expenses are typically estimated and/or accrued quarterly (or on another regular periodic basis) but not finalized until year-end and as a result, such year-end true-up is subject to fluctuation and increases such that for a given year, the year-end cumulative amount with respect to fees, costs and expenses may be greater than the sum of the quarterly estimates (or other periodic estimates where applicable) and/or accruals and therefore we could bear more fees, costs and expenses at year-end than had been anticipated throughout the year. The allocation of costs and expenses (including for the avoidance of doubt overhead) among the entities and assets to which services are provided can be expected to be based on any of a number of different methodologies, including, without limitation, on the basis of “cost” as described above, “revenue”, “time-allocation”, “per unit”, “spend,” “number of units,” “per square footage” or “fixed percentage,” gross asset value or sale price and the particular methodology used to allocate such costs among the entities and assets to which services are provided is expected to vary depending on the types of services provided and the applicable asset class involved and could, in certain circumstances, change from one period to another. There can be no assurance that a different manner of allocation would result in our bearing less or more costs and expenses. In addition, a portfolio entity that passes through costs and expenses on a cost reimbursement, no-profit or break-even basis may, in certain circumstances, change its allocation methodology, for example, another methodology for the allocation of costs and expenses (including for the avoidance of doubt all overhead) described herein or otherwise, to charging a flat fee for a particular service or instance (or vice versa) or to a contractually determined rate or cost that is generally consistent with those available in the market for similar goods and services described herein (or vice-versa) and such changes may increase or reduce the amounts received by such portfolio entities for the same services.
Additional Information. A service provider may subcontract certain of its responsibilities to other portfolio entities. In such circumstances, the relevant subcontractor could invoice the portfolio entity for fees (or in the case of a cost reimbursement arrangement, for allocable costs and expenses) in respect of the services provided by the subcontractor. The portfolio entity, if charging on a cost reimbursement, no-profit or break-even basis, would in turn allocate those costs and expenses as it allocates other fees and expenses as described above. Similarly, Other Blackstone Accounts, their portfolio entities and Blackstone may engage our portfolio entities, including QTS Realty Trust, Home Partners of America, American Campus Communities, April Housing and any of our future portfolio entities, to provide services, and these portfolio entities will generally charge for services in the same manner described above, but we generally will not be reimbursed for any costs (such as startup costs) relating to such portfolio entity incurred prior to such engagement.
To the extent we enter into joint ventures with third parties which engage service providers and vendors as discussed herein, we may be allocated more fees, costs and expenses than our pro rata share.
We, Other Blackstone Accounts and their affiliates are expected to enter into joint ventures with third parties to which the service providers and vendors described above will provide services. In some of these cases, the joint venture partner may negotiate to not pay its pro rata share of fees, costs and expenses to be allocated as described above, in which case we, Other Blackstone Accounts and their affiliates that also use the services of the portfolio entity service provider will, directly or indirectly, pay the difference, or the portfolio entity service provider will bear a loss equal to the difference. Moreover, in certain circumstances, the joint venture partner may be allocated fees, costs and expenses pursuant to a different methodology than a portfolio entity’s standard allocation methodology, which could result in us or the portfolio entities being allocated more fees, costs and expenses than we or they would otherwise be allocated solely pursuant to such standard allocation methodology. Portfolio entity service providers described in this section are generally owned and controlled by one or more Blackstone funds such as Other Blackstone Accounts. In certain instances, a similar company could be owned or controlled by Blackstone directly. Service providers described in this section are generally owned and controlled by a Blackstone fund, such as the Other Blackstone Accounts.
Blackstone has a general practice of not entering into any arrangements with advisors, vendors or service providers that provide lower rates or discounts to Blackstone itself compared to those available to us for the same services. However, legal fees for unconsummated transactions are often charged at a discounted rate, such that if we consummate a higher percentage of transactions with a particular law firm than Blackstone, Other Blackstone Accounts and their affiliates, we could indirectly pay a higher net effective rate for the services of that law firm than Blackstone or Other Blackstone Accounts or their affiliates. Also, advisors, vendors and service providers often charge different rates or have different arrangements for different types of services. For example, advisors, vendors and service providers often charge fees based on the complexity of the matter as well as the expertise and time required to handle it. Therefore, to the extent the types of services used by us are different from those used by Blackstone, Other Blackstone Accounts and their affiliates and personnel, we can be expected to pay different amounts or rates than those paid by such other persons. Similarly, Blackstone, the Other Blackstone Accounts and their affiliates and we can be expected to enter into agreements or other arrangements with vendors and other similar counterparties (whether such counterparties are affiliated or unaffiliated with Blackstone) from time to time whereby such counterparty will, in certain circumstances, charge lower rates (or no fee) or provide discounts or rebates for such counterparty’s products or services depending on the volume of transactions in the aggregate or other factors.
In addition to the service providers (including portfolio entity service providers) and vendors described above, we will engage in transactions with one or more businesses that are owned or controlled by Blackstone directly, not through one of its funds, including the businesses described below. These businesses will, in certain circumstances, also enter into transactions with other counterparties of ours, portfolio entities as well as service providers and vendors. Blackstone could benefit from these transactions and activities through current income and creation of enterprise value in these businesses. No fees charged by these service providers and vendors will offset or reduce the Adviser’s management fees. Furthermore, Blackstone, the Other Blackstone Accounts and their affiliates and related parties will use the services of these Blackstone affiliates, including at different rates. Although Blackstone believes the services provided by its affiliates are equal to or better than those of third parties, Blackstone directly benefits from the engagement of these affiliates, and there is therefore an inherent conflict of interest.
Blackstone-affiliated service providers and vendors, include, without limitation:
LNLS. Lexington National Land Services (“LNLS”) is a Blackstone affiliate that (i) acts as a title agent in facilitating and issuing title insurance, (ii) provides title support services for title insurance underwriters, (iii) in certain circumstances, provides courtesy title settlement services, and (iv) acts as escrow agent in connection with investments by us, Other Blackstone Accounts and their affiliates and related parties, and third parties, including, in certain cases, Blackstone's borrowers. In exchange for such services LNLS earns fees, which would have otherwise been paid to third parties. If LNLS is involved in a transaction in which we participate, and to the extent the transaction circumstances allow, as determined by Blackstone in its sole discretion, Blackstone will benchmark relevant costs (including on a portfolio-wide basis in certain cases) unless market data is unavailable in the context of such transaction or is impractical or unduly burdensome to obtain or when LNLS is providing such services in a state where the insurance premium or escrow fee, as applicable, is regulated by the state or when LNLS is part of a syndicate of title insurance companies where the insurance premium is negotiated by other title insurance underwriters or their agents on an arm’s-length basis. Such benchmarking, where conducted, will assess where LNLS rates are within a range that Blackstone has determined is reflective of a title agency rates in the applicable and comparable markets. LNLS rates will not necessarily be equal to or lower than the median within such range.
Certain Blackstone-affiliated service providers and their respective personnel will receive a management promote, an incentive fee and other performance-based compensation in respect of our investments, which fees and compensation are expected to be substantial in some cases and in the form of shares of our common stock. Furthermore, Blackstone-affiliated service providers can be expected to charge costs and expenses based on allocable overhead associated with personnel working on relevant matters (including salaries, benefits and other similar expenses), provided that these amounts will not exceed market rates as determined to be appropriate under the circumstances. We may engage Blackstone-affiliated service providers only if a majority of our board of directors, and a majority of the affiliate transaction committee (which is composed of each of our independent directors), not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.
The Adviser and its affiliates, except in those instances where a market comparable cannot be determined, will make determinations of certain market rates (i.e., rates that fall within a range that the Adviser and its affiliates has determined is reflective of rates in the applicable market and certain similar markets, though not necessarily equal to or lower than the median rate of comparable firms and in certain circumstances, is expected to be in the top of the range) based on its consideration of a number of factors, which are generally expected to include the experience of the Adviser and its affiliates with non-affiliated service providers as well as benchmarking data and other methodologies determined by the Adviser and its affiliates to be appropriate under the circumstances. In respect of benchmarking, while Blackstone often obtains benchmarking data regarding the rates charged or quoted by third parties for services similar to those provided by Blackstone affiliates in the applicable market or certain similar markets, relevant comparisons may not be available for a number of reasons, including, without limitation, as a result of a lack of a substantial market of providers or users of such services or the confidential or bespoke nature of such services (e.g., within property management services, different assets may receive different property management services). In addition, benchmarking data is based on general market and broad industry overviews, rather than determined on an asset-by-asset basis. As a result, benchmarking data does not take into account specific characteristics of individual assets then owned or to be acquired (such as location or size), or the particular characteristics of services provided. Further, it could be difficult to identify comparable third-party service providers that provide services of a similar scope and scale as the Blackstone-affiliated service providers that are the subject of the benchmarking analysis. For these reasons, such market comparisons may not result in precise market terms for comparable services. Expenses to obtain benchmarking data will be borne by us or by Other Blackstone Accounts and will not offset the management fee we pay to the Adviser. Finally, in certain circumstances, the Adviser can be expected to determine that third-party benchmarking is unnecessary, including in circumstances where the price for a particular good or service is mandated by law (e.g., title insurance in rate-regulated states) or because Blackstone has access to adequate market data (including from third-party clients of the Blackstone-affiliated service provider that is the subject of the benchmarking analysis) to make the determination without reference to third-party benchmarking. For example, in certain circumstances a Blackstone-affiliated service provider or a portfolio entity service provider could provide services to third parties, in which case if the rates charged to such third parties are consistent with the rates charged to us, Other Blackstone Accounts and their respective portfolio entities, then a separate benchmarking analysis of such rates is not expected to be prepared. Some of the services performed by Blackstone-affiliated service providers could also be performed by our sponsor from time to time and vice versa. Fees paid by us to Blackstone-affiliated service providers do not offset or reduce the management fee we pay to the Adviser and are not otherwise shared with us.
For more information regarding our relationships with Blackstone entities providing services to us or our subsidiaries, see “Selected Information Regarding our Operations—Related Party Transactions” in the Prospectus, and “Related Party Transactions” in the notes to our consolidated financial statements appearing in this Annual Report on Form 10-K, each as incorporated herein by reference. Blackstone and Other Blackstone Accounts operate in multiple industries, including the real estate related information technology industry, and provide products and services to or otherwise contract with us, among others. In connection with any such investment, Blackstone and Other Blackstone Accounts (or their respective portfolio entities and personnel and related parties) can be expected to make referrals or introductions to us or other portfolio entities in an effort, in part, to increase the customer base of such companies or businesses or because such referrals or introductions will, in certain circumstances, result in financial benefits, such as cash payments, additional equity ownership, participation in revenue share, accruing to the party making the introduction. In the alternative, Blackstone may form a joint venture (or other business relationship) with such a portfolio entity to implement such arrangements, pursuant to which the joint venture or business provides services (including, without limitation, corporate support services, loan management services, management services, operational services, risk management services, data management services, consulting services, brokerage services, sustainability and clean energy consulting services, insurance procurement, placement, brokerage and consulting services, and other services to such portfolio entities) that are referred to the joint venture or business by Blackstone. Such joint venture or business could use data obtained from such portfolio entities. We typically will not share in any fees, economics, equity or other benefits accruing to Blackstone, Other Blackstone Accounts and their respective portfolio entities as a result of such introduction.
Agreements we enter with respect to service and products purchased on a group basis may result in conflicts of interest due to the allocation of the costs and benefits of these agreements.
We will enter into agreements regarding group procurement (such as CoreTrust, an independent group purchasing organization), benefits management, purchase of title and other insurance policies (which can be expected to include brokerage or placement thereof) and will otherwise enter into operational, administrative or management related initiatives. Blackstone will allocate the cost of these various services and products purchased on a group basis among us, Other Blackstone Accounts and portfolio entities. Some of these arrangements result in commissions, discounts, rebates or similar payments to Blackstone and its personnel, or Other Blackstone Accounts and their portfolio entities, including as a result of transactions entered into by us, and such commissions or payment will not offset the management fee payable to the Adviser. Blackstone can be expected to also receive consulting, usage or other fees from the parties to these group procurement arrangements. To the extent that a portfolio entity of an Other Blackstone Account is providing such a service, such portfolio entity and such Other Blackstone Account will benefit. Further, the benefits received by the particular portfolio entity providing the service will, in certain circumstances, be greater than those received by us in receiving the service. Conflicts exist in the allocation of the costs and benefits of these arrangements.
We will purchase or bear premiums, fees, costs and expenses (including any expenses or fees of insurance brokers) to insure us, our portfolio properties, the Adviser, Blackstone and their respective directors, officers, employees, agents and representatives and other indemnified parties (and in certain circumstances, such person’s agents and representatives), against liability in connection with our activities. This includes a portion of any premiums, fees, costs and expenses for one or more “umbrella”, group or other insurance policies maintained by Blackstone that cover one or more of us and Other Blackstone Accounts, the Adviser and Blackstone (including their respective directors, officers, employees, agents and representatives and other indemnified parties). The Adviser and its affiliates will make judgments about the allocation of premiums, fees, costs and expenses for such “umbrella”, group or other insurance policies among one or more of us and Other Blackstone Accounts, the Adviser and Blackstone on a fair and reasonable basis, in their discretion, and may make corrective allocations should they determine subsequently that such corrections are necessary or advisable. For example, some property insurance could be allocated on a property-by-property basis in accordance with the relative values of the respective assets that are insured by such policies.
Similarly, we and our portfolio entities may enter into arrangements with Other Blackstone Accounts and their respective portfolio entities whereby insurance is procured as a group where the insurance provider may charge lower premiums to the group than it would on an individual basis. In such event, the obligation to pay the premiums on such group policies may be allocated in accordance with the relative values of the respective entities that are insured by such policies (or other factors that Blackstone may reasonably determine). Additionally, we and Other Blackstone Accounts (and their portfolio entities) will, in certain circumstances, jointly contribute to a pool of funds that can be expected to be used to pay losses that are subject to the deductibles on any group insurance policies, which contributions may similarly be allocated in accordance with the relative values of the respective assets that are insured by such policies (or other factors that Blackstone may reasonably determine).
In respect of such insurance arrangements, Blackstone may make corrective allocations from time to time should it determine subsequently that such adjustments are necessary or advisable. There can be no assurance that different allocations or arrangements than those implemented by Blackstone as provided above would not result in us bearing less (or more) premiums, deductibles, fees, costs and expenses for insurance policies.
We and Other Blackstone Accounts have self-insured through a captive insurance company (the “Captive”) owned entirely by its participants (including us and such Other Blackstone Accounts). This arrangement is expected to provide us with greater control over our insurance program and reduce overall costs of insurance through lower premiums and reduction or elimination of insurance brokerage costs. An affiliate of our sponsor provides oversight of the Captive’s management, sits on the boards of the Captive’s cells, provides a guarantee for a letter of credit to help capitalize the Captive and receives a fee based on a percentage of the premiums (subject to the benchmarking process described above). A third-party insurance services firm provides brokerage, administration and insurer management services to the Captive. The fees and expenses of the Captive, including insurance premiums and fees paid to its manager, are borne by us and Other Blackstone Accounts pro rata based on estimates of insurance premiums that would have been payable for each party’s respective properties, as benchmarked by third parties, and will be paid by each participant annually. While we do not expect to provide any funding in addition to such annual contribution, it is possible that each member of the Captive, including us, is required to make additional capital contributions in certain circumstances. We may, however, be negatively affected to the extent there are disproportionate losses incurred on properties held by Other Blackstone Accounts participating in the Captive, including through increased future premiums or the lost ability to recoup capital contributions, and there can be no assurance that the arrangement will not result in under- or over-allocation of costs to us relative to Other Blackstone Accounts or that different allocations or arrangements than those provided above would not result in us and our portfolio companies bearing less (or more) premiums, deductibles, fees, costs and expenses for insurance policies. Further, we, Other Blackstone Accounts or our respective portfolio companies may enter into arrangements with insurance carriers whereby properties are subject to deductibles that are less than the deductibles shown on the insurance policy declarations provided to third parties, such as lenders. In such situations, we and Other Blackstone Accounts may enter into deductible indemnity endorsements whereby we, Other Blackstone Accounts and our respective portfolio entities agree to pay the insurance carrier the difference between the higher deductible policy and lower contractual deductible in the event of a loss under the insurance policy. The Captive currently engages, and is expected to continue to engage, Revantage to provide corporate support services in respect of its activities, (including assisting with Captive structuring, related insurance placement and oversight and administration of claims). In connection therewith, Revantage is expected to earn commissions for such services related to the Captive property program placement, terrorism insurance, casualty program and other lines of coverage and may earn additional commissions during each such policy year. Such commissions will initially be used to offset costs of the

Captive (which may include fees to Blackstone and allocated costs associated with Revantage’s account payroll, professional services, travel and entertainment, employee development, technology costs and facilities and office services), with any excess funds being returned to or used for the benefit of participating funds in a reasonable manner, which may include reserving for (or advance payment of) additional anticipated costs or direct reimbursement in accordance with a reasonable allocation. Any such services and fees are in addition to the services provided and fees received by Blackstone.
The potential receipt of compensation by Blackstone related to data management services provided to portfolio properties, us and Other Blackstone Accounts may cause us to invest in portfolio entities that we may not otherwise have invested in or on terms and conditions less favorable to us than we would have otherwise sought to obtain.
Revantage provides data management services to portfolio properties and may also provide such services directly to us and Other Blackstone Accounts (collectively, “Data Holders”) and Blackstone or an affiliate of Blackstone formed in the future may also provide data management services. Such services may include assistance with obtaining, analyzing, curating, processing, packaging, distributing, organizing, mapping, holding, transforming, enhancing, marketing and selling such data (among other related data and consulting services) for monetization through licensing or sale arrangements with third parties and, subject to the requirements under our charter (including any necessary approval of by our board of directors, including a majority of our independent directors not interested in the transaction) and any other applicable contractual limitations, with us, Other Blackstone Accounts, portfolio properties and other Blackstone affiliates and associated entities (including funds in which Blackstone and Other Blackstone Accounts make investments, and portfolio entities thereof). If Blackstone enters into data services arrangements with portfolio entities and receives compensation from such portfolio entities for such data services, we will indirectly bear its share of such compensation based on its pro rata ownership of such portfolio entities. Where Blackstone believes appropriate, data from one Data Holder will be aggregated or pooled with data from other Data Holders. Any revenues arising from such aggregated or pooled data sets would be allocated between applicable Data Holders on a fair and reasonable basis as determined by Blackstone in its discretion, with Blackstone able to make corrective allocations should it determine subsequently that such corrections were necessary or advisable. If Blackstone in the future enters into data services arrangements with portfolio entities and such portfolio entities pay Blackstone compensation for such data services, we will indirectly bear its share of the cost of such compensation based on its ownership of such portfolio entities. To the extent Blackstone receives compensation for such data services, such compensation would include a percentage of the revenues generated through any licensing or sale arrangements with respect to the relevant data as well as fees, royalties and cost and expense reimbursement (including start-up costs and allocable overhead associated with personnel working on relevant matters (including salaries, benefits and other similar expenses)). Additionally, Blackstone is also expected to share and distribute the products from such data management services within Blackstone or its affiliates (including Other Blackstone Accounts or their portfolio entities) at no charge and, in such cases, the Data Holders will not receive any financial or other benefit from having provided such data to Blackstone. The potential receipt of such compensation by Blackstone creates incentives for the Adviser to cause us to invest in portfolio entities with a significant amount of data that it might not otherwise have invested in or on terms less favorable than it otherwise would have sought to obtain.
Blackstone has implemented policies and procedures to address conflicts that arise as a result of its various activities, as well as regulatory and other legal considerations. Because Blackstone has many different asset management and advisory businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than it would otherwise be subject to if it had just one line of business.
We may be subject to potential conflicts of interest as a consequence of family relationships that Blackstone employees have with other real estate professionals.
Additionally, certain personnel and other professionals of Blackstone have family members or relatives that are actively involved in industries and sectors in which we invest and/or have business, personal, financial or other relationships with companies in such industries and sectors (including the advisors and service providers described above) or other industries, which gives rise to potential or actual conflicts of interest. For example, such family members or relatives might be officers, directors, personnel or owners of companies or assets which are actual or potential investments of us or our other counterparties and portfolio properties. Moreover, in certain instances, we can be expected to purchase or sell companies or assets from or to, or otherwise transact with, companies that are owned by such family members or relatives or in respect of which such family members or relatives have other involvement. In most such circumstances, we will not be precluded from undertaking any of these investment activities or transactions. To the extent Blackstone determines appropriate, conflict mitigation strategies may be put in place with respect to a particular circumstance, such as internal information barriers or recusal, disclosure or other steps determined appropriate by the Adviser.
We are subject to conflicts of interest related to tenants.
Certain properties owned by us and/or an Other Blackstone Account will, in certain circumstances, be leased out to tenants that are affiliates of Blackstone, including but not limited to Other Blackstone Accounts and/or their respective portfolio companies, which would give rise to a conflict of interest. In such events, the Adviser will endeavor to ensure that such conflicts are resolved in a fair and equitable manner, subject to applicable oversight of the board of directors.
We are party to an uncommitted line of credit with an affiliate of Blackstone.
We have entered into an uncommitted line of credit with Blackstone Holdings Finance Co. L.L.C., an affiliate of Blackstone, pursuant to which we may borrow up to $75.0 million at an interest rate equal to the then-current interest rate offered by an unaffiliated third-party lender or, if no such rate is available, the SOFR rate applicable to such loan plus 2.50%. Because this line of credit is with an affiliate of Blackstone, the terms of the agreement were not negotiated at arm’s-length. Blackstone may face conflicts of interest in connection with any borrowings or disputes under this uncommitted line of credit.
The personnel of the Dealer Manager and the Adviser may trade in securities for their own accounts, subject to restrictions applicable to Blackstone personnel.
The officers, directors, members, managers and employees of the Dealer Manager and the Adviser can be expected to trade in securities and make personal investments for their own accounts, subject to restrictions and reporting requirements as may be required by law and Blackstone policies, or otherwise determined from time to time by the Dealer Manager or the Adviser. Such personal securities transactions and investments will, in certain circumstances, result in conflicts of interest, including to the extent they relate to (i) a company in which we hold or acquire an interest (either directly through a privately negotiated investment or indirectly through the purchase of securities or other traded instruments related thereto) and (ii) entities that have interests which are adverse to ours or pursue similar investment opportunities as us.
We have and expect to continue to have a diverse stockholder group and the interests of our stockholders may conflict with one another and may conflict with the interests of investors in other vehicles that we co-invest with.
Our stockholders may have conflicting investment, tax and other interests with respect to their investments in us and with respect to the interests of investors in other investment vehicles managed or advised by the Adviser or its affiliates that participate in the same investments as us. The conflicting interests of individual stockholders with respect to other stockholders and relative to investors in other investment vehicles and investors relate to, among other things, the nature, structuring, financing, tax profile and timing of disposition of investments. In certain circumstances, we may provide financing, guarantees, enter into currency or derivative transactions or other similar arrangements for access funds primarily created to hold shares of our common stock, including in order to support currency hedging programs at such access funds. These arrangements may cause us to use our funds for such arrangements as opposed to alternative uses and could expose us to certain risks. The Adviser may as a result have conflicts in making these decisions, which may be more beneficial for one or more (but not all) stockholder than for other stockholders. In addition, we may make investments that may have a negative impact on related investments made by the stockholders in separate transactions. In selecting and structuring investments appropriate for us, the Adviser considers the investment, tax and other objectives of us (including our qualification as a REIT) and our stockholders (and those of investors in other investment vehicles managed or advised by the Adviser or its affiliates) that participate in the same investments as us, not the investment, tax or other objectives of any stockholder individually. In addition, certain investors may also be limited partners in Other Blackstone Accounts, including supplemental capital vehicles and co-investment vehicles that invest alongside us in one or more investments, which could create conflicts for the Adviser in the treatment of different investors.
Stockholders may also include affiliates of Blackstone, such as Other Blackstone Accounts, affiliates of portfolio entities, charities or foundations associated with Blackstone personnel and current or former Blackstone personnel, Blackstone’s senior advisors and operating partners, and any such Blackstone affiliates, funds or persons may also invest in us. Except as provided in our charter, all of these Blackstone-related stockholders will have equivalent rights to vote and withhold consents as nonrelated stockholders. Nonetheless, Blackstone may have the ability to influence, directly or indirectly, these Blackstone-related stockholders.
We may be subject to additional potential conflicts of interests as a consequence of Blackstone’s status as a public company.
As a consequence of Blackstone’s status as a public company, our officers, directors, members, managers and employees and those of the Adviser may take into account certain considerations and other factors in connection with the management of the business and affairs of us and our affiliates that would not necessarily be taken into account if Blackstone were not a public company.
We, Other Blackstone Accounts and their portfolio entities may engage in permissible political activities with the intent of furthering our or their business interests or otherwise.
We, Other Blackstone Accounts and their portfolio entities may, in the ordinary course of our or their respective businesses, make political contributions to elected officials, candidates for elected office or political organizations, hire lobbyists or engage in other permissible political activities with the intent of furthering our or their business interests or otherwise. In certain circumstances, there may be initiatives where such activities are coordinated by Blackstone for the benefit of us, Other Blackstone Accounts and/or their portfolio entities. The interests advanced by a portfolio entity through such activities may, in certain circumstances, not align with or be adverse to our interests, the interests of our stockholders or the interests of Other Blackstone Accounts or their other portfolio entities. The costs of such activities may be allocated among us, Other Blackstone Accounts and their portfolio entities (and borne indirectly by our stockholders). While the costs of such activities will typically be borne by the entity undertaking such activities, such activities may also directly or indirectly benefit us, Other Blackstone Accounts, their portfolio entities or Blackstone. There can be no assurance that any such activities will be successful in advancing our interests or the interests of Other Blackstone Accounts or a portfolio entity or otherwise benefit such entities.
Risks Related to our REIT Status and Certain Other Tax Items
If we do not maintain our qualification as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.
We expect to continue to operate so as to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed, which could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:
•we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to stockholders in computing taxable income and being subject to U.S. federal income tax on our taxable income at regular corporate income tax rates;
•any resulting tax liability could be substantial and could have a material adverse effect on our book value;

•unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and therefore, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and
•we generally would not be eligible to requalify as a REIT for the subsequent four full taxable years.
To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.
To qualify as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our share repurchase plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales. These options could increase our costs or reduce our equity.
Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.
To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.
Compliance with REIT requirements may force us to liquidate or restructure otherwise attractive investments.
To qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities (other than securities that qualify for the straight debt safe harbor) of any one issuer or more than 10% of the value of the outstanding securities of more than any one issuer unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Code. Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our assets (25% for any taxable year beginning after December 31, 2025) may be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions in order to avoid losing our REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and maintain our qualification as a REIT, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Our charter does not permit any person or group to own more than 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or of the aggregate of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all classes or series in excess of these 9.9% limits would not be effective without an exemption (prospectively or retroactively) from these limits by our board of directors.
For us to qualify as a REIT under the Code, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year. For the purpose of assisting our qualification as a REIT for U.S. federal income tax purposes, among other purposes, our charter prohibits beneficial or constructive ownership by any person or group of more than 9.9%, in value or number of shares, whichever is more restrictive, of the shares of our outstanding common stock, or 9.9% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding capital stock of all classes or series, which we refer to as the “Ownership Limit.” The constructive ownership rules under the Code and our charter are complex and may cause shares of the outstanding common stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.9% of our outstanding common stock or our capital stock by a person could cause another person to constructively own in excess of 9.9% of our outstanding common stock or our capital stock, respectively, and thus violate the Ownership Limit. There can be no assurance that our board of directors, as permitted in the charter, will not decrease this Ownership Limit in the future. Any attempt to own or transfer shares of our common stock or capital stock in excess of the Ownership Limit without the consent of our board of directors will result either in the shares in excess of the limit being transferred by operation of our charter to a charitable trust, and the person who attempted to acquire such excess shares not having any rights in such excess shares, or in the transfer being void.
The Ownership Limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our common stock (and even if such change in control would not reasonably jeopardize our REIT status). The exemptions to the Ownership Limit granted to date may limit our board of directors’ power to increase the Ownership Limit or grant further exemptions in the future.
Non-U.S. holders may be subject to U.S. federal income tax upon their disposition of shares of our common stock or upon their receipt of certain distributions from us.
In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder (as such term is defined below under “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of Our Common Stock”), other than a “qualified shareholder” or a “withholding qualified holder,” that disposes of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from such disposition. Such tax does not apply, however, to the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we qualify or will qualify as a domestically controlled REIT at any time. If we were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of shares of our common stock (including a redemption) would be subject to tax under FIRPTA, unless (i) our shares of common stock were regularly traded on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common stock. See “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Holders of Our Common Stock—Sales of Our Common Stock.”
Final Treasury regulations that are effective as of April 25, 2024 (the “Final Regulations”) modify prior tax guidance relating to the determination of whether we are a domestically controlled REIT. The Final Regulations provide a look-through rule for our stockholders that are non-publicly traded partnerships, non-public REITs, non-public regulated investment companies, or non-public domestic C corporations owned more than 50% directly or indirectly by foreign persons (“foreign-controlled domestic corporations”) and treat “qualified foreign pension funds” as foreign persons. The Final Regulations further provide that domestic publicly traded partnerships, public domestic C corporations, and public regulated investment companies will be treated as look-through persons if the REIT has actual knowledge that the partnership, corporation, or regulated investment company, as applicable, is foreign controlled. The look-through rule set forth in the Final Regulations applicable to foreign-controlled domestic corporations will not apply to a domestically controlled REIT for a period of up to ten years, or until the earlier date on which the REIT undergoes a significant change in its ownership (meaning the percentage of the REIT stock held by non-look-through persons increases by more than 50% in the aggregate over the percentage of REIT stock owned by such non-look-through persons on April 24, 2024, the date the Final Regulations were issued) or the REIT acquires additional USRPIs that represent more than 20% of the aggregate fair market value of its USRPIs held on April 24, 2024, the date the Final Regulations were issued (the “Applicable Limits”). If a REIT exceeds an Applicable Limit during the ten-year period, then the look-through rule set forth in the Final Regulations applicable to foreign-controlled domestic corporations will apply to such REIT beginning on the day immediately following the date it exceeds such Applicable Limit. We believe we will exceed the Applicable Limits prior to the duration of the ten-year period and cannot predict when we will be subject to such look-through rule in the Final Regulations. You are urged to consult with your tax advisor regarding the application and impact of these rules.
A non-U.S. holder other than a “qualified shareholder” or a “withholding qualified holder,” that receives a distribution from a REIT that is attributable to gains from the disposition of a USRPI as described above, including in connection with a repurchase of our common stock, is generally subject to U.S. federal income tax under FIRPTA to the extent such distribution is attributable to gains from such disposition, regardless of whether the difference between the fair market value and the tax basis of the USRPI giving rise to such gains is attributable to periods prior to or during such non-U.S. holder’s ownership of our common stock. In addition, a repurchase of our common stock, to the extent not treated as a sale or exchange, may be subject to withholding as an ordinary dividend. See “Material U.S. Federal Income Tax Considerations – Taxation of Non-U.S. Holders of Our Common Stock – Distributions, and – Repurchases of our Common Stock.”
We seek to act in the best interests of the Company as a whole and not in consideration of the particular tax consequences to any specific holder of our stock. Potential non-U.S. holders should inform themselves as to the U.S. tax consequences, and the tax consequences within the countries of their citizenship, residence, domicile, and place of business, with respect to the purchase, ownership and disposition of shares of our common stock.
Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.
Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.
We may incur tax liabilities that would reduce our cash available for distribution to you.
Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.
Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.
Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests and in the best interests of our stockholders. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.
You may have current tax liability on distributions you elect to reinvest in our common stock.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.
Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.
Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock. However, individual taxpayers may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us), which reduces the effective tax rate on such dividends. See “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of Our Common Stock—Distributions Generally.” You are urged to consult with your tax advisor regarding the effect of this change on your effective tax rate with respect to REIT dividends.
We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of our common stock.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock.
Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of our stockholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of the recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT. The impact of tax reform and any potential tax changes on an investment in our shares is uncertain. Prospective investors should consult their own tax advisors regarding changes in tax laws.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.
We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.
If our Operating Partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.
If the IRS were to successfully challenge the status of our Operating Partnership as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that our Operating Partnership could make to us. This would also result in our failing to qualify as a REIT and becoming subject to a corporate-level tax on our income, which would substantially reduce our cash available to pay distributions and the yield on your investment.
Retirement Plan Risks
If the fiduciary of an employee benefit plan or a plan, account or other similar retirement arrangement which is subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Section 4975 of the Code fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in shares of our common stock, the fiduciary could be subject to civil penalties.
There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs, or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that among other matters:
•the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;
•the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;
•the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;
•the investment will not impair the liquidity of the trust, plan or IRA;
•the investment will not produce “unrelated business taxable income” for the plan or IRA;
•our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and
•the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.
Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

If our assets at any time are deemed to constitute “plan assets” under ERISA, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.
Stockholders that are “benefit plan investors” (within the meaning of ERISA and the regulations promulgated thereunder by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”)) (a “Benefit Plan Investor”) should consult their own advisors as to the effect of ERISA and Section 4975 of the Code on an investment in the shares. As discussed under “Certain ERISA Considerations,” of the Prospectus, if our assets are deemed to constitute “plan assets” of one or more stockholders that are Benefit Plan Investors this would result, among other things, in (i) the possibility that certain transactions that we have entered into in the ordinary course of our business constitute non-exempt “prohibited transactions” under Title I of ERISA and/or Section 4975 of the Code, may have to be rescinded and may give rise to certain excise taxes and fiduciary liability under Title I of ERISA and/or Section 4975 of the Code; (ii) our management, as well as various providers of fiduciary or other services to us (including the Adviser), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise "parties in interest" (within the meaning of ERISA) or “disqualified persons” (within the meaning of Section 4975 of the Code) for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code; and (iii) the fiduciaries of stockholders that are Benefit Plan Investors would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.
If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each “disqualified person” involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. The fiduciary of a Benefit Plan Investor who decides to invest in us could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in us or as co-fiduciaries for actions taken by or on behalf of us or the Adviser. With respect to a Benefit Plan Investor that is an IRA that invests in us, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, could cause the IRA to lose its tax-exempt status.
We may face risks arising from potential control group liability.
Under ERISA and the Code, all members of a group of commonly controlled trades or businesses may be jointly and severally liable for each other’s obligations to any defined benefit pension plans maintained by an entity in the controlled group or to which such entity is obligated to contribute. These obligations may include the obligation to make required pension contributions, the obligation to fund any deficit amount upon pension plan termination and the obligation to pay withdrawal liability owed to a multi-employer (union) plan to which such entity makes contributions if the entity withdraws from an underfunded multi-employer pension plan. A 2013 U.S. Federal Appeals court decision found that certain supervisory and portfolio management activities of a private equity fund could cause a fund to be considered a trade or business for these purposes, and thus, liable for withdrawal liability owed by a fund’s portfolio company to an underfunded multi-employer plan which covered the employees of the portfolio company. Accordingly, if we invested in a control type investment and if we were found to be engaged in a “trade or business” for ERISA purposes, we and the various entities in which we have a control type investment could be held liable for the defined benefit pension obligations of one or more of such investments.
We may face risks arising from our operation as a VCOC or REOC.
As discussed under “Certain ERISA Considerations” below, we may operate in a manner intended to qualify as a “venture capital operating company” (a “VCOC”) or “real estate operating company” (“REOC”) (each within the meaning of the Plan Assets Regulations), in order to avoid holding “plan assets” of any Benefit Plan Investors subject to ERISA or Section 4975 of the Code. Operating as a VCOC would require that we obtain rights to substantially participate in or influence the conduct of the management of a number of our investments and, in the case of operating as a REOC, participating in the management and development activities of the underlying real estate. In this regard, we may designate a director to serve on the board of directors of one or more portfolio entities. The designation of directors and other measures contemplated could expose our assets to claims by a portfolio entity, its security holders, and its creditors. While we intend to minimize exposure to these risks, the possibility of successful claims cannot be precluded. Because we may operate in a manner intended to qualify as a VCOC or REOC in order to avoid holding “plan assets” within the meaning of ERISA, we may be restricted or precluded from making certain investments. In addition, such operation could require us to liquidate investments at a disadvantageous time, resulting in lower proceeds than might have been the case without the need for such compliance.
General Risk Factors
We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.
Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators or other replacements for the reduced or interrupted utilities, which also could be insufficient to fully operate our facilities and could result in our inability to provide services.
Certain properties may require permits or licenses.
A license, approval or permit may be required to acquire certain investments and their direct or indirect holding companies (or registration may be required before an acquisition can be completed). There can be no guarantee of when and if such a license, approval or permit will be obtained or if the registration will be effected.
We face legal risks when making investments.
Investments are usually governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher than for other investments. In addition, it is not uncommon for investments to be exposed to a variety of other legal risks. These can include, but are not limited to, environmental issues, land expropriation and other property-related claims, industrial action and legal action from special interest groups.
We may face risks associated with short sales.
Our use of short sales for investment and/or risk management purposes subjects us to risks associated with selling short. We may engage in short sales where we do not own or have the right to acquire the security sold short at no additional cost. Our loss on a short sale theoretically could be unlimited in a case where we are unable, for whatever reason, to close out a short position.
Our short selling strategies may limit our ability to benefit from increases in the markets. Short selling also involves a form of financial leverage that may exaggerate any losses. Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to us. Finally, SEC, FINRA or other regulations relating to short selling may restrict our ability to engage in short selling.
We may incur contingent liabilities in connection with the disposition of investments.
In connection with the disposition of an investment, we may be required to make certain representations about the business, financial affairs and other aspects (such as environmental, property, tax, insurance, and litigation) of such investment typical of those made in connection with the sale of a business or other investment comparable to the investment being sold. We may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate or with respect to certain potential liabilities. These arrangements may result in the incurrence of contingent liabilities for which the Adviser may establish reserves or escrow accounts.

We will face risks associated with hedging transactions.
We may utilize a wide variety of derivative and other hedging instruments, including swap arrangements, for risk management purposes, the use of which is a highly specialized activity that may entail greater than ordinary investment risks. Any such derivatives and other hedging transactions may not be effective in mitigating risk in all market conditions or against all types of risk (including unidentified or unanticipated risks), thereby resulting in losses to us. Engaging in derivatives and other hedging transactions, including swap arrangements, may result in a poorer overall performance and operating losses for us than if we had not engaged in any such transaction, and the Adviser may not be able to effectively hedge against, or accurately anticipate, certain risks that may adversely affect our investment portfolio. In addition, our investment portfolio will always be exposed to certain risks that cannot be fully or effectively hedged, such as credit risk relating both to particular securities and counterparties as well as interest rate risks. See “—We invest in derivatives, which involve numerous risks” above.
Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.
We are subject to regulation at the local, state and federal level. New legislation may be enacted or new interpretations, ruling or regulations could be adopted, including those governing the types of investments we are permitted to make, any of which could harm us and our stockholders, potentially with retroactive effect. Anticipating policy changes and reforms may be particularly difficult during periods of heightened partisanship at the federal, state and local levels, including due to the divisiveness surrounding populist movements, political disputes and socioeconomic issues. The failure to accurately anticipate the possible outcome of such changes and/or reforms could have a material adverse effect on our returns.
In recent years, there has been increased regulatory enforcement activity and rulemaking impacting the financial services industry. Under the prior U.S. presidential administration, including at the SEC and certain other regulatory bodies, policy changes could have imposed additional costs on us and our investments, required significant attention of senior management or resulted in limitations on the manner in which we or the companies in which we invest conduct business. We cannot predict at this time whether and the extent to which the current U.S. presidential administration and newly-appointed senior officials at the SEC and other federal agencies will pursue these or other policy changes. In addition, uncertainty regarding legislation and regulations affecting the financial services industry or taxation could also adversely impact our business or the business of our tenants and our portfolio companies.
Additionally, any changes to or repeal of the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy to avail ourselves of new or different opportunities. Such changes could result in material differences to our strategies and plans as set forth in this Annual Report and may result in our investment focus shifting from the areas of expertise of the Adviser to other types of investments in which the Adviser may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our financial condition and results of operations and the value of a stockholder’s investment.

ESTIMATED USE OF PROCEEDS
The following tables present information about the net proceeds raised in this offering for each class, assuming that we sell the maximum primary offering amount of $48,000,000,000 and no shares under our distribution reinvestment plan. The tables assume that 5% of our gross offering proceeds are from the sale of Class T-2 shares, 35% of our gross offering proceeds are from the sale of Class S-2 shares, 10% of our gross offering proceeds are from the sale of Class D-2 shares and 50% of our gross offering proceeds are from the sale of Class I shares, which are estimated based on the proportion of Class T, Class S, Class D and Class I shares issued to date in our public offerings. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner within the investment guidelines approved by our board of directors, who serve as fiduciaries to our stockholders.
The actual amount of upfront selling commissions and dealer manager fees, however, will vary from the estimated amounts shown because (1) our Class T-2, Class S-2 and Class D-2 shares are sold at a price that varies monthly generally based on our prior month’s NAV per share for that class of shares and actual upfront selling commissions and dealer manager fees per Class T-2, Class S-2 and Class D-2 share are a percentage of the transaction price and (2) the upfront selling commission and dealer manager fees may be reduced in connection with certain categories of sales of Class T-2, Class S-2 and Class D-2 shares. Any reduction in upfront selling commissions and dealer manager fees will be accompanied by a corresponding reduction in the Class T-2, Class S-2 and Class D-2 per share purchase price to the applicable stockholder, but will not affect the amounts available to us for investment. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.
We intend to use the net proceeds from this offering to (1) make investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into and (3) fund repurchases under our share repurchase plan. Generally, our policy will be to pay distributions from cash flow from operations. However, subject to Maryland law and the discretion of our board of directors, we may choose to use cash flows from borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses to fund distributions to our stockholders.
The following table presents information regarding the use of proceeds raised in this offering with respect to Class T-2 shares.

	Maximum Offering of $2,400,000,000 in Class T-2 Shares
Gross Proceeds(1)	$2,400,000,000	100%
Upfront Selling Commissions and Dealer Manager Fees(2)	$81,159,420	3.38%
Organization and Offering Expenses(3)	$3,419,075	0.14%
Other Wholesaling Activities(4)	$2,625,000	0.11%
Adviser Funding of Wholesaling Activities(4)	$(2,625,000)	(0.11%)
Net Proceeds Available for Investment	$2,315,421,505	96.48%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class S-2 shares.

	Maximum Offering of $16,800,000,000 in Class S-2 Shares
Gross Proceeds(1)	$16,800,000,000	100%
Upfront Selling Commissions(2)	$568,115,942	3.38%
Organization and Offering Expenses(3)	$23,933,525	0.14%
Other Wholesaling Activities(4)	$18,375,000	0.11%
Adviser Funding of Wholesaling Activities(4)	$(18,375,000)	(0.11%)
Net Proceeds Available for Investment	$16,207,950,533	96.48%
The following table presents information regarding the use of proceeds raised in this offering with respect to Class D-2 shares.

	Maximum Offering of $4,800,000,000 in Class D-2 Shares
Gross Proceeds(1)	$4,800,000,000	100%
Upfront Selling Commissions(2)	$70,935,961	1.48%
Organization and Offering Expenses(3)	$6,838,150	0.14%
Other Wholesaling Activities(4)	$5,250,000	0.11%
Adviser Funding of Wholesaling Activities(4)	$(5,250,000)	(0.11%)
Net Proceeds Available for Investment	$4,722,225,889	98.38%
The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares.

	Maximum Offering of $24,000,000,000 in Class I Shares
Gross Proceeds(1)	$24,000,000,000	100%
Upfront Selling Commissions(2)	—	—
Organization and Offering Expenses(3)	$34,190,750	0.14%
Other Wholesaling Activities(4)	$26,250,000	0.11%
Adviser Funding of Wholesaling Activities(4)	$(26,250,000)	(0.11%)
Net Proceeds Available for Investment	$23,965,809,250	99.86%
__________________
(1)Gross offering proceeds include upfront selling commissions and dealer manager fees that the Dealer Manager is entitled to receive (including any amounts that may be retained by, or reallowed (paid) to, participating broker-dealers). We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”); however, in certain states this offering is subject to annual extensions.
(2)For Class T-2 shares, includes upfront selling commissions of 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. For Class S-2 shares, includes upfront selling commissions of 3.5% of the transaction price. For Class D-2 shares, includes upfront selling commissions of 1.5% of the transaction price. Amounts presented in the tables are less than 3.5% and 1.5%, as applicable, of gross proceeds because upfront selling commissions and dealer manager fees are calculated as 3.5% and 1.5%, as applicable, of the transaction price (which excludes upfront selling commissions and dealer manager fees), which means that upfront selling commissions expressed as a percentage of the total investment (including upfront selling commissions and dealer manager fees) are less than 3.5% and 1.5%, as applicable. We will also pay the following selling commissions over time as stockholder servicing fees to the Dealer Manager, subject to FINRA limitations on underwriting compensation: (a) for Class T-2 shares only, a representative stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T-2 shares, however, with respect to Class T-2 shares sold through certain participating broker-dealers, the representative stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the

NAV of such shares, (b) for Class S-2 shares only, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the Class S-2 shares and (c) for Class D-2 shares only, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the Class D-2 shares, in each case, payable monthly. The stockholder servicing fees are selling commissions paid over time. The stockholder servicing expenses borne by the participating brokers may be different from and substantially less than the amount of stockholder servicing fees charged. The total amount that will be paid over time for stockholder servicing fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured, the Fee Limit (if any) and the performance of our investments, and is not expected to be paid from sources other than cash flow from operating activities. See “Plan of Distribution—Underwriting Compensation—Selling Commissions and Dealer Manager Fees” and “Compensation—Stockholder Servicing Fees.”
(3)The organization and offering expense numbers shown above represent our estimates of expenses to be incurred by us in connection with this offering and include estimated wholesaling expenses reimbursable by us. See “Compensation—Organization and Offering Expense Reimbursement” for examples of the types of organization and offering expenses we may incur.
(4)The Adviser currently pays wholesaling compensation expenses and certain related expenses of persons associated with the Dealer Manager without reimbursement from us.
In the aggregate, underwriting compensation from all sources, including upfront selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

INVESTMENT OBJECTIVES AND STRATEGIES
Investment Objectives
Our investment objectives are to invest in assets that will enable us to:
•provide attractive current income in the form of regular, stable cash distributions;
•preserve and protect invested capital;
•realize appreciation in NAV from proactive investment management and asset management; and
•provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to private markets, including private commercial real estate which offers lower observed volatility than public real estate companies.
We cannot assure you that we will achieve our investment objectives. In particular, we note that the NAV of non-traded REITs may be subject to volatility related to the values of their underlying assets. See the “Risk Factors” section of this prospectus.
Investment Strategy
Through its affiliation with Blackstone Real Estate, the Adviser acquires, manages and sells properties in our portfolio on our behalf, subject to the supervision and oversight of our board of directors. Blackstone Real Estate is the world’s largest owner of commercial real estate3 with $320 billion of investor capital under management as of March 31, 2025, representing approximately $594 billion of debt and equity as of March 31, 2025. Our objective is to bring Blackstone’s leading institutional-quality real estate investment platform to income-focused investors.
Our investment strategy is to acquire primarily stabilized, income-generating commercial real estate across asset classes in the United States and, to a lesser extent, outside of the United States. These investments may include real estate-related operating companies. We also selectively invest in real estate debt investments to provide current income and, alongside our credit facilities and operating cash flow, serve as an additional source of liquidity for cash management, satisfying stock repurchases under our share repurchase plan and other purposes.
Our investment strategy seeks to capitalize on Blackstone’s scale and the real-time information provided by its real estate holdings to identify and acquire our target investments at attractive pricing. We also seek to benefit from Blackstone’s reputation and ability to transact at scale with speed and certainty, and its long-standing and extensive relationships in the real estate industry.
Our investments in primarily stabilized, income-generating U.S. commercial real estate focus on a range of asset types. These may include rental housing, industrial, net lease, data centers, hospitality, self storage, retail and office assets, as well as more targeted sectors. As of the date of this prospectus, our real estate portfolio consists of rental housing (which includes multifamily, affordable housing, student housing, single family rental housing, manufactured housing and senior housing), industrial, net lease, data centers, hospitality, self storage, retail and office assets. For additional information on the sectors in which we invest, see “Investments in Real Estate and Real Estate Debt.”
Our real estate debt strategy is focused on generating current income and contributing to our overall net returns. Alongside our credit facilities and operating cash flow, our real estate debt investments may provide an additional source of liquidity. These liquidity sources are collectively used for cash management, satisfying any stock repurchases under our share repurchase plan and other purposes. We use the Blackstone Real Estate Debt Strategies team to assist in this portion of the portfolio. The Blackstone Real Estate Debt Strategies team leverages the competitive advantages of the broader Blackstone Real Estate platform and its own proprietary investment models to seek attractive real estate debt investment opportunities throughout the capital structure.
3    World’s largest owner of commercial real estate based on estimated market value per Real Capital Analytics, as of March 31, 2025. Excludes governmental entities and religious organizations.

We believe that our structure as a perpetual-life REIT will allow us to acquire and manage our investment portfolio in a more active and flexible manner. We expect the structure to be beneficial to your investment, as we are not limited by a pre-determined operational period and the need to provide a “liquidity event” at the end of that period.
Potential Competitive Strengths
We believe our most powerful competitive strength is our affiliation with Blackstone, which is the largest buyer, seller and owner of commercial real estate in the world.4 Blackstone Real Estate has been investing since 1991, and has total investor capital under management of $320 billion representing approximately $594 billion of debt and equity as of March 31, 2025. Blackstone is the world’s largest owner of commercial real estate, with 843 real estate professionals as of March 31, 2025 located in 12 cities, including New York, London, Hong Kong, Mumbai, Sydney and Singapore. We believe our long-term success in executing our investment strategy will be supported by Blackstone Real Estate’s competitive strengths, which include:
Extensive market and asset knowledge. Blackstone has been an extremely active investor in the U.S. real estate market for 30+ years in a variety of market conditions. The breadth of the portfolio provides valuable real-time, proprietary market data that we expect will enable us to identify and act on market conditions and trends more rapidly than our competitors. The proprietary data generated by Blackstone Real Estate’s portfolio is expected to enable us to target specific themes with conviction and deploy significant amounts of discretionary capital.
A systematic and disciplined approach to acquiring and managing its real estate portfolio. Throughout its over 30-year history, Blackstone Real Estate has relied on consistent processes to limit risks and take advantage of intellectual capital across the firm. Blackstone Real Estate has one centralized Investment Committee that meets weekly to review large new investments around the world. The committee discussions are led by Blackstone’s President and Chief Operating Officer, Blackstone’s Co-Chief Investment Officer and Blackstone Real Estate’s Global Co-Heads. The Investment Committee includes all other Senior Managing Directors in Blackstone Real Estate, as well as select senior executives of Blackstone. Smaller real estate investments are reviewed by a subset of the Investment Committee. The high level of interaction between the Investment Committee and investment professionals from the inception of a transaction to closing helps identify potential issues early and enables the team to more effectively streamline resources and workflows. Post-acquisition Blackstone Real Estate manages its real estate investments through proactive asset management, as well as periodic global asset reviews and valuation meetings.
Unparalleled relationships within the industry. The resources, relationships, and proprietary information of the Blackstone organization provide a deep sourcing network for new opportunities. We believe Blackstone Real Estate sees significantly more deal flow than most of its competitors as a result of its scale, its strong ties to major financial institutions, real estate brokers, and other institutional real estate investors, and its reputation for closing with speed and certainty.
Broad experience and tenure of its senior management. The 51 Senior Managing Directors in Blackstone Real Estate have been at the firm an average of 13 years and have between 13 and 41 years of experience as of March 31, 2025. The Senior Managing Directors have a long history of working together and oversee a deeply integrated global business that relies on regular communication, regular asset and strategy reviews with the entire global team and relocations of professionals among its offices in order to effectively instill Blackstone Real Estate’s process and culture worldwide.
A reputation for executing large, complicated transactions with speed and certainty. Historically Blackstone Real Estate has faced less competition in large-scale transactions with multiple layers of complexity, due to the small number of real estate firms that are able to manage such transactions. This has enabled Blackstone to acquire assets and portfolios at attractive valuations. We believe Blackstone has earned a reputation in the market as the preeminent buyer of large, complex transactions because it is decisive and can close quickly. We believe this capability has benefited us in our acquisitions to date.
4    World’s largest owner of commercial real estate based on estimated market value per Real Capital Analytics, as of March 31, 2025. Excludes governmental entities and religious organizations.

Intense focus on asset management and value creation. Blackstone Real Estate aims to unlock value during its ownership through proactive asset management. Blackstone Real Estate recruits talented onsite managers for its investments, optimizes pricing strategies, controls costs, executes capital management projects, and seeks regulatory and zoning approvals needed to position assets for their highest and best use.
For more information regarding the Adviser and Blackstone Real Estate’s investment management business, see “Management—The Adviser and Blackstone.”
Investment Guidelines and Portfolio Allocation
Our board of directors, including our independent directors, reviews our investment portfolio not less than quarterly. In addition, our board of directors has adopted investment guidelines which set forth, among other things, guidelines for investing in our targeted property types and certain investment policies restricting certain types of investments which we describe in more detail below. Our board of directors, including our independent directors, will review the investment guidelines on an annual basis or more frequently as it deems appropriate. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors. Our board of directors may revise our investment guidelines without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter and described under “Charter-Imposed Investment Limitations” below, without the concurrence of holders of a majority of the outstanding shares entitled to vote, except for amendments that do not adversely affect the rights, preferences and privileges of our stockholders and do not require stockholder approval under Maryland law.
Our investment guidelines delegate to the Adviser authority to execute acquisitions and dispositions of investments in real estate and real estate debt, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of directors. Our board of directors will at all times have oversight over our investments and may change from time to time the scope of authority delegated to the Adviser with respect to acquisition and disposition transactions. In addition, under our investment guidelines our board of directors is required to approve any acquisition of a single property or portfolio of properties with a purchase price exceeding 10% of our most recent month-end total asset value (as measured under generally accepted accounting principles) plus the proceeds expected in good faith to be raised in our registered offering over the next twelve months. A majority of our board of directors will periodically determine that the consideration paid for property we acquire will ordinarily be based on the fair market value of the property. If a majority of our independent directors determines, or if the property is acquired from the Adviser, a director, Blackstone or any of their affiliates, such fair market value shall be determined by a qualified independent appraiser selected by our independent directors.
We will seek to invest:
•at least 80% of our assets in real estate; and
•up to 20% of our assets in real estate debt.
Notwithstanding the foregoing, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the levels provided above due to factors such as a large inflow of capital over a short period of time, the Adviser’s assessment of the relative attractiveness of opportunities, or an increase in anticipated cash requirements or repurchase requests and subject to any limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes. Certain investments, such as preferred equity investments, could be characterized as either real estate or real estate debt depending on the terms and characteristics of such investments.
Identification of Investments
Blackstone believes it sees significantly more deal flow than most of its competitors as a result of its strong ties to major real estate owners and brokers, its track record of closing on investments to which it commits, and its fair and honest treatment of counterparties. Blackstone believes it has earned a reputation as the preeminent investor in the real estate market because of its capacity to underwrite and source large, complex transactions across multiple property sectors.

In addition, Blackstone Real Estate has developed a strong network of relationships with real estate owners, leading financial institutions, operating partners, senior business executives and government officials. These relationships provide market knowledge and form the backbone of its investment-sourcing network. Blackstone has, and expects to continue to have, a significant volume of deal flow. Primary sources of Blackstone Real Estate transactions include:
•Relationships of individual Blackstone Senior Managing Directors and professionals;
•Major corporations, real estate owners and real estate operators with which Blackstone has worked in the past and that wish to divest assets or partner with Blackstone;
•Investment/commercial banks;
•Brokers/dealers; and
•Borrowers.
In Blackstone’s opinion, its strong market position makes it attractive to potential sellers, which sometimes approach Blackstone on an off-market basis because Blackstone is one of the few firms that can manage large and complex property acquisitions. This market recognition gives Blackstone leverage to achieve better pricing when negotiating such transactions.
Investments in Real Estate
To execute our investment strategy, we invest primarily in stabilized, income-generating commercial real estate across asset classes in the United States and, to a lesser extent, outside the United States We may also invest in equity of public and private real estate-related companies, including real estate-related operating companies. We may also acquire assets that require some amount of capital investment in order to be renovated or repositioned as well as develop properties and make investments in other real assets such as infrastructure.
We do not designate specific geography or sector allocations for the portfolio; rather we intend to invest in regions or asset classes where we see the best opportunities that support our investment objectives.
We may only invest in equity securities if a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.
Ownership Interests
Our Operating Partnership or one or more subsidiary entities controlled by our Operating Partnership will acquire properties on our behalf. In many cases, we will acquire the entire equity ownership interest in properties and exercise control over such properties. However, we may also enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with other investors, including affiliates of the Adviser, to acquire properties. We generally will acquire fee simple interests for the properties (in which we own both the land and the building improvements), but will from time to time invest in leased fee and leasehold interests if we believe the investment is consistent with our investment strategy and objectives.
Joint Ventures and Other Co-Ownership Arrangements
Subject to limitations in our charter, we have and expect to enter into additional joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with entities affiliated with the Adviser as well as third parties for the acquisition or improvement of properties. In certain cases, we may not control the management of the affairs of the joint venture. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders. In determining whether to invest in a particular joint venture, the Adviser will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

The terms of any particular joint venture will be established on a case-by-case basis considering all relevant facts, including the nature and attributes of the potential joint venture partner, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest in the venture. Other factors we will consider include: (1) our ability to manage and control the joint venture; (2) our ability to exit the joint venture; and (3) our ability to control transfers of interests held by other partners to the venture. Our interests may not be totally aligned with those of our partner. See “Risks Related to This Offering and Our Organizational Structure—We may make a substantial amount of joint venture investments, including with Blackstone affiliates. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of joint venture partners and disputes between us and our joint venture partners.”
In the event that the joint venture partner elects to sell property held in any such joint venture, we may not have sufficient funds to exercise any right of first refusal or other purchase right that we may have. Entering into joint ventures with other Blackstone-sponsored programs will result in certain conflicts of interest. See “Risk Factors—Risks Related to Conflicts of Interest” and “Conflicts of Interest—Transactions with Other Blackstone Accounts and Other Affiliates.”
We may enter into joint ventures with Blackstone, the Adviser, one or more of our directors or any of their affiliates, including other Blackstone-sponsored programs, only if a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other affiliate joint venture partners.
Co-Investments
We co-invest with third parties or Other Blackstone Accounts, including by dividing a portfolio of assets among us and such co-investor.
Due Diligence
Comprehensive due diligence is conducted on each property that the Adviser proposes to purchase on our behalf, including these four primary types:
•Financial Due Diligence. A preliminary review of each opportunity is conducted in order to screen the attractiveness of each transaction. The preliminary review is followed by an initial projection based on macro- and micro-economic analyses. Projection assumptions generally are developed from analysis of historical operating performance, discussions with local real estate contacts or sector experts and a review of published sources and data from Blackstone’s other portfolios. If the Adviser deems appropriate, further due diligence will be conducted, as described below, to confirm the initial financial review. The Adviser will forecast expected cash flows and analyze various scenarios and exit strategies utilizing its proprietary models and the financial information received. Blackstone believes that the speed and sophistication of its analysis provides a competitive advantage in the market.
•Books and Records. Third-party accounting consultants will be used as deemed necessary to review relevant books and records (for example, comparing rent rolls to leases for office buildings), confirm cash flow information provided by the seller and conduct other similar types of analysis.
•Physical Due Diligence. This primarily will involve an analysis of environmental and engineering matters by third-party consultants. Conclusions will be incorporated from environmental/engineering reports into the financial projection analysis. Additionally, the Adviser will investigate each potential investment and comparable properties to assess relative market position, functionality and obsolescence.
•Legal and Tax Due Diligence. The Adviser will work closely with outside counsel to review, diligence and negotiate applicable legal and property specific documents pertaining to an investment (e.g., loan documents, leases, management agreements, purchase contracts, etc.). Additionally, the Adviser will work with internal and external tax advisors to structure investments in an efficient manner.

The Adviser would not move forward on an investment if it does not satisfy its investment criteria.
Exit Strategies
We anticipate that we will hold most of our properties for 7-10 years. One of the Adviser’s primary considerations in evaluating any potential investment opportunity is the likely exit strategy. When determining whether to sell a particular asset, the Adviser will take the following steps:
•Evaluate Condition of the Property. Evaluate whether the asset is in the appropriate condition for a successful sale.
•Monitor Market Conditions. Monitor the markets to identify favorable conditions for asset sales.
•Assess Returns from the Property. Assess the returns from each investment to determine whether the expected sale price exceeds the net present value of the projected cash flows of the property.
•Evaluate Status of Business Plan. Evaluate whether it has successfully completed the value creation plan that was established at acquisition.
We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate favorable cash-on-cash returns and drive long-term cash flow and NAV growth.
Generally, we will reinvest proceeds from the sale, financing or disposition of properties in a manner consistent with our investment strategy, although we may be required to distribute such proceeds to the stockholders in order to comply with REIT requirements.
Investments in Real Estate Debt
Our real estate debt investments focus on non-distressed public and private real estate debt, including, but not limited to, CMBS, RMBS and other residential credit, real estate-related corporate credit, mortgages, mezzanine and other loans, interests of collateralized debt obligation and collateralized loan obligation vehicles and equity interests in public and private entities that invest in real estate debt as one of their core businesses, and may also include derivatives. Our investments in real estate debt will be focused in the United States, but also include investments issued or backed by real estate in countries outside the United States.
As part of our real estate debt investment strategy, we invest in CMBS. CMBS may include multi-issuer CMBS, single-issuer CMBS and “rake bonds,” in each case, relating to real estate-related companies or assets. In a typical multi-issuer CMBS issuance, one or more mortgage loans of varying size, asset type (including, but not limited to, office, retail, multifamily, hospitality, industrial and single family rental), and geography are pooled and transferred to a trust. The trust then issues a series of bonds that vary in duration, payment priority and yield. Then rating agencies (such as Moody’s, S&P or Fitch) assign credit ratings to the various bond classes ranging from investment grade to below investment grade.
The Company also invests in RMBS and other residential credit. In a typical RMBS issuance, residential mortgages of varying size and geographic location are pooled and transferred to a trust. The trust then issues a series of bonds that vary in duration, payment priority, and yield. Then rating agencies (such as S&P’s, Moody’s, or Fitch) assign credit ratings to the various bond classes ranging from investment grade to below investment grade.
We may also invest in loans, which may include commercial mortgage loans, bank loans, mezzanine loans, other interests relating to real estate and debt of companies in the business of owning and/or operating real estate-related businesses. Commercial mortgage loans are typically secured by single family, multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-generating property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower.
We may also invest in real estate-related derivatives, including, without limitation, total return swaps and credit default swaps that have real estate debt as reference assets. See “—Derivative Instruments and Hedging Activities.”

We do not intend to make loans to other persons or to engage in the purchase and sale of any types of investments other than those related to real estate and other real assets.
Mezzanine loans may take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than mortgage lending because the investment may become unsecured as a result of foreclosure by the senior lender.
Although our investments in real estate debt investments will be primarily in non-distressed CMBS and other debt investments (based on our belief that there is not a low likelihood of repayment), we may nonetheless invest in instruments of any credit quality at various levels of an issuer’s capital structure. Debt securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal, and are commonly referred to as “high yield” securities. Securities rated Caa or below and CCC or below are considered vulnerable to nonpayment and their issuers to be dependent on favorable business, financial and economic conditions to meet their financial commitments. Securities rated below Caa/CCC may include obligations already in default. Debt securities in the lowest investment grade category will likely possess speculative characteristics. Additionally, some of our investments may be structured as investments in real estate debt securities or loans but are intended to provide us with returns based on the performance of the related real estate. As such, these debt securities or loans may have risks that are similar to that which a real estate equity investment would possess.
We may also invest, without limit, in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale.
Issuing Securities for Property
Subject to limitations contained in our charter, we have issued and may in the future issue, or cause to be issued, shares of our stock or limited partnership units in our Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Our existing stockholders have no preemptive rights to purchase any such shares of our stock or limited partnership units, and any such issuance might cause a dilution of a stockholder’s initial investment. We may enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at specified times.
Investment Process for Real Estate Debt
The following is a brief summary of certain key aspects of the real estate debt investment process the Adviser expects to generally utilize:
•Fundamental Analysis. The Adviser expects to utilize an asset-by-asset valuation approach to evaluate potential investments with a focus on underlying cash flow projections, replacement costs and market-by-market supply/demand trends.
•Disciplined Investment Approach. The Adviser expects to employ conservative underwriting and rigorous due diligence with respect to each investment while carefully assessing the impact of certain potential downside scenarios.
•Leverage Proprietary Knowledge and Relationships. The Adviser expects to utilize the knowledge, relationships and expertise of the existing Blackstone Real Estate operating team to evaluate the sponsorship and collateral of potential investments.
Derivative Instruments and Hedging Activities
We may use derivatives for hedging purposes and, subject to maintaining our status as a REIT and compliance with any applicable exemption from being regulated as a commodity pool operator, we may also use derivatives for investment purposes and as a form of effective leverage. Our principal investments in derivative instruments may include investments in interest rate swaps, total return swaps, credit default swaps and indices thereon, and short sales (typically related to treasuries), but we may also invest in futures transactions, options and options on futures. See “Risk Factors—We invest in derivatives, which involve numerous risks.”
Cash, Cash Equivalents and Other Short-Term Investments
We hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT:
•money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);
•U.S. government or government agency securities; and
•Credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.
Other Investments
We may, subject to any required approvals from our board of directors, make investments other than as described above. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code and maintaining our status as a non-investment company under the Investment Company Act. We do not intend to underwrite securities of other issuers.
Borrowing Policies
We use financial leverage to provide additional funds to support our investment activities. This allows us to make more investments than would otherwise be possible, resulting in a broader portfolio and enhances the return on our equity capital. Subject to the limitation on indebtedness for money borrowed in our charter described below, our target leverage ratio is approximately 60%. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in our settled real estate debt investments. Indebtedness incurred (i) in connection with funding a deposit in advance of the closing of an investment or (ii) as other working capital advances, will not be included as part of the calculation above. Our leverage ratio would be higher if the indebtedness on our real estate debt investments and pro rata share of debt within our unconsolidated investment were taken into account.
Our real estate debt portfolio has embedded leverage through the use of reverse repurchase agreements and similar financings and may also have embedded leverage through the use of derivatives, including, but not limited to, total return swaps, securities lending arrangements and credit default swaps. During times of increased investment and capital markets activity, but subject to the limitation on indebtedness for money borrowed in our charter described below, we may employ greater leverage in order to quickly build a broader portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured property-level or entity-level debt. An example of property-level debt is a mortgage loan secured by an individual property or portfolio of properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of entity-level debt is a line of credit obtained by us or our Operating Partnership. We currently have secured and unsecured lines of credit from third parties and an uncommitted line of credit from an affiliate of Blackstone. We may decide to seek to obtain additional lines of credit under which we would reserve borrowing capacity. Borrowings under current or any future lines of credit may be used not only to repurchase shares, but also to fund acquisitions or for any other corporate purpose.
Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock generally will cause our leverage as a percentage of our net assets, or our leverage ratio, to decrease, at least temporarily. Significant outflows of equity as a result of repurchases of shares of our common stock generally will cause our leverage ratio to increase, at least temporarily.

Our leverage ratio will also increase or decrease with decreases or increases, respectively, in the value of our portfolio. If we borrow under a line of credit to fund repurchases of shares of our common stock or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.
Our board of directors reviews our aggregate borrowings at least quarterly. In connection with such review, our board of directors may determine to modify our target leverage ratio in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors. We may exceed our targeted leverage ratio at times if the Adviser deems it advisable for us. For example, if we fund a repurchase under a line of credit, we will consider actual borrowings when determining whether we are at our leverage target, but not unused borrowing capacity. If, therefore, we are at a leverage ratio in the range of 60% and we borrow additional amounts under a line of credit, or if the value of our portfolio decreases, our leverage could exceed the range of 60% of our gross real estate assets. In the event that our leverage ratio exceeds our target, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our target.
There is no limit on the amount we may borrow with respect to any individual property or portfolio. However, under our charter we may not incur indebtedness for money borrowed in an amount exceeding 300% of the cost of our net assets, which approximates borrowing 75% of the cost of our investments, unless any excess over this limit is approved by a majority of our independent directors, and disclosed to stockholders in our next quarterly report, along with justification for such excess. This limitation includes indebtedness for money borrowed with respect to our real estate debt portfolio. “Net assets” is defined as our total assets other than intangibles valued at cost (prior to deducting depreciation, reserves for bad debts and other non-cash reserves) less total liabilities.
Our charter prohibits us from obtaining loans from any of our directors, Blackstone or any of their affiliates, unless approved by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and on terms and conditions not less favorable than comparable loans between unaffiliated parties under the same or similar circumstances.
Temporary Strategies
During periods in which the Adviser determines that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our investment strategy. During these periods, subject to compliance with the Investment Company Act, we may deviate from our investment guideline of investing at least 80% of our assets in real estate and/or up to 20% of our assets in real estate debt, or invest all or any portion of our assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that the Adviser considers consistent with this strategy. During these periods, we may also determine to pay down certain of our indebtedness and have indebtedness below our target leverage or we may borrow more to provide for additional liquidity causing us to exceed our target leverage. It is impossible to predict when, or for how long, the Adviser will use these alternative strategies. There can be no assurance that such strategies will be successful.
Charter-Imposed Investment Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. In addition, our board of directors has adopted a policy to act in manner consistent with certain amendments to our charter proposed at the 2019 annual meeting of stockholders. See “ —Board Policy with Respect to Certain Charter Provisions.”
•We will not make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year;
•We will not invest in commodities or commodity futures contracts (which term does not include derivatives related to non-commodity investments, including futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets, mortgages and real estate-related securities);
•We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•We will not make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property except for mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which a mortgage loan transaction is with the Adviser, our sponsor, any of our directors or any of their affiliates, the appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by our common stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage or condition of the title;
•We will not make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;
•We will not make or invest in mortgage loans that are subordinate to any lien or other indebtedness or equity interest of any of our directors, our sponsor, the Adviser or their affiliates;
•We will not issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our share repurchase plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, (3) equity securities on a deferred payment basis or under similar arrangements or (4) options or warrants to the directors, our sponsor, the Adviser, or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to persons other than the directors, our sponsor, the Adviser, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair market value less than the value of the option or warrant on the date of grant;
•We will not engage in the business of underwriting or the agency distribution of securities issued by other persons;
•We will not acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system;
•We will not acquire equity securities unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;
•We will not violate any provisions of our charter in connection with any purchase, sale, lease, loan or other transaction involving us and one or more of Blackstone, the Adviser, our directors, or any of their affiliates;

•We will not make any investment that we believe will cause us to be classified as an “investment company” under the Investment Company Act or which would be inconsistent with our objective of qualifying and remaining to qualify as a REIT, unless our board of directors determines that REIT qualification is no longer in our best interests; or
•We will not violate any provisions of our charter in connection with any roll-up transaction, which are described under “Description of Capital Stock—Restrictions on Roll-Up Transactions.”
In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons.
Board Policy with Respect to Certain Charter Provisions
As a condition to the renewal of the registration of this offering in certain states, our board of directors adopted a policy to act in a manner consistent with the exact wording of the NASAA REIT Guidelines as agreed upon with such state regulators. Some of the changes the board policy makes to language in our charter pertains to: (i) the definition of “Independent Director,” (ii) anti-dilution voting rights of stockholders, (iii) Independent Director requirements upon a listing and (iv) roll-up transaction provisions. The above is only a summary of the modifications to our charter language implemented by our board policy with respect to certain provisions. A copy of this policy is filed as an exhibit to the registration statement of which this prospectus is a part.
Investment Company Act Considerations
We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:
•under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
•under Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest. We anticipate that our assets generally will be held in our wholly and majority-owned subsidiaries, each formed to hold a particular asset. A smaller portion of our assets are anticipated to be real estate debt.
We intend to conduct our operations so that we and most of our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most, if not all, of our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.
In addition, we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.
We will determine whether an entity is a majority-owned subsidiary of our Company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.
If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).
We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.
For purposes of determining whether we satisfy the 55%/25% test, based on the no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned subsidiaries or controlled subsidiaries as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Blackstone Accounts. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.
Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate, however, we and our subsidiaries may invest in such securities to a certain extent.
Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
To the extent that the SEC or its staff provide more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

INVESTMENTS IN REAL ESTATE AND REAL ESTATE DEBT
Portfolio Summary
The following chart allocates our investments in real estate and real estate debt based on fair value as of March 31, 2025:

Investment Allocation[1]

Real Estate Debt
5%
Real Estate
95%

Real Estate Investments
The following charts further describe the diversification of our investments in real estate based on fair value as of March 31, 2025:

Property Sector[1]

Hospitality
3%
Retail
2%
Self Storage
1%
Office
3%
Net Lease
5%
Data Centers
15%
Rental Housing
47%
Industrial
24%

Region Concentration[1]

Non-U.S.
4%
Midwest
10%
South
37%
East
20%
West
29%

__________________
(1)“Real estate investments” include wholly-owned property investments, our share of property investments held through joint ventures and equity in public and private real estate-related companies. “Real estate debt” includes our investments in CMBS, RMBS, mortgage loans, and other debt secured by real estate and real estate related assets, and excludes the impact of consolidating the loans that serve as collateral for certain of our debt securities on our Consolidated GAAP Balance Sheets. “Property Sector” weighting is measured as the asset value of real estate investments for each sector category divided by the asset value of all real estate investments, excluding the value of any third-party interests in such real estate investments. “Region Concentration” represents regions as defined by the National Council of Real Estate Fiduciaries (“NCREIF”) and the weighting is measured as the asset value of our real estate properties for each regional category divided by the asset value of all real estate properties, excluding the value of any third-party interests in such real estate properties. “Non-U.S.” reflects investments in Europe and Canada.

The following map identifies the top markets of our real estate portfolio composition based on fair value as of March 31, 2025:
The select states highlighted represent our top three states by portfolio weighting. Portfolio weighting is measured as the asset value of real estate properties for each state divided by the total asset value of all real estate properties, excluding the value of any third-party interests in such real estate investments. Sunbelt refers to ~70% concentration in the South and West regions of the U.S. as defined by NCREIF. We are invested in additional states that are not highlighted above.
As of March 31, 2025, we owned, in whole or in part, a diversified portfolio of income producing assets comprising 4,568 properties and 62,428 single family rental homes concentrated in growth markets primarily focused in Rental Housing, Industrial, Data Centers and Net Lease properties, and to a lesser extent Self Storage, Hospitality, Retail, and Office properties.
The following table provides a summary of our portfolio as of March 31, 2025:

Segment	Number of Properties(1)(2)	Sq. Feet (in thousands)/ Units/Keys(1)(2)(3)	Occupancy Rate(3)(4)	Average Effective Annual Base Rent Per Leased Square Foot/Units/Keys(3)(5)	Gross Asset Value(6) ($ in thousands)	Segment Revenue(7) ($ in thousands)	Percentage of Total Revenues
Rental Housing(8)	953	274,859 units	93%	$22,596	$56,348,848	$1,349,443	56%
Industrial	3,064	414,528 sq. ft.	92%	$6.52	28,739,987	435,942	19%
Data Centers	121	12,763 sq. ft.	100%	$15.21	18,269,925	160,029	5%
Net Lease	29	15,561 sq. ft.	100%	N/A	5,752,637	150,454	6%
Office	14	5,171 sq. ft.	98%	$42.61	3,233,513	69,832	3%
Hospitality	245	33,547 keys	73%	$193.42/$140.51	2,916,088	160,380	7%
Retail	63	8,746 sq. ft.	96%	$21.48	2,613,853	57,357	3%
Self Storage	79	5,044 sq. ft.	84%	$14.16	840,143	18,778	1%
Total	4,568		94%		$118,714,994	$2,402,215	100%
__________________
(1)Single family rental homes are included in rental housing units and are not reflected in the number of properties.
(2)Includes properties owned by unconsolidated entities.
(3)Excludes land under development related to our rental housing, industrial and data centers investments.
(4)For our industrial, net lease, data centers, retail and office investments, occupancy includes all leased square footage as of March 31, 2025. For our multifamily, student housing and affordable housing investments, occupancy is defined as the percentage of actual rent divided by gross potential rent (defined as actual rent for occupied units and market rent for vacant units) for the three months ended March 31, 2025. For our single family rental housing investments, the occupancy rate includes occupied homes for the month ended March 31, 2025. For our self storage, manufactured housing and senior living investments, the occupancy rate includes occupied square footage, occupied sites and occupied units, respectively, as of March 31, 2025. The average occupancy rate for our hospitality investments includes paid occupied rooms for the 12 months ended March 31, 2025. Hospitality investments owned less than 12 months are excluded from the average occupancy rate calculation. Total occupancy is weighted by the total value of all consolidated real estate properties, excluding our hospitality investments, and any third party interests in such properties. Unconsolidated investments are excluded from occupancy rate calculations.
(5)For multifamily and rental housing properties other than manufactured housing, average effective annual base rent represents the base rent for the three months ended March 31, 2025 per leased unit, and excludes tenant recoveries, straight-line rent, and above-market and below-market lease amortization. For manufactured housing, industrial, net lease, data centers, self storage, office, and retail properties, average effective annual base rent represents the annualized March 31, 2025 base rent per leased square foot or unit and excludes tenant recoveries, straight-line rent, and above-market and below-market lease amortization. For hospitality properties, average effective annual base rent represents average daily rate (“ADR”) and revenue per available Room (“RevPAR”), respectively, for the 12 months ended March 31, 2025. Hospitality investments owned less than 12 months are excluded from the ADR and RevPAR calculations. Unconsolidated investments are excluded from average effective annual base rent calculations.
(6)Measured as the total fair value of real estate investments for each sector, excluding the value of any third-party interests in such real estate investments.
(7)Segment revenue is determined in accordance with GAAP for the three months ended March 31, 2025 and includes our allocable share of revenues generated by unconsolidated entities.
(8)Rental Housing includes multifamily and other types of rental housing such as student, affordable, manufactured and single family rental housing, as well as senior living. Rental Housing units include multifamily units, student housing units, affordable housing units, manufactured housing sites, single family rental homes and senior living units.
Real Estate
The following table provides information regarding our real estate portfolio as of March 31, 2025:

Segment and Investment	Number of Properties(1)(2)	Location	Acquisition Date	Ownership Interest(3)	Sq. Feet (in thousands)/Units/Keys(2)(4)	Occupancy Rate(4)(5)
Rental Housing:
TA Multifamily Portfolio	2	Palm Beach Gardens, FL & Gurnee, IL	Apr. 2017	100%	959 units	95%
Emory Point	1	Atlanta, GA	May 2017	100%	750 units	93%
Nevada West Multifamily	3	Las Vegas, NV	May 2017	100%	972 units	93%
Mountain Gate & Trails Multifamily	2	Las Vegas, NV	June 2017	100%	539 units	95%
Elysian West Multifamily	1	Las Vegas, NV	July 2017	100%	466 units	93%
Gilbert Multifamily	2	Gilbert, AZ	Sept. 2017	90%	748 units	95%
ACG II Multifamily	3	Various	Sept. 2017	94%	740 units	94%
Olympus Multifamily	3	Jacksonville, FL	Nov. 2017	95%	1,032 units	93%
Amberglen West Multifamily	1	Hillsboro, OR	Nov. 2017	100%	396 units	93%
Aston Multifamily Portfolio	3	Various	Various	100%	576 units	93%
Talavera and Flamingo Multifamily	2	Las Vegas, NV	Dec. 2017	100%	674 units	94%
Montair Multifamily	1	Thornton, CO	Dec. 2017	100%	320 units	87%
Signature at Kendall Multifamily	2	Miami, FL	Dec. 2017	100%	546 units	94%
Wave Multifamily Portfolio	3	Various	May 2018	100%	1,248 units	92%
ACG III Multifamily	2	Gresham, OR & Turlock, CA	May 2018	95%	475 units	94%
Carroll Florida Multifamily	1	Jacksonville, FL	May 2018	100%	320 units	93%
Solis at Flamingo	1	Las Vegas, NV	June 2018	95%	524 units	94%
Coyote Multifamily Portfolio	6	Phoenix, AZ	Aug. 2018	100%	1,754 units	94%
Avanti Apartments	1	Las Vegas, NV	Dec. 2018	100%	414 units	93%
Gilbert Heritage Apartments	1	Phoenix, AZ	Feb. 2019	90%	256 units	96%
Roman Multifamily Portfolio	9	Various	Feb. 2019	100%	2,403 units	94%
Citymark Multifamily 2-Pack	1	Lithia Springs, GA	Apr. 2019	100%	240 units	92%
Raider Multifamily Portfolio	4	Las Vegas, NV	Various	100%	1,514 units	93%
Bridge II Multifamily Portfolio	4	Various	Various	100%	1,562 units	92%
Miami Doral 2-Pack	2	Miami, FL	May 2019	100%	720 units	96%
Davis Multifamily 2-Pack	2	Raleigh, NC & Jacksonville, FL	May 2019	100%	454 units	93%
Slate Savannah	1	Savannah, GA	May 2019	90%	272 units	95%
Amara at MetroWest	1	Orlando, FL	May 2019	95%	411 units	94%
Edge Las Vegas	1	Las Vegas, NV	June 2019	95%	296 units	94%
ACG IV Multifamily	2	Woodland, CA & Puyallup, WA	June 2019	95%	606 units	93%
Perimeter Multifamily 3-Pack	3	Atlanta, GA	June 2019	100%	691 units	94%
Anson at the Lakes	1	Charlotte, NC	June 2019	100%	694 units	93%

Segment and Investment	Number of Properties(1)(2)	Location	Acquisition Date	Ownership Interest(3)	Sq. Feet (in thousands)/Units/Keys(2)(4)	Occupancy Rate(4)(5)
Edgewater at the Cove	1	Oregon City, OR	Aug. 2019	100%	248 units	92%
Haven 124 Multifamily	1	Denver, CO	Sept. 2019	100%	562 units	90%
Villages at McCullers Walk Multifamily	1	Raleigh, NC	Oct. 2019	100%	412 units	94%
Canopy at Citrus Park Multifamily	1	Largo, FL	Oct. 2019	90%	318 units	93%
Ridge Multifamily Portfolio	2	Las Vegas, NV	Oct. 2019	90%	456 units	94%
Evolve at Timber Creek Multifamily	1	Garner, NC	Nov. 2019	100%	304 units	94%
Arium Multifamily Portfolio	3	Various	Dec. 2019	100%	972 units	94%
Acorn Multifamily Portfolio	16	Various	Feb. & May 2020	98%	6,636 units	92%
Indigo West Multifamily	1	Orlando, FL	Mar. 2020	100%	456 units	92%
Park & Market Multifamily	1	Raleigh, NC	Oct. 2020	100%	409 units	96%
Cortland Lex Multifamily	1	Alpharetta, GA	Oct. 2020	100%	360 units	93%
The Palmer Multifamily	1	Charlotte, NC	Oct. 2020	90%	318 units	94%
Jaguar Multifamily Portfolio	6	Various	Nov. & Dec. 2020	100%	2,375 units	94%
Kansas City Multifamily Portfolio	1	Overland Park, KS	Dec. 2020	100%	380 units	96%
Cortona South Tampa Multifamily	1	Tampa, FL	Apr. 2021	100%	300 units	93%
Rosery Multifamily Portfolio	1	Largo, FL	Apr. 2021	100%	224 units	92%
Encore Tessera Multifamily	1	Phoenix, AZ	May 2021	80%	240 units	95%
Acorn 2.0 Multifamily Portfolio	14	Various	Various	98%	5,921 units	93%
Vue at Centennial Multifamily	1	Las Vegas, NV	June 2021	100%	372 units	95%
Charlotte Multifamily Portfolio	2	Charlotte, NC	June & Aug. 2021	100%	576 units	94%
Haven by Watermark Multifamily	1	Denver, CO	June 2021	100%	206 units	92%
Legacy North Multifamily	1	Plano, TX	Aug. 2021	100%	1,675 units	94%
The Brooke Multifamily	1	Atlanta, GA	Aug. 2021	100%	537 units	91%
One Boynton Multifamily	1	Boynton Beach, FL	Aug. 2021	100%	494 units	93%
Town Lantana Multifamily	1	Lantana, FL	Sept. 2021	90%	360 units	94%
Ring Multifamily Portfolio	12	Various	Sept. 2021	100%	3,030 units	94%
Villages at Pecan Grove Multifamily	1	Holly Springs, NC	Nov. 2021	100%	336 units	96%
Cielo Morrison Multifamily Portfolio	2	Charlotte, NC	Nov. 2021	90%	419 units	94%
FiveTwo at Highland Multifamily	1	Austin, TX	Nov. 2021	90%	390 units	95%
Roman 2.0 Multifamily Portfolio	18	Various	Dec. 2021 & Jan. 2022	100%	5,876 units	94%
Kapilina Beach Homes Multifamily	1	Ewa Beach, HI	Dec. 2021	100%	1,459 units	91%
SeaTac Multifamily Portfolio	2	Edgewood & Everett, WA	Dec. 2021	90%	480 units	94%
Villages at Raleigh Beach Multifamily	1	Raleigh, NC	Jan. 2022	100%	392 units	95%
Raider 2.0 Multifamily Portfolio	3	Las Vegas & Henderson, NV	Mar. & Apr. 2022	100%	1,390 units	94%
Dallas Multifamily Portfolio	2	Irving & Fort Worth, TX	Apr. 2022	90%	759 units	93%
Carlton at Bartram Park Multifamily	1	Jacksonville, FL	Apr. 2022	100%	750 units	94%
Overlook Multifamily Portfolio	2	Malden & Revere, MA	Apr. 2022	100%	1,386 units	92%
Harper Place at Bees Ferry Multifamily	1	Charleston, SC	Apr. 2022	100%	195 units	94%
Rapids Multifamily Portfolio	35	Various	May 2022	100%	10,431 units	93%
8 Spruce Street Multifamily	1	New York, NY	May 2022	100%	900 units	94%
Pike Multifamily Portfolio(6)	41	Various	June 2022	100%	11,349 units	94%
ACG V Multifamily	2	Stockton, CA	Sept. 2022	95%	449 units	96%
Tricon - Multifamily(7)	11	Various	May 2024	Various(7)	1,795 units	(5)
Highroads MH	2	Phoenix, AZ	Apr. 2018	99.6%	198 units	98%
Evergreen Minari MH	2	Phoenix, AZ	June 2018	99.6%	115 units	96%
Southwest MH	10	Various	June 2018	99.6%	2,250 units	92%
Hidden Springs MH	1	Desert Hot Springs, CA	July 2018	99.6%	317 units	87%
SVPAC MH	2	Phoenix, AZ	July 2018	99.6%	233 units	100%
Riverest MH	1	Tavares, FL	Dec. 2018	99.6%	130 units	96%
Angler MH Portfolio	4	Phoenix, AZ	Apr. 2019	99.6%	770 units	94%

Segment and Investment	Number of Properties(1)(2)	Location	Acquisition Date	Ownership Interest(3)	Sq. Feet (in thousands)/Units/Keys(2)(4)	Occupancy Rate(4)(5)
Florida MH 4-Pack	4	Various	Apr. & July 2019	99.6%	799 units	92%
Impala MH	3	Phoenix & Chandler, AZ	July 2019	99.6%	333 units	97%
Clearwater MHC 2-Pack	2	Clearwater, FL	Mar. & Aug. 2020	99.6%	207 units	89%
Legacy MH Portfolio	7	Various	Apr. 2020	99.6%	1,896 units	91%
May Manor MH	1	Lakeland, FL	June 2020	99.6%	297 units	79%
Royal Oaks MH	1	Petaluma, CA	Nov. 2020	99.6%	94 units	100%
Southeast MH Portfolio	22	Various	Dec. 2020	99.6%	5,858 units	92%
Redwood Village MH	1	Santa Rosa, CA	July 2021	99.6%	67 units	100%
Courtly Manor MH	1	Hialeah, FL	Oct. 2021	99.6%	525 units	100%
Crescent Valley MH	1	Newhall, CA	Nov. 2021	99.6%	85 units	93%
EdR Student Housing Portfolio	1	Athens, GA	Sept. 2018	60.0%	267 units	91%
Mercury 3100 Student Housing	1	Orlando, FL	Feb. 2021	100%	228 units	89%
Signal Student Housing Portfolio	8	Various	Aug. 2021	96%	1,749 units	92%
Standard at Fort Collins Student Housing	1	Fort Collins, CO	Nov. 2021	97%	237 units	98%
Intel Student Housing Portfolio	4	Reno, NV	Various	98%	805 units	95%
Signal 2.0 Student Housing Portfolio	2	Buffalo, NY & Athens, GA	Dec. 2021	97%	366 units	92%
Robin Student Housing Portfolio	7	Various	Mar. 2022	98%	1,493 units	85%
Legacy on Rio Student Housing	1	Austin, TX	Mar. 2022	97%	149 units	90%
Mark at Tucson Student Housing	1	Mountain, AZ	Apr. 2022	97%	154 units	92%
Legacy at Baton Rouge Student Housing	1	Baton Rouge, LA	May 2022	97%	300 units	97%
American Campus Communities	140	Various	Aug. 2022	69%	33,545 units	93%
Home Partners of America(8)	N/A(1)	Various	Various	Various(8)	24,874 units	94%
Tricon - Single Family Rental(9)	N/A(1)	Various	May 2024	Various(9)	37,554 units	(5)
Quebec Independent Living Portfolio	5	Quebec, Canada	Aug. 2021 & Aug. 2022	100%	1,449 units	94%
Ace Affordable Housing Portfolio(10)	399	Various	Dec. 2021	Various(10)	55,571 units	93%
Florida Affordable Housing Portfolio	43	Various	Various	100%	10,965 units	97%
Palm Park Affordable Housing	1	Boynton Beach, FL	May 2022	100%	160 units	98%
Wasatch 2-Pack	2	Spring Valley, CA & Midvale, UT	Oct. 2022	100%	350 units	93%
Total Rental Housing	953				274,859 units

Industrial:
HS Industrial Portfolio	30	Various	Apr. 2017	100%	4,903 sq. ft.	96%
Southeast Industrial Portfolio	2	Jacksonville, FL & La Vergne, TN	Nov. 2017	100%	806 sq. ft.	50%
Kraft Chicago Industrial Portfolio	3	Aurora, IL	Jan. 2018	100%	1,693 sq. ft.	100%
Canyon Industrial Portfolio	110	Various	Mar. 2018	100%	16,897 sq. ft.	92%
HP Cold Storage Industrial Portfolio	6	Various	May 2018	100%	2,259 sq. ft.	100%
Meridian Industrial Portfolio	56	Various	Nov. 2018	100%	7,776 sq. ft.	92%
Summit Industrial Portfolio	8	Atlanta, GA	Dec. 2018	100%	631 sq. ft.	91%
4500 Westport Drive	1	Harrisburg, PA	Jan. 2019	100%	179 sq. ft.	100%
Minneapolis Industrial Portfolio	34	Minneapolis, MN	Apr. 2019	100%	2,459 sq. ft.	96%

Segment and Investment	Number of Properties(1)(2)	Location	Acquisition Date	Ownership Interest(3)	Sq. Feet (in thousands)/Units/Keys(2)(4)	Occupancy Rate(4)(5)
Atlanta Industrial Portfolio	61	Atlanta, GA	May 2019	100%	3,779 sq. ft.	96%
Patriot Park Industrial Portfolio	2	Durham, NC	Sept. 2019	100%	323 sq. ft.	100%
Denali Industrial Portfolio	18	Various	Sept. 2019	100%	4,098 sq. ft.	94%
Jupiter 12 Industrial Portfolio	276	Various	Sept. 2019	100%	52,294 sq. ft.	94%
2201 Main Street	1	San Diego, CA	Oct. 2019	100%	260 sq. ft.	100%
Triangle Industrial Portfolio	24	Greensboro, NC	Jan. 2020	100%	2,434 sq. ft.	87%
Midwest Industrial Portfolio	27	Various	Feb. 2020	100%	5,940 sq. ft.	88%
Pancal Industrial Portfolio	12	Various	Feb. & Apr. 2020	100%	2,109 sq. ft.	95%
Diamond Industrial	1	Pico Rivera, CA	Aug. 2020	100%	243 sq. ft.	100%
Inland Empire Industrial Portfolio	2	Etiwanda & Fontana, CA	Sept. 2020	100%	404 sq. ft.	100%
Shield Industrial Portfolio	12	Various	Dec. 2020	100%	1,978 sq. ft.	100%
7520 Georgetown Industrial	1	Indianapolis, IN	Dec. 2020	100%	425 sq. ft.	100%
WC Infill Industrial Portfolio(11)	18	Various	Jan. & Aug. 2021	85%	3,147 sq. ft.	(5)
Vault Industrial Portfolio(11)	35	Various	Jan. 2021	46%	6,597 sq. ft.	(5)
Chicago Infill Industrial Portfolio	7	Various	Feb. 2021	100%	1,058 sq. ft.	100%
Greensboro Industrial Portfolio	19	Various	Apr. 2021	100%	2,068 sq. ft.	80%
I-85 Southeast Industrial Portfolio	4	Various	July & Aug. 2021	100%	739 sq. ft.	100%
Alaska Industrial Portfolio(11)	27	Various UK	July & Oct. 2021	22%	8,735 sq. ft.	(5)
Capstone Industrial Portfolio	2	Brooklyn Park, MN	Sept. 2021	100%	219 sq. ft.	100%
Winston Industrial Portfolio(12)	112	Various	Oct. 2021	Various(12)	29,093 sq. ft.	92%
Procyon Distribution Center Industrial	1	Las Vegas, NV	Oct. 2021	100%	122 sq. ft.	45%
Northborough Industrial Portfolio	2	Marlborough, MA	Oct. 2021	100%	600 sq. ft.	100%
Coldplay Logistics Portfolio(11)	17	Various Germany	Oct. 2021	10%	1,742 sq. ft.	(5)
Canyon 2.0 Industrial Portfolio	93	Various	Nov. 2021	99%	13,913 sq. ft.	87%
Tropical Sloane Las Vegas Industrial	1	Las Vegas, NV	Nov. 2021	100%	171 sq. ft.	100%
Explorer Industrial Portfolio(11)	325	Various	Nov. 2021	12%	69,848 sq. ft.	(5)
Evergreen Industrial Portfolio(11)	11	Various Europe	Dec. 2021	10%	5,545 sq. ft.	(5)
Maplewood Industrial	13	Various	Dec. 2021	100%	2,969 sq. ft.	74%
Meadowland Industrial Portfolio	3	Las Vegas, NV	Dec. 2021	100%	1,138 sq. ft.	92%
Bulldog Industrial Portfolio	7	Suwanee, GA	Dec. 2021	100%	512 sq. ft.	97%
SLC NW Commerce Industrial	3	Salt Lake City, UT	Dec. 2021	100%	529 sq. ft.	100%
Bluefin Industrial Portfolio(11)	68	Various	Dec. 2021	23%	10,282 sq. ft.	(5)
73 Business Center Industrial Portfolio	1	Greensboro, NC	Dec. 2021	100%	217 sq. ft.	54%
Amhurst Industrial Portfolio	8	Waukegan, IL	Mar. 2022	100%	1,280 sq. ft.	88%
Shoals Logistics Center Industrial	1	Austell, GA	Apr. 2022	100%	254 sq. ft.	100%
Durham Commerce Center Industrial	1	Durham, NC	Apr. 2022	100%	132 sq. ft.	100%
Mileway Industrial Portfolio(11)	1,598	Various Europe	Various	15%	141,728 sq. ft.	(5)
Total Industrial	3,064				414,528 sq. ft.

Data Centers:
D.C. Powered Shell Warehouse Portfolio	9	Ashburn & Manassas, VA	June & Dec. 2019	90%	1,471 sq. ft.	100%
Highpoint Powered Shell Portfolio	2	Sterling, VA	June 2021	100%	434 sq. ft.	100%
QTS Data Centers(11)	107	Various	Aug. 2021	35.4%	10,066 sq. ft.	(5)
Atlantic Powered Shell Portfolio	3	Sterling, VA	Apr. 2022	100%	792 sq. ft.	100%
Total Data Centers	121				12,763 sq. ft.

Net Lease:
Bellagio Net Lease	1	Las Vegas, NV	Nov. 2019	49%	8,507 sq. ft.	100%
Cosmopolitan Net Lease	1	Las Vegas, NV	May 2022	80%	6,902 sq. ft.	100%
Reliant Net Lease	27	Various	Nov. 2019	25%	152 sq. ft.	(5)
Total Net Lease	29				15,561 sq. ft.

Segment and Investment	Number of Properties(1)(2)	Location	Acquisition Date	Ownership Interest(3)	Sq. Feet (in thousands)/Units/Keys(2)(4)	Occupancy Rate(4)(5)
Office:
EmeryTech Office	1	Emeryville, CA	Oct. 2019	100%	234 sq. ft.	88%
Coleman Highline Office	1	San Jose, CA	Oct. 2020	100%	357 sq. ft.	100%
Atlanta Tech Center Office	1	Atlanta, GA	May 2021	100%	361 sq. ft.	100%
Atlantic Complex Office	3	Toronto, Canada	Nov. 2021	97%	259 sq. ft.	99%
One Manhattan West(11)	1	New York, NY	Mar. 2022	49%	2,081 sq. ft.	(5)
One Culver Office	1	Culver City, CA	Mar. 2022	90%	373 sq. ft.	100%
Montreal Office Portfolio	2	Westmount, QC & Montreal, QC	Mar. 2022	98%	412 sq. ft.	95%
Atlanta Tech Center 2.0 Office	1	Atlanta, GA	June 2022	100%	318 sq. ft.	100%
Pike Office Portfolio(6)	2	San Antonio, TX	June 2022	100%	259 sq. ft.	86%
Adare Office	1	Dublin, Ireland	Aug. 2022	75%	517 sq. ft.	100%
Total Office	14				5,171 sq. ft.

Hospitality:
Hyatt Place UC Davis	1	Davis, CA	Jan. 2017	100%	127 keys	67%
Hyatt Place San Jose Downtown	1	San Jose, CA	June 2017	100%	240 keys	73%
Florida Select-Service 4-Pack	1	Tampa, FL	July 2017	100%	113 keys	83%
Hyatt House Downtown Atlanta	1	Atlanta, GA	Aug. 2017	100%	150 keys	67%
Boston/Worcester Select-Service 3-Pack	1	Chelsea, MA	Oct. 2017	100%	140 keys	84%
Henderson Select-Service 2-Pack	2	Henderson, NV	May 2018	100%	228 keys	78%
Orlando Select-Service 2-Pack	2	Orlando, FL	May 2018	100%	254 keys	83%
Corporex Select Service Portfolio	1	Rohnert Park, CA	Aug. 2018	100%	102 keys	69%
Hampton Inn & Suites Federal Way	1	Seattle, WA	Oct. 2018	100%	142 keys	73%
Courtyard Kona	1	Kailua-Kona, HI	Mar. 2019	100%	455 keys	73%
Raven Select Service Portfolio	14	Various	June 2019	100%	1,649 keys	72%
Urban 2-Pack	1	Chicago, IL	July 2019	100%	337 keys	72%
Hyatt Regency Atlanta	1	Atlanta, GA	Sept. 2019	100%	1,260 keys	67%
RHW Select Service Portfolio	6	Various	Nov. 2019	100%	557 keys	68%
Key West Select Service Portfolio	4	Key West, FL	Oct. 2021	100%	519 keys	80%
Sunbelt Select Service Portfolio	3	Various	Dec. 2021	100%	716 keys	71%
HGI Austin University Select Service	1	Austin, TX	Dec. 2021	100%	214 keys	69%
Sleep Extended Stay Hotel Portfolio(11)	196	Various	July 2022	30%	24,935 keys	(5)
Halo Select Service Portfolio	7	Various	Aug. & Oct. 2022	100%	1,409 keys	75%
Total Hospitality	245				33,547 keys

Retail:
Bakers Centre	1	Philadelphia, PA	Mar. 2017	100%	238 sq. ft.	100%
Plaza Del Sol Retail	1	Burbank, CA	Oct. 2017	100%	167 sq. ft.	99%
Vista Center	1	Miami, FL	Aug. 2018	100%	89 sq. ft.	96%
El Paseo Simi Valley	1	Simi Valley, CA	June 2019	100%	108 sq. ft.	97%
Towne Center East	1	Signal Hill, CA	Sept. 2019	100%	163 sq. ft.	99%
Plaza Pacoima	1	Pacoima, CA	Oct. 2019	100%	204 sq. ft.	100%
Canarsie Plaza	1	Brooklyn, NY	Dec. 2019	100%	274 sq. ft.	100%
SoCal Grocery Portfolio	6	Various	Jan. 2020	100%	685 sq. ft.	97%
Northeast Tower Center	1	Philadelphia, PA	Aug. 2021	100%	301 sq. ft.	100%
Southeast Retail Portfolio(11)	6	Various	Oct. 2021	50%	1,228 sq. ft.	(5)
Bingo Retail Portfolio	10	Various	Dec. 2021	100%	1,767 sq. ft.	97%
Pike Retail Portfolio(6)(13)	32	Various	June 2022	Various(13)	3,491 sq. ft.	95%
Tricon-Retail(11)	1	Ontario, Canada	May 2024	12%	31 sq. ft.	(5)
Total Retail	63				8,746 sq. ft.

Segment and Investment	Number of Properties(1)(2)	Location	Acquisition Date	Ownership Interest(3)	Sq. Feet (in thousands)/Units/Keys(2)(4)	Occupancy Rate(4)(5)
Self Storage:
East Coast Storage Portfolio	20	Various	Aug. 2019	98%	1,250 sq. ft.	85%
Phoenix Storage 2-Pack	2	Phoenix, AZ	Mar. 2020	98%	111 sq. ft.	86%
Cactus Storage Portfolio	18	Various	Sept. & Oct. 2020	98%	1,089 sq. ft.	84%
Caltex Storage Portfolio	4	Various	Nov. & Dec. 2020	98%	241 sq. ft.	86%
Florida Self Storage Portfolio	2	Cocoa & Rockledge, FL	Dec. 2020	98%	158 sq. ft.	81%
Pace Storage Portfolio	1	Pace, FL	Dec. 2020	98%	72 sq. ft.	81%
Flamingo Self Storage Portfolio	6	Various	Various	98%	376 sq. ft.	82%
Alpaca Self Storage Portfolio	26	Various	Apr. 2022	98%	1,747 sq. ft.	84%
Total Self Storage	79				5,044 sq. ft.

Total Investments in Real Estate	4,568
__________________
(1)Rental Housing includes multifamily and other types of rental housing such as student, affordable, manufactured, and single family rental housing, as well as senior living. Rental Housing units include multifamily units, student housing units, affordable housing units, manufactured housing sites, single family rental homes and senior living units. Single family rental homes are accounted for in rental housing units and are not reflected in the number of properties.
(2)Includes properties owned by unconsolidated entities.
(3)Certain of our joint venture agreements provide the seller or the other partner a profits interest based on achieving certain internal rate of return hurdles. Such investments are consolidated by us and any profits interest due to the other partners is reported within non-controlling interests.
(4)Excludes land under development related to our rental housing, industrial and data centers investments.
(5)For our industrial, net lease, data centers, retail and office investments, occupancy includes all leased square footage as of March 31, 2025. For our multifamily, student housing and affordable housing investments, occupancy is defined as the percentage of actual rent divided by gross potential rent (defined as actual rent for occupied units and market rent for vacant units) for the three months ended March 31, 2025. For our single family rental housing investments, the occupancy rate includes occupied homes for the month ended March 31, 2025. For our self storage, manufactured housing and senior living investments, the occupancy rate includes occupied square footage, occupied sites and occupied units, respectively, as of March 31, 2025. The average occupancy rate for our hospitality investments includes paid occupied rooms for the 12 months ended March 31, 2025. Hospitality investments owned less than 12 months are excluded from the average occupancy rate calculation. Unconsolidated investments are excluded from occupancy rate calculations.
(6)Represents acquisition of Preferred Apartment Communities (“PAC”).
(7)Includes various ownership interests in 11 unconsolidated multifamily properties.
(8)Includes a 100% interest in 14,703 consolidated single family rental homes, a 44% interest in 8,522 unconsolidated single family rental homes, and a 12% interest in 1,649 unconsolidated single family rental homes.
(9)Includes various ownership interests in 37,554 unconsolidated single family rental homes
(10)Includes various ownership interests in 394 consolidated affordable housing properties and five unconsolidated affordable housing properties.
(11)Investment is unconsolidated.
(12)Includes various ownership interests in 92 consolidated industrial properties and 20 unconsolidated industrial properties.
(13)Includes 31 wholly-owned retail properties and a 50% interest in one unconsolidated retail property.

Lease Expirations
The following schedule details the expiring leases at our consolidated industrial, net lease, data centers, retail, and office properties by annualized base rent and square footage as of March 31, 2025 ($ and square feet data in thousands). The table below excludes our rental housing and self storage properties as substantially all leases at such properties expire within 12 months:

Year	Number of Expiring Leases	Annualized Base Rent(1)	% of Total Annualized Base Rent Expiring	Square Feet	% of Total Square Feet Expiring
2025 (remaining)	427	$86,144	5%	24,060	13%
2026	648	193,541	11%	29,859	16%
2027	754	228,159	13%	30,882	17%
2028	637	208,944	12%	28,764	15%
2029	501	198,991	11%	23,517	13%
2030	331	165,315	9%	19,597	10%
2031	120	41,726	2%	4,737	3%
2032	80	49,470	3%	4,522	2%
2033	73	34,760	2%	2,440	1%
2034	64	25,013	1%	3,196	2%
Thereafter	132	556,415	31%	15,134	8%
Total	3,767	$1,788,478	100%	186,708	100%
__________________
(1)Annualized base rent is determined from the annualized base rent per leased square foot as of March 31, 2025 and excludes tenant recoveries, straight-line rent, and above-market and below-market lease amortization.
Investments in Real Estate Debt
The following charts further describe the diversification of our investments in real estate debt by credit rating and collateral type based on fair value as of March 31, 2025:

__________________
(1)Includes our investments in CMBS, RMBS, mortgage loans, and other debt secured by real estate assets, and excludes the impact of consolidating the loans that serve as collateral for certain of our debt securities on our Consolidated GAAP Balance Sheets.
(2)Not rated positions have a weighted-average LTV at origination of 56%, are primarily composed of 49% industrial and 49% rental housing assets.
The following table details our investments in real estate debt as of March 31, 2025 ($ in thousands):

	March 31, 2025
Type of Security/Loan(1)	Weighted Average Coupon(2)	Weighted Average Maturity Date(3)	Face Amount	Cost Basis	Fair Value
CMBS(4)	+4.3%	5/5/2033	$5,345,086	$5,294,187	$5,055,804
RMBS	4.2%	2/3/2058	171,128	168,233	129,560
Corporate bonds	4.9%	5/26/2028	55,779	56,003	52,693
Total real estate securities	8.3%	11/27/2033	5,571,993	5,518,423	5,238,057
Commercial real estate loans	+4.6%	9/24/2027	976,751	968,526	969,615
Other investments(5)(6)	5.7%	9/21/2029	287,094	275,910	337,638
Total investments in real estate debt	8.2%	10/10/2032	$6,835,838	$6,762,859	$6,545,310
__________________
(1)Includes our investments in CMBS, RMBS, mortgage loans, and other debt secured by real estate assets, and exclude the impact of consolidating the loans that serve as collateral for certain of our debt securities on our Consolidated GAAP Balance Sheets.
(2)The symbol “+” refers to the relevant floating benchmark rates, which include SOFR, SONIA, and EURIBOR, as applicable to each security and loan. Fixed rate CMBS and commercial real estate loans are reflected as a spread over the relevant floating benchmark rates as of March 31, 2025 for purposes of the weighted-averages. Weighted average coupon for CMBS does not include zero-coupon securities. As of March 31, 2025, we have interest rate swaps outstanding with a notional value of $0.4 billion that effectively convert a portion of our fixed rate investments in real estate debt to floating rates. Total weighted average coupon does not include the impact of such interest rate swaps or other derivatives.
(3)Weighted average maturity date is based on the fully extended maturity date of the instrument.
(4)Face amount excludes interest-only securities with a notional amount of $4.1 billion as of March 31, 2025. In addition, CMBS includes zero-coupon securities of $0.2 billion as of March 31, 2025.
(5)Includes interests in unconsolidated joint ventures that hold investments in real estate debt.
(6)Weighted average coupon rate and weighted average maturity date exclude our investment in a joint venture with the Federal Deposit Insurance Corporation (“FDIC”).

MANAGEMENT
Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained the Adviser to manage the acquisition and dispositions of our investments, subject to the board of directors’ supervision.
We have a eight-member board. Our board of directors may change the number of directors, but not to fewer than three directors nor, unless we amend our bylaws, more than 15. Our charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director. Our charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with Blackstone Real Estate or the Adviser. Pursuant to our charter and the policy adopted by our board of directors with respect to certain charter provisions, a director is deemed to be associated with Blackstone Real Estate or the Adviser if he or she owns, or has owned in the last two years, any interest (other than ownership of an interest that was (a) divested before the appointment to our board of directors and (b) de minimis relative to its owner’s net worth) in, is employed by, is an officer or director of, or has any material business or professional relationship with Blackstone Real Estate, the Adviser or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Blackstone Real Estate or advised by the Adviser. A business or professional relationship will be deemed material per se if the aggregate gross income derived by the director from Blackstone Real Estate, the Adviser or any of their affiliates exceeds 5% of (1) the director’s annual gross income derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect association is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, Blackstone Real Estate, the Adviser or any of their affiliates. Our charter requires that a director have at least three years of relevant experience demonstrating the knowledge required to successfully acquire and manage the type of assets that we intend to acquire. Our charter also requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. Our charter and bylaws have been ratified by our board of directors, including a majority of our independent directors.
Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of a special meeting called to remove a director must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. A vacancy on our board of directors may be filled only by a vote of a majority of the remaining directors, or in the case of election of an independent director, after nomination by a majority of the remaining independent directors (if any remaining directors are independent directors). Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.
Our board of directors generally meets quarterly or more frequently if necessary, in addition to meetings of any committees of the board of directors described below. Our directors are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their fiduciary responsibilities, our directors will rely heavily on the Adviser and on information provided by the Adviser. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and the Adviser. Our board of directors is empowered to fix the compensation of all officers and approve the payment of compensation to directors for services rendered to us.
Our board of directors has adopted written policies on investments and borrowings, the general terms of which are set forth in this prospectus. The board of directors may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Our board of directors, including a majority of our independent directors, will review our investment policies with sufficient frequency, and at least annually, to determine that they are in the best interest of our stockholders.
Directors and Executive Officers
Our directors and executive officers are set forth below.*

Name	Age**	Position
A.J. Agarwal	58	Co-President and Director
Robert Harper	47	Co-President and Director
Anthony F. Marone, Jr.	42	Chief Financial Officer and Treasurer
Zaneta Koplewicz	41	Head of Shareholder Relations
Glen Bartley	39	Chief Operating Officer
Leon Volchyok	41	Chief Legal Officer and Secretary
Paul Kolodziej	46	Deputy Chief Financial Officer
Frank Cohen	52	Chairman of the Board
Raymond J. Beier	68	Independent Director
Susan Carras	71	Independent Director
Richard I. Gilchrist	79	Independent Director
Field Griffith	71	Independent Director
Edward Lewis	85	Independent Director
__________________
* Wesley M. LePatner served as the Company's Chief Executive Officer until her tragic passing on July 28, 2025.
** As of August 1, 2025

A.J. Agarwal has been a director and Co-President of the Company since March 2025. Mr. Agarwal is also a Senior Managing Director in Blackstone Real Estate, where he focuses on the Global Core+ business. Mr. Agarwal was previously President and a director of the Company from December 2015 to August 2023. Prior to the launch of the Blackstone Real Estate Core+ business, Mr. Agarwal was co-head of the U.S. Acquisitions team and oversaw more than $50 billion of investment transactions across all real estate asset classes for Blackstone’s opportunistic real estate funds. Mr. Agarwal joined Blackstone in 1992 and is a member of Blackstone’s Real Estate Investment Committee. Mr. Agarwal is also a member of the Council on Foreign Relations. Mr. Agarwal graduated from Princeton University, where he graduated magna cum laude and Phi Beta Kappa, and received his M.B.A. from Stanford University Graduate School of Business. Mr. Agarwal is a valuable member of our board of directors because of his extensive real estate and investment experience, his history with Blackstone and BREIT, and his leadership within Blackstone Real Estate’s business.
Robert Harper has been a director and Co-President of the Company since August 2023 and March 2025, respectively. Previously, Mr. Harper was the President of the Company from August 2023 through February 2025, and the Head of Asset Management of the Company from August 2016 to August 2023. He is a Senior Managing Director and the Head of Real Estate Asset Management Americas for Blackstone. Since joining Blackstone in 2002, Mr. Harper has been involved in analyzing Blackstone’s real estate equity and debt investments in all property types. Mr. Harper has previously worked for Blackstone in Los Angeles and London, where he served as Head of Europe for the Blackstone Real Estate Debt Strategies business. Mr. Harper currently serves as a board member for the World Monuments Fund and the McIntire School of Commerce Foundation board at the University of Virginia. Mr. Harper served as a director of Invitation Homes, Inc. from January 2017 to May 2020, and his prior board memberships also include ESH Hospitality, Inc., Park Hotels & Resorts Inc. and Extended Stay America, Inc. Prior to joining Blackstone, Mr. Harper worked for Morgan Stanley’s real estate private equity group in Los Angeles and San Francisco. Mr. Harper received a BS from the McIntire School of Commerce at the University of Virginia. Mr. Harper is a valuable member of our board of directors because of his extensive real estate experience, his history with Blackstone and BREIT, and his leadership within Blackstone Real Estate’s business.

Glen Bartley has been Chief Operating Officer of the Company since March 2025. He is also a Managing Director with Blackstone Real Estate. Mr. Bartley is involved in the management and operations of the Company and was previously a member of Blackstone Real Estate’s investment team where he focused primarily on driving performance in its office and lab office investments. Before joining Blackstone in July 2019, Mr. Bartley worked at Goldman Sachs for 10 years in various roles across the real estate business including acquisitions, asset management, and debt originations and restructurings. Mr. Bartley received a BE in Mechanical Engineering from Vanderbilt University and an MBA from Columbia Business School.
Anthony F. Marone, Jr. has been Chief Financial Officer and Treasurer of the Company since March 2021. He is a Managing Director of Blackstone and the Head of Real Estate Finance Americas. Mr. Marone also serves as the Chief Financial Officer of Blackstone Mortgage Trust (NYSE: BXMT). Prior to joining Blackstone in 2012, Mr. Marone was a Vice President and Controller at Capital Trust, Inc., the predecessor business to BXMT. Previously, Mr. Marone worked in the Real Estate Assurance practice of PricewaterhouseCoopers LLP. Mr. Marone received a BS and an MBA from Rutgers University and is a Certified Public Accountant and Chartered Global Management Accountant.
Leon Volchyok has been the Chief Legal Officer of the Company since September 2017 and he has been the Secretary of the Company since June 2016. Mr. Volchyok is the General Counsel for Blackstone’s Private Wealth business. Mr. Volchyok plays a key role in the structuring, launch and operations of the firm's individual investor-focused vehicles. Mr. Volchyok is a member of the board for the Institute for Portfolio Alternatives and on the Executive Committee of NAREIT’s Public Non-listed REIT Council. Mr. Volchyok received a BBA from Baruch College – Zicklin School of Business and a JD from Fordham Law School.
Paul Kolodziej has been the Deputy Chief Financial Officer of the Company since December 2023 and was the Company’s Chief Accounting Officer from March 2019 to December 2023. He is also a Managing Director with Blackstone Real Estate and previously served as Controller of the Company from June 2016 to March 2019. Prior to joining Blackstone in June 2016, Mr. Kolodziej was a Senior Manager at PricewaterhouseCoopers LLP, where he provided assurance services to financial service clients focused on REITs, private real estate funds and hedge funds. During his time at PricewaterhouseCoopers LLP, Mr. Kolodziej also completed a two-year rotation in PricewaterhouseCoopers LLP’s SEC Services Group within their National Office, focusing on client consultations over a wide range of matters related to security registrations and ongoing SEC filing requirements. Mr. Kolodziej received a BS in Accountancy from DePaul University and is a Certified Public Accountant.
Zaneta Koplewicz has been the Head of Shareholder Relations of the Company since December 2023. She is a Senior Managing Director with Blackstone Real Estate. Since joining Blackstone in 2021, Ms. Koplewicz’s primary responsibility has been managing the Company’s interface with clients and other key stakeholders. Before joining Blackstone, Ms. Koplewicz spent 14 years at BlackRock where she was most recently a Managing Director responsible for developing and growing relationships with large, strategic clients in North America. Prior to that, she held several roles within BlackRock Alternative Investors including Global Head of Product Strategy for the Event Driven business, where she led client engagement and business strategy for the platform across institutional and private wealth clients. Ms. Koplewicz received a BA in Politics with a certificate in African American Studies from Princeton University.
Frank Cohen has been Chairman of our board of directors since July 2016 and previously served as the Company’s Chief Executive Officer from July 2016 to December 31, 2024. He was previously a Senior Managing Director with Blackstone Real Estate, the Global Chairman of Blackstone’s Global Core+ real estate business and a member of Blackstone Real Estate’s Investment Committee. Mr. Cohen joined Blackstone in 1996 and played an integral role in the growth of the real estate business. He previously held multiple leadership positions, overseeing Blackstone Real Estate’s Americas Acquisitions and later the Core+ real estate business from its early days. Mr. Cohen was involved in over $100 billion of real estate transactions, including many of Blackstone’s notable investments, including Equity Office, CarrAmerica Realty, Trizec and IndCor Properties. Mr. Cohen received a BA from Northwestern University, where he graduated from the Honors Program in Mathematical Methods in the Social Sciences, with a double major in political science. Mr. Cohen served as a director of Tricon Residential Inc. from September 2020 until May 2024 after the delisting of its shares from the New York Stock Exchange and the Toronto Stock Exchange. He serves as a director for several private Blackstone portfolio companies, including Equity Office, and served as a director for Hudson Pacific Properties (NYSE: HPP) from 2015 until 2017. He also serves on the board of trustees for Northwestern University, as a Trustee of the Urban Land Institute and on the advisory board of governors for NAREIT. Mr. Cohen is a valuable member of our board of directors because of his extensive real estate experience and his history with Blackstone.
Raymond J. Beier has been a director and Audit Committee Chair of the Company since July 2016. Mr. Beier also serves as a director and audit committee chair of Blackstone Private Equity Strategies Fund L.P.. Before then, he was a partner in the financial services practice at PricewaterhouseCoopers LLP, having been with the firm from 1993 to 2016. Mr. Beier has extensive experience in financial reporting matters relating to mergers, acquisitions and corporate finance transactions. Mr. Beier served in a variety of roles at PricewaterhouseCoopers LLP, including as a member of the National Office leadership team responsible for its strategic policy and analysis group and as a senior partner in the transaction services group. Mr. Beier also served on various PricewaterhouseCoopers committees, including the Global Private Equity Committee and the Extended Leadership Committee. Mr. Beier received a B.S. in Accounting, summa cum laude, from the University of Minnesota—Duluth and an M.B.A. from the University of Minnesota—Carlson School of Management. Mr. Beier is a valuable member of our board of directors because of his extensive experience with accounting and financial reporting matters, especially relating to mergers, acquisitions and corporate finance transactions.
Susan Carras has been a director of the Company since January 2021. She is a Senior Managing Director in the Washington, DC office of JLL Capital Markets, America. Ms. Carras served as Co-Head of HFF’s Washington, DC office from 2011 to 2019 and she joined JLL as part of JLL’s 2019 acquisition of HFF. Prior to HFF, she was a Principal and Managing Director at Sonnenblick Goldman where she served on the operating committee and headed offices in Washington, DC and Tampa, FL. Earlier in her career, she was with the Real Estate Finance Division of Chase Manhattan Bank. Ms. Carras received a BA, magna cum laude with departmental honors, from Lafayette College and a Diploma in Real Estate Analysis and Appraisal from New York University. She is a trustee emerita of Lafayette College and previously chaired the Development and Alumni Relations Committee, served on the Executive Committee and was a member of the search committee for Lafayette’s 16th president. Together with a fellow trustee, Ms. Carras started the First Women of Lafayette Scholarship Fund. Ms. Carras is a past chair of the board of trustees of the McLean School of Maryland. In September 2023, Ms. Carras was appointed as an independent director to the board of trustees of Elme Communities (NYSE: ELME). She is active in the Urban Land Institute serving on the UDMUC Blue Council and on the Washington Full Member Engagement Committee. She is a past recipient of the Greater Washington Commercial Association of Realtors Top Financing Award and Top Sales Award for the Washington, DC Metro and has been recognized by Real Estate Forum’s Women of Influence, by BIsnow’s Women of Influence in Commercial Real Estate and by Connect Media’s Women in Real Estate. Ms. Carras is a valuable member of our board of directors because of her significant experience in the real estate industry.
Richard I. Gilchrist has been a director of the Company since July 2016. He served as Senior Advisor for acquisitions and investments at The Irvine Company, a privately-held real estate investment company, a position he held from July 2011 until July 2018, after having served as President of its Investment Properties Group from 2006 to 2011. He served as President and Co-Chief Executive Officer and on the board of directors of Maguire Properties, Inc., a publicly-held REIT, from 2002 to 2006. From 1997 to 2001, Mr. Gilchrist served as Chief Executive Officer, President and member of the board of directors of Commonwealth Atlantic Properties, a privately-held REIT. From 1995 to 1997, he served as the Co-Chairman and Managing Partner of CommonWealth Partners, a private real estate company he co-founded. He served as chairman of the board and on the compensation committee of Spirit Realty Capital, Inc. (NYSE: SRC) from 2012 to January, 2024, when Spirit was acquired by Realty Income (NYSE: O). He has previously served as a director of Ventas (NYSE: VTR) from 2011 to August 2021 and was a chairman of both its compensation and investment committees. He has also previously served as a director of BioMed Realty Trust, Inc. (NYSE: BMR) from 2007 to 2014, Nationwide Health Properties, Inc. from 2008 to 2011, and TIER REIT, Inc. (NYSE: TIER) from 2013 to August 2019, and as chairman from 2016 to August 2019 until TIER REIT, Inc. was acquired by Cousins Properties Inc. (NYSE: CUZ). Mr. Gilchrist is a member of the Whittier College board of trustees, where he earned his BA in 1968. He rejoined the board in May 2023 and previously served as chairman from 2003 to 2011. He is also a member of the advisory board of the University of California, Los Angeles Law School, where he earned a JD in 1971. Mr. Gilchrist is a valuable member of our board of directors because of his extensive experience in the real estate industry, including having served as an executive officer of several REITs, his knowledge and experience in internal and external risk oversight, and his experience as a member of the board of directors of five public REITs, including as chairman of two.
Field Griffith has been a director of the Company since July 2016. He also currently serves as a non-executive director on the board of The Forest Company Limited and as a director for the Prime Property Fund LLC, positions he has held since March 2017 and February 2018, respectively. Mr. Griffith was most recently employed full time as the Director of Real Assets Investments for the Virginia Retirement System from 2004 to 2016 where he was responsible for managing all aspects of the System’s global real estate, infrastructure and natural resource portfolios. The global real estate portfolio consisted of publicly- and privately-traded equity and debt investments in the form of separate accounts, joint ventures, closed-end funds and open-end funds. Mr. Griffith was also a member of the management committee of the Virginia Retirement System. From 1999 to 2004, he was a senior executive at Gemini Rosemont Commercial Real Estate where he was engaged in real estate portfolio management activities. From 1985 to 1999, Mr. Griffith was employed in the real estate investment group for UNUM Life Insurance Company engaged in mortgage and equity underwriting, structuring, property acquisitions/dispositions and portfolio management of the commercial real estate equity group. From 1983 to 1985, he worked in the real estate investment group at Phoenix Home Life Insurance Company. Mr. Griffith is a Chartered Financial Analyst and received a BA from Beloit College and an MBA from the University of Washington. From 2007 to 2013, he served as a board member of the Pension Real Estate Association. From August 2017 to March 2021, he served on the board of directors of Tedford Housing, Inc., a non-profit organization focused on serving the regional homeless population. Mr. Griffith is a valuable member of our board of directors because of his extensive experience with real estate investments.
Edward Lewis has been a director of the Company since July 2016. From 2000 until February 2017, he was Senior Advisor to Solera Capital, a private equity firm. In 1969, he co-founded Essence Communications Partners, a multimedia company targeting African American women, serving as Chief Executive Officer, publisher and chairman for 35 years. Previously, he served on the boards of Great Atlantic & Pacific Tea Company, Inc. (NYSE: GAP), the Apollo Theater Foundation, the Boys and Girls Clubs of America and the Economic Club of New York. He also served as chairman of the Magazine Publishers of America from 1997 to 1999, becoming the first African American to hold this position in the 75-year history of the organization. Mr. Lewis received a BA and MA in Political Science and International Affairs from the University of New Mexico. Mr. Lewis is a valuable member of our board of directors because of his extensive business experience as founder and chairman of Essence Communications, as well as the skills he gained during his active board service to a number of diverse organizations.
Although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of the Adviser, they have certain duties as executive officers of our company arising from Maryland law, our charter and our bylaws. These duties include executing contracts and other instruments in our name and on our behalf and such other duties as may be prescribed by our board of directors from time to time.
Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.
Committees of the Board of Directors
Our entire board of directors is responsible for supervising our business. However, pursuant to our charter, our board of directors may delegate some of its powers to one or more committees as deemed appropriate by the board of directors, provided that each committee consists of at least a majority of independent directors. Members of each of the committees discussed below are appointed by our board of directors.
Audit Committee. Our board of directors has established an audit committee, which is currently comprised of Messrs. Beier, Gilchrist and Lewis and Ms. Carras. All audit committee members are “independent,” consistent with the qualifications set forth in the listing standards of the New York Stock Exchange (“NYSE”), our charter and Rule 10A-3 under the Exchange Act, applicable to boards of directors in general and audit committees in particular. Mr. Beier serves as the chairperson of the audit committee and qualifies as an “audit committee financial expert”

within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. The audit committee’s primary duties include:
•appointing, retaining, determining the compensation of, overseeing, evaluating and, where appropriate, replacing our independent registered public accounting firm, including overseeing the qualifications and independence of our independent registered public accounting firm;
•assisting the board of directors in overseeing our accounting and financial reporting processes;
•overseeing the quality and integrity of our financial statements and internal controls, including audits of our financial statements;
•assisting the board of directors in overseeing the performance of our internal and independent auditors;
•assisting with our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting and overall risk management profile, including with respect to sustainability and climate change risks as they relate to financial risk exposures;
•overseeing our information technology security program; and
•preparing the report of the audit committee required by the rules of the SEC to be included in our annual stockholders’ meeting proxy statement.
In addition, the audit committee selects the independent registered public accounting firm to audit our annual financial statements and reviews with the independent registered public accounting firm the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent registered public accounting firm and the fees we pay for these services.
The audit committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The audit committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act.
Affiliate Transaction Committee. The affiliate transaction committee is currently comprised of Messrs. Beier, Gilchrist, Griffith and Lewis and Ms. Carras. Mr. Gilchrist serves as the chairperson of the affiliate transaction committee. All affiliate transaction committee members are “independent,” consistent with the qualifications set forth in our charter and the listing standards of the NYSE applicable to boards of directors. The primary purpose of the affiliate transaction committee is to review transactions between us and Blackstone or its affiliates (including the Adviser) or with related persons and to determine if the resolution of the conflict of interest is fair and reasonable to us and our stockholders. However, we cannot assure you that this committee will successfully eliminate the conflicts of interest that will exist between us and Blackstone, or reduce the risks related thereto.
The affiliate transaction committee is responsible for reviewing and approving the terms of all transactions between us and Blackstone or its affiliates (including the Adviser) or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions. Generally, we may enter into a transaction with Blackstone, the Adviser, our directors, and their respective affiliates only if a majority of our board of directors, and a majority of the affiliate transaction committee (which is comprised of each of our independent directors), not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. The affiliate transaction committee is also responsible for reviewing the Adviser’s performance and the fees and expenses paid by us to the Adviser and any of its affiliates. See “—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursement.”
Compensation Committee. The compensation committee is currently comprised of Messrs. Beier, Griffith and Lewis. Mr. Griffith serves as the committee’s chairperson. All compensation committee members are

“independent,” consistent with the qualifications set forth in our charter and the listing standards of the NYSE applicable to boards of directors in general and compensation committees in particular. The primary purpose of the compensation committee is to oversee our compensation programs. The committee reviews the compensation and benefits paid by us to our directors and, in the event we hire employees, the compensation paid to our executive officers as well as any employment, severance and termination agreements or arrangements made with any executive officer and, if required, produces the report to be included in our annual proxy statement. We are externally managed by the Adviser pursuant to the Advisory Agreement.
The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act, and (ii) “outside directors” for the purposes of Section 162(m) of the Code.
Nominating and Corporate Governance Committee. The nominating and corporate governance committee is currently comprised of Messrs. Gilchrist, Griffith and Lewis and Ms. Carras. Mr. Lewis serves as the chairperson of the nominating and corporate governance committee. All nominating and corporate governance committee members are “independent,” consistent with the qualifications set forth in our charter and the listing standards of the NYSE. This committee:
•assists our board of directors in identifying individuals qualified to become members of our board of directors;
•recommends candidates to our board of directors to fill vacancies on the board;
•recommends committee assignments for directors to the full board;
•periodically assesses the performance of our board of directors;
•oversees and approves the management continuity planning process;
•reviews and monitors the board of directors’ oversight of our sustainability-related reporting and disclosures and related processes and controls;
•monitors and oversees the board of directors’ oversight of the internal and external communications regarding our position or approach to sustainability matters;
•reviews and recommends appropriate corporate governance policies and procedures to our board of directors;
•oversees the orientation of newly elected members of our board of directors and any continuing education requirements set forth in our corporate governance guidelines (the “Corporate Governance Guidelines”); and
•reviews and monitors our Code of Business Conduct and Ethics, and any other corporate governance policies and procedures we may have from time to time.
Corporate Governance
Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (if any), and to all of the officers and employees of the Adviser, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics, as it relates to those also covered by Blackstone’s code of conduct, operates in conjunction with, and in addition to, Blackstone’s code of conduct. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.

Corporate Governance Guidelines. We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and they should perform its and their respective functions. Our Corporate Governance Guidelines are available on our website, www.breit.com.
Compensation of Directors
We compensate each of our non-employee directors who are not affiliated with the Adviser or Blackstone with an annual retainer of $290,000, consisting of $90,000 cash and a $200,000 grant of restricted stock. Additionally, the audit committee chairperson will receive an additional retainer of $25,000 and each chairperson of our other committees will receive an additional retainer of $15,000. The chairman of the board will receive an additional cash retainer of $100,000. The annual grant of restricted stock will be based on the then-current per share transaction price of our Class I shares at the time of grant and generally vest one year from the date of grant. We do not intend to pay our directors additional fees for attending board meetings, but we intend to reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our directors who are affiliated with the Adviser or Blackstone will not receive additional compensation for serving on the board of directors or committees thereof.
Non-Employee Director Stock Ownership Policy
The board of directors adopted has a stock ownership policy for our non-employee directors in order to better align our non-employee directors’ financial interests with those of our stockholders by requiring such directors to own a minimum level of our stock. Each of our non-employee directors (other than a non-employee director who is employed by one of our stockholders (or any affiliate thereof) that meets the ownership requirements for a non-employee director) is required to own shares in an amount equal to five times his or her annual cash retainer within five years of becoming subject to the policy.
Executive Compensation
We are externally managed and, as of March 31, 2025, have no employees other than the employees that are employed by certain of our portfolio entities, and none of whom are executive officers of the Company. We have and may in the future compensate employees of certain of our portfolio entities, including by means of grant of stock options, restricted stock, performance bonuses, dividend equivalents, stock payments, restricted stock units, performance shares and other incentive awards. Our executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates. Our Advisory Agreement provides that the Adviser is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Adviser. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.
Although we do not pay our executive officers any cash compensation, we pay the Adviser the fees described under the heading “—The Advisory Agreement.”
The Adviser and Blackstone
We are externally managed by our adviser, BX REIT Advisors L.L.C., a Delaware limited liability company. The Adviser is an affiliate of Blackstone Real Estate, our sponsor.

Blackstone is a leading global investment manager with total assets under management of $1.2 trillion. Blackstone’s alternative asset management businesses include investment vehicles focused on real estate, private equity, hedge fund solutions, credit, secondary funds, opportunistic growth, infrastructure, insurance solutions and life sciences. Blackstone also provides capital markets services.
Blackstone Real Estate was founded in 1991 and is the world’s largest owner of commercial real estate5, with $320 billion of investor capital under management as of March 31, 2025, representing approximately $594 billion of debt and equity as of March 31, 2025. Blackstone Real Estate operates as one globally integrated business with 843 real estate professionals globally as of March 31, 2025 and investments in North America, Europe, Asia and Latin America. In the United States, Blackstone Real Estate is one of the largest owners of rental housing, industrial, office, hospitality and retail assets. Our objective is to bring Blackstone’s leading institutional-quality real estate investment platform to income-focused investors. During the ten year period ended December 31, 2024, the sponsor sponsored two public real estate programs other than us, consisting of one NYSE listed public REIT and one registered investment company master-feeder complex. Neither of these two prior public programs sponsored by the sponsor included a date or time period in its offering materials at which the program might be liquidated. The registered investment company master-feeder complex was liquidated in December 2021. See “Investment Objectives and Strategies—Potential Competitive Strengths.”
Pursuant to the Advisory Agreement, the Adviser has contractual and fiduciary responsibilities to us and our stockholders and is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We or the Adviser may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support. The Adviser will leverage the global resources of Blackstone Real Estate to achieve our investment goals and objectives.
Significant investment opportunities are generally approved by the Investment Committee. Smaller property acquisitions are reviewed by a subset of the Investment Committee. The high level of interaction between the Investment Committee and investment professionals from the inception of a transaction to closing helps identify potential issues early and enables the team to more effectively streamline resources and workflows. The Investment Committee process emphasizes a consensus-based approach to decision making among the members. The Investment Committee discussions are led by Jonathan Gray, Blackstone’s President and Chief Operating Officer, Kenneth Caplan, Blackstone’s Co-Chief Investment Officer, and Nadeem Maghji, Blackstone Real Estate’s Global Co-Head. The Investment Committee includes all other Senior Managing Directors in Blackstone Real Estate, as well as senior executives of Blackstone, including Steve Schwarzman, Blackstone’s Chief Executive Officer. As of March 31, 2025, the Senior Managing Directors in Blackstone Real Estate who are members of the Investment Committee are as follows:

Name	Position
Kathleen McCarthy	Senior Managing Director and Global Co-Head of Blackstone Real Estate
Nadeem Meghji	Senior Managing Director and Global Co-Head of Blackstone Real Estate
A.J. Agarwal	Senior Managing Director and Co-President of BREIT
Robert Harper	Senior Managing Director, Head of Asset Management Americas of Blackstone Real Estate and Co-President of BREIT
Zaneta Koplewicz	Senior Managing Director and Head of BREIT Shareholder Relations
Brian Kim	Senior Managing Director and Global Chief Operating Officer of Blackstone Real Estate Debt Strategies
Giovanni Cutaia	Global Chief Operating Officer of Real Estate and Global Head of Real Estate Asset Management
Abhishek Agarwal	Senior Managing Director and Head of Core+ Real Estate for EMEA and APAC
Samir Amichi	Senior Managing Director and Head of Blackstone Real Estate Acquisitions Europe
5    World’s largest owner of commercial real estate based on estimated market value per Real Capital Analytics, as of March 31, 2025. Excludes governmental entities and religious organizations.

Name	Position
Ron Bernstein	Senior Managing Director and Head of Blackstone Property Partners U.S. and Blackstone Property Partners Life Sciences
Joshua Carson	Senior Managing Director and Chief Operating Officers of Blackstone Real Estate Americas
Luigi Caruso	Senior Managing Director and Chief Operating Officer of Blackstone Real Estate Asset Management Europe
Simon Davies	Senior Managing Director and Chief Operating Officer of Blackstone Real Estate Europe and Head of European Real Estate Finance
Andrea Drasites	Senior Managing Director of Blackstone Real Estate
Michael Eglit	Senior Managing Director and Head of U.S. Originations of Blackstone Real Estate Debt Strategies
Mike Forman	Senior Managing Director of Blackstone Real Estate
Vikram Garg	Senior Managing Director and Head of Asset Management Asia of Blackstone Real Estate
Asim Hamid	Senior Managing Director of Blackstone Real Estate
Christopher Heady	Senior Managing Director and Chairman of Asia Pacific and Head of Blackstone Real Estate Asia
Ryan Ingle	Senior Managing Director of Blackstone Real Estate
Gadi Jay	Senior Managing Director of Blackstone Real Estate
Timothy Johnson	Senior Managing Director and Global Head of Blackstone Real Estate Debt Strategies
Lama Kanazeh	Senior Managing Director, Global Head of Real Estate Business Development and Client Engagement and Chief Operating Officer of Institutional Client Solutions Europe
Katherine Keenan	Senior Managing Director of Blackstone Real Estate Debt Strategies, Co-Chief Investment Officer of Blackstone Real Estate Debt Strategies and Chief Executive Officer of Blackstone Mortgage Trust
Daisuke Kitta	Senior Managing Director and Head of Blackstone Real Estate Japan
Peter Krause	Senior Managing Director of Blackstone Real Estate
Michael Lascher	Senior Managing Director and Global Head of Real Estate Debt Capital Markets
David Levine	Senior Managing Director and Co-Head of Real Estate Acquisitions Americas
David McClure	Senior Managing Director of Blackstone Real Estate
Eugene Min	Senior Managing Director and Chief Operating Officer of Blackstone Real Estate Asia
Alan Miyasaki	Senior Managing Director and Head of Blackstone Real Estate Acquisitions Asia
Asheesh Mohta	Senior Managing Director and Head of Blackstone Real Estate Acquisitions India
Michael Nagelberg	Senior Managing Director and Chief Operating Officer of Real Estate Institutional Client Solutions
Brett Newman	Senior Managing Director and Global Head of Real Estate Institutional Client Solutions
Tuhin Parikh	Senior Managing Director and Head of Real Estate India
Stephen Plavin	Senior Managing Director and Head of Europe for Blackstone Real Estate Debt Strategies
Paul Quinlan	Senior Managing Director and Global Chief Financial Officer of Blackstone Real Estate
James Seppala	Senior Managing Director and Head of Blackstone Real Estate Europe
Adam Shah	Senior Managing Director and Head of Blackstone Real Estate Asset Management Europe
Michael Swank	Senior Managing Director of Blackstone Real Estate
Allie Sweeney	Senior Managing Director and Global Head of Portfolio Management
Peng Wei Tan	Senior Managing Director of Blackstone Real Estate
Scott Trebilco	Senior Managing Director of Blackstone Real Estate
Christopher Tynan	Senior Managing Director and Head of Blackstone Real Estate Australia
Rachana Vashi	Senior Managing Director and Chief Operating Officer of Blackstone Real Estate Asset Management Europe
Michael Vrana	Senior Managing Director of Blackstone Real Estate
Justin Wai	Senior Managing Director and Head of Blackstone Real Estate China

Name	Position
Jacob Werner	Senior Managing Director and Co-Head of Real Estate Acquisitions Americas
Michael Wiebolt	Senior Managing Director and Co-Chief Investment Officer of Blackstone Real Estate Debt Strategies
Eric Wu	Senior Managing Director and Global Co-Head of Real Estate Debt Capital Markets
For information concerning the background of Mr. Agarwal, Mr. Harper and Ms. Koplewicz, see “—Directors and Executive Officers” above. Information concerning the background of the remainder of the individuals named in the chart above is set forth below.
Kathleen McCarthy is the Global Co-Head of Blackstone Real Estate. Blackstone is the largest owner of commercial real estate globally, with a $594 billion portfolio and $320 billion in investor capital under management (as of March 31, 2025). Blackstone Real Estate is an industry leader in opportunistic, core plus and debt investing across the U.S., Europe and Asia, and owns assets across multiple sectors, including logistics, rental housing, office, hospitality and retail. Ms. McCarthy focuses on driving performance and growth for Blackstone’s Real Estate business. Ms. McCarthy previously served as Global Chief Operating Officer of Blackstone Real Estate. Before joining Blackstone in 2010, Ms. McCarthy worked at Goldman Sachs, where she focused on investments for the Real Estate Principal Investment Area. Ms. McCarthy began her career at Goldman Sachs in the Mergers & Acquisitions Group. Ms. McCarthy received a BA with Distinction from Yale University. She serves on the Boards of City Harvest, the Real Estate Roundtable, the PREA Foundation, and the Blackstone Charitable Foundation, and as a Trustee of The Nightingale-Bamford School.
Nadeem Meghji is the Global Co-Head of Blackstone Real Estate. Blackstone is the largest owner of commercial real estate globally and an industry leader in opportunistic, core plus and debt investing across North America, Europe and Asia. Mr. Meghji previously served as Head of Real Estate Americas and has played a leadership role in Blackstone Real Estate's investment activity in the region. Mr. Meghji joined Blackstone in 2008. Mr. Meghji received a BS in Electrical Engineering from Columbia University, where he graduated summa cum laude. He received a JD from Harvard Law School and an MBA from Harvard Business School. Mr. Meghji serves as a board member for the Lupus Research Alliance and is the Co-Chair of the annual Rally Against Lupus fundraiser. Mr. Meghji was named a World Economic Forum Young Global Leader in 2018.
Brian Kim is a Senior Managing Director with Blackstone Real Estate and the Global Chief Operating Officer of Blackstone Real Estate Debt Strategies. Previously, Mr. Kim was the Head of Acquisitions and Capital Markets of the Company from January 2017 and a director of the Company from January 2021 through March 2025. Mr. Kim also served as the Global Chief Operating Officer of Blackstone’s Core+ real estate business from January 2023 to June 2024. Since joining Blackstone in 2008, Mr. Kim has played a key role in a number of Blackstone’s investments including the take private and subsequent sale of Strategic Hotels & Resorts, the acquisition of Peter Cooper Village / Stuyvesant Town and the creation of BRE Select Hotels Corp., Blackstone’s select service hotel platform. Prior to joining Blackstone, Mr. Kim worked at Apollo Real Estate Advisors, Max Capital Management Corp. and Credit Suisse First Boston. Mr. Kim served as a board member of CorePoint Lodging Inc. (NYSE: CPLG) from November 2015 to March 2022 and a board member and Chief Financial Officer of BRE Select Hotels Corp. Mr. Kim received an AB in Biology from Harvard College where he graduated with honors. Mr. Kim is a valuable member of our board of directors because of his extensive real estate and investment experience, his history with Blackstone and his leadership within the Company.
Giovanni Cutaia is the Global Chief Operating Officer of Real Estate and Global Head of Real Estate Asset Management. Prior to joining Blackstone in 2014, Mr. Cutaia was at Lone Star Funds where he was a Senior Managing Director and Co-Head of Commercial Real Estate Investments Americas. Prior to Lone Star, Mr. Cutaia spent over 12 years at Goldman Sachs in its Real Estate Principal Investments Area as a Managing Director in its New York and London offices. Mr. Cutaia received a BA from Colgate University and an MBA from the Tuck School of Business at Dartmouth College.
Abhishek Agarwal is a Senior Managing Director in the Real Estate Group and Head of Core+ EMEA and APAC, based in London. Since joining Blackstone in 2008, Mr. Agarwal has been involved in real estate investments across property sectors and geographies including Bourne Leisure, Hispania, HI Partners, Broadgate and Chiswick Park

amongst others. Before joining Blackstone, Mr. Agarwal worked as a software developer with Microsoft, and was involved in the development of Microsoft Windows' Vista. He received a Bachelors in Technology from the Indian Institute of Information Technology (IIIT), Allahabad, where he was placed on the Dean’s Merit List. He completed his MBA from the Indian Institute of Management (IIM) Bangalore where he graduated with the Gold medal.
Samir Amichi is a Senior Managing Director in the Real Estate Group and the Head of Real Estate Acquisitions Europe, based in London. Since joining Blackstone in 2011, Mr. Amichi has been involved in a number of Blackstone’s investments in Europe, including OfficeFirst, Mileway, St. Modwen plc, and the GE European portfolio. Previously, Mr. Amichi spent seven years in Goldman Sachs International’s real estate private equity group focused on equity and debt investment opportunities in Europe and two years at The Richemont Group overseeing the set-up and growth of its global real estate investment business. Mr. Amichi received an MS in Management from the HEC business school in Paris, where he majored in Economics.
Ron Bernstein is a Senior Managing Director in the Real Estate Group, based in New York. Mr. Bernstein oversees two of Blackstone’s US Core+ vehicles, as the Head of Blackstone Property Partners U.S. and Blackstone Property Partners Life Sciences. Since joining Blackstone in 2016, Mr. Bernstein has played a key role in the asset management and oversight of several investments, including BioMed Realty and International Market Centers. Prior to joining Blackstone, Mr. Bernstein was a Managing Principal at Great Spruce Capital Partners, an investment and development company that he founded. Prior to Great Spruce, Mr. Bernstein spent over 8 years at Marathon Asset Management where he was a Senior Managing Director and Co-Head of the Marathon Real Estate Group. Previously, Mr. Bernstein spent over 8 years as a principal investor at Goldman Sachs in its Real Estate Principal Investments Area/Whitehall Funds. Mr. Bernstein received a BA from Northwestern University, where he graduated from the Honors Program in Mathematical Methods in the Social Sciences, with a double major in Economics.
Josh Carson is a Senior Managing Director in the Real Estate Group and Chief Operating Officer of Real Estate Americas. Mr. Carson was previously the Chief Operating Officer of Americas Asset Management and involved in the oversight of Blackstone's office and lab office investments. Before joining Blackstone, Mr. Carson was a Senior Vice President at L&L Holding Company, a privately held real estate company, where he focused on acquiring and redeveloping office buildings in New York City. Prior to joining L&L, Mr. Carson worked on acquisitions for New Boston Fund, a real estate investment management firm. Mr. Carson began his career at McKinsey & Company. Mr. Carson received a BA in Economics and Russian from Middlebury College, where he graduated magna cum laude.
Luigi Caruso is a Senior Managing Director in the Real Estate Group and Chief Operating Officer of Real Estate Asset Management Europe, based in London. Before joining Blackstone, Mr. Caruso was a Principal at Rhône Group in the Private Equity Fund in London and New York; previously, he was at Goldman Sachs Real Estate private equity group in London. Mr. Caruso received an MSc in Economics from Bocconi University.
Simon Davies is a Senior Managing Director in the Real Estate Group based in London and is Head of Europe Real Estate Finance. Prior to his current role, Mr. Davies lead the tax function for the European real estate business focusing on tax planning around fund formations, acquisitions and disposals. Before joining Blackstone in 2007, Mr. Davies worked as a Senior Manager in the Investment Management and Real Estate team at PricewaterhouseCoopers and specialized in the tax affairs of international real estate funds and investments. Mr. Davies received a First-Class Honours degree in Chemical Engineering from Imperial College London and is a member of the Institute of Chartered Accountants of England and Wales.
Andrea Drasites is a Senior Managing Director in the Real Estate Group at Blackstone, based in New York. She is involved in the asset management and oversight of Blackstone’s retail, gaming, digital infrastructure and tradeshow investments in the US including ShopCore, Edens, QTS, Phoenix Towers and International Market Centers. Prior to joining Blackstone, Ms. Drasites was responsible for asset management, acquisitions, and dispositions at Equity One, Inc., She began her real estate career at Woolbright Development. Ms. Drasites received a BA in International Business from Rollins College and an MBA from the University of Florida with honors. Ms. Drasites is active in the Blackstone Diversity & Inclusion and Task Force and is a member of the University of Florida’s Real Estate Advisory Board. as well as the International Council of Shopping Centers Board of Trustees and Executive Board. She is on the Founding Member on the Board of Core Giving.

Michael Eglit is a Senior Managing Director and Head of U.S. Originations in Blackstone’s Real Estate Debt Strategies group, based in New York. Since joining Blackstone, Mr. Eglit has been involved in sourcing, underwriting, negotiating and structuring debt investments across all asset types and geographies. Before joining Blackstone in 2010, Mr. Eglit was with Wrightwood Capital where he underwrote and originated first mortgages, mezzanine loans and preferred equity. Mr. Eglit received a BA from Lehigh University and an MBA from the Booth School of Business at the University of Chicago.
Mike Forman is a Senior Managing Director in the Real Estate Group where he currently focuses on new investment opportunities in the digital infrastructure and retail sectors. Since joining Blackstone in 2012, Mr. Forman has been involved in investments across several asset classes, including the privatization of QTS Data Centers, COPT, Phoenix Tower International, Sunset Studios, International Market Centers, ShopCore, and the creation and eventual IPO of Invitation Homes. Mr. Forman received a dual BA in Mathematical Methods in the Social Sciences and Economics from Northwestern University, where he graduated with honors, and completed the Kellogg Financial Economics program.
Vikram Garg is a Senior Managing Director and the Head of Real Estate Asset Management Asia, based in Singapore. Before joining Blackstone in 2014, Mr. Garg was a Director with Religare’s asset management business and prior to that worked with Deutsche Bank and The Chatterjee Group on pan- India real estate investments and asset management. Mr. Garg received a Master of Business Administration from the Indian School of Business, Hyderabad, is a qualified accountant with the Institute of Chartered Accountants of India and has received an Honours Degree in Commerce from the University of Kolkata.
Asim Hamid is a Senior Managing Director in the Real Estate Group, based in New York, and he currently focuses on new investment opportunities in the multifamily sector. Since joining Blackstone in 2017, Mr. Hamid has been involved in the acquisition of over 60,000 multifamily units. Before joining Blackstone, Mr. Hamid was a Managing Director at The Praedium Group and involved in acquisitions on the west coast. Mr. Hamid received a BS in Finance and Accounting from the Stern School of Business at New York University.
Christopher Heady is a Senior Managing Director, the Chairman of Asia Pacific and Head of Blackstone Real Estate Asia. Mr. Heady is based in Hong Kong and is responsible for the day-to-day management of Blackstone Real Estate’s investment activities and personnel in Asia. Mr. Heady joined Blackstone in 2000 and has been involved in a variety of real estate acquisitions and initiatives in the United States, Europe and Asia. Before joining Blackstone, Mr. Heady was with Morgan Stanley in London and New York, where he was involved in real estate private equity. Mr. Heady received an AB in Public Policy from the University of Chicago, where he graduated with honors.
Ryan Ingle is a Senior Managing Director in the Real Estate Group. Since joining Blackstone in 2010, Mr. Ingle has been involved in analyzing and managing real estate investments across several property sectors. Mr. Ingle currently leads asset management for Blackstone’s U.S. and Canadian industrial portfolios, Link Logistics and Pure Industrial, which together span more than 500 million square feet. Mr. Ingle has been involved in other notable investments including BioMed, IndCor, Motel 6, La Quinta and Extended Stay. Before joining Blackstone, Mr. Ingle worked in Citi's real estate investment banking group. Mr. Ingle received a BS in Finance and a BA in Spanish from the University of Kansas where he graduated with highest distinction. He currently serves on the board of directors of Carrix.
Gadi Jay is a Senior Managing Director in the Real Estate Group and responsible for European Real Estate Capital Markets, based in London. Since joining the firm in 2014, Mr. Jay has been involved in the financing of all European real estate investments including asset, stock and portfolio-level financings and in obtaining fund-level leverage utilized by Blackstone’s European real estate investment vehicles. Before joining Blackstone, Mr. Jay spent 3 years at HSBC Global Banking & Markets where he was a Vice President based in London, focusing on financing and debt advisory mandates across Europe. Prior to that Mr. Jay spent 2 years at HSBC Private Bank in New York and London. Mr. Jay graduated from City University with an LLB (Honors) in Law and Property Valuation.
Timothy Johnson is a Senior Managing Director and the Global Head of Blackstone Real Estate Debt Strategies, based in New York. Mr. Johnson is responsible for overseeing Blackstone’s commercial and residential real estate debt investment strategies and is also a member of the firm’s real estate investment committee. Before joining Blackstone in 2011, Mr. Johnson was a co-founder of BroadPeak Funding, a boutique commercial real estate finance company based in Los Angeles. Prior to founding BroadPeak, Mr. Johnson was a Vice President in the Lehman Brothers Global Commercial Real Estate Group where he worked from 2002 to 2008. Mr. Johnson received a BA in Mathematics from the College of the Holy Cross where he graduated cum laude.
Lama Kanazeh is a Senior Managing Director and Global Head of Real Estate Business Development and Client Engagement, the Chief Operating Officer of Institutional Client Solutions Europe and serves as the Chair of the Women’s Initiative for Blackstone Europe. Before joining Blackstone in 2008, Ms. Kanazeh spent four years at Credit Suisse in their Investment Banking and Leveraged Finance Divisions. Ms. Kanazeh received a BA in Economics and Political Science from Columbia University.
Katherine Keenan is a Senior Managing Director and the Co-Chief Investment Officer of Blackstone Real Estate Debt Strategies. Ms. Keenan is also Chief Executive Officer of Blackstone Mortgage Trust (NYSE:BXMT), a publicly-traded commercial mortgage REIT managed by Blackstone that originates senior loans collateralized by commercial real estate in North America, Europe and Australia. Before joining Blackstone in 2012, Ms. Keenan held positions at G2 Investment Group, Lubert-Adler Real Estate Funds and in the Real Estate Investment Banking Group at Lehman Brothers. Ms. Keenan graduated cum laude with an A.B. in History from Harvard College. She sits on the Board of Directors of Getting Out and Staying Out and the Advisory Board of Governors of NAREIT, and is a member of WX New York Women Executives in Real Estate.
Daisuke Kitta is a Senior Managing Director in the Real Estate Group and Head of Real Estate Japan based in Tokyo. Mr. Kitta is responsible for the day-to-day management of the Real Estate Group’s investment activities in Japan. Since joining Blackstone in 2008, Mr. Kitta has been involved in analyzing various real estate investment opportunities in Japan. Before joining Blackstone, Mr. Kitta worked at Deutsche Bank, where he was responsible for originating and executing real estate transactions in Japan. Mr. Kitta received a degree in Economics from Nihon University and graduated with a B.S. from the School of Hotel Administration at Cornell University.
Peter Krause is a Senior Managing Director in the Real Estate Group and is based in London. Mr. Krause currently focuses on Blackstone’s real estate acquisitions in the logistics sector across Europe. Since joining Blackstone in 2011, Mr. Krause has been involved in a number of Blackstone’s logistics investments in Europe, including Logicor, Mileway, St. Modwen Properties plc, and Hansteen Holdings plc. Before joining Blackstone, Mr. Krause worked at Bank of America Merrill Lynch, where he was an Analyst in the Real Estate Investment Banking group. Mr. Krause received an AB in Economics from Harvard College and a JD from Harvard Law School where he was twice named a Dean’s Scholar.
Michael Lascher is a Senior Managing Director in the Real Estate Group and the Global Head of Real Estate Debt Capital Markets. Mr. Lascher oversees the financing of all of Blackstone’s real estate investments, and since joining the firm in 2012, has been involved in over $240 billion of asset, stock and portfolio-level financings. Before joining Blackstone, Mr. Lascher was a Managing Director with the Lehman Brothers bankruptcy estate where he asset managed a portfolio of real estate investments. From 2004 until the company’s bankruptcy, Mr. Lascher was a member of Lehman’s Global Real Estate Group where he focused on the origination, structuring and closing of CMBS financings. He previously was an associate in the real estate group of Cadwalader, Wickersham & Taft. Mr. Lascher received a BA in History and Communications from The University of Pennsylvania and a JD from the Benjamin N. Cardozo School of Law.
David Levine is a Senior Managing Director in the Real Estate Group and the Co-Head of Real Estate Acquisitions Americas, based in New York. Since joining Blackstone in 2010, Mr. Levine has been involved in more than $100 billion of real estate investments across several property sectors and has worked on various transactions, including the acquisition of Gramercy Property Trust, Pure Industrial, WPT Industrial REIT, PS Business Parks, BioMed Realty and the creation and growth of Blackstone’s 500+ million square foot industrial platform, Link Logistics. Mr. Levine graduated from Northwestern University, where he received a BA in Economics. He also serves on the board of Reading Partners New York.

David McClure is a Senior Managing Director in the Real Estate Group, based in London. Since joining Blackstone in 2014, Mr. McClure has been involved extensively in asset management of investments, both in Europe and Asia, and was previously Head of Asset Management for Asia. Before joining Blackstone, Mr. McClure was a Vice President at Silverpeak Real Estate, where he focused on asset management activities in the United Kingdom and France. Mr. McClure received an Honours Degree in Law from the University of Edinburgh, Scotland and is also a qualified accountant with the Institute of Chartered Accountants in England & Wales.
Eugene Min is a Senior Managing Director in the Real Estate Group and Chief Operating Officer of Real Estate Asia, based in Singapore. Mr. Min previously served as Blackstone’s Head of Business Finance for Asia supporting the Real Estate, Private Equity and Tactical Opportunities businesses. Prior to joining Blackstone in 2018, Mr. Min worked at CLSA Capital Partners, a multi-strategy alternative investment firm, as their Chief Financial Officer based in Hong Kong and prior to that was with J.P. Morgan Asset Management’s Global Real Assets Group across various roles in New York and Hong Kong. Mr. Min received a BS in Business and Economics from Lehigh University and is a CFA Charterholder.
Alan Miyasaki is a Senior Managing Director in the Real Estate Group and the Head of Real Estate Acquisitions Asia. Mr. Miyasaki is based in Singapore and is responsible for the day-to-day management of the Real Estate Group’s investment activities in Asia. Since joining Blackstone in 2001, Mr. Miyasaki has been involved in a variety of real estate transactions in both the United States and Asia. Since 2007, Mr. Miyasaki has played a key role in building Blackstone’s Real Estate business in Asia including executing investments in Greater China, India, Singapore, Japan, South Korea, Australia and New Zealand. Before joining Blackstone, Mr. Miyasaki was with Starwood Capital Group, where he worked in acquisitions. Mr. Miyasaki received a BS in Economics from The Wharton School of the University of Pennsylvania, where he graduated cum laude. He currently serves on the boards of Crown Resorts Ltd. and Singapore American School Foundation.
Asheesh Mohta is a Senior Managing Director in the Real Estate Group and the Head of Real Estate Acquisitions India, based in Mumbai. Since joining Blackstone in 2007, Mr. Mohta has been involved in analyzing real estate investments across the residential, commercial, and hospitality sectors. Before joining Blackstone, Mr. Mohta worked as Assistant Vice President with the real estate arm of The Chatterjee Group, one of the first private equity investors in India. He was responsible for the treasury and resource raising functions for the group across a pan-Indian portfolio of properties. Mr. Mohta received a Bachelor of Commerce (honours) degree from the University of Calcutta and an MBA from the Indian School of Business.
Michael Nagelberg is a Senior Managing Director and the Global Chief Operating Officer of Real Estate Institutional Client Solutions. Since joining Blackstone in 2017, Mr. Nagelberg has held roles in both New York and London and previously served as the Global Chief Operating Officer of Blackstone Real Estate Debt Strategies. Prior to that, he was involved in sourcing, underwriting, negotiating, and structuring real estate debt investments across the United States and Europe. Before joining Blackstone, Mr. Nagelberg focused on real estate debt investments in the United States at TPG and prior to that was in Deutsche Bank’s Real Estate Special Situations Group. Mr. Nagelberg graduated from Princeton University with a degree in Economics and Finance.
Brett Newman is a Senior Managing Director in the Real Estate Group and Global Head of Real Estate Institutional Client Solutions, based in New York. Since joining Blackstone in 2007, Mr. Newman has held roles across several areas of the firm, including in the Corporate Development Group where he executed acquisitions, joint ventures and product development initiatives on behalf of Blackstone. Before joining Blackstone, Mr. Newman provided mergers and acquisitions consulting services at PricewaterhouseCoopers. Mr. Newman received an MBA with high honors from the University of Chicago Booth School of Business, and a BSBA in Finance and Accounting from Bowling Green State University.
Tuhin Parikh is a Senior Managing Director in the Real Estate Group and Head of Blackstone Real Estate India, based in Mumbai. Since joining Blackstone in 2007, Mr. Parikh has been involved in identifying and evaluating Indian real estate in several sectors and completing significant transactions in business park developments and Class A office space, plus listing India’s first REIT on the stock exchange in 2019. Before joining Blackstone, Mr. Parikh was the Chief Financial Officer and subsequently Chief Executive Officer of TCG Urban Infrastructure Holdings

Ltd., a national level office developer and asset owner in India. Mr. Parikh received a Bachelor in Accountancy from Mumbai University and an MBA from Indian Institute of Management (Ahmedabad).
Stephen Plavin is a Senior Managing Director based in London and oversees Blackstone’s Real Estate Debt Strategies business in Europe. Previously, from when he joined Blackstone in 2012 until June 2021, Mr. Plavin was the Chief Executive Officer of Blackstone Mortgage Trust, Inc., a NYSE- listed commercial mortgage REIT that is managed by Blackstone. Prior to joining Blackstone, Mr. Plavin served as Chief Executive Officer of Capital Trust, Inc. (predecessor of Blackstone Mortgage Trust) and CT Investment Management Co., LLC, a commercial real estate debt investment manager and rated special servicer that was wholly owned by Capital Trust and acquired by Blackstone in December 2012. Prior to joining Capital Trust in 1998, Mr. Plavin was co-head of Global Real Estate for The Chase Manhattan Bank and Chase Securities Inc. Mr. Plavin received a BA from Tufts University and an MBA from the J.L. Kellogg Graduate School of Management at Northwestern University.
Paul Quinlan is a Senior Managing Director and Chief Financial Officer of Blackstone Real Estate, based in New York. Mr. Quinlan was previously the Chief Financial Officer for Blackstone Real Estate Debt Strategies and Blackstone Mortgage Trust. Prior to joining Blackstone in 2010, Mr. Quinlan worked at Bank of America Merrill Lynch, focusing on strategic corporate M&A and private equity investments. Mr. Quinlan received a BS in Finance cum laude from Georgetown University and an MBA with distinction from the NYU Stern School of Business.
James Seppala is a Senior Managing Director in the Real Estate Group and the Head of Blackstone Real Estate Europe, based in London. Since joining Blackstone in 2011, Mr. Seppala has been involved in a number of Blackstone’s investments across Europe, including Logicor, OfficeFirst, Sponda and Mileway. Prior to joining Blackstone, Mr. Seppala was a Vice President at Goldman Sachs where he spent 10 years focused on equity and debt investment opportunities in Europe and the U.S. on behalf of Goldman Sachs’s real estate private equity group. Mr. Seppala graduated magna cum laude from Harvard College in 2001. Mr. Seppala currently serves as Chairman of Blackstone European Property Income Fund (BEPIF). He also serves on the Imperial College Endowment Board, is a governor of the John Lyon's Foundation, and chairs the European Advisory Board of the Zell/Lurie Real Estate Center at the Wharton School.
Adam Shah is a Senior Managing Director and the Head of Real Estate Asset Management Europe, based in London. Before joining Blackstone, Mr. Shah was a Managing Director and Chief Operating Officer of Europe at Starwood Capital Group, where he most recently led asset management activities across Europe and was a member of the European Investment Committee. Mr. Shah received both a BSc. with honours and a MSc. in Engineering from Queen’s University at Kingston, Canada and an MBA from the Tuck School of Business at Dartmouth College.
Michael Swank is a Senior Managing Director in the Real Estate Group based in London, where he is involved in Blackstone’s real estate acquisitions in continental Europe. Since joining Blackstone in 2010, Mr. Swank has been involved in a number of Blackstone’s investments in Europe and the U.S., including Dream Global, Hembla (D. Carnegie), Obligo, Sponda, Hilton Worldwide, and Gecina. Mr. Swank graduated summa cum laude from the University of Pennsylvania, where he received a BS in Economics from The Wharton School of the University of Pennsylvania.
Allie Sweeney is a Senior Managing Director and Global Head of Portfolio Management for the Real Estate Group, based in New York. Ms. Sweeney is involved in overseeing key initiatives and integrating information flows across Blackstone’s global real estate portfolio. Prior to her current role, Ms. Sweeney spent four years in the Institutional Client Solutions Group focused on capital raising efforts for Blackstone’s private real estate funds. Before joining Blackstone in 2013, Ms. Sweeney worked at Dune Real Estate Partners, where she was a Vice President for Investor Relations. Ms. Sweeney began her career in 1999 at Goldman Sachs in the Real Estate Principal Investment Area, where she focused on investments. Ms. Sweeney received a Bachelor of Commerce (First Class Honours) from Queen’s University.
Peng Wei Tan is a Senior Managing Director in the Real Estate Group and is based in Singapore. Since joining Blackstone in 2012, Mr. Tan evaluates real estate investments in several property types across Asia and has been involved in various cross-border transactions including the acquisition of GE Capital’s Japanese and Australian real estate portfolios, the privatization of the UK-listed Japan Residential Investment Company, and the privatizations of Singapore-listed Croesus Retail Trust and Soilbuild Business Space REIT. Additionally, Mr. Tan focuses on investment opportunities in the digital infrastructure sector across Asia. Before joining Blackstone, Mr. Tan worked in New York as an associate at Apollo Real Estate Advisors, a global real estate fund focused on opportunistic investments, where he was responsible for new investments and investment management. Prior to Apollo, Mr. Tan worked as an analyst at Morgan Stanley Real Estate in New York. Mr. Tan received a BS from Cornell University, where he graduated summa cum laude and was a Merrill Presidential Scholar.
Scott Trebilco is a Senior Managing Director in the Real Estate Group, based in Los Angeles. Mr. Trebilco currently focuses on new opportunistic and core plus investment opportunities in the hospitality sector. Before joining Blackstone in 2016, Mr. Trebilco was a Vice President in the Real Estate, Gaming and Lodging investment banking group at Goldman, Sachs & Co. Mr. Trebilco received degrees in Finance and Law from The University of Auckland, New Zealand, where he graduated with honors. He also serves on the board of the AHLA Foundation.
Christopher J. Tynan is a Senior Managing Director in the Real Estate Group and the Head of Real Estate Australia, based in Sydney. Since joining Blackstone in 2016, Mr. Tynan has been involved in Blackstone’s investments across Australia and New Zealand. Before joining Blackstone, Mr. Tynan was a Managing Director with Morgan Stanley where he led real estate investing activities in Australasia for Morgan Stanley’s real estate funds. Mr. Tynan received a Bachelor of Commerce (Merit) and a Bachelor of Laws from University of New South Wales. He currently serves on the Board of 151 Property Group.
Rachana Vashi is a Senior Managing Director in the Real Estate Group and Chief Operating Officer of Real Estate Asset Management Europe, based in London. She is involved with asset management and transaction activities across Blackstone’s European real estate business. Before joining Blackstone, Ms. Vashi spent 11 years at Goldman Sachs in the Real Estate Investment Banking Group, both in New York and London. Prior to that, Ms. Vashi worked in the Leveraged Finance and M&A teams at Morgan Stanley. Ms. Vashi received a BA from Dartmouth College and an MBA from Columbia Business School.
Michael Vrana is a Senior Managing Director in the Real Estate Group based in London. Mr. Vrana leads Blackstone’s real estate acquisitions in the U.K. and Ireland. Since joining Blackstone in 2013, Mr. Vrana has been involved in a number of Blackstone’s investments in Europe, including iQ Student Accommodation, St Modwen Properties plc, The Arch Company (the Network Rail Commercial Estate), Sage Housing, and The Office Group. Before joining Blackstone, Mr. Vrana was a Vice President at Goldman, Sachs, where he spent eight years focused on equity and debt investment opportunities in North America on behalf of Goldman Sachs’ real estate private equity group. Mr. Vrana graduated from Duke University, where he was elected to Phi Beta Kappa, and received an MBA from Stanford Graduate School of Business. Mr. Vrana serves on the Built Environment Committee of The Prince’s Trust.
Justin Wai is a Senior Managing Director in the Real Estate Group and the Head of Real Estate China, based in Hong Kong. Since joining Blackstone in 2007, Mr. Wai has focused on acquiring and managing real estate investments in Greater China, including the establishment of Blackstone’s logistics portfolio in China, the acquisition of Tysan Holdings and the Taubman Asia portfolio. Mr. Wai graduated from Cornell University’s School of Hotel Administration in 2006, where he was a Meinig National Scholar. Mr. Wai is a member of the Leadership Council of the Blackstone Charitable Foundation, Hong Kong Government’s Partnership Fund for the Disadvantaged, and a trustee of Northfield Mount Hermon School. Mr. Wai is also Chairman of Tysan Holdings.
Jacob Werner is a Senior Managing Director, the Co-Head of Real Estate Acquisitions Americas and a member of Blackstone Real Estate’s global investment committee, based in New York. Since joining Blackstone in 2005, Mr. Werner has been involved in more than $100 billion of real estate investments across several property sectors and has worked on various transactions, including the acquisition of BioMed Realty, American Campus Communities, Pure Industrial, Home Partners of America, and Education Realty Trust. Mr. Werner received a BS from the McIntire School of Commerce at the University of Virginia where he graduated with distinction and currently serves on the board of Hudson River Park Friends.

Michael Wiebolt is a Senior Managing Director and Co-Chief Investment Officer of Blackstone Real Estate Debt Strategies. In this role, he focuses on investments in real estate-related and asset-backed securities. Before joining Blackstone, he worked at Goldman Sachs where he was most recently responsible for trading high yield CMBS and CRE CDOs. Mr. Wiebolt holds a BA in History from Carleton College, where he graduated magna cum laude and was elected to Phi Beta Kappa. Mr. Wiebolt also received an MBA from the Columbia Graduate School of Business. Mr. Wiebolt serves on the Board of Trustees at Carleton College and the Associates Council of Prep for Prep
Eric Wu is a Senior Managing Director in the Real Estate Group and Global Co-Head of Real Estate Debt Capital Markets. Mr. Wu was previously Chief Operating Officer of Real Estate Americas. Prior to joining Blackstone, Mr. Wu spent over 5 years at Barclays where he was Head of Originations for the commercial real estate lending business in the United States. Prior to Barclays, Mr. Wu worked at Morgan Stanley where he held various roles in the CMBS and merchant banking groups in the US and in Europe. Mr. Wu received a BS in Economics and a BA in Chemistry from Duke University where he graduated magna cum laude and an MBA from Columbia Business School.
The Advisory Agreement
Our board of directors at all times has oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company and our Operating Partnership. Pursuant to the Advisory Agreement, our board of directors has delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We believe that the Adviser currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.
Services
Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:
•serving as an advisor to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;
•sourcing, evaluating and monitoring our and Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and Operating Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of directors;
•with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;
•providing us with portfolio management and other related services;
•serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and
•engaging and supervising, on our and Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.
The above summary is provided to illustrate the material functions which the Adviser will perform for us and it is not intended to include all of the services which may be provided to us by the Adviser or third parties.

Term and Termination Rights
Our Advisory Agreement was most recently renewed on March 6, 2025, and has a one-year term expiring March 31, 2026, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of the Adviser before renewing the Advisory Agreement. The Advisory Agreement may be terminated:
•immediately by us (1) for “cause,” (2) upon the bankruptcy of the Adviser or (3) upon a material breach of the Advisory Agreement by the Adviser;
•upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or
•upon 60 days’ written notice by the Adviser.
“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Adviser under the Advisory Agreement.
Although the Advisory Agreement may be terminated upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors, third parties with whom we may contract, such as lenders, may impose restrictions on our ability to terminate the Adviser which would require us to obtain their consent in order to replace the Adviser or otherwise default on our loan.
In the event the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated management fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Adviser will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function.
Management Fee, Performance Participation and Expense Reimbursements
Management Fee. As compensation for its services provided pursuant to the Advisory Agreement, we pay the Adviser a management fee equal to 1.25% of NAV for the Management Fee Shares per annum payable monthly. Additionally, to the extent that our Operating Partnership issues Operating Partnership units to parties other than us, our Operating Partnership will pay the Adviser a management fee equal to 1.25% of the NAV of the Operating Partnership attributable to such Class T-2, Class S-2, Class D-2, Class I, Class T, Class S, Class D, Class C and Class B Operating Partnership units not held by us per annum payable monthly. We do not pay the Adviser a management fee with respect to the Class F shares or Class F units and as a result, it is a class-specific expense. In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation allocation, stockholder servicing fees or distributions payable on our shares.
The management fee may be paid, at the Adviser’s election, in cash, certain classes of shares of our common stock and/or Operating Partnership units, or any combination thereof. The Adviser generally elects to receive shares or Operating Partnership units primarily for the Company’s cash management purposes and alignment of interest. Any repurchase requests by the Adviser will be consistent with the Adviser’s fiduciary duties to us and our stockholders.
Performance Participation. So long as the Advisory Agreement has not been terminated, the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined under “Summary of our Operating Partnership Agreement—Special Limited Partner Interest”).
Expense Reimbursement. Under the Advisory Agreement, and subject to the limitations described below under “—Reimbursement by the Adviser,” our Adviser is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf, provided that the Adviser is responsible for the expenses related to any and all personnel of the Adviser who provide investment advisory services to us pursuant to the Advisory Agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of the Adviser or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Without limiting the generality of the foregoing, costs eligible for reimbursement include out-of-pocket costs and expenses the Adviser incurs in connection with the services it provides to us related to (1) the actual amount paid to third parties for goods and services, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities or charitable donations, such as in connection with our annual stockholder meetings, (2) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person and (3) out-of-pocket expenses in connection with the selection and acquisition of properties and real estate debt, whether or not such investments are acquired. Such out-of-pocket costs and expenses also will include expenses relating to compliance-related matters and regulatory filings, in each case, relating to our activities (including, without limitation, expenses relating to requests for information, examinations and inquiries or any regulatory proceedings against us, the Adviser, the Dealer Manager and any of their respective affiliates, expenses relating to requests for information and inquiries from press or other news sources, and expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the CFTC, reports, disclosures, and/or other regulatory filings of the Adviser and its affiliates relating to our activities (including our pro rata share of the costs of the Adviser and its affiliates of regulatory expenses that relate to us and Other Blackstone Accounts)).
We reimburse the Adviser for any organization and offering expenses associated with our public and private offerings, including this offering and offerings by feeder vehicles (which are primarily created to hold our shares and in turn offer interests in such feeder vehicles to non-U.S. persons), that the Adviser incurs on our behalf (including organizational, legal, accounting, printing, mailing, subscription processing and filing fees and expenses, expenses incurred in connection with the provision of administrative or similar services by intermediary platforms or participating broker-dealers for their clients and reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, formation, distribution, administrative, regulatory or similar expenses related to the management and operation of feeder vehicles or related entities and expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities, but excluding upfront selling commissions, dealer manager fees and the stockholder servicing fee) as and when incurred. The Adviser currently pays wholesaling compensation expenses and certain related expenses of persons associated with the Dealer Manager without reimbursement from us. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Adviser has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.
Reimbursement by the Adviser. The Adviser will reimburse us for any expenses that cause our Total Operating Expenses in any four consecutive fiscal quarters to exceed the greater of: (1) 2% of our Average Invested Assets or (2) 25% of our Net Income.
Notwithstanding the foregoing, to the extent that our Total Operating Expenses exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, the Adviser would not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review at least annually the total fees and expense reimbursements for operating expenses paid to the Adviser and the Special Limited Partner to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors.
Independent Directors’ Review of Compensation. Our independent directors evaluate at least annually whether the compensation that we contract to pay to the Adviser is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of the Adviser and the compensation we pay to it to determine that the provisions of the

Advisory Agreement are being carried out. This evaluation is based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:
•the amount of fees paid to the Adviser in relation to the size, composition and performance of our investments;
•the success of the Adviser in generating investments that meet our investment objectives;
•rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;
•additional revenues realized by the Adviser and its affiliates through their advisory relationship with us (including the performance participation allocation paid to the Special Limited Partner);
•the quality and extent of the services and advice furnished by the Adviser;
•the performance of our assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
•the quality of our portfolio in relationship to the investments generated by the Adviser for its own account.
In addition to the management fee, performance participation and expense reimbursements, we have agreed to indemnify and hold harmless the Adviser and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations. See “—Limited Liability and Indemnification of Directors, Officers, the Adviser and Other Agents” below.
Limited Liability and Indemnification of Directors, Officers, the Adviser and Other Agents
Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and the Adviser and any of its affiliates acting as our agents subject to the limitations of the NASAA REIT Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:
•an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;
•the director or officer actually received an improper personal benefit in money, property or services; or
•with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
In addition to the above limitations of the MGCL, our charter provides that our directors, the Adviser and its affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:
•the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;
•the indemnitee was acting on our behalf or performing services for us;
•in the case of affiliated directors, the Adviser or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and
•in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.
In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
Our charter also provides that we may not provide indemnification to a director, the Adviser or any affiliate of the Adviser for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:
•there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;
•such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or
•a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.
Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, the Adviser and its affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:
•the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;
•the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;
•the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and
•the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.
We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
The SEC and certain state securities regulators take the position that indemnification against liabilities arising under the Securities Act and state securities laws is against public policy and unenforceable.
Our Operating Partnership must also indemnify us and our directors and officers and other persons we may designate against damages and other liabilities in our capacity as general partner.
Legal Proceedings
Neither we nor the Adviser is currently involved in any material litigation. As a registered investment advisor, the Adviser may be examined periodically by the SEC.

COMPENSATION
We pay the Adviser, the Special Limited Partner, the Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us.
We do not intend to pay the Adviser or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is an affiliate of the Adviser) or development, or adopt a long-term incentive plan for the Adviser or its employees, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse the Adviser and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by the Adviser.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees(1)(2)—The Dealer Manager
The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T-2 share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S-2 share sold in the primary offering. The Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D-2 share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.
No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class T-2, Class S-2 and Class D-2 shares sold and the transaction price of each Class T-2, Class S-2 and Class D-2 share. Aggregate upfront selling commissions will equal approximately $708.6 million if we sell the maximum amount in our primary offering, and aggregate dealer manager fees will equal approximately $11.6 million if we sell the maximum amount in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T-2 shares of 3.0% and 0.5%, respectively), that 5%, 35% and 10% of our offering proceeds are from the sale of each of Class T-2, Class S-2 and Class D-2 shares, respectively, and that the transaction prices of our Class T-2, Class S-2 and Class D-2 shares remain constant from when this offering commenced.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Stockholder Servicing Fees(2)(3)—The Dealer Manager
Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:
•with respect to our outstanding Class T-2 and Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T-2 and Class T shares, consisting of a representative stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T-2 and Class T shares, however, with respect to Class T-2 and Class T shares sold through certain participating broker-dealers, the representative stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;
•with respect to our outstanding Class S-2 and Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S-2 and Class S shares; and
•with respect to our outstanding Class D-2 and Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D-2 and Class D shares.
We do not pay a stockholder servicing fee with respect to our outstanding Class I shares.
The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees are calculated based on our NAV for our Class T-2, Class S-2, Class D-2, Class T, Class S and Class D shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.
Actual amounts depend upon the per share NAVs of our Class T-2 shares, Class S-2 shares and Class D-2 shares, the number of Class T-2 shares, Class S-2 shares and Class D-2 shares purchased and when such shares are purchased. For Class T-2 shares, the stockholder servicing fees will equal approximately $19.7 million per annum if we sell the maximum amount. For Class S-2 shares, the stockholder servicing fees will equal approximately $138.0 million per annum if we sell the maximum amount. For Class D-2 shares, the stockholder servicing fees will equal approximately $11.8 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 5% of our offering proceeds are from the sale of Class T-2 shares, 35% of our offering proceeds are from the sale of Class S-2 shares and 10% of our offering proceeds are from the sale of Class D-2 shares, that the NAV per share of our Class T-2 shares, Class S-2 shares and Class D-2 shares remains constant from when this offering commenced and none of our stockholders participate in our distribution reinvestment plan or share repurchase plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

We will cease paying the stockholder servicing fee with respect to any Class T-2 share, Class S-2 share, Class D-2 share, Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would be equal to or exceed, in the aggregate, the Fee Limit, if any. At the end of such month, each such Class T-2 share, Class S-2 share, Class D-2 share, Class T share, Class S share or Class D share will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.

In addition, we will cease paying the stockholder servicing fee on the Class T-2 shares, Class S-2 shares, Class D-2 shares, Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this public offering on which, in the aggregate, underwriting compensation from all sources in connection with this public offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from the primary portion of this public offering.
For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—Underwriting Compensation—Stockholder Servicing Fees—Class T-2, Class S-2, Class D-2, Class T, Class S and Class D Shares.”

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Expense Reimbursement(2)(4)—The Adviser	We reimburse the Adviser for any organization and offering expenses associated with our public and private offerings, including this offering and offerings by feeder vehicles (which are primarily created to hold our shares and in turn offer interests in such feeder vehicles to non-U.S. persons), that the Adviser incurs on our behalf (including organizational, legal, accounting, printing, mailing, subscription processing and filing fees and expenses, expenses incurred in connection with the provision of administrative or similar services by intermediary platforms or participating broker-dealers for their clients and reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, formation, distribution, administrative, regulatory or similar expenses related to the management and operation of feeder vehicles or related entities and expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities, but excluding upfront selling commissions, dealer manager fees and the stockholder servicing fee) as and when incurred. The Adviser currently pays wholesaling compensation expenses and certain related expenses of persons associated with the Dealer Manager without reimbursement from us.	We estimate our organization and offering expenses of this offering to be approximately $68.4 million if we sell the maximum offering amount.
Investment Activities

Acquisition Expense Reimbursement(5)—The Adviser	We do not intend to pay the Adviser any acquisition, financing (except interest payments to the lender in cases where the lender is an affiliate of the Adviser) or other similar fees in connection with making investments. We will, however, reimburse the Adviser for out-of-pocket expenses in connection with the selection and acquisition of properties and real estate debt, whether or not such investments are acquired, and make payments to third parties or certain of the Adviser’s affiliates in connection with making investments as described in “—Fees from Other Services” below.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Operational Activities
Management Fee—The Adviser(6)
We pay the Adviser a management fee equal to 1.25% of NAV for the Management Fee Shares per annum payable monthly. Additionally, to the extent that our Operating Partnership issues Operating Partnership units to parties other than us, our Operating Partnership will pay the Adviser a management fee equal to 1.25% of the NAV of the Operating Partnership attributable to such Class T-2, Class S-2, Class D-2, Class I, Class T, Class S, Class D, Class C and Class B Operating Partnership units not held by us per annum payable monthly. We do not pay the Adviser a management fee with respect to the Class F shares or Class F units and as a result, it is a class-specific expense.
The management fee may be paid, at the Adviser’s election, in cash, certain classes of shares of our common stock and/or Operating Partnership units, or any combination thereof. To the extent that the Adviser elects to receive any portion of its management fee in shares of our common stock and/or Operating Partnership units, we may repurchase such shares or units from the Adviser at a later date. Such shares of our common stock and/or Operating Partnership units will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. Notwithstanding the foregoing, we have adopted a policy in which the affiliate transaction committee must approve repurchase requests submitted by the Adviser that when combined with any shareholder repurchase requests would cause us to exceed the 2% monthly or 5% quarterly limitations on repurchases. Such approval must find that the repurchase will not impair our capital or operations and be consistent with the fiduciary duties of our directors.
The Operating Partnership will repurchase any such Operating Partnership units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such Operating Partnership units will be repurchased for shares of our common stock with an equivalent aggregate NAV. The Adviser and the Special Limited Partner will have the option of exchanging such shares of our common stock for an equivalent aggregate NAV amount of certain other classes of shares of our common stock and will have registration rights with respect to shares of our common stock.

Actual amounts of the management fee depend upon our aggregate NAV. The management fee attributed to the shares sold in this offering will equal approximately $591.0 million per annum if we sell the maximum amount in our primary offering, assuming that the NAV per share of our Class T-2, Class S-2, Class D-2 and Class I shares remains constant from when this offering commenced and before giving effect to any shares issued under our distribution reinvestment plan, shares issued in our private or offshore offerings and share repurchases.
Actual amounts of out-of-pocket expenses paid by the Adviser that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Adviser for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) the actual amount paid to third parties for goods and services, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities or charitable donations, such as in connection with our annual stockholder meetings, (2) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, and (3) out-of-pocket expenses in connection with the selection and acquisition of properties and real estate debt, whether or not such investments are acquired. Such out-of-pocket costs and expenses also will include expenses relating to compliance-related matters and regulatory filings, in each case, relating to our activities (including, without limitation, expenses relating to requests for information, examinations and inquiries or any regulatory proceedings against us, the Adviser, the Dealer Manager and any of their respective affiliates, expenses relating to requests for information and inquiries from press or other news sources, and expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the CFTC, reports, disclosures, and/or other regulatory filings of the Adviser and its affiliates relating to our activities (including our pro rata share of the costs of the Adviser and its affiliates of regulatory expenses that relate to us and Other Blackstone Accounts)). See “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements.”

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Performance Participation Allocation—The Special Limited Partner
So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined below). Such allocation will be measured on a calendar year basis, made quarterly and accrued monthly. The performance participation interest is not paid on the Class F units, and as a result, it is a class-specific expense.
Distributions on the performance participation interest may be payable in cash, certain classes of Operating Partnership units, or any combination thereof, at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Operating Partnership units, the Special Limited Partner may request the Operating Partnership to repurchase such Operating Partnership units from the Special Limited Partner at a later date.
Promptly following the end of each calendar quarter that is not also the end of a calendar year, the Special Limited Partner will be entitled to a performance participation allocation as described above calculated in respect of the portion of the year to date, less any performance participation allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The performance participation allocation that the Special Limited Partner is entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Quarterly Allocations that year.
Actual amounts of the performance participation depend upon the Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:
•First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and
•Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:
(i)all distributions accrued or paid (without duplication) on the Class T-2 units, Class S-2 units, Class D-2 units, Class C units, Class I units, Class T units, Class S units, Class D units and Class B units (collectively, the “Performance Participation Units”) of the Operating Partnership outstanding at the end of such period since the beginning of the then-current calendar year plus
(ii)the change in aggregate NAV of such Performance Participation Units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Participation Units, (y) any allocation/accrual to the performance participation interest and (z) applicable stockholder servicing fee expenses (including any payments made to us for payment of such expenses).
For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of Performance Participation Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Performance Participation Units.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Performance Participation Units outstanding at the beginning of the then-current calendar year and all Performance Participation Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Performance Participation Units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Performance Participation Units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and applicable stockholder servicing fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Performance Participation Units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.
Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation Units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “High Water Mark.”

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

The Special Limited Partner will also be allocated a performance participation with respect to all Performance Participation Units that are repurchased at the end of any month (in connection with repurchases of our shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.
If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same calendar year the Special Limited Partner is entitled to less than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end Performance Allocations in that calendar year will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a calendar year following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end Performance Allocations in the subsequent four calendar years will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the calendar year following the year in which the

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the Special Limited Partner (or its affiliate) may make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided, further, that if any Quarterly Shortfall Obligation remains following such subsequent four calendar years, then the Special Limited Partner (or its affiliate) will promptly pay the Operating Partnership the remaining Quarterly Shortfall Obligation in cash.
Distributions on the performance participation interest may be payable in cash, Class I units, Class C units, Class B units or Class F units (collectively, “SLP Performance Units”) at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in SLP Performance Units, the Special Limited Partner may request the Operating Partnership to repurchase such Operating Partnership units (including any units received in exchange for any SLP Performance Units) from the Special Limited Partner at a later date. Any such repurchase requests will not be subject to the Early Repurchase Deduction but will be subject to similar repurchase limits that exist under our share repurchase plan.
The Operating Partnership will repurchase any such Operating Partnership units for the corresponding class of shares of our common stock or cash (at the Special Limited Partner’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such Operating Partnership units will be repurchased for the corresponding class of shares of our common stock. The Operating Partnership will repurchase any such Class B units for cash subject to the applicable repurchase limits.

See “Summary of Our Operating Partnership Agreement—Special Limited Partner Interest.”

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Fees from Other Services—Affiliates of the Adviser
We retain certain of the Adviser’s affiliates, from time to time, for services relating to our investments or our operations, which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, property, title and/or other types of insurance and related services, transaction support services, transaction consulting services and other similar operational matters. We have adopted a long-term incentive plan which we use to attract and retain qualified employees of certain of our portfolio entities and other affiliated service providers. Our Operating Partnership or its subsidiary may also issue equity incentive compensation to certain employees of such affiliates for services provided. Any compensation paid to the Adviser’s affiliates for any such services will not reduce the management fee or performance participation allocation. Any such arrangements will be at or below market rates. For more information about such services, please see “Risk Factors—Risks Related to Conflicts of Interest—The Adviser may face conflicts of interests in choosing our service providers and certain service providers may provide services to the Dealer Manager, the Adviser or Blackstone on more favorable terms than those payable by us.”
Actual amounts depend on to what extent affiliates of the Adviser are actually engaged to perform such services.
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(1)Upfront selling commissions and dealer manager fees for sales of Class T-2, Class S-2 and Class D-2 shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Selling Commissions and Dealer Manager Fees.”
(2)We will cease paying stockholder servicing fees with respect to Class T-2, Class S-2, Class D-2, Class T, Class S and Class D shares at the date following the completion of the primary portion of this public offering at which total underwriting compensation from any source in connection with this public offering equals 10% of the gross proceeds from the primary portion of this public offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of our primary offering (the “FINRA 10% Limit”).
(3)In calculating our stockholder servicing fee, we will use our NAV before giving effect to accruals for the stockholder servicing fee or distributions payable on our shares.
(4)These amounts represent estimated expenses incurred in connection with our organization and this offering, including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent and certain wholesaling reimbursements. These amounts do not include wholesaling compensation and certain related expenses of persons associated with the Dealer Manager, which the Adviser currently pays without reimbursement from us. Under no circumstances may our total organization and offering expenses (including upfront selling commissions, stockholder servicing fees and due diligence expenses) exceed 15% of the gross proceeds from this offering.
(5)We will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including appraisals performed by independent third-party appraisal firms), nonrefundable option payments on property not acquired, engineering, due diligence, transaction support services, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to the Adviser or its affiliates. Acquisition expenses, together with any acquisition fees for a particular real estate-related asset, will in no event exceed 6% of the gross purchase price of the property.

(6)In calculating our management fee, we will use our NAV and the NAV of our Operating Partnership before giving effect to accruals for the management fee, performance participation allocation, stockholder servicing fees or distributions payable on our shares.
Our Total Operating Expenses, including any performance participation allocation made to the Special Limited Partner with respect to its performance participation interest in the Operating Partnership, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:
•“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under GAAP, including the management fee and the performance participation, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) property-level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v) non-cash expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with our charter, (vii) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (viii) real estate commissions on the sale of property and (ix) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
•“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.
•“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.
See “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements.”
Performance Participation Allocation Example
The following example illustrates how we would calculate our Special Limited Partner’s performance participation allocation at the end of the year based on the assumptions set forth in rows A through E of the table below. All amounts are with respect to the units outstanding at the end of the year. Actual results may differ materially from the following example. Please refer to “Selected Information Regarding our Operations—Related Party Transactions—Performance Participation Allocation” for a discussion on the actual amounts recognized by the Company.

A.	Beginning NAV	$40,000,000,000
B.	Loss Carryforward Amount	—
C.	Net proceeds from new issuances	—
D.	Distributions paid (in twelve equal monthly installments)	$1,600,000,000
E.	Change in NAV required to meet 5% annualized internal rate of return(1)	$357,800,000
F.	Hurdle Amount(1) (D plus E)	$1,957,800,000
G.	Actual change in NAV	$2,000,000,000
H.	Annual Total Return prior to performance participation allocation (D plus G)	$3,600,000,000
I.	Excess Profits (H minus the sum of B and F)	$1,642,200,000
J.	Performance participation allocation is equal to 12.5% of annual Total Return (H) because the annual Total Return exceeds the Hurdle Rate (F) plus loss carryforward account balance (B) with enough Excess Profits (I) to achieve the full Catch-Up	$450,000,000
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(1)Amounts rounded to the nearest $100,000. The Hurdle Amount for any period is that amount that results in a 5% annualized internal rate of return on the NAV of the units outstanding at the end of the period. An internal rate of return reflects the timing and amount of all distributions accrued or paid (without duplication) and any issuances or repurchases of such units during the period. Internal rate of return is a metric used in business and asset management to measure the profitability of an investment, and is calculated according to a standard formula that determines the total return provided by gains on an investment over time. We believe our fee structure described herein, including the requirement that a minimum internal rate of return be achieved before the Adviser is entitled to any performance allocation, aligns the interests of our stockholders with the Adviser in a manner that is typically offered to institutional investors.

CONFLICTS OF INTEREST
We pay the Adviser a management fee regardless of the performance of our portfolio. The Adviser’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We will be required to pay the Adviser a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.
In addition, the Special Limited Partner has the ability to earn distributions on its performance participation interest each year based on the total return of our Operating Partnership, which may create an incentive for the Adviser to invest in assets with higher yield potential, which are generally riskier or more speculative, or sell an asset prematurely for a gain, in an effort to increase short-term net income and thereby increase the distributions on performance participation interest to which the Special Limited Partner is entitled. If our interests and those of the Adviser are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition.
We are subject to conflicts of interest arising out of our relationship with Blackstone, including the Adviser and its affiliates. Certain members of our board of directors and each of our executive officers are also executives of Blackstone and/or one or more of its affiliates. There is no guarantee that the policies and procedures adopted by us, the terms of our charter, the terms and conditions of the Advisory Agreement or the policies and procedures adopted by the Adviser, Blackstone and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest. Notwithstanding the foregoing, we expect our directors, officers, and the Adviser’s personnel will devote a sufficient amount of time to our business to fulfill their responsibilities to us. Transactions between us and the Adviser or its affiliates will be subject to approval by our Affiliate Transaction Committee.
See “Risk Factors—Risks Related to Conflicts of Interest.”
Some examples of conflicts of interest that may arise by virtue of our relationship with the Adviser and Blackstone include:
•Broad and Wide-Ranging Activities. The Adviser, Blackstone and their affiliates engage in a broad spectrum of activities, including a broad range of activities relating to investments in the real estate industry, and have invested or committed billions of dollars in capital through various investment funds, managed accounts and other vehicles affiliated with Blackstone. In the ordinary course of their business activities, the Adviser, Blackstone and their affiliates may engage in activities where the interests of certain divisions of Blackstone and its affiliates, including the Adviser, or the interests of their clients may conflict with the interests of our stockholders. Certain of these divisions and entities affiliated with the Adviser have or may have investment objectives or guidelines similar to our investment guidelines and therefore may compete with us. In particular, Blackstone Real Estate invests in a broad range of real estate and real estate debt investments via numerous different investment funds, managed accounts and other vehicles.
•Blackstone’s Policies and Procedures. Blackstone has implemented policies and procedures to address conflicts that arise as a result of its various activities, as well as regulatory and other legal considerations. Because Blackstone has many different asset management and advisory businesses, including private equity, growth equity, a credit business, a hedge fund business, a capital markets group, a life sciences business and a real estate advisory business, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than it would otherwise be subject to if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses and to protect against the inappropriate sharing and/or use of information between Blackstone Real Estate and the other business units at Blackstone, Blackstone has implemented certain policies and procedures (e.g., Blackstone’s information wall policy) regarding the sharing of information which have the potential to reduce the positive synergies and collaborations that the Adviser could otherwise expect to utilize for purposes of identifying, pursuing and managing attractive investments. For example, Blackstone will from time to time come into possession of material nonpublic information with respect to companies in which Other Blackstone Accounts may be considering making an investment or companies that are clients of Blackstone. As a consequence, that information, which could be of benefit to the Company, might become restricted to those other respective businesses and otherwise be unavailable to the Company. However, certain business units will have access to form documents used by other business units; for example, when providing “seller financing” in connection with a sale, we may utilize form debt or credit agreements utilized or created by Other Blackstone Accounts with a strategy that focuses on debt investments and vice versa. There can be no assurance, however, that any such policies and/or procedures will be effective in accomplishing their stated purpose and/or that they will not otherwise adversely affect the ability of the Company to effectively achieve its investment objective by unduly limiting the investment flexibility of the Company and/or the flow of otherwise appropriate information between the Adviser and other business units at Blackstone. For example, in some instances, personnel of Blackstone would be unable to assist with the activities of the Company as a result of these walls. There can be no assurance that additional restrictions will not be imposed that would further limit the ability of Blackstone to share information internally. In addition, due to these restrictions, in some instances, the Company may not be able to initiate a transaction that it otherwise might have initiated and may not be able to purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect its operations.
In addition, to the extent that Blackstone is in possession of material nonpublic information or is otherwise restricted from trading in certain securities, the Company and the Adviser may also be deemed to be in possession of such information or be otherwise restricted. Additionally, the terms of confidentiality or other agreements with or related to companies in which any investment vehicle advised by Blackstone has made or has considered making an investment or which is otherwise a client of Blackstone will from time to time restrict or otherwise limit the ability of the Company and their affiliates to make investments in or otherwise engage in businesses or activities competitive with such companies. Blackstone reserves the right to enter into one or more strategic relationships in certain regions or with respect to certain types of investments that, although intended to provide greater opportunities for the Company, may require the Company to share such opportunities or otherwise limit the amount of an opportunity the Company can otherwise take.
•Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that Blackstone and its affiliates, including the Adviser, will provide investment management and other services to us and to other persons or entities, whether or not the investment objectives or guidelines of any such other person or entity are similar to ours, including, without limitation, the sponsoring, closing and/or managing of Other Blackstone Accounts. In particular, there will be overlap of real estate and real estate debt investment opportunities with certain Other Blackstone Accounts that are actively investing and similar overlap with future Other Blackstone Accounts. This overlap will from time to time create conflicts of interest. Additionally, in certain circumstances investment opportunities suitable for us will not be presented to us and there will be investment opportunities where our participation is restricted.
With respect to Other Blackstone Accounts with investment objectives or guidelines that overlap with ours but that do not have priority over us (including the Private Core+ Accounts), investment opportunities are allocated among us and one or more Other Blackstone Accounts in accordance with our sponsor’s prevailing policies and procedures on a basis that the Adviser and its affiliates believe to be fair and reasonable in their sole discretion, which may be pro rata based on relative available capital, subject to the following considerations: (i) consistency with any applicable investment objectives or focus of ours and such Other Blackstone Accounts (which, for us, includes our primary objective of providing attractive current income in the form of regular, stable cash distributions), (ii) any investment limitations, parameters or contractual provisions of ours and such Other Blackstone Accounts (e.g., a joint venture between us and an Other Blackstone Account must be on substantially similar terms), (iii) the sector, geography/location, expected return profile, expected distribution rates, anticipated cash flows, expected stability or volatility of cash flows, leverage profile, risk profile, and other features of the applicable investment opportunity and its impact on portfolio concentration and diversification (including, but not limited to, (A) allocations necessary for us or Other Blackstone Accounts to maintain a particular concentration in a certain type of investment (e.g., if an Other Blackstone Account follows a liquid strategy pursuant to which it sells a type of investment more or less frequently than us and we or such Other Blackstone Account needs a non pro rata additional allocation to maintain a particular concentration in that type of investment) and (B) whether a particular fund already has its desired exposure to the investment, sector, industry, geographic region or markets in question), (iv) maintaining structuring and financing flexibility for shared investments (which can result in sharing an investment opportunity equally to the extent each party has sufficient available capital to do so), (v) avoiding allocation that could result in de minimis or odd lot investments, or allocating to a single vehicle when investments are smaller in size, and (vi) legal, tax, accounting, regulatory and other considerations deemed relevant by the Adviser and its affiliates (including, without limitation, maintaining our qualification as a REIT and our status as a non-investment company exempt from the Investment Company Act).
Currently, Private Core+ Accounts invest in “Core+” real estate and real estate-related assets in the United States and Canada (which are generally substantially stabilized assets generating relatively stable cash flow), with a focus on office, multifamily, industrial, retail and life sciences assets in major cities and markets across the United States and Canada. To the extent an investment is determined by Blackstone to satisfy the investment objectives of us and the Private Core+ Accounts, such investment will be generally allocated in accordance with Blackstone’s prevailing policies and procedures described above. Certain Other Blackstone Accounts also invest in real estate debt with investment objectives or guidelines that overlap with ours but do not have priority over us. To the extent an investment is determined by Blackstone to satisfy the investment objectives of us and such Other Blackstone Accounts, such investment will be allocated in accordance with Blackstone’s prevailing policies and procedures described above.
Furthermore, the Select Opportunistic Blackstone Accounts invest in “opportunistic” real estate and real estate-related assets globally (which often are undermanaged assets and with higher potential for equity appreciation) and have priority over us with respect to such investment opportunities and select investments (e.g., certain private real estate loans, European and infrastructure investments) will be first offered to certain Other Blackstone Accounts (which we generally expect to have investment strategies distinct from ours but can overlap to some extent). Other Blackstone Accounts having priority over us will result in fewer investment opportunities being made available to us.
The Adviser and its affiliates calculate available capital, weigh the factors described above (which will not be weighted equally) and make other investment allocation decisions in accordance with their prevailing policies and procedures in their sole discretion, taking into account a variety of considerations, which may include, without limitation, net asset value, any actual or anticipated allocations, expected future fundraising and uses of capital, expected investor and other third-party co-investment allocation (i.e., when additional capital is raised alongside a private fund for a single investment) of Other Blackstone Accounts, applicable investment guidelines, excuse rights and investor preferences, any or all reserves, vehicle sizes and stage of investment operations (e.g., early in a vehicle’s investment operations, the vehicle may receive larger allocations than it otherwise would in connection with launching and ramping up), targeted amounts of securities as determined by the Adviser and its affiliates, geographic limitations and actual or anticipated capital needs or other factors determined by the Adviser and its affiliates. Preliminary investment allocation decisions will generally be made on or prior to the time we and such Other Blackstone Accounts commit to make the investment (which in many cases is when the purchase agreement (or equivalent) in respect of such investment opportunity is signed), and are expected to be updated from time to time prior to the time of consummation of the investment (including after deposits are made thereon) due to changes in the factors that Blackstone considers in making investment allocations among us and Other Blackstone Accounts, including, for example, due to changes in available capital (including as a result of investor subscriptions or withdrawals, deployment of capital for other investments or a reassessment of reserves), changes in portfolio composition or changes in actual or expected investor or third-party co-investment allocation, in each case between the time of committing to make the investment and the actual funding of the investment. Such adjustments in investment allocations could be material, could result in a reduced or increased allocation being made available to us and there can be no assurance that we will not be adversely affected thereby. The manner in which our available capital is determined may differ from, or subsequently change with respect to, Other Blackstone Accounts. The amounts and forms of leverage utilized for investments will also be determined by the Adviser and its affiliates in their sole discretion. Any differences or adjustments with respect to the manner in which available capital is determined with respect to us or Other Blackstone Accounts may adversely impact our allocation of particular investment opportunities. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. Blackstone is entitled to amend its policies and procedures at any time without prior notice or our consent.
The Adviser makes good faith determinations for allocation decisions based on expectations that will, in certain circumstances, prove inaccurate. Information unavailable to the Adviser, or circumstances not foreseen by the Adviser at the time of allocation, may cause an investment opportunity to yield a different return than expected. For example, an investment opportunity that the Adviser determines to be consistent with the return objectives of an opportunistic “control-oriented” fund rather than the Company could fail to achieve the Adviser’s expectations and underwriting and generate an actual return that would have been appropriate for the Company. Conversely, an investment that the Adviser expects to be consistent with the Company’s return objectives will, in certain circumstances, exceed them. Furthermore, in certain circumstances where the Company is participating alongside one or more Other Blackstone Accounts in an investment opportunity, the Adviser is expected to be required to make initial investment allocation decisions at the time of the signing of the related purchase agreement (or equivalent) and/or funding of the deposit in respect thereof. The Adviser could change the applicable investment allocations as between the Company and such Other Blackstone Accounts between such signing and funding and the closing of such investment opportunity as it determines appropriate based on a number of factors, including but not limited to (i) changes in available capital (taking into account changes in capital commitment subscriptions, redemptions and/or repurchase requests, transfers, deployment of capital and reserves for future investments, among other factors) and (ii) prevailing concentration limits in respect of sector, industry, geographic region or markets in question. In such circumstances, the Company’s and such Other Blackstone Accounts’ respective obligations related to any deposit and transaction costs (including broken deal fees and expenses) would be expected to change accordingly; provided, that any such adjustments, particularly in respect of funded deposits, are expected to occur at the time of the closing of the investment and interest or other additional amounts will not be due or payable in respect of any such adjustments. In addition, the Adviser could determine at any point prior to the closing of an investment opportunity that any such investment opportunity that was initially allocated to the Company based on information available to the Company at the time the allocation decision is made should subsequently be reallocated in whole or in part to one or more Other Blackstone Accounts (and vice versa) based on subsequent information received by the Adviser in respect of such investment opportunity (e.g., an investment opportunity that the Adviser initially determines to be consistent with the return objectives of the Company could subsequently be determined to be consistent with the return objectives of an opportunistic “control-oriented” fund). In such circumstance, the Adviser could determine to reallocate all or any portion of any such investment opportunity from the Company to a Reallocating Account, including in circumstances where such Reallocating Account has entered into an exclusivity arrangement or other binding agreement with one or more third parties. In such cases, if the non-Reallocating Account agrees to pursue the investment, it will reimburse the Reallocating Account for any deferred acquisition costs (including non-refundable or refundable deposits, breakage fees, due diligence costs and other fees and expenses) incurred by the Reallocating Account relating to such Reallocation Investment, which may be so reallocated prior to closing.
While the Adviser will seek to manage potential conflicts of interest in a fair and reasonable manner (subject to any priorities of Other Blackstone Accounts) as required pursuant to our charter and the Advisory Agreement, the portfolio strategies employed by the Adviser, Blackstone or their affiliates in managing the Other Blackstone Accounts could conflict with the strategies employed by the Adviser in managing our business and may adversely affect the marketability, exit strategy, prices and availability of the properties, securities and instruments in which we invest. The Adviser, Blackstone or their affiliates may also give advice to the Other Blackstone Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same as or similar to ours.

•Corporate Opportunities. Our board of directors has adopted a resolution that provides that none of Blackstone or its affiliates, our directors or any person our directors control is required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person in his or her capacity as one of our directors or officers and intended exclusively for us or any of our subsidiaries.
•Investments in Different Levels or Classes of an Issuer’s Securities. From time to time, to the extent permitted by our charter, we and the Other Blackstone Accounts may make investments at different levels of an issuer’s or borrower’s capital structure (e.g., an investment by one or more Other Blackstone Accounts in an equity, debt or mezzanine interest with respect to the same portfolio entity in which we own a different debt interest or vice versa) or otherwise in different classes of the same issuer’s securities. We may make investments that are senior or junior to, or have rights and interests different from or adverse to, the investments made by the Other Blackstone Accounts (and in certain circumstances the Adviser will be unaware of Other Blackstone Accounts’ participation, as a result of information walls or otherwise). Such investments may conflict with the interests of such Other Blackstone Accounts in related investments, and the potential for any such conflicts of interests may be heightened in the event of a default or restructuring of any such investments. Actions may be taken for Other Blackstone Accounts that are adverse to us, including with respect to the timing and manner of sale and actions taken in circumstances of financial distress. In addition, in connection with such investments, Blackstone will generally seek to implement certain procedures to mitigate conflicts of interest which typically involve us maintaining a non-controlling interest in any such investment and a forbearance of rights, including certain non-economic rights, relating to Other Blackstone Accounts, such as where Blackstone may cause us to decline to exercise certain control- and/or foreclosure-related rights with respect to an investment (including following the vote of other third-party lenders generally or otherwise recusing ourselves with respect to decisions), including with respect to both normal course ongoing matters (such as consent rights) and also defaults, foreclosures, workouts, restructurings and/or exit opportunities, subject to certain limitations. If we recuse ourselves from decision-making as described above, we will generally rely upon a third-party lender to make the decisions, and the third-party lender could have conflicts or otherwise make decisions that we would not have made. It is expected that our participation in connection with any such investments and transactions will be negotiated by third parties on market terms and prices. Furthermore, we hold investments (i) that are secured or backed by collateral in which Other Blackstone Accounts have interests and (ii) where Other Blackstone Accounts are invested in other parts of the capital structure. While Blackstone will seek to resolve any such conflicts in a fair and equitable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among the Other Blackstone Accounts, such transactions are not required to be presented to our Board of Directors for approval (unless otherwise required by our charter or investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor.
•Minority Investments of Other Blackstone Accounts. Certain Other Blackstone Accounts may also make minority investments in third-party investment managers or their investment vehicles with which we may engage in various transactions from time to time, including purchases or sales of assets or borrowing or lending transactions. Although these third-party investees may not be deemed to be affiliates of Blackstone due to the limited voting rights or other terms of the investments made by such Other Blackstone Accounts, such Other Blackstone Accounts would have an indirect economic interest in any transactions between us and such third-party investees. Our stockholders will not share in any of the economic interest of such Other Blackstone Accounts in such transactions. There can be no assurance that any conflict will be resolved in our favor and Blackstone may be required to take action where it will have conflicting loyalties between its duties to us and to Other Blackstone Accounts, which may adversely impact us.
•Pursuit of Differing Strategies. At times, the investment professionals employed by the Adviser or its affiliates and other investment vehicles affiliated with the Adviser and/or Blackstone may determine that an investment opportunity may be appropriate for only some of the Other Blackstone Accounts for which he or she exercises investment responsibility, or may decide that certain of Other Blackstone Accounts should take differing positions with respect to a particular security. In these cases, the investment professionals may place separate transactions for one or more Other Blackstone Accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more Other Blackstone Accounts. For example, an investment professional may determine that it would be in the interest of Other Blackstone Accounts to sell a security that we hold long, potentially resulting in a decrease in the market value of the security held by us.
•Variation in Financial and Other Benefits. A conflict of interest arises where the financial or other benefits available to the Adviser or its affiliates differ among the Other Blackstone Accounts that they manage. If the amount or structure of the management fee, the Special Limited Partner’s performance participation interest and/or the Adviser’s or its affiliates’ compensation differs among Other Blackstone Accounts (such as where certain funds or accounts pay higher base management fees, incentive fees, performance-based management fees or other fees), the Adviser might be motivated to help certain Other Blackstone Accounts over others. Similarly, the desire to maintain assets under management or to enhance the Adviser’s performance record or to derive other rewards, financial or otherwise, could influence the Adviser or its affiliates in affording preferential treatment to those Other Blackstone Accounts that could most significantly benefit the Adviser or its affiliates. The Adviser may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor such Other Blackstone Accounts. Additionally, the Adviser or its affiliates might be motivated to favor Other Blackstone Accounts in which it has an ownership interest or in which Blackstone and/or its affiliates have ownership interests. Conversely, if an investment professional at the Adviser or its affiliates does not personally hold an investment in us but holds investments in Other Blackstone Accounts, such investment professional’s conflicts of interest with respect to us may be more acute.
•Underwriting, Advisory and Other Relationships. As part of its regular business, Blackstone provides a broad range of underwriting, investment banking, placement agent services and other services and may come into possession of information that limits its ability to engage in potential transactions. Our activities may be constrained as a result of the inability of Blackstone personnel to use such information. For example, employees of Blackstone not serving as employees of the Adviser or its affiliates may be prohibited by law or contract from sharing information with members of Blackstone Real Estate. We may be forced to sell or hold existing investments as a result of investment banking relationships or other relationships that Blackstone may have or transactions or investments that Blackstone may make or has made. Additionally, there may be circumstances in which one or more individuals associated with Blackstone will be precluded from providing services to the Adviser because of certain confidential information available to those individuals or to other parts of Blackstone. Further, in connection with selling investments by way of a public offering, a Blackstone broker-dealer has acted and may in the future act as the managing underwriter or a member of the underwriting syndicate on a firm commitment basis and has purchased and may in the future purchase securities on that basis. Blackstone may retain any commissions, remuneration, or other profits and receive compensation from such underwriting activities, which have the potential to create conflicts of interest. Blackstone may also participate in underwriting syndicates from time to time with respect to us or portfolio companies of Other Blackstone Accounts, or may otherwise be involved in the private placement of debt or equity securities issued by us or such portfolio companies, or otherwise in arranging financings with respect thereto or advising on such transactions. Subject to applicable law, Blackstone may receive underwriting fees, placement commissions, or other compensation with respect to such activities, which will not be shared with us or our stockholders. Where Blackstone serves as underwriter with respect to the securities of a portfolio, we or the applicable Other Blackstone Account holding such securities may be subject to a “lock-up” period following the offering under applicable regulations during which time our ability to sell any securities that we continue to hold is restricted. This may prejudice our ability to dispose of such securities at an opportune time.
In the regular course of its investment banking business, Blackstone represents potential purchasers, sellers and other involved parties, including corporations, financial buyers, management, shareholders and institutions, with respect to assets that are suitable for investment by us. In such case, Blackstone’s client would typically require Blackstone to act exclusively on its behalf, thereby precluding us from acquiring such assets. Blackstone is under no obligation to decline any such engagement to make the investment opportunity available to us.
Blackstone has long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on our behalf, the Adviser may consider those relationships (subject to its obligations under our charter and the Advisory Agreement), which may result in certain transactions that the Adviser will not undertake on our behalf in view of such relationships.
•Service Providers. Certain of our service providers (including lenders, brokers, attorneys, loan servicing and administration providers, investment banking firms and property managers) may be sources of investment opportunities, counterparties therein or advisors with respect thereto. This may influence the Adviser in deciding whether to select such a service provider. In addition, in instances where multiple Blackstone businesses may be exploring a potential individual investment, certain of these service providers may choose to be engaged by other Blackstone affiliates rather than us.
•Material, Nonpublic Information. We, directly or through Blackstone, the Adviser or certain of their respective affiliates may come into possession of material nonpublic information with respect to an issuer or borrower in which we have invested or may invest. Should this occur, the Adviser may be restricted from buying or selling securities, derivatives or loans of the issuer or borrower on our behalf until such time as the information becomes public or is no longer deemed material. Disclosure of such information to the personnel responsible for management of our business may be on a need-to-know basis only, and we may not be free to act upon any such information. Therefore, we and/or the Adviser may not have access to material nonpublic information in the possession of Blackstone which might be relevant to an investment decision to be made by the Adviser on our behalf, and the Adviser may initiate a transaction or purchase or sell an investment that, if such information had been known to it, may not have been undertaken. Due to these restrictions, in some instances, the Adviser may not be able to initiate a transaction on our behalf that it otherwise might have initiated and may not be able to purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect our operations.
•Possible Future Activities. The Adviser and its affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Advisory Agreement, the Adviser and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Adviser, Blackstone and their affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities.
•Transactions with Other Blackstone Accounts and Other Affiliates. From time to time, we may enter into purchase and sale transactions and joint ventures with Other Blackstone Accounts. Such transactions will be conducted in accordance with, and subject to, our charter (including the requirement that such transaction be approved by a majority of our independent directors as being fair and reasonable to us), the terms and conditions of the Advisory Agreement, and our code of business conduct and ethics and applicable laws and regulations. These requirements will also apply to transactions with Blackstone, any of our directors or any affiliates thereof.
•Other Affiliate Transactions. In connection with investments in which we participate alongside Other Blackstone Accounts, we may from time to time share certain rights with such Other Blackstone Accounts relating to such investments for legal, tax, regulatory or other similar reasons, including, in certain instances, certain control-related rights with respect to jointly held investments. When making any decisions related to such investments, there may be conflicting interests. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by Blackstone or its other affiliates. Further conflicts could arise once we and Blackstone or its affiliates have made our respective investments. For example, if we enter into a joint venture with an Other Blackstone Account, our interests and the interests of such Other Blackstone Account may conflict, for example when one joint venture partner seeks to sell the property in the joint venture but the other joint venture partner does not. In such situations, the ability of the Adviser to recommend actions in our best interests might be impaired. See “Risks Related to Conflicts of Interest–We may make a substantial amount of joint venture investments, including with Blackstone affiliates. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners” for additional conflicts related to our investments in joint ventures with Other Blackstone Accounts.
•Broken Deal Expenses. Any expenses that may be incurred by the Company for actual investments as described herein may also be incurred by the Company with respect to broken deals (i.e., investments that are not consummated). The Adviser is not required to and in most circumstances will not seek reimbursement of broken deal expenses (i.e., expenses incurred in pursuit of an investment that is not consummated) from third parties, including counterparties to the potential transaction or potential co-investors. Examples of such broken deal expenses include, but are not limited to, reverse termination fees, extraordinary expenses such as litigation costs and judgments, meal, travel and entertainment expenses incurred, deposits or down payments which are forfeited in connection with unconsummated transactions, costs of negotiating co-investment documentation (including non-disclosure agreements with counterparties), the costs from onboarding (i.e., know-your-customer) investment entities with a financial institution, and legal, accounting, tax and other due diligence and pursuit costs and expenses. Any such broken deal expenses could, in the sole discretion of the Adviser, be allocated solely to the Company and not to Other Blackstone Accounts or co-investment vehicles (including committed co-investment vehicles) that could have made the investment (including any situation where an Other Blackstone Account was initially allocated an investment opportunity and incurred such expenses before such investment opportunity was reallocated to the Company), even when the Other Blackstone Account or co-investment vehicle commonly invests alongside the Company in its investments or Blackstone or Other Blackstone Accounts in their investments. In such cases the Company’s share of expenses would increase. In the event broken deal expenses are allocated to an Other Blackstone Account or a co-investment vehicle, the Adviser, Blackstone or its affiliates, or the Company, will, in certain circumstances, advance such fees and expenses without charging interest until paid by the Other Blackstone Account or co-investment vehicle, as applicable.
•Determination of Net Asset Value and Compensation to Affiliates. Certain of the compensation we pay to the Adviser and its affiliates is based on our NAV, which is calculated by State Street, based on valuations provided by the Adviser. In particular, the Adviser receives a management fee based on our NAV; distributions to be received by the Special Limited Partner with respect to its performance participation interest in the Operating Partnership are based in part upon the Operating Partnership’s net assets (which is a component of our NAV); underwriting compensation for this offering to be paid to our Dealer Manager, of which all or a portion is reallowed to participating broker dealers, is based on our NAV. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. The Adviser and its affiliates, including the Special Limited Partner, may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price. The valuation of our investments will affect the amount and timing of the management fee paid to the Adviser and the Special Limited Partner’s performance participation interest. As a result, there may be circumstances where the Adviser is incentivized to determine valuations that are higher than the actual fair value of our investments.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES
Our NAV for each class of shares is determined by the Adviser based on the net asset values of our investments (including real estate debt and other securities), the addition of any other assets (such as cash on hand), and the deduction of any liabilities, including the allocation/accrual of any performance participation to the Special Limited Partner, and will also include the deduction of any stockholder servicing fees specifically applicable to such class of shares, in all cases as described below.
General
Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by the Adviser in connection with our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. An independent valuation advisor will review our valuation guidelines and methodologies related to investments in real property and certain real estate debt and other securities (as described below) with the Adviser and our board of directors at least annually. From time to time, our board of directors, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. While the independent valuation advisor is responsible for reviewing our property and certain real estate debt and other securities valuations as set forth herein, the independent valuation advisor is not responsible for, and does not calculate, our NAV. The Adviser is ultimately and solely responsible for the determination of our NAV.
The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements. The Adviser will calculate the fair value of our real estate properties monthly based in part on values provided by third-party independent appraisers and such calculation will be reviewed by an independent valuation advisor as further discussed below. The Adviser may retain additional third-parties to assist with our valuations of certain investments. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other public REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.
Our Independent Valuation Advisor
Since we began calculating our NAV, a market-leading, unaffiliated third-party valuation firm selected by the Adviser and approved by our board of directors, including a majority of our independent directors, has served as the independent valuation advisor with respect to the Adviser’s property valuations in accordance with our valuation guidelines. With the approval of our board of directors, including a majority of our independent directors, we may in the future engage one or more additional independent valuation advisors to review for reasonableness internal valuations prepared by the Adviser with respect to our real properties and certain real estate debt and other securities. All references herein to “independent valuation advisor” refer to any independent valuation advisors then-currently engaged by us, unless the context requires otherwise.

Any independent valuation advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of directors, including a majority of our independent directors.
Our independent valuation advisor will discharge its responsibilities in accordance with our valuation guidelines. Our board of directors will not be involved in the monthly valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities prepared by the Adviser as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of shares will be calculated by State Street, and such calculation will be reviewed and confirmed by the Adviser. The Adviser will receive appraisal reports for our property investments from third-party appraisal firms, and based in part on these appraisals, will render a final internal valuation in order for State Street to calculate our NAV. The appraisals for our property investments performed by independent third-party appraisal firms will be one of several components considered by the Adviser in determining the value of our properties that will be used when State Street calculates our NAV per share for each class of shares. For the avoidance of doubt, the Adviser may exclude from the final internal valuation rendered for use by State Street, any outstanding appraisals or reviews by an independent valuation advisor that in the aggregate would be expected to have a de minimis effect on the NAV per share, as reasonably determined by the Adviser.
We have agreed to pay fees to our independent valuation advisor upon its delivery to us of its review reports. We have also agreed to indemnify our independent valuation advisor against certain liabilities arising out of this engagement. The compensation we pay to our independent valuation advisor will not be based on the estimated values of our properties.
Our independent valuation advisor and certain of the independent third-party appraisers have provided, and are expected to continue to provide, real estate appraisal, appraisal management and real estate valuation advisory services to Blackstone and its affiliates and have received, and are expected to continue to receive, fees in connection with such services. Our independent valuation advisor and certain of the independent third-party appraisers and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for Blackstone and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the independent valuation advisor or the applicable appraiser as certified in the applicable appraisal report.
Valuation of Investments
Consolidated Properties
For the purposes of calculating our monthly NAV, our properties will initially be valued at cost, which we expect to represent fair value at that time, subject to any variation pursuant to our valuation guidelines. In accordance with GAAP, we determine whether the acquisition of a property qualifies as an asset acquisition or business combination. We capitalize acquisition-related costs associated with asset acquisitions and expense such costs associated with business combinations.
Each property will be valued by an independent third-party appraisal firm annually. Annual appraisals may be delayed for a short period in exceptional circumstances. Notwithstanding the foregoing, each of the Company’s single family rental portfolios will be appraised at the same time on an annual basis. Homes purchased after the annual single family rental appraisal will be appraised as part of the subsequent year’s single family rental appraisal. Properties purchased or treated as a portfolio may be valued as a single asset. In certain cases, such as single family rental, homes may be valued as portfolios determined by the Adviser based on the characteristics and geographical basis of the underlying properties. Each third-party appraisal is performed in accordance with the Uniform Standards of Professional Appraisal Practice, or the similar industry standard for the country where the property appraisal is conducted. Upon conclusion of the appraisal, the independent third-party appraisal firm prepares a written report with an estimated range of gross market value of the property. Concurrent with the appraisal process, the Adviser values each property and, taking into account the appraisal, among other factors, determines the appropriate valuation within the range provided by the independent third-party appraisal firm. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (a Designated Member of the

Appraisal Institute) or similar designation or, for international appraisals, a public or other certified expert for real estate valuations. We believe our policy of obtaining appraisals by independent third parties will meaningfully enhance the accuracy of our NAV calculation. Any appraisal provided by an independent third-party appraisal firm will be performed in accordance with our valuation guidelines.
The Adviser will value our properties monthly, based on current material market data and other information deemed relevant, with review for reasonableness by our independent valuation advisor. Notwithstanding anything herein to the contrary, the Adviser will value certain investments quarterly in limited circumstances where a monthly valuation is not practicable, including, without limitation, circumstances in which monthly valuation information is not available. When an annual appraisal by an independent third-party appraisal firm is received, our valuations will fall within range of such appraisal; however, updates to valuations thereafter may be outside of the range of values provided in the most recent third-party appraisal. Although monthly reviews of each of our real property valuations will be performed by our independent valuation advisor, such reviews are based on asset and portfolio level information provided by the Adviser, including historical or forecasted operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned estimated capital expenditures, the then-most recent annual third-party appraisals, and any other information relevant to valuing the real estate property, which information will not be independently verified by our independent valuation advisor. In cases in which our net equity interests in certain properties have no net asset value due to factors such as cash flow performance or marketability, as reasonably determined by the Adviser, the Adviser may exclude such properties from the review by our independent valuation advisor.
The Adviser will monitor our properties for significant events that the Adviser believes may be expected to have a material impact on the most recent estimated values of such property, and will notify the applicable independent valuation advisor of such events. If, in the opinion of the Adviser, an event becomes known to the Adviser (including through communication with our independent valuation advisor) that is likely to have any material impact on previously provided estimated values of the affected properties, the Adviser will adjust the valuation of such properties. If deemed appropriate by the Adviser, any necessary adjustment will be determined as soon as practicable. Annual appraisals may also trigger an adjustment in the value of a property when received.
For example, a valuation adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event such as a termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a wholly-owned property to change materially. Valuation adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by the Adviser or our independent valuation advisor which may impact more than a specific property. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time.
In general, we expect that any adjustments to values will be calculated promptly after a determination that a material change has occurred and the financial effects of such change are quantifiable by the Adviser. However, rapidly changing market conditions or material events may not be immediately reflected in our monthly NAV. The resulting potential disparity in our NAV may be detrimental to stockholders whose shares are repurchased or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.
Real estate valuations will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the property), irrespective of any property level financing that may be in place. We expect to use the discounted cash flow methodology (income approach) as the primary methodology to value properties, whereby a property’s value is calculated by discounting the estimated cash flows and the anticipated terminal value of the subject property by the assumed new buyer’s normalized weighted average cost of capital for the subject property. Consistent with industry practices, the income approach also incorporates subjective judgments regarding comparable rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset as components in determining value. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Under the sales comparison approach, an estimate of value is made by comparing the subject property to similar, recently sold properties in the surrounding or competing area.
The replacement cost approach relies on the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution. Because the appraisals performed by the independent third-party appraisal firms and reviewed by our independent valuation advisor, the Adviser’s determination of the appropriate valuations for our properties based on the range of values provided in such reports and any subsequent updates to the valuation of our properties made by the Adviser involve subjective judgments, the estimated fair value of our assets that will be included in our NAV may not reflect the liquidation value or net realizable value of our properties.
In conducting their investigations and analyses, our independent valuation advisor and our independent third-party appraisal firms will take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us, such as (i) historical or forecasted operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned estimated capital expenditures; and (v) any other information relevant to valuing the real estate property. Although our independent valuation advisor may review information supplied or otherwise made available by us for reasonableness, it will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and will not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our independent valuation advisor, our independent valuation advisor will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting currently available estimates and judgments of our management and the Adviser, and will rely upon the Adviser to advise our independent valuation advisor promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of review.
In performing their analyses, the Adviser, our independent valuation advisor and other independent third-party appraisal firms will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, our independent valuation advisor and other independent third-party appraisal firms will assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our independent valuation advisor’s review, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect our independent valuation advisor’s review and conclusions. Our independent valuation advisor’s review reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the review, opinions and conclusions set forth therein. As such, the carrying values of our real properties may not reflect the price at which the properties could be sold in the market, and the difference between carrying values and the ultimate sales prices could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal.
Each individual appraisal report for our assets will be addressed solely to us to assist the Adviser in calculating our NAV. The appraisal reports relating to our properties will not be addressed to the public, will not contain any conclusion regarding our NAV and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing appraisal reports, independent third-party appraisal firms will not, and will not be requested to, solicit third-party indications of interest for our common stock or any of our properties in connection with possible purchases thereof or the acquisition of all or any part of us.

The Adviser’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be reviewed by our independent valuation advisor or appraised. State Street will then incorporate such adjusted valuations as provided by the Adviser into our NAV, which will then be reviewed and confirmed by the Adviser.
Unconsolidated Properties Held Through Joint Ventures
Unconsolidated properties held through joint ventures generally will be valued in a manner that is consistent with the guidelines described above for consolidated properties. Once the value of a property held by the joint venture is determined and we determine the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture would then be determined by the Adviser using a hypothetical liquidation calculation to value our interest in the joint venture, which would be a percentage of the joint venture’s NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment.
Valuation of Real Estate Debt and Other Securities
In general, real estate debt and other securities will be valued by the Adviser based on market quotations or at fair value determined in accordance with GAAP. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.
Readily available market quotations
Market quotations may be obtained from third-party pricing service providers or, if not available from third-party pricing service providers, broker-dealers for certain of our real estate debt and other securities. When reliable market quotations for real estate debt and other securities are available from multiple sources, the Adviser will use commercially reasonable efforts to use two or more quotations and will value such investments based on the average of the quotations obtained. However, to the extent that one or more of the quotations received is determined in good faith by the Adviser to not be reliable, the Adviser may disregard such quotation if the average of the remaining quotations is determined in good faith to be reliable by the Adviser. Securities that are traded publicly on an exchange or other public market (stocks, exchange traded derivatives and securities convertible into publicly-traded securities, such as warrants) will be valued at the closing price of such securities in the principal market in which the security trades.
No readily available market quotations
If market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value will be determined in good faith by the Adviser. Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material. Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, or broker-dealer quotations).
Certain investments, such as mortgages, mezzanine loans, preferred equity or private company investments, are unlikely to have market quotations.
In the case of loans acquired by us, such initial value will generally be the acquisition price of such loan. In the case of loans originated by us, such initial value will generally be the par value of such loan. Each such investment will then be valued by the Adviser within the first three full months after we make such investment and no less frequently than quarterly thereafter in accordance with the procedures set forth in the immediately following paragraph.
To conduct its initial quarterly valuation and subsequent quarterly revaluations of such loan investments, the Adviser will initially determine if there is adequate collateral real estate value supporting such investments and whether the investment’s yield approximates market yield. If the market yield is estimated to approximate the investment’s yield, then such investment is valued at its par value. If the market yield is not estimated to approximate the investment’s yield, the Adviser will project the expected cash flows of the investment based on its contractual terms and discount such cash flows back to the valuation date based on an estimated market yield.
Market yield is estimated as of each quarterly valuation date based on a variety of inputs regarding the collateral asset(s) performance, local/macro real estate performance, and capital market conditions, in each case as determined in good faith by the Adviser. These factors may include, but are not limited to: purchase price/par value of such real estate debt or other difficult to value securities; debt yield, capitalization rates, loan-to-value ratio, and replacement cost of the collateral asset(s); borrower financial condition, reputation, and indications of intent (e.g., pending repayments, extensions, defaults, etc.); and known transactions or other price discovery for comparable debt investments. In the absence of collateral real estate value supporting such securities, the Adviser will consider the residual value to its securities, following repayment of any senior debt or other obligations of the collateral asset(s). For each month that the Adviser does not perform a valuation of such investments, it will review such investment to confirm that there have been no significant events that would cause a material change in value of such investment. Our independent valuation advisor will generally review the reasonableness of the valuation of our real estate debt investments without readily available market quotations upon the Adviser’s initial quarterly valuation of such investment and each month thereafter. Notwithstanding anything herein to the contrary, the Adviser may engage a third-party valuation service provider to provide valuations of loan investments, which valuations will not be reviewed by our independent valuation advisor. State Street will incorporate such valuations into our NAV, which will be reviewed and confirmed by the Adviser.
Our board of directors has delegated to the Adviser the responsibility for monitoring significant events that may materially affect the values of our real estate debt and other securities investments and for determining whether the value of the applicable investments should be re-evaluated in light of such significant events. Except as otherwise provided in our valuation guidelines, the valuation of our real estate debt and other securities will not be reviewed by our independent valuation advisor or appraised.
The initial value of preferred equity and private company investments will generally be the acquisition price of such investment. Each such investment will then be valued by the Adviser within the first three full months after we make such investment and no less frequently than quarterly thereafter. The Adviser may utilize generally accepted valuation methodologies, which may include, but are not limited to, the market approach, cost approach and income approach, to value such preferred equity or private company investments. These methodologies generally include inputs such as the multiples of comparable companies, the value and performance of underlying assets, select financial statement metrics, the stock price of the investment, volatility, strike price, risk-free interest rate, dividend yield and expected term, as applicable. For each month that the Adviser does not perform a valuation of such investments, it will review such investment to confirm that there have been no significant events that would cause a material change in value of such investment. Our independent valuation advisor will generally review the reasonableness of the valuation of our private company investments without readily available market quotations upon the Adviser’s initial quarterly valuation of such investment and each month thereafter. However, such reviews by the independent valuation adviser of the valuation of our real estate debt investments without readily available market quotations described above and our private company investments are based on information provided by the Adviser, which information will not be verified by the independent valuation advisor.
Valuation of Real Estate Debt and Other Securities Held Through Unconsolidated Joint Ventures
In general, real estate debt and other securities held through unconsolidated joint ventures will initially be valued at the cost of the investment in the joint venture, which we expect to represent fair value at that time, subject to any variation pursuant to these valuation guidelines. Each such investment will then be valued by the Adviser within the first three full months after we make such investment and no less frequently than quarterly thereafter in accordance with the procedures set forth in the immediately following paragraph.
To conduct its initial quarterly valuation and subsequent quarterly revaluations, investments in real estate debt and other securities held through investments in unconsolidated joint ventures are generally measured at fair value using the NAV per share of the joint venture, as determined by the underlying joint venture.

Liabilities
We will generally include the fair value of our liabilities as part of our NAV calculation. We expect that these liabilities will include the fees payable to the Adviser and the Dealer Manager, any accrued performance participation allocation to the Special Limited Partner, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Liabilities related to stockholder servicing fees will be allocable to a specific class of shares and will only be included in the NAV calculation for that class, as described below. Our debt will generally be valued at fair value in accordance with GAAP. Notwithstanding anything herein to the contrary, our Adviser will value certain debt quarterly in limited circumstances where a monthly valuation is not practicable, including, without limitation, circumstances in which monthly valuation information is not available. For purposes of NAV we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. Under GAAP, we accrue the full estimated cost of the stockholder servicing fee as an offering cost at the time we sell Class T-2, Class S-2, Class D-2, Class T, Class S and Class D shares. For purposes of calculating a monthly NAV, the stockholder servicing fee for each applicable class of shares will be calculated by multiplying the accrued monthly stockholder servicing fee rate (1/12th of the total annual stockholder servicing fee rate for each applicable class of shares) by the aggregate NAV of such class of shares for that month, after adjustment for any net portfolio income or loss, unrealized/realized gains or losses on assets and liabilities, management fee expense and performance participation allocation accrual. The Adviser’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be reviewed by our independent valuation advisor or appraised.
NAV and NAV Per Share Calculation
Our NAV will be calculated for each of our share classes by State Street. Our board of directors, including a majority of our independent directors, may replace State Street with another party, including our Adviser, if it is deemed appropriate to do so. The Adviser is solely responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV, in each case, as performed by State Street.
Each class will have an undivided interest in our assets and liabilities, other than class-specific stockholder servicing fees. In accordance with the valuation guidelines, State Street calculates our NAV per share for each class as of the last calendar day of each month, using a process that reflects several components (each as described above), including the estimated fair value of (1) each of our properties based in part upon individual appraisal reports provided periodically by third-party independent valuation firms, as finally determined and updated monthly by the Adviser, with review for reasonableness by our independent valuation advisor, (2) our real estate debt and other securities for which third-party market quotes are available, (3) our other real estate debt and other securities, if any, and (4) our other assets (such as cash on hand) and liabilities (including the allocation/accrual of any performance participation to the Special Limited Partner and the deduction of any stockholder servicing fees specifically applicable to such class of shares). Because stockholder servicing fees allocable to a specific class of shares will only be included in the NAV calculation for that class, the NAV per share for our share classes may differ. Operating Partnership units will be valued in the same fashion. Our valuation procedures include the following methodology to determine the monthly NAV of our Operating Partnership and the units. Our Operating Partnership has classes of units that are each economically equivalent to our corresponding classes of shares.
Accordingly, on the last day of each month, the NAV per Operating Partnership unit of such units equals the NAV per share of the corresponding class. To the extent our Operating Partnership has classes of units that do not correspond to a class of our shares, such units will be valued in a manner consistent with these guidelines. The NAV of our Operating Partnership on the last day of each month equals the sum of the NAVs of each outstanding Operating Partnership unit on such day.
At the end of each month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV adjusted for issuances of shares that were effective on the first calendar day of such month and repurchases that were effective on the last calendar day of such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month.

Changes in our monthly NAV include, without limitation, accruals of our net portfolio income, interest expense, the management fee, any accrued performance participation, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. Notwithstanding anything herein to the contrary, the Adviser may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. On an ongoing basis, the Adviser will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.
Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), and the deduction of any other liabilities (including any accrued distributions to our stockholders), State Street incorporates any class-specific adjustments to our NAV, including accruals of declared dividends and class-specific stockholder servicing fees. For each applicable class of shares, the stockholder servicing fee is calculated as a percentage of the aggregate NAV for such class of shares. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.
The combination of the Class T-2 NAV, Class S-2 NAV, Class D-2 NAV, Class I NAV, Class T NAV, Class S NAV, Class D NAV, Class C NAV and Class F NAV equals the aggregate net asset value of our assets, which will consist almost entirely of the value of our interest in the Operating Partnership, less our liabilities, including liabilities related to class-specific fees. The value of our interest in the Operating Partnership is equal to the excess of the aggregate NAV of the Operating Partnership over the portion thereof that would be distributed to any limited partners other than us if the Operating Partnership were liquidated. The aggregate NAV of the Operating Partnership is the excess of the value of the Operating Partnership’s assets (including the fair value of its properties, real estate debt and other securities, cash and other investments) over its liabilities (including the fair value of its debt, any declared and accrued unpaid distributions, any accrued performance participation allocation and the expenses attributable to its operations). The Adviser calculates the fair value of the assets and liabilities of the Operating Partnership as directed by our valuation guidelines based upon values received from various sources, as described in more detail above.
Relationship between NAV and Our Transaction Price
Purchases and repurchases of shares of our common stock are not made based on the current NAV per share of our common stock at the time of purchase or repurchase. Generally, our transaction price will equal our prior month’s NAV. The transaction price will be the price at which we repurchase shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price will generally be based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or repurchase occurs.
In addition, we generally do not expect to change the transaction price from the prior month’s NAV, but may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time. The Adviser may determine whether a material change has occurred to our NAV per share since the end of the prior month and whether to set a transaction price that differs from the previous month’s NAV per share, and in such cases, has discretion over what such transaction price will be.
Our transaction price will be made publicly available by posting it on our website at www.breit.com and filing a prospectus supplement with the SEC and in certain cases delivered directly to subscribers. Please see the “How to

Subscribe” section of this prospectus for additional information on how we communicate a change in our transaction price and the timing of when we accept subscription requests.
As our upfront selling commissions and dealer manager fees are a percentage of the transaction price, any increase or decrease in our transaction price will have a corresponding impact on the absolute amount of fees paid in connection with your purchase and thus the number of shares you would be able to purchase for the same aggregate amount. For example, an increase in the transaction price after your subscription was submitted would result in fewer shares purchased for the same aggregate amount (inclusive of upfront costs).
Limits on the Calculation of Our NAV Per Share
The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of our properties (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate properties (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor of stockholders whose shares are repurchased, existing stockholders or new purchasers of our common stock, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV). See “Risk Factors—Valuations and appraisals of our real estate and real estate debt are estimates of fair value and may not necessarily correspond to realizable value,” “—Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month” and “—It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.”
Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Adviser’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Adviser must notify our board of directors at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of directors may suspend the offering and/or our share repurchase plan if it determines that the calculation of our NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to modify or suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.
Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:
•a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;

•a stockholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;
•shares of our common stock would trade at their NAV per share on a national securities exchange;
•a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares; or
•the NAV per share would equate to a market price of an open-ended real estate fund.
June 30, 2025 NAV Per Share
Our total NAV presented in the following tables includes the NAV of our Class S, Class I, Class T, Class D, and Class C common stockholders, as well as partnership interests of the Operating Partnership held by parties other than the Company. NAV per share is not presented for Class T-2 shares, Class S-2 shares and Class D-2 shares because, as of June 30, 2025, we had no Class T-2 shares, Class S-2 shares and Class D-2 shares outstanding. The following table provides a breakdown of the major components of our total NAV as of June 30, 2025 ($ and shares in thousands):

Components of NAV	June 30, 2025
Investments in real estate(1)	$99,569,813
Investments in real estate debt	6,233,333
Investments in unconsolidated entities(2)	14,327,349
Cash and cash equivalents	2,065,597
Restricted cash	812,075
Other assets	3,152,231
Mortgage notes, term loans, and revolving credit facilities, net	(60,539,739)
Secured financings on investments in real estate debt	(3,585,679)
Subscriptions received in advance	(124,336)
Other liabilities	(2,508,054)
Accrued performance participation allocation	(88,824)
Management fee payable	(55,634)
Accrued stockholder servicing fees(3)	(13,080)
Non-controlling interests in joint ventures	(6,191,709)
Net asset value	$53,053,343
Number of outstanding shares/units(4)	3,848,160
__________________
(1)Investments in real estate reflects the entire value of our consolidated real estate properties, including the $88.2 billion allocable to us and $11.4 billion allocable to third-party joint venture interests in such investments as of June 30, 2025.
(2)Investments in unconsolidated entities reflects the value of our net equity investment in entities we do not consolidate. As of June 30, 2025, our allocable share of the gross real estate asset value held by such entities was $32.0 billion.
(3)Stockholder servicing fees only apply to Class T-2, Class S-2, Class D-2, Class S, Class T and Class D shares. For purposes of NAV we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. Under GAAP, we accrue the full cost of the stockholder servicing fee as an offering cost at the time we sell Class T-2, Class S-2, Class D-2, Class S, Class T and Class D shares. As of June 30, 2025, the Company has accrued under GAAP $0.5 billion of stockholder servicing fees payable to the Dealer Manager related to the Class S, Class T and Class D shares sold. The Dealer Manager does not retain any of these fees, all of which are retained by, or re-allowed (paid) to, participating broker-dealers.
(4)As of June 30, 2025, no Class T-2 shares, Class S-2 shares or Class D-2 shares were outstanding.

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of June 30, 2025 ($ and shares/units in thousands, except per share/unit data):

NAV Per Share/Unit	Class S Shares	Class I Shares	Class T Shares	Class D Shares	Class C Shares	Third-party Operating Partnership Units(1)	Total
Net asset value	$17,606,364	$29,026,172	$515,701	$1,790,353	$47,378	$4,067,375	$53,053,343
Number of outstanding shares/units(2)	1,276,460	2,103,003	38,023	132,923	3,062	294,689	3,848,160
NAV Per Share/Unit as of June 30, 2025	$13.7931	$13.8022	$13.5629	$13.4691	$15.4749	$13.8022
__________________
(1)Includes the partnership interests of the Operating Partnership held by the Special Limited Partner, Class B unitholders, and other Operating Partnership interests held by parties other than us.
(2)As of June 30, 2025, no Class T-2 shares, Class S-2 shares or Class D-2 shares were outstanding.
Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the June 30, 2025 valuations, based on property types.

Property Type	Discount Rate	Exit Capitalization Rate
Rental Housing	7.3%	5.4%
Industrial	7.5%	5.6%
Net Lease	6.8%	5.6%
Hospitality	10.8%	9.1%
Data Centers	7.8%	6.1%
Self Storage	8.3%	6.5%
Office	7.8%	5.6%
Retail	7.9%	6.4%
These assumptions are determined by the Adviser, and reviewed by our independent valuation advisor. A change in these assumptions or factors would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Rental Housing Investment Values	Industrial Investment Values	Net Lease Investment Values	Hospitality Investment Values	Data Center Investment Values	Self Storage Investment Values	Office Investment Values	Retail Investment Values
Discount Rate	0.25% decrease	+1.8%	+2.0%	+1.8%	+1.7%	+0.7%	+1.8%	+1.9%	+1.9%
(weighted average)	0.25% increase	(1.8)%	(1.9)%	(1.8)%	(1.7)%	(0.5)%	(1.7)%	(1.8)%	(1.7)%
Exit Capitalization Rate	0.25% decrease	+2.9%	+3.4%	+2.7%	+1.5%	+0.8%	+2.2%	+3.2%	+2.4%
(weighted average)	0.25% increase	(2.7)%	(3.1)%	(2.5)%	(1.4)%	(0.7)%	(2.1)%	(2.9)%	(2.3)%

May 31, 2025 NAV Per Share
Our total NAV presented in the following tables includes the NAV of our Class S, Class I, Class T, Class D, and Class C common stockholders, as well as partnership interests of the Operating Partnership held by parties other than the Company. NAV per share is not presented for Class T-2 shares, Class S-2 shares and Class D-2 shares because, as of May 31, 2025, we had no Class T-2 shares, Class S-2 shares and Class D-2 shares outstanding. The following table provides a breakdown of the major components of our total NAV as of May 31, 2025 ($ and shares in thousands):

Components of NAV	May 31, 2025
Investments in real estate(1)	$100,245,874
Investments in real estate debt	6,345,872
Investments in unconsolidated entities(2)	13,726,108
Cash and cash equivalents	2,192,879
Restricted cash	833,999
Other assets	3,360,565
Mortgage notes, term loans, and revolving credit facilities, net	(61,111,282)
Secured financings on investments in real estate debt	(3,643,305)
Subscriptions received in advance	(138,823)
Other liabilities	(2,436,032)
Accrued performance participation allocation	(55,651)
Management fee payable	(55,652)
Accrued stockholder servicing fees(3)	(13,593)
Non-controlling interests in joint ventures	(6,148,027)
Net asset value	$53,102,932
Number of outstanding shares/units(4)	3,853,342
__________________
(1)Investments in real estate reflects the entire value of our consolidated real estate properties, including the $88.9 billion allocable to us and $11.3 billion allocable to third-party joint venture interests in such investments as of May 31, 2025.
(2)Investments in unconsolidated entities reflects the value of our net equity investment in entities we do not consolidate. As of May 31, 2025, our allocable share of the gross real estate asset value held by such entities was $30.9 billion.
(3)Stockholder servicing fees only apply to Class T-2, Class S-2, Class D-2, Class S, Class T and Class D shares. For purposes of NAV we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. Under GAAP, we accrue the full cost of the stockholder servicing fee as an offering cost at the time we sell Class T-2, Class S-2, Class D-2, Class S, Class T and Class D shares. As of May 31, 2025, the Company has accrued under GAAP $0.5 billion of stockholder servicing fees payable to the Dealer Manager related to the Class S, Class T and Class D shares sold. The Dealer Manager does not retain any of these fees, all of which are retained by, or re-allowed (paid) to, participating broker-dealers.
(4)As of May 31, 2025, no Class T-2 shares, Class S-2 shares or Class D-2 shares were outstanding.
The following table provides a breakdown of our total NAV and NAV per share/unit by class as of May 31, 2025 ($ and shares/units in thousands, except per share/unit data):

NAV Per Share/Unit	Class S Shares	Class I Shares	Class T Shares	Class D Shares	Class C Shares	Third-party Operating Partnership Units(1)	Total
Net asset value	$17,690,872	$29,035,966	$534,325	$1,796,784	$47,161	$3,997,824	$53,102,932
Number of outstanding shares/units(2)	1,283,099	2,104,563	39,409	133,443	3,061	289,767	3,853,342
NAV Per Share/Unit as of April 30, 2025	$13.7876	$13.7967	$13.5583	$13.4649	$15.4084	$13.7967
__________________
(1)Includes the partnership interests of the Operating Partnership held by the Special Limited Partner, Class B unitholders, and other Operating Partnership interests held by parties other than us.

(2)As of May 31, 2025, no Class T-2 shares, Class S-2 shares or Class D-2 shares were outstanding.
Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the May 31, 2025 valuations, based on property types.

Property Type	Discount Rate	Exit Capitalization Rate
Rental Housing	7.3%	5.4%
Industrial	7.5%	5.6%
Net Lease	7.1%	5.6%
Hospitality	10.8%	9.1%
Data Centers	7.8%	6.1%
Self Storage	8.2%	6.5%
Office	7.7%	5.5%
Retail	7.9%	6.4%
These assumptions are determined by the Adviser, and reviewed by our independent valuation advisor. A change in these assumptions or factors would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Rental Housing Investment Values	Industrial Investment Values	Net Lease Investment Values	Hospitality Investment Values	Data Center Investment Values	Self Storage Investment Values	Office Investment Values	Retail Investment Values
Discount Rate	0.25% decrease	+1.8%	+2.0%	+1.8%	+1.7%	+0.7%	+1.8%	+1.9%	+1.9%
(weighted average)	0.25% increase	(1.8)%	(1.9)%	(1.8)%	(1.7)%	(0.5)%	(1.8)%	(1.9)%	(1.8)%
Exit Capitalization Rate	0.25% decrease	+2.9%	+3.4%	+2.7%	+1.5%	+0.9%	+2.2%	+3.2%	+2.5%
(weighted average)	0.25% increase	(2.7)%	(3.1)%	(2.5)%	(1.4)%	(0.8)%	(2.1)%	(2.9)%	(2.3)%
The following table presents our monthly NAV per share for each of the five classes of shares we had outstanding as of June 30, 2025:

Date	Class S	Class I(1)	Class T	Class D	Class C
January 31, 2017	$10.0000	$10.0100	$—	$—	$—
February 28, 2017	10.0200	10.0300	—	—	—
March 31, 2017	10.0200	10.0200	—	—	—
April 30, 2017	10.0455	10.0495	—	—	—
May 31, 2017	10.1828	10.1868	—	10.1604	—
June 30, 2017	10.2904	10.2791	10.1721	10.2648	—
July 31, 2017	10.3173	10.3092	10.2256	10.2603	—
August 31, 2017	10.4074	10.3997	10.2883	10.3536	—
September 30, 2017	10.4662	10.4579	10.3239	10.3763	—
October 31, 2017	10.5060	10.4973	10.3549	10.4114	—
November 30, 2017	10.5174	10.5094	10.3622	10.4141	—
December 31, 2017	10.5750	10.5671	10.4175	10.4712	—
January 31, 2018	10.6339	10.6236	10.4684	10.5217	—
February 28, 2018	10.6714	10.6602	10.4985	10.5539	—
March 31, 2018	10.6795	10.6646	10.5050	10.5602	—
April 30, 2018	10.7134	10.6985	10.5372	10.5928	—

Date	Class S	Class I(1)	Class T	Class D	Class C
May 31, 2018	10.7321	10.7158	10.5525	10.6087	—
June 30, 2018	10.7620	10.7446	10.5802	10.6315	—
July 31, 2018	10.7959	10.7773	10.6120	10.6633	—
August 31, 2018	10.8268	10.8064	10.6411	10.6907	—
September 30, 2018	10.8508	10.8290	10.6629	10.7133	—
October 31, 2018	10.8806	10.8579	10.6909	10.7417	—
November 30, 2018	10.8862	10.8625	10.6957	10.7459	—
December 31, 2018	10.8222	10.7984	10.6318	10.6820	—
January 31, 2019	10.8756	10.8524	10.6835	10.7359	—
February 28, 2019	10.9142	10.8906	10.7202	10.7724	—
March 31, 2019	10.9458	10.9218	10.7502	10.8019	—
April 30, 2019	10.9756	10.9480	10.7769	10.8304	—
May 31, 2019	11.0625	11.0350	10.8612	10.9146	—
June 30, 2019	11.1022	11.0755	10.9007	10.9481	—
July 31, 2019	11.2241	11.1969	11.0191	11.0660	—
August 31, 2019	11.3286	11.3030	11.1221	11.1661	—
September 30, 2019	11.4074	11.3816	11.2000	11.2407	—
October 31, 2019	11.4263	11.4008	11.2193	11.2588	—
November 30, 2019	11.4634	11.4379	11.2553	11.2945	—
December 31, 2019	11.4725	11.4473	11.2642	11.3022	—
January 31, 2020	11.5029	11.4776	11.2933	11.3311	—
February 29, 2020	11.4430	11.4183	11.2339	11.2715	—
March 31, 2020	10.4637	10.4391	10.2709	10.3054	—
April 30, 2020	10.4825	10.4493	10.2997	10.3487	—
May 31, 2020	10.5798	10.5464	10.3947	10.4438	—
June 30, 2020	10.7439	10.7100	10.5557	10.6047	—
July 31, 2020	10.7800	10.7471	10.5914	10.6392	—
August 31, 2020	10.9604	10.9271	10.7676	10.8166	—
September 30, 2020	11.2015	11.1686	11.0048	11.0532	—
October 31, 2020	11.3607	11.3279	11.1613	11.2028	—
November 30, 2020	11.4751	11.4424	11.2733	11.3124	—
December 31, 2020	11.5878	11.5547	11.3847	11.4213	—
January 31, 2021	11.6987	11.6657	11.4940	11.5267	—
February 28, 2021	11.8193	11.7875	11.6145	11.6436	—
March 31, 2021	11.9269	11.8964	11.7233	11.7476	—
April 30, 2021	12.1273	12.0979	11.9228	11.9419	—
May 31, 2021	12.4355	12.4088	12.2307	12.2443	—
June 30, 2021	12.6302	12.6072	12.4301	12.4303	—
July 31, 2021	12.9192	12.8989	12.7174	12.7079	—
August 31, 2021	13.2188	13.2019	13.0184	12.9906	—
September 30, 2021	13.5118	13.5008	13.3152	13.2637	—
October 31, 2021	13.9072	13.9017	13.7102	13.6467	—
November 30, 2021	14.0657	14.0634	13.8756	13.7987	—
December 31, 2021	14.3008	14.2998	14.1112	14.0283	—

Date	Class S	Class I(1)	Class T	Class D	Class C
January 31, 2022	14.5266	14.5322	14.3344	14.2465	—
February 28, 2022	14.6411	14.6406	14.4362	14.3500	—
March 31, 2022	14.8234	14.8229	14.6156	14.5273	—
April 30, 2022	14.9649	14.9680	14.7523	14.6608	—
May 31, 2022	14.9758	14.9810	14.7588	14.6681	—
June 30, 2022	14.9778	14.9828	14.7601	14.6688	—
July 31, 2022	14.9990	15.0041	14.7803	14.6886	—
August 31, 2022	15.0898	15.0947	14.8688	14.7761	—
September 30, 2022	15.1036	15.1083	14.8817	14.7879	—
October 31, 2022	15.0587	15.0634	14.8367	14.7430	—
November 30, 2022	14.8732	14.8777	14.6533	14.5607	—
December 31, 2022	14.8234	14.8279	14.6008	14.5117	—
January 31, 2023	14.7323	14.7420	14.5107	14.4218	14.7923
February 28, 2023	14.7831	14.7927	14.5612	14.4704	14.9001
March 31, 2023	14.5775	14.5864	14.3580	14.2679	14.7328
April 30, 2023	14.5489	14.5576	14.3291	14.2381	14.7600
May 31, 2023	14.5913	14.6001	14.3700	14.2786	14.8593
June 30, 2023	14.6762	14.6852	14.4528	14.3606	15.0023
July 31, 2023	14.8033	14.8126	14.5772	14.4839	15.1895
August 31, 2023	14.8843	14.8938	14.6561	14.5622	15.3302
September 30, 2023	14.8031	14.8127	14.5752	14.4814	15.3038
October 31, 2023	14.6021	14.6104	14.3764	14.2836	15.1533
November 30, 2023	14.3199	14.3280	14.0976	14.0062	14.9172
December 31, 2023	14.0897	14.0977	13.8702	13.7796	14.7348
January 31, 2024	14.1135	14.1214	13.8927	13.8016	14.8169
February 29, 2024	14.1465	14.1547	13.9243	13.8327	14.9085
March 31, 2024	14.1788	14.1870	13.9554	13.8632	15.0014
April 30, 2024	14.1786	14.1871	13.9544	13.8619	15.0594
May 31, 2024	14.1373	14.1460	13.9130	13.8204	15.0663
June 30, 2024	14.0899	14.0986	13.8651	13.7730	15.0742
July 31, 2024	14.0076	14.0163	13.7832	13.6914	15.0458
August 31, 2024	13.9677	13.9764	13.7431	13.6512	15.0657
September 30, 2024	13.9310	13.9395	13.7059	13.6141	15.0850
October 31, 2024	13.9646	13.9736	13.7385	13.6457	15.1811
November 30, 2024	13.9104	13.9196	13.6843	13.5916	15.1793
December 31, 2024	13.7045	13.7133	13.4809	13.3892	15.0145
January 31, 2025	13.7556	13.7642	13.5302	13.4380	15.1300
February 28, 2025	13.7810	13.7897	13.5544	13.4617	15.2181
March 31, 2025	13.7964	13.8052	13.5687	13.4755	15.2961
April 30, 2025	13.7682	13.7770	13.5401	13.4468	15.3255
May 31, 2025	13.7876	13.7967	13.5583	13.4649	15.4084
June 30, 2025	13.7931	13.8022	13.5629	13.4691	15.4749
__________________
(1)The NAV per unit of the Class I units issued to the Special Limited Partner and the Class B units generally correspond to the NAV per share of our Class I shares.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of July 31, 2025, information regarding the number and percentage of shares of our common stock owned by each director, our named executive officers, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the persons named below is in care of our principal executive offices at 345 Park Avenue, New York, NY 10154.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Directors and Named Executive Officers:
A.J. Agarwal	779,240	*
Robert Harper	547,147	*
Anthony F. Marone, Jr.	10,830	*
Frank Cohen	1,479,798	*
Raymond J. Beier	93,207	*
Susan Carras	67,554	*
Richard I. Gilchrist	100,380	*
Field Griffith	93,207	*
Edward Lewis	89,860	*
All current executive officers and directors as a group (13 persons)	3,328,842	*
5% Stockholders
The Regents of the University of California(1)	302,775,462	8%
__________________
All shares listed in the table above are Class I shares.
*Represents less than 1%.
(1)The business address for The Regents of the University of California is 1111 Franklin Street, Oakland, CA 94607.
As of July 31, 2025, Blackstone owned shares of our common stock and Operating Partnership units valued at an aggregate $3.8 billion. In addition, Blackstone employees, including our executive officers, owned shares of our common stock and Operating Partnership units valued at an aggregate $1.3 billion.

SELECTED INFORMATION REGARDING OUR OPERATIONS
Funds from Operations and Adjusted Funds from Operations and Funds Available for Distribution
We believe FFO is a meaningful non-GAAP supplemental measure of our operating results. Our condensed consolidated financial statements are presented using historical cost accounting which, among other things, requires depreciation of real estate investments. As a result, our operating results imply that the value of our real estate investments have decreased over time. However, we believe that the value of our real estate investments will fluctuate over time based on market conditions and, as such, depreciation under historical cost accounting may be less informative as a measure of our performance. FFO is an operating measure defined by the NAREIT that is broadly used in the REIT industry. FFO, as defined by NAREIT and presented below, is calculated as net income or loss (computed in accordance with GAAP), excluding (i) depreciation and amortization, (ii) impairment of investments in real estate, (iii) net gains or losses from sales of real estate, (iv) net gains or losses from change in control, and (v) similar adjustments for non-controlling interests and unconsolidated entities.
We also believe that AFFO is an additional meaningful non-GAAP supplemental measure of our operating results. AFFO further adjusts FFO to reflect the performance of our portfolio by adjusting for items we believe are not directly attributable to our operations. Our adjustments to FFO to arrive at AFFO include removing the impact of (i) the performance participation allocation to our Special Limited Partner or other incentive compensation awards that are based on our Net Asset Value, which includes unrealized gains and losses not recorded in GAAP net income (loss), and that are paid in shares or Operating Partnership units, even if subsequently repurchased by us, (ii) gains or losses on extinguishment of debt, (iii) unrealized gains or losses in fair value of financial instruments, (iv) amortization of accumulated unrealized gains on derivatives previously recognized in other comprehensive income, (v) straight-line rental income and expense, (vi) amortization of deferred financing costs, (vii) amortization of restricted stock awards, (viii) amortization of mortgage premium/discount, (ix) organization costs, (x) severance costs, (xi) buyout costs (xii) net forfeited investment deposits, (xiii) amortization of above- and below-market lease intangibles, (xiv) gain or loss on involuntary conversion, (xv) settlement costs (xvi) amortization of non-real estate assets, and adding (xvii) proceeds from interest rate contract receivables, and (xviii) similar adjustments for non-controlling interests and unconsolidated entities.
We also believe that FAD is an additional meaningful non-GAAP supplemental measure of our operating results. FAD provides useful information for considering our operating results and certain other items relative to the amount of our distributions, and we believe is therefore meaningful to stockholders. FAD is calculated as AFFO adjusted for (i) management fees paid in shares or Operating Partnership units, even if subsequently repurchased by us, (ii) recurring tenant improvements, leasing commissions, and other capital expenditures, (iii) stockholder servicing fees paid during the period, (iv) realized gains or losses on financial instruments, and (v) similar adjustments for non-controlling interests and unconsolidated entities. FAD is not indicative of cash available to fund our cash needs and does not represent cash flows from operating activities in accordance with GAAP, as FAD is adjusted for stockholder servicing fees and recurring tenant improvements, leasing commission, and other capital expenditures, which are not considered when determining cash flows from operations. Furthermore, FAD excludes (i) adjustments for working capital items and (ii) amortization of discounts and premiums on investments in real estate debt. Cash flows from operating activities in accordance with GAAP would generally be adjusted for such items.
FFO, AFFO, and FAD should not be considered more relevant or accurate than GAAP net income (loss) in evaluating our operating performance. In addition, FFO, AFFO, and FAD should not be considered as alternatives to net income (loss) as indications of our performance or as alternatives to cash flows from operating activities as indications of our liquidity, but rather should be reviewed in conjunction with these and other GAAP measurements. Further, FFO, AFFO, and FAD are not intended to be used as liquidity measures indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. In addition, our methodology for calculating AFFO and FAD may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, our reported AFFO and FAD may not be comparable to the AFFO and FAD reported by other companies.

The following table presents a reconciliation of net loss attributable to our stockholders and OP unitholders to FFO, AFFO and FAD attributable to our stockholders and OP unitholders ($ in thousands):

	Three Months Ended March 31,
	2025	2024(1)
Net loss attributable to BREIT stockholders	$(1,696,637)	$(133,013)
Net loss attributable to OP unitholders	(123,019)	(5,384)
Net loss attributable to BREIT stockholders and OP unitholders	(1,819,656)	(138,397)
Adjustments to arrive at FFO:
Depreciation and amortization	827,908	913,208
Impairment of investments in real estate	170,258	65,714
Net gain on dispositions of real estate	(135,909)	(106,554)
Net loss (gain) on change in control	(10,988)	(4,703)
Allocable share of adjustments related to unconsolidated entities	110,271	105,488
Amount attributable to non-controlling interests for above adjustments	(79,655)	(91,126)
FFO attributable to BREIT stockholders and OP unitholders	(937,771)	743,630
Adjustments to arrive at AFFO:
Performance participation allocation	142,175	104,966
Incentive compensation awards	19,781	21,406
Loss on extinguishment of debt	11,514	30,648
Unrealized losses (gains) in fair value of financial instruments	332,456	(456,422)
Straight-line rental income and expense	(29,671)	(37,222)
Amortization of deferred financing costs	53,492	49,423
Amortization of restricted stock awards	300	181
Other	9,695	(7,805)
Allocable share of adjustments related to unconsolidated entities	735,255	(15,959)
Amount attributable to non-controlling interests for above adjustments	2,489	7,671
AFFO attributable to BREIT stockholders and OP unitholders	339,715	440,517
Adjustments to arrive at FAD:
Management fee	168,425	187,121
Recurring tenant improvements, leasing commissions, and other capital expenditures(2)	(118,179)	(110,581)
Stockholder servicing fees	(40,203)	(46,499)
Realized losses (gains) on financial instruments	8,695	(46,397)
Allocable share of adjustments related to unconsolidated entities	(21,856)	(16,524)
Amount attributable to non-controlling interests for above adjustments	6,876	5,878
FAD attributable to BREIT stockholders and OP unitholders	$343,473	$413,515
__________________
(1)The prior period has been recast to present our unconsolidated entities in a consistent manner with the current period presentation.
(2)Recurring tenant improvements and leasing commissions are generally related to second-generation leases and other capital expenditures required to maintain our investments. Other capital expenditures exclude projects that we believe will enhance the value of our investments.

Our Indebtedness
The following table is a summary of our indebtedness as of March 31, 2025 ($ in thousand):

	March 31, 2025			Principal Balance as of
Indebtedness	Weighted Average Interest Rate(1)	Weighted Average Maturity Date(2)	Maximum Facility Size	March 31, 2025	December 31, 2024
Fixed rate loans secured by our properties:
Fixed rate mortgages(3)	3.8%	2/19/2030	N/A	$21,069,972	$21,645,080
Variable rate loans secured by our properties:
Variable rate mortgages and term loans	+2.3%	3/25/2028	N/A	32,845,166	32,006,218
Variable rate warehouse facilities(4)	+2.1%	7/16/2028	$2,785,986	1,907,905	1,929,037
Variable rate secured revolving credit facilities	+1.9%	4/4/2028	$3,575,831	3,575,831	3,490,870
Total variable rate loans	+2.3%	3/28/2028		38,328,902	37,426,125
Total loans secured by our properties	5.6%	11/22/2028		59,398,874	59,071,205

Secured financings of investments in real estate debt:
Secured financings of investments in real estate debt	+1.5%	4/22/2026	N/A	3,754,489	3,624,698

Unsecured loans:
Unsecured term loans	+2.5%	10/28/2028	N/A	1,126,923	1,126,923
Unsecured variable rate revolving credit facilities	+2.5%	8/14/2028	$6,073,077	1,425,000	1,375,000
Affiliate revolving credit facility	+2.5%	1/24/2026	75,000	—	—
Total unsecured loans			$6,148,077	2,551,923	2,501,923

Total indebtedness				$65,705,286	$65,197,826
__________________
(1)“+” refers to the relevant floating benchmark rates, primarily SOFR and similar indices for non-USD facilities, as applicable to each loan or secured financing. As of March 31, 2025, we had outstanding interest rate swaps with an aggregate notional balance of $32.8 billion and interest rate caps with an aggregate notional balance of $18.7 billion that mitigate our exposure to potential future interest rate increases under our floating-rate debt.
(2)Weighted average maturity assumes maximum maturity date, including any extensions, where we, at our sole discretion, has one or more extension options.
(3)Includes $251.3 million and $261.6 million of loans related to investments in affordable housing properties as of March 31, 2025 and December 31, 2024, respectively. Such loans are generally from municipalities, housing authorities, and other third parties administered through government sponsored affordable housing programs. Certain of these loans may be forgiven if specific affordable housing conditions are maintained.
(4)Additional borrowings under the Company's variable rate warehouse facilities require additional collateral, which are subject to lender approval.

The following table is a summary of the impact of derivatives on our weighted average interest rate as of March 31, 2025:

March 31, 2025
Weighted average interest rate of loans secured by our properties	5.6%
Impact of interest rate swaps, caps and other derivatives	(1.5)%
Net weighted average interest rate of loans secured by our properties	4.1%

Our Distributions
The following table summarizes the net distributions per share for each class and each record date declared by us since our inception through July 2025. Class C shares currently have no distribution amount presented as the class is generally an accumulating share class whereby its share of income will accrete into its NAV. As of July 31, 2025, no Class T-2 shares, Class S-2 shares, Class D-2 shares or Class F shares were outstanding.

Record Date	Class S Shares	Class I Shares	Class T Shares (1)	Class D Shares (1)
March 31, 2017	$0.0250	$0.0412	$—	$—
April 30, 2017	0.0292	0.0362	—	—
May 31, 2017	0.0368	0.0441	—	0.0420
June 30, 2017	0.0445	0.0517	0.0446	0.0496
July 31, 2017	0.0428	0.0501	0.0429	0.0479
August 31, 2017	0.0430	0.0505	0.0431	0.0483
September 30, 2017	0.0434	0.0507	0.0435	0.0485
October 31, 2017	0.0436	0.0512	0.0437	0.0490
November 30, 2017	0.0438	0.0511	0.0439	0.0490
December 31, 2017	0.0438	0.0514	0.0439	0.0492
January 31, 2018	0.0441	0.0517	0.0442	0.0495
February 28, 2018	0.0443	0.0513	0.0444	0.0492
March 31, 2018	0.0445	0.0522	0.0446	0.0500
April 30, 2018	0.0445	0.0520	0.0446	0.0498
May 31, 2018	0.0446	0.0524	0.0448	0.0501
June 30, 2018	0.0447	0.0522	0.0448	0.0500
July 31, 2018	0.0448	0.0526	0.0450	0.0504
August 31, 2018	0.0450	0.0528	0.0451	0.0505
September 30, 2018	0.0451	0.0527	0.0452	0.0505
October 31, 2018	0.0451	0.0530	0.0453	0.0507
November 30, 2018	0.0451	0.0527	0.0452	0.0505
December 31, 2018	0.0451	0.0530	0.0452	0.0507
January 31, 2019	0.0451	0.0530	0.0452	0.0507
February 28, 2019	0.0451	0.0522	0.0452	0.0501
March 31, 2019	0.0451	0.0530	0.0452	0.0507
April 30, 2019	0.0451	0.0528	0.0453	0.0506
May 31, 2019	0.0451	0.0531	0.0453	0.0508
June 30, 2019	0.0451	0.0529	0.0453	0.0506
July 31, 2019	0.0451	0.0531	0.0452	0.0508
August 31, 2019	0.0451	0.0532	0.0452	0.0508
September 30, 2019	0.0451	0.0531	0.0453	0.0508
October 31, 2019	0.0451	0.0534	0.0452	0.0510
November 30, 2019	0.0451	0.0531	0.0452	0.0508
December 31, 2019	0.0451	0.0534	0.0452	0.0510
January 31, 2020	0.0451	0.0534	0.0452	0.0510
February 29, 2020	0.0451	0.0529	0.0452	0.0506
March 31, 2020	0.0451	0.0529	0.0452	0.0506
April 30, 2020	0.0451	0.0524	0.0452	0.0503

Record Date	Class S Shares	Class I Shares	Class T Shares (1)	Class D Shares (1)
May 31, 2020	0.0451	0.0527	0.0452	0.0505
June 30, 2020	0.0451	0.0526	0.0452	0.0504
July 31, 2020	0.0451	0.0529	0.0452	0.0506
August 31, 2020	0.0451	0.0529	0.0452	0.0506
September 30, 2020	0.0451	0.0528	0.0452	0.0506
October 31, 2020	0.0451	0.0533	0.0452	0.0509
November 30, 2020	0.0451	0.0531	0.0452	0.0508
December 31, 2020	0.0451	0.0535	0.0453	0.0511
January 31, 2021	0.0451	0.0535	0.0452	0.0511
February 28, 2021	0.0451	0.0528	0.0452	0.0506
March 31, 2021	0.0451	0.0537	0.0452	0.0512
April 30, 2021	0.0451	0.0535	0.0452	0.0511
May 31, 2021	0.0451	0.0541	0.0453	0.0515
June 30, 2021	0.0451	0.0539	0.0452	0.0513
July 31, 2021	0.0451	0.0544	0.0452	0.0517
August 31, 2021	0.0451	0.0547	0.0453	0.0519
September 30, 2021	0.0451	0.0546	0.0452	0.0519
October 31, 2021	0.0451	0.0552	0.0453	0.0523
November 30, 2021	0.0451	0.0550	0.0452	0.0521
December 31, 2021	0.0451	0.0554	0.0452	0.0524
January 31, 2022	0.0451	0.0556	0.0452	0.0526
February 28, 2022	0.0451	0.0556	0.0452	0.0526
March 31, 2022	0.0451	0.0547	0.0453	0.0519
April 30, 2022	0.0451	0.0559	0.0453	0.0528
May 31, 2022	0.0451	0.0556	0.0452	0.0526
June 30, 2022	0.0451	0.0559	0.0453	0.0528
July 31, 2022	0.0451	0.0556	0.0453	0.0526
August 31, 2022	0.0451	0.0559	0.0452	0.0528
September 30, 2022	0.0451	0.0557	0.0452	0.0526
October 31, 2022	0.0451	0.0560	0.0452	0.0529
November 30, 2022	0.0451	0.0556	0.0453	0.0526
December 31, 2022	0.0451	0.0559	0.0453	0.0528
January 31, 2023	0.0451	0.0558	0.0453	0.0527
February 28, 2023	0.0451	0.0548	0.0452	0.0520
March 31, 2023	0.0451	0.0557	0.0453	0.0527
April 30, 2023	0.0451	0.0553	0.0453	0.0524
May 31, 2023	0.0451	0.0557	0.0453	0.0526
June 30, 2023	0.0451	0.0554	0.0453	0.0524
July 31, 2023	0.0451	0.0558	0.0453	0.0527
August 31, 2023	0.0451	0.0559	0.0453	0.0528
September 30, 2023	0.0451	0.0555	0.0452	0.0525
October 31, 2023	0.0451	0.0557	0.0453	0.0527
November 30, 2023	0.0451	0.0551	0.0452	0.0522
December 31, 2023	0.0451	0.0553	0.0452	0.0524
January 31, 2024	0.0451	0.0553	0.0452	0.0524
February 29, 2024	0.0451	0.0547	0.0453	0.0519
March 31, 2024	0.0451	0.0554	0.0453	0.0524

Record Date	Class S Shares	Class I Shares	Class T Shares (1)	Class D Shares (1)
April 30, 2024	0.0451	0.0551	0.0453	0.0522
May 31, 2024	0.0451	0.0553	0.0452	0.0524
June 30, 2024	0.0451	0.0549	0.0452	0.0521
July 31, 2024	0.0451	0.0552	0.0453	0.0523
August 31, 2024	0.0451	0.0551	0.0452	0.0522
September 30, 2024	0.0451	0.0549	0.0453	0.0521
October 31, 2024	0.0451	0.0552	0.0452	0.0523
November 30, 2024	0.0451	0.0548	0.0452	0.0520
December 31, 2024	0.0451	0.0551	0.0453	0.0522
January 31, 2025	0.0451	0.0551	0.0453	0.0522
February 28, 2025	0.0451	0.0541	0.0452	0.0515
March 31, 2025	0.0451	0.0551	0.0453	0.0522
April 30, 2025	0.0451	0.0547	0.0452	0.0519
May 31, 2025	0.0451	0.0551	0.0453	0.0522
June 30, 2025	0.0451	0.0548	0.0453	0.0520
July 31, 2025	0.0451	0.0551	0.0453	0.0522
Total	4.4957	5.4083	4.4181	5.0736
__________________
(1)We did not sell any Class D or Class T shares prior to May 2017 and June 2017, respectively, thus no distributions were made for such classes of shares prior to such dates.
The following table summarizes our distributions declared during the three months ended March 31, 2025 and 2024 ($ in thousands):

	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024
	Amount	Percentage	Amount	Percentage
Distributions
Payable in cash	$302,280	51%	$338,200	52%
Reinvested in shares	296,277	49%	311,282	48%
Total distributions(1)	$598,557	100%	$649,482	100%
Sources of Distributions
Cash flows from operating activities(2)	$572,454	96%	$649,482	100%
Net gains from investment realizations(3)	26,103	4%	—	—
Indebtedness	—	—	—	—
Total sources of distributions	$598,557	100%	$649,482	100%

Cash flows from operating activities	$572,454		$498,488
Net (losses) gains from investment realizations(3)	$(43,142)		$29,904
Funds from Operations(4)	$(937,771)		$743,630
Adjusted Funds from Operations(4)	$339,715		$440,517
Funds Available for Distribution(4)	$343,473		$413,515
__________________
(1)Excludes cash paid to third party joint venture partners classified as non-controlling interest under GAAP.
(2)Our inception to date cash flows from operating activities, along with net gains from investment realizations, have funded 100% of our distributions to our stockholders and OP unitholders through March 31, 2025.

(3)Year-to-date net gains from investment realizations includes (i) net gains and losses on dispositions of real estate, (ii) net realized gains and losses on sale of investments in real estate debt and equity securities, and (iii) impairments of investments in real estate, which amounts are not included in cash flows from operating activities.
(4)Reflects amounts allocable to our stockholders and OP unitholders. See “Funds from Operations, Adjusted Funds from Operations and Funds Available for Distribution” above for descriptions of FFO, AFFO, and FAD, for reconciliations of them to GAAP net loss attributable to our stockholders and OP unitholders, and for considerations on how to review these metrics.
Related Party and Other Transactions
Due to Affiliates
The following table details the components of due to affiliates ($ in thousands):

	March 31, 2025	December 31, 2024
Accrued stockholder servicing fee	$544,367	$624,579
Performance participation allocation	45,963	—
Accrued management fee	55,814	56,401
Other	2,302	1,767
Total	$648,446	$682,747
Accrued Stockholder Servicing Fee
We accrue the full amount of the future stockholder servicing fees payable to the Dealer Manager, a registered broker-dealer affiliated with the Adviser, for Class S, Class T, and Class D shares, up to the 8.75% of gross proceeds limit, at the time such shares are sold. The Dealer Manager has entered into agreements with the selected dealers distributing our shares as part of its continuous public offering, that provide, among other things, for the payment of the full amount of the selling commissions and dealer manager fee, and all or a portion of the stockholder servicing fees received by the Dealer Manager to such selected dealers.
Performance Participation Allocation
The Special Limited Partner holds a performance participation interest in the Operating Partnership that entitles it to receive an allocation of the Operating Partnership’s total return. Total return is defined as distributions paid or accrued plus the change in the Company’s NAV, adjusted for subscriptions and repurchases. Under the the Operating Partnership’s partnership agreement, the annual total return will be allocated solely to the Special Limited Partner only after the other unitholders have received a total return of 5% (after recouping any loss carryforward amount) and such allocation will continue until the allocation between the Special Limited Partner and all other Operating Partnership unitholders is equal to 12.5% and 87.5%, respectively. Thereafter, the Special Limited Partner will receive an allocation of 12.5% of the annual total return. The allocation of the performance participation interest is ultimately measured on a calendar year basis and will be paid quarterly in certain classes of Operating Partnership units or cash, at the election of the Special Limited Partner. To date, the Special Limited Partner has always elected to be paid in a combination of Class I and Class B units, resulting in a non-cash expense.
At the end of each calendar quarter that is not also the end of a calendar year, the Special Limited Partner is entitled to a performance participation allocation as described above calculated in respect of the portion of the year to date, less any performance participation allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The performance participation allocation that the Special Limited Partner is entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Quarterly Allocations that year. If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same calendar year the Special Limited Partner is entitled to less than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end performance allocations in that calendar year will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a calendar year following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end performance allocations in the subsequent four calendar years will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5%

on the remaining Quarterly Shortfall measured from the first day of the calendar year following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the Special Limited Partner (or its affiliate) may make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided, further, that if any Quarterly Shortfall Obligation remains following such subsequent four calendar years, then the Special Limited Partner (or its affiliate) will promptly pay the Operating Partnership the remaining Quarterly Shortfall Obligation in cash.
During the three months ended March 31, 2025, our total return exceeded the current period hurdle amount, resulting in $142.2 million of performance participation allocation expense in our Condensed Consolidated Statements of Operations. During the three months ended March 31, 2025, our total return exceeded the current period hurdle amount and the 2023 loss carryforward of $355.7 million, resulting in $105.0 million of performance participation allocation expense in our Condensed Consolidated Statements of Operations.
During the year ended December 31, 2024, our total return did not exceed the year-to-date hurdle amount, resulting in a Quarterly Shortfall with respect to the $105.0 million performance participation allocation recorded during the three months ended March 31, 2024 (the “2024 Shortfall Obligation”). Beginning January 1, 2025, interest on the 2024 Shortfall Obligation, net of $9.9 million of performance participation allocation previously earned by the Special Limited Partner but not paid by the Company, began accruing at a 5% annual rate, compounded quarterly. During the three months ended March 31, 2025, our accrued interest income of $1.1 million related to such net 2024 Shortfall Obligation.
The net 2024 Shortfall Obligation and related $1.1 million of interest accrued was satisfied with the $142.2 million performance participation accrual for the three months ended March 31, 2025, resulting in a net performance participation allocation payable of $46.0 million as of March 31, 2025. In April 2025, we issued 3.3 million units of Operating Partnership, to the Special Limited Partner as payment for the $46.0 million net performance participation allocation.
As of May 9, 2025, Blackstone owned shares of the Company and units of the Operating Partnership valued at an aggregate $3.5 billion. In addition, Blackstone employees, including the Company’s executive officers, owned shares of the Company and units of the Operating Partnership valued at an aggregate $1.3 billion.
Accrued Management Fee
The Adviser is entitled to an annual management fee equal to 1.25% of the Company’s NAV, payable monthly, as compensation for the services it provides to us. The management fee can be paid, at the Adviser’s election, in cash, certain classes of shares of our common stock, or certain classes of Operating Partnership units. To date, the Adviser has always elected to be paid the management fee in shares of our common stock and Operating Partnership units, resulting in a non-cash expense. During the three months ended March 31, 2025 and 2024, we incurred management fees of $168.4 million and $187.1 million, respectively.
During the three months ended March 31, 2025 and 2024, we issued Operating Partnership units of 12.3 million and 13.3 million, respectively, to the Adviser as payment for management fees. We also had a payable of $55.8 million and $56.4 million related to the management fees as of March 31, 2025 and December 31, 2024, respectively. During April 2025, the Adviser was issued 4.0 million units of Operating Partnership as payment for the management fees accrued as of March 31, 2025. The shares and units issued to the Adviser for payment of the management fee were issued at the applicable NAV per share/unit at the end of each month for which the fee was earned. The Adviser did not submit any repurchase requests for shares previously issued as payment for management fees during the three months ended March 31, 2025 and 2024.
Other
As of March 31, 2025 and December 31, 2024, we had an outstanding balance due to the Adviser of $2.3 million and $1.8 million, respectively, related to general corporate expenses provided by unaffiliated third parties that the Adviser paid on our behalf. Such expenses are reimbursed by the Company to the Adviser in the ordinary course of business.

Affiliate Title Service Provider
Blackstone owns LNLS, a title agent company. LNLS acts as an agent for one or more underwriters in issuing title policies and/or providing support services in connection with investments by us, Blackstone and their affiliates and related parties, and third parties. LNLS focuses on transactions in rate-regulated states where the cost of title insurance is non-negotiable. LNLS will not perform services in non-regulated states for us, unless (i) in the context of a portfolio transaction that includes properties in rate-regulated states, (ii) as part of a syndicate of title insurance companies where the rate is negotiated by other insurers or their agents, (iii) when a third party is paying all or a material portion of the premium, or (iv) when providing only support services to the underwriter. LNLS earns fees, which would have otherwise been paid to third parties, by providing title agency services and facilitating placement of title insurance with underwriters. Blackstone receives distributions from LNLS in connection with investments by us based on its equity interest in LNLS. In each case, there will be no related expense offset to us.
During the three months ended March 31, 2025, we paid LNLS $10.7 million for title services related to certain investments. Amounts paid to LNLS were either (i) included in calculating Net Gain on Dispositions of Real Estate on the Condensed Consolidated Statements of Operations, or (ii) recorded as deferred financing costs, which is a reduction to Mortgage Loans, Secured Term Loans, and Secured Revolving Credit Facilities on the Condensed Consolidated Balance Sheets.
Captive Insurance Company
During the three months ended March 31, 2025 and 2024, we received a net refund of $0.1 million and $0.3 million, respectively, of insurance premiums previously paid to a captive insurance company owned by us and other Blackstone-advised investment vehicles. The net refund was attributable to dispositions of real estate and represented the pro-rata unused period of the annual premiums incurred to insure such dispositions.
Other Transactions
Accrued affiliate service provider expenses and incentive compensation awards
We have engaged certain portfolio companies owned by Blackstone-advised investment vehicles, to provide, as applicable, operational services (including, without limitation, construction and project management), management services, loan management services, corporate support services (including, without limitation, accounting, information technology, legal, tax and human resources) and transaction support services for certain of our properties, and any such arrangements will be at or below market rates. We also engaged such portfolio companies for transaction support services related to acquisitions and dispositions, and such costs were either (i) capitalized to Investments in Real Estate or (ii) included as part of the Net Gain on Dispositions of Real Estate. For further details on our relationships with these service providers, see Note 10 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
The expenses related to these providers, including incentive compensation awards, are included as a component of Rental Property Operating expense and Hospitality Operating expense, as applicable, in the Company’s Condensed Consolidated Statements of Operations. Transaction support service fees were capitalized to Investments in Real Estate on our Condensed Consolidated Balance Sheets. Neither Blackstone nor the Adviser receives any fees from these arrangements.
Beginning January 2025, we have engaged TAH Operations LLC (“Tricon”), a portfolio company owned by Blackstone-advised investment vehicles, to provide, as applicable, management services, corporate support services and transaction support services for our rental housing properties.
Beginning January 1, 2025, we engaged BX RE Portco LLC (“BX RE Portco”), a portfolio company owned by a Blackstone-advised fund, to provide the services that ShopCore Properties TRS Management LLC and EQ Management, LLC had previously provided to our retail and office properties. Those services include management services, corporate support services and transaction support services.

The following table details the amounts incurred for portfolio companies owned by Blackstone-advised investment vehicles ($ in thousands):

	Affiliate Service Provider Expenses		Amortization of Affiliate Service Provider Incentive Compensation Awards		Capitalized Transaction Support Services
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2025	2024	2025	2024	2025	2024
Link Logistics Real Estate LLC	$28,672	$27,532	$6,397	$5,982	$2,324	$452
LivCor, LLC	28,294	27,729	4,989	5,505	1,298	1,970
Tricon	11,758	—	—	—	—	—
Revantage(1)	9,306	3,595	2,443	2,275	—	—
BX RE Portco(2)	8,471	10,423	124	592	267	351
BRE Hotels and Resorts LLC	3,012	3,147	337	509	—	—
BPP MFNY Employer LLC	866	821	301	395	—	—
Longview Senior Housing, LLC	282	257	—	—	—	—
Total	$90,661	$73,504	$14,591	$15,258	$3,889	$2,773
__________________
(1)Includes Revantage Corporate Services, LLC and Revantage Global Services Europe S.à r.l.
(2)Includes Shopcore Properties TRS Management LLC and EQ Management, LLC for three months ended March 31, 2024.
As of March 31, 2025 and December 31, 2024, $20.2 million and $33.7 million, respectively, of accrued service provider expenses were outstanding and are included within Other Liabilities.
We issue incentive compensation awards to certain employees of portfolio company service providers. None of Blackstone, the Adviser, or the portfolio company service providers owned by Blackstone-advised investment vehicles receive any incentive compensation from the aforementioned arrangements.
The following table details the incentive compensation awards ($ in thousands):

	December 31, 2024	Three Months Ended March 31, 2025			March 31, 2025
Plan Year	Unrecognized Compensation Cost	Forfeiture of unvested awards	Value of Awards Issued	Amortization of Compensation Cost	Unrecognized Compensation Cost	Remaining Amortization Period
2022	$7,786	$—	$—	$(1,946)	$5,840	0.8 years
2023	14,673	—	—	(2,293)	12,380	1.5 years
2024	40,265	—	—	(5,030)	35,235	2.2 years
2025	—	—	63,871	(5,322)	58,549	3.0 years
	$62,724	$—	$63,871	$(14,591)	$112,004
For the three months ended March 31, 2025, certain portfolio companies owned by us earned revenue of $1.1 million from certain other Blackstone-advised investment vehicles in relation to corporate service fees and property management services. There were no such fees for the three months ended March 31, 2024.
As of March 31, 2025 and December 31, 2024, we had a receivable of $52.9 million and $52.8 million, respectively, from certain portfolio companies owned by Blackstone-advised investment vehicles related to the prepayment of certain corporate service fees and incentive compensation awards. Such amount is included in Other Assets on the Company’s Condensed Consolidated Balance Sheets.

DESCRIPTION OF CAPITAL STOCK
We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter, bylaws and the policy adopted by our board of directors with respect to certain charter provisions. The following is a summary of all material provisions concerning our stock and you should refer to the MGCL and our charter, bylaws and the policy adopted by our board of directors with respect to certain charter provisions for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter, bylaws and the policy adopted by our board of directors with respect to certain charter provisions. Copies of our charter, bylaws and the policy adopted by our board of directors with respect to certain charter provisions are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter, bylaws and the policy adopted by our board of directors with respect to certain charter provisions and every other exhibit to our registration statement. See the “Where You Can Find More Information; Incorporation by Reference” section below.
Under our charter, we have authority to issue a total of 16,400,000,000 shares of capital stock. Of the total shares of stock authorized, 16,300,000,000 shares are classified as common stock with a par value of $0.01 per share, 500,000,000 of which are classified as Class T shares, 400,000,000 of which are classified as Class T-2 shares, 3,000,000,000 of which are classified as Class S shares, 2,500,000,000 of which are classified as Class S-2 shares, 1,500,000,000 of which are classified as Class D shares, 1,400,000,000 of which are classified as Class D-2 shares, 6,000,000,000 of which are classified as Class I shares, 500,000,000 of which are classified as Class C shares, 500,000,000 of which are classified as Class F shares, and 100,000,000 shares are classified as preferred stock with a par value $0.01 per share. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
Common Stock
Subject to the restrictions on ownership and transfer of stock set forth in our charter and except as may otherwise be specified in our charter, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restrictions on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors (or a committee of the board of directors) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. See “Distribution Policy” below. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of stock that we issue.
Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of any new class or series of shares of stock.
We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. SS&C GIDS, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.
Class T-2 Shares
Each Class T-2 share issued in the primary offering is subject to an upfront selling commission of up to 3.0%, and an upfront dealer manager fee of 0.5%, of the transaction price of each Class T-2 share sold in the offering on the date of the purchase, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.
We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class T-2 shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T-2 shares. For each Class T-2 share, this stockholder servicing fee consists of a representative stockholder servicing fee and a dealer stockholder servicing fee. We expect that generally the representative stockholder servicing fee will equal 0.65% per annum and the dealer stockholder servicing fee will equal 0.20% per annum, of the aggregate NAV for each Class T-2 share. However, with respect to Class T-2 shares sold through certain participating broker-dealers, the representative stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
The upfront selling commission and dealer manager fee are each not payable in respect of any Class T-2 shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the stockholder servicing fee payable with respect to all our outstanding Class T-2 shares.
We will cease paying the stockholder servicing fee with respect to any Class T-2 share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would be equal to or exceed, in the aggregate, the Fee Limit, if any. At the end of such month, each such Class T-2 share will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.
Class S-2 Shares
Each Class S-2 share issued in the primary offering is subject to an upfront selling commission of up to 3.5% of the transaction price of each Class S-2 share sold in the offering on the date of the purchase. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.
We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class S-2 shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S-2 shares. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
The upfront selling commission is not payable in respect of any Class S-2 shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the stockholder servicing fee payable with respect to all our outstanding Class S-2 shares.
We will cease paying the stockholder servicing fee with respect to any Class S-2 share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would be equal to or exceed, in the aggregate, the Fee Limit, if any. At the end of such month, each such Class S-2 share will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.

Class D-2 Shares
Each Class D-2 share issued in the primary offering is subject to an upfront selling commission of up to 1.5% of the transaction price of each Class D-2 share sold in the offering on the date of the purchase. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.
We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class D-2 shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D-2 shares, including any Class D-2 shares sold pursuant to our distribution reinvestment plan. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
Class D-2 shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D-2 shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.
We will cease paying the stockholder servicing fee with respect to any Class D-2 share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would be equal to or exceed, in the aggregate, the Fee Limit, if any. At the end of such month, each such Class D-2 share will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.
Class I Shares
No upfront selling commissions or stockholder servicing fees are paid for sales of any Class I shares.
Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by our executive officers and directors and their immediate family members, as well as officers and employees of the Adviser, Blackstone or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (7) other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, if (i) a participating broker-dealer no longer offers Class T, Class S or Class D shares or (ii) a holder of Class S, Class T or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares.
Class T Shares
Class T shares are only available pursuant to the distribution reinvestment plan.
We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares. For each Class T share, this stockholder servicing fee consists of a representative stockholder servicing fee and a dealer stockholder servicing fee. We expect that generally the representative stockholder servicing fee will equal 0.65% per annum and the dealer stockholder servicing fee will equal 0.20% per annum, of the aggregate NAV for each Class T share. However, with respect to Class T shares sold through certain participating broker-dealers, the representative stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
We will cease paying the stockholder servicing fee with respect to any Class T share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, the Fee Limit. At the end of such month, each such Class T share will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.
Class S Shares
Class S shares are only available pursuant to the distribution reinvestment plan.
We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
We will cease paying the stockholder servicing fee with respect to any Class S share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, the Fee Limit. At the end of such month, each such Class S share will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.
Class D Shares
Class D shares are only available pursuant to the distribution reinvestment plan.
We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
We will cease paying the stockholder servicing fee with respect to any Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, the Fee Limit. At the end of such month, each such Class D share will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.
Class C Shares
The Class C shares are not being offered pursuant to this prospectus. Holders of the Class C shares are entitled to the same voting rights as holders of other classes of our common stock.

We are conducting a private offering of Class C shares to (i) a feeder vehicle primarily created to hold our Class C and Class I shares, which in turn will offer interests in itself to investors, (ii) the Adviser, the Special Limited Partner and affiliates, including pursuant to the Advisory Agreement and (iii) other persons in other limited circumstances. Any such offering will be conducted pursuant to an exemption to registration under the Securities Act and not as a part of this offering.
Each Class C share will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares and (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets. In addition, immediately before any liquidation, dissolution or winding up, each Class C share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.
Class F Shares
The Class F shares are not being offered pursuant to this prospectus. Holders of the Class F shares are entitled to the same voting rights as holders of other classes of our common stock.
We may conduct one or more private offerings of our Class F shares to (i) certain feeder or other vehicles created to hold our shares and other assets, which in turn will sell interests in itself to other investors, (ii) our officers and directors, (iii) the Adviser, the Special Limited Partner and affiliates or employees of Blackstone, including pursuant to the Advisory Agreement and (iv) Other Blackstone Accounts. Any such offering will be conducted pursuant to an exemption to registration under the Securities Act and not as a part of this offering.
Each Class F share will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares and (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets. In addition, immediately before any liquidation, dissolution or winding up, each Class F share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.
Other Terms of Common Stock
If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such shares would exceed the applicable Fee Limit as described in the “—Class T-2 Shares,” “—Class S-2 Shares,” “—Class D-2 Shares,” “—Class T Shares,” “—Class S Shares” and “—Class D Shares” sections above, each Class T-2 share, Class S-2 share, Class D-2 share, Class T share, Class S share and Class D share held in a stockholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets or (iii) after termination of the primary portion of this public offering in which such Class T-2 shares, Class S-2 shares, Class D-2 shares, Class T shares, Class S shares and Class D shares were sold, the end of the month in which we, with the assistance of the Dealer Manager, determine that all underwriting compensation from all sources in connection with this public offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds of the primary portion of this public offering. In addition, immediately before any liquidation, dissolution or winding up, each Class T-2 share, Class S-2 share, Class D-2 share, Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.
Preferred Stock
Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock.
However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held share. If we ever designated and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of such outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval.
Meetings and Special Voting Requirements
An annual meeting of the stockholders will be held each year, upon reasonable notice to our stockholders, but no sooner than 30 days after delivery of our annual report to stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors or our chief executive officer, president or chairperson of the board of directors and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request stating the purpose of any such special meeting, our secretary shall provide a written notice to our stockholders within 10 days of receipt of such written request, stating the purpose of the meeting. The meeting must be held not less than 15 nor more than 60 days after the delivery of such notice. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares entitled to be voted that are represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.
Under the MGCL and our charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, (4) election or removal of our directors, and (5) such other matters that our board of directors has declared advisable and directed be submitted to our stockholders for approval or ratification. Except with respect to the election of directors or as otherwise provided in the MGCL or our charter, the vote of stockholders holding a majority of the outstanding shares of our stock entitled to vote is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. In addition, although the NASAA REIT Guidelines indicate that stockholders are permitted to amend our charter or dissolve us without the necessity for concurrence by our board of directors, we are required to comply with the MGCL, which provides that any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, except with respect to the election or removal of our directors, prior to a stockholder vote, our board of directors must first adopt a resolution that the proposed action is advisable and directing the matter to be submitted to the stockholders. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders will be those that have been declared advisable by our board of directors. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of a majority of the shares of stock entitled to vote generally in the election of directors.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number and number of shares of stock owned by each stockholder and will be sent within 10 days of our receipt of the request. The stockholder list shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our corporate offices upon the request of a stockholder. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The purposes for which a stockholder may request a copy of the stockholder list include, but are not limited to, matters relating to stockholders’ voting rights, the exercise of stockholder rights under federal proxy laws and any other proper purpose. If the Adviser or our board of directors neglects or refuses to exhibit, produce or mail a copy of our stockholder list as requested, the Adviser and/or our board of directors, as the case may be, shall be liable to any stockholder requesting our stockholder list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of our stockholder list, and for actual damages suffered by any such stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of our stockholder list is to secure such list or other information for the purpose of selling our stockholder list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to such stockholder’s interest in us. The remedies provided by our charter to stockholders requesting copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.
In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.
Furthermore, pursuant to our charter, any stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because our stockholders are entitled to inspect only those corporate records that stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow corporate stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: Blackstone Real Estate Income Trust, Inc., 345 Park Avenue, New York, NY 10154. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.
Restrictions on Ownership and Transfer
Our charter contains restrictions on the number of shares of our stock that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.9% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding stock of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of directors.
Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our charter and as our board of directors may determine. Our board of directors has granted limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.
Our charter further prohibits any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.
Any attempted transfer of our stock which, if effective, would result in a violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount such proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferor and are owed to the proposed transferor to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.
If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.
All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.
Every owner of more than 5% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of directors, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any subsequent transferee to whom you transfer any of your shares of our stock must also comply with the suitability standards we have established for our stockholders. See the “Suitability Standards” section of this prospectus.
Distribution Policy
We have declared, and intend to continue to declare, monthly distributions as authorized by our board of directors (or a committee of the board of directors) and have paid, and intend to continue to pay, such distributions on a monthly basis. We commenced paying distributions in April 2017 and have paid distributions each month since such date. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date. In connection with a distribution to our stockholders, our board of directors approves a monthly distribution for a certain dollar amount per share for each class of our common stock.
Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on Class T-2, Class S-2, Class D-2, Class I, Class T, Class S, Class D and Class F shares will likely differ because of different class-specific fees that are deducted from the gross distributions for each share class. We currently expect that our board of directors will generally authorize and declare minimal distributions, if any, with respect to the Class C shares and instead its share of income will accrete into its NAV. We expect to use the “record share” method of determining the per share amount of distributions on Class T-2 shares, Class S-2 shares, Class D-2 shares, Class I shares, Class T shares, Class S shares, Class D shares, Class C shares and Class F shares, although our board of directors may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common stock will be increased by the sum of all class-specific fees for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific fees allocable to such class. We currently expect that our board of directors will generally authorize and declare minimal distributions, if any, with respect to the Class C shares and instead its share of income will accrete into its NAV.

To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. See the “Material U.S. Federal Income Tax Considerations—Taxation of REITs in General—Requirements for Qualification as a REIT” and “Material U.S. Federal Income Tax Considerations—Annual Distribution Requirements Applicable to REITs” sections of this prospectus. Generally, income distributed to stockholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.
Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income in order to qualify as a REIT. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. See the “Material U.S. Federal Income Tax Considerations” section of this prospectus for information concerning the U.S. federal income tax consequences of distributions paid by us.
There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses, and we have no limits on the amounts we may fund from such sources.  The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in certain classes of shares of our common stock and/or Operating Partnership units and the Special Limited Partner elects to receive distributions on its performance participation interest in certain classes of shares of our common and/or Operating Partnership units, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate debt portfolio. Funding distributions from borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.
Under the MGCL, our board of directors may delegate to a committee of directors the power to fix the amount and other terms of a distribution. In addition, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.
Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (i) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (ii) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (iii) in-kind distributions are made only to those stockholders that accept such offer. Our stockholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan whereby stockholders (other than Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. Any cash distributions attributable to the class or classes of shares owned by participants in the distribution reinvestment plan will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder. Class T, Class S and Class D shares are only available to existing holders of such classes pursuant to our distribution reinvestment plan. See the “Material U.S. Federal Income Tax Considerations” section of this prospectus for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.
The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable. Stockholders will not pay upfront selling commissions when purchasing shares pursuant to the distribution reinvestment plan. The stockholder servicing fees with respect to shares of our Class T-2 shares, Class S-2 shares, Class D-2 shares, Class T shares, Class S shares and Class D shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this offering.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.
Account Statements
Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.
Restrictions on Roll-Up Transactions
In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.
A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a “Roll-up Entity,” that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:
•a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or
•a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to the Adviser or our sponsor; or our investment objectives.
In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to common stockholders who vote “against” the Roll-up Transaction the choice of:
•accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or
•one of the following:
•remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or
•receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed Roll-up Transaction:
•that would result in the common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election of directors, the removal of the Adviser, the directors or any of their affiliates, any transaction between the Company and the Adviser, the directors or any of their affiliates, annual reports, annual and special meetings, amendments of our charter, our dissolution, our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, and the limitation on stockholder liability;
•that includes provisions that would operate to materially impede or frustrate the accumulation of shares of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of stock held by that investor;
•in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the “—Meetings and Special Voting Requirements” section above; or
•in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.
Registration Rights Agreements
We entered into a registration rights agreement with the Adviser and the Special Limited Partner, pursuant to which the Adviser or the Special Limited Partner may require us to prepare and file, at our expense, a shelf registration statement relating to the resale of all shares of our common stock currently held or later acquired by them or their permitted transferees and under certain circumstances they may require us to file resale registration statements on demand and provide unlimited “piggyback” rights with respect to the resale of such shares (subject to certain cutback and other provisions).

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
The following description of the terms of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.
Business Combinations
Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who beneficially owns, directly or indirectly, 10.0% or more of the voting power of the corporation’s outstanding voting stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10.0% or more of the voting power of the then outstanding stock of the corporation.
A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if, among other things, the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of our common stock and the consideration is received in cash or in the same form as previously paid by the interested stockholder.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more of all voting power.
Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply to (1) shares of stock acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction, or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•a classified board of directors;
•a two-thirds vote requirement for removing a director;
•a requirement that the number of directors be fixed only by vote of the directors;
•a requirement that a vacancy on the board of directors be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three nor more than fifteen. We have not elected to be subject to any of the other provisions of Subtitle 8.
Vacancies on Board of Directors; Removal of Directors
Any vacancy on our board of directors may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Our independent directors will choose the nominees to fill vacancies in our independent director positions.
Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws.
Tender Offers
Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If a person makes a tender offer that does not comply with such provisions, we may elect to grant tendering stockholders a rescission right with respect to their tendered shares. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.
Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws
The business combination provisions and the control share acquisition provisions of Maryland law, the provision of our charter electing to be subject to a provision of Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

Determinations by Our Board of Directors
Our charter contains a provision that codifies the authority of our board of directors to manage our business and affairs. This provision enumerates certain matters and states that the determination as to any such enumerated matters made by or pursuant to the direction of our board of directors (consistent with our charter) is final and conclusive and binding upon us and our stockholders. This provision does not alter the duties our board of directors owes to us or our stockholders pursuant to our charter and under Maryland law. Further, it would not restrict the ability of a stockholder to challenge an action by our board of directors which was taken in a manner that is inconsistent with our charter or the board of directors’ duties under Maryland law or which did not comply with the requirements of the provision.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT
We have summarized the material terms and provisions of the Limited Partnership Agreement of BREIT Operating Partnership L.P., which we refer to as the “partnership agreement.”
Management of Our Operating Partnership
BREIT Operating Partnership L.P. was formed on August 5, 2016 to acquire and hold assets on our behalf.
We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.
We are and expect to continue to be the sole general partner of the Operating Partnership. As of March 31, 2025, we held a 93% limited partnership interest in the Operating Partnership, with the remaining limited partnership interests held by BREIT Special Limited Partner L.P., the special limited partner of the Operating Partnership and an affiliate of Blackstone, certain Senior Managing Directors of Blackstone Real Estate and certain investors who have exchanged property or cash for limited partnership units.
As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. However, pursuant to the Advisory Agreement, we have delegated to the Adviser authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.
The Special Limited Partner has expressly acknowledged and any future limited partners of the Operating Partnership will expressly acknowledge that we, as general partner, are acting on behalf of the Operating Partnership, ourselves and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our stockholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners may be resolved in favor of our stockholders. We are not liable under the partnership agreement to the Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.
The partnership agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Material U.S. Federal Income Tax Considerations.”

Capital Contributions
We intend to contribute the net proceeds from this offering, after payment of fees and expenses attributable to our offering and operations, to the Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with this offering and our operations.
If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to a different management fee and repurchase limitations if our board of directors concludes in good faith that such admittance is in our best interest.
Limited Partnership Units Generally
Limited partnership units represent an interest as a limited partner in the Operating Partnership. The Operating Partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners or our stockholders. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.
Limited partners of any class do not have the right to participate in the management of the Operating Partnership. Limited partners of any class who do not participate in the management of the Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the Operating Partnership agreement.
Partnership interests in the Operating Partnership, other than the special limited partner interest and general partner interest, are currently divided into ten classes of units: (a) Class T units; (b) Class T-2 units; (c) Class S units; (d) Class S-2 units; (e) Class D units; (f) Class D-2 units; (g) Class I units; (h) Class C units; (i) Class F units and (j) Class B units.
OP Unit Classes
In general, the Class T units, Class T-2 units, Class S units, Class S-2 units, Class D units, Class D-2 units, Class I units, Class C units and Class F units are intended to correspond on a one-for-one basis with our Class T shares, Class T-2 shares, Class S shares, Class S-2 shares, Class D shares, Class D-2 shares, Class I shares, Class C shares and Class F shares. When we receive proceeds from the sale of shares of our common stock, we will contribute such proceeds to the Operating Partnership and receive Operating Partnership units that correspond to the classes of our shares sold.
In general, each class of units will share in distributions from the Operating Partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the Operating Partnership’s liquidation, each class of units (other than Class I units) will automatically convert to Class I units, in each case in proportion to the NAV per unit of each class, and the resulting Class I units will share on a unit-by-unit basis in the assets of the Operating Partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest. In addition, a portion of the items of income, gain, loss and deduction of the Operating Partnership for U.S. federal income tax purposes will be allocated to each Operating Partnership unit, regardless of whether any distributions are made by the Operating Partnership.
For each class of unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of Operating Partnership units will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional Operating Partnership units without our consent as general partner.
The Adviser may elect to receive its management fee in cash, certain classes of shares of our common stock and Operating Partnership units, or any combination thereof, and distributions on the Special Limited Partner’s performance participation allocation may be payable in cash, certain classes of Operating Partnership units, at the election of the Special Limited Partner. See “Compensation—Management Fee” and “—Special Limited Partner Interest” below.
For holders other than us, the Adviser or the Special Limited Partner, after owning an Operating Partnership unit for one year, Operating Partnership unitholders generally may, subject to certain restrictions, exchange Operating Partnership units for a corresponding number of shares of our common stock. The Adviser and the Special Limited Partner may exchange units for a corresponding number of certain classes of shares at any time. The Adviser and the Special Limited Partner will have the option of exchanging shares for an equivalent aggregate NAV amount of certain other classes of our shares and will have registration rights with respect to shares of our common stock. See “Description of Capital Stock—Registration Rights.”
Class B Units
Class B units are available to certain suitable investors in private placements generally utilizing a “draw-down” structure. Class B Units are sold at their NAV per unit, which is equal to the NAV per Class I unit and generally corresponds to the NAV per share of our Class I shares of common stock. Each investor that subscribes with a commitment to purchase Class B units will purchase such units pursuant to capital call notices delivered by the Operating Partnership up to the maximum amount of the investor’s capital commitment and, upon the purchase of any Class B units, will become a limited partner of the Operating Partnership.
Class B units are subject to the same fees and expenses of Class I units and do not have any preferential rights relative to our interest in the Operating Partnership, nor will they be exchangeable for any shares of our common stock. Holders of the Class B units have a right to redeem their units for cash in a manner similar to the ability of our stockholders to have their shares repurchased under the share repurchase plan. Class B unit redemptions are subject to the same limitations as share repurchases under the share repurchase plan, namely the Early Repurchase Deduction and limitations on monthly and quarterly repurchases (calculated on an aggregate basis with shares of our common stock submitted for repurchase for the applicable period). The redemption rights of the Class B unitholders do not affect the terms of the Company’s share repurchase plan. Class B units have the same limited voting rights as the other Operating Partnership units and such rights do not affect the Company’s exclusive power, as general partner of the Operating Partnership, to manage and conduct the business of the Operating Partnership.
Distributions on the Special Limited Partner’s performance participation allocation may be payable in cash, Class I units or Class B units at the election of the Special Limited Partner. See “—Special Limited Partner Interest.”
Class B units are not being offered to the public as part of this offering.
Special Limited Partner Interest
So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined below). Such allocation will be measured on a calendar year basis, made quarterly and accrued monthly. The performance participation interest is not paid on the Class F units, and as a result, it is a class-specific expense.
Promptly following the end of each calendar quarter that is not also the end of a calendar year, the Special Limited Partner will be entitled to a performance participation allocation as described above calculated in respect of the portion of the year to date, less any performance participation allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The performance participation allocation that the Special Limited Partner is entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Quarterly Allocations that year.
Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:
•First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and
•Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.
“Total Return” for any period since the end of the prior calendar year shall equal the sum of:
(i)all distributions accrued or paid (without duplication) on the Performance Participation Units outstanding at the end of such period since the beginning of the then-current calendar year plus
(ii)the change in aggregate NAV of such Performance Participation Units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Participation Units, (y) any allocation/accrual to the performance participation interest and (z) applicable stockholder servicing fee expenses (including any payments made to us for payment of such expenses).
For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of Performance Participation Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Performance Participation Units.
“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Operating Partnership units outstanding at the beginning of the then-current calendar year and all Operating Partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Operating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Operating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and applicable stockholder servicing fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Operating Partnership units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.
Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation Units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “High Water Mark.”
The Special Limited Partner will also be allocated a performance participation with respect to all Performance Participation Units that are repurchased at the end of any month (in connection with repurchases of our shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.

If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same calendar year the Special Limited Partner is entitled to less than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end Performance Allocations in that calendar year will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a calendar year following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end Performance Allocations in the subsequent four calendar years will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the calendar year following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the Special Limited Partner (or its affiliate) may make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided, further, that if any Quarterly Shortfall Obligation remains following such subsequent four calendar years, then the Special Limited Partner (or its affiliate) will promptly pay the Operating Partnership the remaining Quarterly Shortfall Obligation in cash.
Distributions on the performance participation interest may be payable in cash, Class I units, Class C units, Class B units or Class F units (collectively, “SLP Performance Units”) at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Operating Partnership units, the Special Limited Partner may request the Operating Partnership to repurchase such Operating Partnership units (including any units received in exchange for any SLP Performance Units) from the Special Limited Partner at a later date. Any such repurchase requests will not be subject to the Early Repurchase Deduction but will be subject to similar repurchase limits that exist under our share repurchase plan. The Operating Partnership will repurchase any such Operating Partnership units for the corresponding class of shares of our common stock or cash (at the Special Limited Partner’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such Operating Partnership units will be repurchased for the corresponding class of shares of our common stock. The Operating Partnership will repurchase any such Class B units for cash subject to the applicable repurchase limits.
The NAV of the Operating Partnership calculated on the last trading day of a calendar year shall be the amount against which changes in NAV is measured during the subsequent calendar year. In our first calendar year of operations, the performance participation will be prorated for the portion of the calendar year.
The measurement of the foregoing net assets change is also subject to adjustment by our board of directors to account for any unit dividend, unit split, recapitalization or any other similar change in the Operating Partnership’s capital structure or any distributions made after the commencement of this offering that the board of directors deems to be a return of capital (if such changes are not already reflected in the Operating Partnership’s net assets).
Except as noted above with respect to Quarterly Allocations, the Special Limited Partner will not be obligated to return any portion of performance participation paid based on our subsequent performance.
Changes in our Operating Partnership’s NAV per unit of each class will generally correspond to changes in our NAV per share of the corresponding class of our common stock. Distributions with respect to the performance participation interest are calculated from the Operating Partnership’s Total Return over a calendar year. As a result, the Special Limited Partner may be entitled to receive compensation under the performance participation for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. Similarly, stockholders whose shares are repurchased during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated performance participation at such time, even if no performance participation allocation for such year are ultimately payable to the Special Limited Partner at the end of such calendar year.
In the event the Advisory Agreement is terminated, the Special Limited Partner will be allocated any accrued performance participation with respect to all Operating Partnership units as of the date of such termination.

Issuance of Additional Limited Partnership Interests
As sole general partner of the Operating Partnership, we will have the ability to cause the Operating Partnership to issue additional limited partnership interests (including Operating Partnership units), preferred partnership interests or convertible securities. We have issued Operating Partnership units, and may issue more in the future.
Our Operating Partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests (including Operating Partnership units) on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.
In addition, investing in the Operating Partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.
Transferability of Interests
Without the consent of a majority in interest of the limited partners of the Operating Partnership, other than interests held by us, we may not voluntarily withdraw as the general partner of the Operating Partnership, engage in any merger, consolidation or other business combination or transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners of the Operating Partnership receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership.
With certain exceptions, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.
Exculpation
We, as general partner, will not be liable to the Operating Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.
Indemnification
The partnership agreement provides for the indemnification of us, as general partner, by the Operating Partnership for liabilities we incur in dealings with third parties on behalf of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.
Tax Matters
We are the Operating Partnership’s tax matters partner (and partnership representative, as applicable) and have the authority to make tax elections under the Code on the Operating Partnership’s behalf.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes the material U.S. federal income tax considerations relating to the ownership of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons who are “foreign governments” within the meaning of Section 892 of the Internal Revenue Code, investors in pass-through entities or U.S. holders of common stock whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.
The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.
Our Taxation as a REIT
We elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2017. We believe that we have been organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest.
In connection with this offering, Simpson Thacher & Bartlett LLP rendered an opinion, dated July 18, 2025, that, commencing with our initial taxable year ended December 31, 2017, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual and proposed method of operation has enabled and will enable us to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware that the opinion of Simpson Thacher & Bartlett LLP is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business and is not binding upon the IRS or any court. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. In addition, the opinion of Simpson Thacher & Bartlett LLP is based on U.S. federal income tax law governing qualification as a REIT in effect as of the date thereof, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. Simpson Thacher & Bartlett LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”
Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our stockholders, is taxed only at the stockholder level.
If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
•We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.
•If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.
•If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate.
•If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.
•If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate tax rate.
•If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”
•If we fail to distribute during each calendar year at least the sum of:
•85% of our ordinary income for such calendar year;
•95% of our capital gain net income for such calendar year; and
•any undistributed taxable income from prior taxable years,
we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.
•We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.
•We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.
•If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 5-year period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.
In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.
Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:
(1)that is managed by one or more trustees or directors;
(2)the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;
(4)that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5)the beneficial ownership of which is held by 100 or more persons;
(6)of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;
(7)that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)that meets other tests described below regarding the nature of its income and assets.
Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.
If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.
Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.
Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”
Taxable REIT Subsidiaries. A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets (25% for taxable years beginning after December 31, 2025) may consist of stock or securities of one or more taxable REIT subsidiaries.
Income earned by a taxable REIT subsidiary is not attributable to the REIT. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income. This income can affect our income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.
Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.
Deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses or the pass-through income deduction (and for taxable years before 2022 or after 2024, excludes depreciation and amortization). Such limitations may also impact the amount of U.S. federal income tax paid by any of our taxable REIT subsidiaries.
Income Tests
To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:
•rents from real property;
•interest on debt secured by mortgages on real property or on interests in real property;

•dividends or other distributions on, and gain from the sale of, stock in other REITs;
•gain from the sale of real property or mortgage loans;
•abatements and refunds of taxes on real property;
•income and gain derived from foreclosure property (as described below);
•amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and
•interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.
Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.
If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Taxation of REITs in General.”
Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.
Dividends. We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.
We expect that the CMBS and RMBS in which we invest generally will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit (“REMIC”) for U.S. federal income tax purposes and that all interest income from such CMBS and RMBS will be qualifying income for the 95% gross income test. In the case of CMBS and RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS and RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.
Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.
Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.
We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.
Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue if certain requirements are satisfied. We may also own an interest in a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.
Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.
We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” who is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.
Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
•that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
•for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
•for which the REIT makes a proper election to treat the property as foreclosure property.
However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.
Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
•on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
•on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or
•which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.
We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.
Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.
We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.
Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.
In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.
As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”
Asset Tests
At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:
•At least 75% of the value of our total assets must be represented by the following:
•interests in real property, including leaseholds and options to acquire real property and leaseholds;
•interests in mortgages on real property;
•stock in other REITs and debt instruments issued by publicly offered REITs;
•cash and cash items (including certain receivables);
•government securities;
•investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and
•regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.
•Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.
•Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.
•Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.
•Not more than 20% of the value of our total assets (25% for any taxable year beginning after December 31, 2025) may be represented by the securities of one or more taxable REIT subsidiaries.
•Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.
Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below).
Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).
In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.
Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election.
We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Appraisals performed by independent third-party appraisal firms may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
Annual Distribution Requirements Applicable to REITs
To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:
•the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus
•the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.
Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.
If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.
Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.
We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.
We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock).
If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
Like-Kind Exchanges
We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined taxable REIT subsidiary service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined taxable REIT subsidiary service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.
Record Keeping Requirements
We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.
Failure to Qualify
If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.
If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income as a corporation. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.
Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships
General. Substantially all of our assets will be held through our Operating Partnership. In addition, our Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by our Operating Partnership, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.
Entity Classification. Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If our Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and income tests. In addition, a change in the tax status of our Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that our Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.
Legislation was enacted that significantly changes the rules for U.S. federal income tax audits of partnerships, such as our Operating Partnership or any subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes. Such audits will continue to be conducted at the entity level unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the Operating Partnership or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will make such an election for any given adjustment.
Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.
Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Appreciated property may be contributed to our Operating Partnership in exchange for Operating Partnership units in connection with future acquisitions. The partnership agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the general partner under the partnership agreement. Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.
Taxation of U.S. Holders of Our Common Stock
U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:
•a citizen or resident of the United States;

•a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).
Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions. U.S. holders that are individuals, trusts and estates generally may deduct 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%.
Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.
Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.
Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.
We must classify portions of our designated capital gain dividend into the following categories:
•a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or
•an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.
We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.
Passive Activity Loss and Investment Interest Limitation. Distributions that we make and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.
Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).
Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.
Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.
In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.
Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.
Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock (except pursuant to a repurchase by us, as described below), a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:
•the amount of cash and the fair market value of any property received on such disposition; and
•the U.S. holder’s adjusted basis in such common stock for tax purposes.
Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.
In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.
Repurchases of Our Common Stock. A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.
A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.
Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and income from dividends paid on common stock. U.S. holders are urged to consult their own tax advisors regarding the Medicare tax.

Taxation of Non-U.S. Holders of Our Common Stock
The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.
Distributions. Distributions by us to a non-U.S. holder on our common stock that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.
A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.
We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:
•The investment in the common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or
•The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.
Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.
We will be required to withhold and remit to the IRS the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.
However, the above withholding tax will not apply to any capital gain dividend with respect to (i) any class of our stock which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend or (ii) a “qualified shareholder” or a “withholding qualified holder.” Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Distributions.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market.
Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.
Sales of Our Common Stock. Subject to the discussion below under “—Repurchases of Our Common Stock,” gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:
•the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S.

permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;
•the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or
•the non-U.S. holder is not a qualified shareholder or a withholding qualified holder (each as defined below) and our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.
We anticipate that our common stock will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. No assurance can be given, however, that we are or will be a domestically controlled REIT at any time. Final Treasury regulations that are effective as of April 25, 2024 (the “Final Regulations”) modify prior tax guidance relating to the determination of whether we are a domestically controlled REIT. The Final Regulations provide a look-through rule for our stockholders that are non-publicly traded partnerships, non-public REITs, non-public regulated investment companies, or non-public domestic C corporations owned more than 50% directly or indirectly by foreign persons (“foreign-controlled domestic corporations”) and treat “qualified foreign pension funds” as foreign persons. The Final Regulations further provide that domestic publicly traded partnerships, public domestic C corporations, and public regulated investment companies will be treated as look-through persons if the REIT has actual knowledge that the partnership, corporation, or regulated investment company, as applicable, is foreign controlled. The look-through rule set forth in the Final Regulations applicable to foreign-controlled domestic corporations will not apply to a domestically controlled REIT for a period of up to ten years, or until the earlier date on which the REIT undergoes a significant change in its ownership (meaning the percentage of the REIT stock held by non-look-through persons increases by more than 50% in the aggregate over the percentage of REIT stock owned by such non-look-through persons on April 24, 2024, the date the Final Regulations were issued) or the REIT acquires additional USRPIs that represent more than 20% of the aggregate fair market value of its USRPIs held on April 24, 2024, the date the Final Regulations were issued (the “Applicable Limits”). If a REIT exceeds an Applicable Limit during the ten-year period, then the look-through rule set forth in the Final Regulations applicable to foreign-controlled domestic corporations will apply to such REIT beginning on the day immediately following the date it exceeds such Applicable Limit. We believe we will exceed the Applicable Limits prior to the duration of the ten-year period and cannot predict when we will be subject to such look-through rule in the Final Regulations. You are urged to consult with your tax advisor regarding the application and impact of these rules.
Even if we were not a domestically controlled REIT, a sale of common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:
•our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and
•the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.
However, it is not anticipated that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.
Qualified Shareholders. Subject to the exception discussed below, a qualified shareholder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to

FIRPTA withholding on distributions by us or dispositions of our common stock, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.
A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
Withholding Qualified Holders. Any distribution to a withholding qualified holder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock.
Withholding qualified holders are not “foreign persons” for purposes of FIRPTA and are thus exempt from FIRPTA on their disposition of U.S. real property interests. Withholding qualified holders include (i) qualified holders and (ii) foreign partnerships all of the interests of which are held by qualified holders, including through one or more partnerships. Qualified holders include “qualified foreign pension funds” and “qualified controlled entities.” Generally, a qualified foreign pension fund is a trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate. Generally, a “qualified controlled entity” is a trust or corporation created or organized under the laws of a foreign jurisdiction all of the interests of which are held by one or more qualified foreign pension funds directly or indirectly through one or more qualified controlled entities.
We urge non-U.S. holders to consult their own tax advisers to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a withholding qualified holder.
Repurchases of Our Common Stock. A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of U.S. Holders of Our Common Stock—Repurchases of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.
A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.
U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.
Taxation of Tax-Exempt Holders of Our Common Stock
Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.
Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”
A REIT is a “pension-held REIT” if it meets the following two tests:
•it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and
•either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.
The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our charter’s restrictions on the number of shares of our stock that a person may own, we do not anticipate that we will become a “pension-held REIT.”

Distribution Reinvestment Plan
Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.
Backup Withholding Tax and Information Reporting
U.S. Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Brokers that are required to report the gross proceeds from a sale of our common stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.
Non-U.S. Holders of Our Common Stock. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

State and Local Taxes
We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.
Tax Shelter Reporting
If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any ordinary dividends and other distributions that we pay to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors to determine the applicability of this legislation in light of their individual circumstances.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of any class of our shares of common stock by a Plan.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a Benefit Plan Investor and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term Benefit Plan Investor is generally defined to include (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA, (ii) “plans” within the meaning of Section 4975 of the Code to which Section 4975 of the Code applies (including, without limitation, “Keogh” plans and IRAs), and (iii) entities whose underlying assets include plan assets by reason of such an employee benefit plan or a plan’s investment in such entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).
In considering an investment in any class of our shares of common stock of a portion of the assets of any Plan, a fiduciary should consider whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the shares.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Benefit Plan Investor that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any plan assets. Depending on the satisfaction of certain conditions which may include the identity of the Benefit Plan Investor fiduciary making the decision to acquire or hold the shares on behalf of a Benefit Plan Investor, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring and/or holding our shares in reliance on these or any other exemption should carefully review the exemption in consultation with their legal advisors to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets Issues
An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as subject to the fiduciary responsibility and/or prohibited transaction provisions of ERISA and the Code. ERISA and the Plan Assets Regulation concerns the definition of what constitutes the assets of a Benefit Plan Investor for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.
Under ERISA and the Plan Assets Regulation, generally when a Benefit Plan Investor acquires an “equity interest” in an entity that is neither a “publicly offered security” (within the meaning of the Plan Assets Regulation) nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors (the “25% Test”) or that the entity is an “operating company,” each as defined in the Plan Assets Regulation. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof.
We will not be an investment company under the Investment Company Act and there can be no assurance that Benefit Plan Investors will hold less than 25% of the total value of each class of our common stock at the completion of this offering or thereafter, and no monitoring or other measures will be undertaken with respect to the level of such ownership with respect to any class of our shares of common stock.
Publicly Offered Securities Exception
For purposes of the Plan Assets Regulation, a “publicly offered security” is defined as a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.
Operating Company Exception
The definition of an “operating company” in the Plan Assets Regulation includes, among other things, a VCOC. Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors), are invested in operating companies (other than VCOCs) (i.e., operating entities that (x) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital, or (y) qualify as “real estate operating companies,” as defined in the Plan Assets Regulation) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC, an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. Similarly, the term “operating company” in the Plan Assets Regulation includes an entity that qualifies as a REOC. An entity should qualify as a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate. The “initial valuation date” is the date on which the entity first makes an investment that is not a short-term investment of funds pending long-term commitment. The Plan Assets Regulation does not provide specific guidance regarding what rights will qualify as management rights, and the U.S. Department of Labor has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.
To the extent any class our shares of common stock does not qualify for the exception for a “publicly offered security,” we intend to satisfy another exception to the Plan Assets Regulation, including by reliance on the VCOC or REOC exception or by limiting investment by, or prohibiting investment from, Benefit Plan Investors in our shares. However, no assurance can be given that this will be the case.
If our assets are deemed to constitute “plan assets” within the meaning of ERISA and the Plan Assets Regulation (e.g., if one or more of our classes of common stock fail to qualify as a “publicly offered security” and no other exception under ERISA applies), this would result, among other matters, in certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be “plan assets” of a Benefit Plan Investor, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).
In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Benefit Plan Investor may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Benefit Plan Investor. In such case, a Benefit Plan Investor fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is a Benefit Plan Investor, the fiduciary of any such Benefit Plan Investor would not be protected from liability resulting from our decisions.
Other Plans
Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) may not be subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to Similar Laws which may affect their investment in our shares of common stock. Fiduciaries of any such Plans should consult with counsel in connection with an investment in any class of our shares.
Representation
By acceptance of any class of shares of our common stock, each stockholder of a share will be deemed to have represented and warranted that either (i) no portion of the assets used by such stockholder to acquire or hold the shares constitutes assets of any Plan or (ii) the purchase and holding of the shares by such stockholder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
Reporting of Indirect Compensation
ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the U.S. Department of Labor regarding their assets, liabilities and expenses. To facilitate compliance with these requirements it is noted that the descriptions contained in this prospectus of fees and compensation, including the management fee payable to the Adviser and the performance participation allocation to the Special Limited Partner are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.
This prospectus does not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. The Adviser, the Special Limited Partner, the Dealer Manager, Blackstone Real Estate, Blackstone, and our and their respective affiliates (the “Relevant Entities”) have a financial interest in stockholders’ investment in our shares on account of the fees and other compensation they expect to receive (as the case may be) from us and their other relationships with us as contemplated in this prospectus. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each stockholder that is, or is investing (directly or indirectly) in us with the assets of, a Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this prospectus; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Similar Law) with respect to the Plan’s investment in the shares, who is responsible for exercising independent judgment in evaluating the Plan’s investment in the shares and any related transactions.
The sale of shares of our common stock to a Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.
Each Plan investor is advised to contact its own financial advisor or other fiduciary unrelated to the Adviser, the Special Limited Partner, the Dealer Manager, Blackstone Real Estate, Blackstone, or any of our or their respective affiliates about whether an investment in our shares of common stock, or any decision to continue to hold, transfer, vote or provide any consent with respect to any such shares, may be appropriate for the Plan’s circumstances.
The preceding discussion is only a summary of certain ERISA implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.
Each purchaser or transferee that is or is acting on behalf of a Plan should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in any class of our shares.

PLAN OF DISTRIBUTION
We are offering up to $60,000,000,000 in shares of our common stock pursuant to this prospectus on a “best efforts” basis through Blackstone Securities Partners L.P., the Dealer Manager, a registered broker-dealer affiliated with the Adviser. Because this is a “best efforts” offering, the Dealer Manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Our offering consists of up to $48,000,000,000 in shares in our primary offering and up to $12,000,000,000 in shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares of common stock between our primary offering and our distribution reinvestment plan.
We are offering to the public four classes of shares of our common stock: Class T-2 shares, Class S-2 shares, Class D-2 shares and Class I shares in our primary offering and seven classes of shares of our common stock: Class T-2 shares, Class S-2 shares, Class D-2 shares, Class I shares, Class T shares, Class S shares and Class D shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. For the avoidance of doubt, Class T shares, Class S shares and Class D shares are only available to existing holders of such classes pursuant to our distribution reinvestment plan. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different upfront selling commissions and different ongoing stockholder servicing fees.
In our primary offering, Class T-2 and Class S-2 shares are available through brokerage and transactional-based accounts. Class D-2 shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D-2 shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D-2 shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by our executive officers and directors and their immediate family members, as well as officers and employees of the Adviser, Blackstone or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (7) other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, if (i) a participating broker-dealer no longer offers Class T, Class S or Class D shares or (ii) a holder of Class S-2, Class T-2 or Class D-2 shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares. We also may offer shares of our common stock to (1) certain feeder vehicles primarily created to hold our shares, which in turn offer interests in themselves to investors, and (2) other investment vehicles. We may conduct such offerings pursuant to exemptions to registration under the Securities Act or as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. We may also offer our shares in other private offerings from time to time. The minimum initial investment for Class I shares is $1,000,000, unless waived by the Dealer Manager. If you are eligible to purchase all four classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares and the upfront selling commissions, dealer manager fees and stockholder servicing fees attributable to the Class T-2, Class S-2 or Class D-2 shares. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in us.
The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state).
We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.
Purchase Price
Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because stockholder servicing fees differ with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.
If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.
Underwriting Compensation
We entered into a Dealer Manager Agreement with the Dealer Manager, pursuant to which the Dealer Manager agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and financial advisors. The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.
Summary
The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for shares for Class T-2, Class S-2, Class D-2 or Class I shares in our primary offering. Class T, Class S and Class D shares are only available to existing holders of such classes pursuant to our distribution reinvestment plan and therefore are not subject to upfront selling commissions and dealer manager fees.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price
Class T-2 shares(1)	up to 3.0%	0.5%
Class S-2 shares	up to 3.5%	None
Class D-2 shares	up to 1.5%	None
Class I shares	None	None
__________________
(1)Such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price
The following table shows the stockholder servicing fees we pay the Dealer Manager with respect to the Class T-2, Class S-2, Class D-2 and Class I on an annualized basis as a percentage of our NAV for such class. The stockholder servicing fees will be paid monthly in arrears.

	Stockholder Servicing Fee as a % of NAV
Class T-2 shares	0.85%	(1)
Class S-2 shares	0.85%
Class D-2 shares	0.25%
Class I shares	None

Class T shares	0.85%	(1)
Class S shares	0.85%
Class D shares	0.25%
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(1)Consists of a representative stockholder servicing fee and a dealer stockholder servicing fee.
Upfront Selling Commissions and Dealer Manager Fees
Class T-2, Class S-2 and Class D-2 Shares. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T-2 share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S-2 share sold in the primary offering. Subject to any discounts described below, the Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D-2 share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.
Investors who purchase $150,000 or more in Class T-2 or Class S-2 shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, depending on the policies of their participating broker-dealer, for volume discounts on the upfront selling commissions. The Dealer Manager and any participating broker-dealers that offer volume discounts to their clients and their registered representatives will be responsible for implementing the volume discounts. The net offering proceeds we receive will not be affected by any reduction of upfront selling commissions. Certain participating broker-dealers may elect not to offer volume discounts to their clients.

The following table illustrates the various discount levels that may be offered for Class T-2 and Class S-2 shares purchased in the primary offering:

Your Investment	Upfront Selling Commissions as a % of Transaction Price of Class S-2 Share	Upfront Selling Commissions as a % of Transaction Price of Class T-2 Share
Up to $149,999.99	3.50%	3.00%
$150,000 to $499,999.99	3.00%	2.50%
$500,000 to $999,999.99	2.50%	2.00%
$1,000,000 and up	2.00%	1.50%
If you qualify for a volume discount as the result of multiple purchases of our Class T-2 or Class S-2 shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class T-2 or Class S-2 shares issued and sold in this offering you will receive the benefit of such Class T-2 or Class S-2 share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.
For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable may combine their purchases as a “single purchaser”; provided that, certain participating broker-dealers may also combine purchases by an individual investor and his or her spouse living in the same household as a “single purchaser” for purposes of determining the applicable volume discount.
Requests to combine purchase orders of Class T-2 or Class S-2 shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.
Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class T-2 or Class S-2 shares. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class T-2 or Class S-2 shares.
Class I Shares. No upfront selling commissions will be paid with respect Class I shares sold in this offering.
Stockholder Servicing Fees—Class T-2, Class S-2, Class D-2, Class T, Class S and Class D Shares
Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we pay the Dealer Manager selling commissions over time as stockholder servicing fees (i) with respect to our outstanding Class T-2 and Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T-2 and Class T shares, consisting of a representative stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T-2 and Class T shares, however, with respect to Class T-2 and Class T shares sold through certain participating broker-dealers, the representative stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (ii) with respect to our outstanding Class S-2 and Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S-2 and Class S shares and (iii) with respect to our outstanding Class D-2 and Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D-2 and Class D shares. We do not pay a stockholder servicing fee with respect to our outstanding Class I shares. The stockholder servicing fees are selling commissions paid over time. The stockholder servicing expenses borne by the participating brokers may be different from and substantially less than the amount of stockholder servicing fees charged.
The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees with respect to Class T-2 shares, Class S-2 shares, Class D-2 shares, Class T shares, Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.
We will cease paying the stockholder servicing fee with respect to any Class T-2 share, Class S-2 share, Class D-2 share, Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would be equal to or exceed, in the aggregate, the Fee Limit, if any. The Fee Limit, if any, with respect to Class T-2 shares, Class S-2 shares and Class D-2 shares provides broker dealers participating in this offering the flexibility to determine whether to impose a limit on underwriting compensation for its clients lower than the FINRA 10% Limit and the appropriate limit for such compensation. At the end of such month, each such Class T-2 share, Class S-2 share, Class D-2 share, Class T share, Class S share or Class D share will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.
Eligibility to receive the stockholder servicing fee is conditioned on a broker-dealer providing the following ongoing services with respect to the Class T-2, Class S-2, Class D-2, Class T, Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. Holders of our Class T-2, Class S-2, Class D-2, Class T, Class S and Class D shares will receive the same services as described above regardless of the level of the stockholder servicing fee paid. For Class T-2 shares, representative stockholder services are answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests and dealer stockholder services are assistance with recordkeeping. If the applicable broker-dealer is not eligible to receive the stockholder servicing fee due to failure to provide these services, the Dealer Manager will waive the stockholder servicing fee that broker-dealer would have otherwise been eligible to receive. The stockholder servicing fees are ongoing fees that are not paid at the time of purchase and are similar to a commission in that the amount of fees is fixed regardless of the specific services provided.
The stockholder services described above do not include account monitoring. Broker-dealers separately may offer account monitoring services to their clients but are not required to do so. Your broker-dealer’s Client Relationship Summary discloses whether it offers account monitoring services, and if so, you may contact your broker-dealer for more information.
Other Compensation
We or the Adviser may also pay directly, or reimburse the Dealer Manager if the Dealer Manager pays on our behalf, any organization and offering expenses (other than upfront selling commissions and stockholder servicing fees). The Adviser and its affiliates, out of its own resources and without additional cost to the Company or its stockholders, may provide additional cash payments to certain financial intermediaries in connection with the sale and servicing of shares of common stock.
Limitations on Underwriting Compensation
In addition to the conversion feature described above in “—Stockholder Servicing Fees—Class T-2, Class S-2, Class D-2, Class T, Class S and Class D Shares,” we will cease paying the stockholder servicing fee on the Class T-2 shares, Class S-2 shares, Class D-2 shares, Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this public offering on which, in the aggregate, underwriting compensation from all sources in connection with this public offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from the primary portion of this offering. The Dealer Manager will monitor the aggregate amount of underwriting compensation that we and the Adviser pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including upfront selling commissions, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices and other underwriting compensation) to 15% of our gross offering proceeds from this offering. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Adviser has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.
In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are Class S-2 shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan, (4) all Class S-2 shares are sold with the highest possible upfront selling commissions and (5) NAV per share remains $10.00. The table does not give effect to any shares issued pursuant to our distribution reinvestment plan.

Maximum Estimated Underwriting Fees and Expenses At Maximum Primary Offering of $48,000,000,000
Upfront selling commissions	$1,623,188,406	3.38%
Stockholder servicing fees(1)	3,121,811,594	6.50%
Other costs and reimbursements(2)	55,000,000	0.12%
Total(2)	$4,800,000,000	10.00%
__________________
(1)We will pay the Dealer Manager a stockholder servicing fee with respect to our outstanding Class S-2 shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S-2 shares. The numbers presented reflect that stockholder servicing fees are paid over a number of years, and as a result, will cumulatively increase above 0.85% over time. The Dealer Manager will reallow (pay) all or a portion of the stockholder servicing fee to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
(2)Other costs and reimbursements consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings, (c)  non-transaction based compensation, including cash bonuses and Blackstone Inc. equity awards, paid to registered persons associated with the Dealer Manager in connection with the wholesaling of our offering, (d) expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities, (e) legal fees incurred by the Dealer Manager in connection with this offering and (f) other fees, if any, to broker-dealers described above. The Adviser currently pays wholesaling compensation expenses and certain related expenses of persons associated with the Dealer Manager and may pay certain other fees to broker-dealers described above without reimbursement from us.
Term of the Dealer Manager Agreement
Either party may terminate the Dealer Manager Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Dealer Manager Agreement. Our obligations under the Dealer Manager Agreement to pay the stockholder servicing fees with respect to the Class T-2, Class S-2, Class D-2, Class T, Class S and Class D shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above in “—Stockholder Servicing Fees—Class T-2, Class S-2, Class D-2, Class T, Class S and Class D Shares”).
Indemnification
To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the Dealer Manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

Role of the Dealer Manager
The Dealer Manager is a broker-dealer whose purpose is to distribute Blackstone managed or affiliated products. The Dealer Manager provides services to its Blackstone affiliates, not to investors in its funds, strategies or other products. The Dealer Manager has not and will not make any recommendation regarding, and will not monitor, any investment. As such, when the Dealer Manager presents an investment strategy or product to an investor or a prospective investor, the Dealer Manager does not collect the information necessary to determine-and the Dealer Manager does not engage in a determination regarding-whether an investment in the strategy or product is in the best interests of, or is suitable for, the investor. You should exercise your own judgment and/or consult with your own professional advisor to determine whether it is advisable for you to invest in any Blackstone strategy or product. Please note that the Dealer Manager will not provide the kinds of financial services that you might expect from another financial intermediary, such as overseeing any brokerage or similar account. For financial advice relating to an investment in any Blackstone strategy or product, contact your own professional advisor.
Offering Restrictions
NOTICE TO NON-U.S. INVESTORS
The shares described in this prospectus have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in this prospectus. To the extent you are a citizen of, or domiciled in, a country or jurisdiction outside of the United States, please consult with your advisors before purchasing or disposing of shares.
COUNTRY-SPECIFIC LEGENDS
Notice to Prospective Investors in the European Economic Area (“EEA”)
Following implementation of the EU Alternative Investment Fund Managers Directive (2011/61/EU) (“AIFMD” which shall include all similar, implementing or supplementary measures, laws and regulations in each member state of the EEA), (an “EEA Member State”), the offering or placement of shares to or with investors domiciled or with a registered office in an EEA Member State (collectively, “European Investors”) may be restricted or prohibited under national law in that EEA Member State, or may be permitted only if the Adviser complies with certain procedural and substantive obligations, where applicable, including compliance with the conditions to register for marketing as provided for under Article 42 of the AIFMD. The inclusion of an offering legend in respect of any EEA Member State does not imply that an offering or placement of shares has been or will be made to or with European Investors; any such offering or placement will be made only where: (i) this is permitted under national law; and (ii) the Adviser, if applicable, complies with all relevant procedural and substantive obligations relating to the offering or placement of shares.
European Investors should be aware that the Adviser will not be required to comply with all of the requirements of the AIFMD with which an EEA Alternative Investment Fund Manager (“AIFM”) is otherwise required to comply. And such investors may not receive all the protections or benefits available under the AIFMD which would be afforded to an investor investing in a fund managed by an EEA AIFM.
AIFMD does not restrict a European Investor from investing in the Company on its own initiative. The Adviser may accept any such investor into the Company only if it is satisfied that it would not be in breach of any applicable law or regulation and that such investor is otherwise eligible under the laws of such EEA Member State to invest in the Company. If European Investors invest in the Company on their own initiative, they will not receive the protections or benefits available under the AIFMD.
This prospectus is only made available to a European Investor which qualifies as a “Professional Client” under the EU Markets in Financial Instruments Directive (2014/65/EU) . Accordingly, no key information document required by Regulation (EU) No 1286/2014 for offering or selling shares in the Company or otherwise making them available to retail investors in the EEA has been prepared.

Notice to Prospective Investors in the United Kingdom
The Company is an unregulated collective investment scheme as defined in the Financial Services and Markets Act 2000 (“FSMA 2000”)of the United Kingdom (“UK”). The Company has not been authorized, or otherwise recognized or approved by the UK Financial Conduct Authority (“FCA”) and, as an unregulated scheme, it accordingly cannot be promoted in the UK to the general public.
In the UK, the contents of this prospectus have not been approved by an authorized person within the meaning of Section 21 of FSMA 2000. Approval is required unless an exemption applies under Section 21 of FSMA 2000. Reliance on this prospectus for the purpose of engaging in any investment activity may expose an individual to a significant risk of losing all the property or other assets invested. This prospectus is exempt from the general restriction in Section 21 of FSMA 2000 on the communication of invitations or inducements to engage in investment activity on the grounds that it is communicated in the UK only to restricted categories of recipients, namely: (i) persons believed on reasonable grounds to fall within one of the categories of “investment professionals” as defined in article 19(5) of the FSMA 2000 (Financial Promotion) Order 2005 (the “Promotion Order”); (ii) persons believed on reasonable grounds to be “High Net Worth Companies, Unincorporated Associations, etc.” within the meaning of Article 49 of the Promotion Order; (iii) persons who are “Certified Sophisticated Investors” as described in Article 50 of the Promotion Order, namely persons who hold a current certificate signed by an authorized person to the effect that the person is sufficiently knowledgeable to understand the risks associated with that description of investment and who have signed a statement in the form prescribed by the Promotion Order not more than twelve months prior to the date of this prospectus; (iv) persons to whom this prospectus may otherwise lawfully be provided in accordance with FSMA 2000, and the Promotion Order (as amended); and (v) if communicated by a firm authorized by the FCA, to persons who fall within the exemptions set out in rule 4.12B.7(5) of the FCA’s Conduct of Business Sourcebook . Any person who is in any doubt about the investment to which this prospectus relates should consult an authorized person specialized in advising on investments of the kind in question. Transmission of this prospectus to any other person in the UK is unauthorized and may contravene FSMA 2000.
This prospectus is only made available to a UK investor which qualifies as a “Professional Client” under the UK Markets in Financial Instruments Regulation (600/2014). Accordingly, no key information document required by Regulation (EU) No 1286/2014 (as retained into UK law by the European Union (Withdrawal) Act 2018) for offering or selling shares in the Company or otherwise making them available to retail investors in the UK has been prepared.
Notice to Prospective Investors in Switzerland
The Company has not been and will not be approved by or registered with the Swiss Financial Market Supervisory Authority (“FINMA”) as a non-swiss collective investment scheme pursuant to article 120 of the Swiss Collective Investment Schemes Act of 23 June 2006, as amended (“CISA”). This prospectus (including any accompanying supplement) and any other offering or marketing material relating to the Company or the shares has been prepared without regard to the disclosure standards for prospectuses under the Swiss Financial Services Act of 15 June 2018, as amended (“FINSA”) and therefore does not constitute a prospectus within the meaning of the CISA or the FINSA. The shares will not be listed or admitted to trading on any trading venue in Switzerland.
The shares will be marketed and offered in or into Switzerland exclusively to qualified investors within the meaning of article 10(3) and (3ter) CISA (“Qualified Investors”). This prospectus (including any accompanying supplement) and any other offering or marketing material relating to the Company or the shares may be distributed or made available in or into Switzerland only to Qualified Investors. Acquirers of the shares (investors) do not benefit from the investor protection afforded to investors in interests in collective investment schemes under the CISA or supervision by FINMA.
Neither this prospectus (including any accompanying supplement) nor any other offering or marketing material relating to the Company or the shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus has not been and will not be reviewed or approved by a Swiss Review Body pursuant to article 51 FINSA.

Notice to Prospective Investors in Hong Kong
The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. The Company or the issue of this prospectus has not been authorized by the Securities and Futures Commission in Hong Kong pursuant to the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”). The shares have not been and will not be offered or sold in Hong Kong by means of any prospectus, other than (a) to “Professional Investors” as defined in the SFO and any rules made under that Ordinance; or (b) in other circumstances which do not constitute an offer or invitation to the public within the meaning of the SFO.
Notice to Prospective Investors in Singapore
The offer or invitation of the shares, which is the subject of this prospectus, does not relate to a collective investment scheme which is authorized under Section 286 of the Securities and Futures Act 2001 of Singapore (the “SFA”) or recognized under Section 287 of the SFA. The Company is not authorized or recognized by the Monetary Authority of Singapore (the “MAS”), and the shares are not allowed to be offered to the retail public.
This prospectus and any other document or material issued in connection with the offer or sale is not a prospectus as defined in the SFA. Accordingly, statutory liability under the SFA in relation to the content of prospectuses does not apply, and you should consider carefully whether the investment is suitable for you.
This prospectus has not been registered as a prospectus with the MAS. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A(1)(c) of the SFA) under Section 304 of the SFA, (ii) to a relevant person (which includes an “accredited investor”) pursuant to Section 305(1), or any person pursuant to Section 305(2), and in accordance with the conditions specified in Section 305 of the SFA, and, where applicable, the conditions specified in Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 305 of the SFA by a relevant person which is:
a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 305 of the SFA except:
a)to an institutional investor or to a relevant person defined in Section 305(5) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 305A(3)(c)(ii) of the SFA;
b)where no consideration is or will be given for the transfer;
c)where the transfer is by operation of law;
d)as specified in Section 305A(5) of the SFA; or
e)as specified in Regulation 36A of the Securities and Futures (Offers of Investments) (Collective Investment Schemes) Regulations 2005 of Singapore.

Notice to Prospective Investors in Israel
This prospectus is directed at and intended for investors that fall within at least one category of the first schedule of the Israeli Securities Law, 1968 (“Israeli Securities Law” and “Sophisticated Investors”, respectively). The shares described in this prospectus have not been registered and are not expected to be registered under the Israeli Securities Law or under the Israeli Joint Investment Trust Law, 1994.
No action has been or will be taken in Israel that would permit a public offering of the shares in Israel and this prospectus has not been approved by the Israel Securities Authority. Accordingly, the shares will only be sold in Israel to Sophisticated Investors and to no more than 35 Non-Sophisticated Investors during any given 12-month period, and will only be offered and sold in Israel pursuant to applicable private placement exemption.
Without derogation from the above, this prospectus is not intended to serve, and should not be treated as Investment Advice as defined under the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 1995 (“Investment Advice Law”). Accordingly, the content of this prospectus does not replace and should not serve as substitution for investment advice services that take into account the special characteristics and needs of each investor. None of the Company, the Adviser, or the Dealer Manager is licensed under the Investment Advice Law and neither of them maintain an insurance as required under such law.
It is the responsibility of any prospective investor wishing to purchase shares to satisfy himself as to the full observance of the laws of Israel in connection with any such purchase, including obtaining any governmental or other consent, if required.
Notice to Prospective Investors in Mexico
The offering of shares made pursuant to this prospectus does not constitute a public offering of securities under Mexican law and therefore is not subject to obtaining the prior authorization of the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, “CNBV”) or the registration of shares of the Company with the Mexican National Registry of Securities (Registro Nacional de Valores). The shares described herein will only be offered and sold in Mexico pursuant to applicable private placement exemptions to “Institutional Investors” or “Qualified Investors” as set forth under Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores). The offering materials may not be publicly distributed in Mexico and the shares described herein may not be subject of brokerage activities in Mexico. The CNBV nor any other authority has not approved, reviewed, commented, or disapproved the information contained in this prospectus, nor its completeness, truthfulness or accuracy.
Notice to Prospective Investors in Chile
This offer is subject to Norma de Caracter General N° 336 issued by the Comisión para el Mercado Financiero (“CMF”) and commenced on August 31, 2016. This offer is on shares not registered in the Registry of Securities or in the Registry of Foreign Securities of the CMF, and therefore, it is not subject to the CMF oversight. The issuer is under no obligation to provide information on the shares in Chile. These shares cannot be subject of a public offering if not previously registered in the pertinent Registry of Securities.
Esta oferta se realiza conforme a la Norma de Carácter General N° 336 de la Comisión para el Mercado Financiero (“CMF”) y ha comenzado en la fecha de este 31 agosto 2016. Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores extranjeros que lleva la CMF y en consecuencia, estos valores no están sujetos a su fiscalización. No existe de parte del emisor obligación de entregar en Chile información pública respecto de estos valores. Estos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el Registro de Valores correspondiente.
Notice to Prospective Investors in the People’s Republic of China
This prospectus and the related subscription agreement documents do not and are not intended to constitute a sale, an offer to sell or a solicitation of an offer to buy, directly or indirectly, any securities in the People’s Republic of

China (excluding Taiwan, the Special Administrative Region of Hong Kong and the Special Administrative Region of Macao, the “PRC”).
This prospectus or any invitation or related subscription agreement documents have not been and will not be filed with or approved by the China Securities Regulatory Commission or any other regulatory authorities or agencies of the PRC pursuant to relevant securities-related or other laws and regulations and may not be distributed, transmitted or used in connection with any offer for subscription or sale of shares of the Company within the PRC through a public offering or in circumstances which require an examination or approval of or registration with any securities or other regulatory authorities or agencies in the PRC unless otherwise in accordance with the laws and regulations of the PRC. The shares in the Company shall not be distributed, offered, delivered or sold, directly or indirectly, within the territory of the PRC, to any person or entity, unless such person or entity has obtained the necessary and appropriate approvals and/or has filed with the relevant PRC authorities in accordance with applicable PRC laws and regulations.
Notice to Prospective Investors in Taiwan
The Company has not been and will not be registered with the Financial Supervisory Commission of Taiwan, R.O.C. (“Taiwan”) pursuant to applicable securities laws and regulations and any sale of the shares of the Company in Taiwan shall be in compliance with the local legal requirements and restrictions. There are restrictions on the offering, issue, distribution, transfer, sale or resale of the shares in Taiwan, either through a public offering or private placement. The shares cannot be sold, issued or publicly offered in Taiwan without prior approval from or registration with the Financial Supervisory Commission of Taiwan pursuant to applicable laws. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares.
Notice to Prospective Investors in Argentina
This prospectus does not constitute an invitation to buy or a solicitation of an offer to sell securities or any other products or services in Argentina and shares in the Company are not and will not be offered or sold in Argentina, by means of a public offer of securities, as such term is defined under Section 2 and 83 of Argentine Securities Law 26,831. No application has been or will be made the Argentine Comisión Nacional de Valores, the Argentine securities governmental authority, to publicly offer the Company or the shares thereof in Argentina. This prospectus is being supplied or made available only to those investors who have expressly requested them in Argentina or used in connection with an offer to sell or a solicitation of an offer to buy in Argentina except in circumstances that do not constitute a public offering or distribution under Argentinean laws and regulations. This prospectus is strictly confidential and may not be distributed to any legal or natural person or entity other than the intended recipients thereof.

HOW TO SUBSCRIBE
The section describes how to subscribe for Class T-2 shares, Class S-2 shares, Class D-2 shares or Class I shares in our primary offering. If you are an existing Class T, Class S, Class D or Class I stockholder and you wish to enroll in our distribution reinvestment plan, you must complete an account maintenance form, which is available through your financial advisor. For investors already enrolled in our distribution reinvestment plan, no further action is required.
You may buy or request that we repurchase shares of our common stock in our primary offering through your financial advisor, a participating broker-dealer or other financial intermediary that has a selling agreement with the Dealer Manager. Because an investment in our common stock involves many considerations, your financial advisor or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if our board of directors determines to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in its discretion, or if our board of directors modifies or suspends the share repurchase plan.
Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” in this prospectus. Before investing, investors should carefully read this entire prospectus and any appendices and supplements accompanying this prospectus. Investors seeking to purchase shares of our common stock must proceed as follows:
•Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved by the Dealer Manager. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature.
•Deliver a check, submit a wire transfer, instruct your broker-dealer to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer. Checks should be made payable, or wire transfers directed, to “Blackstone Real Estate Income Trust, Inc.” or “BREIT.” For Class T-2, Class S-2 and Class D-2 shares, after you have satisfied the applicable minimum purchase requirement of $2,500, additional purchases must be in increments of $500. For Class I shares, after you have satisfied the applicable minimum purchase requirement of $1,000,000, additional purchases must be in increments of $500, unless such minimums are waived by the Dealer Manager. The minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.
•By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating broker-dealers may require additional documentation.
A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus. Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager or otherwise agreed to between the Dealer Manager and the applicable participating broker-dealer).
For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price will equal the

NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November.
Investors are required to provide certain personal information to us in order to establish or maintain an account. If (i) an investor does not provide such information, (ii) we are unable to confirm any such information is true and correct including, without limitation, verification of your identity (or that of another person(s) authorized to act on your behalf), or (iii) we believe we have identified potential criminal activity, we reserve the right to take certain action, including not opening an account or closing the account and repurchasing the shares under our share repurchase plan.
Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website at www.breit.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below). Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares. Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.
However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted.
If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.
Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.
You have the option of placing a transfer on death (TOD), designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial advisor, in order to effect the designation.
Purchase Price
Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock for the month in which you make your purchase may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because stockholder servicing fees are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.
If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at the transaction price at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.
We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:
•On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month. If a purchase order is received less than five business days prior to the first calendar day of the month, unless waived by the Dealer Manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.
•Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class.
•Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC.
•Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, 844-702-1299.
•You will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the stockholder transactions are settled. The confirmation statement will include information on how to obtain information we have filed with the SEC and made publicly available on our website, www.breit.com, including supplements to the prospectus.
Our transaction price will generally be based on our prior month’s NAV. Our NAV may vary significantly from one month to the next. Through our website at www.breit.com and prospectus supplement filings, you will have information about the transaction price and NAV per share. We may set a transaction price that we believe reflects the NAV per share of our stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.
In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares will not change depending on the level of demand by investors or the volume of requests for repurchases.

SHARE REPURCHASES
General
While you should view your investment as long term with limited liquidity, we have adopted a share repurchase plan, whereby on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. See “—Repurchase Limitations” below.
You may request that we repurchase shares of our common stock through your financial advisor or directly with our transfer agent. The procedures relating to the repurchase of shares of our common stock are as follows:
•Certain broker-dealers require that their clients process repurchases through their broker-dealer, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described under our share repurchase plan, impact the timing of a stockholder receiving repurchase proceeds and require different paperwork or process than described in our share repurchase plan. Please contact your broker-dealer first if you want to request the repurchase of your shares.
•Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month we will only repurchase shares as of the opening of the last calendar day of that month (a “Repurchase Date”). To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will generally be made within three business days of the Repurchase Date. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be equal to our prior month’s NAV per share), subject to any Early Repurchase Deduction.
•A stockholder may withdraw his or her repurchase request by notifying the transfer agent, directly or through the stockholder’s financial intermediary, on our toll-free, automated telephone line, 844-702-1299. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.
•If a repurchase request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable month, the repurchase request will be executed, if at all, on the next month’s Repurchase Date at the transaction price applicable to that month (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by us, in our sole discretion, and such determination shall be final and binding.
•Repurchase requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a repurchase request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, you must complete and sign a repurchase authorization form, which can be found in our share repurchase plan filed as an exhibit to this registration of which this prospectus forms a part and which is available on our website, www.breit.com. Written requests should be sent to the transfer agent at the following address:
SS&C GIDS, Inc.
PO Box 219349
Kansas City, MO 64121-9349
Overnight Address:
SS&C GIDS, Inc.
801 Pennsylvania Ave. Suite 219349
Kansas City, MO 64105
Toll Free Number: 844-702-1299
Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.
•For processed repurchases, stockholders may request that repurchase proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least 30 days. Please check with your broker-dealer that such payment may be made via check or wire transfer, as further described below.
•Stockholders may also receive repurchase proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).
•A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) you wish to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.
•If a stockholder has made multiple purchases of shares of our common stock, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.
Minimum Account Repurchases
In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to Early Repurchase Deduction.

Sources of Funds for Repurchases
We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses, and we have no limits on the amounts we may fund from such sources. We do not intend to use proceeds from this offering to fund repurchase requests from our prior offering.
In an effort to have adequate cash available to support our share repurchase plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all repurchase requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases.
Repurchase Limitations
We may determine to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, which is approved and administered by our board of directors, or none at all, in our discretion at any time. In addition, the aggregate NAV of total repurchases of Class T-2, Class S-2, Class D-2, Class I, Class T, Class S, Class D, Class C and Class F shares (including repurchases at certain non-U.S. investor access funds primarily created to hold shares of our common stock but excluding any Early Repurchase Deduction applicable to the repurchased shares) will be limited to no more than 2% of our aggregate NAV per month (measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV attributable to stockholders as of the end of the immediately preceding three months). For the avoidance of doubt, both of these limits are assessed each month in a calendar quarter. We have in the past received, and may in the future receive, repurchase requests that exceed the limits under our share repurchase plan, and we have in the past repurchased less than the full amount of shares requested, resulting in the repurchase of shares on a pro rata basis.
In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares submitted for repurchase during such month will be repurchased on a pro rata basis after we have repurchased all shares for which repurchase has been requested due to death, disability or divorce and other limited exceptions. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.
If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. The transaction price for each month will be available on our website at www.breit.com and in prospectus supplements filed with the SEC.
Should repurchase requests, in our board of directors’ judgment, place an undue burden on our liquidity, adversely affect our operations or impose an adverse impact on the Company as a whole, or should our board of directors otherwise determine that investing our liquid assets in real properties or other investments rather than repurchasing our shares is in the best interests of the Company as a whole, our board of directors may determine to repurchase fewer shares in any particular month than have been requested to be repurchased (including relative to the 2% monthly limit and 5% quarterly limit under our share repurchase plan), or none at all. Further, our board of directors has in the past made exceptions to the limitations in our share repurchase plan and may in the future, in certain circumstances, make exceptions to such repurchase limitations (or repurchase fewer shares than such repurchase limitations), or modify or suspend our share repurchase plan if, in its reasonable judgment, it deems such action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 2% monthly or 5% quarterly limitations on repurchases, to and suspensions of the share repurchase plan will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share repurchase plan due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Upon a determination by our board of directors to (i) suspend our share repurchase plan or (ii) materially modify our share repurchase plan in a manner that reduces liquidity available to our stockholders, our share repurchase plan requires our board of directors to consider, at least quarterly, whether continuing to restrict repurchases or resuming repurchases at the original repurchase limits set forth in the share repurchase plan would be in our best interest and the best interest of our stockholders. Continued suspension of our share repurchase plan would only be permitted under the plan if our board of directors determines that the continued suspension of the share repurchase plan is in our best interest and the best interest of our stockholders. Our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again. Our board of directors cannot terminate our share repurchase plan absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law.
Shares held by the Adviser acquired as payment of the Adviser’s management fee will not be subject to our share repurchase plan, including with respect to any repurchase limits, the Early Repurchase Deduction or the calculation of NAV. In addition, any repurchases of shares in respect of distributions on the performance participation interest will not be subject to the Early Repurchase Deduction. Notwithstanding the foregoing, we have adopted a policy in which the affiliate transaction committee must approve repurchase requests submitted by the Adviser that when combined with any shareholder repurchase requests would cause us to exceed the 2% monthly or 5% quarterly limitations on repurchases. Such approval must find that the repurchase will not impair our capital or operations and be consistent with the fiduciary duties of our directors. Stockholders who are exchanging a class of shares of our common stock for an equivalent aggregate NAV of another class of our shares will not be subject to, and will not be treated as repurchases for the calculation of, the 2% monthly or 5% quarterly limitations on repurchases and will not be subject to the Early Repurchase Deduction.
Early Repurchase Deduction
There is no minimum holding period for shares of our common stock and stockholders can request that we repurchase their shares at any time. However, subject to limited exceptions, shares that have not been outstanding for at least one year will be repurchased at 98% of the transaction price. The one-year holding period is measured as of first calendar day immediately following the prospective repurchase date. Additionally, stockholders who have received shares of our common stock in exchange for their Operating Partnership units may include the period of time such stockholder held such Operating Partnership units for purposes of calculating the holding period for such shares of our common stock. This Early Repurchase Deduction will also generally apply to minimum account repurchases. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan.
The Early Repurchase Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the Early Repurchase Deduction in the following circumstances (subject to the conditions described below):
•repurchases resulting from death, qualifying disability or divorce;
•in the event that a stockholder’s shares are repurchased because the stockholder has failed to maintain the $500 minimum account balance; or
•due to trade or operational error.
As set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of shares resulting from the death, qualifying disability (as such term is defined in Section 72(m)(7) of the Code) or divorce of a stockholder who is a natural person, including shares held by such stockholder through a trust or an IRA or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust, (ii) in the case of qualified disability, receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder or (iii) in the case of divorce, receiving written notice from the stockholder of the divorce and the stockholder’s instructions to effect a transfer of the shares (through the repurchase of the shares by us and the subsequent purchase by the stockholder) to a different account held by the stockholder (including trust or an individual retirement account or other retirement or profit-sharing plan). We must receive the written repurchase request within 12 months after the death of the stockholder, the initial determination of the stockholder’s disability or divorce in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death, disability or divorce of a stockholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders dies or acquires a qualified disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Repurchase Deduction upon death, disability or divorce does not apply.
In addition, shares of the Company’s common stock are sold to certain feeder vehicles primarily created to hold the Company’s shares that in turn offer interests in such feeder vehicles to non-U.S. persons. For such feeder vehicles and similar arrangements in certain markets, the Company will not apply the Early Repurchase Deduction to the feeder vehicles or underlying investors, often because of administrative or systems limitations. Further, the Company will not apply the Early Repurchase Deduction on repurchases of the Company’s common stock submitted by discretionary model portfolio management programs (and similar arrangements) as approved by the Company.
Items of Note
When you make a request to have shares repurchased, you should note the following:
•if you are requesting that some but not all of your shares be repurchased, keep your balance above $500 to avoid minimum account repurchase, if applicable;
•you will not receive interest on amounts represented by uncashed repurchase checks;
•under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and
•all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.
IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise by checking the appropriate box on the repurchase authorization form or calling our customer service number at 844-702-1299, or your broker-dealer elects otherwise on your behalf, we will utilize the first-in-first-out method.
Frequent Trading and Other Policies
We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.

In general, stockholders may request that we repurchase their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:
•any stockholder who requests that we repurchase its shares of our common stock within 30 calendar days of the purchase of such shares;
•transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and
•transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.
The following are excluded when determining whether transactions are excessive:
•purchases and requests for repurchase of our shares in the amount of $2,500 or less;
•purchases or repurchases initiated by us; and
•transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.
At the Dealer Manager’s discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.
Mail and Telephone Instructions
We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. Our transfer agent has established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

Status of our Share Repurchases
During the year ended December 31, 2024 and months ended January 2025 through March 2025, we repurchased shares of our common stock in the following amounts at the then-applicable transaction price (reduced as applicable by the Early Repurchase Deduction):

Month of:	Total Number of Shares Repurchased	Repurchases as a Percentage of BREIT’s NAV(1)	Average Price Paid per Share	Total Number of Shares Repurchased as Part of Publicly Announced Plans or Programs	Maximum Number of Shares Pending Repurchase Pursuant to Publicly Announced Plans or Programs(2)
January 2024	81,308,823	2.0%	$14.08	81,308,823	—
February 2024	68,216,703	1.7%	14.11	68,216,703	—
March 2024	56,532,909	1.4%	14.14	56,532,909	—
April 2024	57,372,649	1.5%	14.16	57,372,649	—
May 2024	113,633,386	2.9%	14.17	113,633,386	—
June 2024	56,951,454	1.5%	14.12	56,951,454	—
July 2024	49,013,432	1.3%	14.08	49,013,432	—
August 2024	39,023,786	1.1%	14.00	39,023,786	—
September 2024	33,673,260	0.9%	13.96	33,673,260	—
October 2024	31,588,068	0.8%	13.92	31,588,068	—
November 2024	32,356,085	0.9%	13.95	32,356,085	—
December 2024	28,697,710	0.8%	13.90	28,697,710	—
January 2025	42,811,537	1.2%	13.70	42,811,537	—
February 2025	59,282,901	1.6%	13.74	59,282,901	—
March 2025	52,545,055	1.5%	13.78	52,545,055	—
Total	803,007,758			803,007,758	—
__________________
(1)Represents aggregate NAV of the shares repurchased under our Share Repurchase Plan over aggregate NAV of all shares outstanding, in each case, based on the NAV as of the last calendar day of the prior month.
(2)All repurchase requests under our share repurchase plan were satisfied.

SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of the Adviser and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
We are offering shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the shares of our common stock.
REPORTS TO STOCKHOLDERS
We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, and to each holder of our other publicly held securities, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:
•financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;
•the ratio of the costs of raising capital during the year to the capital raised;
•the aggregate amount of the management fee and the aggregate amount of any other fees paid to the Adviser and any affiliate of the Adviser by us or third parties doing business with us during the year;
•our Total Operating Expenses for the year, stated as a percentage of our Average Invested Assets and as a percentage of our Net Income;
•a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and
•a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Adviser, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.
Alternatively, such information may be provided in a proxy statement delivered with the annual report. We will make available to you on our website, www.breit.com, or, at our discretion, via email, our quarterly and annual reports, proxy statements and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request.
Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). Generally we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

LEGAL MATTERS
The validity of the shares of our common stock being offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland. Simpson Thacher & Bartlett LLP has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders and non-U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and will pass upon the accuracy of those statements as well as our qualification as a REIT for U.S. federal income tax purposes. Certain legal matters relating to this offering have been reviewed for the Dealer Manager by Simpson Thacher & Bartlett LLP.
EXPERTS
The financial statements of Blackstone Real Estate Income Trust, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus by reference to Blackstone Real Estate Income Trust, Inc.’s annual report on Form 10-K for the year ended December 31, 2024 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
PRIVACY POLICY NOTICE
Prospective investors should be aware that, in making an investment in BREIT, and interacting with BREIT, its affiliates and/or delegates by:
i.submitting a subscription agreement;
ii.communicating through telephone calls, online investor platforms (including bxaccess.com), written correspondence, and emails (all of which may be recorded); or
iii.providing Personal Data (as defined below) concerning individuals connected with the investor (such as directors, officers, trustees, employees, representatives, shareholders, investors, clients, beneficial owners and/or agents), they may be providing BREIT, its affiliates and/or delegates with Personal Data.
We have prepared a data privacy notice (“DPN”) detailing how we will collect Personal Data, where we collect it from, and the purposes for which the Personal Data is used. This DPN explains what rights are given to individuals, how long Personal Data will be retained, who it will be shared with, the purposes of the processing, safeguards put in place where Personal Data is transferred internationally, and relevant contacts.  The DPN and the Privacy Policy for Non-U.S. Investors, are included in this prospectus as Appendix C and Appendix D, respectively. For purposes of the foregoing, “Personal Data” has the meaning given to it under data protection laws that apply to our processing of personal data, and includes any information that relates to, describes, identifies or can be used, directly or indirectly, to identify an individual (such as name, address, date of birth, personal identification numbers, sensitive personal information, passport information, financial information, and economic information).

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.
The SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus. The following documents, which have been filed with the SEC, are incorporated by reference:
•our Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 7, 2025;
•our Quarterly Report on Form 10-Q for the three months ended March 31, 2025 filed on May 9, 2025;
•our Current Reports on Form 8-K filed January 17, 2025, February 18, 2025, March 7, 2025, April 15, 2025, May 16, 2025, June 30, 2025, July 18, 2025 and July 21, 2025;
•our definitive Proxy Statement on Schedule 14A filed on March 31, 2025.
We will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov.
Website Disclosure
Our website at www.breit.com will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible thorough and posted on our website at www.breit.com.

APPENDIX A: DISTRIBUTION REINVESTMENT PLAN
This Second Amended and Restated Distribution Reinvestment Plan (the “Plan”) has been adopted by Blackstone Real Estate Income Trust, Inc. (the “Company”) pursuant to its Articles of Amendment and Restatement (as amended, restated or otherwise modified from time to time, the “Charter”). The Plan supersedes and replaces the amended and restated distribution reinvestment plan previously adopted by the Company and effective as of May 12, 2023. Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.
1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who purchase shares of common stock of the Company, whether designated as of the date hereof or hereinafter designated in the Charter (collectively the “Shares”), pursuant to (i) one or more unregistered private offerings of the Company’s Shares, pursuant to the applicable exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) (the “Private Placement”) or (ii) the Company’s continuous public offering or any future public offering (the “Public Offering”, and together with the Private Placement, the “Offering”), and who do not opt out of participating in the Plan (or who affirmatively elect to participate in the Plan, as applicable, as set forth in Section 3 below) (the “Participants”), the Company will apply all cash dividends and other distributions declared and paid in respect of the Shares held by each Participant and attributable to the class of Shares held by such Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Participant.
2. Effective Date. The effective date of this Plan shall be July 18, 2025.
3. Procedure for Participation. Any Stockholder who has received (i) a private placement memorandum with respect to the Private Placement (a “Memorandum”) or (ii) the Company’s prospectus (as amended and/or supplemented from time to time, the “Prospectus”), as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), with respect to the Public Offering, will automatically become a Participant unless they elect not to become a Participant by noting such election on their subscription agreement; provided, however, that any Stockholder who (a) participates in the Public Offering and resides in a state or jurisdiction that requires affirmative enrollment in the Plan, as described in the Prospectus or (b) or is a client of a participating broker-dealer that requires affirmative enrollment in the Plan will only become a Participant if they elect to become a Participant by noting such election on their subscription agreement. If any Stockholder initially elects not to be a Participant, they may later become a Participant by subsequently completing and executing an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager for the Offering or any soliciting dealer participating in the distribution of Shares for the Offering. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.
4. Suitability. Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth, investment concentration, status as an “accredited investor” as defined by Regulation D of the Securities Act (solely with respect to purchasers in a Private Placement) or other investment suitability standards imposed by such Participant’s state of residence and set forth in the Company’s Memorandum or the most recent Prospectus. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Company’s sponsor, or any other person selling Shares on behalf of the Company to the Participant, to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.
5. Purchase of Shares.
A. Participants will acquire Shares from the Company (including Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed)) under the Plan at a price equal to the most recently disclosed transaction price per Share applicable to the class of Shares held by the Participant on the date that the Distribution is payable (calculated as of the most recent month end). No upfront selling commissions will be payable with respect to Shares purchased pursuant to the Plan, but such Shares will be subject to ongoing
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stockholder servicing fees. Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares and such Participant’s participation in the Plan will be terminated to the extent that a reinvestment of such Participant’s Distributions in Shares would cause the percentage ownership or other limitations contained in the Charter to be violated.
B. Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) Shares that will be issued by the Company in a Private Placement pursuant to an applicable exemption from registration under the Securities Act or (ii) Shares that will be registered with the SEC in connection with the Public Offering.
6. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.
7. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding Shares.
8. Reports. On a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the quarter; (ii) the number and class of Shares purchased pursuant to the Plan during the quarter; (iii) the per share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the Plan. On an annual basis, tax information with respect to income earned on Shares under the Plan for the calendar year will be provided to each applicable participant.
9. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering 10 business days’ prior written notice to the Company. This notice must be received by the Company prior to the last day of a quarter in order for a Participant’s termination to be effective for such quarter (i.e., a timely termination notice will be effective as of the last day of a quarter in which it is timely received and will not affect participation in the Plan for any prior quarter). Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant requests that the Company repurchase all or any portion of the Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares for which repurchase was requested but that were not repurchased will be terminated. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect the whole number of Shares in such Participant’s account and provide a check for the cash value of any fractional Share in such account. Upon termination of Plan participation for any reason, future Distributions will be distributed to the Stockholder in cash.
10. Amendment, Suspension or Termination by the Company. The Board of Directors may by majority vote amend any aspect of the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 business days prior to the effective date of that amendment. The Board of Directors may by majority vote suspend or terminate the Plan for any reason upon 10 business days’ written notice to the Participants.
11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.
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APPENDIX B: FORM OF SUBSCRIPTION AGREEMENT

Subscription Agreement for Shares of Blackstone Real Estate Income Trust, Inc.

1.Your Investment
A.Investment Information
Investment Amount $
B.Investment Method
☐	By Mail: Please make checks payable to BLACKSTONE REAL ESTATE INCOME TRUST and attach to this agreement.[1]
☐	By Wire: Please wire funds according to the instructions below. Name: SS&C GIDS Inc. AS AGENT FOR BLACKSTONE REAL ESTATE INCOME TRUST Bank Name: State Street Bank and Trust ABA: 011000028 DDA: 9900-145-5
☐	Broker-Dealer / Financial Advisor will make payment on your behalf

C.Share Class Selection
☐	Share Class T-2	☐	Share Class S-2	☐	Share Class D-2[2]	☐	Share Class I2
	(The minimum investment is $2,500)		(The minimum investment is $2,500)		(The minimum investment is $2,500)		(The minimum investment is $1,000,000 (unless waived))
☐	Select to Purchase Net of Selling Commission

2.Ownership Type (Select Only One)
A.Taxable Accounts Type		B.Non-Taxable Accounts Type
Brokerage Account Number		Custodian Account Number
☐	Individual or Joint Tenant with Rights of Survivorship	☐	IRA (Custodian Signature Required)
	☐ Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See section 3C)	☐	Roth IRA (Custodian Signature Required)
		☐	SEP IRA (Custodian Signature Required)
☐	Tenants in Common	☐	Simple IRA (Custodian Signature Required)
☐	Community Property	☐	Pension Plan or PSP
☐	Uniform Gift / Transfer to Minors	☐	Other
State of
☐	Trust (Include Certification of Investment Powers Form or First and Last Page of Trust Documents)	C.Custodian Information (To Be Completed by Custodian)
☐	Corporation / Partnership / Other (Corporate Resolution or Partnership Agreement Required)	Custodian Name
1 Cash, cashier’s checks / official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.
2 Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented.

D.Entity Name (Retirement Plan / Trust / Corporation / Partnership / Other)
Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B.

Entity Name

Tax ID Number	Date of Trust	Exemptions (See Form W-9 instructions at www.irs.gov)

Entity Address	City	State	Zip Code

Entity Type (Select one. Required)
☐	Retirement Plan	☐	Trust / Estate	Exempt payee code (if any)
☐	S Corporation	☐	C Corporation	Exemption from FATCA reporting code (if any)
☐	Sole Proprietor / Single-Member LLC	☐	Partnership	(Required)
☐	LLC (Enter the tax classification (C = Corporation, S = S Corporation, P = Partnership))			Jurisdiction (if Non-U.S.) (Attach a completed applicable Form W-8)
☐	Other
Note: Check the “LLC” box above and, in the entry space enter the appropriate code (C, S, or P) for the tax classification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check the appropriate box for the tax classification of its owner. (See Form W-9 instructions at www.irs.gov).

☐
If you checked “Partnership” or “Trust / Estate”, or checked “LLC” and entered “P” check this box if you have any foreign partners, owners, or beneficiaries. (See Form W-9 instructions at www.irs.gov).

3.Investor Information
A.Investor Name (Investor / Trustee / Executor / Authorized Signatory Information)
Residential street address MUST be provided. See section 4 if mailing address is different than residential street address

First Name			(MI)	Last Name

Social Security Number / Tax ID			Date of Birth	Daytime Phone Number

Residential Street Address			City	State	Zip Code

Email Address
If you are a non-U.S. citizen, please specify your country of citizenship (Required):
☐	Resident Alien	☐	Non-Resident Alien
			(Attach a completed Form W-8BEN, Rev. Oct 2021)	Country of Citizenship

Please specify if you are a Blackstone employee / officer / director / affiliate (Required):
☐	Blackstone Employee	☐	BREIT Officer or Director	☐	Blackstone Affiliate
☐	Immediate Family Member of BREIT Officer or Director			☐	Not Applicable

B.Co-Investor Name (Co-Investor / Co-Trustee / Co-Authorized Signatory Information, if applicable)

First Name			(MI)	Last Name

Social Security Number / Tax ID			Date of Birth	Daytime Phone Number

Residential Street Address			City	State	Zip Code

Email Address

If you are a non-U.S. citizen, please specify your country of citizenship (Required):
☐	Resident Alien	☐	Non-Resident Alien
			(Attach a completed Form W-8BEN, Rev. Oct 2021)	Country of Citizenship

Please specify if you are a Blackstone employee / officer / director / affiliate (Required):
☐	Blackstone Employee	☐	BREIT Officer or Director	☐	Blackstone Affiliate
☐	Immediate Family Member of BREIT Officer or Director			☐	Not Applicable

C.Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Not available for Louisiana residents. Beneficiary date of birth required. Whole percentages only; must equal 100%.)

					☐	Primary
First Name	(MI)	Last Name	SSN	Date of Birth	☐	Secondary	%
					☐	Primary
First Name	(MI)	Last Name	SSN	Date of Birth	☐	Secondary	%
					☐	Primary
First Name	(MI)	Last Name	SSN	Date of Birth	☐	Secondary	%
					☐	Primary
First Name	(MI)	Last Name	SSN	Date of Birth	☐	Secondary	%

Custodian / Guardian for a minor Beneficiary (Required):

4.Contact Information (If Different Than Provided in Section 3A)

Email Address

Mailing Address	City	State	Zip Code

5.Select How You Want to Receive Your Distributions (Please Read Entire Section and Select Only One)
You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, VERMONT OR WASHINGTON.

☐
If you ARE a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts,
Nebraska, North Carolina, Ohio, Oregon, Tennessee, Vermont or Washington, you are not automatically enrolled in the Distribution Reinvestment Plan; please check here if you wish to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan. If you are a resident of New Jersey, please review the remainder of this section.

☐
If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan; please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan.

ONLY complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.

A.	☐	Check mailed to street address in 3A (only available for non-custodial investors).
B.	☐	Check mailed to secondary address in 3B (only available for non-custodial investors).
C.	☐	Direct Deposit (only available for non-custodial investors). PLEASE ATTACH A PRE-VOIDED CHECK
D.	☐	Check mailed to Third Party Financial Institution (complete section below)
I authorize Blackstone Real Estate Income Trust, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Blackstone Real Estate Income Trust, Inc. in writing to cancel it. In the event that Blackstone Real Estate Income Trust, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State	Zip Code

Your Bank’s ABA Routing Number		Your Bank Account Number

☐
New Jersey Election
If you are a resident of New Jersey, you are not automatically enrolled in the Distribution Reinvestment Plan; please check here if you wish to enroll in the Distribution Reinvestment Plan.

6.Broker‐Dealer / Financial Advisor Information (Required Information. All Fields Must Be Completed)
The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker-Dealer	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Financial Advisor Number	Branch Number	Telephone Number

Email Address		Fax Number

Operations Contact Name		Operations Contact Email Address
Please note that unless previously agreed to in writing by Blackstone Real Estate Income Trust, Inc., all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, section 6 must be completed.
The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.
If you do not have another broker-dealer or other financial intermediary introducing you to Blackstone Real Estate Income Trust, Inc., then Blackstone Securities Partners L.P. (BSP) may be deemed to act as your broker of record in connection with any investment in Blackstone Real Estate Income Trust, Inc. BSP is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If BSP is your broker of record, then your Shares will be held in your name on the books of Blackstone Real Estate Income Trust, Inc. BSP will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the Shares, contact your broker or other financial intermediary.

x			x
	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker-Dealer)	Date

7.Electronic Delivery Form (Optional)
Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Blackstone Real Estate Income Trust, Inc. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.
We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.
You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.
By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

Initial for consent to electronic delivery

Email Address If blank, the email provided in section 4 or section 3A will be used.

8.Subscriber Signatures
Blackstone Real Estate Income Trust, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish and/or maintain the account. Required information includes name, date of birth, permanent residential address and social security / taxpayer identification number. We may also ask to see other identifying documents. If (i) you do not provide the information, (ii) we are unable to confirm that this information is true and correct, including, without limitation, verification of your identity (or that of another person(s) authorized to act on your behalf), or (iii) we believe we have identified potential criminal activity, in each case, we reserve the right to take action as we deem appropriate which may include not opening your account or closing your account and repurchasing your shares under the Share Repurchase Plan.
Please separately initial each of the representations below. A power of attorney to make representations on behalf of an investor can only be granted for fiduciary accounts; if applicable, by signing the Subscription Agreement you represent and warrant that you have the requisite authority. In order to induce Blackstone Real Estate Income Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

8.a.    Please note: all items in section 8.a. must be read and initialed

	Primary Investor Initials	Co- Investor Initials

I have received a copy of the Final Prospectus.

I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

In addition to the general suitability requirements described in the representation above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS”.

I am (i) an entity that was formed for the purpose of purchasing Shares, in which each individual that owns an interest in such entity meets the general suitability requirements described above OR (ii) I am an individual or entity not formed for such purpose.

I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

I acknowledge that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus.

I am purchasing the Shares for my own account.

I understand that the transaction price per Share at which my investment will be executed will be made available at www.breit.com and in a prospectus supplement filed with the SEC, available at www.sec.gov.

I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase Shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Blackstone Real Estate Income Trust, Inc.’s toll-free, automated telephone line, 844-702-1299.

8.b.    If you live in any of the following states, please read the following section 8.b. carefully: Alabama, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, Puerto Rico, Tennessee and Vermont.

	Primary Investor Initials	Co- Investor Initials

If I am an Alabama resident, my investment in Blackstone Real Estate Income Trust, Inc. and its affiliates may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

If I am an Idaho resident, I have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) does not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

If I am a Kansas resident, I understand that the Securities Commissioner of Kansas recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

If I am a Kentucky resident, my investment in Blackstone Real Estate Income Trust, Inc. and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

If I am a Massachusetts resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. In addition, the total investment in Blackstone Real Estate Income Trust, Inc., its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth. For purposes of the Massachusetts suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

If I am a Missouri resident, in addition to the suitability standards set forth above, no more than 10% of my liquid net worth shall be invested in Blackstone Real Estate Income Trust, Inc.

If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs may not exceed 10% of my net worth.

	Primary Investor Initials	Co- Investor Initials

If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my total investment in Blackstone Real Estate Income Trust, Inc., its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. New Jersey investors are advised that the Class T-2, Class S-2, and Class D-2 shares may be subject to transaction or other fees charged by certain financial intermediaries. Such fees include upfront selling commissions as a percentage of the transaction price of up to (i) 3.0% for Class T-2 shares, (ii) 3.5% for Class S-2 shares, and (iii) 1.5% for Class D-2 shares. The Class T-2 shares are also subject to upfront dealer manager fees of 0.5% of the transaction price of the Class T-2 shares. The Class T-2, Class S-2 and Class D-2 shares are subject to ongoing stockholder servicing fees in an annual amount equal to a percentage of the aggregate NAV of the outstanding shares per class of up to (i) 0.85% for the Class T-2 and Class S-2 shares and (ii) 0.25% for the Class D-2. These upfront commissions and fees will cause the per share purchase price to be greater than the initial per share NAV that will be reflected on an account statement and will reduce the amount of the purchase price that is available for investment and other capital needs. The stockholder servicing fees will reduce the NAV or distributions for the Class T-2, S-2 and D-2 shares relative to classes which do not pay a stockholder servicing fee or pay a reduced stockholder servicing fee.

If I am a New Mexico resident, and I do not meet the definition of “accredited investor” as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, I must limit my investment in Blackstone Real Estate Income Trust, Inc., its affiliates and other non-traded real estate investment trusts to 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

If I am a North Dakota resident, I have a net worth of at least 10 times my investment in Blackstone Real Estate Income Trust, Inc.

If I am an Ohio resident, my investment in Blackstone Real Estate Income Trust, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes,"liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities.The condition also does not apply to purchasers who meet the definition of an accredited investor as defined in rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.

If I am an Oregon resident, and I am not an accredited investor, I may not invest more than 10% of my liquid net worth in Blackstone Real Estate Income Trust, Inc. For these purposes, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings, and automobiles) minus total liabilities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph.

If I am a Pennsylvania resident, my investment in Blackstone Real Estate Income Trust, Inc. may not exceed 10% of my net worth (exclusive of home, home furnishings, and automobiles).

If I am a Puerto Rico resident, my investment in Blackstone Real Estate Income Trust, Inc., its affiliates, and other non-traded REITs, may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

Primary Investor Initials	Co- Investor Initials
If I am a Tennessee resident, who is not an "accredited investor" as defined in 17 C.F.R. § 230.501, my investment in Blackstone Real Estate Income Trust, Inc. may not be more than 10% of my net worth.

If I am a Vermont resident, and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

For purposes of determining whether you satisfy the standards above, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
For purposes of the acknowledgments above, an affiliate of Blackstone Real Estate Income Trust, Inc. shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Blackstone Real Estate Income Trust, Inc.; (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Blackstone Real Estate Income Trust, Inc.; (iii) any person or entity directly or indirectly controlling, controlled by or under common control with Blackstone Real Estate Income Trust, Inc., including any partnership in which Blackstone Real Estate Income Trust, Inc. is a general partner; and (iv) any executive officer, director, trustee or general partner of Blackstone Real Estate Income Trust, Inc. In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.
If you do not have another broker-dealer or other financial intermediary introducing you to Blackstone Real Estate Income Trust, Inc., then Blackstone Securities Partners L.P. (BSP) may be deemed to be acting as your broker-dealer of record in connection with any investment in Blackstone Real Estate Income Trust, Inc. For important information in this respect, see section 6 above. I declare that the information supplied above is true and correct and may be relied upon by Blackstone Real Estate Income Trust, Inc. I acknowledge that the Broker-Dealer / Financial Advisor (Broker-Dealer / Financial Advisor of record) indicated in section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of Shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer / Financial Advisor of record at any time by contacting Blackstone Real Estate Income Trust, Inc. at the number indicated below. Further, by signing below, you acknowledge that BREIT and BSP have not acted in a fiduciary capacity under the Employee Retirement Income Security Act of 1974 to you or your Financial Advisor, and any communications made by either BREIT or BSP are not intended to be, and should not be considered as, impartial investment advice. Please consult your Financial Advisor if you have had any changes that might affect your ability to meet the applicable suitability requirements.
SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (Required for U.S. investors):
Under penalties of perjury, I certify that:
1.The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3.I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
4.The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

x			x
	Signature of Investor	Date		Signature of Co-Investor or Custodian (If applicable)	Date
MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY

9.Miscellaneous
If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Blackstone Real Estate Income Trust, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in section 8 above, they are asked to promptly notify Blackstone Real Estate Income Trust, Inc. and the Broker-Dealer in writing. The Broker-Dealer may notify Blackstone Real Estate Income Trust, Inc. if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in section 8 above, and Blackstone Real Estate Income Trust, Inc. may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan. Class T-2, S-2, and D-2 Common Shares shall convert to Class I Common Shares upon certain events as set forth in the Prospectus and the Company’s charter, including, but not limited to, when total Selling Commissions and Class 2 Stockholder Servicing Fees (as such terms are defined in the Company’s charter) paid with respect to such Shares would be equal to or exceed, in the aggregate, the limit, if any, set forth in the applicable agreement between the dealer manager and a participating broker-dealer with respect to that broker-dealer’s clients at the time such shares were issued.
No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.
All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Blackstone Real Estate Income Trust, Inc.
Return the completed Subscription Agreement to:
SS&C GIDS, Inc.
PO Box 219349
Kansas City, MO 64121-9349
Overnight Address:
SS&C GIDS, Inc.
801 Pennsylvania Ave. Suite 219349
Kansas City, MO 64105
Blackstone Real Estate Income Trust, Inc. Investor Relations: 844-702-1299

APPENDIX C: INVESTOR DATA PRIVACY NOTICE
Investor Data Privacy Notice
Why are you seeing this notice?
•You may need to provide Personal Data to us as part of your investment into a fund or other investment vehicle (as applicable, the Fund) managed or advised by investment advisers or management companies that are subsidiaries of Blackstone Inc. or its affiliates (and, where applicable, the general partner of the relevant Fund) (collectively, Blackstone).
•We want you to understand how and why we use, store and otherwise process your Personal Data when you deal with us or our relevant affiliates (including under applicable data protection laws). If this notice (the Data Privacy Notice) has been made available to you, you may have certain rights with respect to your Personal Data under applicable data protection laws (including as described in this Data Privacy Notice).
•“Personal Data” has the meaning given to it under data protection laws that apply to our processing of your personal information, and includes any information relating to an identified or identifiable individual (such as name, address, date of birth, personal identification numbers, sensitive personal information, and economic information).
•We ask that investors promptly provide the information contained in this Data Privacy Notice to any individuals whose Personal Data they provide to the Fund or its affiliates in connection with ‘know your client’/anti-money laundering requests or otherwise.
Please read the information below carefully. It explains how and why Personal Data is processed by us.
Who is providing this notice?
Blackstone is committed to protecting and respecting your privacy. Blackstone is a global financial services firm with offices, branches, operations and entities globally, including as described at this link: https://privacy.blackstone.com/visitors-online-privacy-notice/#appendixA
•For transparency, the Blackstone entities on whose behalf this privacy statement is made are: (i) the Fund; and (ii) where applicable, the Blackstone general partner, manager and/or investment adviser of the relevant Fund, in each case, with which you contract, transact or otherwise share Personal Data (together, the Fund Parties).
•Where we use the terms “we”, “us” and “our” in this Data Privacy Notice, we are referring to the Fund and the Fund Parties.
•Please consult your subscription documents, private placement memorandum or other offering documentation provided to you by or on behalf of the Fund Parties which will further specify the entities and contact details of the Fund Parties relevant to our relationship with you.
•We welcome investors and their representatives to contact us if they have any queries with respect to the Fund Parties (in particular, which Fund Parties are relevant to their relationship with Blackstone). If you have any queries, please see the ‘Contact Us’ section.
When you provide us with your Personal Data, each Fund Party that decides how and why Personal Data is processed acts as a “data controller”. In simple terms, this means that the Fund Party makes certain decisions on how to use and protect your Personal Data – but only to the extent that we have informed you about the use or are otherwise permitted by law.
Where your Personal Data is processed by an entity controlled by, or under common control with, the Blackstone entity/ies managing a Fund for its own purposes, this entity will also be a data controller.

What personal data do we collect about you?
The types of Personal Data that we collect and share depends on the product or service you have with us and the nature of your investment. The Personal Data we collect about you may include:
•Contact information, such as name, e-mail and postal address, and phone number;
•Demographic information, such as date and country of birth, gender, country of residence, nationality, and citizenship;
•Government-issued identification numbers provided in connection with a subscription to Funds, such as Social Security number, driver’s license number, passport number, national identification number, and tax identification number;
•Professional or employment-related information, such as the name of your employer or the organization you represent and your position;
•Financial information, such as information related to your transactions with us or others, bank account details (e.g., account and routing number), financial account history, information concerning the source of funds used for investments, and details regarding your investment history (e.g., types and amounts of investments) assets, income, and financial returns and positions;
•Investment preferences;
•Information related to background checks (e.g., “know your client”, anti-money laundering and sanctions checks) and any information related to applicable restrictions on your investments, such as political exposure or sanctions;
•Information collected in the context of monitoring and surveillance where permitted or required by applicable law, including recordings of telephone and video calls and CCTV; and
•Other information you or the organization you represent choose to provide, such as through eligibility questionnaires and ongoing investor relations communications.
We may combine Personal Data that you provide to us with Personal Data that we collect from you, or about you from other sources, in some circumstances. This will include Personal Data collected in an online or offline context.

Where do we obtain your personal data?
We collect Personal Data about you from a number of sources, including:

What	How

Personal Data that you give us
•From the forms and any associated documentation that you complete when subscribing for an investment, shares, interests, and/or opening an account with us. This can include information about your name, address, date of birth, passport details or other national identifier, driving license, your national insurance or Social Security number and income, employment information and details about your investment or retirement portfolio(s), and financial-related data (such as returns and financial positions)
•When you provide it to us in correspondence and conversations, including electronic communications such as e-mail and telephone calls
•When you make transactions with respect to the Fund
•When you interact with our online platforms and websites (such as bxaccess.com)
•When you purchase securities from us and/or tell us where to send money
•From cookies, web beacons, and similar interactions when you or your devices access our sites
•When we need to identify you and/or complete necessary security checks, where you visit one of our buildings or attend meetings. This can include form of ID, and your image for CCTV purposes.

Personal Data that we obtain from others
We obtain Personal Data from:
•Publicly available and accessible directories and sources
•Bankruptcy registers
•Tax authorities, including those that are based outside the territory in which you are located or domiciled, including the Cayman Islands, the United Kingdom (UK) and the European Economic Area (EEA), if you are subject to tax in another jurisdiction
•Governmental and competent regulatory authorities to whom we have regulatory obligations
•Credit agencies
•Fraud prevention and detection agencies / organizations
•Transaction counterparties

Why do we process your personal data?
We may process your Personal Data for the following reasons:

Why	How

Contract
It is necessary to perform our contract with you to:
•Administer, manage and set up your investor account(s) to allow you to purchase your holding (of shares or interests) in our Funds
•Meet the resulting contractual obligations we have to you
•Facilitate the continuation or termination of the contractual relationship between you and the Fund
•Facilitate the transfer of funds, and administering and facilitating any other transaction, between you and the Fund

Why	How
Compliance with law
It is necessary for compliance with an applicable legal or regulatory obligation to which we are subject, in order to:
•Undertake our client and investor due diligence, and on-boarding checks
•Carry out verification, “know your client,” terrorist financing, sanctions, and anti-money laundering checks
•Verify the identity and addresses of our investors (and, if applicable, their beneficial owners)
•Comply with requests from regulatory, governmental, tax and law enforcement authorities
•Carry out surveillance and investigations
•Carry out audit checks
•Maintain statutory registers
•Prevent and detect fraud
•Comply with sanctions requirements

Why	How

Legitimate Interests
For our legitimate interests or those of a third party (such as a transaction counterparty or lender) to:
•Manage and administer your holding in any Funds in which you are invested, and any related accounts on an ongoing basis
•Assess and process any applications or requests made by you
•Open, maintain or close accounts in connection with your investment in, or withdrawal from, the Fund scheme
•Send updates, information and notices or otherwise correspond with you in connection with your investment in the Fund scheme
•Address or investigate any complaints, claims, proceedings or disputes
•Provide you with, and inform you about, our investment products and services
•Monitor and improve our relationships with investors
•Comply with applicable prudential and regulatory obligations, including anti-money laundering, sanctions and “know your client” checks
•Assist our transaction counterparties to comply with their regulatory and legal obligations (including anti-money laundering, “know your client”, terrorist financing, and sanctions checks)
•Manage our risk and operations
•Comply with our accounting and tax-reporting requirements
•Comply with our audit requirements
•Assist with internal compliance with our policies and processes
•Ensure appropriate group management and governance
•Keep our internal records
•Prepare reports on incidents/accidents
•Protect our business against fraud, breach of confidence, theft of proprietary materials, and other financial or business crimes (to the extent that this is not required of us by law)
•Analyze and manage commercial risks
•Seek professional advice, including legal advice
•Enable any actual or proposed assignee or transferee, participant or sub-participant of the partnership’s or Fund vehicles’ rights or obligations to evaluate proposed transactions
•Facilitate business asset transactions involving the Fund partnership or Fund-related vehicles
•Monitor communications to/from us using our systems
•Protect the security and integrity of our information technology systems
•Protect the security and safety of our buildings and locations where we operate
•Operate, run and schedule online meetings, webinars and conferences (for example, using Zoom and other online meeting platforms)
•Manage our financing arrangements with our financiers and financing transaction counterparties, including payment providers, intermediaries, and correspondent/agent banks
•Monitor the operation of Fund distribution platforms, where these are operated by third parties or service providers
We only rely on these interests where we have considered that, on balance, the legitimate interests are not overridden by your interests, fundamental rights or freedoms.

Monitoring as described in ‘Legitimate Interests’ above
We monitor communications where the law requires us to do so. We will also monitor where we are required to do so to comply with regulatory rules and practices and, where we are permitted to do so, to protect our business and the security of our systems.

Who we share your personal data With
We may share your Personal Data as follows:

Who	Why

Fund Associates
We share your Personal Data with our associates, related parties and members of our group. This is:
•To manage our relationship with you
•For the legitimate interests of a third party in carrying out anti-money laundering, ‘know your client’, and other compliance checks required of them under applicable laws and regulations
•For the purposes set out in this Data Privacy Notice

Fund Managers, Depositories, Administrators, Custodians, Distributors, Investment Advisers
•Delivering the services you require
•Managing your investment
•Supporting and administering investment-related activities
•Complying with applicable investment, anti-money laundering and other laws and regulations

Tax Authorities
•To comply with applicable laws and regulations
•Where required or requested by tax authorities in the territory in which you are located or domiciled (in particular, Cayman Island or UK/EEA tax authorities) who, in turn, may share your Personal Data with foreign tax authorities
•Where required or requested by foreign tax authorities, including outside of the territory in which you are located or domiciled (including outside the Cayman Islands or UK/EEA)

Service Providers
•Delivering and facilitating the services needed to support our business relationship with you (including cloud services)
•Supporting and administering investment-related activities
•Where disclosure to the service provider is considered necessary to support Blackstone with the purposes described in section 5 of this Data Privacy Notice

Financing Counterparties, Lenders, Correspondent and Agent Banks
•Assisting these transaction counterparties with regulatory checks, such as ‘know your client’, and anti-money laundering procedures
•Sourcing credit for Fund-related entities in the course of our transactions and fund life cycles

Our Lawyers, Auditors and other Professional Advisers	•Providing you with investment-related services •To comply with applicable legal and regulatory requirements •Supporting Blackstone with the purposes described in section 5 of this Data Privacy Notice
In exceptional circumstances, we will share your Personal Data with:
•Competent regulatory, prosecuting and other governmental agencies or litigation counterparties, in a country or territory; and
•Other organizations and agencies – where we are required to do so by law.
Do you have to provide us with this personal data?
Where we collect Personal Data from you, we will indicate if:
•Provision of the Personal Data is necessary for our compliance with a legal obligation; or
•It is purely voluntary and there are no implications for you if you do not wish to provide us with it.

Unless otherwise indicated, you should assume that we require the Personal Data for business and/or compliance purposes.
Some of the Personal Data that we request is necessary for us to perform our contract with you and if you do not wish to provide us with this Personal Data, it will affect our ability to provide our services to you and manage your investment.
Sending your personal data internationally
We may transfer your Personal Data between different countries to recipients in countries other than the country in which the information was originally collected (including to our affiliates and group members, members of the Fund’s partnership, transaction counterparties, and third-party service providers). Where you are based in the UK, the EU, or another country which imposes data transfer restrictions outside of its territory, this includes transfers outside of the UK and the European Economic Area (“EEA”) or that geographical area, to those countries in which our affiliates, group members, service providers and business partners operate. Those countries may not have the same data protection laws as the country in which you initially provided the information.
Where we transfer Personal Data outside of the UK, the EEA, or other territories subject to data transfer restrictions to other members of our group, our service providers or another third party recipient, we will ensure that our arrangements with them are governed by data transfer agreements or appropriate safeguards, designed to ensure that your Personal Data is protected as required under applicable data protection law (including, where appropriate, under an agreement on terms approved for this purpose by the European Commission or by obtaining your consent).
Please contact us if you would like to know more about these agreements or receive a copy of them. Please see the ‘Contact Us’ section for details.
Consent – and your right to withdraw it
Except as may otherwise be required by local law, we do not generally rely on obtaining your consent to process your Personal Data. In particular, we do not generally rely on obtaining your consent where our processing of your Personal Data is subject only to the data protection laws of the UK/EEA (in these circumstances we will usually rely on another legal basis more appropriate in the circumstances, including those set out in “Why do we process your Personal Data?” above). If we do rely on consent for processing of your Personal Data, you have the right to withdraw this consent at any time. Please contact us or send us an e-mail at PrivacyQueries@Blackstone.com at any time if you wish to do so.
Where required by applicable law, we will obtain your consent for the processing of your Personal Data for direct marketing purposes. If you do receive direct marketing communications from us (for example, by post, e-mail, fax or telephone), you may opt-out by clicking the link in the relevant communication, completing the forms provided to you (where relevant), or by contacting us (see the ‘Contact Us’ section for details).
Retention and deletion of your personal data
We keep your Personal Data for as long as it is required by us for our legitimate business purposes, to perform our contractual obligations or, where longer, such longer period as is required or permitted by law or regulatory obligations which apply to us. We will generally:
•Retain Personal Data about you throughout the life cycle of any investment you are involved in; and
•Retain some Personal Data after your relationship with us ends.
As a general principle, we do not retain your Personal Data for longer than we need it.
We will usually delete your Personal Data (at the latest) after you cease to be an investor in any fund and there is no longer any legal / regulatory requirement, or business purpose, for retaining your Personal Data.

Your rights
You may, subject to certain limitations, have data protection rights depending on the data protection laws that apply to our processing of your Personal Data, including the right to:
•Access your Personal Data
•Restrict the use of your Personal Data in certain circumstances
•Have incomplete or inaccurate Personal Data corrected
•Ask us to stop processing your Personal Data
•Require us to delete your Personal Data in some limited circumstances
You also have the right in some circumstances to request us to “port” your Personal Data in a portable, re-usable format to other organizations (where this is possible).
We review and verify requests to protect your Personal Data, and will action data protection requests fairly and in accordance with applicable data protection laws and principles.
If you wish to exercise any of these rights, please see the ‘Contact Us’ section for details.
Concerns or queries
We take your concerns very seriously. We encourage you to bring to our attention any concerns you have about our processing of your Personal Data. This Data Privacy Notice was drafted with simplicity and clarity in mind. We are, of course, happy to provide any further information or explanation needed. Please see the ‘Contact Us’ section for details.
Please also contact us via any of the contact methods listed below if you have a disability and require an alternative format of this Data Privacy Notice.
If you want to make a complaint, you can also contact the body regulating data protection in your country, where you live or work, or the location where the data protection issue arose. In particular:

Country	Supervisory Authority

Cayman Islands	Cayman Islands Ombudsman (available at: https://ombudsman.ky)

European Union	A list of the EU data protection authorities and contact details is available by clicking this link: http://ec.europa.eu/newsroom/article29/item-detail.cfm?item_id=612080

United Kingdom	Information Commissioner’s Office (available at: https://ico.org.uk/global/contact-us/)
Contact Us
Please contact us if you have any questions about this Data Privacy Notice or the Personal Data we hold about you.
Contact us by e-mail or access our web form by e-mailing PrivacyQueries@Blackstone.com.
Contact us in writing using this address:

Address
For EU/UK related queries:	40 Berkeley Square, London, W1J 5AL, United Kingdom
All other queries:	345 Park Avenue, New York, NY 10154

A list of country-specific addresses and contacts for locations where we operate is available at www.blackstone.com/privacy/online-privacy-notice/#appendixA.
Changes to this data privacy notice
We keep this Data Privacy Notice under regular review. Please check regularly for any updates at our investor portal (www.bxaccess.com).

Blackstone Real Estate Income Trust, Inc.
Maximum Offering of $60,000,000,000
Common Stock

Prospectus

   August 5, 2025
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Blackstone Real Estate Income Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.